As filed with the United States Securities and Exchange Commission on December 6, 2013

Registration No. 333-191460

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Trinseo Materials Operating S.C.A.	Trinseo Materials Finance, Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Luxembourg	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

2821	2821
(Primary Standard Industrial Classification Code Number)	(Primary Standard Industrial Classification Code Number)

98-0663708	46-2429861
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

1000 Chesterbrook Boulevard, Suite 300

Berwyn, Pennsylvania 19312

(610) 240-3200

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Curtis S. Shaw

Executive Vice President, General Counsel and Corporate Secretary

1000 Chesterbrook Boulevard, Suite 300

Berwyn, Pennsylvania 19312

(610) 240-3200

(Address, including zip code, and telephone number, including area code, of registrants’ agent for service of process)

and the Guarantors identified in Table of Additional Registrant Guarantors below

Ronald L. Francis, Jr.

Nicholas A. Bonarrigo

Reed Smith LLP

Reed Smith Centre

225 Fifth Avenue

Pittsburgh, Pennsylvania 15222

412-288-3131

(Copies of all communications, including communications sent to agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee
8.750% Senior Secured Notes due 2019	$1,325,000,000	100%	$1,325,000,000	$180,730(2)
Guarantees of 8.750% Senior Secured Notes due 2019(3)	N/A	N/A	N/A	N/A(4)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) of the Securities Act of 1933.
(2)	Previously paid.
(3)	Certain subsidiaries of Trinseo S.A. guarantee the 8.750% Senior Secured Notes due 2019. See the table below for a complete list of the guarantors.
(4)	Pursuant to Rule 457(n) under the Securities Act, no separate consideration will be received for the Guarantees of the 8.750% Senior Secured Notes due 2019. Therefore, no registration fee is attributed to them.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

The address and telephone number of the principal executive offices of each registrant is 1000 Chesterbrook Boulevard, Suite 300, Berwyn, Pennsylvania 19312, (610) 240-3200. The agent for service of process for each registrant is Curtis S. Shaw, Executive Vice President, General Counsel and Corporate Secretary, 1000 Chesterbrook Boulevard, Suite 300, Berwyn, Pennsylvania 19312, (610) 240-3200.

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Organization	I.R.S. Employer Identification No. (if applicable)
Styron Australia Pty Ltd	Australia	98-0650032
Styron Belgium B.V.B.A.	Belgium	98-0646254
Styron Canada ULC	Canada	N/A
Styron LLC	Delaware	80-0512509
Styron US Holding, Inc.	Delaware	27-2552128
Styron Deutschland GmbH	Germany	98-0647265
Styron Deutschland Anlagengesellschaft mbH	Germany	98-0646376
Styron (Hong Kong) Limited	Hong Kong	98-0664499
Styron Investment Holdings Ireland	Ireland	N/A
Styron Materials Ireland	Ireland	98-0665096
Trinseo S.A.	Luxembourg	N/A
Styron Luxco S.à r.l.	Luxembourg	98-0651660
Styron Holding S.à r.l.	Luxembourg	N/A
Trinseo Materials S.à r.l.	Luxembourg	98-1019768
Styron Finance Luxembourg S.à r.l.	Luxembourg	98-0651660
Styron Netherlands B.V.	Netherlands	98-0646258
Styron Holding B.V.	Netherlands	98-0646256
Styron Singapore Pte. Ltd.	Singapore	98-0646253
Styron Holdings Asia Pte. Ltd.	Singapore	N/A
Styron Sverige AB	Sweden	98-0603119
Styron Europe GmbH	Switzerland	98-0598139
Styron UK Limited	United Kingdom	98-0595816

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell nor a solicitation of an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION—DATED DECEMBER 6, 2013

PROSPECTUS

TRINSEO MATERIALS OPERATING S.C.A.

TRINSEO MATERIALS FINANCE, INC.

OFFER TO EXCHANGE

$1,325,000,000 aggregate principal amount of outstanding

8.750% Senior Secured Notes due 2019 and Related Guarantees

for

$1,325,000,000 aggregate principal amount of

8.750% Senior Secured Notes due 2019 and Related Guarantees

that have been registered under the Securities Act of 1933

We are offering to exchange up to $1,325,000,000 of our outstanding 8.750% Senior Secured Notes due 2019 and certain related guarantees, which were issued on January 29, 2013, which have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) (which we refer to collectively as the “Original Notes”), for an equal aggregate principal amount of our 8.750% Senior Secured Notes due 2019 and certain related guarantees, which have been registered under the Securities Act (which we refer to collectively as the “Exchange Notes”). The terms of the Exchange Notes to be issued in this exchange offer are substantially identical to the terms of the Original Notes, except that provisions relating to transfer restrictions, registration rights and additional interest will not apply to the Exchange Notes. The Exchange Notes will represent the same debt as the Original Notes, and will be issued under the same indenture, as supplemented (which we refer to as the “Indenture”). The Exchange Notes will be guaranteed by the issuers’ direct and indirect parent companies, including Trinseo S.A., Styron Luxco S.à r.l., Styron Holding S.à r.l., Trinseo Materials S.à r.l. and Styron Investment Holdings Ireland, and certain existing and future 100% owned subsidiaries of Trinseo S.A., other than Styron France S.A.S. and Styron Spain S.L. The guarantees of the guarantors are joint and several, full and unconditional, provided that guarantees of the subsidiary Guarantors are subject to customary release provisions. We are offering the Exchange Notes pursuant to a registration rights agreement relating to the Original Notes. We refer to the Original Notes and the Exchange Notes collectively as the “notes.”

Terms of the Exchange Offer

•

This exchange offer expires at 5:00 p.m., New York City time, on , 2013 (such date and time, the “Expiration Date” unless we extend or terminate the exchange offer, in which case the “Expiration Date” will mean the latest time to which we extend the exchange offer).

•	Tenders of outstanding Original Notes may be withdrawn at any time prior to the Expiration Date.

•	The exchange offer is subject to customary conditions that may be waived by us.

•	We will not receive any proceeds from the exchange offer.

•	The exchange of Original Notes for the Exchange Notes will not be a taxable exchange for U.S. federal income tax purposes (see “Certain U.S. Federal Income Tax Considerations”).

•	All Original Notes that are validly tendered and not validly withdrawn prior to the Expiration Date will be exchanged for the Exchange Notes.

•	There is no established trading market for the Original Notes or Exchange Notes and we do not intend to list the Exchange Notes on any securities exchange or automated dealer quotation system.

Each broker-dealer that receives Exchange Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for outstanding Original Notes where such outstanding Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for the period required by the Securities Act, we will make available to any such broker-dealer a prospectus meeting the requirements of the Securities Act, for use in connection with any such resale. See “Plan of Distribution.”

Investing in the Exchange Notes involves a high degree of risk. See “Risk Factors ” beginning on page 26 for a discussion of certain risks that you should consider in connection with participation in the exchange offer.

We are not making an offer to exchange any notes in any jurisdiction where the offer is not permitted.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2013.

You should rely only upon the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. You should assume the information appearing in this prospectus and the documents incorporated by reference herein are accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates.

NOTICE TO NEW HAMPSHIRE RESIDENTS ONLY

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES (“RSA”) WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

NOTICE TO CERTAIN EUROPEAN INVESTORS

Luxembourg. The terms and conditions relating to this prospectus have not been approved by and will not be submitted for approval to the Luxembourg Financial Services Authority (Commission de Surveillance du Secteur Financier) (the “CSSF”) for the purposes of public offering or sale in the Grand Duchy of Luxembourg (“Luxembourg”). Accordingly, the notes may not be offered or sold to the public in Luxembourg, directly or indirectly, and neither this prospectus nor any other circular, prospectus, form of application, advertisement, communication or other material may be distributed, or otherwise made available in or from, or published in, Luxembourg except in circumstances which do not constitute a public offer of securities to the public pursuant to the provisions of the Luxembourg act dated July 10, 2005, as amended from time to time (the “Prospectus Act”), relating to prospectuses for securities and implementing the directive 2003/71/EC of November 4, 2003 on prospectus to be published when securities are offered to the public or admitted to trading (and any amendments thereto, including the amending directive 2010/73/EU of November 24, 2010).

Germany. This exchange offer is not a public offering in the Federal Republic of Germany. The notes may only be offered, sold and acquired in accordance with the provisions of the Securities Prospectus Act of the Federal Republic of Germany (the “Securities Prospectus Act,” Wertpapierprospektgesetz, WpPG), as amended, the Commission Regulation (EC) No. 809/2004 of April 29, 2004, as amended, and any other applicable German law. No application has been made under German law to permit a public offer of notes in the Federal Republic of Germany. This prospectus has not been approved for purposes of a public offering of the notes in Germany, and accordingly, the notes may not be, and are not being, offered, sold or advertised publicly or by public promotion in Germany. The notes will only be available to, and this prospectus and any other offering material in relation to the notes is directed only at, and will be distributed only to, persons who are qualified investors (qualifizierte Anleger) within the meaning of Section 2, No. 6 of the Securities Prospectus Act. Any resale of the notes in Germany may only be made in accordance with the Securities Prospectus Act and other applicable laws.

The Netherlands. The notes may not be offered into the Netherlands unless such offer is made exclusively to qualified investors (as defined in the Dutch Financial Supervision Act (Wet op het financieel toezicht)) and to authorized discretionary asset managers acting for the account of retail investors under a discretionary investment management contract.

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TRADEMARKS, SERVICE MARKS AND COPYRIGHTS

This prospectus includes our trademarks such as TRINSEO™, LOMAX™, TYRIL™, PULSE™, EMERGE™, MAGNUM™, STYRON™, STYRON A-TECH™ and CALIBRE™, which are protected under applicable intellectual property laws and are owned by Trinseo S.A. through its subsidiaries. This prospectus also contains trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

MARKET, RANKING, INDUSTRY DATA AND FORECASTS

We obtained the market, industry and competitive position data throughout this prospectus from our own internal estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable. While we believe that each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. We believe our internal company estimates and research are reliable and the definitions of our market and industry are appropriate. However, neither such research nor these definitions have been verified by any independent source. While we are not aware of any misstatements regarding our market, industry or competitive position data presented or relied on herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. References in this prospectus to our “leading” market positions and similar disclosures are measured based upon production capacity, which our management believes to be the most reliable measure of our market position.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 under the Securities Act, relating to the exchange offer. Following the exchange offer, we will commence filing periodic reports and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement.

This information is available from us without charge to holders of the notes, upon written or oral request. You should address your request to Trinseo Materials Operating S.C.A., c/o Trinseo S.A., 1000 Chesterbrook Boulevard, Suite 300, Berwyn, PA 19312, Attention: Investor Relations. In order to obtain timely delivery of any documents requested from us, requests must be made no later than five (5) business days before the Expiration Date of the exchange offer.

You may read and copy the registration statement, including the attached exhibits, and any reports, statements or other information that we file, at the Public Reference Room of the SEC’s headquarters located at 100 F Street, N.E. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 800-SEC-0330. These SEC filings will also be available to the public from commercial document retrieval services and at the SEC’s internet site (http://www.sec.gov).

We maintain a website at www.trinseo.com. Our website and the information contained on that site, or accessible through that site, are not incorporated into and are not a part of this prospectus.

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CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. Forward looking statements may be identified by the use of words like “expect,” “anticipate,” “intend,” “forecast,” “outlook,” “will,” “may,” “might,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would” or expressions of similar meaning. Forward-looking statements reflect management’s good faith evaluation of information currently available and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Specific factors that may impact performance or other predictions of future actions have, in many but not all cases, been identified in connection with specific forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. We caution you therefore against relying on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include economic, business, competitive, market and regulatory conditions and the following:

•	our substantial level of indebtedness;

•	conditions in the global economy and capital markets;

•	volatility in costs or disruption in the supply of the raw materials utilized for our products;

•	our loss of market share to other producers of styrene-based chemical products or to producers of other products that can be substituted for our products;

•	our compliance with environmental, health and safety laws;

•	changes in laws and regulations applicable to our business;

•

the unknown future impact, including cost, on our business from the Patient Protection and Affordable Care Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Exchange Act, to which we are not currently subject (including, but not limited to, requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)), and the rules to be promulgated thereunder;

•	our continued synergistic relationship with The Dow Chemical Company;

•	losses due to lawsuits arising out of environmental damage or potential injuries associated with exposure to our chemicals;

•	local business risks in different countries in which we operate;

•	our dependence upon key executive management and our inability to attract and retain other qualified management personnel;

•	fluctuations in currency exchange rates;

•	failure of our assumptions and projections to be accurate;

•	hazards associated with chemical manufacturing;

•	our inability to continue technological innovation and successful introduction of new products;

•	our inability to protect our trademarks, patents or other intellectual property rights;

•	system security risk issues that could disrupt our internal operations or information technology services;

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•	fluctuations in global energy markets driving commodity feedstock costs;

•	the loss of customers;

•	seasonality of our business; and

•	other risks described in the “Risk Factors” section of this prospectus.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements as well as other cautionary statements that are made from time to time in our other public communications. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus and the documents to which we refer you. You should read the following summary together with the more detailed information and our historical consolidated financial statements and the related notes included elsewhere in this prospectus.

Unless otherwise indicated or required by context, as used in this prospectus, the term “Trinseo” refers to Trinseo S.A., a public limited liability company (société anonyme) existing under the laws of Luxembourg, and not its subsidiaries. The terms “Company,” “we,” “us” and “our” refer to Trinseo and its consolidated subsidiaries, taken as a combined entity and as required by context, may also include our business as owned by our predecessor Dow (as defined below) for any dates prior to June 17, 2010. The terms “Trinseo Materials Operating S.C.A. and Trinseo Materials Finance, Inc.” and “the Issuers” refer to Trinseo’s indirect subsidiaries, Trinseo Materials Operating S.C.A., a Luxembourg partnership limited by shares incorporated under the laws of Luxembourg, and Trinseo Materials Finance, Inc., a Delaware corporation, and not their subsidiaries. All financial data provided in this prospectus is the financial data of Trinseo and its consolidated subsidiaries unless otherwise indicated.

Prior to our formation, our business was wholly owned by The Dow Chemical Company (“Dow”). On June 17, 2010, we were acquired by investment funds advised or managed by Bain Capital Partners, LLC (collectively, “Bain Capital”). We refer to our acquisition by Bain Capital as the “Acquisition.”

Our Company

We are a leading global materials company engaged in the manufacture and marketing of standard, specialty and customized emulsion polymers and plastics. We believe that we have leading market positions in many of the markets in which we compete and that we have developed these strong market positions due to our technological differentiation, diverse global manufacturing base, long-standing customer relationships, commitment to sustainable solutions and advantaged cost positions. We compete in growing global market segments driven in part by improving living standards in emerging markets and increasing environmental awareness leading to increased demand for higher fuel efficiency and lighter-weight materials. We develop new and improved products and processes that enhance our customers’ sustainability. In addition, we believe our increasing business presence in developing regions such as China, Southeast Asia and Eastern Europe further enhances our prospects.

We develop customized products for global, diversified end markets including coated paper and packaging board, carpet and artificial turf backing, automotive applications including tires, food service packaging, appliances, medical, consumer electronics and construction applications, among others. We have long-standing relationships with a diverse base of global customers, many of whom are leaders in their markets and rely on us for formulation, customization, and compounding expertise. Certain of our customized products typically represent a low portion of finished product production costs, but impart critical functionality contributing to substantial customer loyalty. We partner with our customers to find sustainable solutions for our products. We operate under four segments: Latex, Synthetic Rubber, Styrenics and Engineered Polymers. Our major products include styrene-butadiene latex (“SB latex”), styrene-acrylate latex (“SA latex”), solution styrene-butadiene rubber (“SSBR”), lithium polybutadiene rubber (“Li-PBR”), emulsion styrene-butadiene rubber (“ESBR”), nickel polybutadiene rubber (“Ni-PBR”), polystyrene, acrylonitrile-butadiene-styrene (“ABS”), styrene-acrylonitrile (“SAN”), ignition resistant polystyrene, polycarbonate (“PC”) resins, compounds and blends, and polypropylene compounds.

We are a global business with a diverse revenue mix by geography and significant operations around the world. Our operations in Europe and the Middle East; Asia Pacific (which includes Asia as well as Australia and New Zealand), Latin America (including Mexico) and others; and the United States, generated approximately 61.0%, 26.5%, and 12.5%, respectively, of our net sales for the year ended December 31, 2012 and 60.0%, 27.3%, and 12.7%, respectively, of our net sales for the nine month period ended September 30, 2013. Our production facilities include 35 manufacturing plants (which include a total of 83 production units) at 27 sites in 14 countries, inclusive of joint ventures and contract manufacturers, allowing us to serve our customers on a global basis. Our manufacturing locations include sites in high-growth emerging markets such as China, Indonesia and Brazil. Additionally, we operate a number of R&D facilities globally, including mini plants, development centers and pilot coaters, and we believe these to be critical to our global presence and innovation capabilities.

Segment Overview

We operate four segments under two principal business units. Our Emulsion Polymers business unit includes a Latex segment and a Synthetic Rubber segment. Our Plastics business unit includes a Styrenics segment and an Engineered Polymers segment.

	Emulsion Polymers		Plastics
	Latex	Synthetic Rubber	Styrenics	Engineered Polymers

Major products	• Styrene- butadiene latex (“SB latex”)	• Solution styrene- butadiene rubber (“SSBR”)	• Polystyrene	• Polycarbonate resins (“PC”)

	• Styrene- acrylate latex (“SA latex”)	• Lithium polybutadiene rubber (“Li- PBR”)	• Acrylonitrile- butadiene- styrene (“ABS”)	• Compounds and blends

		• Emulsion styrene- butadiene rubber (“ESBR”)	• Styrene- acrylonitrile (“SAN”)	• Polypropylene compounds

		• Nickel polybutadiene rubber (“Ni- PBR”)	• Ignition resistant polystyrene

	Emulsion Polymers		Plastics
	Latex	Synthetic Rubber	Styrenics	Engineered Polymers

Major end-use market	• Coated paper and packaging board • Carpet and artificial turf backings • Tape saturation • Cement modification • Building products	• Performance tires • Standard tires • Polymer modification • Technical rubber goods	• Appliances • Construction/ sheet • Packaging • Automotive • Consumer electronics • Consumer goods	• Automotive • Consumer electronics • Construction • Electrical and Lighting • Medical • Others (including packaging, consumer goods, appliances and optical media)

Latex Segment

We are a global leader in SB latex, holding a strong market position across the geographies and applications in which we participate, including leading market positions in North America and Europe. We produce SB latex primarily for coated paper used in advertising and magazines, packaging board coatings, carpet and artificial turf backings, as well as a number of performance latex applications.

We believe our development and formulation capabilities contribute to our strong position. Further, we believe our growth prospects in latex are enhanced by our leading position in China, which we believe will contribute a significant portion of global growth in the paper and board market segment over the next decade. We believe our growth prospects could also be enhanced if the recent trends of desirable industry capacity reduction and consolidation, such as the business combinations of the BASF Group and Ciba Holding AG, Omnova Solutions and Eliokem, and Yule Catto & Co plc and PolymerLatex GmbH continued. While the price of one of our principal raw materials, Styrene is still on the rise, the price for Butadiene has gone down significantly. In addition to the advantage gained by the falling Butadiene price, we believe that latex manufacturers who, like us, are offering products made with different chemistries using less expensive raw materials altogether, including vinyl-acetate monomer (“VAM”) based latex and natural binders, may be able to improve their position.

Synthetic Rubber Segment

We are a significant producer of styrene-butadiene and polybutadiene-based rubber products and we have a leading European merchant market position in SSBR. We have very broad synthetic rubber technology and product portfolios in the industry, focusing on specialty products, such as SSBR and Li-PBR, while also producing core products, such as ESBR and Ni-PBR. Our Synthetic Rubber products are extensively used in tires, with additional applications including polymer modification and technical rubber goods. We have strong relationships with most of the top global tire manufacturers and believe we have remained a supplier of choice as a result of our broad rubber portfolio and product customization capabilities.

Our most advanced rubber technology, SSBR, is a critical material for tires with low rolling resistance, which leads to increased fuel efficiency and improved wet-grip, which leads to better traction and safety characteristics (“high-performance tires”). We believe our growth prospects are enhanced by increasing demand for high-performance tires, resulting from European Union (“EU”), Korean and Japanese regulatory reforms that are aimed at improving fuel efficiency and reducing CO2 emissions. Our management estimates that through 2014, demand for SSBR will grow substantially faster than global GDP. We believe global increases in fuel efficiency standards will drive additional demand growth for our SSBR technology. Our newly constructed 50 metric kilotons (“kMT”) capacity expansion at our Schkopau, Germany facility started production on October 1, 2012. Based on management’s assumptions, including projected utilization levels, we currently believe the Schkopau capacity expansion could contribute approximately an additional $30 million of EBITDA to our business in 2013.

Styrenics Segment

Our Styrenics segment includes polystyrene, ABS and SAN products, as well as our internal production and sourcing of styrene monomer, a raw material common in SB latex, synthetic rubber and styrenics products. We are a leading producer of polystyrene and mass ABS (“mABS”). We focus our marketing efforts on applications such as appliances and consumer electronics. Within these applications, we have worked collaboratively with customers to develop more advanced grades of plastics such as our high impact polystyrene (“HIPS”) and mABS products. These products offer superior properties, such as rigidity, insulation and colorability, and, in some cases, an improved environmental footprint versus general purpose polystyrene or emulsion ABS. The Styrenics segment also serves the packaging and construction end-use markets, where we have launched a new general purpose polystyrene (“GPPS”) product for improved performance in foam insulation applications.

We believe our growth prospects in Styrenics are enhanced by periodic trends of industry capacity reduction and consolidation in Europe and North America, such as the completed formation of the Styrolution joint venture combining certain INEOS and BASF assets and the prior acquisition of INEOS Nova by INEOS, as well as INEOS’ most recent asset rationalizations in styrene monomer and polystyrene. We expect further consolidation in certain regions of Asia having numerous producers and low asset utilization, which will create opportunities for us, given our scale and geographic reach. We believe our growth prospects are further enhanced by our established manufacturing footprint in the high economic growth regions of Asia and our focus on attractive end markets where improving living standards drive demand for growing appliances and consumer electronics markets.

Engineered Polymers Segment

We are a leading producer of engineered polymers. Our products are predominantly used in the automotive, consumer electronics, construction, and medical markets. We are focused on differentiated products, which we produce in our polymer and compounds and blends manufacturing facilities located across Europe, Asia, North America and Latin America. We believe that the strategic locations of these facilities combined with close customer collaboration offers us a strategic advantage in serving our customers. We believe many of our PC products and more than half of our compounds and blends products are differentiated, based on their physical properties, performance, aesthetic advantages and value chain management that helps us achieve premium pricing. Our history of innovation has contributed to long-standing relationships with customers who are recognized leaders in their respective end markets. We have established a strong market presence in the global automotive and electronics sector, targeting both component suppliers and final product manufacturers. Our Engineered Polymers segment also compounds and blends our PC and mABS plastics into differentiated products within these sectors, as well as compounds of polypropylene. We have also developed compounds containing post-consumer recycle polymers to answer what we believe is a growing need for some leading customers to include recycled content in their products. We are currently focused on reducing costs in order to improve competitiveness in polycarbonate. However, the market for polycarbonate remains very challenging.

Our Competitive Strengths

We believe we have a number of competitive strengths that differentiate us from our competitors, including:

Leading Market Positions in Attractive Segments and End Markets

We believe that we have leading positions in several of the markets in which we compete, including SB latex, synthetic rubber, mABS products, polystyrene and our engineered polymers products. We attribute our strong market positions to our technological differentiation, diverse global manufacturing base, long-standing customer relationships, superior product and advantaged cost positions. Our strategy is to focus on what we believe are the most attractive segments of the market, where demand is underpinned by global trends driving long-term volume growth. Amongst others, we are focused on the following global trends: improving living standards in emerging markets, fuel efficiency and the increasing use of light-weight materials. We believe that our focus on segments of the market levered to these trends provides us with significant long-term growth opportunities.

Our products serve applications that are affected by improving living standards and increased environmental awareness. For example, our Latex products impart high gloss properties to coated paper that is particularly used in advertising and magazines in emerging markets; our Synthetic Rubber products help to improve fuel efficiency; our Styrenics products and Engineered Polymer products help reduce the weight of vehicles by substituting lighter plastic materials for heavier ones, resulting in improved fuel efficiency.

Technological Advantage and Product Innovation

Most of our materials are critical inputs that significantly impact the functionality, cost to produce and quality of our customers’ products. Many of our products are differentiated by their performance, reliability, customization and value, which are critical factors in our customers’ selection and retention of materials suppliers. For example, our Latex products are critically important to coated paper applications in paper mills that typically have high fixed costs. We believe our technology offers customers a reduced risk of expensive shut-downs, as well as the potential to reduce ongoing total materials costs when SB latex replaces higher cost paper pulp. In addition, we are innovating and developing new and improved products and processes that enhance our customers’ sustainability. Our advanced SSBR technology reduces rolling resistance, resulting in better mileage and fuel efficiency and lower CO2 emissions while at the same time improving the tire’s wet-grip, a measure of braking effectiveness and traction. We believe these are key performance attributes sought by the final customer and also important in meeting European CO2 emissions legislation, which we expect to become a global standard. The plastic parts developed by the Company reduce potential weight per car. Energy usage is substantially reduced by using our plastic in lighting applications. We have a strong track record of continued product innovation, consistently launching improved grades and new products as well as customizing materials for many of our customers.

Diverse Global Reach with Extensive Presence in Emerging Markets

Our production facilities currently include 35 manufacturing plants (which include a total of 83 production units) at 27 sites in 14 countries, inclusive of joint ventures and contract manufacturers. We believe our diverse locations provide us with a competitive advantage in meeting and anticipating the needs of our global and local customers in both well-established and growing markets. We have a strong presence in Asia, where we supply custom formulated latex products for new paper mills, as well as differentiated engineered polymers, synthetic rubber, and other products.

Long-Standing, Collaborative Customer Relationships

We have long-standing relationships with a diverse base of customers, many of which are well known industry leaders in their respective markets. We have had relationships with many of our customers for 20 years or more, helping them to develop and commercialize multiple generations of their products. No single customer accounted for more than 6.0% of our net sales in 2012 and through the first nine months of 2013. We believe we have developed strong relationships through our highly collaborative process, whereby we work with our customers to develop products that meet their critical needs. As part of this process, we test our products at customer sites and work with customers to optimize and customize our product offerings. As a result of our close collaboration, we have historically achieved a high success rate of retaining customers.

Competitive Cost Positions and Flexible Feedstock Sourcing

We believe that our global scale, efficient operations and site integration with Dow have provided us with a competitive cost position for our products. We believe our plants compare favorably across key operational benchmarks, including quality tracking, maintenance costs, and employee productivity. We source our raw materials through a mix of long-term raw material contracts with strategic suppliers and procure raw materials on the open market through short-term contracts or spot transactions.

Experienced Management Team

Our executive leadership team has significant industry experience, including leadership positions within our business units, and significant public chemical company leadership experience.

Our Growth Strategy

We intend to enhance our position as a leading global materials company engaged in the manufacture and marketing of both standard and specialty and customized emulsion polymers and plastics. The key elements of our growth strategy include:

Continue Product Innovation and Technological Differentiation

We intend to continue to address our customers’ critical materials needs by utilizing our technological expertise and leading development capabilities to create specialty grades, new and sustainable products and customized formulations. We believe our technological differentiation positions us to participate in the most attractive, highest growth areas of the markets in which we compete, such as advanced SSBR within Synthetic Rubber, a segment of the market that we believe will grow substantially faster than global GDP through 2014. Our global scale in SB latex allows us to cost-effectively support two pilot coaters where we collaborate with our customers in the development of next generation formulations and leverage regional innovations across our global product platform. We also expect to continue to shift our product mix towards more differentiated products, which offer higher-margin potential, improving the profitability of our business across our portfolio.

Strategic Investments in the Most Attractive Segments of the Market

We plan to make strategic capital investments in what we believe are the most attractive market segments to extend our leadership in these segments, and to meet growing demand. Our new SSBR production line in Schkopau, Germany began production on October 1, 2012, which now expands our capabilities at that facility.

Expand and Deepen Our Presence in Emerging Markets

We believe emerging markets such as China, Southeast Asia, Eastern Europe and the Middle East represent significant, rapidly growing opportunities. Improving living standards, globalization of automotive car platforms and growth in gross domestic product in general in these emerging markets are creating strong demand for our end products. We expect to capitalize on growing demand for our products in emerging markets and expand our share of local demand by deepening our customer base and local capabilities in these geographies.

Continue to Implement Cost Saving Measures and Focus on Cash Flow Generation

We have launched several corporate-wide initiatives intended to further reduce our costs and increase our competitiveness. These initiatives have identified various opportunities that we believe will enhance cost-saving and productivity. We realized savings of approximately $60.0 million in fiscal year 2012. We continue to actively pursue additional cost savings initiatives which will result in incremental cost savings for 2013.

In addition, we continue to focus on cash flow generation through working capital and capital expenditure management. Following the completion of the SSBR expansion in 2012, management expects capital expenditures will be reduced from approximately $120.0 million in 2012 to approximately $70.0 million in 2013. Our expected annualized cost savings are forward-looking statements based on preliminary estimates and reflect the best judgment of our management but involve a number of risks and uncertainties which could cause actual results to differ materially from those set forth in our estimates and from past results, performance or achievements.

Recent Developments

On July 11, 2013, we announced plans to close our latex manufacturing facility at Altona, Australia. Production has ceased in the third quarter of 2013, which we expect will be followed by decommissioning in the fourth quarter and demolition in early 2014. Our Altona manufacturing facility currently employs 14 individuals, whose roles will be eliminated. The customers supplied by our Altona manufacturing facility will now be supplied by our facility in Merak, Indonesia.

On July 19, 2013, we entered into an asset purchase agreement with Ravago S.A., a Luxembourg corporation. Pursuant to the asset purchase agreement, we agreed to sell to RP Compounds, a subsidiary of Ravago, our Expandable Polystyrene (“EPS”) business, including our EPS manufacturing facility in Schkopau, Germany, as well as related intellectual property and the SCONOPOR™ brand. The sale closed on September 30, 2013. Our EPS manufacturing facility employed 35 individuals and accounted for $99.0 million, or 1.8%, of our net sales revenue for the year ended December 31, 2012 and $69.2 million, or 1.7%, for the nine months ended September 30, 2013. In connection with the EPS asset purchase agreement, we entered into a long-term supply agreement of styrene monomer from our Boehlen, Germany facility. EPS business results of operations were not classified as discontinued operations as the Company will have significant continuing cash flows as a result of a long-term supply agreement of styrene monomer to the EPS business, which was entered into contemporaneously with the sale and purchase agreement. The supply agreement will have an initial term of approximately 10 years from the closing date of the sale and will continue year-to-year thereafter. Under the supply agreement, we will supply a minimum of approximately 77 million pounds and maximum of approximately 132 million pounds of styrene monomer annually or equivalent to 70% to 100% of the EPS business’s historical production consumption.

On October 17, 2013, Brian W. Chu was appointed as a director of Trinseo, to fill in the vacancy so created by Mark A. Verdi’s resignation.

Our History and Structure

Trinseo Materials Operating S.C.A. was incorporated on June 3, 2010, under the name Styron S.à r.l. as a société à responsabilité limitée under Luxembourg law. On July 8, 2011, its name was changed to Trinseo Materials Operating S.à r.l. On July 29, 2011, its corporate form was changed to a Luxembourg partnership limited by shares (société en commandite par actions), and its name was changed to Trinseo Materials Operating S.C.A. Trinseo Materials Finance, Inc., the co-issuer of the notes, was formed as a Delaware corporation by Trinseo Materials Operating S.C.A. Trinseo Materials Finance, Inc. did not receive any proceeds from the notes, does not hold any assets and does not have any activities, liabilities, or obligations other than those arising by virtue of being a co-issuer of the notes and other indebtedness to be issued in the future. Trinseo Materials Operating S.C.A. and Trinseo Materials Finance Inc.’s obligations under the Exchange Notes are joint and several. Many of our subsidiaries currently use the company name Styron, and we expect that they will be renamed Trinseo in the future.

Prior to our formation, our business was wholly owned by Dow. On June 17, 2010, we were acquired by investment funds advised or managed by Bain Capital, with Dow investing $48.8 million for an approximately 7.5% interest in our indirect parent and shareholder, Bain Capital Everest Manager Holding S.C.A. (“Parent”). As of September 30, 2013, Dow held an approximately 6.8% interest in our Parent.

The following chart summarizes our corporate ownership structure as of September 30, 2013.

(1)	Such entities are guarantors of the notes and guarantors under our Senior Secured Credit Facility.
(2)	These holding companies include the following entities: Styron Luxco S.à r.l., Styron Holding S.à r.l. Trinseo Materials S.à r.l. and Styron Investment Holdings Ireland.
(3)	Formerly known as Styron S.à r.l. and Trinseo Materials Operating S.à r.l.
(4)	Styron France S.A.S., our subsidiary in France, and Styron Spain S.L., our subsidiary in Spain, are guarantors under our Senior Secured Credit Facility but do not guarantee the notes.
(5)	Our subsidiary, Styron Holdings Asia Pte. Ltd. and certain of its subsidiaries, are guarantors under our Senior Secured Credit Facility and guarantee the notes.
(6)	Styron Investment Holdings Ireland holds 1 Class B Share of Styron Holding B.V. (Netherlands).

Corporate Information

Our global operating center is located at 1000 Chesterbrook Boulevard, Suite 300, Berwyn, Pennsylvania 19312, and our telephone number at this address is (610) 240-3200. We maintain a website at www.trinseo.com. Our website and the information contained on that site, or accessible through that site, are not incorporated into and are not a part of this prospectus.

SUMMARY OF THE EXCHANGE OFFER

Background	On January 29, 2013, we sold $1,325.0 million aggregate principal amount of 8.750% Senior Secured Notes due 2019 and related guarantees in a private placement exempt from the registration requirements of the Securities Act (the “Original Notes”). All of the Original Notes are eligible to be exchanged for notes which have been registered under the Securities Act (the “Exchange Notes”). The Original Notes and the Exchange Notes are referred to together as the “notes.”

Simultaneously with the private placement, we entered into a registration rights agreement with the initial purchasers of the Original Notes (the “Registration Rights Agreement”). Under the Registration Rights Agreement, we are required to prepare and file with the SEC a registration statement covering an offer to the holders of the Original Notes to exchange all of their notes for Exchange Notes. Additionally, we are required to use our reasonable best efforts to (1) cause that registration statement to be declared effective by the SEC and to remain effective for at least 180 days thereafter (or such earlier time when a broker dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities); (2) complete the exchange offer within 60 days of such registration statement becoming effective; and (3) complete the exchange offer no later than January 29, 2014.

You may exchange your Original Notes for Exchange Notes in this exchange offer. You should read the discussion under the headings “Summary Description of the Exchange Notes,” “Description of the Exchange Offer” and “Description of the Exchange Notes” for further information regarding the Exchange Notes.

Exchange Notes	Up to $1,325.0 million aggregate principal amount of 8.750% Senior Secured Notes due 2019 and related guarantees, the issuance of which has been registered under the Securities Act. The form and terms of the Exchange Notes are identical to the Original Notes (except that the offer of the Exchange Notes is registered under the Securities Act, the Exchange Notes will not bear legends restricting their transfer, and specified rights under the Registration Rights Agreement, including the provisions providing for payment of additional interest in specified circumstances relating to the exchange offer, will be eliminated for all of the Exchange Notes).

The Exchange Offer

We are offering to issue up to $1,325.0 million aggregate principal amount of the Exchange Notes in exchange for a like principal amount of the Original Notes to satisfy our obligations under the Registration Rights Agreement. Original Notes may be tendered in minimum denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof. We will issue the Exchange Notes promptly after expiration of the exchange offer. See

“Description of the Exchange Offer—Terms of the Exchange Offer; Period for Tendering Original Notes.” If all Original Notes are tendered for exchange, there will be $1,325.0 million aggregate principal amount of Exchange Notes that have been registered under the Securities Act, and no Original Notes, outstanding after this exchange offer is completed.

The Exchange Notes will bear interest at the same rate and on the same terms as the Original Notes. Interest on the Exchange Notes will accrue from the last interest payment date on which interest was paid on the Original Notes prior to consummation of the exchange offer or, if no interest has been paid on the Original Notes, from January 29, 2013, the date of initial issuance of the Original Notes. We will deem the right to receive any interest accrued but unpaid on the Original Notes waived by you if we accept your Original Notes for exchange.

Expiration Date	This exchange offer will expire at 5:00 p.m. New York City time, on [—], 2013 (the “Expiration Date” unless we extend or terminate the exchange offer in which case the “Expiration Date” will mean the latest date and time to which we extend the exchange offer).

Withdrawal of Tenders; Non-Acceptance	You may withdraw your tender of Original Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date by delivering a written notice of withdrawal to the exchange agent in conformity with the procedures discussed under “Description of the Exchange Offer —Withdrawal Rights.” If we decide for any reason not to accept any Original Notes tendered for exchange, the Original Notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of the Original Notes tendered by book-entry transfer into the exchange agent’s account at the Depository Trust Company (“DTC”), any withdrawn or unaccepted Original Notes will be credited to the tendering holders participants’ account at DTC.

Effect of Not Tendering	Original Notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to accrue interest and to be subject to the provisions in the Indenture regarding the transfer and exchange of the Original Notes and the existing restrictions on transfer set forth in the legend on the Original Notes. After completion of this exchange offer, we will have no further obligation to provide for the registration under the Securities Act of those Original Notes except in limited circumstances with respect to specific types of holders of Original Notes, and we do not intend to register the Original Notes under the Securities Act. In general, Original Notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Holders who desire to tender their Original Notes in exchange for Exchange Notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of Original Notes for exchange.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, some of which we may assert or waive. For more information, see “Description of the Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering	You must do the following on or prior to the expiration or termination of the exchange offer to participate in the exchange offer:

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tender your Original Notes by sending (1) the certificates for your Original Notes, in proper form for transfer, (2) a properly completed and duly executed letter of transmittal, with any required signature guarantees, and (3) all other documents required by the letter of transmittal, to Wilmington Trust, National Association, as exchange agent, at the address listed below under the caption “Description of the Exchange Offer—Exchange Agent,” or

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tender your Original Notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your Original Notes in the exchange offer, the exchange agent must receive a confirmation of book-entry transfer of your Original Notes into the exchange agent’s account at DTC prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, see the discussion below under the caption “Description of the Exchange Offer—Book-Entry Transfers.”

Special Procedures for Beneficial Owners

If you beneficially own Original Notes registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your Original Notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf. If you wish to tender an Original Note on your own behalf, prior to executing the letter of transmittal and delivering your Original Notes, you must either arrange to have your Original Notes registered in your name or obtain a properly completed bond power from the person in whose name the Original Notes are registered.

Acceptance of Original Notes and Delivery of Exchange Notes	For each Original Note accepted for exchange, the holder will receive an Exchange Note registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered Original Note. See “Description of the Exchange Offer—Terms of the Exchange Offer; Period for Tendering Original Notes” and “—Acceptance of Original Notes for Exchange; Delivery of Exchange Notes.”

Tenders; Broker-Dealers	By tendering your Original Notes, you represent to us that:

•	you are not our “affiliate,” as defined in Rule 405 under the Securities Act;

•	any Exchange Notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;

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neither you nor anyone receiving Exchange Notes from you has any arrangement or understanding with any person to participate in a distribution of the Exchange Notes, as defined in the Securities Act; and

•	you are not holding Original Notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering of the Original Notes.

In addition, each broker-dealer that receives Exchange Notes for its own account in the exchange offer must acknowledge that it acquired the Original Notes for its own account as a result of market-making or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. A participating broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. For further information regarding resales of Exchange Notes by participating broker-dealers, see “Plan of Distribution.”

Resales of Exchange Notes	Based on interpretations by the staff of the SEC as set forth in no-action letters issued to third parties, we believe that you can offer for resale, resell and otherwise transfer the Exchange Notes you receive in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act so long as:

•	you acquire the Exchange Notes in the ordinary course of business;

•	you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in a distribution of the Exchange Notes;

•	you are not holding Original Notes that have or are reasonably likely to have the status of an unsold allotment in the initial offering of such Original Notes;

•	you are not an affiliate of ours; and

•	you are not a broker-dealer.

If any of these conditions is not satisfied and you transfer any Exchange Notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We do not assume, or indemnify you against, any such liability. See the discussion below under the caption “Description of the Exchange Offer—Procedures for Tendering Original Notes” for more information.

Guaranteed Delivery Procedures	If you wish to tender your Original Notes and time will not permit your required documents to reach the exchange agent by the expiration time, or the procedures for book-entry transfer cannot be completed by the expiration time, you may tender your Original Notes according to the guaranteed delivery procedures described in “Description of the Exchange Offer—Guaranteed Delivery.”

Minimum Condition	The exchange offer is not conditioned on any minimum aggregate principal amount of Original Notes being tendered for exchange.

Certain Income Tax Considerations	The exchange of Original Notes for Exchange Notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. You should consult your tax advisor about the tax consequences of this exchange. See “Certain U.S. Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes in this exchange offer.

Exchange Agent	Wilmington Trust, National Association is serving as exchange agent in connection with the exchange offer. You can find the address and telephone number of the exchange agent below under the caption “Description of the Exchange Offer—Exchange Agent.”

Additional Registration Rights	We and the guarantors have agreed to file a shelf registration statement for the resale of the notes (and guarantees) if we cannot affect the exchange offer within the time periods listed above and in other circumstances described under the caption “Description of the Exchange Offer—Additional Registration Rights.”

Risk Factors	You should consider carefully all of the information included in this prospectus, and, in particular, the information under the heading “Risk Factors” beginning on page 26 prior to deciding whether to participate in the exchange offer.

SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. You should carefully review the “Description of the Exchange Notes” section of this prospectus, which contains a more detailed description of the terms and conditions of the Exchange Notes.

Issuers	Trinseo Materials Operating S.C.A., a Luxembourg partnership limited by shares (société en commandite par actions), and Trinseo Materials Finance, Inc., a Delaware corporation. The Issuers’ obligations under the Exchange Notes are joint and several.

Securities Offered	$1,325.0 million aggregate principal amount of 8.750% senior secured notes due 2019 and related guarantees.

Maturity	The Exchange Notes will mature on February 1, 2019.

Interest Rate	Interest on the Exchange Notes will be payable in cash and will accrue at a rate of 8.750% per annum. We will not pay accrued and unpaid interest on the Original Notes that we acquire in the exchange offer. Instead, interest on the notes will accrue from the most recent interest payment date to which interest has been paid or duly provided for, or if no interest has been paid, from and including January 29, 2013, the date on which we issued the Original Notes.

Interest Payment Dates	February 1 and August 1, commencing on February 1, 2014. Interest will accrue from August 1, 2013, the date on which interest was last paid on the Original Notes.

Use of Proceeds	This exchange offer is intended to satisfy certain of our obligations under the Registration Rights Agreement. We will not receive any proceeds from the issuance of the Exchange Notes in the exchange offer. In exchange for each of the Exchange Notes, we will receive Original Notes in like principal amount. We will retire or cancel all of the Original Notes tendered in the exchange offer. Accordingly, issuance of the Exchange Notes will not result in any change in our capitalization.

Optional Redemption

The Issuers may redeem all or part of the Exchange Notes at any time prior to August 1, 2015 by paying a make-whole premium, plus accrued and unpaid interest to the redemption date. The Issuers may redeem all or part of the Exchange Notes at any time after August 1, 2015 at the redemption prices specified in “Description of the Exchange Notes—Optional Redemption.” In addition at any time prior to August 1, 2015, the Issuers may redeem up to 35% of the aggregate principal amount of the notes at a redemption price equal to 108.750% of the face amount thereof plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds that we raise in certain equity offerings. The Issuers may also redeem, during any 12-month period commencing from the issue date until August 1, 2015, up to 10% of the original principal amount of the notes at a redemption price equal to 103% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

Change of Control Offer	Upon the occurrence of specific kinds of changes of control, you will have the right, as holders of the Exchange Notes, to cause the Issuers to repurchase some or all of your Exchange Notes at 101% of their face amount, plus accrued and unpaid interest to, but not including, the redemption date. See “Description of the Exchange Notes—Change of Control.”

Asset Disposition Offers	If the Issuers or their restricted subsidiaries sell assets, under certain circumstances, the Issuers will be required to use the net proceeds to make an offer to purchase Exchange Notes at an offer price in cash in an amount equal to 100% of the principal amount of the Exchange Notes plus accrued and unpaid interest to the redemption date. See “Description of the Exchange Notes—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

Security	Subject to certain exceptions and permitted liens, the notes and the guarantees are secured by a first-priority lien, pari passu (subject to the intercreditor agreement described below) with the liens granted to secure our Senior Secured Credit Facility, on substantially all of the Issuers’ and the Guarantors’ existing and future assets, including but not limited to accounts, chattel paper, documents, equipment, general intangibles, intellectual property, instruments, inventory, investment property, letter of credit rights, goods, material real property and the capital stock held by the Issuers or any of the Guarantors. See “Description of the Exchange Notes—Collateral and Security Documents.”

Intercreditor Agreement

The trustee and the collateral agent under the Indenture and the administrative agent and collateral agent under the Senior Secured Credit Facility have entered into an intercreditor agreement as to the relative priorities of their respective entitlement to proceeds of the assets securing the notes and obligations under the Senior Secured Credit Facility. See “Description of the Exchange Notes—Intercreditor Agreement.” The intercreditor agreement provides, amongst other things, that the proceeds of any collection, sale, disposition or other realization of collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the collateral in any bankruptcy, insolvency, reorganization or similar proceedings) will be applied first to pay in full all “superpriority obligations,” including amounts due under our Senior Secured Credit Facility, including any post-petition interest with respect thereto, certain hedging obligations and certain cash management obligations of us and the guarantors owed to the lenders under Senior Secured Credit Facility before the holders of the notes and any other pari passu lien indebtedness receive any proceeds. As a result, the claims of holders of notes to such proceeds will rank behind such claims, including interest.

Ranking	The Exchange Notes and the related guarantees will be the Issuers’ and the Guarantors’ senior secured obligations and will:

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rank equally in right of payment with all existing and future senior secured indebtedness of the Issuers and each Guarantor and pari passu with the Issuers’ and the Guarantors’ indebtedness that is secured by first-priority liens, including our Senior Secured Credit Facility, to the extent of the value of the collateral securing such indebtedness;

•	rank senior in right of payment to any existing and future subordinated indebtedness of the Issuers and each Guarantor;

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be effectively senior to any of the Issuers’ and the Guarantors’ junior priority secured indebtedness and unsecured indebtedness to the extent of the value of the collateral for the Exchange Notes; and

•	be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries.

Claims under the Exchange Notes of guarantees thereof will effectively rank behind the claims of holders of “superpriority” obligations, including interest, under our Senior Secured Credit Facility, in respect of proceeds from any enforcement action with respect to the collateral or in any bankruptcy, insolvency or liquidation proceeding. See “Description of the Exchange Notes—Intercreditor Agreement.”

As of September 30, 2013:

•	the Issuers had $1,330.8 million of total indebtedness (including the notes and other short term borrowings but excluding inter-company indebtedness); and

•	our non-guarantor subsidiaries had total liabilities, including trade payables but excluding intercompany liabilities, of $152.5 million, all of which would have been structurally senior to the notes.

Guarantees	The Exchange Notes will be unconditionally guaranteed on a senior secured basis by Trinseo, S.A. (“Trinseo”), Styron Luxco S.à r.l., Styron Holding S.à r.l., Trinseo Materials S.à r.l. and Styron Investment Holdings Ireland, and each of Trinseo’s existing and future wholly-owned subsidiaries that guarantee our Senior Secured Credit Facility, other than its subsidiaries, Styron France S.A.S. and Styron Spain S.L. (together, the “Guarantors”). The guarantees of the Guarantors will be joint and several, full and unconditional, provided that the guarantees of the subsidiary Guarantors are subject to customary release provisions.

For the year ended December 31, 2012 and the nine-months ended September 30, 2013, our non-guarantor subsidiaries represented approximately 24.6% and 23.5% of our consolidated net sales before eliminations, respectively.

As of December 31, 2012 and September 30, 2013, our non-guarantor subsidiaries:

•	represented 26.3% and 30.4% of our consolidated total assets, excluding intercompany balances, respectively; and

•	had 8.2% and 6.9% of our consolidated total liabilities, including trade payables but excluding intercompany liabilities, respectively.

Covenants	The Indenture contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends on or make other distributions in respect of our membership interests or capital stock or make other restricted payments;

•	create liens on certain assets to secure debt;

•	make certain investments;

•	sell certain assets;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into transactions with our affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important limitations and exceptions. See “Description of the Exchange Notes—Certain Covenants.”

If the Exchange Notes are assigned an investment grade rating by Standard & Poor’s Rating Services (“Standard & Poor’s”) and Moody’s Investors Service, Inc. (“Moody’s”) and no default has occurred or is continuing, certain covenants will be suspended. If the ratings on the notes by both agencies should subsequently decline to below investment grade, the suspended covenants will be reinstated.

Form and Denomination	The Exchange Notes will be issued in fully-registered form. The Exchange Notes will be represented by one or more global notes, deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be shown on, and any transfers will be effective only through, records maintained by DTC and its participants.

Absence of Public Market	The Exchange Notes are new securities for which there is currently no established public market, and we cannot assure that any public market for the Exchange Notes will develop or be sustained.

Listing	We do not intend to apply for the Exchange Notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system.

Governing Law	The Exchange Notes are governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof. The provisions of articles 86 to 94-8 of the amended Luxembourg law dated August 10, 1915 on commercial companies (the “Luxembourg Companies Act”) are excluded and do not apply to the notes.

Book-Entry Depository	DTC.

Trustee and Collateral Agent	Wilmington Trust, National Association.

Risk Factors	You should refer to the section entitled “Risk Factors” on page 26 and the other information included in this prospectus for a discussion of material risks you should consider before deciding to participate in the exchange offer.

SUMMARY HISTORICAL FINANCIAL AND OPERATING INFORMATION

The following table sets forth our summary historical financial and operating data and other information. The historical results of operations data and cash flow data for the twelve-month period ended September 30, 2013 were derived from our unaudited financial statements included elsewhere in this prospectus. The historical results of operations data and cash flow data for the nine-month periods ended September 30, 2013 and 2012, and the historical balance sheet data as of September 30, 2013, presented below were derived from our unaudited financial statements and related notes thereto included elsewhere in this prospectus. The historical results of operations data and cash flow data for the years ended December 31, 2012 and December 31, 2011 and for the period from June 17, 2010 through December 31, 2010, and the historical balance sheet data as of December 31, 2012, 2011 and 2010 (the “Successor” periods) presented below were derived from our Successor audited financial statements and the related notes thereto included elsewhere in this prospectus. The historical results of operations data and cash flow data for our predecessor (the “Styron business”) for the period from January 1, 2010 through June 16, 2010 (the “Predecessor” period) have been derived from our Predecessor’s audited financial statements and the related notes thereto included elsewhere in this prospectus.

Our unaudited financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of our financial condition as of such dates and our results of operations for such periods. Our historical results are not necessarily indicative of the results to be expected for any future periods and our interim results are not necessarily indicative of the results to be expected for the full fiscal year. Our historical financial data and that of the Styron business are not necessarily indicative of our future performance, nor does such data reflect what our financial position and results of operations would have been had we operated as an independent publicly traded company during the periods shown.

You should read the information contained in this table in conjunction with “Selected Historical Financial and Operating Information,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the historical audited and unaudited financial statements and the related notes included elsewhere in this prospectus.

	Predecessor	Successor
	January 1 through June 16,	June 17 through December 31,	Year Ended December 31,		Nine Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2010	2010	2011	2012	2012	2013	2013
Statement of Operations Data:
Net sales(1)	$2,090.1	$2,876.9	$6,192.9	$5,451.9	$4,131.8	$4,062.3	$5,382.4
Cost of sales(1)	1,895.9	2,661.7	5,797.3	5,115.2	3,858.9	3,819.5	5,075.8

Gross profit	194.2	215.2	395.6	336.7	272.9	242.8	306.6
Selling, general and administrative expenses	64.6	124.6	308.6	182.0	138.6	155.0	198.4
Acquisition-related expenses	—	56.5	—	—	—	—	—
Equity in earnings of unconsolidated affiliates	4.5	12.6	23.9	27.1	20.0	26.9	34.0

Operating income	134.1	46.7	110.9	181.8	154.3	114.7	142.2
Interest expense, net(2)	—	47.9	111.4	110.0	80.9	98.9	128.0
Loss on extinguishment of long-term debt(3)	—	—	55.7	—	—	20.7	20.7
Other expense (income)	7.6	(2.3)	(20.1)	24.0	13.3	19.8	30.5

Income (loss) before income taxes	126.5	1.1	(36.1)	47.8	60.1	(24.7)	(37.0)
Provision for (benefit from) income taxes(4)	53.0	17.9	39.8	17.5	29.3	8.1	(3.7)

Net income (loss)	$73.5	$(16.8)	$(75.9)	$30.3	$30.8	$(32.8)	$(33.3)

	Predecessor	Successor
	January 1 through June 16,	June 17 through December 31,	Year Ended December 31,		Nine Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2010	2010	2011	2012	2012	2013	2013
Other Financial Data:
Cash flows from:
Operating activities	$(352.6)	$2.6	$151.1	$186.1	$117.0	$93.6	$162.7
Investing activities	(1.4)	(1,423.9)	(99.1)	(117.3)	(82.2)	(24.3)	(59.4)
Financing activities	417.5	1,567.4	44.9	(77.2)	(24.5)	(153.1)	(205.8)
Depreciation and amortization	48.4	61.1	101.6	85.6	62.9	71.0	93.7
Capital expenditures(5)	1.4	7.8	99.8	118.5	88.6	52.3	82.2
EBITDA(6)(7)(8)	174.9	110.1	176.9	243.4	203.9	145.2	184.7
Adjusted EBITDA(7)(8)	170.0	233.8	340.3	290.7	242.2	199.5	248.0

	Successor
(in millions)	December 31, 2010	December 31, 2011	December 31, 2012	September 30, 2013
Balance Sheet Data:
Cash and cash equivalents	$148.1	$245.3	$236.4	$153.7
Working capital(9)	757.1	765.2	778.1	758.7
Total assets	2,676.4	2,576.6	2,665.7	2,531.6
Debt	1,053.6	1,651.4	1,453.6	1,393.3
Total liabilities	1,949.9	2,456.0	2,374.0	2,216.5
Total shareholder’s equity	726.5	120.5	291.7	315.1

(1)	Net sales and cost of sales increases or decreases were generally based on fluctuations in raw material prices. Consistent with industry practice and as permitted under agreements with many of our customers, raw material price changes are passed through to customers by means of corresponding sales price changes. Prior to June 17, 2010, inventory sales and most purchases between the Predecessor and the Dow business units are recorded at Dow’s internal manufacturing cost.
(2)	In the Predecessor periods, interest expense was not allocated to the Styron business, as no debt was allocated.
(3)	For the year ended December 31, 2011, the loss on extinguishment of debt relates to the February 2, 2011 amendment of our Senior Secured Credit Facility. For the nine months ended September 30, 2013, the loss on extinguishment of debt relates to the January 2013 amendment of our Senior Secured Credit Facility.
(4)	For the successor period ended December 31, 2010, the year ended December 31, 2011 and the nine-month period ended September 30, 2013, the effective tax rate was also negatively impacted due to valuation allowances and certain non-deductible expenses.
(5)	The amount of capital expenditures during the nine months ended September 30, 2013 and the year ended December 31, 2012 does not include a $6.6 million and $6.1 million, respectively, government subsidy we received during the time periods. We had capital expenditures relating to our Rubber capacity expansion at Schkopau, Germany of $69.2 million as of December 31, 2012 and $54.8 million as of December 31, 2011, which was completed in the fourth quarter of 2012.
(6)	We present EBITDA in this prospectus to provide investors with a supplemental measure of our operating performance. EBITDA is a non-GAAP financial measure. We define EBITDA as net income (loss) before interest, taxes and depreciation and amortization. We believe the use of EBITDA as a metric assists our board of directors, management and investors in comparing our operating performance on a consistent basis because it removes the impact of our capital structure (such as interest expense), asset base (such as depreciation and amortization) and tax structure. The use of EBITDA has limitations and you should not consider this performance measure in isolation from or as an alternative to measures presented in accordance with GAAP such as net income (loss).
(7)

We define Adjusted EBITDA as income (loss) from continuing operations before interest expense, net; income tax provision; depreciation and amortization expense; asset impairment charges; advisory fees paid to affiliates of Bain Capital; other non-cash charges and certain other charges that management does not believe are reflective of our core operating performance. We believe that the presentation of Adjusted EBITDA provides investors with a useful analytical indicator of our performance. Adjusted EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. The adjustments used by our management to calculate Adjusted EBITDA are based upon various assumptions and estimates that our management believes are reasonable; however, actual results may differ from these adjustments, assumptions and estimates. Because not all companies use identical calculations, these presentations of Adjusted EBITDA may not be comparable to other similarly-titled measures used by other companies. Adjusted EBITDA is calculated as follows:

	Predecessor	Successor
	January 1 through June 16,	June 17 through December 31,	Year Ended December 31,		Nine Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2010	2010	2011	2012	2012	2013	2013
Net income (loss)	$73.5	$(16.8)	$(75.9)	$30.3	$30.8	$(32.8)	$(33.3)
Interest expense, net	—	47.9	111.4	110.0	80.9	98.9	128.0
Provision for (benefit from) income taxes	53.0	17.9	39.8	17.5	29.3	8.1	(3.7)
Depreciation and amortization	48.4	61.1	101.6	85.6	62.9	71.0	93.7

EBITDA	174.9	110.1	176.9	243.4	203.9	145.2	184.7
Impact of sales agreements with Dow(a)	12.9	—	—	—	—	—	—
Impact of supply agreement with Dow(b)	(37.9)	26.4	—	—	—	—	—
Dow corporate and other allocations(c)	(6.8)	—	—	—	—	—	—
Plant closures and other operational items(d)	17.1	11.7	—	—	—	—	—
Loss on extinguishment of long-term debt	—	—	55.7	—	—	20.7	20.7
Acquisition, transition and other items(e)	—	87.4	94.2	22.0	19.5	22.1	24.6
Fees paid pursuant to advisory agreement(f)	—	3.7	5.2	4.6	3.4	3.6	4.8
Equity in (earnings) losses of unconsolidated subsidiaries, net(g)	3.3	(12.6)	(6.7)	(6.2)	(4.0)	(18.4)	(20.6)
Stock compensation and other employee costs(h)	6.5	15.1	32.4	5.1	6.4	18.5	17.2
Foreign currency losses (gains)(i)	—	(8.0)	(17.4)	21.8	13.0	7.8	16.6

Adjusted EBITDA(j)	$170.0	$233.8	$340.3	$290.7	$242.2	$199.5	$248.0

(a)	Represents the impact of the various sales agreements with Dow for certain by-products that were recorded as internal transfers of inventory for periods prior to the Acquisition and are recorded as sales to third parties in periods after the Acquisition.
(b)	Represents the impact of the various raw material supply agreements entered into between Dow and Styron based upon the market pricing in effect during the predecessor period ended June 16, 2010. Adjustment in the successor period ended December 31, 2010 reflects net adjustment for acquisition related fair value of inventories sold during the period.
(c)	For periods prior to the Acquisition, utilities and site services at Styron/Dow shared sites, indirect costs such as supply chain and administrative costs and other corporate costs were allocated or charged to Styron using activity based costing or other allocation methodologies. Represents adjustment to the historical amounts based on our estimate of the go-forward stand-alone costs to run the business.
(d)	The following table provides detail of the plant closures and other operational items:

	Predecessor	Successor
	January 1 through June 16, 2010	June 17 through December 31, 2010
Plant turnaround costs(i)	$14.2	$—
Guaruja net EBITDA(ii)	0.6	4.4
Rohm and Haas distribution agreement(iii)	2.3	—
Loss due to fire(iv)	—	7.3

Total plant closures and other operational	$17.1	$11.7

(i)	Represents costs incurred associated with certain turnaround activities, including the shut-down of two of our manufacturing facilities during the second quarter of 2010 to perform planned major repairs, maintenance and modifications. These turnaround activities were expensed in the Predecessor period. The Company incurred $14.1 million and $13.8 million in turnaround activities during the years ended December 31, 2011 and 2012, respectively, and $2.0 million for the nine months ended September 30, 2013. These turnaround activities were capitalized in the Successor period under the accounting policy then elected (as described in Note B to the 2012 consolidated financial statements). These turnaround activities represent costs incurred to extend the useful life and increase the output or efficiency of the plant machinery and equipment.
(ii)	Represents net EBITDA attributable to our Guaruja plant in Cubatao, Brazil, which we sold in 2010.
(iii)	Represents estimated income earned by us related to a distribution agreement entered into during the third quarter of 2010 on certain Rohm and Haas products as if the agreement had been in place as of the beginning of 2009. This agreement was terminated in December 2011 and we are entitled to commission income through September 2013.
(iv)	Represents loss due to a fire that occurred prior to the Acquisition. Losses incurred were above the related indemnification payment received from Dow.
(e)	These adjustments represent external advisory costs related to the evaluation of strategic initiatives, our initial assembly of a finance, treasury and human resources team, implementation of financial controls as a stand-alone entity and supplemental external consulting resources relating to our initial financial closes since separation from Dow. These initiatives and associated costs were incurred by the Company as a result of the Acquisition and separation from Dow or other strategic initiatives primarily intended to establish and define the Company’s ongoing cost and operational structure. For the year ended December 31, 2010, this included $11.8 million of finance related costs, $7.4 million of strategic initiative evaluation costs, $3.5 million of treasury and human resource related costs, $8.1 million of legal and other duplicative, transitional and one-time related costs, and $56.5 million of Acquisition-related expenses. For the year ended December 31, 2011, this included $51.3 million of finance related costs, $17.9 million of strategic initiative evaluation costs, $6.6 million of treasury and human resource related costs, and $18.4 million of legal and other duplicative, transitional and one-time related costs. For the year ended December 31, 2012, this included $3.0 million of finance related costs, $14.0 million of strategic initiative evaluation costs, and $5.0 million of legal and other duplicative, transitional and one-time related costs. For the nine months ended September 30, 2012, this included $2.7 million of finance related costs, $10.9 million of strategic initiative evaluation costs, and $5.9 million of legal and other duplicative, transitional and one-time related costs. For the nine months ended September 30, 2013, this included $0.3 million of finance related costs, $10.0 million of strategic initiative evaluation costs, and $11.8 million of legal and other duplicative, transitional and one-time related costs.
(f)	Represents fees paid under the terms of the Advisory Agreement (the “Advisory Agreement”) with Bain Capital and Portfolio Company Advisors Limited (together, the “Advisors”). See “Certain Relationships and Related Party Transactions.”
(g)	Represents removal of equity in (earnings) losses of unconsolidated subsidiaries and inclusion of cash dividends received during the historical period. Cash dividends received were $7.8 million, $17.2 million, $21.0 million, $16.0 million and $8.6 million in 2010, 2011, 2012 and the nine months ended September 30, 2012 and 2013, respectively.
(h)	For the years ended December 31, 2010, 2011 and 2012, represents stock-based compensation of $15.6 million, $22.3 million and $7.3 million, respectively, and pension and post-retirement costs in excess of cash contributions during the period of $6.0 million, $10.1 million, and $(2.2) million, respectively. For the nine months ended September 30, 2012 and 2013, represents stock-based compensation of $5.0 million and $7.8 million and pension and post-retirement costs in excess of cash contributions of $1.4 million and $10.7 million, respectively.
(i)	Represents foreign currency gains or losses on intercompany indebtedness and unrealized gains/losses on currency derivatives entered into for the express purpose of reducing the variability of the Company’s non-U.S. dollar denominated Adjusted EBITDA.
(j)	For the twelve months ended September 30, 2013, the Emulsion Polymers and Plastics business units represented approximately 72.1% and 27.9%, respectively, of Adjusted EBITDA, which included allocated corporate costs of approximately $24.9 million and $40.6 million, respectively.

(8)	Our EBITDA and Adjusted EBITDA for each of the three-month periods ended September 30, 2012, December 31, 2012, March 31, 2013, June 30, 2013 and September 30, 2013, were as follows:

	Three Months Ended
(in millions)	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013
Net income (loss)	$(1.2)	$(0.5)	$(9.6)	$(28.1)	$4.9
Interest expense, net	28.6	29.1	32.4	33.7	32.9
Provision for (benefit from) income taxes	10.3	(11.8)	(0.2)	2.2	6.0
Depreciation and amortization	20.0	22.7	23.8	24.0	23.2

EBITDA	57.7	39.5	46.4	31.8	67.0
Loss on extinguishment of long term debt	—	—	20.7	—	—
Acquisition, transition and other items(a)	3.4	2.6	3.2	12.1	6.8
Fees paid pursuant to advisory agreement(b)	1.1	1.2	1.2	1.2	1.2
Equity in earnings of unconsolidated subsidiaries, net(c)	(2.3)	(2.2)	(1.7)	(9.0)	(7.7)
Stock-based compensation and other employee costs(d)	2.2	(1.3)	3.7	7.3	7.5
Foreign currency losses (gains)(e)	11.3	8.9	(10.1)	6.0	11.9

Adjusted EBITDA(f)	$73.4	$48.7	$63.4	$49.4	$86.7

(a)	These adjustments represent external advisory costs related to the evaluation of strategic initiatives, our initial assembly of a finance, treasury and human resources team, implementation of financial controls as a stand-alone entity and supplemental external consulting resources relating to our initial financial closes since separation from Dow. These costs were incurred by the Company as a result of the Acquisition and separation from Dow or other strategic initiatives primarily intended to establish and define the Company’s ongoing cost and operational structure, but were not directly attributable to the Acquisition. For the three months ended September 30, 2012, December 31, 2012, March 31, 2013, June 30, 2013 and September 30, 2013, respectively, these costs included $0.3 million, $0.3 million, $0.0 million, $0.1 million and $0.2 million of finance related costs, $0.2 million, $3.1 million, $1.6 million, $4.1 million and $4.3 million of strategic initiative and evaluation costs, and $2.9 million, $(0.9) million, $1.6 million, $8.0 million and $2.3 million of legal and other duplicative, transitional and one-time related costs.
(b)	Represents fees paid under the terms of the Advisory Agreement with Advisors. See “Certain Relationships and Related Party Transactions.”
(c)	Represents removal of equity in (earnings) losses of unconsolidated subsidiaries and inclusion of cash dividends received during the historical period of $5.0 million, $5.0 million, $1.1 million, $0.0 million and $7.5 million in the three months ended September 30, 2012, December 31, 2012, March 31, 2013, June 30, 2013 and September 30, 2013, respectively.
(d)	For the three months ended September 30, 2012, December 31, 2012, March 31, 2013, June 30, 2013 and September 30, 2013 represents stock-based compensation of $2.1 million, $2.4 million, $2.1 million, $2.7 million and $3.0 million and pension and post-retirement costs in excess of cash contributions of $0.1 million, $(3.6) million, $1.6 million, $4.6 million and $4.5 million, respectively.
(e)	Represents foreign currency gains or losses on intercompany indebtedness and unrealized gains/losses on currency derivatives entered into for the express purpose of reducing the variability of our non-U.S. dollar denominated Adjusted EBITDA.
(f)	For the three months ended September 30, 2012, Emulsion Polymers and Plastics business units were approximately 63.3% and 36.7%, respectively, of Adjusted EBITDA, which included allocated corporate costs of approximately $5.0 million and $7.5 million, respectively. For the three months ended December 31, 2012, Emulsion Polymers and Plastics business units represented approximately 88.5% and 11.5%, respectively, of Adjusted EBITDA, which included allocated corporate costs of approximately $7.5 million and $11.2 million, respectively. For the three months ended March 31, 2013, Emulsion Polymers and Plastics business units represented approximately 80.3% and 19.7%, respectively, of Adjusted EBITDA, which included allocated corporate costs of approximately $6.5 million and $10.4 million, respectively. For the three months ended June 30, 2013, Emulsion Polymers and Plastics business units represented approximately 102.3% and (2.3)%, respectively, of Adjusted EBITDA, which included allocated corporate costs of approximately $5.9 million and $10.1 million, respectively. For the three months ended September 30, 2013, Emulsion Polymers and Plastics business units were approximately 39.6% and 60.4%, respectively, of Adjusted EBITDA, which included allocated corporate costs of approximately $5.0 million and $8.9 million, respectively.
(9)	Working capital is defined as current assets minus current liabilities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods indicated calculated on the basis of the U.S. GAAP financial statements included in this prospectus.

	Predecessor			Successor
	Year Ended December 31,		January 1 through June 16,	June 17 through December 31,		Year Ended December 31,			Nine Months Ended September 30,
	2008	2009	2010	2010		2011		2012	2013
Ratio of Earnings to Fixed Charges	18.4	225.0	377.1		(a)		(a)	1.3		(a)

(a)	Due to the net losses in the period from June 17 through December 31, 2010, the year ended December 31, 2011, and the nine months ended September 30, 2013, the ratio of earnings to fixed charges was less than 1. Our earnings were insufficient to cover fixed charges requirements by $11.8 million, $44.4 million and $44.6 million for the period from June 17 through December 31, 2010, for the year ended December 31, 2011, and for the nine months ended September 30, 2013, respectively.

RISK FACTORS

Investing in the Exchange Notes involves risks. You should review and consider carefully the following risk factors as well as all the other information presented in this prospectus before participating in this exchange offer. Any of the following risks, if they were to occur, could materially and adversely affect our business, results of operations, prospects or financial condition. If any of these risks occur, the market price and liquidity of the notes could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including the risks described below and the risks described elsewhere in this prospectus. See “Cautionary Note On Forward-Looking Statements.”

Risks Related to the Notes and Our Indebtedness

Our substantial level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes or our Revolving Facility.

We have substantial indebtedness, which, as of September 30, 2013, totaled an aggregate of approximately $1,393.3 million. Our indebtedness currently consists principally of the notes and borrowings from our accounts receivable securitization facility. As of September 30, 2013, we do not have outstanding borrowings under our Revolving Facility. Our Revolving Facility currently allows for up to $300.0 million in available borrowings. We are also party to an agreement for an accounts receivable securitization facility, for up to a total of $200.0 million in borrowings. As of September 30, 2013, there was approximately $182.3 million of accounts receivable available to support this facility, based on our pool of eligible accounts receivable and there were approximately $55.5 million in outstanding borrowings. We are also party to a short-term revolving facility through our subsidiary in China that provides for approximately $15.0 million of uncommitted funds available for borrowings. Outstanding borrowings under this revolving facility were $4.3 million as of September 30, 2013. See “Description of Other Indebtedness.”

As a result of our substantial indebtedness:

•	our ability to obtain additional financing for working capital, capital expenditures, debt service requirements or other general corporate purposes may be impaired;

•	we must use a substantial portion of our cash flow to pay interest on our indebtedness which will reduce the funds available to us for other purposes;

•	we are vulnerable to economic downturns and adverse industry conditions;

•	our ability to capitalize on business opportunities and to react to competitive pressures, as compared to our competitors, may be compromised;

•	our ability to borrow additional funds may be limited; and

•	we may be unable to refinance our indebtedness, the majority of which becomes due in 2019, on satisfactory terms, or at all.

Our Indenture and Senior Secured Credit Facility contain a number of covenants imposing significant restrictions on our business. These restrictions may affect our ability to operate our business and may limit our ability to take advantage of business opportunities and require that we maintain a certain Adjusted EBITDA level. These covenants restrict, among other things, our ability to:

•	sell assets;

•	incur additional indebtedness;

•	pay dividends;

•	make investments or acquisitions;

•	create liens;

•	repurchase or redeem capital stock;

•	engage in mergers or consolidations;

•	engage in transactions with affiliates; and

•	consolidate, merge or transfer all or substantially all of our assets.

The ability for us to comply with the covenants and financial ratios and tests contained in our Indenture and Senior Secured Credit Facility, to pay interest on indebtedness, fund working capital, and make anticipated capital expenditures depends on our future performance, which is subject to general economic conditions and other factors, some of which are beyond our control. There can be no assurance that our business will generate sufficient cash flow from operations or that future borrowings will be available under the Senior Secured Credit Facility to fund liquidity needs in an amount sufficient to enable us to service indebtedness. Furthermore, if we decide to undertake additional investments in existing or new facilities, this will likely require additional capital, and there can be no assurance that this capital will be available on satisfactory terms or at all.

A failure to repay amounts owed under the Revolving Facility at maturity would result in a default. In addition, a breach of any of the covenants in the Revolving Facility or our inability to comply with the required financial ratios or limits could result in a default. If a default occurs, our lenders could refuse to lend us additional funds and/or declare all of our debt and any accrued interest and fees immediately due and payable. A default under one of our debt agreements may trigger a cross-default under our other debt agreements. If any of our indebtedness is accelerated, we cannot assure you that we would have sufficient assets to repay all of our obligations. Our failure to repay our obligations could, among other things, materially adversely affect the market value of the notes.

To service our indebtedness, we will require a significant amount of cash. If we are unable to execute on our business strategy and generate significant cash flow, we may be unable to service our indebtedness and repay in full the notes at maturity.

To service our indebtedness, including the notes, we will require a significant amount of cash. Our ability to generate cash flow and service our debt obligations will depend upon, among other things, our future financial condition and operating performance. These factors depend partly on economic, financial, competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may not be able to generate sufficient cash from operations to meet our debt service obligations as well as fund necessary capital expenditures.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness, including the notes. We may not be able to effect any such alternative measures on commercially reasonable terms or at all, and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. The Senior Secured Credit Facility and the Indenture restrict our ability to dispose of assets and the use of proceeds from those dispositions and may also restrict our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due.

As of September 30, 2013, we had cash and cash equivalents of approximately $153.7 million. If we are unable to meet our debt service obligations under the notes, the holders of the notes would have the right following a cure period to cause the entire principal amount of the notes to become immediately due and payable. If the amount outstanding under the notes is accelerated, we cannot assure you that our assets will be sufficient to repay in full the money owed to our noteholders.

Restrictive covenants in the Indenture and the Senior Secured Credit Facility may limit our current and future operations, particularly our ability to respond to changes in our business or to pursue our business strategies.

The Indenture and the Revolving Facility contain, and any future indebtedness of ours may contain, a number of restrictive covenants that impose significant operating and financial restrictions, including restrictions on our ability to take actions that we believe may be in our interest. The Indenture and the Revolving Facility, among other things, limit our ability to:

•	incur additional indebtedness and guarantee indebtedness;

•	pay dividends on or make distributions in respect of capital stock or make certain other restricted payments or investments;

•	enter into agreements that restrict distributions from restricted subsidiaries;

•	sell or otherwise dispose of assets, including capital stock of restricted subsidiaries;

•	enter into transactions with affiliates;

•	create or incur liens;

•	merge, consolidate or sell all or substantially all of our assets;

•	materially alter the business we conduct;

•	make investments and acquire assets;

•	prepay, redeem or repurchase certain debt; and

•	issue certain preferred stock or similar equity securities.

In addition, the Revolving Facility requires us to maintain a springing first lien leverage ratio; the ability to meet these financial ratios and tests can be affected by events beyond our control. You should read the discussions under the headings “Description of the Exchange Notes—Certain Covenants” and “Description of Other Indebtedness—Senior Secured Credit Facility” for further information about these covenants.

A breach of the covenants or restrictions under the Indenture or the Revolving Facility could result in a default under the applicable indebtedness. Such a breach or default may allow our creditors to declare such related debt due and payable and/or to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the Revolving Facility would permit the lenders under our Revolving Facility to terminate all commitments to extend further credit under that facility. Furthermore, if we were unable to repay the amounts due and payable under our Revolving Facility, the lenders thereof could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders and noteholders accelerate the repayment of our borrowings, we and our subsidiaries may not have sufficient assets to repay our indebtedness.

Despite our current levels of indebtedness, we may incur substantially more debt, which could further exacerbate the risks associated with our substantial indebtedness.

Although the Senior Secured Credit Facility and the Indenture contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and the indebtedness incurred in compliance with these restrictions could be substantial. Also, we are not prevented from incurring obligations that do not constitute “indebtedness” as defined in the Senior Secured Credit Facility or the Indenture, such as operating leases and trade payables. If new debt is added to our current debt levels, the risks related to our substantial indebtedness that we now face could intensify.

The Issuers are holding companies and depend on subsidiaries to satisfy their obligations under the notes.

As holding companies, the Issuers conduct substantially all of their operations through their subsidiaries, which own substantially all of our consolidated assets. Consequently, the principal source of cash to pay the Issuers’ obligations, including obligations under the notes, is the cash that our subsidiaries generate from their operations. We cannot assure you that our subsidiaries will be able to, or be permitted to, make distributions to enable the Issuers to make payments in respect of their obligations. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, applicable laws and regulatory limitations may limit the Issuers’ ability to obtain cash from our subsidiaries. In the event the Issuers do not receive distributions from our subsidiaries, the Issuers may be unable to make required payments on the notes or our other indebtedness.

Not all of our subsidiaries are guarantors, and, therefore, the notes will be structurally subordinated in right of payment to the indebtedness and other liabilities of our existing and future subsidiaries that do not guarantee the notes. Your right to receive payments on the notes could be adversely affected if any of these non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

The notes are fully and unconditionally guaranteed by the Guarantors on a joint and several basis. The Guarantors include Trinseo and each of our existing and future wholly-owned subsidiaries that guarantee the Senior Secured Credit Facility, other than our subsidiaries, Styron France S.A.S. and Styron Spain S.L. None of our minority-owned joint ventures guarantee the notes. Our subsidiaries that do not guarantee the notes have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes and guarantees are structurally subordinated to all of the liabilities of any of our subsidiaries that do not guarantee the notes and are required to be paid before the holders of the notes have a claim, if any, against those subsidiaries and their assets. Therefore, if there were a dissolution, bankruptcy, liquidation or reorganization of any such subsidiary, the holders of notes would not receive any amounts with respect to the notes from the assets of such subsidiary until after the payment in full of the claims of creditors, including trade creditors and preferred stockholders, of such subsidiary.

In addition, the equity interests of other equity holders in any non-wholly-owned non-guarantor subsidiary in any dividend or other distribution made by these entities would need to be satisfied on a proportionate basis with us. These less than wholly-owned subsidiaries may also be subject to restrictions on their ability to distribute cash to us in their financing or other agreements, and, as a result, we may not be able to access their cash flow to service our debt obligations, including in respect of the notes.

Our non-guarantor subsidiaries accounted for approximately $1,613.4 million, or 24.6%, and $1,125.5 million, or 23.5%, of our consolidated net sales before eliminations for the year ended December 31, 2012 and the nine-months ended September 30, 2013, respectively. Our non-guarantor subsidiaries accounted for approximately $702.3 million or 26.3% and $768.8 million or 30.4% of our total assets excluding intercompany balances, and approximately $194.9 million or 8.2% and $152.5 million or 6.9% of our total liabilities excluding intercompany balances, in each case as of December 31, 2012 and September 30, 2013, respectively.

In addition, the Guarantors of the notes will be automatically released from those guarantees upon the occurrence of certain events, including the following:

•	the designation of that Guarantor as an unrestricted subsidiary;

•	the release or discharge of any guarantee or indebtedness that resulted in the creation of the guarantee of the notes by such Guarantor; or

•	the sale or other disposition, including the sale of substantially all the assets, of that Guarantor.

If any Subsidiary Guarantee is released, no holder of the notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the notes. See “Description of the Exchange Notes—Guarantees.”

The pledge of the capital stock of certain of our subsidiaries that secures the notes is automatically released for so long as such pledge would require the filing of separate financial statements with the SEC for that subsidiary.

The notes are secured by a pledge of the stock of certain of our subsidiaries held by the Issuers or the Guarantors. Under the SEC regulations in effect as of the issue date of the notes, if the aggregate principal amount, par value or book value as carried by the Issuers or market value (whichever is greatest) of the capital stock or other securities of a subsidiary pledged as part of the collateral is equal to or greater than 20% of the aggregate principal amount of the notes then outstanding, such a subsidiary would be required to provide separate financial statements to the SEC in filings the issuer makes with the SEC. Therefore, the Indenture and the collateral documents provide that any capital stock and other securities of any of our subsidiaries will be excluded from the collateral for so long as, and to the extent that, the pledge of such capital stock or other securities to secure the notes would require that subsidiary to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X or another similar rule. Therefore, holders of the notes could lose a portion or all of their security interest in the capital stock or other securities of those subsidiaries during that period. It may be more difficult, costly and time consuming for the collateral agent to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized on any such foreclosure could be significantly less than those that would have been received upon the sale of the capital stock or other securities of such subsidiary. See “Description of the Exchange Notes—Collateral and Security Documents.”

Federal, state and foreign fraudulent transfer laws may permit a court to void the notes and/or the guarantees, and if that occurs, you may not receive any payments on the notes.

Federal, state and foreign bankruptcy, fraudulent transfer and conveyance statutes may apply to the issuance of the notes, the incurrence of the guarantees and any related security of the notes. Under federal or foreign bankruptcy law and comparable provisions of state and foreign bankruptcy, fraudulent transfer or conveyance laws, which may vary among jurisdictions, the notes, the guarantees or the related security thereof could be voided as a fraudulent transfer or conveyance if we or any of the guarantors, as applicable, (a) issued the notes or incurred the guarantees or granted the related security with the intent of hindering, delaying or defrauding creditors or with a view to giving one creditor a preference over another creditor or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees or granting the related security and, in the case of (b) only, one of the following is also true at the time thereof:

•	the Issuers or any of the Guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees or granting the related security;

•

the issuance of the notes or the incurrence of the guarantees or granting the related security left the Issuers or any of the Guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

•	the Issuers or any of the Guarantors intended to, or believed that the Issuers or such Guarantor would, incur debts beyond the Issuers’ or the Guarantors’ ability to pay as they mature; or

•

the Issuers or any of the Guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against the Issuers or the Guarantors if, in either case, the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a Guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent such Guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the notes.

We cannot be certain as to the standards a court would use to determine whether or not the Issuers or the Guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the guarantees would be subordinated to the Issuers or any of the Guarantors’ other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the notes, the incurrence of a guarantee or the grant of security was a fraudulent transfer, conveyance or other similar voidable transaction, the court could void the payment obligations under the notes or that guarantee, could subordinate the notes or that guarantee to presently existing and future indebtedness of the Issuers or of the related Guarantor or could require the holders of the notes to repay any amounts received with respect to that guarantee. In the event of a finding that a transfer at undervalue preference, fraudulent transfer or conveyance or similar voidable transaction occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of that debt.

As a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

Additionally, certain of the Guarantors are organized under the laws of Luxembourg. The Luxembourg Companies Act, does not provide for rules governing the ability of a Luxembourg company to guarantee the indebtedness of another entity of the same group. Reciprocal assistance from one company in the group to another does not necessarily conflict with the interest of the assisting company. However, such assistance must be temporary, in proportion with the real financial means of the assisting company or have a reciprocal character. A company may provide a guarantee, provided that the giving of such guarantee is covered by the company’s corporate purposes as set forth in the articles of association and is in the interest of the company. The test regarding a guarantor’s corporate interest is whether the company that provides the guarantee receives some consideration in return (such as an economic or commercial benefit) and whether the benefit is proportionate to the burden of the assistance. A guarantee that substantially exceeds each guarantor company’s ability to meet its obligations to the beneficiary of the guarantee and to its other creditors would expose its directors or managers to personal liability or criminal liability.

In addition, certain guarantors are incorporated in Germany in the form of a GmbH (a form of limited liability company) (the “German Guarantors”). Consequently, the guarantee of the notes by the German Guarantors is subject to certain provisions of the German Limited Liability Company Act. The Indenture contains customary limitations on the guarantees of the German Guarantors under which the beneficiaries of the guarantees agree to enforce the guarantees against the German subsidiary only to the extent that such enforcement does not result in the GmbH’s net assets (assets minus liabilities and liability reserves) falling below, or increasing an existing shortfall of, its stated share capital.

In addition to the limitations resulting from the capital maintenance rules, the guarantees of the notes granted by the German Guarantors contain provisions limiting the enforcement thereof in the event it would result in the insolvency of the relevant German subsidiary.

German capital maintenance and enforcement limitation provisions are subject to evolving case law. We cannot assure you that future court rulings may not further limit the access of shareholders to assets of its subsidiaries constituted in the form of a limited liability company, which can negatively affect the ability of the Issuers to make payment on the notes or of the subsidiaries to make payments on the guarantees.

Moreover, it cannot be ruled out that the case law of the German Federal Supreme Court (Bundesgerichtshof) regarding so-called “destructive interference” in which a shareholder deprives a GmbH of the liquidity necessary for it to meet its own payment obligations) may be applied by courts with respect to the enforcement of a guarantee granted by the German subsidiaries. In such case, the amount of proceeds to be realized in an enforcement process may be reduced, even to nothing.

In the event of German insolvency proceedings with respect to a German Guarantor, the guarantee provided by that entity or any payment made by a German Guarantor on such guarantee could be subject to potential challenges by an insolvency administrator (Insolvenzverwalter) under the rules of avoidance as set out in the German Insolvency Code (Insolvenzordnung). To the extent the guarantees were avoided, the holders of the notes would be under an obligation to repay the amounts received from the relevant insolvent Guarantor to the insolvency estate and/or to waive such guarantee granted by the insolvent Guarantor.

Furthermore, even in the absence of an insolvency proceeding, a third party creditor, under certain circumstances, has the right to avoid certain transactions, such as the payment of debt, pursuant to the German Code on Avoidance (Anfechtungsgesetz).

Certain other Guarantors of the notes are organized under the laws of Ireland, Belgium, England and Wales, Sweden and Switzerland. Each guarantee of the notes provided by these Guarantors is subject to, and limited by, the laws of such Guarantor’s jurisdiction of organization, and any such guarantee will not be applicable to the extent that it would result in a violation of any such laws.

We may be unable to repurchase the notes upon a change of control or asset sale.

Upon the occurrence of specified kinds of change of control events, the Issuers will be required to offer to repurchase all outstanding notes at a price equal to 101% of the principal amount of the notes, together with accrued and unpaid interest, if any, to the date of repurchase. Similarly, under certain circumstances, the Issuers may be required to make an offer to repurchase notes if we make certain asset sales.

Additionally, under the Senior Secured Credit Facility, a change of control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of borrowings under the respective agreements and terminate their commitments to lend.

The source of funds for any purchase of the notes and repayment of borrowings under the Revolving Facility would be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. However, it is possible that we will not have sufficient funds when required under the Indenture to make the required repurchase of the notes. If we fail to repurchase notes in that circumstance, we will be in default under the Indenture. If we are required to repurchase a significant portion of the notes, we may require third-party financing. We may be unable to obtain third-party financing on acceptable terms, or at all.

Further, the Issuers’ ability to repurchase the notes may be limited by law. In order to avoid the obligations to repurchase the notes and events of default and potential breaches of the Senior Secured Credit Facility, the Issuers may have to avoid certain change of control transactions that would otherwise be beneficial to us.

In addition, some important corporate events, such as leveraged recapitalizations, may not, under the Indenture, constitute a “change of control” that would require us to repurchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes.

If the Issuers make an offer to repurchase notes in connection with a change of control, and holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes, the Issuers will have the right, if it purchases all of the notes validly tendered and not withdrawn, upon not less than 30 nor more than 60 days’ prior notice (such notice to be given not more than 30 days following such purchase), to redeem all notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount of the notes plus accrued and unpaid interest to but excluding the date of redemption.

One of the circumstances under which a change of control may occur is upon the sale or disposition of all or substantially all of the Issuers’ assets. However, the phrase “all or substantially all” will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or disposition of “all or substantially all” of the Issuers’ capital stock, membership interests or assets has occurred, in which case, the ability of a holder of the notes to obtain the benefit of an offer to repurchase all of a portion of the notes held by such holder may be impaired.

The exercise by the holders of notes of their right to require the Issuers to repurchase the notes pursuant to a change of control offer or an asset sale offer could cause a default under the agreements governing our other indebtedness, including future agreements, even if the change of control or asset sale, if applicable, itself does not, due to the financial effect of such repurchases on us. In the event a change of control offer or an asset sale offer is required to be made at a time when the Issuers are prohibited from purchasing notes, the Issuers could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain a consent or repay those borrowings, the Issuers will remain prohibited from purchasing notes. In that case, the Issuers’ failure to purchase tendered notes would constitute an event of default under the Indenture which could, in turn, constitute a default under the Issuers’ other indebtedness, including the Senior Secured Credit Facility. Finally, the Issuers’ ability to pay cash to the holders of notes upon a repurchase may be limited by the Issuers’ then existing financial resources.

Your right to take enforcement action with respect to the liens securing the notes is limited in certain circumstances, and you will receive the proceeds from such enforcement only after “superpriority” obligations under the Senior Secured Credit Facility and any other permitted “superpriority” obligations have been paid in full.

The notes and indebtedness and other obligations under our Senior Secured Credit Facility will be secured by first-priority liens on the same collateral. Under the terms of the security documents and/or intercreditor agreement, however, the proceeds of any collection, sale, disposition or other realization of collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the collateral in a bankruptcy, insolvency, reorganization or similar proceedings) will be applied first to repay “superpriority” obligations, including borrowings under our Senior Secured Credit Facility and additional “superpriority” borrowings that we may incur in the future under incremental facilities established under the Senior Secured Credit Facility, before the holders of notes and any other pari passu lien indebtedness receive any proceeds. As a result, the claims of holders of notes to such proceeds will effectively rank behind the claims, including interest, of holders of “superpriority” obligations under our Senior Secured Credit Facility. See “Description of the Exchange Notes—Intercreditor Agreement.” If you (or the trustee on your behalf) receive any proceeds as a result of an enforcement of security interests or the guarantees prior to the satisfaction of the claims of those that are superior or ratable with those of the notes, you (or the trustee on your behalf) will be required to turn over such proceeds until superior claims are satisfied and until ratable claims are equally satisfied. Accordingly, you will recover less from the proceeds of an enforcement of interests in the collateral than you otherwise would have. As a result of these and other provisions governing the guarantees and the collateral and in the security documents, you may not be able to fully recover under the guarantees or the collateral in the event of a default on the notes.

The rights of the holders of the notes with respect to the collateral are limited, even during an event of default under the Indenture. If obligations are outstanding under our Senior Secured Credit Facility (including any replacement credit facility), if at any time the agent under the Senior Secured Credit Facility has commenced and is diligently pursuing any enforcement action or the Issuers or any Guarantor is subject to any insolvency or liquidation proceeding, any actions that may be taken in respect of any of the collateral securing the notes, including the ability to cause the commencement of enforcement proceedings against the collateral and to control the conduct of such proceedings, are controlled and directed by the agent for lenders under our Senior Secured Credit Facility. In those circumstances, the notes collateral agent, on behalf of itself, the trustee and the holders of the notes, will not have the ability to control or direct such actions, even if an event of default under the Indenture has occurred or if the rights of the trustee, the notes collateral agent and the holders of the notes are or may be adversely affected. The agent and the lenders under our Senior Secured Credit Facility are under no obligation to take into account the interests of the trustee under the Indenture, the notes collateral agent and the holders of the notes when determining whether and how to exercise their rights with respect to the collateral securing our Senior Secured Credit Facility on a first priority basis, subject to the intercreditor agreement. Their interests and rights may be significantly different from or adverse to yours and they will continue to maintain control over such lien enforcement matters even if the remaining amount of obligations under the Senior Secured Credit Facility (or replacement credit facility) is immaterial. To the extent that collateral is released from the first priority liens in connection with an enforcement action, the first priority liens securing the notes and the guarantees related thereto will also automatically be released without any noteholder consent. See “Description of the Exchange Notes—Intercreditor Agreement.”

Any time the agent under the Senior Secured Credit Facility does not have the right to take actions with respect to the collateral pursuant to the intercreditor agreement, that right passes to the authorized representative of the holders of the largest outstanding principal amount of other indebtedness secured by a first lien on the collateral. For example, if we issue additional first-lien notes in the future in a greater principal amount than the notes, then the authorized representative of those additional notes would be earlier in line to exercise rights under the first-lien intercreditor agreement than the authorized representative for the notes.

The Indenture and the related security documents permit the Issuers and the Guarantors to create additional liens under specified circumstances. Any obligations secured by such liens may further limit the recovery from the realization of the collateral available to satisfy holders of the notes.

It may be difficult to realize the value of the collateral securing the notes.

The collateral securing the notes will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be permitted by the Indenture, whether on or after the date the notes are issued. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the notes as well as the ability of the collateral agent to realize or foreclose on such collateral.

The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers. By their nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. We cannot assure you that the fair market value of the collateral as of the date of this prospectus exceeds the principal amount of the debt secured thereby. The value of the assets pledged as collateral for the notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition, unforeseen liabilities and other future events. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the notes. Any claim for the difference between the amount, if any, realized by holders of the notes from the sale of the collateral securing the notes and the obligations under the notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables. Additionally, in the event that a bankruptcy case is commenced by or against us, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the notes and all other senior secured obligations, interest may cease to accrue on the notes from and after the date the bankruptcy petition is filed.

To the extent that third parties enjoy prior liens, such third parties may have rights and remedies with respect to the property subject to such liens that, if exercised, could adversely affect the value of the collateral. Additionally, the terms of the Indenture allow us to issue additional notes and incur change of control refinancing indebtedness in certain circumstances. The Indenture does not require that we maintain the current level of collateral or maintain a specific ratio of indebtedness to asset values. Under the Indenture, any additional notes issued pursuant to the Indenture and change of control refinancing indebtedness incurred in accordance with the terms of the Indenture will rank pari passu with the notes and be entitled to the same rights and priority with respect to the collateral. Thus, the issuance of additional notes pursuant to the Indenture may have the effect of significantly diluting your ability to recover payment in full from the then existing pool of collateral. Releases of collateral from the liens securing the notes will be permitted under some circumstances.

The rights of holders of notes in the collateral may be adversely affected by the failure to perfect security interests in the collateral and other issues generally associated with the realization of security interests in the collateral.

Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions (including, making filings, within statutory time periods, with government authorities). The liens on the collateral securing obligations under the notes from time to time owned by the Issuers or the Guarantors may not be perfected if such actions necessary to perfect any of those liens upon or prior to the issuance of the notes have not been taken. The inability or failure of us to promptly take all actions necessary to create properly perfected security interests in the collateral may result in the loss of the priority, or a defect in the perfection, of the security interest for the benefit of the noteholders to which they would have been otherwise entitled.

In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. We cannot assure you that the collateral agent will monitor, or that the Issuers or the Guarantors will inform such collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after acquired collateral. The collateral agent for the notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the notes and the note guarantees against third parties.

The security interest of the collateral agent will be subject to practical challenges generally associated with the realization of security interests in the collateral. For example, the consent of a third party may be required to obtain or enforce a security interest in an asset or the Governmental Procedures may need to be completed. We cannot assure you that the Issuers, the Guarantors or the collateral agent will be able to obtain any such consent or that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. As a result, the collateral agent may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease. In addition, if the collateral agent forecloses on our assets, including our stock or the stock of our subsidiaries, it may constitute a change of control or assignment under our long-term contracts with our customers, and the counterparties may be entitled to amend or terminate the contracts, which could adversely affect the value of the collateral.

The collateral agent may not be able to possess certain assets located outside of the United States on enforcement or in an insolvency and may also be prevented from holding security interests in certain collateral located outside of the United States.

A significant portion of the assets pledged by the Issuers and Guarantors as collateral for the notes is located in jurisdictions outside the United States. Applicable laws may restrict the ability of the collateral agent from taking possession of certain collateral located outside of the United States on enforcement or in an insolvency. In addition, certain jurisdictions restrict the ability of foreign entities to hold the benefit of security interests over certain assets. This may mean that the collateral agent will be unable to benefit from security interests in certain collateral located outside of the United States and may also restrict the ability of the collateral agent to transfer collateral into its name on enforcement or in an insolvency.

Enforcing your rights as a holder of notes or under the guarantees across multiple jurisdictions may prove difficult.

The notes were issued by Trinseo Materials Operating, S.C.A., which is organized under the laws of Luxembourg, and by Trinseo Materials Finance, Inc., a Delaware corporation, and guaranteed by the Guarantors, which are organized under the laws of multiple jurisdictions, including Australia, Belgium, Canada, Germany, Hong Kong, Ireland, Luxembourg, the Netherlands, Singapore, Sweden, Switzerland, England and Wales and the United States. In the event of a bankruptcy, insolvency or similar event, proceedings could be initiated in any of these jurisdictions. Such multi-jurisdictional proceedings are likely to be complex and costly for creditors and otherwise may result in greater uncertainty and delay regarding the enforcement of your rights. Your rights under the notes and the guarantees are subject to the insolvency and administrative laws of several jurisdictions, and there can be no assurance that you will be able to effectively enforce your rights in such complex, multiple bankruptcy, insolvency or similar proceedings.

In addition, the bankruptcy, insolvency, administrative and other laws of the Issuers’ and the Guarantors’ jurisdictions of organization may be materially different from, or in conflict with, each other, including in the areas of rights of creditors, priority of government and other creditors, ability to obtain post-petition interest and duration of the proceedings. The application of these laws, or any conflict among them, could call into question whether any particular jurisdiction’s law should apply, adversely affect your ability to enforce your rights under the notes and the guarantees in these jurisdictions, or limit any amounts that you may receive.

The imposition of certain permitted liens could materially adversely affect the value of the collateral.

The collateral securing the notes and the guarantees may also be subject to liens permitted under the terms of the Indenture, whether arising on or after the date the notes were issued. The existence of any permitted liens could materially adversely affect the value of the collateral that could be realized by the holders of the notes as well as the ability of the collateral agent to realize or foreclose on such collateral. In addition, the imposition of certain permitted liens will cause the relevant assets to become “excluded assets,” which will not secure the notes or the guarantees. See “Description of the Exchange Notes—Collateral and Security Documents” for the definition of “excluded assets.” The collateral that secures the notes and the guarantees may also secure future indebtedness and other obligations of us and the guarantors to the extent permitted by the Indenture and the security documents, and the liens securing such indebtedness and other obligations may rank prior to or pari passu with the liens on the collateral securing the notes and the guarantees. Your rights to the collateral would be diluted by any increase in the indebtedness secured by the collateral.

Bankruptcy laws may limit your ability to realize value from the collateral.

The right of the collateral agent to repossess and dispose of the collateral or to take certain other actions upon the occurrence of an event of default under the Indenture or otherwise is likely to be significantly impaired or otherwise prohibited by applicable bankruptcy law if a bankruptcy case were to be commenced by or against the Issuers and/or any Guarantor before the collateral agent repossessed and disposed of the collateral and/or took certain other actions. Upon the commencement of a case under the bankruptcy code, a secured creditor such as the collateral agent is prohibited from repossessing its security from a debtor in a bankruptcy case, from disposing of security repossessed from such debtor, and/or taking certain other actions without bankruptcy court approval, which may not be given depending on the circumstances. Moreover, the bankruptcy code permits the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments or otherwise, provided that the secured creditor is given, upon its request to the bankruptcy court, “adequate protection” under the bankruptcy code. The meaning of the term “adequate protection” may vary according to circumstances and the particular bankruptcy court, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security if and at such times as the bankruptcy court in its discretion determines that the value of the secured creditor’s interest in the collateral is declining during the pendency of the bankruptcy case or for certain other reasons. A bankruptcy court may determine that a secured creditor may not require actual monetary or other compensation for a diminution in the value of its collateral or other adequate protection if the value of the collateral exceeds the debt it secures or for other reasons. Other jurisdictions may provide similar restrictions.

In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary power of a bankruptcy court with respect to what may be adequate protection and in general, it is impossible to predict:

•	how long payments, if any, under the notes could be delayed following commencement of a bankruptcy case;

•	whether or when the collateral agent could repossess or dispose of the collateral;

•	the value of the collateral at the time of the filing of the bankruptcy petition or some other relevant time thereafter; or

•	whether or to what extent holders of the notes would be compensated for any loss of value of the collateral through the requirement of “adequate protection” or otherwise.

Any disposition of the collateral by the collateral agent during a bankruptcy case would also require permission from the bankruptcy court. Furthermore, in the event a bankruptcy court determines the value of the collateral is not sufficient to repay all amounts due on first-priority lien debt, the holders of the notes would hold a secured claim only to the extent of the value of the collateral to which the holders of the notes are entitled and unsecured claims with respect to such shortfall or deficiency, unless the holders of the notes were to elect otherwise under section 1111(b) of the bankruptcy code, in which case such holders would not be able to assert any such unsecured deficiency claims but rather would retain their entire secured claim.

Under certain circumstances a court could cancel the notes or the related guarantees and the security interests that secure the notes and any guarantees under fraudulent conveyance laws.

The Issuers’ issuance of the notes and the related guarantees may be subject to review under federal or state fraudulent transfer or conveyance law or similar laws. If the Issuers become debtors in a case or cases under the bankruptcy code or encounter other financial difficulties, a court might avoid or cancel their obligations under the notes. The court might do so, if it found that, when the Issuers issued the notes, (i) they received less than reasonably equivalent value or fair consideration and (ii) the Issuers (1) were rendered insolvent, (2) were left with inadequate capital to conduct their respective businesses, (3) believed or reasonably should have believed that they would incur debts beyond their ability to pay or (4) were defendants in an action for money damages or had a judgment form money damages docketed against them (if, in either case, after final judgment the judgment is unsatisfied). The court could also avoid the obligations under the notes, without regard to factors (i) and (ii), if it found that the Issuers issued the notes with actual intent to hinder, delay or defraud the Issuers’ creditors.

Similarly, if one of the Guarantors becomes a debtor in a case under the bankruptcy code or encounters other financial difficulty, a court might avoid or cancel its guarantee if it finds that when such guarantor issued its guarantee (or in some jurisdictions, when payments became due under the guarantee), factors (i) and (ii) above applied to such guarantor, such guarantor was a defendant in an action for money damages or had a judgment for money damages docketed against it (if, in either case, after final judgment the judgment is unsatisfied), or without regard to factors (i) and (ii), if it found that such Guarantor issued its guarantee with actual intent to hinder, delay or defraud its creditors.

In addition, a court could avoid or undo any payment by the Issuers or any Guarantor pursuant to the notes or a guarantee or any realization on the pledge of assets securing the notes or the guarantees, and require the disgorgement and return to the Issuers or Guarantor of any payment or the return of any realized value to the Issuers or the Guarantor, as each case may be, or to a fund for the benefit of the creditors of the Issuers or the Guarantors. In addition, under inappropriate circumstances, a court could subordinate rather than avoid obligations under the notes, the guarantees or the pledges, and in that event, the guarantees would be subordinated (including structurally) to all of that Guarantor’s other debt. If the court were to avoid, cancel or subordinate any guarantee, funds may not be available to pay the notes from another guarantor or from any other source.

The test for determining solvency for purposes of the foregoing and below will vary depending on the law of the jurisdiction being applied. In general, a court would consider an entity insolvent either if the sum of its existing debts exceeds the fair value of all of its property, or its assets’ present fair saleable value is less than the amount required to pay the probable liability on its existing debts as they become due. For this analysis, “debts” includes contingent and unliquidated debts. A court could also find that an entity was insolvent if it (i) was engaged in business or a transaction, or was about to engaged in business or a transaction, with unreasonably small capital, (ii) it intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured or (iii) it could not pay its debts as they became due.

The Indenture limits the liability of each Guarantor on its guarantee to the maximum amount that such Guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. This limitation will not necessarily protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the notes in full when due. It is not clear, however, whether those limits would ultimately be adhered to or otherwise enforceable.

If a court avoided the Issuers’ obligations under the notes and the obligations of all of the Guarantors under their guarantees, you could cease to be the Issuers’ creditor or creditor of the Guarantors and would likely have no source from which to recover amounts due under the notes. Even if the guarantee of a Guarantor is not avoided as a fraudulent transfer, a court may subordinate the guarantee to that Guarantor’s other debt, and in that event, the guarantees would be subordinated (including structurally) to all of that Guarantor’s other debt.

Any future pledge of collateral might be avoidable in bankruptcy.

Any future pledge of collateral in favor of the collateral agent, including pursuant to security documents delivered after the date of the Indenture and/or perfection of such or any other pledge of collateral, might be avoidable by the pledgor (as debtor in possession) or by a trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period, and certain defenses are not applicable.

The collateral is subject to casualty risks.

Although we maintain insurance policies to insure against losses, there are certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, it is possible that the insurance proceeds will not compensate us fully for our losses in the event of a catastrophic loss. If there is a total or partial loss of any of the pledged collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all the secured obligations, including the notes.

There is no established trading market for the notes and there is no guarantee that an active trading market for the notes will develop. You may not be able to sell the notes readily or at all or at or above the price that you paid.

Currently there is no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system. You may not be able to sell your notes at a particular time or at favorable prices. As a result, any trading market for the notes may not be liquid. Accordingly, you may be required to bear the financial risk of your investment in the notes indefinitely. If a trading market were to develop, future trading prices of the notes may be volatile and will depend on many factors, including:

•	the number of holders of notes;

•	prevailing interest rates;

•	our operating performance and financial condition;

•	the interest of securities dealers in making a market for them; and

•	the market for similar securities.

Historically, the market for non-investment grade debt has been subject to severe disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market for the notes, if any, may be subject to similar disruptions that could adversely affect the liquidity in that market or their value. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies or change in the rating agencies’ outlook towards us may increase our future borrowing costs and reduce our access to capital.

Our debt currently has a non-investment grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Credit ratings are not recommendations to purchase, hold or sell the notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketability of the notes.

Any future lowering of our ratings or change in the rating agencies’ outlook towards us likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

Many of the covenants in the Indenture do not apply while the notes are rated investment grade by Moody’s and Standard & Poor’s.

Many of the covenants in the Indenture do not apply to the Issuers if the notes are rated investment grade by both Moody’s and Standard & Poor’s, provided at such time no default or event of default has occurred and is continuing. These covenants restrict, among other things, our ability to pay distributions, incur debt and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, that the notes will maintain these ratings. However, suspension of these covenants would allow the Issuers to engage in certain transactions that would not be permitted while these covenants are in force. To the extent the covenants are subsequently reinstated, any such actions taken while the covenants were suspended would not result in an event of default under the Indenture. See “Description of the Exchange Notes—Certain Covenants.”

The interests of our controlling shareholder may be in conflict with the interests of noteholders.

Bain Capital, our controlling stockholder, owns 89.7% of the our ordinary shares and has the ability to elect a majority of the board of directors and generally to determine our corporate and management policies relating to fundamental corporate actions. Circumstances may occur in which the interests of Bain Capital, as our shareholder, could be in conflict with the interests of the holders of the notes.

Risks Related to the Exchange Offer

Holders who fail to exchange their Original Notes will continue to be subject to restrictions on transfer.

If you do not exchange your Original Notes for Exchange Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Original Notes described in the legend on the certificates for your Original Notes. The restrictions on transfer of your Original Notes arise because we issued the Original Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Original Notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. Subject to limited exceptions, we do not plan to register the Original Notes under the Securities Act or any state securities laws. In addition, if a large number of Original Notes are exchanged for Exchange Notes and there is only small amount of Original Notes outstanding, there may not be an active market in the Original Notes, which may adversely affect the market price and liquidity of the Original Notes. For further information regarding the consequences of tendering or not tendering your Original Notes in the exchange offer, see the discussions below under the captions “Description of the Exchange Offer—Consequences of Exchanging or Failing to Exchange Original Notes” and “Certain U.S. Federal Income Tax Considerations.”

You must comply with the exchange offer procedures in order to receive new, registered Exchange Notes.

Delivery of Exchange Notes in exchange for Original Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

•

certificates for Original Notes or a book-entry confirmation of a book-entry transfer of Original Notes into the Exchange Agent’s account at DTC, New York, New York as depository, including an agent’s message (as defined herein) if the tendering holder does not deliver a letter of transmittal;

•	a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or an agent’s message in lieu of the letter of transmittal; and

•	any other documents required by the letter of transmittal.

Therefore, holders of Original Notes who would like to tender Original Notes in exchange for Exchange Notes should be sure to allow enough time for the Original Notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of Original Notes for exchange. Original Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See “Description of the Exchange Offer—Procedures for Tendering Original Notes” and “Description of the Exchange Offer—Consequences of Exchanging or Failing to Exchange Original Notes.”

You may not be able to resell Exchange Notes you receive in the exchange offer without registering those Exchange Notes or delivering a prospectus.

Based on interpretations by the staff of the SEC in no-action letters issued to third parties, we believe, with respect to Exchange Notes issued in the exchange offer, that:

•	holders who are not “affiliates” of ours within the meaning of Rule 405 of the Securities Act;

•	holders who acquire their Exchange Notes in the ordinary course of business; and

•	holders who do not engage in, intend to engage in, or have arrangements to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes do not have to comply with the registration and prospectus delivery requirements of the Securities Act.

Holders described in the preceding sentence must tell us in writing at our request that they meet these criteria. Holders that do not meet these criteria could not rely on interpretations of the staff of the SEC in no-action letters, and would have to register the notes they receive in the exchange offer and deliver a prospectus for them. In addition, holders that are broker-dealers may be deemed “underwriters” within the meaning of the Securities Act in connection with any resale of notes acquired in the exchange offer. Holders that are broker-dealers must acknowledge that they acquired their outstanding notes in market-making activities or other trading activities and must deliver a prospectus when they resell the notes they acquire in the exchange offer in order not to be deemed an underwriter.

Risks Related to Our Business

Conditions in the global economy and capital markets may adversely affect our results of operations, financial condition and cash flows.

Our products are sold in markets that are sensitive to changes in general economic conditions, such as sales of automotive and construction products. Downturns in general economic conditions can cause fluctuations in demand for our products, product prices, volumes and margins. A decline in the demand for our products or a shift to lower-margin products due to deteriorating economic conditions could adversely affect sales of our products and our profitability and could also result in impairments of certain of our assets.

Our business and operating results were severely affected by the global recession beginning in 2008. We continue to be impacted by turbulence in the credit markets, dislocations in the housing and commercial real estate markets, fluctuating commodity prices, volatile exchange rates and other challenges currently affecting the global economy and our customers. Instability in financial and commodity markets throughout the world has caused, among other things, severely diminished liquidity and credit availability, rating downgrades of certain investments and declining valuations and pricing volatility of others, volatile energy and raw materials costs, geopolitical issues and failure and the potential failure of major financial institutions. In addition, the on-going sovereign debt crisis affecting various countries in the European Union is creating further uncertainties in the global credit markets. Deterioration in the financial and credit market heightens the risk of customer bankruptcies and delay in payment. We are unable to predict the duration of the current economic conditions or their effects on financial markets, our business and results of operations. If economic conditions further deteriorate, our results of operations, financial condition and cash flows could be materially adversely affected.

Volatility in the cost of the raw materials utilized for our products or disruption in the supply of the raw materials may adversely affect our financial condition and results of operations.

Our results of operations can be directly affected positively and negatively by volatility in the cost of our raw materials, which are subject to global supply and demand and other factors beyond our control. Our principal raw materials (benzene, ethylene, butadiene, bisphenol A (“BPA”) and styrene) together represent approximately 60% of our total cost of goods sold. Volatility in the cost of these raw materials makes it more challenging to manage pricing and pass the increases on to our customers in a timely manner. We believe that rapid changes in pricing also can affect the volume our customers consume. As a result, our gross profit and margins could be adversely affected.

Styrene, a principal raw material purchased and produced by us, is used in the production of polystyrene, ABS, SAN, SB latex and our rubber products and, like its principal raw materials, ethylene and benzene, is subject to a volatile market. The wider the styrene to benzene and ethylene spread, with styrene more than benzene and ethylene, the more profitable it is to produce styrene. Currently, the market is experiencing a favorable spread but that condition is subject to fluctuations.

Crude oil prices also impact our raw material costs. Generally, higher crude oil prices lead to higher costs of raw materials, although some raw materials are impacted less than others.

Market volatility also impacts our accounting for our inventories. We use either our cost to us or market price, whichever is lower, with cost being determined on the first-in, first-out (“FIFO”) method. As a result, in periods of rapidly declining cost of inventories, the FIFO impact on our reported earnings may be negative. Similarly, in periods of rapidly increasing cost of inventories, the effects of the FIFO method could skew our results of operations, causing them to appear more positive than the actual results.

If the availability of any of our principal raw materials is limited, we may be unable to produce some of our products in the quantities demanded by our customers, which could have an adverse effect on plant utilization and our sales of products requiring such raw materials.

For example, in 2012, the North American market was structurally short of butadiene and relied on imports of crude C4 (unpurified butadiene) and/or butadiene to balance demand. Historically, the European market has had excess supply and provided exports to North America. In all regions, in the first three quarters of 2013, butadiene demand has continued to decline and the market is long. The current trend could be reversed with increases in rubber demand.

Suppliers may have temporary limitations preventing them from meeting our butadiene requirements, and we may not be able to obtain substitute supplies of butadiene from alternative suppliers in a timely manner or on favorable terms. The quantity of butadiene available in any one region is dependent on the raw material inputs and operating rates of the ethylene crackers. Raw material inputs to the crackers (either ethane or naphtha) depend on the flexibility of the cracker to use various feeds and the economics of the available raw materials.

In June 2010, we entered into long-term supply agreements (5 to 10 years) with Dow for ethylene, benzene, butadiene, BPA and other raw materials amounting to approximately 45% to 50% of our raw materials (based on aggregate purchase price). The remainder is purchased via other third-party suppliers on a global basis. As our Dow contracts and other third party contracts expire, we may be unable to renew these contracts or obtain new long-term supply agreements on terms comparable or favorable to us, depending on market conditions, which may significantly impact our operations.

In addition, many of our long-term contracts contain provisions that allow our suppliers to limit the amount of raw materials shipped to us below the contracted amount in force majeure circumstances. If we are required to obtain alternate sources for raw materials because Dow or any other supplier is unwilling or unable to perform under raw material supply agreements or if a supplier terminates its agreements with us, we may not be able to obtain these raw materials from alternative suppliers in a timely manner or be able to enter into long-term supply agreements on terms comparable or favorable to us.

Our end-use markets are highly competitive, and we may lose market share to other producers of styrene-based chemical products or to producers of other products that can be substituted for our products.

Our industry is highly competitive and we face significant competition from large international producers, as well as from smaller regional competitors. Our most significant competitors include BASF, Nippon Zeon, LG Chemicals, Wacker Chemie AG, Bayer Lanxess AG, SABIC, Styrolution, Total and Versalis. Competition is based on a number of factors, such as product quality, service and price. Our competitors may improve their competitive position in our core end-use markets by successfully introducing new products, improving their manufacturing processes or expanding their capacity or manufacturing facilities. In addition, while we benefit from the decline of the Butadiene price, the price of Styrene, one of our principal SB latex raw materials, is still on the rise, which may enable other latex manufacturers who, like us, are offering products made with different chemistries using less expensive raw materials altogether, including VAM-based latex and natural binders, to improve their position. The long-term impact of the competition from these products, in particular relative to natural binders, is unclear. Some of our competitors may be able to drive down prices for our products if their costs are lower than our costs. Some of our competitors’ financial, technological and other resources may be greater than our resources and such competitors may be better able to withstand changes in market condition. Our competitors may be able to respond more quickly than we can to new or emerging technologies or changes in customer requirements. If we are unable to keep pace with our competitors’ product and manufacturing process innovations, our financial condition and results of operations could be materially adversely affected.

Competition between styrene-based chemical products and other products within the end-use markets in which we compete is intense. In addition, at one stage, vinyl-based systems did emerge as competitive products, particularly in the carpet backing market in North America and had an unfavorable impact at first, which has been substantially reversed due to SB latex performance and decreased Butadiene cost and increased availability. Increased competition from existing or newly developed products may reduce demand for our products in the future and our customers may decide on alternate sources to meet their requirements.

In addition, consolidation of our competitors or customers may result in reduced demand for our products or make it more difficult for us to compete with our competitors. If we are unable to successfully compete with other producers of styrene-based chemical products or if other products can be successfully substituted for our products, our sales may decline.

We may be unable to achieve, or may be delayed in achieving our estimates and projections regarding our Schkopau addition, product development pipeline and cost-saving measures.

Compliance with extensive environmental, health and safety laws may require material expenditures.

We use large quantities of hazardous substances and generate hazardous wastes in our manufacturing operations. Consequently, our operations are subject to extensive environmental, health and safety laws and regulations at both the national and local level in multiple jurisdictions. Many of these laws and regulations have become more stringent over time and the costs of compliance with these requirements may increase, including costs associated with any capital investments for pollution control facilities. For example, in the United States, the U.S. Environmental Protection Agency (“EPA”) has moved forward on requirements for new air emission regulations covering greenhouse gas emissions which have not yet been sanctioned by Congress. European plants that manufacture “organic commodity chemicals” with a capacity of over 100 metric tons per day are now required to participate in the European Trading Scheme for Greenhouse gases, and the German greenhouse gas trading program may be costly to implement at certain German facilities. In addition, our production facilities require operating permits that are subject to periodic renewal and, in circumstances of noncompliance, may be subject to revocation. The necessary permits may not be issued or continue in effect, and any issued permits may contain more stringent limitations on our operations.

Compliance with more stringent environmental requirements would likely increase our costs of transportation and storage of raw materials and finished products, as well as the costs of storage and disposal of wastes. Additionally, we may incur substantial costs, including penalties, fines, damages, criminal or civil sanctions and remediation costs, or experience interruptions in our operations for failure to comply with these laws or permit requirements.

Adoption of Complex Health Care Legislation and Related Regulations and Financial Reform Could Increase our Operating Costs and Adversely Affect Our Results of Operations.

The adoption of the Patient Protection and Affordable Care Act and the regulations resulting from such legislation could increase the costs of providing health care to our employees as well as cause us to incur additional administrative costs to comply with certain provisions of this legislation. We are unable to predict the amount and timing of any such increased costs or to what extent we may need to divert other resources to comply with various provisions of this legislation. Additionally, the Dodd-Frank Wall Street Reform and Consumer Protection Act could result in increased costs to us either as a result of our efforts to comply with the corporate governance provisions which may be applicable to us or due to the impact of such legislation on the derivative contracts or other financial instruments or financial markets that we may utilize in the normal course of our business.

Regulatory and statutory changes applicable to our raw materials and products and our customers’ products could require material expenditures, changes in our operations and adversely affect our financial condition and results of operations.

Changes in environmental, health and safety regulations, in jurisdictions where we manufacture and sell our products, could lead to a decrease in demand for our products. In addition to changes in regulations, health and safety concerns could increase the costs incurred by our customers to use our products and otherwise limit the use of these products, which could lead to decreased demand for these products. Such a decrease in demand likely would have an adverse effect on our business and results of operation. Materials such as acrylonitrile, ethylbenzene, styrene, butadiene, BPA and halogenated flame retardant are used in the manufacturing of our products and have come under increased regulatory scrutiny due to potentially significant or perceived health and safety concerns.

Our products are also used in a variety of end-uses that have specific regulatory requirements such as those relating to products that have contact with food or medical end-uses. We and many of the applications for the products in the end-use markets in which we sell our products are regulated by various national and local rules, laws and regulations. Changes in regulations could result in additional compliance costs, seizures, confiscations, recall or monetary fines, any of which could prevent or inhibit the development, distribution and sale of our products. Changes in environmental and safety laws and regulations banning or restricting the use of these residual materials in our products, or our customers’ products, could adversely affect our results of operations and adversely affect our financial condition. Failure to appropriately manage safety, human health, product liability and environmental risks associated with our products, product life cycles and production processes could adversely impact employees, communities, stakeholders, our reputation and the results of our operations.

Ethylbenzene, Butadiene and Acrylonitrile: By way of example, occupational exposure limits and chemical control regulations are in place or are being considered in many countries for ethylbenzene and acrylonitrile, two raw materials used extensively in our operations. Furthermore, on January 14, 2011, the European Commission enacted EU Regulation 10/2011, which effectively reduced the allowable amount of acrylonitrile which is permitted to migrate out of food contact products. We have been working with our customers to ensure compliance with this regulation.

Styrene: In 2011, the NTP (“National Toxicology Program”), a body within the U.S. HHS (Department of Health and Human Services), reclassified styrene as “reasonably anticipated to be a human carcinogen” in its 12th Report on Carcinogens (“ROC”). The industry believes that this re-classification is not supported by scientific data, and challenged the re-classification in a lawsuit which upheld the listing on procedural grounds. Although the NTP listing is informational and not a regulatory action, it did trigger the need to provide the reclassification information on safety data sheets for a few of our products (which are not our standard commercial grades). Our trade association SIRC continues to actively advocate, including urging postponement of legislative action on styrene until the completion of the National Academy of Sciences’ peer review scientific study of the NTP decision on styrene (anticipated, 2014). The industry continues to educate the public and we continue to educate our customers about the safety of styrene, including reference to scientific studies such as a study of 16,000 styrene exposed workers which found no credible evidence of an increased risk of cancers (Epidemiology March 2013).

In November 2012, the Risk Assessment Committee (“RAC”) of the European Chemicals Agency (“ECHA”) suggested that styrene should be classified as:

•

Category 1 for specific target organ toxicity following repeated exposure (STOT RE 1). The accompanying recommended hazard statement is H372 “Causes damage to hearing organs through prolonged or repeated exposure via inhalation”; and

•	Category 2 for reproductive toxicity accompanied by hazard statement H361d “Suspected of damaging the unborn child”.

An assessment by the styrenics industry of available scientific data concluded that a classification as a reproductive toxin is scientifically unjustified. However, the styrenics industry supports the STOT RE 1 classification, which was proposed by the industry in the REACH Registration dossier for styrene in October 2010. We have not seen any business impact to date for the following reasons: (1) The concentrations of styrene monomer to which our employees could be exposed are orders of magnitude lower than the levels set by regulatory bodies. End-use applications would typically present an even lower potential exposure. (2) We are reassuring our customers that our products can continue to be used in making a wide range of products, in line with current best practices, safety laws and regulations, and existing occupational exposure limits. (3) It is our view that there are no simple substitutes for our products that can deliver the same performance, quality, safety and cost effectiveness as the current set of products customers buy from us. Nevertheless, there is a risk that our customers could move away from styrenics products due to the NTP reclassification, other initiatives and adverse public opinion. Styrene monomer, like butadiene and acrylonitrile, are considered residual materials that could potentially migrate out of the product.

BPA: Bisphenol A (“BPA”) is a monomer that we use in the production of polycarbonate, which some consider an endocrine disruptor. BPA is receiving high visibility in the media, subjecting other companies to class action litigation and has resulted in customer and consumer deselection of materials particularly in food contact applications such as baby bottles, sippy cups, toys and water bottles, as well as legislative initiatives banning its use. For example, on October 5, 2011, California enacted a law to ban BPA in baby bottles and infant sippy cups, and, in July 2012, the U.S. Food and Drug Administration (“FDA”) banned BPA in baby bottles and sippy cups after the American Chemistry Council petitioned the FDA to revise its regulations to provide clarification for consumers that BPA is no longer used to manufacture baby bottles and sippy cups and will not be used in these products in the future. The FDA is currently conducting additional studies to address uncertainties in the findings of studies about the potential effect of BPA on the brain, behavior, fetuses, infants, and children. In June 2013, the U.S. FDA updated its website about the safety of BPA: “Based on FDA’s ongoing safety review of scientific evidence, the available information continues to support the safety of BPA for the currently approved uses in food containers and packaging.”

In July, the German risk authority, Bundesinstitut fur Risikobewertung (“BfR”) issued a new statement on BPA: “So far no detrimental health effects of low doses of bisphenol A have reliably been identified which would call into question existing assessments.”

ECHA included BPA on its list of chemicals to be fully evaluated for health and environmental risks under Registration, Evaluation and Authorization of Chemicals (“REACH”) although a prior assessment concluded that there was no need for further assessment or precautionary measures.

On April 19, 2013 BPA (at a threshold level much higher than BPA typically present in our products) was withdrawn from the State of California’s proposed additions to the Proposition 65 list as a result of a court decision granting a motion for preliminary injunction filed by the American Chemistry Council (“ACC”). The court will next decide whether to grant a permanent injunction, after hearing the case on the merits. The U.S. government has been funding a number of comprehensive studies to resolve questions about the safety of BPA. The studies that have been completed so far have all confirmed the safety of BPA (at the typical levels of human exposure).

Notwithstanding the EU’s desire to avoid individual country bans that conflict with the European Union’s scientific agency, The European Food Safety Authority (“EFSA”)’s conclusion that consumers are not at risk from exposure to BPA in food; France, Sweden and Belgium have approved contrary legislation. Sweden and Belgium plan to ban BPA in food packaging marketed to children under 3 years old and France enacted a more sweeping law. France plans to enforce a health warning regarding the use of BPA-based food packaging for breastfeeding and pregnant women and children up to the age of three years. The French Government intends to extend an existing ban on use of BPA in baby bottles to cover the manufacture, importation, exportation and placing on the market of any food packaging containing BPA beginning on January 1, 2015. This action by

France is contrary to the positions of EU authorities, as well as EU and WTO trade rules. As a result, in March 2013, the EU plastics trade association filed a complaint with the EU Commission, which is pending. The EU Commission has stated its intention to await the issuance of an updated study by EFSA prior to reaching a decision on the French ban. EFSA announced in July that this study will include both food and nonfood sources and will be released in 2014. Industry trade associations continue to actively address this issue through political advocacy, media relations, legal action, and scientific and regulatory activities.

We do not see any quantifiable business impact from these developments at this point, for several reasons. (1) We are reassuring our customers that our products can continue to be used in making a wide range of products, in line with current best practices, safety laws and regulations. (2) The concentrations of BPA to which consumers could be exposed are orders of magnitude lower than the levels set by regulatory bodies, and BPA is rapidly broken down and eliminated from the body. (3) We do not see any quantifiable business impact from these developments at this point, as we do not sell any significant volumes of polycarbonate or PC blends into food-contact applications. Additional regulation of residual levels of BPA in appliances, medical devices and other products could arise in the future which could significantly impact our plastics business.

Hexabromocyclododecane (“HBCD”): HBCD, a halogenated flame retardant, was banned by REACH commencing in the year 2015. In anticipation of that event, alternative flame retardants have been identified and suppliers are now introducing these products in semi-commercial quantities. We plan to convert to a new flame retardant in 2014.

There is no assurance that we will be able to renew all necessary licenses, certificates, approvals and permits for our operation.

Our operation is subject to various licenses, certificates, approvals and permits in different foreign jurisdictions. There is no assurance that we will be able to renew our licenses, certificates, approvals and permits upon their expiration. The eligibility criteria for such license, certificates, approvals and permits may change from time to time and may become more stringent. In addition, new requirements for licenses, certificates, approvals and permits my come into effect in the future. The introduction of any new and/or more stringent laws, regulation, licenses, certificates, approvals and permits requirements relevant to our business operations may significantly escalate our compliance and maintenance costs or may preclude us to continue with our existing operation or may limit or prohibit us from expanding our business. Any such event may have an adverse effect to our business, financial results and future prospects.

Failure to maintain an effective system of internal control could adversely impact our ability to both timely and accurately report our financial results.

We establish and maintain internal controls necessary to provide reliable financial results and to assist in the effective prevention of fraud. We have experienced material weaknesses in our internal controls in prior years caused by inadequate internal staffing and skills and inadequate controls over our quarter-end closing processes. We have remediated the deficiencies causing our prior material weaknesses as of December 31, 2012, however, we cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.

In addition, as a reporting company under the Exchange Act, our management will be required to conduct an annual evaluation of our internal controls over financial reporting and include a report of management on our internal controls in our annual reports on Form 10-K. Under current rules, we will be subject to these requirements beginning with our annual report on Form 10-K for the year ending December 31, 2014. If we are unable to conclude that we have maintained effective internal controls over financial reporting investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the market price of the notes.

Our independent auditors are not currently required to formally attest to the effectiveness of our internal controls over financial reporting. However, this will change if we complete an initial public offering. If it is required to do so, our independent registered public accounting firm may issue a report that is adverse in the event that we have not maintained the effectiveness of our internal controls over financial reporting.

Dow provides significant operating and other services, and certain raw materials used in the production of our products, under agreements that are important to our business. The failure of Dow to perform their obligations, or the termination of these agreements, could adversely affect our operations.

Prior to June 17, 2010, we were operated by Dow. Dow has provided and continues to provide services under certain agreements that are important to our business. We are a party to:

•	an outsourcing service agreement pursuant to which Dow provides certain administrative and business services to us for our operations;

•	supply and sales agreements pursuant to which Dow, among other things, provides us with raw materials, including ethylene, benzene, butadiene and BPA;

•	a contract manufacturing agreement pursuant to which Dow operates and maintains one of its Freeport, Texas facilities to produce PC products for us; and

•

an operating services agreement pursuant to which Dow will operate and maintain certain of our facilities at Rheinmuenster, Germany as well as employ and provide almost all of the staff for this facility.

Under the terms of the above agreements, either party is permitted to terminate the applicable agreement in a variety of situations. Should Dow fail to provide these services or raw materials, or should any of the above agreements be terminated, we would be forced to obtain these services and raw materials from third parties or provide them ourselves. Additionally, if Dow terminates agreements pursuant to which we are obligated to provide certain services, we may lose the fees received by us under these agreements. From time to time, as part of our ongoing business operations, we discuss potential changes in the terms of our various agreements with Dow based upon changes in market conditions or other factors. Any agreed changes to any of these contractual arrangements are not binding until the execution of formal documentation. The failure of Dow to perform its obligations under, or the termination of, any of these contracts could adversely affect our operations and, depending on market conditions at the time of any such termination, we may not be able to enter into substitute arrangements in a timely manner, or on terms as favorable to us.

Under certain of these agreements, we are required to indemnify Dow in certain circumstances, including for loss and damages resulting from Dow’s negligence in performing their obligations, subject to certain limitations.

In connection with the Acquisition, we acquired ownership of, or in some cases, a worldwide right and license to use, certain patents, patent applications and other intellectual property of Dow that were used by Dow to operate the Styron business segments or held by Dow primarily for the benefit of the Styron business segments, prior to the Acquisition. Generally, we acquired ownership of the intellectual property that was primarily used in the Styron business segments and acquired a license to a more limited set of intellectual property that had broader application within Dow beyond the Styron business segments. Our license from Dow is perpetual, irrevocable, fully paid, and royalty-free. Furthermore, our license from Dow is exclusive within the Styron business segments for certain patents and patent applications that were used by Dow primarily in those Styron business segments prior to the Acquisition, subject to licenses previously granted by Dow, to any current and future requirements of the U.S. Federal Trade Commission and to certain retained rights of Dow, including the right to use patents and patent applications outside the Styron business segments and for internal consumption by Dow. Our license from Dow relates to polymeric compositions, manufacturing processes and end applications for the polymeric compositions; and is limited to use in defined areas corresponding to our current business segments excluding certain products and end-use application technology retained by Dow. Our ability to develop, manufacture or sell products and technology outside of these defined areas may be impeded by the intellectual property rights that have been retained by Dow, which could adversely affect our business, financial condition and results of operations. Additionally, we may not be able to enforce, and Dow may be unwilling to enforce, this intellectual property that has been retained by Dow where infringement could also impact our business and competitive position.

We may be subject to losses due to lawsuits arising out of environmental damage or personal injuries associated with exposure to chemicals or the release of chemicals.

We face the risk that individuals could seek damages for personal injury due to exposure to chemicals at our facilities, chemicals which have been released from our facilities, chemicals otherwise owned or controlled by us, or chemicals which allegedly migrated from products containing our materials. Legal claims and regulatory actions could subject us to both civil and criminal penalties, which could affect our product sales, reputation and profitability. We may be subject to claims with respect to workplace exposure, workers’ compensation and other health and safety matters. There are several properties which we now own on which Dow has been conducting remediation to address historical contamination. Those properties include Allyn’s Point, Connecticut; Dalton, Georgia; Livorno, Italy; and Guaruja, Brazil. There are other properties with historical contamination that are owned by Dow that we lease for our operations, including our facility in Midland, Michigan. While we did not assume the liabilities associated with these properties in the U.S., because certain environmental laws can impose liability for contamination on the current owner or operator of a property, even if it did not create the contamination, there is a possibility that a governmental authority or private party could seek to include us in an action or claim for remediation or damages, even though the contamination may have occurred prior to our ownership or occupancy. While Dow has agreed to indemnify us for liability for releases of hazardous materials that occurred prior to our separation from Dow, the indemnity is subject to limitations, and we cannot be certain that Dow will fully honor the indemnity or that the indemnity will be sufficient to satisfy all claims that we may incur. In addition, we face the risk that future claims might fall outside of the scope of the indemnity, particularly if we experience a release of hazardous materials that occurs in the future or at any time after the closing of the Acquisition.

The environmental liabilities at a particular site could increase as a result of, among other things, changes in laws and regulations, modifications to the site’s investigation and remediation plans, unanticipated construction problems, identification of additional areas or quantities of contamination, increases in labor, equipment and technology costs, significant changes in the financial condition of Dow or other responsible parties and the outcome of any related legal and administrative proceedings to which we may become a party. Any increase in liability may be outside the scope of the indemnity provided by Dow, resulting in increased costs payable by us. It is not possible for us to reasonably estimate the amount and timing of all future expenditures related to environmental or other contingent matters. Accruals for environmental matters are recorded by us when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated based on current law and existing technologies.

Our business involves risk of exposure to product liability claims.

Even though we are generally a material supplier rather than a manufacturer of finished goods, the development, manufacture and sales of specialty emulsion polymers and plastics by us involve inherent risk of exposure to product liability claims, product recalls and related adverse publicity. While we attempt to protect ourselves from such claims and exposures in our adherence to standards and specifications and contractual negotiations, there can be no assurance that our efforts in this regard will ultimately protect us from any such claims. A consumer may attempt to seek contribution from us due to a product liability claim brought against them by a consumer, or a consumer may bring a product liability claim directly against us. A product liability claim or judgment against us could result in substantial and unexpected expenditures, affect consumer or customer confidence in our products, and divert management’s attention from other responsibilities. A successful product liability claim or series of claims against us in excess of our insurance coverage payments, for which we are not otherwise indemnified, could have a material adverse effect on our financial condition or results of operations.

Production at our manufacturing facilities could be disrupted for a variety of reasons. Disruptions could expose us to significant losses or liabilities.

The hazards and risks of disruption associated with chemical manufacturing and the related storage and transportation of raw materials, products and wastes exist in our operations and the operations of other occupants with whom we share manufacturing sites. These potential risks of disruption include, but are not necessarily limited to:

•	pipeline and storage tank leaks and ruptures;

•	explosions and fires;

•	inclement weather and natural disasters;

•	terrorist attacks;

•	failure of mechanical, process safety and pollution control equipment;

•	chemical spills and other discharges or releases of toxic or hazardous substances or gases; and

•	exposure to toxic chemicals.

These hazards could expose employees, customers, the community and others to toxic chemicals and other hazards, contaminate the environment, damage property, result in personal injury or death, lead to an interruption or suspension of operations, damage our reputation and adversely affect the productivity and profitability of a particular manufacturing facility or us as a whole, and result in the need for remediation, governmental enforcement, regulatory shutdowns, the imposition of government fines and penalties and claims brought by governmental entities or third parties. Legal claims and regulatory actions could subject us to both civil and criminal penalties, which could affect our product sales, reputation and profitability. We have comprehensive environmental, health and safety compliance and management systems to prevent potential risks and emergency response and crisis management plans in place to mitigate potential risks.

If disruptions occur, alternative facilities with sufficient capacity or capabilities may not be available, may cost substantially more or may take a significant time to start production. Each of these scenarios could negatively affect our business and financial performance. If one of our key manufacturing facilities is unable to produce our products for an extended period of time, our sales may be reduced by the shortfall caused by the disruption and we may not be able to meet our customers’ needs, which could cause them to seek other suppliers. Furthermore, to the extent a production disruption occurs at a manufacturing facility that has been operating at or near full capacity, the resulting shortage of our product could be particularly harmful because production at the manufacturing facility may not be able to reach levels achieved prior to the disruption.

Although we maintain property, business interruption, comprehensive general liability, environmental impairment liability and other insurance of the types and in the amounts that we believe are customary for the industry, we may not be fully insured against all potential causes of disruption due to limitations and exclusions in our policies. While the hazards associated with chemical manufacturing have not resulted in incidents that have significantly disrupted our operations or exposed us to significant losses or liabilities since the Acquisition, there can be no assurances we will not suffer such losses in the future.

Any increase in the cost of natural gas or electricity may adversely affect our results of operations.

We use natural gas and electricity to operate our facilities and generate heat and steam for our various manufacturing processes. Natural gas prices have experienced significant volatility in the past several years.

Wide fluctuations in natural gas prices may result from relatively minor changes in supply and demand, market uncertainty, and other factors, both domestic and foreign, that are beyond our control. In addition, natural gas is often a substitute for petroleum-based energy supplies. Future increases in the price of petroleum (resulting from increased demand, political instability or other factors) may result in significant additional increases in the price of natural gas. In addition, electricity prices are generally affected by increases in the price of petroleum. Any increase in the cost of natural gas or electricity could have a material adverse impact on our financial condition and results of operations.

We are subject to customs, international trade, export control, antitrust, zoning and occupancy and labor and employment laws that could require us to modify our current business practices and incur increased costs.

We are subject to numerous regulations, including customs and international trade laws, export/import control laws, and associated regulations. These laws and regulations limit the countries in which we can do business; the persons or entities with whom we can do business; the products which we can buy or sell; and the terms under which we can do business, including anti-dumping restrictions. In addition, we are subject to antitrust laws and zoning and occupancy laws that regulate manufacturers generally and/or govern the importation, promotion and sale of our products, the operation of factories and warehouse facilities and our relationship with our customers, suppliers and competitors. If any of these laws or regulations were to change or were violated by our management, employees, suppliers, buying agents or trading companies, the costs of certain goods could increase, or we could experience delays in shipments of our goods, be subject to fines or penalties, or suffer reputational harm, which could reduce demand for our products and hurt our business and negatively impact results of operations. In addition, in some areas we benefit from certain trade protections, including anti-dumping protection and the European Union’s Authorized Economic Operator program, which provides expedited customs treatment for materials crossing national borders. If we were to lose these protections, our results of operations could be adversely affected.

In addition, changes in statutory minimum wage laws and other laws relating to employee benefits could cause us to incur additional wage and benefits costs, which could negatively impact our profitability.

Legal requirements are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effects on our operations. We may be required to make significant expenditures or modify our business practices to comply with existing or future laws and regulations, which may increase our costs and materially limit our ability to operate our business.

We are dependent on the continued service and recruitment of key executives, the loss of any of whom could adversely affect our business.

Our performance is substantially dependent on the performance of our senior management team, including Christopher D. Pappas, our President and Chief Executive Officer, and John A. Feenan, our Executive Vice President and Chief Financial Officer. We have entered into agreements with each member of our senior management team that restrict their ability to compete with us should they decide to leave our Company. Even though we have entered into these agreements, we cannot be sure that any member of our senior management team will remain with us, or that they will not seek to compete with us in the future. The loss of members of our senior management team or our inability to hire qualified management personnel in a timely manner could impair our ability to execute our business plan and growth strategy, cause us to lose customers and reduce revenue, or lead to employee morale problems and/or the loss of additional key employees.

Fluctuations in currency exchange rates may significantly impact our results of operations and may significantly affect the comparability of our results between financial periods.

Our operations are conducted by subsidiaries in many countries. The results of the operations and the financial position of these subsidiaries are reported in the relevant foreign currencies and then translated into U.S.

dollars at the applicable exchange rates for inclusion in our consolidated financial statements. The main currencies to which we are exposed are the Euro, the British pound, Chinese renminbi, Indian rupee, Korean won, Brazilian real and Swedish krona. The exchange rates between these currencies and the U.S. dollar in recent years have fluctuated significantly and may continue to do so in the future. A depreciation of these currencies against the U.S. dollar, in particular the Euro, will decrease the U.S. dollar equivalent of the amounts derived from these operations reported in our consolidated financial statements and an appreciation of these currencies will result in a corresponding increase in such amounts. Because some of our raw material costs are procured on a U.S. dollar rather than on these currencies, depreciation of these currencies may have an adverse effect on our profit margins or our reported results of operations. Conversely, to the extent that we are required to pay for goods or services in foreign currencies, the appreciation of such currencies against the U.S. dollar will tend to negatively impact our results of operations. In addition, currency fluctuations may affect the comparability of our results of operations between financial periods.

We incur currency transaction risk whenever we enter into either a purchase or sale transaction using a currency other than the local currency of the transacting entity. Given the volatility of exchange rates, there can be no assurance that we will be able to effectively manage our currency transaction risks or that any volatility in currency exchange rates will not have a material adverse effect on our financial condition or results of operations.

We generally do not have long-term contracts with our customers, and the loss of customers could adversely affect our sales and profitability.

With some exceptions, our business is based primarily upon individual sales orders with our customers. As such, our customers could cease buying our products from us at any time, for any reason, with little or no recourse. If multiple customers elected not to purchase products from us, our business prospects, financial condition and results of operations could be adversely affected.

If we are not able to continue the technological innovation and successful commercial introduction of new products, our customers may turn to other producers to meet their requirements.

Our industry and the end-use markets into which we sell our products experience periodic technological change and ongoing product improvements.

In addition, our customers may introduce new generations of their own products or require new technological and increased performance specifications that would require us to develop customized products. Innovation or other changes in our customers’ product performance requirements may also adversely affect the demand for our products. Our future growth will depend on our ability to gauge the direction of the commercial and technological progress in all key end-use markets, and upon our ability to successfully develop, manufacture and market products in such changing end-use markets. We need to continue to identify, develop and market innovative products on a timely basis to replace existing products in order to maintain our profit margins and our competitive position. We may not be successful in developing new products and technology that successfully compete with such materials, and our customers may not accept any of our new products. If we fail to keep pace with evolving technological innovations or fail to modify our products in response to our customers’ needs, then our business, financial condition and results of operations could be adversely affected as a result of reduced sales of our products.

Our business relies on intellectual property and other proprietary information and our failure to protect our rights could harm our competitive advantages with respect to the manufacturing of some of our products.

Our success depends to a significant degree upon our ability to protect and preserve our intellectual property and other proprietary information of our business. However, we may be unable to prevent third parties from using our intellectual property and other proprietary information without our authorization or independently developing intellectual property and other proprietary information that is similar to ours, particularly in those countries where the laws do not protect proprietary rights to the same degree as in the United States. The unauthorized use of our intellectual property and other proprietary information by others could reduce or eliminate any competitive advantage we have developed, cause us to lose sales or otherwise harm our business. If it becomes necessary for us to litigate to protect our proprietary rights, any proceedings could be burdensome and costly, and we may not prevail. In connection with the Acquisition, patents, copyrights and trade secrets of Dow that were used by Dow to operate the Styron business segments, or held by Dow primarily for the benefit of the Styron business segments, prior to the Acquisition were either assigned to us or licensed to us on a worldwide basis, subject to exclusive licenses granted by Dow prior to the Acquisition. Our license from Dow is exclusive within the Styron business segments for certain patents and patent applications that were used by Dow primarily in those Styron business segments prior to the Acquisition and is exclusive with respect to certain patents used for the production of specified foams that have a specified density, subject to licenses previously granted by Dow, to any current and future requirements of the U.S. Federal Trade Commission and to certain retained rights of Dow, including the right to use patents and other intellectual property that we acquired from Dow in the Acquisition outside the Styron business segments and for styrene acrylate latexes sold outside of specified markets and for internal consumption by Dow. Our license from Dow is limited to use in defined areas corresponding to our current business segments excluding certain products and end-use application technology retained by Dow. Our ability to develop, manufacture or sell products and technology outside of these defined areas may be impeded by the intellectual property rights that have been retained by Dow, which may limit our ability to develop new products and enter new markets.

Any patents we own, or that are exclusively licensed to us, that have been issued or will be issued in the future, may not provide us with any competitive advantage and may be challenged by third parties. Our competitors also may attempt to design around our patents or copy or otherwise obtain and use our intellectual property and other proprietary information. Moreover, our competitors may already hold or have applied for patents in the United States or abroad that, if enforced following their issuance, could possibly limit our ability to manufacture or sell one or more of our products in the jurisdictions in which such patents are issued. In general, competitors or other parties may, from time to time, assert issued patents or other intellectual property rights against us. If we are legally determined, at some future date, to infringe or violate the intellectual property rights of another party, we may have to pay damages, stop the infringing use, or attempt to obtain a license of such intellectual property from the owner of such intellectual property. With respect to our pending patent applications, we may not be successful in securing patents for the patent claims we are pursuing. Our failure to secure these patents may limit our ability to protect inventions that these applications were intended to cover. In addition, as our patents expire, or are allowed to lapse, in the coming years, we may face increased competition with consequent erosion of profit margins.

It is our policy to enter into confidentiality agreements with our employees and third parties to protect our unpatented proprietary manufacturing know how, continuing technological innovation, proprietary business information and other trade secrets, but our confidentiality agreements could be breached and may not prevent our manufacturing know how and other trade secrets from being misappropriated by others. Adequate remedies may not be available in the event of an unauthorized use or disclosure of our trade secrets and manufacturing know how. Violations by others of our confidentiality agreements and the loss of employees who have specialized knowledge and expertise could harm our competitive position and cause our sales and operating results to decline as a result of increased competition. In addition, others may obtain knowledge of our trade secrets through independent development or other access by legal means.

We have registered and applied for registration of certain service marks, trademarks and patents, and will continue to evaluate the registration and maintenance of additional service marks, trademarks and patents, as appropriate. The applicable governmental authorities may not approve our pending applications. A failure to obtain, or maintain, trademark registrations and patents in the United States and in other countries could limit our ability to protect and enforce our trademarks and innovations and impede our marketing efforts in those jurisdictions. Moreover, third parties may seek to oppose our applications or otherwise challenge the resulting registrations. In the event that our trademarks or patents are successfully challenged, we could be forced to rebrand our products or lose product differentiations, which could result in loss of brand recognition or customer loyalty and could require us to devote resources to advertising and marketing new brands and the development of new products.

We may be unable to determine when third parties are using our intellectual property rights without our authorization. In addition, we cannot be certain that any intellectual property rights that we have licensed to third parties are being used only as authorized by the applicable license agreement. The undetected or unremedied, unauthorized use of our intellectual property rights or the legitimate development or acquisition of intellectual property related to our industry by third parties could reduce or eliminate any competitive advantage we have as a result of our intellectual property, adversely affecting our financial condition and results of operations.

If we fail to adequately protect our intellectual property and other proprietary information, including our processes, apparatuses, technology, trade secrets, trade names and proprietary manufacturing know how, methods and compounds, through obtaining patent protection and securing trademark registrations and confidentiality agreements of appropriate scope, our competitive advantages over other producers could be materially adversely affected. If we must take legal action to protect, defend or enforce our intellectual property rights, any suits or proceedings could result in significant costs and diversion of our resources and our management’s attention. We may not prevail in any such suits or proceedings. A failure to protect, defend or enforce our intellectual property rights could have an adverse effect on our financial condition and results of operations.

Our products may infringe the intellectual property rights of others, which may cause us to incur unexpected costs or prevent us from selling our products.

We continually seek to improve our business processes and develop new products and applications. Many of our competitors have a substantial amount of intellectual property that we must continually monitor to avoid infringement. Although it is our policy and intention not to infringe valid patents, we cannot provide assurances that our processes and products do not and will not infringe issued patents (whether present or future) or other intellectual property rights belonging to others, either in the United States or abroad. From time to time, and where permitted by applicable law, we oppose patent applications that we consider overbroad or otherwise invalid in order to help ensure that we have the necessary freedom to operate fully in our various business lines without the risk of being sued for patent infringement. If, however, patents are subsequently issued on any such applications by other parties, or if patents belonging to others already exist that cover our products, processes or technologies, it is possible that we could possibly be liable for infringement of such patents and we could be required to take remedial or curative actions to continue our manufacturing and sales activities with respect to one or more products that are found to be infringing. We may also be subject to indemnity claims by our licensees arising out of claims of alleged infringement of the patents, trademarks and other intellectual property rights of third parties by such licensees in connection with their use of our products. Intellectual property litigation often is expensive and time-consuming, regardless of the merits of any claim, and our involvement in such litigation could divert our management’s attention from operating our business. If we were to discover that any of our processes, technologies or products infringe the valid intellectual property rights of others, we might determine to obtain licenses from the owners of such rights or to substantially re-engineer our products in order to avoid infringement. We may not be able to obtain the necessary licenses on acceptable terms, or at all, or be able to re-engineer our products in a manner that is successful in avoiding infringement. Moreover, if we are sued for infringement and lose, we could be required to pay substantial damages and/or be enjoined from using or selling the infringing products or technology. Any of the foregoing could cause us to incur significant costs and prevent us from selling our products.

The labor and employment laws in many jurisdictions in which we operate are more restrictive than in the United States. Additionally, we have unionized employees in the United States who may stage work stoppages. Our relationship with our employees could deteriorate, which could have an adverse effect on our operations.

As a manufacturing company, we rely on our employees and good relations with our employees to produce our products and maintain our production processes and productivity. Approximately 85% of our employees are employed outside of the United States. In certain of those countries, such as the member states of the European Union, labor and employment laws are more restrictive than in the United States. In many jurisdictions, the laws grant significant job protection to employees, which subject us to employment arrangements that are very similar to collective bargaining agreements.

In addition, as of September 30, 2013, approximately 19% of our employees within the United States are members of a union and subject to a collective bargaining agreement. We are required to consult with and seek the consent or advice of the unions or works’ councils that represent our employees for certain of our activities. This requirement could have a significant impact on our flexibility in managing costs and responding to market changes. Furthermore, there can be no assurance that we will be able to negotiate labor agreements with our unionized employees in the future on satisfactory terms. If those employees were to engage in a strike, work stoppage or other slowdown, or if any of our other employees were to become unionized, we could experience a significant disruption of our operations or higher ongoing labor costs, which could have a material adverse effect on our financial condition and results of operations.

As a global business, we are exposed to local business risks in different countries, which could have a material adverse effect on our financial condition or results of operations.

We have significant operations in foreign countries, including manufacturing facilities, research and development facilities, sales personnel and customer support operations. Currently, we operate, or others operate on our behalf, 35 manufacturing plants (which include a total of 83 production units) at 27 sites around the world, including in Brazil, Colombia, Germany, the Netherlands, Belgium, Italy, Finland, Sweden, China, South Korea, Indonesia, Japan and Taiwan, in addition to our operations in the United States. Our offshore operations are subject to risks inherent in doing business in foreign countries, including, but not necessarily limited to:

•	new and different legal and regulatory requirements in local jurisdictions;

•	uncertainties regarding interpretation and enforcement of laws and regulations;

•	variation in political and economic policy of the local governments and social conditions;

•	export duties or import quotas;

•	domestic and foreign customs and tariffs or other trade barriers;

•	potential staffing difficulties and labor disputes;

•	managing and obtaining support and distribution for local operations;

•	increased costs of transportation or shipping;

•	credit risk and financial conditions of local customers and distributors;

•	potential difficulties in protecting intellectual property;

•	risk of nationalization of private enterprises by foreign governments;

•	potential imposition of restrictions on investments;

•	potentially adverse tax consequences, including imposition or increase of withholding and other taxes on remittances and other payments by subsidiaries;

•	legal restrictions on doing business in or with certain nations, certain parties and/or certain products;

•	foreign currency exchange restrictions and fluctuations; and

•	local economic, political and social conditions, including the possibility of hyperinflationary conditions and political instability.

We may not be successful in developing and implementing policies and strategies to address the foregoing factors in a timely and effective manner at each location where we do business. Consequently, the occurrence of one or more of the foregoing factors could have a material adverse effect on our international operations or upon our financial condition and results of operations.

Our operations in developing markets could expose us to political, economic and regulatory risks that are greater than those we may face in established markets. Further, our international operations require us to comply with a number of United States and international regulations. For example, we must comply with the Foreign Corrupt Practices Act (“FCPA”), which prohibits companies or their agents and employees from providing anything of value to a foreign official or agent thereof for the purposes of influencing any act or decision of these individuals in their official capacity to help obtain or retain business, direct business to any person or corporate entity or obtain any unfair advantage. We operate in some nations that have experienced significant levels of governmental corruption. Any failure by us to ensure that our employees and agents comply with the FCPA and applicable laws and regulations in foreign jurisdictions could result in substantial civil and criminal penalties or restrictions on our ability to conduct business in certain foreign jurisdictions or reputational damage, and our results of operations and financial condition could be materially and adversely affected.

Our quarterly results of operations are subject to fluctuations due to the seasonality of our business.

Seasonal changes and weather conditions typically affect the construction and building materials end-use markets. In particular, sales volumes for construction and building materials generally rise in the warmer months and generally decline during the colder months of fall and winter. Abnormally cold or wet seasons may cause reduced purchases from our construction and building materials customers and, therefore, adversely affect our financial results. However, because seasonal weather patterns are difficult to predict, we cannot accurately estimate fluctuations in our quarterly construction and building materials sales in any given year. Because of the seasonality of our business, results for any one quarter are not necessarily indicative of the results that may be achieved for any other quarter or for the full fiscal year.

Local insolvency laws may not be as favorable to you as U.S. bankruptcy laws or those of another jurisdiction with which you are familiar.

Trinseo Materials Operating S.C.A., the co-issuer of the notes, is organized under the laws of Luxembourg. Insolvency proceedings with respect to a Luxembourg company may proceed under, and be governed by, Luxembourg insolvency laws. The following is a brief description of certain aspects of insolvency laws in Luxembourg. Under Luxembourg insolvency laws, the following types of proceedings (together referred to as “insolvency proceedings”) may be opened against a Luxembourg company to the extent that it has its registered office or centre of main interest in Luxembourg:

•

bankruptcy proceedings (faillite), the opening of which may be requested by the company, by any of its creditors or by a Luxembourg court of competent jurisdiction. Following such a request, the courts having jurisdiction may open bankruptcy proceedings, if the company (a) is in default of payment (cessation de paiements) and (b) has lost its commercial creditworthiness (ébranlement de crédit). If the court considers that these conditions are met, it may open bankruptcy proceedings ex officio;

•

controlled management proceedings (gestion contrôlée), the opening of which may only be requested (i) by the company and not by its creditors and (ii) if the company has lost it commercial creditworthiness (ébranlement de credit) or be unable to completely fulfill its obligations; and

•	composition proceedings (concordat préventif de la faillite), the opening of which may only be requested by the company, to the extent being in financial difficulties, and not by its creditors themselves, subject to obtaining the consent of the majority of its creditors representing three quarters of the claims that have been accepted by the court.

In addition to these proceedings, the ability of the holders of notes to receive payment on the notes may be affected by a decision of a court to grant a reprieve from payments (sursis de paiements) or to put the Luxembourg company into judicial liquidation (liquidation judiciaire). The management of such liquidation proceedings will generally follow similar rules as those applicable to bankruptcy proceedings.

The Luxembourg company’s liabilities in respect of the notes will, in the event of its liquidation following bankruptcy or judicial liquidation proceedings, rank after the cost of liquidation (including any debt incurred for the purpose of such liquidation) and those of the concerned company’s debts that are entitled to priority under Luxembourg law. Preferential debts under Luxembourg law for instance include, among others, certain amounts owed to the Luxembourg Inland Revenue (Administration des contributions directes), value-added tax and other taxes and duties owed to the Luxembourg Customs and Excise, social security contributions, and remuneration owed to employees.

During insolvency proceedings, all enforcement measures by unsecured creditors are suspended. The ability of secured creditors to enforce their security interest may also be limited in the event of controlled management proceedings automatically causing the rights of secured creditors to be frozen until a final decision has been taken by the court as to the petition for controlled management, and may be affected thereafter by a reorganization order given by the court. Assets over which a security interest has been granted will in principle not be available for distribution to unsecured creditors (except after enforcement and to the extent a surplus is realized). The Luxembourg law on financial collateral arrangements dated August 5, 2005, as amended (the “Collateral Act 2005”) expressly provides that all financial collateral arrangements including enforcement measures are valid and enforceable, save in the case of fraud.

Generally, Luxembourg insolvency laws may also affect transactions entered into or payments made by a Luxembourg company during the pre-bankruptcy hardening period (periode suspecte) which is a maximum of six months and ten days preceding the judgment declaring bankruptcy, except that in certain specific situations the court may set the start of the suspect period at an earlier date.

The Collateral Act 2005 provides that with the exception of the provisions of the Luxembourg law of December 8, 2000 on over-indebtedness (which only apply to natural persons), the provisions of Book III, Title XVII of the Luxembourg Civil Code, of Book 1, Title VIII and of Book III of the Luxembourg Commercial Code and national or foreign provisions governing reorganization measures, winding-up proceedings or other similar proceedings and attachments or other measures referred to in article 19(b) of the Collateral Act 2005 are not applicable to financial collateral arrangements (such as Luxembourg pledges over shares, accounts or receivables) and shall not constitute an obstacle to the enforcement and to the performance by the parties of their obligations.

In principle, a bankruptcy order rendered by a Luxembourg court does not result in automatic termination of contracts except for intuitu personae contracts, that is, contracts for which the identity of the company or its solvency were crucial. The contracts, therefore, subsist after the bankruptcy order, although the insolvency receiver may choose to terminate certain contracts. However, as of the date of adjudication of bankruptcy, no interest on any unsecured claim will accrue vis-à-vis the bankruptcy estate. The bankruptcy order provides for a period of time during which creditors must file their claims with the clerk’s office of the Luxembourg district court sitting in commercial matters. After having converted all available assets of the company into cash and determined all the company’s liabilities, after deduction of the receiver fees, the bankruptcy administration costs and the payment of any other preferred creditors, the insolvency receiver will distribute any remaining proceeds, on a pro rata basis, to the other creditors.

Certain of the guarantors are organized under the laws of one of Luxembourg, Australia, Belgium, Canada, Germany, Hong Kong, Ireland, Netherlands, Singapore, Sweden, England and Wales and Switzerland, and their guarantees will be subject to limitations under local law. The insolvency laws of those jurisdictions may not be as favorable to your interests as the laws of the United States or other jurisdictions with which you are familiar. In the event that any one or more of the Issuers, the Guarantors or any other of our subsidiaries experience financial difficulty, it is not possible to predict with certainty in which jurisdiction insolvency or similar proceedings would be commenced or the outcome of such proceedings. Pursuant to the insolvency laws of any of these jurisdictions, your ability to receive payment under the notes may be more limited than would be the case under U.S. bankruptcy laws.

Following this exchange offer, we will incur additional costs and face increased demands on our management.

Following this exchange offer, we will be treated as a public company under certain circumstances and may need to comply with an extensive body of regulations that did not apply to us previously, including provisions of the Sarbanes-Oxley Act and regulations of the SEC. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We will incur incremental costs in order to improve our internal control over financial reporting and comply with Section 404 of the Sarbanes-Oxley Act, including increased auditing and legal fees and costs associated with hiring additional accounting and administrative staff. We will also incur additional costs associated with the reporting requirements set forth in the Indenture. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. Furthermore, our management may have increased demands on its time in order to ensure we comply with public company reporting requirements and the compliance requirements of the Sarbanes-Oxley Act, as well as the rules subsequently implemented by the SEC. When we begin to conduct reviews in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, the outcome may adversely affect us. During the course of our review, we may identify control deficiencies of varying degrees and severity, and we may incur significant costs to remediate those deficiencies or otherwise improve our internal controls.

As a privately held company, we are not subject to the governance and other requirements applicable to a company listed on a national exchange, and the interests of our stockholders may differ from yours.

We are not subject to the same corporate governance requirements, financial reporting practices, internal control audit requirements and similar compliance procedures required of a company with securities listed on a national exchange. Among other things, we do not have any independent directors.

Risks Related to Investment in a Luxembourg Company

Trinseo is a société anonyme (public limited liability company) organized under the laws of Luxembourg and Trinseo Materials Operating S.C.A. is a société en commandite par actions (partnership limited by shares) organized under the laws of Luxembourg and it may be difficult for you to obtain or enforce judgments against us or our executive officers and directors in the United States.

Trinseo and Trinseo Materials Operating S.C.A. are organized under the laws of the Grand Duchy of Luxembourg. Most of our assets are located outside the United States. Furthermore, some of our directors and officers named in this prospectus reside outside the United States and most of their assets are located outside the United States. As a result, investors may find it difficult to effect service of process within the United States upon us, Trinseo Materials Operating S.C.A. or these persons or to enforce outside the United States judgments obtained against us or these persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the U.S. federal securities laws. Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against us, Trinseo Materials Operating S.C.A. or these persons in courts located in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. federal securities laws. It may also be difficult for an investor to bring an original action in a

Luxembourg court predicated upon the civil liability provisions of the U.S. federal securities laws against us, Trinseo Materials Operating S.C.A. or these persons. Luxembourg law, furthermore, does not recognize a shareholder’s right to bring a derivative action on our behalf.

As there is no treaty in force on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and the Grand Duchy of Luxembourg other than arbitral awards rendered in civil and commercial matters, courts in Luxembourg will not automatically recognize and enforce a final judgment rendered by a U.S. court. The enforceability in Luxembourg courts of a final judgment entered by U.S. courts will depend upon the conditions set forth in Article 678 et seq. of the Luxembourg New Code of Civil Procedure, which may include the following:

•	the judgment of the U.S. court is final and enforceable (exécutoire) in the United States;

•

the U.S. court had full jurisdiction over the subject matter leading to the judgment (that is, its jurisdiction was in compliance both with Luxembourg private international law rules and with the applicable domestic U.S. federal or state jurisdictional rules);

•	the U.S. court has applied to the dispute the law which is designated by the Luxembourg conflict of laws rules or, at least, the order must not contravene the principles underlying those rules;

•	the decision of the foreign court must not have been obtained by fraud, but in compliance with the principles of natural justice, the rights of the defendant and its own procedural laws; and

•

the decisions and the considerations of the foreign court must not be contrary to Luxembourg international public policy rules or have been given in proceedings of a tax, penal or criminal nature (which would include awards of damages made under civil liabilities provisions of the U.S. federal securities laws, or other laws, to the extent that the same would be classified by Luxembourg courts as being of a penal or punitive nature (for example, fines or punitive damages)) or rendered subsequent to an evasion of Luxembourg law (fraude à la loi).

In a judgment of the Luxembourg District Court, dated January 10, 2008, the court differed slightly from the traditional rules for enforcing a judgment described above, and decided that, in order to enforce a foreign judgment in Luxembourg, a Luxembourg judge has to make sure that three conditions are fulfilled: (1) the “indirect” competence of the foreign judge based on the connection of the litigation with such judge, (2) the conformity with international public policy requirements, both substantive and procedural, and (3) the absence of fraud to the law. In the judgment, the court held that the Luxembourg judge does not need to verify that the (substantive) law applied by the foreign judge is the law which would have been applicable according to Luxembourg conflict of law rules. Whether the court’s opinion described in this paragraph will develop into the prevailing position of Luxembourg case law cannot be forecast with certainty at this stage, especially considering that in the case at issue the matter was not appealed to the court of appeal.

Further, in the event of any proceedings being brought in a Luxembourg court in respect of a monetary obligation expressed to be payable in a currency other than euros, a Luxembourg court would have power to give judgment expressed as an order to pay a currency other than euros. However, enforcement of the judgment against any party in Luxembourg would be available only in euros and for such purposes all claims or debts would be converted into euros.

Trinseo’s directors and officers, past and present, are entitled to indemnification from us to the fullest extent permitted by Luxembourg law against liability and all expenses reasonably incurred or paid by him in connection with any losses or liabilities, claim, action, suit or proceeding in which he is involved by virtue of his being or having been a director or officer and against amounts paid or incurred by him in the settlement thereof, subject to limited exceptions. To the extent allowed by applicable law, the rights and obligations among us and any of our current or former directors and officers will, in principle, be governed by the laws of Luxembourg and subject to the jurisdiction of the Luxembourg courts, unless such rights or obligations do not relate to or arise out of their capacities as directors or officers. Although there is doubt as to whether U.S. courts would enforce such a provision in an action brought in the United States under U.S. securities laws, such provision could make enforcing judgments obtained outside Luxembourg more difficult to enforce against our assets in Luxembourg or in jurisdictions that would apply Luxembourg law.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the Registration Rights Agreement entered into in connection with the issuance of the Original Notes. We will not receive any cash proceeds from the issuance of the Exchange Notes under the exchange offer. In consideration for issuing the Exchange Notes, we will receive, in exchange, an equal number of Original Notes in like principal amount. The form and terms of the Exchange Notes are identical to the form and terms of the Original Notes, except as otherwise described under the heading “Description of the Exchange Offer.” The Original Notes properly tendered and exchanged for Exchange Notes will be retired and cancelled. Accordingly, issuance of the Exchange Notes will not result in any change in our capitalization. We have agreed to bear the expense of the exchange offer.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of September 30, 2013 on an actual basis. This table should be read in conjunction with “Use of Proceeds,” “Selected Historical Financial and Operating Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

As of September 30, 2013 Actual
(in millions)	(unaudited)
Cash and cash equivalents	$153.7

Debt
Secured debt, including current portion:
Accounts receivable securitization facility	$55.5
Revolving Facility	—
Other indebtedness	12.8
Notes	1,325.0

Total debt, including current portion	1,393.3

Total shareholder’s equity	315.1

Total capitalization	$1,708.4

SELECTED HISTORICAL FINANCIAL AND OPERATING INFORMATION

The following table sets forth our selected historical financial and operating data and other information. The historical results of operations data and cash flow data for the nine-month periods ended September 30, 2013 and 2012, and the historical balance sheet data as of September 30, 2013 and 2012, presented below were derived from our unaudited financial statements and related notes thereto included elsewhere in this prospectus. The historical results of operations data and cash flow data for the years ended December 31, 2012 and December 31, 2011 and for the period from June 17, 2010 through December 31, 2010, and the historical balance sheet data as of December 31, 2012, 2011 and 2010 (the “Successor” periods) presented below were derived from our Successor audited financial statements and the related notes thereto included elsewhere in this prospectus. The historical results of operations data and cash flow data for the period from January 1, 2010 through June 16, 2010 (the “Predecessor” period) have been derived from our Predecessor’s audited financial statements and the related notes thereto for the Styron business included elsewhere in this prospectus. The historical results of operations and cash flow data for the years ended December 31, 2009 and 2008 and the historical balance sheets as of December 31, 2009 and 2008 have been derived from our Predecessor’s audited financial statements for the Styron business not included in this prospectus.

Our unaudited financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of our financial condition as of such dates and our results of operations for such periods. Our historical results are not necessarily indicative of the results to be expected for any future periods and our interim results are not necessarily indicative of the results to be expected for the full fiscal year. Our historical financial data and that of the Styron business are not necessarily indicative of our future performance, nor does such data reflect what our financial position and results of operations would have been had we operated as an independent publicly traded company during the periods shown.

You should read the information contained in this table in conjunction with “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the historical audited and unaudited financial statements and the related notes included elsewhere in this prospectus.

	Predecessor			Successor
	Year Ended December 31,		January 1 through June 16,	June 17 through December 31,	Year Ended December 31,		Nine Months Ended September 30,
(in millions)	2008	2009	2010	2010(1)	2011	2012	2012	2013
Statement of Operations Data:
Net sales(2)	$5,184.6	$3,450.1	$2,090.1	$2,876.9	$6,192.9	$5,451.9	$4,131.8	$4,062.3
Cost of sales(2)(3)	4,928.4	3,148.8	1,895.9	2,661.7	5,797.3	5,115.2	3,858.9	3,819.5

Gross profit	256.2	301.3	194.2	215.2	395.6	336.7	272.9	242.8
Selling, general and administrative expenses	175.6	142.5	64.6	124.6	308.6	182.0	138.6	155.0
Acquisition-related expenses	—	—	—	56.5	—	—	—	—
Equity in earnings (losses) of unconsolidated affiliates	(3.6)	(5.6)	4.5	12.6	23.9	27.1	20.0	26.9
Goodwill impairment losses(4)	31.1	—	—	—	—	—	—	—
Restructuring(5)	42.0	—	—	—	—	—	—	—

Operating income	3.9	153.2	134.1	46.7	110.9	181.8	154.3	114.7
Interest expense, net(6)	—	—	—	47.9	111.4	110.0	80.9	98.9
Loss on extinguishment of long-term debt(7)	—	—	—	—	55.7	—	—	20.7
Other expense (income)	0.3	(0.6)	7.6	(2.3)	(20.1)	24.0	13.3	19.8

Income (loss) before taxes	3.6	153.8	126.5	1.1	(36.1)	47.8	60.1	(24.7)
Provision for income taxes	131.0	90.0	53.0	17.9	39.8	17.5	29.3	8.1

Net income (loss)	$(127.4)	$63.8	$73.5	$(16.8)	$(75.9)	$30.3	$30.8	$(32.8)

	Predecessor			Successor
	Year Ended December 31,		January 1 through June 16,	June 17 through December 31,	Year Ended December 31,		Nine Months Ended September 30,
(in millions)	2008	2009	2010	2010(1)	2011	2012	2012	2013
Other Financial Data:
Cash flows from:
Operating activities	$240.6	$157.6	$(352.6)	$2.6	$151.1	$186.1	$117.0	$93.6
Investing activities	(192.5)	(25.0)	(1.4)	(1,423.9)	(99.1)	(117.3)	(82.2)	(24.3)
Financing activities	(48.1)	(132.6)	417.5	1,567.4	44.9	(77.2)	(24.5)	(153.1)
Depreciation and amortization	84.9	99.1	48.4	61.1	101.6	85.6	62.9	71.0
Capital expenditures	123.5	25.0	1.4	7.8	99.8	118.5	88.6	52.3
EBITDA(8)	88.5	252.9	174.9	110.1	176.9	243.4	203.9	145.2
Balance Sheet Data:
Cash and cash equivalents	$—	$—		$148.1	$245.3	$236.4	253.9	153.7
Working capital(9)	156.0	232.4		757.1	765.2	778.1	818.8	758.7
Total assets	1,746.0	1,691.3		2,676.4	2,576.6	2,665.7	2,686.5	2,531.6
Debt	—	—		1,053.6	1,651.4	1,453.6	1,502.1	1,393.3
Total liabilities	774.6	716.5		1,949.9	2,456.0	2,374.0	2,368.6	2,216.5
Total shareholder’s equity and net parent investment	971.4	974.8		726.5	120.5	291.7	317.8	315.1

(1)	On June 17, 2010, we acquired 100% of the former Styron business from Dow through Trinseo Materials Operating S.C.A., a wholly owned subsidiary, for approximately $1.5 billion plus transaction expenses. The purchase price paid was allocated to the acquired assets and liabilities at fair value. Prior to June 17, 2010, our business was wholly owned by Dow.
(2)	Net sales and cost of sales increase or decrease based on fluctuations in raw material prices. Consistent with industry practice and as permitted under agreements with many of our customers, raw material price changes are passed through to customers by means of corresponding price changes. In 2009, raw material prices decreased approximately 23.8% from 2008, leading to a related decrease in selling prices. Prior to June 17, 2010, all inventory sales between the Predecessor and Dow business units are recorded at Dow’s internal manufacturing cost.
(3)	Included in the Predecessor periods presented are expenses related to planned major maintenance activity or turnaround activities. The Predecessor periods presented represent the financial results of the Styron business prior to the Acquisition and were derived from the consolidated financial statements and accounting records of Dow, which elected the direct expensing method for the treatment of turnaround activities. This included $14.2 million of turnaround activities during the Predecessor period from January 1 through June 16, 2010 and $7.6 million of turnaround activities during the Predecessor period ending December 31, 2009. No turnaround activities were incurred in the Predecessor period ending December 31, 2008. As disclosed in the Company’s significant accounting policies, during all Successor periods presented, the Company has elected to capitalize qualified turnaround activities and amortize those costs over the period to the next scheduled turnaround date, consistent with the deferral method of accounting. We incurred $14.1 million, $13.8 million and $2.0 million in turnaround activities during the years ended December 31, 2011, 2012 and the nine months ended September 30, 2013, respectively. No such turnaround activities were directly incurred by us in the Successor period ended December 31, 2010.
(4)	Goodwill impairment charges of $31.1 million in 2008 relate to an impairment within our Engineered Polymers segment.
(5)	Restructuring charges of $42.0 million in 2008 relate to impairment of long-lived assets and related severance charges.
(6)	In the Predecessor periods, interest expense was not allocated to the Styron business as no debt was allocated.
(7)	For the year ended December 31, 2011, the loss on extinguishment of debt relates to the February 2, 2011 amendment of our Senior Secured Credit Facility. For the nine months ended September 30, 2013, the loss on extinguishment of debt relates to the January 2013 amendment of our Senior Secured Credit Facility.

(8)	We present EBITDA in this prospectus to provide investors with a supplemental measure of our operating performance. EBITDA is a non-GAAP financial measure. We define EBITDA as net income (loss) before interest, taxes, depreciation and amortization. We believe the use of EBITDA as a metric assists our board of directors, management and investors in comparing our operating performance on a consistent basis because it removes the impact of our capital structure (such as interest expense), asset base (such as depreciation and amortization) and tax structure. The use of EBITDA has limitations and you should not consider this performance measure in isolation from or as an alternative to measures presented in accordance with U.S. GAAP such as net income (loss). EBITDA is calculated as follows:

	Predecessor			Successor
	Year Ended December 31,		January 1 through June 16,	June 17 through December 31,	Year Ended December 31,		Nine Months Ended September 30,
(in millions)	2008	2009	2010	2010(1)	2011	2012	2012	2013
Net income (loss)	$(127.4)	$63.8	$73.5	$(16.8)	$(75.9)	$30.3	$30.8	$(32.8)
Interest expense, net	—	—	—	47.9	111.4	110.0	80.9	98.9
Provision for income taxes	131.0	90.0	53.0	17.9	39.8	17.5	29.3	8.1
Depreciation and amortization	84.9	99.1	48.4	61.1	101.6	85.6	62.9	71.0

EBITDA	$88.5	$252.9	$174.9	$110.1	$176.9	$243.4	$203.9	$145.2

(9)	Working capital is defined as current assets minus current liabilities.

DESCRIPTION OF THE EXCHANGE OFFER

Purpose of the exchange offer

On January 29, 2013, we sold $1,325.0 million aggregate principal amount of Original Notes and related guarantees in a private placement exempt from the registration requirements of the Securities Act. Simultaneously with the private placement, we entered into the Registration Rights Agreement.

Under the Registration Rights Agreement, we are required to:

•

prepare and file with the SEC a registration statement covering an offer to the holders of the Original Notes to exchange all of their notes for Exchange Notes containing terms identical to the Original Notes (except that the offer of the Exchange Notes is registered under the Securities Act and the Exchange Notes will not bear legends restricting their transfer and specified rights under the Registration Rights Agreement, including the provisions providing for payment of additional interest in specified circumstances relating to the exchange offer, will be eliminated for all the Exchange Notes);

•

use our reasonable best efforts to cause that registration statement to be declared effective by the SEC and to remain effective for at least 180 days thereafter (or such earlier time when a broker dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities);

•	use our reasonable best efforts to complete the exchange offer within 60 days of such registration statement becoming effective; and

•	use our reasonable best efforts to complete the exchange offer no later than January 29, 2014.

Under certain circumstances, we may be obligated under the Registration Rights Agreement to file a shelf registration statement with the SEC. See “—Additional Registration Rights” below.

Upon the effectiveness of the exchange offer registration statement of which this prospectus forms a part, we will offer the Exchange Notes in exchange for the Original Notes. All of the Original Notes are eligible to be exchanged for the Exchange Notes.

A copy of the Registration Rights Agreement has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Terms of the Exchange Offer; Period for Tendering Original Notes

Subject to terms and conditions detailed in this prospectus, we will accept for exchange Original Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term “Expiration Date” means 5:00 p.m., New York City time, on , 2013. This exchange offer will be open for a period of at least 20 full business days. However, if we, in our sole discretion, extend the period of time during which the exchange offer is open, the term “Expiration Date” shall mean the latest time and date to which the exchange offer is extended.

As of the date of this prospectus, $1,325.0 million aggregate principal amount of Original Notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date hereof, to all holders of Original Notes known to us.

We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for exchange of any Original Notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all Original Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Original Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

Original Notes tendered in the exchange offer must be in minimum denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any Original Notes, upon the occurrence of any of the conditions of the exchange offer specified under “—Conditions to the Exchange Offer.” In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period if necessary so that at least five, or, depending on the significance of the change and the manner of disclosure, ten business days remain in the exchange offer following notice of the material change. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Original Notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

Interest on the Exchange Notes

The Exchange Notes will bear interest at the same rate and on the same terms as the Original Notes. Interest on the Exchange Notes will accrue from the last interest payment date on which interest was paid on the Original Notes prior to consummation of the exchange offer or, if no interest has been paid on the Original Notes, from January 29, 2013, which was the date of initial issuance of the Original Notes. We will deem the right to receive any interest accrued but unpaid on the Original Notes waived by you if we accept your Original Notes for exchange.

Procedures for Tendering Original Notes

The tender to us of Original Notes by you as set forth below and our acceptance of the Original Notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender Original Notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent’s message in lieu of such letter of transmittal, to Wilmington Trust, National Association, as exchange agent, at the address set forth below under “—Exchange Agent” on or prior to the Expiration Date. In addition:

•	certificates for such Original Notes must be received by the exchange agent along with the letter of transmittal; or

•

a timely confirmation of a book-entry transfer (a “book-entry confirmation”) of such Original Notes, if such procedure is available, into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer must be received by the exchange agent, prior to the Expiration Date, with the letter of transmittal or an agent’s message in lieu of such letter of transmittal.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

The method of delivery of Original Notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or Original Notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Original Notes surrendered for exchange are tendered:

•	by a holder of the Original Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Signature Program (each such entity being hereinafter referred to as an “eligible institution”). If Original Notes are registered in the name of a person other than the signer of the letter of transmittal, the Original Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

We, in our sole discretion, will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Original Notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular Original Note not properly tendered or to not accept any particular Original Note which acceptance might, in our judgment or our counsel’s, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular Original Note at or before the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Original Notes in the exchange offer). Our interpretation of the terms and conditions of the exchange offer as to any particular Original Note at or before the Expiration Date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of Original Notes for exchange, and no one will be liable for failing to provide such notification.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of Original Notes, such Original Notes must be endorsed or accompanied by powers of attorney, in either case signed exactly as the name(s) of the registered holder(s) that appear on the Original Notes and the signatures must be guaranteed by an eligible institution.

If the letter of transmittal or any Original Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

By tendering Original Notes, you represent to us that, among other things, the Exchange Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes, and that you are not holding Original Notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering of the Original Notes. If you are our “affiliate,” as defined under Rule 405 under the Securities Act, are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of the Exchange Notes to be acquired pursuant to the exchange offer, you or any such other person:

•	cannot rely on the applicable interpretations of the staff of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.” The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Furthermore, any broker-dealer that acquired any of its Original Notes directly from us:

•

may not rely on the applicable interpretation of the staff of the SEC contained in the Exxon Capital Holdings Corp., SEC no-action letter (Apr. 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

•	must also be named as a selling security holder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the Expiration Date, all Original Notes properly tendered and will issue exchanges notes promptly after Expiration Date. See “—Conditions to the Exchange Offer.” For purposes of the exchange offer, we will be deemed to have accepted properly tendered Original Notes for exchange if and when we give written notice to the exchange agent.

The holder of each Original Note accepted for exchange will receive an Exchange Note in the amount equal to the surrendered Original Note. Holders of Exchange Notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the Original Notes. Holders of Exchange Notes will not receive any payment in respect of accrued interest on Original Notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

In all cases, issuance of Exchange Notes for Original Notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

•	a timely book-entry confirmation of such Original Notes into the exchange agent’s account at DTC;

•	a properly completed and duly executed letter of transmittal or an agent’s message in lieu thereof; and

•	all other documents required by this Prospectus.

If any tendered Original Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Original Notes are tendered for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Original Notes will be returned promptly to the holder without cost to such holder or, in the case of Original Notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the procedure described above, such unaccepted or non-exchanged Original Notes will be credited to an account maintained with DTC promptly after the expiration or termination of the exchange offer.

Book-Entry Transfers

For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the Original Notes at DTC within two business days after the date of this prospectus, unless the exchange agent has already established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of Original Notes by causing DTC to transfer such Original Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of Original Notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under “—Exchange Agent” on or prior to the Expiration Date. In lieu thereof, an agent’s message must be transmitted and received by the exchange agent on or prior to the Expiration Date.

Guaranteed Delivery

If you desire to tender Original Notes, and the Original Notes are not immediately available, or time will not permit the Original Notes or other required documents to reach the exchange agent before the Expiration Date, or the procedure for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

•	the tender is made through an eligible institution;

•

prior to the Expiration Date, the exchange agent receives from an eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery:

•	stating the name and address of the holder of the Original Notes and the amount of Original Notes tendered;

•	stating that the tender is being made; and

•

guaranteeing that within three New York Stock Exchange trading days after the Expiration Date, the certificates for all physically tendered Original Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent’s message, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•

the certificates for all physically tendered Original Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or any agent’s message, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the Expiration Date.

Withdrawal Rights

You may withdraw your tender of Original Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth under “—Exchange Agent.” This notice must specify:

•	the name of the person having tendered the Original Notes to be withdrawn;

•	the Original Notes to be withdrawn (including the principal amount of such Original Notes); and

•	where certificates for Original Notes have been transmitted, the name in which such Original Notes are registered, if different from that of the withdrawing holder.

If certificates for Original Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution. If Original Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Original Notes and otherwise comply with the procedures of DTC.

We will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any Original Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Original Notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of Original Notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, such Original Notes will be credited to an account maintained with DTC for the Original Notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer).

Properly withdrawn Original Notes may be retendered by following one of the procedures described under “—Procedures for Tendering Original Notes” above at any time on or prior to the Expiration Date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue Exchange Notes in exchange for, any Original Notes and may terminate or amend the exchange offer, if any of the following events occur prior to the Expiration Date:

(i)	the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC; or

(ii)	there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree has been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

(a)	seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof, or

(b)	resulting in a material delay in our ability to accept for exchange or exchange some or all of the Original Notes pursuant to the exchange offer; or

(iii)	any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action has been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that might, directly or indirectly, result in any of the consequences referred to in clauses (i) or (ii) above or might result in the holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes which are greater than those described in the interpretation of the SEC referred to on the cover page of this prospectus, or would otherwise make it inadvisable to proceed with the exchange offer; or

(iv)	there has occurred:

(c)	any general suspension of or general limitation on prices for, or trading in, our securities on any national securities exchange or in the over-the-counter market;

(d)	any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer;

(e)	a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

(f)	a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof;

which in any case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our sole discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time. If we determine that a waiver of conditions materially changes the exchange offer, the prospectus will be amended or supplemented, and the exchange offer will be extended, if appropriate.

In addition, we will not accept for exchange any Original Notes tendered, and no Exchange Notes will be issued in exchange for any such Original Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part, or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Exchange Agent

We have appointed Wilmington Trust, National Association as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By registered mail or certified mail; regular mail or overnight courier; or by hand:

Wilmington Trust, National Association

c/o Wilmington Trust Company, Corporate Capital Markets

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1626

Attention: Sam Hamed

Facsimile: (302) 636-4139, Attention: Sam Hamed

Telephone Inquiries: (302) 636-6181

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

The principal solicitation is being made by mail by Wilmington Trust, National Association, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the Indenture relating to the Exchange Notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

We will record the Exchange Notes at the same carrying value as the Original Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the Exchange Notes.

Transfer Taxes

Holders who tender their Original Notes for exchange will not be obligated to pay any related transfer taxes, except that holders who instruct us to register Exchange Notes in the name of, or request that Original Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer taxes.

Consequences of Exchanging or Failing to Exchange Original Notes

If you do not exchange your Original Notes for Exchange Notes in the exchange offer, your Original Notes will continue to be subject to the provisions of the Indenture relating to the notes regarding transfer and exchange of the Original Notes and the restrictions on transfer of the Original Notes described in the legend on such notes. These transfer restrictions are required because the Original Notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Original Notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the Original Notes under the Securities Act or any state securities laws. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the Exchange Notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the Exchange Notes if:

•	you are our “affiliate,” as defined in Rule 405 under the Securities Act;

•	you are not acquiring the Exchange Notes in the exchange offer in the ordinary course of your business;

•	you have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Exchange Notes you will receive in the exchange offer;

•	you are holding Original Notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering; or

•	you are a participating broker-dealer.

We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of the no-action letters discussed above. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in such no action letters. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and has no arrangement or understanding to participate in a distribution of Exchange Notes. If you are our affiliate, are engaged in or intend to engage in a distribution of

Exchange Notes or have any arrangement or understanding with respect to the distribution of Exchange Notes you will receive in the exchange offer, you may not rely on the applicable interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving Exchange Notes. If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the Exchange Notes. In addition, to comply with state securities laws, you may not offer or sell the Exchange Notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the Exchange Notes to “qualified institutional buyers” (as defined in Rule 144A of the Securities Act) is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the Exchange Notes in any state where an exemption from registration or qualification is required and not available.

Additional Registration Rights

If:

(i)	we determine in good faith that we are not:

(a)	required to file the exchange offer registration statement; or

(b)	permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy;

(ii)	for any reason the exchange offer is not consummated prior to January 29, 2014; or

(iii)	any holder of “transfer restricted securities” notifies us that:

(a)	it is prohibited by law or SEC policy from participating in the exchange offer;

(b)	it may not resell the Exchange Notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or

(c)	it is a broker-dealer and owns Original Notes acquired directly from us or one of our affiliates,

we will (1) file a shelf registration statement with the SEC on or prior to 45 days after such filing obligation arises but no earlier than January 29, 2014, and (2) use our commercially reasonable efforts to cause such shelf registration statement to be declared effective by the SEC on or prior to 90 days after such obligation arises (or 60 days after such obligation arises if such shelf registration statement is not reviewed by the SEC) and to keep such shelf registration statement effective until the earlier of: (i) the date when all registrable securities shall have been sold pursuant to the shelf registration statement, and (ii) the date which is one year from the initial effectiveness date of such shelf registration statement.

For purposes of the foregoing, “transfer restricted securities” means each Original Note until the earliest to occur of:

(i)	the date on which such Original Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the exchange offer;

(ii)	the date on which such Original Note has been effectively registered under the Securities Act and disposed of in accordance with a shelf registration statement; and

(iii)	the date on which such Original Note has been distributed to the public by a broker-dealer pursuant to the “Plan of Distribution” section in this prospectus.

If:

(i)	the exchange offer registration statement or the shelf registration statement is not declared effective by the SEC on or prior to the date specified in the Registration Rights Agreement for such effectiveness, which we refer to as the “effectiveness target date;”

(ii)	we fail to consummate the exchange offer within 30 business days of the effectiveness target date with respect to the exchange offer registration statement; or

(iii)	the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of transfer restricted securities during the periods specified in the registration rights agreement;

each of which we refer to as a “registration default,” then we will pay special interest to each holder of transfer restricted securities until all registration defaults have been cured.

With respect to the first 90-day period immediately following the occurrence of the first registration default, special interest will be paid in an amount equal to 0.25% per annum of the principal amount of entitled securities outstanding. The amount of the special interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of special interest for all registration defaults of 1.00% per annum of the principal amount of the transfer restricted securities outstanding.

All accrued special interest will be paid by us on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of certificated notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

Following the cure of all registration defaults, the accrual of special interest will cease.

Other Rights

While we have no present plan to acquire any Original Notes that are not tendered in the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any Original Notes that remain outstanding after the Expiration Date. We also reserve the right to terminate the exchange offer, as described under “—Conditions to the Exchange Offer,” and, to the extent permitted by applicable law, purchase Original Notes in the open market, in privately negotiated transactions or otherwise. The terms of any of those purchases or offers could differ from the terms of the exchange offer.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion summarizes the significant factors affecting the operating results, financial condition, liquidity and cash flows of our Company as of and for the periods presented below. The following discussion and analysis should be read in conjunction with “Selected Historical Financial and Operating Information” and the financial statements and the related notes thereto included elsewhere in this prospectus. The statements in this discussion regarding industry outlook, our expectations regarding our future performance, liquidity and capital resources and all other non-historical statements in this discussion are forward-looking statements and are based on the beliefs of our management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the section entitled “Risk Factors.”

Overview

We are a leading global materials company engaged in the manufacture and marketing of both standard and specialty and customized emulsion polymers and plastics. We believe that we have leading market positions in many of the markets in which we compete and that we have developed these strong market positions due to our technological differentiation, diverse global manufacturing base, long-standing customer relationships, and advantaged cost positions. We compete in growing global market segments driven in part by improving living standards in emerging markets, improving fuel efficiency, and the increasing demand for light-weight materials. In addition, we believe our increasing business presence in high growth regions such as China, Southeast Asia and Eastern Europe further enhances our prospects. We consider these business characteristics to be important contributors to our performance. For the nine months ended September 30, 2013, we generated $4.1 billion in net sales and $32.8 million in net losses. For the year ended 2012, we generated approximately $5.5 billion in net sales and $30.3 million in net income.

Prior to our formation, our business was wholly owned by Dow. In June 2010, we were acquired by Bain Capital. In connection with the Acquisition, we entered into a number of agreements with Dow relating to the provision of certain products, site services and other operational arrangements. See Note Q to the 2012 consolidated financial statements and Note K to the September 30, 2013 condensed consolidated financial statements.

Industry Trends

We believe demand for our products is strongly correlated to growth in our customers’ end markets, which are expected to grow along with anticipated rising gross domestic product and industrial production. We believe growth in our markets is supported by improving living standards in emerging markets, globalization of automotive car platforms, improving fuel efficiency and the increasing demand for light-weight materials and upgraded automotive interior materials as well as wide-spread growth in the need for high performance lightweight materials for the electronics industry. We believe we are well-positioned to take advantage of these trends. For example, improving living standards are driving demand for coated paper in emerging markets, particularly in China. We have a leading SB latex position in China. As another example, we are following our current automotive customers to emerging markets with plans to supply them locally as part of their strategy to globalize automotive car platforms. In addition, in synthetic rubber, increasing fuel efficiency regulation is driving demand for SSBR, a key material for high-performance tires. We have leading European market positions in advanced SSBR, and have completed our capacity expansion at our Schkopau, Germany facility.

We believe our business will continue to benefit from improving market dynamics in our industry. Over the past few years, companies have rationalized higher-cost capacity in many of our key product lines and there have been a number of consolidating activities, both in emulsion polymers and in plastics. We believe that our markets will continue to experience a long-term trend towards consolidation which will create opportunities for our business given our scale and geographic reach. Developments in the market for certain of our raw materials have a substantial impact on our business.

Basis of Presentation

On March 2, 2010, Bain Capital and STY Acquisition Corp. (“STY Acquisition”), entered into a sale and purchase agreement setting forth the terms of the Acquisition (the “Purchase Agreement”) with Dow, Styron LLC and Styron Holding B.V. (together with Styron LLC, the “Styron Holdcos”) pursuant to which STY Acquisition agreed to acquire 100% of the outstanding equity interests of the Styron Holdcos. STY Acquisition subsequently (but prior to the completion of the Acquisition) assigned its rights and obligations under the Purchase Agreement to us. The consideration for the Styron Holdcos was approximately $1,509.4 million, including customary adjustments for working capital, employee liabilities and certain other amounts. These amounts included a $75.0 million Seller Term Loan which is discussed further in Note J to the 2012 consolidated financial statements. Subsequent to the closing of the Acquisition, we paid approximately $55.8 million in closing date working capital adjustments. As part of the Acquisition, we incurred $56.5 million in transaction costs, which have been recorded in the consolidated statement of operations as acquisition-related expense in the Successor period ended December 31, 2010.

The financial statements for the 2010 Predecessor period ended June 16, 2010 have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of Dow and may not be comparable to the consolidated financial statements for the Successor periods ended December 31, 2012, 2011, and 2010.

For discussions on the results of operations, we have aggregated the Successor’s results of operations for the period from June 17, 2010 through December 31, 2010 with the Predecessor’s results of operations for the period from January 1, 2010 through June 16, 2010. We refer to the aggregated period as “2010” in this section. Although this presentation is not in accordance with U.S. GAAP, under which these two periods would not be aggregated, we believe the aggregation of the 2010 periods of Predecessor and Successor provides a more meaningful comparison to the 2012 and 2011 periods.

Acquisition Accounting

We allocated the purchase price paid to acquire the Styron business to the acquired assets and liabilities assumed based on their respective fair value as of the acquisition date. The application of acquisition accounting resulted in an increase in amortization and depreciation expense relating to our acquired intangible assets, property, plant and equipment and leasehold interests. In addition to the increase in the net carrying value of property, plant and equipment, we revised the remaining depreciable lives of property, plant and equipment to reflect the estimated remaining useful lives for purposes of calculating periodic depreciation expense. We adjusted the carrying values of the joint ventures to reflect their fair values at the date of purchase. We also adjusted the value of inventory to its fair value, increasing the costs recognized upon the sale of this acquired inventory. The excess of the purchase price over the fair value of assets and liabilities was assigned to goodwill, which is not amortized for accounting purposes but is subject to testing for impairment at least annually. See Note C of the 2012 consolidated financial statements, included elsewhere in this prospectus for further discussion on the Acquisition.

Factors Affecting Our Operating Results

The following discussion sets forth certain components of our statements of operations as well as factors that impact those items.

Net Sales

We generate revenue from the sale of our products across all major geographic areas. Our net sales include total sales less estimates for returns and price allowances. Price allowances include discounts for prompt payment as well as volume-based incentives.

Our overall net sales are generally impacted by the following factors:

•	fluctuations in overall economic activity within the geographic markets in which we operate;

•

fluctuations in raw material input costs and our ability to pass those on to customers, including the effects of a generally 30 to 60-day delay (or greater) in changes to our product prices in our Latex segment, Synthetic Rubber segment, and parts of our Plastics division following changes to the relevant raw material prices affect our sales margins;

•	underlying growth in one or more of our core end markets, either worldwide or in particular geographies in which we operate;

•	changes in the level of competition faced by our products, including the substitution by customers of alternative products to ours and the launch of new products by competitors;

•	the type of products used within existing customer applications, or the development of new applications requiring products similar to ours;

•	the “mix” of products sold, including the proportion of new or improved products and their pricing relative to existing products;

•	changes in product sales prices (including volume discounts and cash discounts for prompt payment);

•	our ability to successfully develop and launch new products and applications; and

•	fluctuations in foreign exchange rates.

While the factors described above impact net sales in each of our operating segments, the impact of these factors on our operating segments can differ, as described below. For more information about risks relating to our business, see “Risk Factors—Risks Related to Our Business.”

Cost of Sales

Our cost of sales consists principally of the following:

•

Production Materials Costs. The costs of the materials we use in production are the largest element of our overall cost of sales. We seek to use our substantial volumes and global geographic scope to obtain the most favorable terms we can, but our production material costs are affected by global and local market conditions.

•

Employee Costs. These employee costs include the salary costs and benefit charges for employees involved in our manufacturing operations. These costs generally increase on an aggregate basis as production volumes increase, and may decline as a percent of net sales as a result of economies of scale associated with higher production volumes.

•	Sustaining Engineering Activity Costs. These costs relate to modifications of existing products for use by new customers in familiar applications.

•

Depreciation and Amortization Expense. Property, plant, equipment and intangible assets are stated at cost and depreciated on a straight-line basis over their estimated useful lives. Property, plant and equipment, including leasehold interests, and intangible assets acquired through the Acquisition were recorded at fair value on the acquisition date, resulting in a new cost basis for accounting purposes.

•	Other. Our remaining cost of sales consists of:

•	customer-related development costs;

•	freight costs;

•	warehousing expenses;

•	purchasing costs;

•	costs associated with closing or idling of production facilities; and

•	other general manufacturing expenses, such as expenses for utilities and energy consumption.

The main factors that influence our cost of sales as a percent of net sales include:

•	changes in the price of raw materials, and timing of corresponding price changes to our customers, which impact our sales margins;

•	production volumes;

•	the implementation of cost control measures aimed at improving productivity, reductions of fixed production costs, refinements in inventory management and purchasing cost of raw materials; and

•	the impact of FIFO method inventory treatment.

Selling, General and Administrative Expenses

Our selling, general and administrative, or “SG&A,” expense consists of all expenditures incurred in connection with the sale and marketing of our products, as well as administrative overhead costs, including:

•

salary and benefit costs for sales personnel and administrative staff, including share-based compensation expense. Expenses relating to our sales personnel generally increase or decrease principally with changes in sales volume due to the need to increase or decrease sales personnel to meet changes in demand. Expenses relating to administrative personnel generally do not increase or decrease directly with changes in sales volume;

•	other administrative expenses, including expenses related to logistics, information systems and legal and accounting services;

•	general advertising expenses;

•	research and development expenses; and

•	other selling expenses, such as expenses incurred in connection with travel and communications.

Changes in SG&A expense as a percent of net sales have historically been impacted by a number of factors, including:

•	changes in sales volume, as higher volumes enable us to spread the fixed portion of our administrative expense over higher sales;

•	changes in the mix of products we sell, as some products may require more customer support and sales effort than others;

•	changes in our customer base, as new customers may require different levels of sales and marketing attention;

•	new product launches in existing and new markets, as these launches typically involve more intense sales activity before they are integrated into customer applications;

•	customer credit issues requiring increases to the allowance for doubtful accounts; and

•	the implementation of cost control measures aimed at improving productivity.

Interest Expense, Net

Interest expense, net consists primarily of interest expense on institutional borrowings and other financing obligations and changes in fair value of interest rate derivative instruments. Interest expense, net also includes the amortization of debt issuance costs and debt discount associated with our Senior Secured Credit Facility offset by interest income primarily associated with cash-on-hand. Factors affecting interest expense include fluctuations in the market interest rate, our borrowing activities and our outstanding debt balances.

Provision for Income Taxes

We and our subsidiaries are subject to income tax in the various jurisdictions in which we operate. While the extent of our future tax liability is uncertain, the impact of acquisition accounting for the Acquisition and for future acquisitions, changes to the debt and equity capitalization of our subsidiaries, and the realignment of the functions performed and risks assumed by the various subsidiaries are among the factors that will determine the future book and taxable income of the respective subsidiary and the Company as a whole.

For the Predecessor periods, the Styron business did not file separate tax returns in the majority of its jurisdictions as it was included in the tax returns of Dow entities within the respective tax jurisdictions. The income tax provision for the Predecessor periods was calculated using a separate return basis as if Styron was a separate taxpayer.

Results of Operations

Results of Operations for the Nine Months Ended September 30, 2013 and September 30, 2012

The tables below set forth our historical results of operations and as a percentage of net sales for the periods indicated (in millions):

	Nine Months Ended September 30,
(in millions)	2013	2012
Net sales	$4,062.3	$4,131.8
Cost of sales	3,819.5	3,858.9

Gross profit	242.8	272.9
Selling, general and administrative expenses	155.0	138.6
Equity in earnings of unconsolidated affiliates	26.9	20.0

Operating income	114.7	154.3
Interest expense, net	98.9	80.9
Loss on extinguishment of long-term debt	20.7	—
Other expense, net	19.8	13.3

Income (loss) before income taxes	(24.7)	60.1
Provision for income taxes	8.1	29.3

Net income (loss)	$(32.8)	$30.8

	Nine Months Ended September 30,
	2013	2012
Net sales	100.0%	100.0%
Cost of sales	94.0%	93.4%

Gross profit	6.0%	6.6%
Selling, general and administrative expenses	3.8%	3.4%
Equity in earnings of unconsolidated affiliates	0.7%	0.5%

Operating income	2.9%	3.7%
Interest expense, net	2.4%	2.0%
Loss on extinguishment of long-term debt	0.5%	0.0%
Other expense, net	0.5%	0.3%

Income (loss) before income taxes	-0.5%	1.4%
Provision for income taxes	0.2%	0.7%

Net income (loss)	-0.7%	0.7%

Nine Months Ended September 30, 2013 Compared to the Nine Months Ended September 30, 2012

Net Sales

Net sales for 2013 decreased by $69.5 million, or 1.7%, to $4,062.3 million from $4,131.8 million in 2012. Of the 1.7% decrease in net sales, 1.6% was due to lower sales volume and 1.3% was due to lower selling prices, which were offset by a 1.2% increase in sales due to favorable currency impact as the U.S. dollar weakened compared to the euro. The overall decrease in sales volume was primarily due to lower volumes in the Styrenics and Latex segments. The lower demand in Styrenics was largely driven by increases in the selling price of our polystyrene products due to the pass through of price increases of our key raw material (styrene monomer) while Latex was driven by lower demand in the Europe and Asia paper markets. These were partially offset by higher sales volume in Synthetic Rubber segment due to the SSBR capacity expansion. The overall decrease in selling price was due to the contractual pass through of lower butadiene cost in the Latex and Synthetic Rubber segments.

Cost of Sales

Cost of sales for 2013 decreased by $39.4 million, or 1.0%, to $3,819.5 million from $3,858.9 million in 2012. The decrease was primarily attributable to lower sales volume of 2.2% and lower raw materials costs of 0.2%, offset by an unfavorable currency impact of 1.0% and a 0.4% increase in other manufacturing costs. The unfavorable currency impact was due to the U.S. dollar weakening as compared to the euro.

Gross Profit

Gross profit for 2013 decreased by $30.1 million, or 11.0%, to $242.8 million from $272.9 million in 2012. The decrease was primarily attributable to lower margins from raw material cost timing as we built inventory at higher raw material costs than we were able to obtain in our finished goods prices.

Selling, General and Administrative Expenses (“SG&A”)

SG&A expense for 2013 increased by $16.4 million, or 11.8%, to $155.0 million from $138.6 million in 2012. The increase is due to the restructuring expenses incurred during the period of approximately $9.0 million in connection with the closure of the Company’s latex manufacturing facility in Altona, Australia (refer to Note O in the September 30, 2013 condensed consolidated financial statements), which includes impairment of property, plant and equipment, termination benefits and contract termination costs. Other increases include higher performance incentive compensation costs, the impact of annual salary increases, higher legal, consulting and accounting fees incurred due to strategic and other initiatives, and unfavorable currency impact of approximately 0.9% as the U.S. dollar weakened compared to the euro. Also, during the first quarter of 2012, we recorded an adjustment to reduce stock-based compensation expense by approximately $2.9 million relating to the correction of prior period grant date fair values of service-based and performance-based restricted stock awards, which did not occur in 2013. Offsetting these increases was approximately $7.5 million of special termination benefit charges incurred in 2012.

Equity in Earnings of Unconsolidated Affiliates

Equity in earnings of unconsolidated affiliates was $26.9 million in 2013 compared to $20.0 million in 2012. AmSty equity earnings increased to $27.6 million from $19.6 million in 2012 while Sumika Styron’s equity earnings decreased to a loss of $0.7 million from income of $0.4 million in 2012. The increase in the equity earnings from AmSty is primarily due to increases in AmSty’s revenue and margin during third quarter of 2013 compared to 2012.

Interest Expense, Net

Interest expense, net for 2013 was $98.9 million compared to $80.9 million in 2012. The increase of $18.0 million in interest expense was attributable to the higher outstanding principal debt and interest rate on the Original Notes which bears an interest rate of 8.75% compared to 6.0% on the Term Loans. The Term Loans were repaid in January 2013 with the issuance of the Original Notes. This increase was slightly offset by a decrease in interest expense from our Revolving Facility due to lower borrowings in 2013 compared to prior year.

Loss on Extinguishment of Long-Term Debt

Loss on extinguishment of debt was $20.7 million for the period ended September 30, 2013 related to the extinguishment of our $1,239.0 million Term Loans under our Senior Secured Credit Facility, which was comprised of the write-off of existing unamortized debt issuance costs and original issue discount attributable to the Term Loans totaling $14.4 million and $6.3 million, respectively. There was no loss on extinguishment of debt recognized during the period ended September 30, 2012.

Other Expense, Net

Other expense in 2013 was $19.8 million, which consisted of a $4.2 million loss on the sale of the Company’s Styrenics EPS business (refer to Note N in the September 30, 2013 condensed consolidated financial statements), $12.2 million foreign exchange transaction losses and other expenses. Other expense in 2012 was $13.3 million, which consisted of $13.0 million foreign exchange transaction losses and $2.3 million of third party fees associated with the amendment of the Senior Secured Credit Facility in 2012 offset by other income. The foreign exchange transaction losses are primarily driven by the remeasurement of our euro denominated payables to the U.S. dollar, as the U.S. dollar weakened compared to the euro.

Provision for Income Taxes

Provision for income taxes for the nine months ended September 30, 2013 was $8.1 million resulting in a negative effective tax rate of 32.5%. Provision for income taxes for the nine months ended September 30, 2012 was $29.3 million resulting in an effective tax rate of 48.7%.

Our income tax provision decreased due to a decrease in income before taxes and as a result of a greater proportion of income before taxes attributable to non-U.S. jurisdictions where the statutory income tax rate is lower than the U.S. statutory income tax rate. Additionally, in 2012 we incurred non-deductible expenses related to interest of approximately $8.7 million, which unfavorably impacted the effective tax rate during the period ended September 30, 2012. These non-deductible expenses did not recur during the period ended September 30, 2013. During the period ended September 30, 2012, income tax provision included cumulative adjustments of $5.0 million primarily pertaining to 2010 and 2011 income tax return reconciliations completed in that period, which resulted in a reduction of income tax expense.

Although we had a loss before income taxes of $24.8 million for the period ended September 30, 2013, we generated losses of approximately $59.7 million, mostly related to our holding companies incorporated in Luxembourg, which did not provide a tax benefit as we do not believe we will utilize these losses in the foreseeable future.

Results of Operations for the Year Ended December 31, 2012, Year Ended December 31, 2011 and

the Aggregated Year Ended December 31, 2010

The tables below set forth our historical results of operations and as a percentage of net sales for the periods indicated. Due to the Acquisition, the financial data for the Successor periods are not comparable to that of the Predecessor period presented in the accompanying table. For the Predecessor period, the combined financial statements were prepared on a carve-out basis from Dow. The carve-out combined financial statements include allocations of certain Dow corporate costs. In the Successor periods we no longer incur these charges, but do incur certain expenses as a stand-alone company, including for certain support services provided by Dow under transition services agreements. See Note Q to the 2012 consolidated financial statements for additional information. The allocations in the Predecessor period were based upon various assumptions and estimates and actual results may differ from these allocations, assumptions and estimates. Accordingly, the Predecessor period combined financial statements are not necessarily representative of our financial position, results of operations or cash flows had we operated on a stand-alone basis (in millions):

	Successor		Aggregated	Successor	Predecessor
	Year Ended December 31,			June 17 through December 31,	January 1 through June 16,
(in millions)	2012	2011	2010	2010	2010
Net sales	$5,451.9	$6,192.9	$4,967.0	$2,876.9	$2,090.1
Cost of sales	5,115.2	5,797.3	4,557.6	2,661.7	1,895.9

Gross profit	336.7	395.6	409.4	215.2	194.2
Selling, general and administrative expenses	182.0	308.6	189.2	124.6	64.6
Acquisition-related expenses	—	—	56.5	56.5	—
Equity in earnings of unconsolidated affiliates	27.1	23.9	17.1	12.6	4.5

Operating income	181.8	110.9	180.8	46.7	134.1
Interest expense, net	110.0	111.4	47.9	47.9	—
Loss on extinguishment of long-term debt	—	55.7	—	—	—
Other expense (income)	24.0	(20.1)	5.3	(2.3)	7.6

Income (loss) before income taxes	47.8	(36.1)	127.6	1.1	126.5
Provision for income taxes	17.5	39.8	70.9	17.9	53.0

Net income (loss)	$30.3	$(75.9)	$56.7	$(16.8)	$73.5

	Successor		Aggregated	Successor	Predecessor
	Year Ended December 31,			June 17 through December 31,	January 1 through June 16,
	2012	2011	2010	2010	2010
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	93.8%	93.6%	91.8%	92.5%	90.7%

Gross profit	6.2%	6.4%	8.2%	7.5%	9.3%
Selling, general and administrative expenses	3.3%	5.0%	3.8%	4.3%	3.1%
Acquisition-related expenses	0.0%	0.0%	1.1%	2.0%	0.0%
Equity in earnings of unconsolidated affiliates	0.5%	0.4%	0.3%	0.4%	0.2%

Operating income	3.4%	1.8%	3.6%	1.6%	6.4%
Interest expense, net	2.0%	1.8%	1.0%	1.7%	0.0%
Loss on extinguishment of long-term debt	0.0%	0.9%	0.0%	0.0%	0.0%
Other expense (income)	0.4%	-0.3%	0.1%	-0.1%	0.4%

Income (loss) before income taxes	1.0%	-0.6%	2.5%	0.0%	6.1%
Provision for income taxes	0.3%	0.6%	1.4%	0.6%	2.5%

Net income (loss)	0.7%	-1.2%	1.1%	-0.6%	3.6%

Year Ended December 31, 2012 Compared to the Year Ended December 31, 2011

Net Sales

Net sales for 2012 decreased by $741.0 million, or 12.0%, to $5,451.9 million from $6,192.9 million in 2011. Of the 12.0% decrease in net sales, 6.2% was due to lower sales volume and 1.1% was due to lower selling prices. Additionally, net sales decreased by 4.7% from the prior year due to unfavorable currency impact as the U.S. dollar strengthened compared to the euro. The decrease in volume and selling prices was primarily due to the weakened economic environment, particularly in Europe, and increasing competition.

Cost of Sales

Cost of sales for 2012 decreased by $682.1 million, or 11.8%, to $5,115.2 million from $5,797.3 million in 2011. Of the 11.8% decrease in cost of sales, 6.3% was attributable to lower sales volume and approximately 4.1% was due to a net favorable currency impact driven by the strengthening of the U.S. dollar as compared to the euro in 2012. In addition, 1.2% of the decrease was due to lower depreciation and other manufacturing cost reductions.

Gross Profit

Gross profit for 2012 decreased by $58.9 million, or 14.9%, to $336.7 million from $395.6 million in 2011. Of the 14.9% decrease, 19.6% was primarily attributable to an overall decrease in sales volume and prices driven by increasing competition and a weakened economic environment, particularly in Europe, plus net unfavorable currency impact of approximately 13.4%. These decreases were offset by lower manufacturing cost and depreciation that contributed approximately 18.1% of increase in our gross profit.

Selling, General and Administrative Expenses

SG&A expense for 2012 decreased by $126.6 million, or 41.0%, to $182.0 million from $308.6 million in 2011. The decrease was primarily the result of higher consulting, accounting, and legal fees associated with our separation from Dow and transition of our initial financial close process as a stand-alone entity in 2011, which together contributed approximately $94.2 million of the decrease. We also incurred an additional $11.1 million related to special stock-based compensation expense in 2011 resulting from the stockholder distribution and share redemption in February 2011, which was further discussed in Note P of our 2012 consolidated financial statements. SG&A further decreased in 2012 due to reductions in employee-related expenses as a result of restructuring programs implemented in the third quarter of 2011 and first quarter of 2012, and a stock-based compensation adjustment related to the correction of prior period grant date fair values of service-based and performance-based restricted stock awards that reduced the recorded expense in the first quarter of 2012 by approximately $2.5 million. The expenses recorded related to the restructuring programs for the year ended December 31, 2012 and 2011 were approximately $7.5 million and $9.2 million, respectively. Other decreases were due to an approximately $7.6 million favorable currency impact driven by the strengthening of the U.S. dollar as compared to the euro in 2012 and other cost reduction efforts.

Equity in Earnings of Unconsolidated Affiliates

Equity in earnings of unconsolidated affiliates for 2012 was $27.1 million compared to equity in earnings of $23.9 million for 2011. Americas Styrenics LLC (“AmSty”) equity earnings increased to $27.0 million from $24.1 million in 2011. Sumika Styron Polycarbonate Limited (“Sumika Styron”) equity earnings increased to $0.1 million from a loss of $0.2 million in 2011.

Interest Expense, Net

Net interest expense for the year ended December 31, 2012 was $110.0 million compared to $111.4 million for the year ended December 31, 2011. The decrease in interest expense was the result of lower interest incurred on our Revolving Facility and our accounts receivable securitization facility of approximately $3.3 million due to lower average borrowings in 2012 compared to 2011 and an increase in capitalized interest by $4.4 million due to an increase in capital projects. These decreases were offset by an increase of $8.6 million interest expense on our Senior Secured Credit Facility as a result of the amendment completed in August 2012, wherein our borrowing rate increased by 2.0%.

Loss on Extinguishment of Long-Term Debt

Loss on extinguishment of debt was $55.7 million for the year ended December 31, 2011 related to the February 2, 2011 amendment of our Senior Secured Credit Facility and the related extinguishment of $749.0 million of our then outstanding Term Loans. The loss on extinguishment of debt was comprised of $7.5 million in fees paid to the lenders, $0.2 million in third-party fees associated with modifying the Term Loans, with the remainder attributable to the write-off of existing unamortized debt issuance costs and original issue discount attributed to the Term Loans totaling $34.0 million and $14.0 million, respectively. There was no loss on extinguishment of debt recognized in the year ended December 31, 2012.

Other Expense (Income)

Other expense for the year ended December 31, 2012 was $24.0 million compared to other income of $20.1 million for the year ended December 31, 2011.

Other expense for the year ended December 31, 2012 includes foreign exchange transaction losses of $21.8 million, which were primarily driven by the remeasurement of our euro payables to the U.S. dollar as well as unrealized losses on our foreign exchange forward contracts of approximately $3.8 million. In addition, we incurred approximately $2.3 million of third-party fees associated with the 2012 Amendment of our Senior Secured Credit Facility (see Note J to the 2012 consolidated financial statements for details of the 2012 Amendment).

Other income for the year ended December 31, 2011 was primarily related to foreign exchange transaction gains of $17.2 million and indemnification matters from Dow which were recorded as other income. The foreign exchange transaction gains in 2011 were primarily driven by the remeasurement of our euro payables to the U.S. dollar.

Provision for Income Taxes

Provision for income taxes for 2012 totaled $17.5 million resulting in an effective tax rate of 36.6%. Provision for income taxes for 2011 totaled $39.8 million resulting in a negative effective tax rate of 109.8%.

The 2012 effective tax rate was unfavorably impacted by non-deductible expenses resulting in a $8.9 million difference from the U.S. statutory rate, of which $5.2 million related to non-deductible interest expense and $2.5 million related to non-deductible stock-based compensation. In 2011, these non-deductible expenses were $9.0 million. Further, provision for income taxes included $7.1 million of tax expense related to withholding taxes as compared to $8.6 million in 2011.

Offsetting these negative impacts was approximately $3.6 million of favorable impact of jurisdictions where the statutory income tax rate is lower than the United States statutory rate compared to $1.2 million in 2011. Further, favorable impacts for 2012 are from tax credits of $2.9 million and a release of a valuation allowance in the fourth quarter of 2012 of $14.4 million, primarily as a result of improvements in actual business operations and projected future results of our subsidiaries in China and Hong Kong.

Although we had a net loss before income tax in jurisdictions outside the United States of $1.4 million, certain jurisdictions with statutory rates lower than the United States statutory rate generated income before taxes of $33.8 million and related income tax expense of approximately $5.8 million. These jurisdictions included the

Netherlands, Indonesia and China. The losses we generated from jurisdictions outside of the United States were approximately $35.2 million with a related income tax benefit of $3.0 million. Those jurisdictions primarily included Luxembourg which did not provide a tax benefit to us due to recurring losses.

Year Ended December 31, 2011 Compared to the Aggregated Year Ended December 31, 2010

Net Sales

Net sales for 2011 increased by $1,225.9 million, or 24.7%, to $6,192.9 million from $4,967.0 million in 2010. The increase in net sales for the year ended December 31, 2011 was primarily driven by increases in selling prices of 28.1% which included a currency impact of approximately 3.0% driven primarily by the weakening of the U.S. dollar as compared to the euro. This increase was a result of increasing key raw material input costs, which we recover either through negotiation with end customers or via contractual pass-through pricing mechanisms. Volume had an unfavorable impact of 3.4% due to the weak economic environment, specifically affecting the market in Europe during the second half of the year.

Cost of Sales

Cost of sales for 2011 increased by $1,239.7 million, or 27.2%, to $5,797.3 million from $4,557.6 million in 2010. Of the 27.2% increase in cost of sales, 30.6% was attributable to higher pricing associated with our raw material costs which included 3.3% of unfavorable currency impact as the U.S. dollar weakened compared to the euro. This increase was partially offset by a decline in volume which decreased cost of sales by approximately 3.4% along with the $38.0 million charge in 2010 related to inventory sold that was recorded at fair value as part of acquisition accounting, which did not recur in 2011.

Gross Profit

Gross profit for 2011 decreased by $13.8 million, or 3.4%, to $395.6 million from $409.4 million in 2010. The decrease was primarily attributable to a decrease in sales volumes of certain business units, coupled with raw material price increases that outpaced our price increases to customers.

Selling, General and Administrative Expenses

SG&A expense for 2011 increased by $119.4 million, or 63.1%, to $308.6 million from $189.2 million in 2010. The increase was a result of additional consulting, accounting, and legal fees associated with our separation from Dow and transition of our initial financial close process as a stand-alone entity during 2011. We also incurred an additional $11.1 million related to stock-based compensation expense in 2011 compared to 2010 resulting from the distribution that occurred during the first quarter of 2011 and the corresponding acceleration of expense. Also contributing to the increase was an additional $9.2 million in expense related to certain restructuring initiatives incurred in 2011 as compared to 2010 and an approximately $3.2 million unfavorable currency impact due to the weakening of the U.S. dollar as compared to the euro.

Acquisition-Related Expenses

Acquisition-related expenses of $56.5 million for 2010 related to transaction costs incurred as a result of the Acquisition. The transaction costs consisted primarily of investment banking, buy-side due diligence and legal fees.

Equity in Earnings of Unconsolidated Affiliates

Equity in earnings of unconsolidated affiliates for 2011 was $23.9 million compared to equity in earnings of $17.1 million for 2010. AmSty equity earnings increased to $24.1 million compared to earnings of $14.7 million in 2010. Sumika Styron equity earnings decreased to a loss of $0.2 million compared to earnings of $2.4 million in 2010.

Interest Expense, Net

Net interest expense was $111.4 million for 2011 primarily reflecting a full year of interest incurred in connection with our Senior Secured Credit Facility of $97.8 million, including amortization of debt issuance costs and debt discounts and $7.1 million relating to our accounts receivable securitization facility. Net interest expense for 2011 also reflects the effects of the increase in borrowings outstanding which occurred as a result of the amendment to our Senior Secured Credit Facility on February 2, 2011. Net interest expense was $47.9 million for 2010 primarily reflecting interest incurred during the Successor period from June 17, 2010 through December 31, 2010 in connection with our Senior Secured Credit Facility of $41.3 million, including amortization of debt issuance costs and debt discounts, approximately $3.8 million in interest relating to our $75.0 million seller note with Dow (the “Seller Note”), and $1.8 million relating to our accounts receivable securitization facility. Interest incurred on the Seller Note was approximately $0.7 million in 2011, which decreased from approximately $3.8 million in 2010, due to repayment of the Seller Note in February 2011. No interest was incurred in the Predecessor period from January 2010 through June 16, 2010.

Loss on Extinguishment of Long-Term Debt

Loss on extinguishment of debt was $55.7 million for the year ended December 31, 2011 related to the February 2, 2011 amendment of our Senior Secured Credit Facility and the related extinguishment of $749.0 million of our then outstanding Term Loans. The loss on extinguishment of debt was comprised of $7.5 million in fees paid to the lenders, $0.2 million in third-party fees associated with modifying the Term Loans, with the remainder attributable to the write-off of existing unamortized debt issuance costs and original issue discount attributed to the Term Loans totaling $34.0 million and $14.0 million, respectively. There was no loss on extinguishment of debt recognized in the year ended December 31, 2010.

Other Expense (Income)

Other income for the year ended December 31, 2011 was $20.1 million compared to other expense of $5.3 million for the year ended December 31, 2010. Other income for the year ended December 31, 2011 primarily related to foreign exchange transaction gains of $17.2 million and indemnification matters from Dow which were recorded as other income. Other expense for the year ended December 31, 2010 primarily related to foreign exchange gains of $1.2 million and other expense of approximately $6.5 million.

Provision for Income Taxes

Provision for income taxes for 2011 totaled $39.8 million resulting in a negative effective tax rate of 109.8%. Provision for income taxes for aggregated 2010 totaled $70.9 million resulting in an effective tax rate of 55.5%.

The 2011 effective tax rate was unfavorably impacted by non-deductible expenses resulting in a $9.0 million difference from the U.S. statutory rate, of which $3.3 million related to non-deductible interest expense and $7.1 million related to non-deductible stock-based compensation. In 2010, these non-deductible expenses were $20.2 million. Increases in unrecognized tax benefits also unfavorably impacted the 2011 effective tax rate by approximately $14.5 million. In 2010, unrecognized tax benefits were $4.0 million. Further, provision for income taxes included $8.6 million of tax expense related to withholding taxes as compared to $2.5 million in 2010, which was primarily related to the Successor period.

Offsetting these unfavorable impacts was approximately $1.2 million of favorable impact of jurisdictions where the statutory income tax rate is lower than the United States statutory rate compared to $25.2 million in 2010.

Although we had a net loss before income tax in jurisdictions outside the United States of $23.7 million, certain jurisdictions with statutory rates lower than the United States statutory rate generated income before taxes of $84.1 million and related income tax expense of approximately $19.0 million. These jurisdictions included Germany, Switzerland, Indonesia, and France. The losses we generated from jurisdictions outside of the

United States were approximately $107.8 million with a related tax expense of $21.4 million. Those jurisdictions included Luxembourg, Hong Kong, China, Japan and Brazil, which did not provide tax benefit to us due to recurring losses.

Selected Segment Information

The following tables present net sales by segment and segment EBITDA and as a percentage of total net sales and net sales by segment, respectively, for the following periods:

	Successor				Aggregated	Successor	Predecessor
(in millions)	Nine Months Ended September 30,		Year Ended December 31,			June 17 through December 31,	January 1 through June 16,
	2013	2012	2012	2011	2010	2010	2010
Net sales(1)
Latex segment	$1,033.8	$1,194.5	$1,545.1	$1,843.5	$1,498.6	$860.3	$638.3
Synthetic Rubber segment	474.1	522.6	701.9	849.5	519.7	298.8	220.9
Styrenics segment	1,775.6	1,607.8	2,149.2	2,307.0	1,906.5	1,123.5	783.0
Engineered Polymers segment	778.8	806.9	1,055.7	1,192.9	1,041.8	594.3	447.5
Corporate unallocated(2)	—	—	—	—	0.4	—	0.4

Total	$4,062.3	$4,131.8	$5,451.9	$6,192.9	$4,967.0	$2,876.9	$2,090.1

Segment EBITDA(3)
Latex segment	$72.8	$98.7	$125.5	$121.5	$151.6	$65.9	$85.7
Synthetic Rubber segment	71.4	87.2	111.1	174.6	82.3	51.3	31.0
Styrenics segment	109.0	64.3	82.9	72.2	79.6	58.3	21.3
Engineered Polymers segment	(1.8)	31.2	31.5	26.3	116.2	45.0	71.2
Corporate unallocated(2)	(106.2)	(77.5)	(107.6)	(217.7)	(144.7)	(110.4)	(34.3)

Total	$145.2	$203.9	$243.4	$176.9	$285.0	$110.1	$174.9

	Successor				Aggregated	Successor	Predecessor
	Nine Months Ended September 30,		Year Ended December 31,			June 17 through December 31,	January 1 through June 16,
	2013	2012	2012	2011	2010	2010	2010
Net sales(1)
Latex segment	25.4%	29.0%	28.3%	29.8%	30.2%	29.9%	30.5%
Synthetic Rubber segment	11.7%	12.6%	12.9%	13.7%	10.5%	10.4%	10.6%
Styrenics segment	43.7%	38.9%	39.4%	37.3%	38.4%	39.1%	37.5%
Engineered Polymers segment	19.2%	19.5%	19.4%	19.2%	20.9%	20.6%	21.4%
Corporate unallocated(2)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Segment EBITDA(3)
Latex segment	1.8%	2.4%	8.1%	6.6%	10.1%	7.7%	13.4%
Synthetic Rubber segment	1.8%	2.1%	15.8%	20.6%	15.8%	17.2%	14.0%
Styrenics segment	2.7%	1.6%	3.9%	3.1%	4.2%	5.2%	2.7%
Engineered Polymers segment	0.0%	0.8%	3.0%	2.2%	11.2%	7.6%	15.9%
Corporate unallocated(2)	-2.6%	-1.9%	-2.0%	-3.5%	-2.9%	-3.8%	-1.6%

Total	3.7%	5.0%	4.5%	2.9%	5.7%	3.8%	8.4%

(1)	Inter-segment sales have been eliminated.
(2)	Corporate unallocated includes corporate overhead costs, acquisition-related expenses, loss on extinguishment of long term debt, and certain other income and expenses. Percentages for Corporate unallocated are based on total sales.

(3)	We refer to EBITDA in making operating decisions because we believe it provides meaningful supplemental information regarding the Company’s operational performance. We present EBITDA because we believe that it is useful for investors to analyze disclosures of our operating results on the same basis as that used by our management. We believe the use of EBITDA as a metric assists our board of directors, management and investors in comparing our operating performance on a consistent basis because it removes the impact of our capital structure (such as interest expense), asset base (such as depreciation and amortization) and tax structure. See reconciliation of EBITDA to net income (loss) below (in millions):

	Successor				Aggregated	Successor	Predecessor
(in millions)	Nine Months Ended September 30,		Year Ended December 31,			June 17 through December 31,	January 1 through June 16,
	2013	2012	2012	2011	2010	2010	2010
EBITDA	$145.2	$203.9	$243.4	$176.9	$285.0	$110.1	$174.9
Interest expense, net	98.9	80.9	110.0	111.4	47.9	47.9	—
Income taxes	8.1	29.3	17.5	39.8	70.9	17.9	53.0
Depreciation and amortization	71.0	62.9	85.6	101.6	109.5	61.1	48.4

Net income (loss)	$(32.8)	$30.8	$30.3	$(75.9)	$56.7	$(16.8)	$73.5

There are limitations to using financial measures such as EBITDA. Other companies in our industry may define EBITDA differently than we do. As a result, it may be difficult to use EBITDA, or similarly-named financial measures that other companies may use, to compare the performance of those companies to our performance. The Company compensates for these limitations by providing reconciliations of our EBITDA results to our net income (loss), which is determined in accordance with U.S. GAAP.

Latex Segment

We are a global leader in SB latex, holding a strong market position across the geographies and applications in which we participate, including leading market positions in North America and Europe. We produce SB latex primarily for coated paper and packaging board, carpet and artificial turf backings as well as a number of performance latex applications. We believe our competitive differentiation is driven by our unique formulations and innovative technology. We have pilot coating facilities in the U.S. and Europe that are used to develop new products in close collaboration with our customers. We believe our formulation expertise, pilot coating facilities and long track record of serving the largest paper mills contributes to our high win rates with new mills. Our growth prospects in our Latex segment are enhanced by our strong position in China.

Nine Months Ended September 30, 2013 Compared to the Nine Months Ended September 30, 2012

Net sales in 2013 decreased by $160.7 million, or 13.5%, to $1,033.8 million from $1,194.5 million in 2012. Approximately 9.4% of the total decrease was due to lower selling prices primarily from the pass through of lower butadiene cost as well as increased competition in the Europe and Asia paper markets. Lower sales volume, approximately 4.9% of the total impact, was primarily driven by lower demand and increasing competition in the Europe and Asia paper markets. These decreases were partially offset by a 0.8% favorable currency impact as the U.S. dollar weakened compared to the euro.

EBITDA in 2013 decreased by $25.9 million, or 26.2%, to $72.8 million from $98.7 million in 2012. Of this decrease, 20.0% was primarily driven by lower sales volume and margins due to lower demand and continued increases in competition in the Europe and Asia paper markets coupled with the restructuring charges of $9.0 million recorded in 2013 in connection with the closure of the latex plant in Australia.

Year Ended December 31, 2012 Compared to the Year Ended December 31, 2011

Net sales for 2012 decreased by $298.4 million, or 16.2%, to $1,545.1 million from $1,843.5 million for 2011. Of the 16.2% decrease in net sales, 9.9% was driven by a decline in sales volume primarily due to lower demand in European and North American paper markets and 6.3% was due to lower selling prices, which includes a 3.7% unfavorable currency impact due to the strengthening of the U.S. dollar as compared to the euro.

EBITDA for 2012 increased by $4.0 million, or 3.3%, to $125.5 million from $121.5 million in 2011. This increase was primarily driven by our fixed cost improvements from prior year due to the cost reduction efforts implemented during 2011 and 2012 as well as improvement on margin due to favorable timing of contractual pass through of lower raw materials prices. These items resulted in a 31.9% increase in EBITDA, which were partially offset by a decline in sales volumes of 27.8% and a 2.8% net unfavorable currency impact due to the strengthening of the U.S. dollar as compared to the euro.

Year Ended December 31, 2011 Compared to the Aggregated Year Ended December 31, 2010

Net sales for 2011 increased by $344.9 million, or 23.0%, to $1,843.5 million from $1,498.6 million for 2010. Of the 23.0% increase in net sales, selling price increases had an overall favorable impact on net sales of 33.0%, which includes a favorable currency impact of 2.0%. This increase was primarily related to the contractual pass-through of higher raw material input costs and the weakening of the U.S. dollar as compared to the euro. Volume had an unfavorable impact of 10.0% in 2011 due to customers substituting other products in the place of SB latex as a result of higher butadiene costs, as well as competitive pressures and slowing of customer end demand.

EBITDA for 2011 decreased by $30.1 million, or 19.9%, to $121.5 million from $151.6 million in 2010. This decline was driven mainly by substitution of other materials for SB latex, primarily in carpet backing applications, due to high butadiene prices. This had a negative impact on both volume and price with our customers. Margins were also negatively impacted by a geographical shift of sales from North America to our lower margin businesses in Asia.

Synthetic Rubber Segment

We are a significant producer of styrene-butadiene and polybutadiene-based rubber products and we have a leading European market position in SSBR. We have a very broad synthetic rubber technology and products portfolio in the industry, focusing on specialty products, such as SSBR and Li-PBR, while also producing core products, such as ESBR and Ni-PBR. Our synthetic rubber products are extensively used in tires, with additional applications in polymer modification and technical rubber goods. We believe our growth prospects in our Synthetic Rubber segment are enhanced by increasing demand for high-performance tires, resulting from European, Korean and Japanese regulatory reforms that are aimed at improving fuel efficiency. Our expectation is that increasing fuel efficiency standards globally will drive significant demand growth for our SSBR technology. The 50 kMT capacity expansion at our Schkopau, Germany facility, which we announced in December 2010, began production in October 2012.

Nine Months Ended September 30, 2013 Compared to the Nine Months Ended September 30, 2012

Net sales in 2013 decreased by $48.5 million, or 9.3%, to $474.1 million from $522.6 million in 2012. Of the 9.3% decrease in net sales, 19.8%, net of an approximately 1.4% favorable currency impact as the U.S. dollar weakened compared to the euro, was due to lower selling prices mostly from lower butadiene costs passed through to customers and some reduction in selling prices due to weakened economic conditions in the tire market. The decrease was partially offset by an increase in sales volume of approximately 10.5% due to the SSBR capacity expansion completed in the fourth quarter of 2012 and the lower sales in second quarter of 2012 due to the scheduled plant turnaround.

EBITDA in 2013 decreased by $15.8 million, or 18.1%, to $71.4 million from $87.2 million in 2012. Approximately 55.9% of this decrease was driven by lower margins due to weaker tire market conditions and less favorable timing of contractual pass through of raw material prices. In addition, we had higher margins in 2012 as a result of higher plant utilization to build up inventory after the scheduled plant turnaround in the second quarter of 2012. These impacts were partially offset by an approximately 36.5% increase due to higher volume from the SSBR capacity expansion and slightly favorable currency impact as the U.S. dollar weakened compared to the euro.

Year Ended December 31, 2012 Compared to the Year Ended December 31, 2011

Net sales for 2012 decreased by $147.6 million, or 17.4%, to $701.9 million from $849.5 million in 2011. Of the 17.4% decrease in net sales, 7.1% was driven by lower sales volume mainly due to lost production from a six-week long major maintenance turnaround during the second quarter of 2012. The decrease was also due to lower selling prices from lower raw materials cost pass-throughs to customers resulting in an unfavorable impact on net sales of 10.3%, which includes unfavorable currency impact of approximately 5.8% due primarily to the strengthening of the U.S. dollar as compared to the euro.

EBITDA for 2012 decreased by $63.5 million, or 36.4%, to $111.1 million from $174.6 million for 2011. Of this decrease, 11.3% was primarily driven by lower margins, as we had higher margin on non-contractual sales in the prior year due to raw material market dynamics, and16.8% was driven by lower sales volume mainly due to lost production from a major maintenance turnaround and lower demand during the second quarter. We estimate that the impact of this turnaround was the loss of approximately $10.0 million in EBITDA from lost volumes and production, as well as costs associated with the turnaround process. In addition, we had approximately 4.0% net unfavorable currency impact due to the strengthening of the U.S. dollar as compared to the euro.

Year Ended December 31, 2011 Compared to the Aggregated Year Ended December 31, 2010

Net sales for 2011 increased by $329.8 million, or 63.5%, to $849.5 million from $519.7 million in 2010. Of the 63.5% increase in net sales, selling price increases, which included a currency impact of approximately 4.0%, had an overall favorable impact of 46.1%. This increase was due to raw material price increases passed through to customers, a shift in our sales mix to higher priced grades of SSBR, and the weakening of the U.S. dollar as compared to the euro. Volume also had a favorable impact of 17.4%, due to the high cost of natural rubber and butadiene in Asia.

EBITDA for 2011 increased by $92.3 million, or 112.1%, to $174.6 million from $82.3 million for 2010. This increase was driven by higher volumes, a shift in our mix to higher margin SSBR products, and our ability to sell in the spot market at higher prices, specifically in Asia.

Styrenics Segment

Our Styrenics segment includes polystyrene, ABS and SAN products, as well as our internal production and sourcing of styrene monomer, a raw material common in SB latex, synthetic rubber and styrenics products. We are a leading producer of polystyrene and mass ABS (“mABS”). We focus our marketing efforts on applications such as appliances and consumer electronics where our products offer superior properties, such as rigidity, insulation and colorability, and, in some cases, an improved environmental footprint versus general purpose polystyrene or emulsion ABS. The Styrenics segment also serves the packaging and construction end-use markets.

We believe our growth prospects in our Styrenics segment are enhanced by recent trends of industry capacity reduction and consolidation. We believe our growth prospects are further enhanced by our established manufacturing footprint in the high economic growth region of Asia and our focus on attractive end markets where improving living standards drive demand for appliances and consumer electronics.

Nine Months Ended September 30, 2013 Compared to the Nine Months Ended September 30, 2012

Net sales in 2013 increased by $167.8 million, or 10.4%, to $1,775.6 million from $1,607.8 million in 2012. Of the 10.4% increase in net sales, 11.7% was driven by increases in selling prices due to higher styrene monomer prices, as well as actions to increase selling prices to improve margins. Also, the weakening of the U.S. dollar to the euro had a favorable impact to our net sales of approximately 1.5%. These increases were partially offset by a 2.8% decrease in sales volume due to customers’ inventory optimization efforts as a result of price increases in styrene monomer as well as weaker markets in Europe and Asia.

EBITDA in 2013 increased by $44.7 million, or 69.5%, to $109.0 million from $64.3 million in 2012. This increase is attributable mainly to higher margins in styrene monomer production and due to margin improvement initiatives, plus favorable currency impact of approximately 2.6% as the U.S. dollar weakened compared to the euro. These increases were slightly offset by lower volume and the $4.2 million loss on sale of the EPS business completed in September 2013.

Year Ended December 31, 2012 Compared to the Year Ended December 31, 2011

Net sales for 2012 decreased by $157.8 million, or 6.8%, to $2,149.2 million from $2,307.0 million in 2011. Of the 6.8% decrease in net sales, 4.1% was driven by a decline in sales volume due to a weaker market and 5.3% was driven by the negative currency impact of the strengthening of the U.S. dollar as compared to the euro. These decreases were offset by a 2.6% increase in selling prices during the year primarily due to higher costs of raw materials that were able to be passed onto customers.

EBITDA for 2012 increased by $10.7 million, or 14.8%, to $82.9 million from $72.2 million in 2011. This increase was primarily driven by fixed cost improvements from prior year due to the cost reduction efforts implemented during 2011 and 2012 along with improvement in margins. These factors resulted in an approximate 30.3% increase in EBITDA, which was partially offset by a 9.7% decrease in sales volume and an 8.2% unfavorable currency impact from the strengthening of the U.S. dollar compared to the euro.

Year Ended December 31, 2011 Compared to the Aggregated Year Ended December 31, 2010

Net sales for 2011 increased by $400.5 million, or 21.0%, to $2,307.0 million from $1,906.5 million in 2010. Of the 21.0% increase in net sales, selling price increases, which included a favorable currency impact of 4.0%, had an overall favorable impact of 24.8%. This increase was due primarily to higher raw material input costs that were passed on to customers and the weakening of the U.S. dollar as compared to the euro. Volume had an unfavorable impact of 3.8% driven by a weaker market.

EBITDA for 2011 decreased by $7.4 million, or 9.3%, to $72.2 million from $79.6 million in 2010. This decrease was primarily attributable to lower volume.

Engineered Polymers Segment

Our engineered polymers products are predominantly used in automotive, consumer electronics, and construction markets, where we believe there will be a market recovery over the near-to medium-term. We are focused on differentiated products, which we produce in our manufacturing facilities located across Europe, Asia, North America and Brazil. We believe that the strategic locations of these facilities combined with close customer collaboration offers us a strategic advantage in serving our customers. We believe many of our PC products and more than half of our compounds and blends products are differentiated, based on their physical properties, performance, aesthetic advantages and value chain management that helps us achieve premium pricing.

Our history of innovation has contributed to long-standing relationships with customers who are recognized leaders in their respective end-markets. We have established a strong market presence in the global automotive and electronics sectors, targeting both component suppliers and final product manufacturers. Our Engineered Polymers segment also compounds and blends PC, polypropylene and mABS plastics into differentiated products within these sectors.

Nine Months Ended September 30, 2013 Compared to the Nine Months Ended September 30, 2012

Net sales in 2013 decreased by $28.1 million, or 3.5%, to $778.8 million from $806.9 million in 2012. Of the 3.5% decrease in net sales, 2.2% was driven by lower sales volume and 2.2% was driven by lower selling prices due to weaker Asia electronics and Europe automotive markets. These decreases were partially offset by a 0.9% favorable currency impact as the U.S. dollar weakened compared to the euro.

EBITDA decreased by $33.0 million to negative $1.8 million in 2013 from positive $31.2 million in 2012. This decrease was primarily due to lower margins in the polycarbonate business as the market remains extremely competitive. In addition, the automotive market in Europe has weakened compared to last year and margin in our automotive products was unfavorably impacted by the strengthening of the U.S. dollar compared to the Brazilian real resulting in an approximately 12.2% impact to our EBITDA. Further, the weakening of the U.S. dollar compared to the euro resulted in an unfavorable currency impact of approximately 1.8%.

Year Ended December 31, 2012 Compared to the Year Ended December 31, 2011

Net sales for 2012 decreased by $137.2 million, or 11.5%, to $1,055.7 million from $1,192.9 million in 2011. Of the 11.5% decrease in net sales, approximately 3.8% was driven by lower sales volume due to strong competitive pressures specifically within the polycarbonate markets and 7.7% was due to lower selling prices, which includes an unfavorable currency impact of approximately 4.2% due to the strengthening of the U.S. dollar as compared to the euro.

EBITDA for 2012 increased by $5.2 million, or 19.8%, to $31.5 million from $26.3 million in 2011. The increase was due to the cost reduction efforts implemented during 2011 and 2012 and higher margins on our automotive products, as well as a 7.5% favorable currency impact as the U.S. dollar strengthened compared to the euro. These increases were offset by decreases due to lower margins on our polycarbonate products, driven mostly by competitive pressures, particularly in Europe.

Year Ended December 31, 2011 Compared to the Aggregated Year Ended December 31, 2010

Net sales for 2011 increased by $151.1 million, or 14.5%, to $1,192.9 million from $1,041.8 million in 2010. Of the 14.5% increase in net sales, selling price increases had an overall favorable impact of 18.4%. This increase was primarily driven by higher raw material input costs, primarily Bisphenol-A (“BPA”), and an approximately 3.0% favorable currency impact driven by the weakening of the U.S. dollar as compared to the euro. Volume had an unfavorable impact of 3.9% due to strong competitive pressures and lower global demand.

EBITDA for 2011 decreased by $89.9 million, or 77.4%, to $26.3 million from $116.2 million in 2010. This decline was primarily driven by raw material input cost increases that outpaced our ability to recover those increases through pricing actions with our customers.

Liquidity and Capital Resources

Cash Flows

Nine Months Ended September 30, 2013 Compared to the Nine Months Ended September 30, 2012

The table below summarizes our primary sources and uses of cash for the nine months ended September 30, 2013 and 2012, respectively. We have derived the summarized cash flow information from our unaudited financial statements.

	Nine Months Ended September 30,
(in millions)	2013	2012
Net cash provided by (used in):
Operating activities	$93.6	$117.0
Investing activities	(24.3)	(82.2)
Financing activities	(153.1)	(24.5)
Effect of exchange rate changes on cash	1.2	(1.7)

Net change in cash and cash equivalents	$(82.6)	$8.6

Operating Activities

Net cash provided by operating activities during the nine months ended September 30, 2013 totaled $93.6 million, with net cash provided by operating assets and liabilities totaling $26.5 million. The most significant components of the changes in operating assets and liabilities for the nine months ended September 30, 2013 of $26.5 million were increases in accounts receivable of $41.5 million and decreases in accounts payable and other current liabilities of $31.7 million, offset by decreases in inventories of $93.9 million. The increase in accounts receivable reflects an increase in sales in September, 2013, when compared to sales in December, 2012, driven primarily by higher sales volume, extended credit terms to certain customers, and accelerated collection of receivables in December 2012. Accounts payable and other current liabilities decreased mainly due to timing of payments in normal course of business, lower production volumes, and lower raw materials prices in the third quarter of 2013. Inventory decreased due to lower raw materials prices in the third quarter of 2013, as well as a decrease in volumes on hand compared to the fourth quarter of 2012, due to unusually higher inventory volumes on hand at the end of 2012 resulting from our rubber capacity expansion project placed in operation in the fourth quarter of 2012.

Net cash provided by operating activities during the nine months ended September 30, 2012 totaled $117.0 million, with net cash provided by operating assets and liabilities totaling $10.6 million. The most significant components of the change for the nine months ended September 30, 2012 were increases of $54.3 million in inventory, offset by increases of $90.6 million in accounts payable and other current liabilities. Increases in inventory and accounts payable and other current liabilities in 2012 were mainly a result of the Company’s lower production volume during the fourth quarter of 2011.

Investing Activities

Net cash used in investing activities for the nine months ended September 30, 2013 totaled $24.3 million consisting primarily of capital expenditures of $52.3 million during the period, offset by proceeds received from a government subsidy of $6.6 million related to our capital expansion project at our rubber facility in Schkopau, Germany. Also offsetting these capital expenditures were cash proceeds from the sale of our EPS business of $15.2 million received on September 30, 2013 and cash proceeds of $7.9 million from our accounts receivable securitization facility released from restrictions. Refer to Note N of the September 30, 2013 condensed consolidated financial statements for details on the EPS business divestiture.

Net cash used in investing activities for the nine months ended September 30, 2012 totaled $82.2 million consisting primarily of capital expenditures of $88.6 million of which $56.0 million, net of proceeds from a government subsidy of $6.1 million, was related to our capital expansion project at our rubber facility in Schkopau, Germany.

Financing Activities

Net cash used in financing activities during the nine months ended September 30, 2013 totaled $153.1 million. During the period, we repaid our outstanding Term Loans of $1,239.0 million using the proceeds from the issuance of $1,325.0 million in Original Notes issued in January 2013. In connection with the issuance of the Original Notes and the amendments to our Senior Secured Credit Facility and our accounts receivable securitization facility, we paid approximately $46.8 million of refinancing fees. In addition, during the period, we continued to utilize our Revolving Facility and our accounts receivable securitization facility to fund our working capital requirements. During the nine months ended September 30, 2013, our borrowings and repayments to our Revolving Facility were $405.0 million and $525.0 million, respectively, and we had net repayments to our accounts receivable securitization facility of $39.6 million.

Net cash used in financing activities during the nine months ended September 30, 2012 totaled $24.5 million. We had borrowings from our Revolving Facility and our accounts receivable securitization throughout the year to fund our working capital requirements, and repaid those borrowings from funds generated from operating activities. During the nine months ended September 30, 2012, our borrowings and repayments to our Revolving Facility were an equal amount of $910.0 million, and we had net repayments to our accounts receivable securitization facility of $3.6 million. In addition, during the nine months ended September 30, 2012, the Company paid $140.0 million of the Term Loans required for the effectiveness of the fourth amendment to the Senior Secured Credit Facility in addition to our quarterly installment payments due on the Term Loans for a total amount of $7.0 million, as well as $24.9 million of payments to our China facilities.

Further, in May 2012, we received an approximately $22.2 million equity contribution from our parent company, Bain Capital Everest Manager Holding S.C.A (“Parent”), in order to cure an event of default that occurred for the period ended March 31, 2012. In August 2012, we received a $140.0 million cash contribution from our Parent and used the proceeds to repay our Term Loans.

Successor Period Ended December 31, 2012 Compared to the Successor Period Ended December 31, 2011 and the Successor Period Ended December 31, 2010 and the Predecessor Period Ended June 16, 2010

The table below summarizes our primary sources and uses of cash for the Successor periods ended December 31, 2012, December 31, 2011 and December 31, 2010 and the Predecessor period ended June 16, 2010. We have derived the summarized cash flow information from our audited financial statements.

	Successor			Predecessor
	Year Ended December 31,		June 17 through December 31,	January 1 through June 16,
(in millions)	2012	2011	2010	2010
Net cash provided by (used in):
Operating activities	$186.1	$151.1	$2.6	$(352.6)
Investing activities	(117.3)	(99.1)	(1,423.9)	(1.4)
Financing activities	(77.2)	44.9	1,567.4	417.5
Effect of exchange rate changes on cash	(0.6)	0.3	2.0	—

Net change in cash and cash equivalents	$(9.0)	$97.2	$148.1	$63.5

Operating Activities

Net cash provided by operating activities during the year ended December 31, 2012 totaled $186.1 million, with net cash provided by operating assets and liabilities totaling $55.3 million. The most significant components of the changes in operating assets and liabilities for the year ended December 31, 2012 of $55.3 million were decreases in accounts receivable and income taxes payable of $84.7 million and $5.1 million, respectively, and increases in inventory and accounts payable and other current liabilities of $87.2 million and $67.9 million, respectively. Increases in inventory and accounts payable and other current liabilities are primarily due to increases in inventory during the fourth quarter of 2012 for our new rubber capacity expansion project placed in operation in October 2012. The decrease in accounts receivable reflects both a decrease in sales during the fourth quarter of 2012 driven by the decrease in sales volume as well as continued improvements in receivable collection efforts. In addition, despite the decreases in sales, we conserved the use of cash in our operations due to various cost savings initiatives implemented during the year. Net cash paid for income taxes during the year was approximately $20.4 million.

Net cash provided by operating activities during the year ended December 31, 2011 totaled $151.1 million, with net cash provided by operating assets and liabilities totaling $54.4 million. The most significant components of the change for the year ended December 31, 2011 of $54.4 million were a decrease in inventory of $53.9 million, a decrease in accounts receivable of $67.0 million, a decrease of $37.7 million in accounts payable and other current liabilities, a $27.6 million decrease in income taxes payable and a prepayment penalty of $7.7 million related to our extinguishment of long-term debt. Decreases in inventory and accounts payable and other current liabilities reflect our effort to reduce working capital and lower production volume during the fourth quarter of 2011. The decrease in accounts receivable reflects both a decrease in sales driven by volume declines during the fourth quarter of 2011 as well as improvements in receivable collection efforts. Additionally, we received $10.0 million from our unconsolidated affiliate, AmSty, as a return on our investment.

Net cash provided by operating activities during the Successor period of 2010 totaled $2.6 million, with net cash used in operating assets and liabilities totaling $59.2 million. The most significant components of the change for the Successor period of 2010 of $59.2 million were an increase in inventory of $77.6 million and an increase in accounts receivable of $99.7 million offset by an increase of $97.1 million in accounts payable and other current liabilities and a $23.4 million increase in income taxes payable. These changes were primarily a result of an increase in sales in the second half of 2010 driven by increases in raw material prices and correlating increases in pricing to our customers. Additionally, $56.5 million was used to fund acquisition-related expenses.

Net cash used in operating activities during the Predecessor period of 2010 totaled $352.6 million, with net cash used in operating assets and liabilities totaling $453.6 million. The most significant components of the change for the Predecessor period of 2010 of $453.6 million were an increase in inventory of $84.7 million and an increase in accounts receivable of $275.9 million primarily as a result of an increase in sales driven by increases in raw material prices and a decrease in accounts payable and other current liabilities of $67.0 million due to a planned pay-down of accounts payable in contemplation of the Acquisition.

Investing Activities

Net cash used in investing activities for the year ended December 31, 2012 totaled $117.3 million, consisting primarily of capital expenditures of $112.4 million and net of proceeds from a government subsidy of $6.1 million; $69.2 million of capital expenditures, net of subsidy, was related to our capital expansion project at our rubber facility in Schkopau, Germany.

Net cash used in investing activities for the year ended December 31, 2011 totaled $99.1 million consisting primarily of capital expenditures of $99.8 million of which $54.8 million was related to our capital project implemented at our rubber facility in Schkopau, Germany. Investing activities also included payment of $6.3 million to our Brazilian partner representing its 50% share of the proceeds from the sale of our assets in Styrenics Brazilian operations, partially offset by distributions from our unconsolidated affiliate, Sumika Styron, of $7.2 million representing a return of our investment.

Net cash used in investing activities for the Successor period of 2010 totaled $1,423.9 million consisting primarily of the cash payment for the Acquisition of $1,380.0 million, which is net of the $54.5 million of cash acquired, in addition to a $47.8 million payment related to the investment in the Sumika Styron joint venture and capital expenditures of $7.8 million. The Predecessor period of 2010 consisted of $1.4 million relating to capital expenditures.

In 2013, we anticipate capital expenditures in the amount of approximately $70.0 million, which we expect will be funded with cash flow from operations.

Financing Activities

Net cash used in financing activities during the year ended December 31, 2012 totaled $77.2 million. We had borrowings from our Revolving Facility and our accounts receivable securitization facility throughout the year to fund our working capital requirements, and repaid those borrowings from funds generated from operating activities. During the year ended December 31, 2012, our borrowings and repayments to our Revolving Facility were $1,105.0 million and $1,135.0 million, respectively, and our net repayments to our accounts receivable securitization facility were $16.4 million. Also, during the year ended December 31, 2012, we paid $147.0 million of the then outstanding Term Loans, of which $140.0 million was the required payment for the effectiveness of the fourth amendment to the Senior Secured Credit Facility. Further, in May 2012, we received an approximate $22.2 million equity contribution from our Parent in order to cure an event of default that occurred for the period ended March 31, 2012. In August 2012, we received a $140.0 million cash contribution from our Parent and used the proceeds to repay a portion of our then outstanding Term Loans (as mentioned above).

Net cash provided by financing activities during the year ended December 31, 2011 totaled $44.9 million. In February 2011, we received $1,379.4 million of additional proceeds from the Term Loans under our Senior Secured Credit Facility, net of deferred financing fees of $20.3 million. Such proceeds from the Term Loans borrowed in 2011 were used to repay $75.0 million of our Seller Note with Dow and the related interest and $780.0 million that was previously outstanding under the Term Loans and related interest. Additionally, we made a $521.5 million distribution to our shareholder. We also had borrowings from our Revolving Facility and our accounts receivable securitization facility throughout the year to fund our working capital requirements, and repaid those borrowings from funds generated from operating activities. Our net borrowings from these facilities in 2011 were $20.0 million and $35.2 million, respectively.

Net cash provided by financing activities during the Successor period of 2010 totaled $1,567.4 million, consisting primarily of borrowings of $784.0 million under the Term Loans in 2010, which was net of an original issue discount of $16.0 million and $130.0 million, net on the Revolving Facility. In addition, we received capital contributions of $650.0 million from our Parent and net proceeds resulting from the establishment and our subsequent draw down on the accounts receivable securitization facility of $83.4 million. These items were partially offset by principal payments on the outstanding Term Loans of $20.0 million and payments related to debt issuance costs of approximately $60.0 million. The proceeds from the borrowings and contributions were used to finance the Acquisition, transaction fees and acquisition related expenses, and our operations.

Net cash provided by financing activities consisted of cash transfers from Dow of $417.5 million during the Predecessor period of 2010.

Indebtedness and Liquidity

The following table outlines our outstanding indebtedness as of September 30, 2013 and December 31, 2012 and the associated interest expense, including amortization of debt issuance costs and debt discounts, and effective interest rates for such borrowings at September 30, 2013 and December 31, 2012. Note that the effective interest rates below exclude the impact of deferred financing fees.

	As of September 30, 2013			As of December 31, 2012
(in millions)	Balance	Effective Interest Rate	Interest Expense	Balance	Effective Interest Rate	Interest Expense
Original Notes	$1,325.0	8.8%	$81.5	$—	n/a	$—
Term Loans	—	n/a	8.0	1,232.6	6.9%	94.6
Revolving Facility	—	6.6%	4.6	120.0	7.7%	9.5
Accounts receivable securitization facility	55.5	3.1%	4.6	93.5	3.5%	6.1
Other facilities	12.8	1.7%	0.3	7.5	2.0%	0.2

Total	$1,393.3		$99.0	$1,453.6		$110.4

Senior Secured Credit Facility

In January 2013, we amended our Senior Secured Credit Facility (the “2013 Amendment”). As part of the 2013 Amendment, we increased our Revolving Facility capacity from $240.0 million to $300.0 million, decreased the borrowing rate of the Revolving Facility through a decrease in the applicable margin rate from 4.75% to 3.00% as applied to base rate loans (which shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin (as defined therein)), or 5.75% to 4.00% as applied to LIBO rate loans (which shall bear interest at a rate per annum equal to the LIBO rate plus the Applicable Margin plus the Mandatory Cost (as defined therein), if applicable), extended the maturity date to January 2018 and concurrently repaid our then outstanding Term Loans of $1,239.0 million using the proceeds from our sale of $1,325 million aggregate principal amount of the Original Notes issued in January 2013. The 2013 Amendment replaced our total leverage ratio requirement with a springing first lien net leverage ratio (as defined under the 2013 Amendment) and removed the interest coverage ratio requirement. If the outstanding balance under the Revolving Facility exceeds 25% of the $300.0 million borrowing capacity (excluding undrawn letters of credit up to $10.0 million) at a quarter end, then our first lien net leverage ratio may not exceed 5.25 to 1.00 for the quarter ending March 31, 2013, 5.00 to 1.00 for the subsequent quarters through December 31, 2013, 4.5 to 1.00 for each of the quarters ending in 2014 and 4.25 to 1.00 for each of the quarters ending in 2015 and thereafter.

As a result of the 2013 Amendment and repayment of the then outstanding amount under the Term Loans in January 2013, we recognized $20.7 million of a loss on extinguishment of debt during the first half of 2013, which consisted of the write-off of existing unamortized debt issuance cost and debt discount attributable to the Term Loans. Fees and expenses incurred in connection with the 2013 Amendment were $5.5 million, which were capitalized within “Deferred charges and other assets” in the September 30, 2013 condensed consolidated balance sheet and amortized into interest expense over the remaining term of the Revolving Facility using the straight-line method.

As of September 30, 2013, the Company had no outstanding borrowings and had $292.8 million (net of $7.2 million outstanding letters of credit) of available borrowings under the Revolving Facility.

Accounts Receivable Securitization Facility

In August 2010, a variable interest entity in which we are the primary beneficiary, Styron Receivable Funding Ltd. (“SRF”), executed an agreement with a bank for an accounts receivable securitization facility. The facility permits borrowings of Styron Europe GmbH (“SE”) up to a total of $160.0 million. Under the receivables facility, SE will sell its accounts receivable from time to time to SRF. In turn, SRF may sell undivided ownership interests in such receivables to commercial paper conduits in exchange for cash. We have agreed to continue servicing the receivables for SRF. Upon the sale of the interests in the accounts receivable by SRF, the conduits have a first priority perfected security interest in such receivables and, as a result, the receivables will not be available to our creditors or those of our subsidiaries. The accounts receivable securitization facility matures in August 2015. In May 2011, the accounts receivable securitization facility was amended to allow for the expansion of the pool of eligible accounts receivable to include a previously excluded German subsidiary.

In May 2013, we amended our accounts receivable securitization facility which increased our borrowing capacity from $160.0 million to $200.0 million, extended the maturity date to May 2016, lowered our borrowing cost, and allows for the expansion of the pool of eligible accounts receivable to include previously excluded U.S. and Netherlands subsidiaries. As a result of the amendment, we incurred $0.7 million in fees, which were capitalized within “Deferred charges and other assets” in the September 30, 2013 condensed consolidated balance sheet and amortized into interest expense using the straight-line method over the remaining term.

The accounts receivable securitization facility is subject to interest charges against both the amount of outstanding borrowings as well as the amount of available, but undrawn borrowings. As a result of the amendment to our accounts receivable securitization facility in May 2013 noted above, we lowered our borrowing costs. In regards to the outstanding borrowings, fixed interest charges were decreased from 3.25% plus variable commercial paper rates to 2.6% plus variable commercial paper rates. In regards to available, but undrawn borrowings, fixed interest charges were decreased from 1.50% to 1.40%.

As of September 30, 2013, there was approximately $182.3 million of accounts receivable available to support this facility, based on our pool of eligible accounts receivable. There were approximately $55.5 million of outstanding borrowings included in short-term borrowings in the September 30, 2013 condensed consolidated balance sheet. We have $126.8 million of availability under the accounts receivable securitization facility as of September 30, 2013.

Other Revolving Facilities

As of September 30, 2013, we had $4.3 million of outstanding borrowings under our short-term revolving facility through our subsidiary in China that provides for up to $15.0 million of uncommitted funds available for borrowings, subject to the availability of collateral. The facility is subject to annual renewal.

Our Senior Secured Credit facility limits our foreign working capital facilities to an aggregate principal amount of $75.0 million and further limits our foreign working capital facilities in certain jurisdictions in Asia, including China, to an aggregate principal amount of $25.0 million, except as otherwise permitted by the Senior Secured Credit Facility.

8.750% Senior Secured Notes Due 2019

In January 2013, we issued $1,325.0 million aggregate principal of our 8.750% Senior Secured Notes due 2019 and related guarantees. Interest on the notes is payable semi-annually on February 1st and August 1st of each year, commencing on August 1, 2013. The notes will mature on February 1, 2019. The proceeds from the issuance of the Original Notes were used to repay all of our then outstanding Term Loans under the Senior Secured Credit Facility and related refinancing fees and expenses.

We may redeem all or part of the notes at any time prior to August 1, 2015 by paying a make-whole premium, plus accrued and unpaid interest to the redemption date. We may redeem all or part of the notes at any time after August 1, 2015 at the redemption prices specified in “Description of the Exchange Notes—Optional Redemption.” In addition, at any time prior to August 1, 2015, we may redeem up to 35% of the aggregate principal amount of the notes at a redemption price equal to 108.750% of the face amount thereof plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds that we raise in certain equity offerings. We may also redeem, during any 12-month period commencing from the issue date until August 1, 2015, up to 10% of the original principal amount of the notes at a redemption price equal to 103% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

In connection with the issuance of the Original Notes, we also entered into the Registration Rights Agreement. Under the Registration Rights Agreement, we are required to prepare and file with the SEC a registration statement covering an offer to the holders of the Original Notes to exchange all of their notes for Exchange Notes. Additionally, we are required to use our reasonable best efforts to (1) cause that registration statement to be declared effective by the SEC and to remain effective for at least 180 days thereafter (or such earlier time when a broker dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities); (2) complete the exchange offer within 60 days of such registration statement becoming effective; and (3) complete the exchange offer no later than January 29, 2014. If (i) any registration statement required by the Registration Rights Agreement (including a registration statement related to the exchange offer or a shelf registration statement related to the resale of the notes) is not declared effective on or prior to the Effectiveness Target Date (as defined in the Registration Rights Agreement); (ii) the exchange offer has not been consummated within thirty (30) business days after the Effectiveness Target Date, or (iii) any registered statement required by the Registration Rights Agreement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose under the Registration Rights Agreement, subject to certain exceptions, holders of the Original Notes will be entitled to the payment of additional interest, at a rate of 0.25% per annum of the principal amount of the Original Notes (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum) until the exchange offer is completed, at which point such additional interest will cease. See “Description of the Exchange Offer—Additional Registration Rights.”

The notes are unconditionally guaranteed on a senior secured basis by us and each of our existing and future wholly-owned subsidiaries that guarantee our Senior Secured Credit Facility, other than our subsidiaries, Styron France S.A.S. and Styron Spain S.L. The notes and guarantees rank equally in right of payment with all of our existing and future senior secured debt and pari passu with our, the Issuers’ and the Guarantors’ indebtedness that is secured by first-priority liens, including the Senior Secured Credit Facility, to the extent of the value of the collateral securing such indebtedness and ranking senior in right of payment to all of our existing and future subordinated debt. However, claims under the notes will effectively rank behind the claims of holders of debt, including interest, under our Senior Secured Credit Facility in respect of proceeds from any enforcement action with respect to the collateral or in any bankruptcy, insolvency or liquidation proceeding. The guarantees will be structurally subordinated to all of the liabilities of each of our subsidiaries that do not guarantee the notes.

The Indenture contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to incur additional indebtedness, pay dividends or make other distributions, subject to certain exceptions. If the notes are assigned an investment grade by the rating agencies and no default has occurred or is continuing, certain covenants will be suspended. If the ratings on the notes decline to below investment grade, the suspended covenants will be reinstated.

Fees and expenses incurred in connection with the issuance of the Original Notes were approximately $42.0 million, which were capitalized within “Deferred charges and other assets” in the September 30, 2013 condensed consolidated balance sheet and amortized into interest expense over the term of the Original Notes using the effective interest rate method.

Derivative Instruments

Foreign Exchange Forward Contracts

We manage our exposures to changes in foreign currency exchange rates where possible by paying expenses in the same currency in which we generate sales in a particular country as well as using derivative contracts which are not designated for hedge accounting treatment. During 2012, we entered into foreign exchange forward contracts that are not designated as hedging instruments to manage volatility in foreign currency exposures.

At December 31, 2012, we had open foreign exchange forward contracts with various expiration dates to buy and sell euro currency with a net notional U.S. dollar equivalent of $82.0 million. The fair value of the foreign exchange forward contracts amounted to $3.8 million as of December 31, 2012 and is recorded in “Accounts payable” in the 2012 consolidated balance sheet. As these foreign exchange forward contracts are not designated for hedge accounting treatment, changes in the fair value of underlying instruments are recognized in “Other (income) expense” in the 2012 consolidated statement of operations.

The contracts were settled in February and May 2013 and no contracts remained outstanding as of September 30, 2013. The Company recognized a loss of $0.6 million for the nine months ended September 30, 2013.

Capital Resources and Liquidity

Our sources of liquidity include cash on hand, cash flow from operations and amounts available under the Senior Secured Credit Facility and the accounts receivable securitization facility. We believe, based on our current level of operations, that these sources of liquidity will be sufficient to fund our operations, capital expenditures and debt service for at least the next twelve months.

Our liquidity requirements are significant due to our highly leveraged nature, as well as our working capital requirements. As of September 30, 2013, we had $1,393.3 million in outstanding indebtedness and $758.7 million in working capital. As of December 31, 2012, we had $1,453.6 million in outstanding indebtedness and $778.1 million in working capital. As of September 30, 2013 and December 31, 2012, we had $76.8 million and $39.9 million of foreign cash and cash equivalents on our balance sheet, respectively, all of which is readily convertible into other foreign currencies, including the U.S. dollar.

As discussed above, in January 2013, we repaid our outstanding Term Loans of $1,239.0 million through issuance of $1,325.0 million in Original Notes. Concurrently, with this repayment, we amended our Senior Secured Credit Facility to increase our Revolving Facility borrowing capacity from $240.0 million to $300.0 million. Also, in May 2013, we amended our accounts receivable securitization facility to increase our borrowing capacity from $160.0 million to $200.0 million, extended the maturity date to May 2016 and expanded the pool of eligible accounts receivable to include previously excluded U.S. and Netherlands subsidiaries. These amendments to our facilities provide for additional liquidity resources for us.

Our ability to raise additional financing and our borrowing costs may be impacted by short and long-term debt ratings assigned by independent rating agencies, which are based, in significant part, on our performance as measured by certain credit metrics such as interest coverage and leverage ratios.

We cannot make assurances that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under the Senior Secured Credit Facility in an amount sufficient to enable us to pay our indebtedness, or to fund our other liquidity needs. Further, our highly leveraged nature may limit our ability to procure additional financing in the future. As of September 30, 2013 and December 31, 2012, we were in compliance with all the covenants and default provisions under our credit arrangements.

Contractual Obligations and Commercial Commitments

The following table reflects our contractual obligations as of December 31, 2012. Amounts we pay in future periods may vary from those reflected in the table (in millions):

	Payments due by year
Contractual Obligations at December 31, 2012	2013	2014	2015	2016	2017	Thereafter	Total
Purchase commitments(1)	$2,667.5	$2,149.7	$1,803.2	$1,794.0	$1,771.1	$3,851.5	$14,037.0
Indebtedness(2)	—	—	120.0	—	1,239.0	—	1,359.0
Interest payments on long-term debt(3)	99.1	99.1	99.1	99.1	58.1	—	454.5
Pension and other postretirement benefits(4)	17.2	0.3	0.5	0.6	0.8	6.9	26.3
Minimum operating lease commitments and other obligations(5)	9.0	6.4	5.2	4.6	4.2	17.2	46.6
Fees related to advisory agreement(6)	4.0	4.0	4.0	4.0	4.0	9.0	29.0
Uncertain tax positions, including interest and penalties(7)	—	—	—	—	—	17.8	17.8

Total	$2,796.8	$2,259.5	$2,032.0	$1,902.3	$3,077.2	$3,902.4	$15,970.2

(1)	We have certain raw material purchase contracts where we are required to purchase certain minimum volumes at the then prevailing market prices. These commitments range from 1 to 8 years. In certain raw material purchase contracts, we have the right to purchase less than required minimums and pay a liquidated damages fee, or, in case of a permanent plant shutdown, to terminate the contracts. In such cases these obligations would be less than the obligations shown in the table above.
(2)	Includes amounts due under the Senior Secured Credit Facility, including outstanding Term Loans and Revolving Facility amounts but excludes amounts outstanding on the accounts receivable securitization facility of $93.5 million as of December 31, 2012. The indebtedness amounts included on the table were based on the maturity dates existing as of December 31, 2012. In January 2013, the outstanding Term Loans were repaid in full using the proceeds from Original Notes. The Original Notes have aggregate principal amount of $1,325.0 million due on February 1, 2019.
(3)	Includes estimated interest payments, based on interest rates in effect at December 31, 2012, due under the Term Loans. Estimated interest payments do not include the Revolving Facility or accounts receivable securitization facility as amounts outstanding under these facilities vary due to periodic borrowings and repayments. The estimated interest payments on the Original Notes issued in January 2013 is approximately $115.9 million annually.
(4)	Includes minimum contributions required to be made to the funded pension plans and expected benefit payments to the employees for unfunded pension plans.
(5)	Excludes certain estimated future commitments under agreements with Dow, including a Master Outsourcing Services Agreement (“MOSA”) under which Dow provides administrative and operational services for the Company and 25-year site services, utilities and facilities agreements with Dow pursuant to which Dow provides utilities and site services to certain of our facilities co-located with Dow. As of December 31, 2012, we estimate the minimum contractual obligations under the MOSA to be $50.6 million through June 30, 2013 and $0 thereafter. As of December 31, 2012, our estimated minimum contractual obligations for the site service agreements with Dow are $11.5 million annually for 2013 through 2017. Should we continue this agreement, we estimate our cumulative obligation would be approximately $4.8 billion through June 16, 2035. Refer to Note Q to the 2012 consolidated financial statements for further details.

Effective as of June 1, 2013, we entered into a Second Amended and Restated Master Outsourcing Services Agreement (“SAR MOSA”). The SAR MOSA replaces, modifies and extends the earlier MOSA and extended the MOSA term until December 31, 2020. As of September 30, 2013, we estimate our minimum obligation under the SAR MOSA, excluding any adjustment for inflation, to be approximately $50.0 million through March 31,

2014 and $0 thereafter. However, should we continue with this agreement after that date, we estimate our minimum cumulative obligation would be approximately $317.0 million through December 31, 2020.
(6)	Includes estimated future commitments under the advisory agreement with Bain Capital (the “Advisory Agreement”) under which the Bain Capital provide us with management and consulting services and financial and other advisory services. The Advisory Agreement has an initial 10-year initial term and thereafter is subject to automatic one-year extensions unless the Bain Capital provides written notice of termination. In addition, the Advisory Agreement will terminate automatically upon an initial public offering or a change of control. Refer to Note Q to the 2012 consolidated financial statements for further details.
(7)	Due to uncertainties in the timing of the effective settlement of tax positions with the respective taxing authorities, the Company is unable to determine the timing of payments related to its uncertain tax positions, including interest and penalties. Amounts are therefore reflected in “Thereafter”.

We also have minimum funding requirements with respect to our pension obligations. Based on these minimum funding requirements, our required contributions for the remainder of 2013 is approximately $8.8 million. We may elect to make contributions in excess of the minimum funding requirements in response to investment performance or changes in interest rates or when we believe that it is financially advantageous to do so and based on our other cash requirements. Our minimum funding requirements after 2012 will depend on several factors, including investment performance and interest rates. Our minimum funding requirements may also be affected by changes in applicable legal requirements. We also have payments due with respect to our postretirement benefit obligation. We do not fund our postretirement benefit obligation. Rather, payments are made as costs are incurred by covered retirees. We expect benefit payments related to our postretirement benefit obligation to be $1.9 million through 2022.

Critical Accounting Policies and Estimates

Our discussion and analysis of results of operations and financial condition are based upon our financial statements. These financial statements have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the amounts reported in the financial statements. We base our estimates and judgments on historical experiences and assumptions believed to be reasonable under the circumstances and re-evaluate them on an ongoing basis. Actual results could differ from our estimates under different assumptions or conditions. Our significant accounting policies, which may be affected by our estimates and assumptions, are more fully described in Note B to our 2012 consolidated financial statements in this prospectus. An accounting policy is deemed to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements. Management believes the following critical accounting policies reflect its most significant estimates and assumptions used in the preparation of the financial statements.

Acquisitions

We account for our business acquisitions under the acquisition method of accounting. The total cost of acquisitions is allocated to the underlying identifiable assets and liabilities based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill. Determining the fair value of assets acquired and liabilities assumed requires management’s judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows, discount rates, asset lives and market multiples, among other items.

The fair values of intangible assets are estimated using an income approach. Under this method, an intangible asset’s fair value is equal to the present value of the incremental after-tax cash flows (excess earnings) attributable solely to the intangible asset over its remaining useful life. These intangible assets enable us to develop new products to meet the evolving business needs as well as competitively produce our existing products. Based upon our expected product lives and related cash flows, we estimated the useful life of this “Developed Technology” to be 15 years. Our Developed Technology includes our technical knowledge and manufacturing capabilities/processes that we believe would be difficult to replicate. We and our Predecessor have a proven history and reputation of successfully converting technology into manufactured products. The useful life of the Developed Technology was determined by management’s estimate of how long the current technology and know-how will be in place before being subject to a transition into new and advanced know-how. Because these intangible assets are subject to continuous improvement, revision, or replacement, we considered the risk of technological obsolescence when estimating the useful life of these assets. Based on our analysis, we believe the 15 year useful life of our acquired Developed Technology is appropriate. Additionally, we are not aware of any legal, regulatory or contractual provisions or other factors that would change our estimate of the useful life of the Developed Technology. The fair value of real properties acquired was based on the consideration of their highest and best use in the market. The fair values of property, plant, and equipment, other than real properties that include leasehold improvements acquired, were based on the consideration that unless otherwise identified, they will continue to be used “as is” and as part of the ongoing business. In contemplation of the in-use premise and the nature of the assets, the fair value was developed primarily using a cost approach. Additionally, based on our valuation we determined that approximately 6.5% of the acquired fixed assets’ values had approximately one year of a remaining useful life and, therefore, we incurred higher depreciation during our first twelve months following the acquisition date of June 17, 2010.

As of June 30, 2011, the one-year measurement period surrounding the Acquisition ended. During 2012, certain adjustments were identified related to accounting for the Acquisition. As such, we recorded $8.7 million to goodwill to correct our final purchase price allocation with the offsets recorded primarily to Deferred Income Taxes and Pension Liabilities. We do not believe this is material to the prior year financial statements or the current year financial statements. Accordingly, the purchase price allocation for the Acquisition is complete. As part of the Acquisition, we have been indemnified for various tax matters, including income tax and value added taxes (“VAT”), as well as legal liabilities which were incurred prior to the Acquisition. Conversely, certain tax matters from which we have benefitted would be subject to reimbursement by us to Dow. These amounts have been estimated and provisional amounts have been recorded based on the information known during the measurement period; however, these amounts remain subject to change based on the completion of our annual statutory filings, tax authority review as well as negotiation with Dow. Management believes our estimates and assumptions are reasonable under the circumstances, however, settlement negotiations or changes in estimates around pre-Acquisition indemnifications could result in a material impact on our financial statements.

Allowance for Doubtful Accounts

We maintain an allowance for doubtful accounts that reduces receivables to amounts that are expected to be collected. In estimating the allowance, management considers factors such as current overall geographic and industry-specific economic conditions, statutory requirements, accounts receivable turnover, historical and anticipated customer performance, historical experience with write-offs as a stand-alone Company and the level of past-due amounts. Changes in these conditions may result in changes in our allowance. After all attempts to collect a receivable have failed and local legal requirements are met, the receivable is written off against the allowance. Our trade accounts receivable balance decreased from December 31, 2011 to December 31, 2012 primarily a result of an improved trade receivable portfolio as well as improvements in our collections.

Pension Plans and Postretirement Benefits

We have various company-sponsored retirement plans covering substantially all employees. We also provide certain health care and life insurance benefits mainly to certain retirees in the United States. The plans provide health care benefits, including hospital, physicians’ services, drug and major medical expense coverage, and life insurance benefits. We recognize the underfunded or overfunded status of a defined benefit pension or postretirement plan as an asset or liability in our balance sheet and recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income, which is a component of shareholder’s equity.

Pension benefits associated with these plans are generally based on each participant’s years of service, compensation, and age at retirement or termination. The discount rate is an important element of expense and liability measurement. See Note O to our 2012 consolidated financial statements for additional discussion of actuarial assumptions used in determining pension and postretirement health care liabilities and expenses. We evaluate our assumptions at least once each year, or as facts and circumstances dictate, and make changes as conditions warrant.

We determine the discount rate used to measure plan liabilities as of the December 31 measurement date for the pension and postretirement benefit plans. The discount rate reflects the current rate at which the associated liabilities could be effectively settled at the end of the year. We set our rate to reflect the yield of a portfolio of high quality, fixed-income debt instruments that would produce cash flows sufficient in timing and amount to settle projected future benefits. Using this methodology, we determined a discount rate of 3.05% for pension and 3.93% for postretirement benefits to be appropriate as of December 31, 2012.

We determine the expected long-term rate of return on assets by performing a detailed analysis of historical and expected returns based on the underlying assets, which generally are insurance contracts. We also consider our historical experience with the pension fund asset performance. The expected return of each asset class is derived from a forecasted future return confirmed by current and historical experience. The weighted-average long-term rate of return assumption used for determining net periodic pension expense for 2012 was 4.09%, while the weighted-average long-term rate of return assumption used for determining net periodic pension expense for 2013 was 2.44%. The decrease was primarily due to certain assets moving to financial instruments with guaranteed returns. Future actual pension expense will depend on the performance of the underlying assets and changes in future discount rates, among other factors.

Holding all other factors constant, a 0.25 percentage point increase (decrease) in the discount rate used to determine net periodic cost would decrease (increase) 2013 pension expense by approximately $1.7 million and $(1.8) million, respectively. Holding all other factors constant, a 0.25 percentage point increase (decrease) in the long-term rate of return on assets used to determine net periodic cost would decrease (increase) 2013 pension expense by approximately $0.2 million and $(0.2) million, respectively.

Stock-Based Compensation

Our Parent granted various service-based and performance-based restricted stock awards (“incentive shares”) to certain officers and key members of management since June 17, 2010. Compensation expense related to service-based restricted stock awards is equivalent to the grant-date fair value of our Parent’s common stock adjusted for the return of co-investment share and other equity investment amounts, as discussed below, and is being recognized as compensation expense over the service period utilizing graded vesting. At the grant date, we estimated a forfeiture rate of zero based on historical experience and the limited number of officers and management receiving grants. During the years ended December 31, 2012 and 2011, respectively, 6,778 and 24,206 shares of service-based restricted stock awards were forfeited due to termination of certain employees. As a result, we recorded $1.0 million and $1.2 million of adjustments to our compensation expense for the years ended December 31, 2012 and 2011, respectively. At this time, we do not expect any significant forfeitures in the foreseeable future or the remaining service period of the related grants.

The fair values of performance-based restricted stock awards were determined using a combination of a call option and digital option model that incorporated the fair value of our Parent’s common stock, the return on investment targets that must be met, and assumptions about volatility, time until a performance condition will be met, risk-free interest rates and dividend yield. At this time, we do not consider the likelihood of meeting the performance obligations probable and have, therefore, recorded no compensation cost related to these awards. During the years ended December 31, 2012 and 2011, respectively, 10,651 and 24,206 shares of performance-based restricted stock awards were forfeited due to termination of certain employees.

Our co-investment shares were issued for a subscription price of $397.2 and $166.7 per share during the years ended December 31, 2011 and December 31, 2010, respectively. There were no co-investment shares issued during the year ended December 31, 2012. Our incentive shares were issued for a subscription price of $0.01 per share.

In 2011, we recorded stock-based compensation expense of $11.1 million reflecting the settlement of previously unvested service-based and performance-based restricted stock awards redeemed. The redemption is a result of the February 2011 refinancing of the then outstanding Term Loans in which we used a portion of the proceeds to pay a distribution to the stockholders of the Parent, including Bain Capital, Dow and certain executives, through redemption of certain classes of our Parent’s shares. During 2012, we recorded adjustments to stock-based compensation expense resulting in a cumulative reduction of expense of approximately $2.5 million. The adjustments relate to the correction of prior period grant date fair values of service-based and performance-based restricted stock awards and the correction of certain prior period grant service-based stock award vesting periods.

In 2012, our Parent also agreed to retention awards with certain executive officers. These awards vest over one to four years, and are payable upon vesting subject to the participant’s continued employment with the company on the vesting date. Compensation expense related to these retention awards is equivalent to the value of the award, and is recognized as compensation expense ratably over the applicable service period. There were no retention awards granted by our Parent in 2011.

Our Parent is a private company with no active public market for its common stock. For grants made on June 17, 2010 and through the third quarter of 2010, the awards were valued using a share price derived from the purchase price of the acquired assets and liabilities on that date. For grants awarded in the fourth quarter of 2010 and through 2012, our Parent determined the estimated per share fair value of its common stock using a contemporaneous valuation consistent with the American Institute of Certified Public Accountants Practice Aid, “Valuation of Privately-Held Company Equity Securities Issued as Compensation” (the “Practice Aid”). In conducting this valuation, our Parent considered all objective and subjective factors that it believed to be relevant, including its best estimate of its business condition, prospects, and operating performance. Within this contemporaneous valuation, a range of factors, assumptions, and methodologies were used. The significant factors included:

•	the fact that we and our parent were private companies with illiquid securities;

•	our historical operating results;

•	our discounted future cash flows, based on our projected operating results;

•	valuations of comparable public companies; and

•	the risk involved in the investment, as related to earnings stability, capital structure, competition and market potential.

For the contemporaneous valuation of our Parent’s common stock, management estimated, as of the grant date, our enterprise value on a continuing operations basis, using the income and market approaches, as described in the Practice Aid. The income approach utilized the discounted cash flow (“DCF”) methodology based on our financial forecasts and projections, as detailed below. The market approach utilized the Guideline Public Company and Guideline Transactions methods, as detailed below.

For the DCF methodology, we prepared annual projections of future cash flows through 2015. Beyond 2015, projected cash flows through the terminal year were projected at long-term sustainable growth rates consistent with long-term inflationary and industry expectations. Our projections of future cash flows were based on our estimated net debt-free cash flows and were discounted to the valuation date using a weighted-average cost of capital estimated using market participant assumptions.

For the Guideline Public Company and Guideline Transactions methods, we identified a group of comparable public companies and recent transactions within the chemicals industry. For the comparable companies, we estimated market multiples based on trading prices and trailing 12 months EBITDA and projected future EBITDA. These multiples were then applied to our trailing 12 months and projected EBITDA. When selecting comparable companies, consideration was given to industry similarity, their specific products offered, financial data availability and capital structure.

For the comparable transactions, we estimated market multiples based on prices paid for the related transactions and trailing 12 months EBITDA. These multiples were then applied to our trailing 12 months EBITDA. The results of the market approaches corroborated the fair value determined using the income approach.

Asset Impairments

As of December 31, 2012, net property, plant and equipment totaled $636.8 million, net identifiable finite-lived intangible assets totaled $176.2 million and goodwill totaled $36.1 million. As of December 31, 2011, net property, plant and equipment totaled $592.4 million, net identifiable finite-lived intangible assets totaled $184.2 million and goodwill totaled $26.3 million. Management makes estimates and assumptions in preparing the financial statements for which actual results will emerge over long periods of time. This includes the recoverability of long-lived assets employed in the business, including assets of acquired businesses. These estimates and assumptions are closely monitored by management and periodically adjusted as circumstances warrant. For instance, expected asset lives may be shortened or impairment recorded based on a change in the expected use of the asset or performance of the related asset group.

We evaluate long-lived asset and finite-lived identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset groupings may not be recoverable. When undiscounted future cash flows are not expected to be sufficient to recover an asset’s carrying amount, the asset is written down to its fair value based on a discounted cash flow analysis utilizing market participant assumptions. We have continued to assess the recoverability of certain of our assets, and concluded there are no events or circumstances identified by management that would indicate our assets are not recoverable. However, the current environment is subject to changing market conditions and requires significant management judgment to identify the potential impact to our assessment. If we are not able to achieve certain actions or our future operating results do not meet our expectations, it is possible that impairment charges may need to be recorded on one or more of our operating facilities.

Long-lived assets to be disposed of by sale are classified as held for sale and are reported at the lower of carrying amount or fair value less cost to sell, and depreciation is ceased. Long-lived assets to be disposed of other than by sale are classified as held and used until they are disposed of.

Our goodwill impairment testing is performed annually as of October 1st. We will perform more frequent impairment tests should events or changes in circumstances indicate that the fair value of a reporting unit has more likely than not declined below its carrying value. Impairment testing for goodwill is done at a reporting unit level.

We determined that as of our annual assessment date of October 1, 2012, each of our reporting units had fair values that substantially exceeded the carrying values indicating that none of our goodwill is impaired.

An impairment loss generally would be recognized when the carrying amount of the reporting unit’s net assets exceeds the estimated fair value of the reporting unit. The estimated fair value of a reporting unit is determined using a discounted cash flow analysis. At December 31, 2012, our $36.1 million in total goodwill is allocated as follows to our reportable segments: $14.3 million to Latex, $9.8 million to Synthetic Rubber, $8.7 million to Styrenics and $3.3 million to Engineered Polymers.

Factors which could result in future impairment charges, among others, include changes in worldwide economic conditions, changes in technology, changes in competitive conditions and customer preferences, and fluctuations in foreign currency exchange rates. These risk factors are discussed in “Quantitative and Qualitative Disclosures about Market Risk,” and “Risk Factors” included in this prospectus.

Income Taxes

During the Predecessor period, the Styron business was primarily included in the tax returns of Dow entities within the respective tax jurisdictions. The income tax provision and related balance sheet amounts included in the Predecessor period combined financial statements were calculated using a separate return basis, as if the Styron business was a separate taxpayer.

We account for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities using enacted rates. The effect of a change in tax rates on deferred taxes is recognized in income in the period that includes the enactment date. Deferred taxes are provided on the outside basis differences and unremitted earnings of subsidiaries outside of Luxembourg. All undistributed earnings of foreign subsidiaries and affiliates are expected to be repatriated at December 31, 2012. Based on the evaluation of available evidence, both positive and negative, we recognize future tax benefits, such as net operating loss carryforwards and tax credit carryforwards, to the extent that realizing these benefits is considered to be more likely than not.

At December 31, 2012, we had a net deferred tax asset balance of $89.5 million, after valuation allowances of $41.3 million. In evaluating the ability to realize the deferred tax assets, we rely on, in order of increasing subjectivity, taxable income in prior carryback years, the future reversals of existing taxable temporary differences, tax planning strategies and forecasted taxable income using historical and projected future operating results. At December 31, 2012, we had deferred tax assets for tax loss carryforward of approximately $47.2 million, $3.6 million of which is subject to expiration in the years between 2013 and 2017. We continue to evaluate our historical and projected operating results for several legal entities for which we maintain valuation allowances on net deferred tax assets.

We are subject to income taxes in Luxembourg, the United States and numerous foreign jurisdictions, and are subject to audit within these jurisdictions. Therefore, in the ordinary course of business there is inherent uncertainty in quantifying our income tax positions. The tax provision includes amounts considered sufficient to pay assessments that may result from examinations of prior year tax returns; however, the amount ultimately paid upon resolution of issues raised may differ from the amounts accrued. Since significant judgment is required to assess the future tax consequences of events that have been recognized in our financial statements or tax returns, the ultimate resolution of these events could result in adjustments to our financial statements and such adjustments could be material. Therefore, we consider such estimates to be critical in preparation of our financial statements.

The financial statement effect of an uncertain income tax position is recognized when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. Accruals are recorded for other tax contingencies when it is probable that a liability to a taxing authority has been incurred and the amount of the contingency can be reasonably estimated. Uncertain income tax positions have been recorded in “Other noncurrent obligations” in the consolidated balance sheets for the periods presented.

Management judgment is required in determining our provision for income taxes, our deferred tax assets and liabilities, and any valuation allowance recorded against our deferred tax assets. The valuation allowance is based on our estimates of future taxable income and the period over which we expect the deferred tax assets to be recovered. Our assessment of future taxable income is based on historical experience and current and anticipated market and economic conditions and trends. In the event that actual results differ from these estimates or we adjust our estimates in the future, we may need to adjust our valuation allowance, which could materially impact our financial position and results of operations.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to changes in interest rates and foreign currency exchange rates because we finance certain operations through fixed and variable rate debt instruments and denominate our transactions in a variety of foreign currencies. We are also exposed to changes in the prices of certain commodities that we use in production. Changes in these rates and commodity prices may have an impact on future cash flow and earnings. We manage these risks through normal operating and financing activities and, when deemed appropriate, through the use of derivative financial instruments. We do not enter into financial instruments for trading or speculative purposes.

By using derivative instruments, we are subject to credit and market risk. The fair market value of the derivative instruments is determined by using valuation models whose inputs are derived using market observable inputs, including interest rate yield curves, as well as foreign exchange and commodity spot and forward rates, and reflects the asset or liability position as of the end of each reporting period. When the fair value of a derivative contract is positive, the counterparty owes us, thus creating a receivable risk for us. We are exposed to counterparty credit risk in the event of non-performance by counterparties to our derivative agreements. We minimize counterparty credit (or repayment) risk by entering into transactions with major financial institutions of investment grade credit rating.

Our exposure to market risk is not hedged in a manner that completely eliminates the effects of changing market conditions on earnings or cash flow.

Interest Rate Risk

Given the leveraged nature of our Company, we have exposure to changes in interest rates. From time to time, we may execute a variety of interest rate derivative instruments to manage interest rate risk.

We use interest rate cap agreements to protect cash flows from fluctuations caused by volatility in interest rates. At December 31, 2012, we had three outstanding interest rate caps with an aggregate notional amount of $490.0 million, representing 39.5% of the $1,239.0 million of the then outstanding Term Loan under the Senior Secured Credit Facility. These agreements all were settled in January 2013, and no interest rate caps were outstanding as of September 30, 2013.

Our interest rate risk management strategy is to use derivative instruments to minimize significant unanticipated earnings fluctuations that may arise from volatility in interest rates of our borrowings and to manage the interest rate sensitivity of our debt. At December 31, 2012, the non-current asset associated with interest rate agreements was recorded on the balance sheet in deferred charges and other assets at fair value. We do not account for the interest rate cap agreements as hedges. As such, changes in the fair value of derivative instruments are recognized in interest expense, net.

At December 31, 2012, the interest rate caps had a fair value of approximately less than $0.1 million.

Our long-term debt as of December 31, 2012 consisted of $1,239.0 million outstanding under our Senior Secured Credit Facility, which carried a weighted average variable interest rate of 6.8%. An increase of 100 basis points in the LIBOR would result in no additional interest expense due to LIBOR being below the LIBOR floor of 1.5% as specified in our Senior Secured Credit Facility, however, if LIBOR were at or above the LIBOR floor, an increase of 100 basis point in LIBOR would result in additional annual interest expense of $12.4 million. As previously discussed, in January 2013, we repaid our outstanding Term Loans of $1,239.0 million through the issuance of the Original Notes, which carried a fixed interest rate of 8.75%.

As of September 30, 2013, we had no variable rate debt issued under our Senior Secured Credit Facility.

As of September 30, 2013, there was approximately $55.5 million in outstanding borrowings and $126.8 million of availability under the accounts receivable securitization facility. The accounts receivable securitization facility is subject to interest charges against both the amount of outstanding borrowings as well as the amount of available, but undrawn, borrowings under the accounts receivable securitization facility. In regards to outstanding borrowings on the accounts receivable securitization facility, fixed interest charges are 2.6% plus variable commercial paper rates which vary by month and by currency as outstanding account receivable securitization facility balances can be denominated in euro and U.S. dollar. In regards to available, but undrawn, borrowings under the accounts receivable securitization facility, fixed interest charges are 1.4%. As of September 30, 2013, an increase of 100 basis points in variable commercial paper rates would result in approximately $1.1 million of additional interest expense for the period.

Foreign Currency Risks

We are also exposed to market risk from changes in foreign currency exchange rates which could affect operating results as well as our financial position and cash flows. We manage our transaction risk where possible by paying expenses in the same currency in which we generate sales in a particular country. We may employ derivative contracts in the future which are not designated for hedge accounting treatment which may result in volatility to earnings depending upon fluctuations in the underlying markets. As of September 30, 2013, we had no open foreign exchange forward contracts. As of December 31, 2012, we had three open foreign exchange forward contracts with expiration dates in February and May 2013 to buy and sell euro currency with an aggregate net notional U.S. dollar equivalent of $82.0 million.

Our foreign currency exposures include the euro, British pound, Chinese renminbi, Indian rupee, Korean won, Japanese yen, Brazilian real and Swedish krona. The primary foreign currency exposure relates to the U.S. dollar to euro exchange rate.

We have legal entities consolidated in our financial statements that have functional currencies other than U.S. dollar, our reporting currency. As a result of currencies fluctuating against the U.S. dollar, currency translation gains and losses are recorded in other comprehensive income primarily as a result of the remeasurement of our euro functional legal entities as of September 30, 2013 and December 31, 2012.

Commodity Price Risk

We purchase certain raw materials such as benzene, ethylene, butadiene, BPA and styrene under short- and long-term supply contracts. The purchase prices are generally determined based on prevailing market conditions. Changing raw material and energy prices have had material impacts on our earnings and cash flows in the past and will likely continue to have significant impacts on our earnings and cash flows in future periods.

We do not currently enter into derivative financial instruments for trading or speculative purposes to manage our commodity price risk relating to our raw material contracts. In the future, it is possible we will enter into derivative financial instruments to manage our commodity risk relating to our raw material contracts.

Off-balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Recent Accounting Pronouncements

We describe the impact of recent accounting pronouncements in Note B of our 2012 consolidated financial statements and our September 30, 2013 condensed consolidated financial statements included elsewhere in this prospectus.

BUSINESS

We are a leading global materials company engaged in the manufacture and marketing of standard, specialty and customized emulsion polymers and plastics. We believe that we have leading market positions in many of the markets in which we compete and that we have developed these strong market positions due to our technological differentiation, diverse global manufacturing base, long-standing customer relationships, commitment to sustainable solutions and advantaged cost positions. We compete in growing global market segments driven in part by improving living standards in emerging markets and increasing environmental awareness leading to increased demand for higher fuel efficiency and lighter-weight materials. We develop new and improved products and processes that enhance our customers’ sustainability. In addition, we believe our increasing business presence in developing regions such as China, Southeast Asia and Eastern Europe further enhances our prospects.

We develop customized products for global, diversified end markets including coated paper and packaging board, carpet and artificial turf backing, automotive applications including tires, food service packaging, appliances, medical, consumer electronics and construction applications, among others. We have long-standing relationships with a diverse base of global customers, many of whom are leaders in their markets and rely on us for formulation, customization, and compounding expertise. Certain of our customized products typically represent a low portion of finished product production costs, but impart critical functionality contributing to substantial customer loyalty. We partner with our customers to find sustainable solutions for our products. We operate under four segments: Latex, Synthetic Rubber, Styrenics and Engineered Polymers. Our major products include SB latex, SA latex, SSBR, Li-PBR, ESBR, Ni-PBR, polystyrene, ABS, SAN, ignition resistant polystyrene, PC, compounds and blends, and polypropylene compounds.

We are a global business with a diverse revenue mix by geography and significant operations around the world. Our operations in Europe and the Middle East, Asia Pacific (which includes Asia as well as Australia and New Zealand), Latin America (including Mexico) and others, and the United States, generated approximately 61.0%, 26.5% and 12.5%, respectively, of our net sales for the year ended December 31, 2012 and 60.0%, 27.3% and 12.7%, respectively, of our net sales for the nine month period ended September 30, 2013. Our production facilities include 35 manufacturing plants (which include a total of 83 production units) at 27 sites in 14 countries, inclusive of joint ventures and contract manufacturers, allowing us to serve our customers on a global basis. Our manufacturing locations include sites in high-growth emerging markets such as China, Indonesia and Brazil. Additionally, we operate a number of R&D facilities globally, including mini plants, development centers and pilot coaters, and we believe these to be critical to our global presence and innovation capabilities.

The table below illustrates each geographical region’s net sales to external customers for the nine months ended September 30, 2013 and the years ended December 31, 2012, 2011 and 2010, respectively (in millions).

	United States	Europe/ Middle East	Asia Pacific/ Latin America/ Others
9-months ended September 30, 2013 net sales	$515.4	$2,435.3	$1,111.6
2012 net sales	$683.6	$3,324.1	$1,444.2
2011 net sales	$812.3	$3,898.8	$1,481.8
2010 net sales(1)	$734.3	$2,785.6	$1,447.1

(1)	Full year 2010 net sales is shown on an aggregated basis.

Prior to our formation, our business was wholly owned by Dow. On June 17, 2010, we were acquired by investment funds advised or managed by Bain Capital, with Dow investing $48.8 million for an approximately 7.5% interest in our Parent. As of September 30, 2013, Dow held an approximately 6.8% interest in our Parent. We are a holding company controlled by Bain Capital and have a relatively short operating history as a stand-

alone company. We and our joint ventures maintain a strategic relationship with Dow through shared infrastructure and integration on shared manufacturing sites, which contributes to our production scale and allows for more efficient use of our assets.

Our Competitive Strengths

We believe we have a number of competitive strengths that differentiate us from our competitors, including:

Leading Market Positions in Attractive Segments and End Markets

We believe that we have leading positions in several of the markets in which we compete, including SB latex, synthetic rubber, mABS products, polystyrene and our engineered polymers products. We attribute our strong market positions to our technological differentiation, diverse global manufacturing base, long-standing customer relationships, superior products and advantaged cost positions. Our strategy is to focus on what we believe are the most attractive segments of the market, where demand is underpinned by global trends driving long-term volume growth. Amongst others, we are focused on the following global trends: improving living standards in emerging markets, fuel efficiency, and the increasing use of light-weight materials. We believe that our focus on segments of the market levered to these trends provides us with significant long-term growth opportunities.

Our products serve applications that are affected by improving living standards and increased environmental awareness. For example, our latex products impart high gloss properties to coated paper that is increasingly used in advertising and magazines in emerging markets; our synthetic rubber products help to improve fuel efficiency; our styrenics and engineered polymer products help reduce the weight of vehicles by substituting lighter plastic materials for heavier ones, resulting in improved fuel efficiency.

Technological Advantage and Product Innovation

Most of our materials are critical inputs that significantly impact the functionality, cost to produce and quality of our customers’ products. Many of our products are differentiated by their performance, reliability, customization and value, which are critical factors in our customers’ selection and retention of materials suppliers. For example, our latex products are critically important to coated paper applications in paper mills that typically have high fixed costs. We believe our technology offers customers a reduced risk of expensive shut-downs, as well as the potential to reduce ongoing total materials costs when SB latex replaces higher cost paper pulp. In addition, we are innovating and developing new and improved products and processes that enhance our customers’ sustainability. Our advanced SSBR technology reduces rolling resistance, resulting in better mileage and fuel efficiency and lower CO2 emissions while at the same time improving the tire’s wet-grip, a measure of braking effectiveness and traction. We believe these are key performance attributes sought by the final customer and also important in meeting European CO2 emissions legislation, which we expect to become a global standard. The plastic parts developed by the Company reduce potential weight per car. Energy usage is substantially reduced by using our plastic in lighting applications. We have a strong track record of continued product innovation, consistently launching improved grades and new products as well as customizing materials for many of our customers.

Diverse Global Reach with Extensive Presence in Emerging Markets

Our production facilities currently include 35 manufacturing plants (which include a total of 83 production units) at 27 sites in 14 countries, inclusive of joint ventures and contract manufacturers. We believe our diverse locations provide us with a competitive advantage in meeting and anticipating the needs of our global and local customers in both well-established and growing markets. We have a strong presence in Asia, where we supply custom formulated latex products for existing and new paper mills, as well as differentiate engineered polymers, synthetic rubber, and other products.

Long-Standing, Collaborative Customer Relationships

We have long-standing relationships with a diverse base of customers, many of which are well known industry leaders in their respective markets. We have had relationships with many of our customers for 20 years or more, helping them to develop and commercialize multiple generations of their products. No single customer accounted for more than 6.0% of our net sales in 2012 and through the first nine months of 2013. We believe we have developed strong relationships through our highly collaborative process, whereby we work with our customers to develop products that meet our customers’ critical needs. As part of this process, we test our products at customer sites and work with customers to optimize and customize our product offerings. As a result of our close collaboration, we have historically achieved a high success rate of retaining customers.

Competitive Cost Positions and Flexible Feedstock Sourcing

We believe that our global scale, highly efficient operations and site integration with Dow have provided us with a competitive cost position for our products. We believe our plants compare favorably across key operational benchmarks, including quality tracking, maintenance costs, and employee productivity. We source our raw materials through a mix of long-term raw material contracts with strategic suppliers and on the open market through short-term contracts or spot transactions.

Experienced Management Team

Our executive leadership team has significant industry experience, including leadership positions within our business units, and significant public chemical company leadership experience.

Our Growth Strategy

We intend to enhance our position as a leading global materials company engaged in the manufacture and marketing of both standard and specialty and customized emulsion polymers and plastics. The key elements of our growth strategy include:

Continue Product Innovation and Technological Differentiation

We intend to continue to address our customers’ critical materials needs by utilizing our technological expertise and leading development capabilities, to create specialty grades, new and sustainable products and customized formulations. We believe our technological differentiation positions us to participate in the most attractive, highest growth areas of the markets in which we compete, such as advanced SSBR within Synthetic Rubber, a segment of the market that we believe will grow substantially faster than global GDP through 2014. Our global scale in SB latex allows us to cost-effectively support two pilot coaters where we collaborate with our customers in the development of next generation formulations and leverage regional innovations across our global product platform. We also expect to continue to shift our product mix towards more differentiated products, which offer higher-margin potential, improving the profitability of our business across our portfolio.

Strategic Investments in the Most Attractive Segments of the Market

We plan to make strategic capital investments in what we believe are the most attractive market segments to extend our leadership in these segments, and to meet growing demand. Our new SSBR production line in Schkopau, Germany began production on October 1, 2012, which now expands our capabilities at that facility.

Expand and Deepen Our Presence in Emerging Markets

We believe emerging markets such as China, Southeast Asia, Eastern Europe and the Middle East represent significant, rapidly growing opportunities. Improving living standards, globalization of automotive car platforms and growth in gross domestic product in general in these emerging markets are creating strong demand for our end products. We expect to capitalize on growing demand for our products in emerging markets, and expand our share of local demand by deepening our customer base and local capabilities in these geographies.

Continue to Implement Cost Saving Measures and Focus on Cash Flow Generation

We have launched several corporate-wide initiatives intended to further reduce our costs and increase our competitiveness. These initiatives have identified various opportunities that we believe will enhance cost-saving and productivity. We realized savings of approximately $60.0 million in fiscal year 2012. We intend to continue actively pursuing additional cost savings initiatives and have an agreement in place for a business process service contracts which will result in incremental cost savings for 2013.

In addition, we continue to focus on cash flow generation through working capital and capital expenditure management. Following the completion of the SSBR expansion in 2012, management expects capital expenditures will be reduced from approximately $120.0 million in 2012 to approximately $70.0 million in 2013. Our expected annualized cost savings are forward-looking statements based on preliminary estimates and reflect the best judgment of our management but involve a number of risks and uncertainties which could cause actual results to differ materially from those set forth in our estimates and from past results, performance or achievements.

Business Model

The chart below illustrates our business model, from the raw materials used in our products to our end-use markets.

Segment Overview

We operate four segments under two principal business units. Our Emulsion Polymers business unit includes a Latex segment and a Synthetic Rubber segment. Our Plastics business unit includes a Styrenics segment and an Engineered Polymers segment. The table below illustrates each segment’s net sales to external customers for the year ended December 31, 2012, 2011 and 2010, and for the nine months ended September 30, 2013 and 2012, as well as each segment’s major products and end-use markets.

	Emulsion Polymers		Plastics
	Latex	Synthetic Rubber	Styrenics	Engineered Polymers
Net sales (in millions)
Nine months ended:
September 30, 2013	$1,034	$474	$1,776	$779
September 30, 2012	$1,195	$523	$1,608	$807
Year ended:
December 31, 2012	$1,545	$702	$2,149	$1,056
December 31, 2011	$1,844	$849	$2,307	$1,193
December 31, 2010(1)	$1,499	$520	$1,906	$1,042

Major products	• Styrene- butadiene latex (“SB latex”) • Styrene- acrylate latex (“SA latex”)	• Solution styrene- butadiene rubber (“SSBR”) • Lithium polybutadiene rubber (“Li-PBR”) • Emulsion styrene- butadiene rubber (“ESBR”) • Nickel polybutadiene rubber (“Ni-PBR”)	• Polystyrene • Acrylonitrile- butadiene- styrene (“ABS”) • Styrene- acrylonitrile (“SAN”) • Ignition resistant polystyrene	• Polycarbonate resins (“PC”) • Compounds and blends • Polypropylene compounds

	Emulsion Polymers		Plastics
	Latex	Synthetic Rubber	Styrenics	Engineered Polymers

Major end-use market	• Coated paper and packaging board • Carpet and artificial turf backings • Tape saturation • Cement modification • Building products	• Performance tires • Standard tires • Polymer modification • Technical rubber goods	• Appliances • Construction/ sheet • Packaging • Automotive • Consumer electronics • Consumer goods	• Automotive • Consumer electronics • Construction/ sheet • Packaging • Others (including consumer goods, appliances and electrical and lighting)

(1)	Full year 2010 net sales is shown on an aggregated basis.

Latex Segment

Overview

We are a global leader in SB latex, holding a strong market position across the geographies and applications in which we participate, including leading market positions in North America and Europe. We produce SB latex primarily for coated paper used in advertising and magazines, packaging board coatings, carpet and artificial turf backings, as well as a number of performance latex applications.

We believe we are the recognized technology leader in SB latex. Our leading scale in this segment is a competitive advantage that allows for investment in formulation capabilities and polymer science. We have typically launched one to two new technologies in this segment each year. We have two pilot coating facilities in the United States and Europe that are used to develop new products and customer branding. Our differentiated grades of latex command a price premium to conventional latex and strengthen our customer relationships and our market position.

We believe our development and formulation capabilities contribute to our strong position. Further, we believe our growth prospects in latex are enhanced by our leading position in China, which we believe will contribute a substantial portion of global growth in the paper and board market segment over the next decade. We believe our growth prospects could also be enhanced if the recent trends of the desirable industry capacity reduction and consolidation, such as the business combinations of BASF Group and Ciba, Omnova Solutions and Eliokem, and Yule Catto & Co plc and PolymerLatex GmbH continued. While the price of one of our principal raw materials, styrene, is still on the rise, the price for butadiene has gone down significantly. In addition to the advantage gained by the falling butadiene price, we believe that latex manufacturers who, like us, are offering products made with different chemistries using less expensive raw materials altogether, including VAM-based latex and natural binders, may be able to improve their position. The long-term impact of the competition from these products, in particular relative to natural binders, is unclear at this point. Pursuant to the JV Latex Option Agreement we may form a joint venture with Dow, pursuant to which we and Dow would be equal owners of our emerging markets latex business. See “—Our Relationship with Dow—Joint Venture Option Agreement.”

Products and End Uses

We are the global leader in the production and marketing of synthetic latex for coated paper with a leading market position in North America and Europe, and a leading supplier to new mills in China. For coated paper, we primarily manufacture SB latex, a high-volume product that is widely used as a binder for mineral pigments as it allows high coating speeds, improved smoothness, higher gloss level, opacity and water resistance. Typically, latex formulations are engineered in close collaboration with customers, and are tailored specifically to optimize finished product properties and production efficiency, and to minimize mill down time. Since SB latex accounts for, on average, approximately 8% of the total production cost for coated paper but is a critical link in the manufacturing process and provides performance characteristics key to the product’s end-use, we believe customers view it as a crucial component of their manufacturing process and typically seek high-quality, reliable producers.

We are also a leading supplier of latex polymers to the carpet and artificial turf industries and offer a diverse range of products for use in residential and commercial broadloom, needlefelt, and woven carpet backings. We produce high solids SB latex, SA latex, vinylidene chloride, and butadiene-methacrylate latex products for the commercial and niche carpet markets. We incorporate vinyl acrylic latex in our formulations for its ignition resistant properties, with the sourcing of vinyl acrylic latex readily available from a number of industry suppliers. SB latex is also used in flooring as an adhesive for carpet and artificial turf fibers.

We also offer a broad range of performance latex products, including SA latex, vinyl acrylic latex and all-acrylic latex primarily for the adhesive and architectural surface coatings market.

Customers

We believe our Latex segment is able to differentiate itself by offering customers value-added formulation and product development expertise. Our R&D/TS&D team commits more than two-thirds of its efforts in the Latex segment to developing differentiated products. This team is complemented by two pilot coating facilities in Switzerland and the United States, four paper fabrication and testing labs in Brazil, China, Switzerland and the United States, three carpet technology centers located near carpet producers in China, the United States and Switzerland, and two product development and process research centers, one each in Germany and the United States. Additionally, our global manufacturing capabilities are key in serving customers cost-effectively, as latex is costly to ship over long distances due to its high water content. We believe that our global network of service and manufacturing facilities is highly valued by our customers.

Our relationships with our top latex customers generally exceed 20 years in length. Many of our major customers rely on our dedicated R&D and TS&D teams to complement their limited in-house resources for formulation and reformulation tests and trials. We seek to capture the value of these services through our pricing strategy. In addition, as paper mills become larger and increasingly sophisticated with higher fixed costs, we believe there is greater demand for high-quality, custom-formulated latexes. Historically, we have focused on capturing a majority share of new SB latex formulations for startups and major overhauls of existing paper coaters. In carpet applications, our product development expertise also allows us to provide differentiated products to our customers.

Competition

Our principal competitors in the Latex segment include BASF, Omnova Solutions Inc. and Yule Catto & Co. plc.

Industry Outlook

Certain changes in industry structure have had a beneficial effect for latex producers, driven by industry capacity reduction and consolidation. Key industry events include BASF’s acquisition of Ciba and subsequent shut down of 340 kMT of capacity, a capacity rationalization by Dow / Dow Reichhold, Omnova’s rationalization at its Mogadore facility, the exit of The Lubrizol Corporation from the latex business entirely, Omnova’s acquisition of Eliokem, and Yule Catto’s acquisition of PolymerLatex. Due to the improving living standards driving demand in emerging markets such as China, the Middle East, India and Brazil a significant portion of expected coated paper growth will come from these regions over the next decade, even if the US and Europe decline. Some recent developments appeared to have an unfavorable impact at first, including the emergence of substitutes for SB latex in carpet backing applications in North America, however, the impact appears to have diminished due to superior SB latex performance, increased butadiene availability and decreased butadiene cost. A long-term development, which we have begun to implement, is the increasing use of starch and associated new chemistries in paper coatings and carpet backing globally. These changes are partially driven by raw material pricing dynamics. Nonetheless, we believe that if the recent trends of desirable industry capacity reduction and consolidation and increasing demand in emerging markets continued, this will lead to a favorable production environment in coming years.

Synthetic Rubber Segment

Overview

We are a significant producer of styrene-butadiene and polybutadiene-based rubber products and we have a leading European merchant market position in SSBR. We have very broad synthetic rubber technology and product portfolios in the industry, focusing on specialty products, such as SSBR and Li-PBR, while also producing core products, such as ESBR and Ni-PBR. Our synthetic rubber products are extensively used in tires, with additional applications including polymer modification and technical rubber goods. We have strong relationships with most of the top global tire manufacturers and believe we have remained a supplier of choice as a result of our broad rubber portfolio and product customization capabilities.

Our most advanced rubber technology, SSBR, is a critical material for tires with low rolling resistance, which leads to increased fuel efficiency and improved wet-grip, which leads to better traction and safety characteristics. We believe our growth prospects are enhanced by increasing demand for high performance tires, resulting from European Union, Korean and Japanese regulatory reforms that are aimed at improving fuel efficiency and reducing CO2 emissions. Our management estimates that through 2014, demand for SSBR will grow substantially faster than global GDP. We believe global increases in fuel efficiency standards will drive additional demand growth for our SSBR technology. Our newly constructed 50 metric kilotons (“kMT”) capacity expansion at our Schkopau, Germany facility started production on October 1, 2012. Based on management’s assumptions, including projected utilization levels, we currently believe the Schkopau capacity expansion could contribute approximately an additional $30 million of EBITDA to our business in 2013. The projected impact of our Schkopau addition constitutes forward-looking statements that reflect the best judgment of our management but involve a number of risks and uncertainties which could cause actual results to differ materially from those set forth in our estimates and from past results, performance or achievements.

Products and End Uses

Our Synthetic Rubber segment produces synthetic rubber products used in high-performance tires with increased fuel efficiency and traction, impact modifiers and technical rubber products, such as conveyor belts, hoses, seals and gaskets. We participate mainly in the European synthetic rubber industry, where tire producers focus on high-performance and ultra high-performance tires and rely strongly on merchant rubber suppliers.

SSBR. We sell SSBR products for high-performance and ultra high-performance tire applications. We produce both clear and oil extended SSBR through batch polymerization in our two new SSBR production lines. We believe these processes provide leading and customized solutions to tire manufacturers.

We believe we are well-positioned to capture market share in high-growth high-performance tire applications and have expanded capacity to meet demand. We partnered with JSR Corp., a Japanese company which produces a broad range of chemical products including synthetic rubber, latex and plastics, to add a new SSBR production line in March 2009, adding 60 kMT of capacity. We own and operate that production line, and JSR has the rights to 50% of the line’s productive time over approximately the next 15 years.

Our synthetic rubber portfolio is anchored by our SSBR technology and further strengthened by our new functionalized SSBR (SSBR engineered to perform specific functions) product offering. Our new product platform is used in the manufacture of high-performance and ultra high-performance tires. We expect demand growth for European performance tires, which increase passenger safety, tire longevity and vehicle fuel efficiency, to accelerate due to recent European legislation, which became effective on November 1, 2012.

During the last five years, we have been working closely with major tire producers around the world to develop multiple new SSBR grades, addressing key marketplace needs for improved tire fuel economy, grip, and abrasion characteristics, which we believe will lead to significant demand growth for our rubber products in Europe and around the world. Management expects to shift its synthetic rubber product mix to new SSBR grades (from a relatively small portion of total SSBR volume in 2010 to up to more than one-third in 2015).

ESBR. Our ESBR products are used in standard tires, technical goods, and footwear. Our ESBR product portfolio offers tire producers a comprehensive suite of synthetic rubber capabilities. For example, ESBR provides enhanced wet grip to tire treads and strength to the inner liner of tires, imparting excellent processability to the respective compounds.

Li-PBR. Our Li-PBR is used primarily for our own internal polymer modification applications. Polymer modification is the use of synthetic rubber to improve the impact resistance quality of plastic products. Approximately 80% is consumed within our Plastics business unit for HIPS and ABS production. We make two grades of Li-PBR exclusively for our polymer modification uses. In addition to impact resistance, Li-PBR provides visual surface gloss.

Ni-PBR. We are currently the only European producer of Ni-PBR, with 30 kMT of capacity. We sell Ni-PBR products for use in standard tires, performance tires, technical goods and footwear. We believe Ni-PBR is valued by the tire industry for its high degree of processability, its ability to add wear resistance to the wet grip capabilities of SSBR and ESBR and its flexibility in tire sidewalls.

Customers

We maintain deep and long-standing relationships with a large number of multinational customers, including the top global tire manufacturers, as well as fast growing Asian tire manufacturers. Our relationships with our top 10 customers exceed 10 years on average.

Tire producers are the primary customers for our Synthetic Rubber segment. We believe we have remained a supplier of choice given our broad rubber portfolio, including technologically differentiated grades, and our product customization capabilities. The majority of our Synthetic Rubber segment net sales are based on contracts that generally include terms for at least three different rubber grades in addition to raw material pass-through clauses. We collaborate with customers throughout the product development cycle which can last up to four years. Our R&D/TS&D team has a strong focus on developing differentiated specialty products, and commits more than two-thirds of its time in this segment to those efforts. Once implemented with a customer, these newly-developed specialty products cannot be easily replaced by a competitor. As a result, we believe customers are likely to buy from us throughout the life cycle of specific tire models to avoid high switching costs and prevent repetition of the expensive development process. See “—Environmental and Other Regulation—Sustainability and Climate Change.”

Competition

Principal competitors in our Synthetic Rubber segment include Asahi, JSR, Lanxess, Nippon Zeon, Polimeri and Synthos.

Industry Outlook

We participate mainly in the European synthetic rubber industry, where tire producers rely on merchant rubber suppliers, in contrast to North America where tire manufacturers captively produce most of their required rubber. Merchant producers typically produce more than one grade of rubber as customers typically require different grades of rubber from a single supplier. Performance tires represent an especially attractive market to rubber producers, because they provide substantial value to end customers. Tire manufacturers are expected to continually seek improvements in advanced rubber, which optimizes the combination of fuel economy and wet grip in order to meet EU regulations which set minimum requirements and are being phased in through 2020. Other jurisdictions are considering similar legislation. We believe our leadership in the fast growing SSBR segment will position us to perform well relative to the broader industry and anticipate future strong demand due to the new EU legislation driving the consumption of higher-performance tires.

Styrenics Segment

Overview

Our Styrenics segment includes polystyrene, ABS and SAN products, as well as our internal production and sourcing of styrene monomer, a raw material common in SB latex, synthetic rubber and styrenics products. We are a leading producer of polystyrene and mABS. We focus our marketing efforts on applications such as appliances and consumer electronics. Within these applications, we have worked collaboratively with customers to develop more advanced grades of plastics such as our HIPS and mABS products. These products offer superior properties, such as rigidity, insulation and colorability, and, in some cases, an improved environmental footprint versus general purpose polystyrene or emulsion ABS. The Styrenics segment also serves the packaging and construction end-use markets, where we have launched a new GPPS product for improved performance in foam insulation applications.

We believe our growth prospects in Styrenics are enhanced by periodic trends of industry capacity reduction and consolidation in Europe and North America, such as the completed formation of the Styrolution joint venture combining certain INEOS and BASF assets and the prior acquisition of INEOS Nova by INEOS, as well as INEOS’ most recent asset rationalizations in styrene monomer and polystyrene. We expect further consolidation in certain regions of Asia having numerous producers and low asset utilization, which will create opportunities for us, given our scale and geographic reach. We believe our growth prospects are further enhanced by our established manufacturing footprint in the high economic growth regions of Asia and our focus on attractive end markets where improving living standards drive demand for growing appliances and consumer electronics markets.

Products and End Uses

Polystyrene. We are a leading producer of polystyrene and focus on sales to injection molding and thermoforming customers. Our product offerings include a variety of GPPS and HIPS, which is polystyrene that has been modified with polybutadiene rubber to increase its impact resistant properties. These products provide customers with performance and aesthetics at a low cost across applications, including appliances, packaging, including food packaging and food service disposables, consumer electronics and building and construction materials.

We believe our STYRON™ brand is one of the longest established brands in the industry and is widely recognized in the global marketplace. We believe our R&D efforts have resulted in valuable, differentiated solutions for our customers. For instance, during the early 2000s, we developed an innovative STYRON A-TECH™ family of resins that is an advanced polystyrene product allowing customers to balance key properties such as toughness, gloss, stiffness, flow and cost, and provide combinations of properties that were previously not available with standard HIPS. Over the next several years, this product family became the industry standard for this application.

Styrene Technology Licensing. We have developed a leading proprietary energy efficient styrene production technology. Historically, this technology has not been offered broadly, but has been licensed to two Dow joint ventures, Siam Styrene Monomer Company and The Kuwait Styrene Company. Offers to license beyond these two entities are under consideration. We also maintain proprietary catalyst technology developed jointly with suppliers in this area, and we granted a license to Süd Chemie to promote and sell our proprietary catalyst formulation to third parties.

Acrylonitrite-Butadiene-Styrene. We believe we are a leading producer of mABS, marketed under the MAGNUM™ brand. mABS is a variation of ABS that has lower conversion and capital costs compared to the more common emulsion ABS (“eABS”) process. mABS has similar properties to eABS but has greater colorability, thermal stability and lower gloss. mABS products can be manufactured to stricter specifications because it is produced in a continuous process as opposed to the batch process used in eABS. In addition, mABS has environmental benefits such as waste reduction and higher yields. We believe that we are a global leader in mABS based on our own capacity, as well as licensees using our proprietary technology.

Primary end uses for our ABS products include automotive, sheet and appliances. We maintain a significant share of ABS sales into these markets, which we believe is driven by the differentiating attributes of our mABS products, our reputation as a knowledgeable supplier, our broad product mix and our customer collaboration and design capabilities.

Automotive manufacturers have developed innovative solutions in order to meet increasing fuel standards, such as the light-weighting of vehicles. Consequentially, manufacturers have been replacing heavier materials with durable yet lighter materials, such as mABS and polypropylene compounds. We expect this trend to continue and believe that our technological capabilities in Styrenics together with our compounding and blending expertise of these products will help drive future growth.

mABS Technology Licensing. In 2004, we licensed our mABS technology to Sinopec’s Shanghai Gaoquiao Petrochemical Corporation, which built a 200 kMT plant based on our technology. We followed this license with a second license in late 2007 to Huajin Chemical. Huajin Chemical’s plant capacity is 140 kMT.

Styrene-Acrylonitrile. SAN is composed of styrene and acrylonitrile, which together provide clarity, stiffness, processability, mechanical strength, barrier properties, chemical resistance and heat resistance. Additionally, SAN is typically lower in cost when compared to some other clear polymers.

SAN is used mainly in appliances, consumer goods and sheets, due to its low-cost, clarity and chemical resistance properties. Within our Styrenics business segment, we manufacture SAN under the TYRIL™ brand name for use in housewares, appliances, automotive, sheet, battery cases and lighting applications. In addition, TYRIL™ is suitable for self-coloring which adds value in many of these uses.

Customers

Our customer centric model focuses on understanding customers’ needs and developing tailored solutions that create value for both parties. For durable applications, we focus our TS&D, R&D and marketing teams on product design engineering initiatives for developing and specifying plastics in the next generation of construction applications, appliances, automotives, and consumer electronics. In non-durable applications, we focus on innovative products that provide clear cost advantages to our customers, serving customers with our cost-advantaged technology and operating excellence. Overall, our R&D/TS&D team devotes approximately two-thirds of its time in Styrenics to creating differentiated products for our customers. We have leveraged industry-leading product development and technology capabilities to develop long-standing customer relationships with the majority of our customers, including a number who have purchased from us for more than 20 years. We believe that our global presence is an advantage, allowing us to provide customers with consistent product grades and positioning us to strategically serve growth economies.

Competition

The principal competitors for our Styrenics customers are Styrolution (a recently formed joint venture between BASF and INEOS), Versalis (formerly Polimeri Europa) and Total.

Industry Outlook

From 2006 to 2011, the polystyrene industry witnessed substantial capacity rationalizations by major producers, such as BASF, INEOS Nova, Lanxess, SABIC, Mitsubishi, and others. We believe that over 1 million tons of annual U.S. polystyrene capacity, and over 800 thousand tons of European polystyrene capacity were eliminated during this time period. This accounts for approximately 32% and 30% of the 2006 total capacity by region, respectively. Consistent with the broader industry, we participated in these rationalizations by electing to shut down some of our less cost effective European assets and concentrating production at our most competitive facilities.

In addition to improving profitability through cost rationalizations, the polystyrene industry has also benefited from a number of consolidating activities. A number of larger players have enhanced their platforms via acquisitions and joint ventures, such as the completed formation of the Styrolution joint venture combining certain INEOS and BASF assets and the prior acquisition of INEOS Nova by INEOS.

The ABS and styrenics markets also witnessed a number of capacity rationalizations since 2006. The foregoing activities, combined with improved end market demand, have resulted in a substantial improvement in operating rates since the economic downturn. Additionally, Asian markets present a unique growth opportunity for ABS producers and our license technology as we expect the growth in these markets to outpace the broader industry.

Engineered Polymers Segment

Overview

We are a leading producer of engineered polymers. Our products are predominantly used in the automotive, consumer electronics, construction, and medical markets. We are focused on differentiated products which we produce in our polymer and compounds and blends manufacturing facilities located across Europe, Asia, North America and Latin America. We believe that the strategic locations of these facilities combined with close customer collaboration offers us a strategic advantage in serving our customers. We believe many of our PC products and more than half of our compounds and blends products are differentiated, based on their physical properties, performance, aesthetic advantages and value chain management that helps us achieve premium pricing. Our history of innovation has contributed to long-standing relationships with customers who are recognized leaders in their respective end markets. We have established a strong market presence in the global automotive and electronics sector, targeting both component suppliers and final product manufacturers. Our Engineered Polymers segment also compounds and blends our PC and mABS plastics into differentiated products within these sectors, as well as compounds of polypropylene. We have also developed compounds containing post-consumer recycle polymers to answer what we believe is a growing need for some leading customers to include recycled content in their products. We are currently focused on reducing costs in order to improve competitiveness in polycarbonate. However, the market for polycarbonate market remains very challenging.

We believe growth in this segment is driven by a number of factors, including consumer preference for lighter weight and impact-resistant products and the development of new consumer electronics, increases in LED lighting applications and continuing growth in medical applications. Additionally, we believe growth is bolstered by sustainability trends, such as the substitution of lighter-weight plastics for metal in automobiles, as well as more energy efficient, glazing solutions.

Products and End Uses

Our Engineered Polymers segment consists of PC, compounds and blends and some specialized ABS grades. PC has high levels of clarity, impact resistance and temperature resistance. PC can be used in its neat form (prior to any compounding or blending) for markets such as construction sheet, optical media and LED lighting. Additionally, PC can be compounded or blended with other polymers, such as ABS, which imparts specific performance attributes tailored to the product’s end-use. While most PC resin is consumed in neat form, the rest is generally blended with several other polymers, including ABS and other styrene-based resins. Our compounds and blends business has a significant position in the PC/ABS blends, which combine the heat resistance and impact strength of PC with the processability and resilience of ABS. In addition, we produce ignition resistant polystyrene for consumer electronics applications such as flat screen televisions. Our primary success driver is our ability to customize products to meet customer needs, and with our history as a leading innovator in PC and compounds and blends, we have established ourselves as a leading supplier of PC-based products to industry leaders.

Our products for glazing and sheet are marketed under the CALIBRE™ brand name and offer customers a combination of clarity, heat resistance and impact performance. Glazing and sheet represents our largest PC application, and is a key growth focus for us. Key end markets include the construction industry, with additional opportunities for growth with compounded products in the medical space, consumer electronics and other applications such as smart meter casings that require plastics with enhanced weatherability, ignition resistance and impact performance.

For the automotive industry, we manufacture PC blends under the PULSE™ brand, and we innovate collaboratively with our customers to develop performance solutions to meet the industry’s needs, such as removing weight from their vehicles. As a result, we are a key supplier of these products to leading automotive companies in the Americas and Europe. We are also accelerating our development of similar capabilities in rapidly-growing areas such as China.

For the consumer electronics, electrical and lighting and medical industry, we manufacture our products under the EMERGE™ brand, and management believes that we have substantial growth opportunities in tablets, notebooks, smart phones and other handheld devices, as well as flat screen television sets, and electrical and lighting and medical device components. In serving these markets, we leverage our polymer and compound technologies to meet increasingly stringent performance requirements along with the aesthetic and color-matching requirements which are crucial characteristics for the products involved. The result is that we are a leading and long-standing supplier to many well-known brands.

Customers

We have a history of innovation in our Engineered Polymers segment, and are focused on differentiated products, which we believe enhances our growth prospects in this segment. We have a history as a leading innovator in PC and compounds and blends. Our R&D/TS&D team currently devotes approximately two-thirds of its efforts in this segment to developing differentiated products. In many of our segments, we develop tailored polymer, compound and process solutions. For end-use markets such as consumer electronics, agile and focused product solution development is a key offering. Our innovation has contributed to long-standing relationships with customers who are recognized leaders in their respective end-use markets. We also believe our global facilities are an advantage and allow us to provide customers with consistent grades and position us to strategically serve growth economies.

Competition

The principal competitors for our Engineered Polymers customers are Bayer, LG Chemical, Mitsubishi, SABIC, Teijin, Borealis, Ticona and Basell.

Industry Outlook

We believe we are a leading global producer of PC and PC blends. Other players tend to be smaller and only active on a regional basis. We have developed a global, multi-tiered marketing approach targeting the tiered suppliers, as well as final product producers, which we believe most effectively addresses our customers’ needs.

We believe that automotive manufacturers will continue the practice of light weighting vehicles in order to meet increasing fuel efficiency standards. We anticipate the replacement of traditional heavier materials with light-weight glazing in transportation applications will become prevalent.

Our focus on developing our differentiated compounds and blends in the consumer electronics and other markets helps to improve our competitive position in these markets.

Our Relationship with Dow

We continue to leverage Dow’s scale and operational excellence by procuring certain raw materials, utilities, site services, and back-office business services from Dow. In connection with the Acquisition, we entered into several agreements with Dow relating to the provision of certain products and services and other operational arrangements. As discussed above in “Risk Factors—Risks Related to Our Business”, Dow provides significant operating and other services, and certain raw materials used in the production of our products, under agreements that are important to our business. The failure of Dow to perform their obligations, or the termination of these agreements, could adversely affect our operations. The material agreements that we have in place with Dow include:

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Second Amended and Restated Master Outsourcing Services Agreement (“SAR MOSA”, a copy of which is attached hereto as Exhibit 10.19), effective as of June 1, 2013, pursuant to which Dow provides certain administrative and business services to us for our operations through 2020. These services include information technology, enterprise resource planning, finance, environmental health and safety, training, customer service, marketing and sales support, supply chain and purchasing. We can terminate the SAR MOSA at any time for convenience subject to the payment of termination charges. In addition, as is typical in such commercial agreements, either party may terminate for cause, which includes a bankruptcy, liquidation or similar proceeding by the other party, for material breach which is not cured, or by Dow in the event of Styron’s failure to pay for the services thereunder. In the event of a change of control, Dow generally has the right to terminate the MOSA;

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Amended and Restated MOD5 Computerized Process Control Software Agreement, Licenses and Services, between Rofan Services Inc. (an affiliate of Dow) and Styron LLC (“MOD5 Agreement”, a copy of which is attached hereto as Exhibit 10.29), dated as of June 17, 2010, and as amended June 1, 2013 (“AR MOD5 Agreement,” a copy of which is attached hereto as Exhibit 10.30), with respect to process control technology;

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supply and sales agreements pursuant to which Dow, among other things, provides us with raw materials, including ethylene, benzene, butadiene and bisephenol-A (“BPA”), (copies of which are attached as Exhibits 10.22, 10.23, 10.27, 10.24, 10.25 and 10.26 respectively). The ethylene, benzene and butadiene agreements are each for an initial term of up to 10 years from the Acquisition date. The BPA agreement has an initial term of five years. These agreements generally do not contain any specific termination provisions;

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site services, utilities and facilities agreements pursuant to which Dow provides utilities and site services to certain of our facilities co-located with Dow and we provide the same services to Dow for sites transferred to us, each for an initial term of up to 25 years from the Acquisition date. These agreements may be terminated at any time by agreement of the parties, or, by either party, for cause, including a bankruptcy, liquidation or similar proceeding by the other party, or for a material breach which is not cured. In addition, we may terminate for convenience any services that are identified in any site services agreement as “terminable” with 12 months prior notice to Dow, dependent upon whether the service is highly integrated into Dow operations. With respect to “nonterminable” services, such as electricity and steam, we generally cannot terminate such agreements prior to the termination date unless there is a significant change in capacity or in the event that we experience a production unit shut down for which we provide Dow with 15-months prior notice, or upon payment of a shutdown fee. Dow may terminate the supply of operational services to us (a) with 15-months prior notice in the event of Dow’s permanent cessation of the operation provided under the agreement; or (b) in the event of Styron’s failure to pay for the services thereunder;

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contract manufacturing agreements pursuant to which Dow operates and maintains one of its facilities to produce products for us in Freeport, Texas, and we operate and maintain our SAN facility in Midland, Michigan to produce products for Dow, each for an initial term of up to 25 years from the Acquisition date. We may terminate any operational service under the agreements in the event that we experience a production unit shut down, with 15-months prior notice to Dow, and Dow may terminate the supply of operational services to us in the event of Dow’s permanent cessation of the operation, also with 15-months prior notice. In addition, as is typical in such commercial agreements, either party may terminate for cause, which includes a bankruptcy, liquidation or similar proceeding by the other party, for material breach which is not cured, or by Dow in the event of Styron’s failure to pay for the services thereunder; and

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operating services agreements pursuant to which Dow operates and maintains our latex facility at Rheinmuenster, Germany, and employs most of the staff for this facility, and pursuant to which we provide the same services to Dow for their Cumene facility in Terneuzen, Netherlands, in each case for an initial term of up to 25 years from the Acquisition date. We may terminate any operational service under the agreements in the event that we experience a production unit shut down, with 15-months prior notice to Dow, and Dow may terminate the supply of operational services to us in the event of Dow’s permanent cessation of the operation, also with 15-months prior notice. In addition, as is typical in such commercial agreements, either party may terminate for cause, which includes a bankruptcy, liquidation or similar proceeding by the other party, for material breach which is not cured, or by Dow in the event of Styron’s failure to pay for the services thereunder.

Joint Venture Option Agreement

In connection with the Acquisition in 2010, the Styron Holdcos entered into the Latex JV Option Agreement with Dow, pursuant to which the Styron Holdcos granted Dow an irrevocable option to purchase 50% of the issued and outstanding interests in a joint venture to be formed by Dow and the Styron Holdcos with respect to the SB Latex business in Asia, Latin America, the Middle East, Africa, Eastern Europe, Russian and India (the “Emerging Markets SB Latex Business”) at a purchase price equal to the fair value attributable to the Emerging Markets SB Latex Business as defined in the Latex JV Option Agreement. The option is exercisable by Dow at any time after the first anniversary of the Latex JV Option Agreement and prior to the earlier to occur of (i) the fifth anniversary of the Latex JV Option Agreement and (ii) the date of the closing of an underwritten initial public offering of our equity interests; provided, that Dow will not have the right to exercise the option after the 45th day following the date on which the Styron Holdcos provide written notice to Dow that it has filed a registration statement with the SEC relating to this underwritten initial public offering, subject to the completion of the underwritten initial public offering within 180 days of the delivery of this written notice. If Dow exercises its option, Dow and the Styron Holdcos must (i) form the joint venture, (ii) enter into a joint venture formation agreement pursuant to which all of the assets of the Emerging Markets SB Latex Business shall be contributed to the joint venture, (iii) enter into a shareholders agreement with respect to the governance of the joint venture and (iv) enter into customary ancillary agreement with respect to the joint venture and the transfer of the interests in the joint venture to Dow.

On July 8, 2011, Dow exercised its option pursuant to the Latex JV Option Agreement, triggering a requirement for Dow and ourselves to, among other things, form the joint venture. On August 9, 2011 we entered into an agreement with Dow to suspend the requirements triggered on July 8, 2011 until 2015 or prior to our completion of an initial public offering. Accordingly, the joint venture vehicle to be jointly owned by Dow and Styron Holdcos pursuant to the Latex JV Option Agreement, as amended, has not been formed as of the date hereof. The above description is a summary of our Latex JV Option Agreement with Dow, and is qualified in its entirety by the Latex JV Option Agreement, as amended, a copy of which is filed as Exhibit 10.18.

Our Joint Ventures

To supplement our business segments, we have entered into two strategic joint ventures in order to gain access to local markets, minimize costs and accelerate growth in areas we believe have significant business potential.

Americas Styrenics

Launched in 2008, Americas Styrenics is a 50% / 50% joint venture between us and Chevron Phillips Chemical Company. Americas Styrenics competes in polystyrene in North and South America, and produces a range of HIPS and GPPS products. We believe the venture has capitalized on the strong relationships and technology leadership of its parent companies to maintain a strong industry presence and pursue developing opportunities.

Sumika Styron Polycarbonate Limited

Sumika Styron is a 50% / 50% joint venture with Sumitomo Chemical of Japan. The joint venture manufactures a range of PC products and enables us to gain access to the Japanese PC market. Sumika Styron’s facility is located in a highly integrated and efficient manufacturing site, and utilizes industry-leading Dow technology and production processes.

Sources and Availability of Raw Materials

Our raw materials and procurement group is responsible for the ongoing production, sourcing and procurement of raw materials for each of our business segments. The professionals leading this group have extensive experience in the petrochemical industry buying, selling, and swapping commodity raw materials. Our raw materials group seeks to implement the most efficient and reliable raw material strategy for our business segments, including maintaining a balance between contracted and spot purchases as well as internal production of styrene monomer. While Dow provides some raw materials via contract to us, including ethylene, benzene, butadiene and BPA, we develop and implement our Company’s strategy for obtaining additional sources of supply.

Our agreements with Dow range from 1- to 10-year terms with, in some cases, an automatic 2-year renewal. Minimum and maximum monthly contract quantities were established based on historical consumption rates, and our pricing terms are based on commodity indices in the relevant geography. We obtain approximately 45% to 50% of our raw materials from Dow.

From time to time, the prices of key raw materials that we purchase, including benzene, ethylene, styrene, butadiene and BPA, may be volatile. The predominant underlying drivers of volatility for these raw materials are the prices of crude oil, natural gas and supply dynamics. We have contractual provisions in place to keep us aligned with the market and to help protect us from deviations outside industry volatility in our key raw materials. However, significant increases in the cost of BPA and butadiene, key raw materials to our Engineered Polymers, Latex and Synthetic Rubber segments, respectively, have negatively impacted our results of operations.

Styrene

In addition to purchasing styrene through long-term strategic contracts and opportunistic short-term purchases, we produce styrene internally from ethylene and benzene at our own manufacturing sites. With this mix of purchased and produced styrene, we are able to optimize our overall costs of securing styrene through efficient logistics, manufacturing economics and market dynamics.

We believe our current styrene production processes operate at the industry’s lowest steam-to-oil ratios (“S/O”) resulting in high energy efficiency. This technology also uses proprietary catalyst technology that supports operation in low S/O conditions and enables long runs between turnarounds. In addition, the styrene production process leverages in-house computational fluid dynamic and reaction models to predict catalyst activity over time, at varying operating conditions, to optimize run rates.

We believe that energy efficiency for our latest styrene technology is approximately 30% better than other EBSM producers average and our raw material efficiency is more than 2% better than industry average. In 2008, we developed a new catalyst formulation that has further improved raw material efficiency.

Benzene and Ethylene

Benzene and ethylene are two commodity petrochemicals that make up the majority of the raw materials associated with styrene production. Today, Dow supplies us with 80% of our benzene and 100% of our ethylene through 10-year contracts that commenced in 2010, with automatic 2-year renewals. We have alternative sources for benzene. Our operations that use benzene and ethylene are connected to Dow’s cracker operations where these raw materials are produced. We closely monitor these materials and how changes in their costs impact the styrene chain and its downstream derivatives. Our price formulas are based on well-known indices for the region with appropriate large buyer discounts.

Butadiene

Butadiene is an important raw material for the Synthetic Rubber and Latex segments. Dow is our largest supplier for this material in Europe where we purchase directly from Dow’s existing butadiene extraction facilities over the term of a 10-year contract that commenced in 2010 with an automatic 2-year renewal. Other supply sources in Europe include major producers with a mix of one- to five-year contracts at competitive market prices. Supply to North America and Asia are exclusively from other major third party producers via supply contracts. As a large purchaser of butadiene, we believe we can continue to secure the raw material reliably at competitive prices.

Bisphenol A

BPA is the major raw material associated with PC production. This raw material is produced by Dow in Stade, Germany and is supplied via pipeline to us through a supply contract in Europe that has an initial term of five years. We source BPA for our North American operations and Asian joint ventures from other market players.

Manufacturing

Our Latex segment has 12 production sites that are strategically located throughout the world. Management believes these facilities have industry leading quality tracking.

We manufacture all synthetic rubber products at one integrated site at Schkopau, Germany. Management believes that our synthetic rubber plant compares favorably to average benchmarks across key cost metrics, and it is recognized as one of the most cost-efficient synthetic rubber production sites in Europe.

We operate our Styrenics segment on a global basis, including plants in China and our integrated Schkopau, Germany site in close proximity to faster growing regions. Management believes that our polystyrene plants compare favorably to benchmarks across key cost metrics. Additionally, we believe our joint venture with Chevron Phillips Chemical Company LP, Americas Styrenics, is well-positioned to cover North America and emerging opportunities in South America. We manufacture SAN for Dow under an agreement in our Midland, Michigan facility.

Our Engineered Polymers segment operates on a global basis with manufacturing plants in Stade, Germany and compounding operations in Stade, Germany; Terneuzen, The Netherlands; Hsinchu, Taiwan; and Limao, Brazil. Dow also manufactures for us in Freeport, Texas, using Dow facilities, under an agreement with us. We also have strategic compounding agreements in Asia, North America and Europe and a strategic joint venture with Sumitomo Chemical Co. in Japan. We believe this joint venture partner enables us to gain access to an expanded range of geographies and customers.

Technology

Our R&D activities across our segments are driven by identified needs in end-use markets. As part of our customer-centric model, the R&D organization interfaces with our sales and marketing teams and directly with customers to determine their product requirements in light of trends in their industries and market segments. This information is used to drive R&D projects that are value-enhancing for both the customer and the Company. We continually seek to address these changing market needs by deploying our R&D capabilities, including:

•	Formulation knowledge, which enables accelerated new product development;

•	Internal capabilities, such as latex pilot coaters and plastics mini plants;

•	Functionalization technology, which is a key capability in our synthetic rubber products that enables us to stay one step ahead in developing new grades for tire products;

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Compounding expertise, which comprises knowledge of the compounding process coupled with formulation knowledge. This expertise facilitates our ability to develop new compounds and blends to meet evolving needs in various businesses; and

•	Broad product portfolio providing innovative solutions to customer needs.

Our R&D facilities support our technological capabilities. In addition to our two SB latex pilot coaters and our product development centers, the Plastics and Emulsion Polymers business units operate “mini plants” in Stade and Schkopau, Germany. These mini plants are used to make samples of experimental products for testing, which we believe is a critical step in our new product development process.

R&D costs are included in expenses as incurred. Our R&D costs for the nine months ended September 30, 2013 and 2012, years ended December 31, 2012 and 2011 and for the aggregated year of 2010 were $36.6 million, $36.5 million, $48.3 million, $58.1 million and $50.2 million, respectively.

Sales and Marketing

We have a customer-centric business model that has helped us to develop strong relationships with many customers, with average length of key customer relationships exceeding 20 years. The application development, R&D, TS&D, marketing and sales functions work together to define the customers’ needs and develop customized solutions that create value for both the customer and us and result in greater customer intimacy. This can be seen most clearly in competitive applications such as coated paper and packaging board, automotive, consumer electronics, and glazing and sheet.

Our sales and marketing teams play a key role in realizing this strategy around customized solutions. Our sales and marketing initiatives include:

•

Developing a solution-centric approach to sales versus a product-centric approach. Our sales and marketing teams understand the trends in the industries and applications served by us, and this is critical to identifying changing customer requirements and providing differentiated value-added products.

•

Coordinating account teams effectively to develop and implement customer solutions. We often include sales-people and TS&D engineers in customer activities. Where appropriate, we layer on the skills of our engineers to develop new applications and respond to fast moving market trends.

•

Understanding the value chain and effectively deploying our resources across this chain. In some of our end markets, our immediate customers may be distributors or manufacturers, rather than the original equipment manufacturers. In these instances, our sales and marketing teams may employ a multi-channel marketing approach, developing relationships with the key decision makers across the value chain to ensure we develop differentiated, value-added products. For example, our automotive business markets its products: (1) through distributors, (2) directly to a broad range of small, medium and large parts suppliers, and (3) directly to the auto manufacturers themselves.

Our sales and marketing professionals are primarily located at our facilities or at virtual offices within their respective geographies. We have approximately 200 professionals working in sales and marketing around the world, along with approximately 80 customer service professionals and sell to customers in over 80 countries. We primarily market our products through our direct sales force. All of our direct sales are made by our employees in the regions closest to the given customer. Historically, we have focused the majority of our direct sales efforts on large customers and relied on large distributors for sales to smaller accounts. In addition to the key initiatives outlined above, we intend to increase the amount of customers we serve directly.

Information Systems

We utilize Dow’s Enterprise Resource Planning (“ERP”) software systems to support each of our operations worldwide. We have the right to use Dow’s ERP software applications and infrastructure under the terms of the SAR MOSA and its related functional statements of work. The SAR MOSA, beginning in June 2013, is for a term ending on December 31, 2020. Under the terms of the SAR MOSA, Dow extends its work processes and the supporting applications and infrastructure for us to use. Under the SAR MOSA, Dow’s work process expertise centers provide the knowledge-base and documentation required for our personnel to follow work process steps and procedures. Many of the work process applications are classified as highly integrated with related ERP components in order to highlight the complex nature of Dow’s ERP software systems.

We leverage Dow’s global data / voice network and server infrastructure for desktop computing, email, file sharing, intranet and internet website access, mainframe and midrange computer access and voice communications. Approximately 390 Microsoft Windows based applications are included in the work processes supported under the SAR MOSA. These applications complement a number of other global ERP applications that make up the equivalent of a modern ERP landscape. We use the various ERP applications to manage our day-to-day business processes and relationships with customers and suppliers.

Our manufacturing plants utilize Dow-developed proprietary process control/process automation technology under the MOD5 Agreement. We are licensed to use this technology and receive support and spare parts through December 31, 2020. We are not permitted to build or substantially expand plants with this automation technology.

Intellectual Property

We evaluate how best to utilize patents, trademarks, copyrights, trade secrets and other intellectual property in order to protect our critical investments in research and development, manufacturing and marketing. We focus on securing and maintaining patents for certain inventions, while maintaining other inventions as trade secrets, derived from our customer-centric business model, so as to maximize the value of our product portfolio and manufacturing capability. Our policy is to seek appropriate protection for significant product and process developments in our major markets. Patents may cover products, processes, intermediate products and product uses. Patents extend for varying periods in accordance with the date of patent application filing and the legal life of patents in the various countries. The protection afforded, which may also vary from country to country, depends upon the type of patent and its scope of coverage.

Our “Developed Technology” represents our internal functional technology that enables us to develop new products to meet the evolving business needs and competitively produce our existing products. We estimated the useful life of Developed Technology based upon our predecessor company’s history of using its similar technology and the projected cash flows related to this technology for approximately 15 years.

In most industrial countries, patent protection may be available for new substances and formulations, as well as for unique applications and production processes. However, given the geographical scope of our business and our continued growth strategy, there are regions of the world in which we do business or may do business in the future where intellectual property protection may be limited and difficult to enforce. We maintain strict information security policies and procedures wherever we do business. Such information security policies and procedures include data encryption, controls over the disclosure and safekeeping of confidential information, as well as employee awareness training. Moreover, we monitor our competitors’ products and, when we deem appropriate, we vigorously challenge the actions of others that conflict with our patents, trademarks and other intellectual property rights.

As patents expire, or are allowed to lapse, the products and processes described and claimed in those patents become generally available for use by the public. We believe no single patent expiring in the next 3 years would materially adversely affect our business or financial results.

We use trademarks as a means of differentiating our products. We protect our trademarks against infringement where we deem appropriate.

Dow has either transferred to us or granted perpetual, royalty-free licenses to us of the intellectual property of Dow that was used to operate the Styron business segments prior to the Acquisition, which we believe will enable us to operate such business segments in substantially the same way as they were operated by Dow prior to the Acquisition. Such intellectual property includes certain processes, compositions and apparatus used in the manufacture of our products. In addition to our license to use the intellectual property retained by Dow in the Styron business segments, we are licensed to use the intellectual property that has been retained by Dow to the extent necessary to perform our obligations under the contracts transferred to us in the Acquisition and to use such intellectual property (other than patents) for products outside the Styron business segments, subject to certain limitations. Although these defined areas are sufficient to allow us to operate our current businesses, new growth opportunities with new products may fall outside these defined areas. Therefore, our ability to develop new products outside of these defined areas may be impacted by intellectual property that has been retained by Dow. We have the right, with Dow’s cooperation, to directly enforce the patents that are exclusively licensed to us by Dow, but nothing obligates Dow to enforce against third parties the intellectual property rights of Dow that are licensed to us on a non-exclusive basis.

We own over 250 patents and over 200 pending patent applications, on a world-wide basis, relating to various aspects of our businesses, such as: material formulations, material process technology and various end-use industrial applications for our materials.

Environmental and Other Regulation

Obtaining, producing and distributing many of our products involve the use, storage, transportation and disposal of toxic and hazardous materials. We are subject to extensive, evolving and increasingly stringent national and local environmental laws and regulations, which address, among other things, the following:

•	emissions to the air;

•	discharges to soils and surface and subsurface waters;

•	other releases into the environment;

•	generation, handling, storage, transportation, treatment and disposal of waste materials;

•	maintenance of safe conditions in the workplace;

•	registration and evaluation of chemicals;

•	production, handling, labeling or use of chemicals used or produced by us; and

•	stewardship of products after manufacture.

Some of our products are also subject to food contact regulations.

We maintain policies and procedures to monitor and control environmental, health and safety risks, and to monitor compliance with applicable state, national, and international environmental, health and safety requirements. We have a strong environmental, health and safety organization. Our environmental, health and safety compliance and management programs make use of Dow’s mature programs. We are also committed to the American Chemistry Council Responsible Care® Guiding Principles for our global facilities and received third party certification of our Responsible Care® Management System in 2013. We have a staff of professionals who are responsible for environmental health, safety and product regulatory compliance. Additionally, we have services agreements with Dow to provide environmental, health and safety services for certain of our facilities. Styron has implemented a corporate audit program for all of our facilities. Nonetheless, we cannot provide assurance that we will at all times be in full compliance with such requirements. It is anticipated that stringent environmental regulations will continue to be imposed on us and our industry in general.

Regarding the NTP’s 2011 classification of styrene as “reasonably anticipated to be a human carcinogen” discussed earlier, we have not seen customers moving away from styrenics products due to this recent NTP classification, nor do we expect to see that action from them as the benefits of our products are valued by our customers. It is our view that there are no simple substitutes for our products that can deliver the same performance, quality, safety and cost effectiveness as the current set of products our customers buy from us. Based on current EU classifications and the current draft risk assessment report, styrene monomer is considered to have low toxicity and is not classified as a carcinogen or mutagen.

We have actively responded through direct communication to our customers and employees to address perceptions and concerns. Our trade associations—the SIRC and the American Chemistry Council—are engaged with this issue on behalf of our company, through political advocacy, media relations, legal action, and scientific and regulatory activities. Many of our customers are actively engaging in this advocacy also, because they share our view that classification of Styrene as “reasonably anticipated to be a human carcinogen” by NTP is unfounded and are committed to protecting their business and downstream markets.

Similarly, we remain active in our trade associations, which are actively engaged to respond to potential health concerns regarding BPA, Styrene and other chemicals.

Sustainability and Climate Change

We track our greenhouse gas emissions and recently have completed a project that improved the quality and uniformity of the data we collect so that meaningful emission reduction goals and objectives can be developed and implemented by us. Our July 2012 Sustainability and Corporate Social Responsibility Report (our “Sustainability Report”) provides our most recent sustainability highlights, which include reductions in emissions of volatile organic chemicals, greenhouse gases, electricity use and waste. For example, our latex plant in Dalton, Georgia, runs almost entirely on methane gas, an alternative energy that significantly reduces CO2 and greenhouse gas emissions, by using LOMAX™ Technology. Named for its focus on delivering materials with lower environmental impact with maximum performance, LOMAX™ latex is manufactured with LOMAX™ Technology using methane gas collected from a nearby landfill as the primary energy source to manufacture our latex for carpet backing and reduces the product’s carbon footprint by harnessing the energy instead of releasing it into the atmosphere.

Chemical Registration

The goal of the U.S. Toxic Substances Control Act (“TSCA”) is to prevent unreasonable risks of injury to health or the environment associated with the manufacture, processing, distribution in commerce, use, or disposal of chemical substances. Under TSCA, the EPA has established reporting, record-keeping, testing and control-related requirements for new and existing chemicals. During the past several years, efforts have been underway to reform TSCA and various legislative initiatives have been introduced most recently the Safe Chemicals Act of 2013 and the Chemical Safety Improvement Act. We are monitoring the progress of these and other legislative developments.

Registration, Evaluation, and Authorization of Chemicals (“REACH”) is the regulatory system for chemicals management in the EU. It requires EU manufacturers and importers to disclose information on the properties of their substances that meet certain volume or toxicological criteria and register the information in a central database to be maintained by the European Chemicals Agency. We have completed the REACH requirements for registration of high-volume and high- hazard substances it manufactures in or imports into Europe and will complete the remaining implementation requirements due in 2018. Other jurisdictions have enacted legislation similar to REACH. Management does not expect that the costs to comply with REACH and similar requirements will be material to the Company’s operations and consolidated financial position. We currently do not expect to need to register additional chemicals under REACH until 2018, at which time we will register our low volume chemicals.

Environmental Proceedings

Prior to our separation from Dow, EPA conducted a multimedia investigation at Dow’s Midland, Michigan sites, including the ABS site which we now operate. The investigation uncovered a number of alleged violations, including of the Clean Air Act’s leak detection and repair program (“LDAR”). LDAR requires chemical and petroleum companies to control fugitive emissions of hazardous air pollutants that occur from valves, pumps, flanges, connectors and other piping components. We, Dow and the United States executed a consent decree, which was approved by the District Court in Michigan in 2011. The decree provides that Dow will implement an enhanced LDAR program at our ABS facility over a five year period, which is intended to further reduce fugitive emissions at the ABS facility. We are not a defendant in the action, but under the decree, we or any future owner of the affected equipment will be responsible for performing an enhanced LDAR program at the ABS facility should Dow fail to perform, though we believe this is unlikely. Dow’s failure to perform would subject it to significant stipulated penalties. An implementation agreement has been negotiated between us and Dow, which provides that Dow will bear the costs of the enhanced LDAR program.

Environmental Remediation

Environmental laws and regulations require mitigation or remediation of the effects of the disposal or release of chemical substances. Under some of these regulations, as the current owner or operator of a property, we could be held liable for the costs of removal or remediation of hazardous substances on or under the property, without regard to whether we knew of or caused the contamination, and regardless of whether the practices that resulted in the contamination were permitted at the time they occurred. Many of our production sites have an extended history of industrial use, and it is impossible to predict precisely what effect these laws and regulations will have on us in the future. Soil and groundwater contamination has occurred at some of the sites, and might occur or be discovered at other sites. Subject to limitations, Dow is obligated to indemnify and hold us harmless with respect to releases of hazardous material that existed at our sites prior to our separation from Dow in June 2010. However, we cannot be certain that Dow will fully honor the indemnity or the indemnity will be sufficient to satisfy all claims that we may incur. In addition, we face the risk that future claims might fall outside of the scope of the indemnity, particularly if we experience a release of hazardous materials that occurs in the future or at any time after our separation from Dow. We do not currently have any obligations for environmental remediation on our properties or Superfund sites.

Environmental Programs

We have comprehensive environmental, health and safety compliance, auditing and management programs in place to help assure compliance with applicable regulatory requirements and with internal policies and procedures, as appropriate. We use Dow’s mature environmental health and safety programs, including a management system as a cornerstone of our programs and have contracts in place with Dow for environmental, health and safety expertise. Each facility has developed and implemented specific critical occupational health, safety, environmental, security and loss control programs. We participate in the chemical industry’s Responsible Care® initiative and have implemented a number of environmental and quality management systems at our facilities. In addition to Responsible Care® Management System certification, we have received ISO 14001 environmental management system certification at 58 % of our facilities, and ISO 5001 energy management system certification at 27% of our facilities.

We also have implemented a strong environmental, health and safety (“EH&S”) organizational structure. Our EH&S Council, made up of company leaders, is responsible for defining our EH&S strategic direction, expectations and priorities. Our EH&S Leadership team converts EH&S Council strategy, expectations and priorities into effective programs and processes. The Responsible Care Leader (“RCL”) Network consists of the Responsible Care leader (“EH&S leader”) at each of our manufacturing site. We have corporate, regional and facility EH&S leaders, who are organized by function, subject matter and regional alignment, as well as a Product Stewardship organization which manages day-to-day EH&S issues related to our products and customers. Our Process Safety Organization is dedicated to reducing and eliminating process safety incidents. Additional information pertaining to our environmental health and safety programs and performance may be found in our Sustainability Report.

Facility Security

We recognize the importance of security and safety to our employees and the community. Physical security measures have been combined with process safety measures (including the use of inherently safer technology), and emergency response preparedness into an integrated security plan. We have conducted vulnerability assessments at our operating facilities in the U.S. and high priority sites worldwide and identified and implemented appropriate measures to protect these facilities from physical and cyber-attacks.

In June 2008, the U.S. Department of Homeland Security (“DHS”) notified those facilities that were preliminarily determined to be covered by the rule’s risk-based performance standards for the security of U.S. chemical facilities. Our facilities that were preliminarily determined to be covered conducted and submitted security vulnerability assessments to DHS or have otherwise complied with DHS requirements. Effort and resources in assessing security vulnerabilities and taking steps to reinforce security at its chemical manufacturing facilities will continue to be required to comply with DHS requirements but are not anticipated to be material.

Description of Property

We own and operate 65 production units at 19 sites around the world. In addition, we source products from another 16 production units at 8 joint venture sites and two production units at a Dow site. We also own or lease other properties, including office buildings, warehouses, research and development facilities, testing facilities and sales offices.

Our production facilities, including our joint ventures and sites retained by Dow on which we are co-located, have the capacity to produce an aggregate capacity of 5,465 kMT of our entire product portfolio. We have the capacity to produce 1,150 kMT of latex and synthetic rubber products in our Emulsion Polymers segment. We also have the capacity to produce 2,565 kMT of styrenics and engineered polymers products in our Plastics segment, of which 1,733 kMT represents polystyrene production. Three of our production facilities produce styrene intermediate products with a total capacity of 1,750 kMT, of which 950 kMT is produced from a U.S. production site operated under our Americas Styrenics joint venture. We are currently considering the rationalization of our production facilities, and may determine that one or more should be closed in whole or in part, or that certain production lines should be discontinued.

The following table sets forth a list of our production sites as of September 30, 2013:

Site Name	Location	Products
Trinseo
Allyn’s Point*	USA (CT)	Latex
Altona**	Australia	Latex
Boehlen	Germany	Styrene monomer
Dalton	USA (GA)	Latex
Guaruja	Brazil	Latex
Hamina	Finland	Latex
Hsinchu	Taiwan	Compounds and blends
Limao	Brazil	Compounds and blends
Livorno	Italy	Latex
Merak	Indonesia	Latex, polystyrene
Midland	USA (MI)	Polystyrene, ABS, latex
Norrkoping	Sweden	Latex
Rheinmunster	Germany	Latex
Schkopau	Germany	ESBR, SSBR, PBR, polystyrene
Stade	Germany	PC, compounds and blends
Terneuzen	The Netherlands	Latex, polystyrene, ABS, compounds and blends, SAN, styrene monomer
Tessenderlo	Belgium	Polystyrene
Tsing Yi	Hong Kong SAR, China	Polystyrene
Ulsan	Korea	Latex
Zhangjiagang	China	Latex, polystyrene

Americas Styrenics
Allyn’s Point*	USA (CT)	Polystyrene
Cartagena	Colombia	Polystyrene
Hanging Rock	USA (OH)	Polystyrene
Joliet	USA (IL)	Polystyrene
Marietta	USA (OH)	Polystyrene
St. James	USA (LA)	Styrene monomer
Torrance	USA (CA)	Polystyrene

Sumika Styron
Niihama	Japan	PC

*	Co-located on one shared site.
**	On July 11, 2013, we announced plans to close our latex manufacturing facility at Altona, Australia. Production ceased in the third quarter of 2013, which we expect will be followed by decommissioning in the fourth quarter and demolition in early 2014. Our Altona manufacturing facility employed 14 individuals, whose roles will be eliminated. The customers supplied by our Altona manufacturing facility will now be supplied by our facility in Merak, Indonesia.

We believe that our properties and equipment are generally in good operating condition and are adequate for our present needs. Production capacity at our sites can vary depending upon product mix and operating conditions.

Our global production facilities are certified to ISO 9001 standards. Our manufacturing facilities have established reliability and maintenance programs and leverage production between sites to maximize efficiency.

All plants have similar layouts, technology and manufacturing processes, based on the product being manufactured. We believe this global uniformity creates a key competitive advantage for us, and helps lower overall operating costs.

For more information on environmental issues associated with our properties, see “—Environmental and Other Regulation.” Additional information with respect to our property, plant and equipment and leases is contained in Note G to the 2012 consolidated financial statements.

Employees

As of September 30, 2013, we had approximately 2,150 full-time employees worldwide. Nearly 88% of our personnel are located at the various manufacturing sites, research and development, pilot coating, paper fabrication and testing and technology centers. The remaining employees are located at operating centers, virtual locations or geographically dispersed marketing and sales locations. Our Midland, Michigan site is the only U.S. facility with union representation for its approximately 60 hourly operations personnel. Other locations with union or work council representation include Altona, Australia; Limao, Brazil; Hamina, Finland; Norrkoping, Sweden; Livorno, Italy; and Schkopau, Boehlen, and Stade, Germany for a total of approximately 638 union represented personnel as of September 30, 2013. Locations in the Pacific and Europe are represented by work councils or other labor organizations. We consider relations with our personnel and the various labor organizations to be good. There have been no labor strikes or work stoppages in these locations in recent history.

The following table provides a breakdown of the approximate number of our employees by job function and geographic area as of September 30, 2013.

	Europe	Latin America	North America	Asia Pacific	Total
Manufacturing and Engineering	986	78	151	178	1,393
Sales & Marketing	53	6	22	31	112
Research and Development	113	7	39	26	185
Supply Chain	68	8	7	33	116
Customer Service	39	4	10	16	69
EH&S	14	0	6	3	23
Business Administration-HR-Public Affairs	62	6	47	31	146
Finance	39	6	35	27	107

Total	1,374	115	317	345	2,151

Legal Proceedings

From time to time we may be subject to various legal claims and proceedings incidental to the normal conduct of our business, relating to such matters as product liability, antitrust/competition, past waste disposal practices and release of chemicals into the environment. While it is impossible at this time to determine with certainty the ultimate outcome of these routine claims, we do not believe that the ultimate resolution of these claims will have a material adverse effect on our results of operations, financial condition or cash flow.

DIRECTORS AND EXECUTIVE OFFICERS

Below is a list of the names and ages of the directors and executive officers of Trinseo and a brief account of the business experience of each of them. The business address of most of Trinseo’s executives is 1000 Chesterbrook Boulevard, Suite 300, Berwyn, Pennsylvania 19312.

Name	Age	Position
Christopher D. Pappas	58	Director, President & Chief Executive Officer
John A. Feenan	52	Executive Vice President and Chief Financial Officer
Curtis S. Shaw	64	Executive Vice President, General Counsel and Corporate Secretary
Marilyn N. Horner	55	Senior Vice President—Human Resources
Marco Levi	54	Senior Vice President—Business President, Emulsion Polymers
Martin Pugh	60	Senior Vice President—Business President, Plastics
E. Jeffery Denton	48	Vice President—Shared Services and Feedstocks
Catherine C. Maxey	47	Vice President—Public Affairs and Business Intelligence
David Stasse	43	Vice President—Treasurer
Ailbhe Jennings	50	Director
Seth A. Meisel	40	Director
Michel G. Plantevin	56	Director
Brian W. Chu	43	Director
Stephen M. Zide	53	Director

Our Directors

We believe that our board of directors is, and we intend that it continue to be, composed of individuals with sophistication and experience in many substantive areas that impact our business. We believe that all of our current board members possess the professional and personal qualifications necessary for board service, and have highlighted the specific experience, qualifications, attributes, and skills that led to the conclusion that each board member should serve as a director in the individual biographies below.

Christopher D. Pappas, Director, President & Chief Executive Officer. Mr. Pappas, 58, joined the Company as President & Chief Executive Officer in June 2010. Prior to joining the Company, Mr. Pappas held a number of executive positions at NOVA Chemicals of increasing responsibility from July 2000 to November 2009, most recently as President and Chief Executive Officer of NOVA Chemicals from May 2009 to November 2009, President & Chief Operation Officer from October 2006 to April 2009 and Vice President and President of Styrenics from July 2000 to September 2006. Before joining NOVA Chemicals, Mr. Pappas was Commercial Vice President of DuPont Dow Elastomers where he joined as Vice President of ethylene elastomers in 1995. Mr. Pappas began his chemicals career in 1978 with Dow where he held various sales and managerial positions until 1995. Mr. Pappas is currently a member of the Board of Directors of FirstEnergy Corp., and he is a former member of the Board of Directors of Allegheny Energy, NOVA Chemicals, and Methanex Corp. Mr. Pappas holds a Bachelor of Science degree in Civil Engineering from the Georgia Institute of Technology and an MBA from the Wharton School of Business at The University of Pennsylvania. Mr. Pappas is highly qualified to serve on the board by his more than 30 years of management experience with major companies in the chemical industry, by his previous service as a director of the corporations noted above, and by his leadership of the Company since its formation. In these roles he has also acquired and demonstrated substantial financial expertise which is valuable to the Company’s board.

Ailbhe Jennings, Director. Ms. Jennings, 50, has served as a member of our board of directors since the Acquisition. She has also served, on a part time basis, as Corporate Manager at Bombardier since 2002 and BMO Nesbitt Burns Trading Corp SA from 2002 to 2012. Since 2004, Ms. Jennings has served as a non-executive director on the board of Element Six S.A. Ms. Jennings has been employed by Bain Capital since 2002 and is on the boards of all of Bain Capital’s Luxembourg companies. Prior to joining Bain Capital in 2002, Ms. Jennings was a deputy managing director and finance director at Banque Pictet, Luxembourg. Prior to this she was a senior audit manager and a Luxembourg Réviseur d’Entreprises with KPMG Luxembourg. Ms. Jennings has 27 years professional experience in the Luxembourg financial services sector. She is a Fellow of the Institute of Chartered Accountants in Ireland and holds an MBA from The Open University (UK). Ms. Jennings brings to the board significant audit experience and broad knowledge of accounting.

Seth A. Meisel, Director. Mr. Meisel, 40, became a director of our Company in January 2011. Mr. Meisel is a Managing Director at Bain Capital, where he has been employed since 1999. Prior to joining Bain Capital, Mr. Meisel worked as a consultant and manager at Mercer Management Consulting in the industrial, financial services and retail industries. Mr. Meisel also serves on the Board of Directors of Unisource Worldwide, Inc. Apex Tool Group, and Consolidated Container Company. Mr. Meisel formerly served on the board of Sensata Technologies. Mr. Meisel received an MBA from Harvard Business School where he was a Baker Scholar and an undergraduate degree from Princeton University. Mr. Meisel brings to the board broad knowledge of, and expertise in, mergers, acquisitions and financing. In addition, Mr. Meisel has had significant involvement with the Company since the Acquisition, and has served as a director of numerous public and private companies during his career in private equity and consulting.

Michel G. Plantevin, Director. Mr. Plantevin, 56, has served as a member of our board of directors since the Acquisition in 2010. Mr. Plantevin is a Managing Director of Bain Capital. Prior to joining Bain Capital in 2003, Mr. Plantevin was a Managing Director of Goldman Sachs International in London, initially in the Investment Banking division, then in the Merchant Banking division (PIA). Prior to Goldman Sachs International, he was a consultant with Bain & Company in London and later headed the Bain & Company Paris Office as a Managing Director. He also serves as a director of FCI S.A., Bravida AB, NXP Semiconductors N.V. Maisons du Monde and IMCD. Mr. Plantevin received an MBA from Harvard Business School and an undergraduate and Master’s degree in Engineering from the Ecole Supérieure d’ Electricité (Supélec) in France. Mr. Plantevin brings to the board an expertise in business strategy and operational improvement gained from his extensive experience as a strategy consultant in the Paris and London offices of Bain & Company and then as a private equity professional. Mr. Plantevin has also had significant involvement with our Company since the Acquisition, and has served as a director of numerous public and private companies during his career in private equity, investment banking and consulting.

Brian W. Chu, Director. Mr. Chu, 43, became a director of our Company in 2013. Mr. Chu is currently an Executive Vice President in the Portfolio Group of Bain Capital, having joined the firm in 2007. Prior to joining Bain Capital, he was a Vice President and General Manager at The Boston Beer Company. Previously, he was a Manager at Bain & Company, where he worked in a variety of industries including consumer products, industrial manufacturing, technology and health care. Prior to Bain & Company, Mr. Chu held several financial and IT positions in the health care industry. Mr. Chu received an MBA from the Sloan School of Management at Massachusetts Institute of Technology and a BS in Mechanical Engineering from Worcester Polytechnic Institute. Mr. Chu brings to the board extensive knowledge and expertise in strategy, operations, and finance gained from his experience as a strategy consultant at Bain & Company, his positions at Boston Beer Company, and his position in the Portfolio Group of Bain Capital. Mr. Chu has been highly involved with our Company since the Acquisition.

Stephen M. Zide, Director. Mr. Zide, 53, became a director of our Company in 2010 upon consummation of the Acquisition. Mr. Zide is a Managing Director of Bain Capital in the private equity business, having joined the firm in 1997. He currently heads the firm’s New York office and leads its North American Industrial Sector. Prior to joining Bain Capital, Mr. Zide was a partner of the law firm of Kirkland & Ellis LLP. He currently serves as a director of Sensata Technologies B.V., HD Supply, Consolidated Container Corporation, and Apex Tool Group. Mr. Zide formerly served on the board of Innophos Holdings, Inc. Mr. Zide received an M.B.A. from Harvard Business School, a J.D. from Boston University School of Law and a B.A. from the University of Rochester. Mr. Zide brings to the board extensive knowledge and expertise in strategy, mergers, and acquisitions gained from his training and experience as a legal advisor and then as a private equity professional. In addition, Mr. Zide has had significant involvement with the Company since the Acquisition, and has served as a director of numerous public and private companies during his career in private equity and law.

Our Executive Officers

Biographical information concerning our President & Chief Executive Officer, who also serves as a member of our board of directors, is set forth above under “—Our Directors.”

John A. Feenan, Executive Vice President and Chief Financial Officer. Mr. Feenan, 52, joined the Company in January 2012 as Executive Vice President and Chief Financial Officer. He is responsible for corporate financial reporting, audit, treasury, tax and internal controls. Previously, Mr. Feenan served as Senior VP and Chief Financial Officer of the JMC Steel Group, from February 2007 until January 2012, where he also served as a member of the disclosure, compliance, pension and ethics committees and an active participant in the Board and Audit Committees. Prior to that, Mr. Feenan served as senior vice president and CFO at HB Fuller, a global specialty chemical firm, from March 2003 until January 2007. Prior to HB Fuller, Mr. Feenan held chief financial officer positions with several industrial manufacturing firms. He started his career at the IBM Corporation in New York. Mr. Feenan earned his bachelor’s degree in business and economics from St. Anselm College and his master’s in business administration from the University of North Carolina, Chapel Hill. He is a Certified Management Accountant (CMA) and a Certified Green Belt, Lean Six Sigma.

Curtis S. Shaw, Executive Vice President, General Counsel and Corporate Secretary. Mr. Shaw, 64, joined the Company as Executive Vice President & General Counsel in July 2010 and was given the added responsibility of Corporate Secretary in May 2012. He is responsible for all legal affairs for Trinseo as well as corporate development and mergers and acquisitions, and is a member of the Trinseo Executive Leadership Team. Previously he served as Executive Vice President, General Counsel and Corporate Secretary of Celanese Corporation from April 2005 to March 2009. Prior to that, Mr. Shaw served as Executive Vice President, General Counsel and Secretary of Charter Communications from 2003 to April 2005, and, prior thereto, as its Senior Vice President, General Counsel and Secretary from 1997 to 2003. He served as Corporate Counsel at NYNEX Corporation from 1988 to 1996. Mr. Shaw joined Occidental Chemical Corporation in 1983, where he served in positions of increasing responsibility until 1987, culminating with the position of Vice President and General Counsel of the Electrochemicals, Detergents & Specialty Chemicals Division. Prior thereto, he served in various legal roles at Olin Corporation. He began his career in private practice at Mudge Rose Guthrie & Alexander and at Shearman & Sterling from 1973 to 1980. Mr. Shaw received a J.D. Degree from Columbia University School of Law in 1973, and B.A. Degree with honors in Economics from Trinity College in 1970.

Marilyn N. Horner, Senior Vice President—Human Resources. Ms. Horner, 55, joined the Company as Senior Vice President of Human Resources in January 2011. Prior to joining the Company Ms. Horner held a number of executive positions at NOVA Chemicals where she started her career in 1988. Most recently she served as the Senior Vice President and Chief Human Resources Officer for NOVA Chemicals from 2008 to December 2010. Ms. Horner also held the positions of Vice President Finance and Controller, Olefins / Polyolefins Division; Vice President Human Resources and Organizational Effectiveness; and Vice President to the Chief Executive Officer. Ms. Horner served on the board of trustees for Point Park University and the University of Alberta. Ms. Horner holds a Bachelor of Commerce degree and an MBA from the University of Windsor, Ontario, Canada.

Marco Levi, Senior Vice President—Business President, Emulsion Polymers. Mr. Levi, 54, joined the Company as Vice President—General Manager in June 2010 and is responsible for the global leadership of the Company’s Emulsion Polymers business. Previously, Mr. Levi was General Manager, Emulsion Polymers of Styron (when it was a Dow division) from July 2009 until June 2010. Prior to that, Mr. Levi was global business unit director for Dow Elastomers and Specialty Plastics from February 2008 until July 2009, (and Plastic Additives commencing in April 2009). Mr. Levi previously served as global business director for Elastomers at Dow from November 2006 until February 2008. In these roles, he was responsible for the Elastomers, Plastic Additives, Specialty Packaging and Films and Synthetic Rubber businesses. Prior to that, he was sales director for Thermoset from March 2004 until November 2006. Mr. Levi received a bachelor’s degree in industrial chemistry from the Università degli Studi in Milan, Italy, in 1984.

Martin Pugh—Senior Vice President and Business President, Plastics. Mr. Pugh, 60, joined Styron on March 1, 2013 as Senior Vice President and Business President, Plastics, located in Horgen, Switzerland. Mr. Pugh is responsible for the global leadership of the Company’s Plastics business with overall accountability for Styrenic Polymers, Automotive and Polycarbonate Compounds and Blends (PCC&B). Prior to joining Styron, Mr. Pugh held the position of President for Europe Middle East Africa (EMEA) and board member for Styrolution Group Gmbh, the global styrenics joint venture between BASF and INEOS from October 2011 until February 2013. Mr. Pugh began his career in 1975 with Mobil Oil Company as a technical representative. He joined The Dow Chemical Company in 1978 and served in a variety of sales and marketing roles from 1978 until 1998, working in the UK, Dubai, Sweden and Switzerland. His final role at Dow was global business director for Specialty Polyethylenes. In 1998, Pugh joined Elementis plc as Managing Director for the specialty rubber division called Linatex. In 2002, he returned to Switzerland and joined Nova Chemicals as Managing Director for Europe. Following the formation of Nova Innovene in 2005, he was appointed Managing Director of the company and remained in the European role until 2007, when the company was broadened to include the Americas region as INEOS Nova. Mr. Pugh has a Bachelor of Science degree in Industrial Chemistry and Management Studies from Loughborough University in the United Kingdom.

E. Jeffery Denton, Vice President—Shared Services and Feedstocks. Mr. Denton, 48, joined the Company as Vice President—Shared Services and Feedstocks in June 2010 and is responsible for the Company’s feedstocks, purchasing and shared service operations. He previously served in a similar role at Styron (when it was a division of Dow) from September 2009 until June 2010 and as the Director of Joint Venture Implementation at Dow, implementing Americas Styrenics & K-Dow from February 2006 until September 2009. Prior to that, he served as Product Director of Dow Polystyrene and Commercial Manager of Dow Polystyrene and Engineering Plastics from 1998 to January 2007. Mr. Denton received a bachelor’s degree in business administration from Alma College.

Catherine C. Maxey, Vice President—Public Affairs and Business Intelligence. Ms. Maxey, 47, joined the Company as Vice President—Public Affairs and Business Intelligence in June 2010. Previously she held positions of increasing responsibility at The Dow Chemical Company, which she joined in 1988, most recently as Public Affairs director for Mergers & Acquisitions, Joint Ventures, Dow Portfolio Optimization/Divestitures and Manufacturing and Engineering from March 2009 until June 2010. Prior to that, she served as vice president of Public Affairs and Communications for K-Dow Petrochemicals, a planned JV that was later cancelled from June 2008 until March 2009 and Business Public Affairs Director for Performance Chemicals from 2003 to June 2008. She formerly served on the board of the Literacy Council of Midland County. Ms. Maxey received a bachelor’s degree in journalism/science writing from Lehigh University.

David Stasse, Vice President—Treasurer. Mr. Stasse, 43, joined the Company as Vice President and Treasurer in July 2013 with responsibility for all treasury matters, including cash management, risk management, relationships with rating agencies and commercial banks, and financing matters. Mr. Stasse joins the Company from Freescale Semiconductor, Inc., a global semiconductor manufacturer that serves the automotive, networking, consumer and industrial markets, where he served as Vice President and Treasurer since July 2008, and Assistant Treasurer from August 2006 to July 2008. Prior to that, Mr. Stasse served as First Vice President,

Debt Capital Markets of MBNA Corporation and as Treasury Manager of SPX Corporation. Mr. Stasse also held numerous financial positions from 1998 to 2004 at Honeywell International, last serving as Director, Corporate Finance. Mr. Stasse holds a Masters in Business Administration in Finance from the University of Maryland and a Bachelor’s of Science in Business Logistics from Penn State University.

Board Composition and Election of Directors

Trinseo’s board of directors consists of six directors, with each director having been appointed on April 29, 2011 to serve for 6 years. Each director is re-eligible to serve and may be removed at any time, with or without cause, by a resolution of Trinseo’s shareholder at a general meeting. All appointments to the board of directors will be decided by the shareholder at a general meeting. If the office of a director becomes vacant, the other directors, acting by a simple majority, may fill the vacancy on a provisional basis until a new director is appointed by the shareholder at the next general meeting.

Family Relationships

There are no family relationships between any of our executive officers or directors.

Director Independence

Trinseo Materials Operating, S.C.A., Trinseo Materials Finance, Inc. and Trinseo are privately owned. As a result, we are not required to, and do not, have independent directors.

Board Structure

Our governance structure combines the roles of President and Chief Executive Officer. The board of directors continues to believe there are important advantages to Mr. Pappas serving in both roles at this time. Mr. Pappas is the director most familiar with our business and industry and is best situated to propose the board of directors’ agendas and lead board discussions on important matters. Mr. Pappas provides a strong link between management and the board of directors, which promotes clear communication and enhances strategic planning and implementation of corporate strategies.

Our board of directors monitors our exposure to a variety of risks through our audit committee. Our audit committee charter gives the audit committee responsibilities and duties that include discussing with management, the internal audit department and the independent auditors our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies.

Audit Committee

The audit committee is responsible for overseeing: (i) our accounting and reporting practices and compliance with legal and regulatory requirements regarding such accounting and reporting practices; (ii) the quality and integrity of our financial statements; (iii) our internal control and compliance programs; (iv) our independent auditors’ qualifications and independence and (v) the performance of our independent auditors and our internal audit function. In so doing, the audit committee maintains free and open means of communication between our directors, internal auditors and management.

Our audit committee consists of Seth Meisel, Michel Plantevin, Chairman and Brian W. Chu.

Compensation Committee

The compensation committee is responsible for reviewing and approving the compensation of our executive officers and directors and our performance plans and other compensation plans. The compensation committee makes recommendations to our board of directors in connection with such compensation and performance plans.

Our compensation committee consists of Michel Plantevin and Stephen Zide.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee who served during 2012 are Mr. Zide and Mr. Plantevin. There were no interlocks or insider participation between any member of our board of directors or compensation committee and any member of the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for (i) identifying, screening and reviewing individuals qualified to serve as directors (consistent with criteria approved by our board of directors) and recommending to our board candidates for nomination for election at the annual meeting of shareholders or to fill board vacancies or newly created directorships; (ii) developing and recommending to our board of directors and overseeing the implementation of our corporate governance guidelines (if any); (iii) overseeing evaluations of our board of directors and (iv) recommending to our board of directors candidates for appointment to board committees.

Our nominating and corporate governance committee consists of Christopher Pappas and Stephen M. Zide.

Operating Committee

Our operating committee is responsible for developing our overall business plan and defining and implementing our business strategy. The committee makes recommendations to our board of directors in connection with our operational business matters.

Our operating committee consists of Seth Meisel, Christopher Pappas, Michel Plantevin, Brian W. Chu, and Stephen Zide.

Code of Business Conduct

We have adopted a Code of Business Conduct applicable to all of our directors, officers and employees, and a Code of Financial Ethics applicable to our principal executive, financial and accounting officers, and all persons performing similar functions. A copy of each of those Codes is now and will continue to be available on our corporate website at www.trinseo.com. We expect that any amendments to these Codes, or any waivers of their requirements, will be disclosed on our website. Our Code of Business of Conduct is supported by a number of subsidiary policies which are specifically referenced on the Code, and several of which are also available on our corporate website. Our website and the information contained on that site, or accessible through that site, are not incorporated into and are not a part of this prospectus.

We maintain an ethics and compliance committee, which is responsible for assisting our audit committee and Chief Compliance Officer in developing, implementing, supervising and maintaining our Code of Business Conduct and related corporate policies.

The ethics and compliance committee consists of eight members of our management and is chaired by Suzanne Kersten, our Chief Compliance Officer.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

This compensation discussion and analysis section is intended to provide information about our 2012 compensation objectives and programs for our named executive officers. For purposes of this compensation section, “Named Executive Officer” (“NEO”) of the Company means Christopher D. Pappas, President and Chief Executive Officer; John A. Feenan, Executive Vice President and Chief Financial Officer; Curtis S. Shaw, Executive Vice President, General Counsel and Corporate Secretary; Marco Levi, Senior Vice President and Business President of Emulsion Polymers; and Paul F. Moyer, Vice President and General Manager, Plastics.

Compensation Philosophy and Implementation

Our executive compensation policies and programs are designed to attract, retain and motivate key executives through competitive and cost effective approaches that reinforce executive accountability and reward the achievement of business results. Executive compensation consists of four main elements: (a) base salary, (b) annual performance awards, (c) long-term incentive compensation, and (d) retirement savings and benefit programs. The relative weighting of each element is aligned with the Company’s philosophy of linking pay to performance. A substantial percentage of executives’ compensation is provided in the form of performance-based variable compensation with a greater emphasis on variable components for the Company’s senior executives. Actual incentive compensation awards are directly linked to corporate and business unit results, and the performance measures are aligned with shareholder and other key stakeholders interests, including financial and non-financial goals. Executive retirement and benefits programs are generally consistent with broader employee programs in the same country. We provide limited perquisites to our executives and senior management, and such perquisites are only provided to the extent that they reflect competitive practice and particular business needs and objectives.

Our Compensation Committee was formed in October 2010. Prior to October 2010, compensation determinations were made primarily by our Chief Executive Officer and/or our Board. Many of the compensation policies and programs for our NEOs that are described below were the product of negotiations between the NEOs and our Chief Executive Officer and/or our Board. The Compensation Committee is responsible for, among other matters: (1) reviewing key executive compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of our executive officers; (3) reviewing and approving employment agreements and other similar arrangements between the Company and our executive officers; and (4) administration of equity based plans and other incentive compensation plans.

Our Chief Executive Officer reviews annually with the Compensation Committee each NEO’s performance (other than his own) and recommends appropriate base salary, cash performance awards and long-term equity incentive awards for these NEOs. Based upon the recommendations of our Chief Executive Officer and in consideration of certain objectives and philosophies described above, the Compensation Committee makes the final recommendation to the Board for annual compensation packages of our executive officers other than our Chief Executive Officer. The Compensation Committee and/or the Board analyzes annually our Chief Executive Officer’s performance and recommends to the Board his base salary, cash performance awards and grants of long-term equity incentive awards based on its assessment of his performance.

The Compensation Committee has the authority to retain outside independent executive compensation consultants to assist in the evaluation of executive officer compensation and in order to ensure the objectivity and appropriateness of the actions of the Compensation Committee. The Compensation Committee also has the sole authority to retain, at the Company’s expense, and terminate any such consultant, including the sole authority to approve such consultant’s fees and other retention terms. However, all decisions regarding compensation of executive officers are made by the Board, upon the recommendation of the Compensation Committee. At this time, no compensation consultant has been retained by the Compensation Committee.

Our Board has adopted a written charter for the Compensation Committee, which is available on our corporate website at www.trinseo.com. Our website and the information contained on that site, or accessible through that site, are not incorporated into and are not a part of this prospectus.

Management Transition

In January 2012, John A. Feenan was named Executive Vice President and Chief Financial Officer of the Company. In this role, he is responsible for corporate financial reporting, audit, treasury, tax and internal controls. Prior to joining the Company, Mr. Feenan was the Senior Vice President and CFO of JMC Steel Group, the largest independent steel tubular manufacturer in North America. Additionally, he served as a member of the disclosure, compliance, pension and ethics committees and as an active participant in the Board and Audit Committees.

Components of Compensation

The principal components of our NEO and other executive compensation include both short-term and long-term compensation. Short-term compensation consists of an executive’s annual base salary and annual cash performance award. Long-term compensation may include grants of share-based incentives as well as cash retention awards, as determined by the Board and the Compensation Committee. Certain elements of compensation of our NEOs were determined through direct negotiation with the executives at the time of their hiring.

In making decisions with respect to any element of a NEO’s compensation, the Compensation Committee considered the total compensation that may be awarded to the officer, including salary, annual bonus and long-term incentive compensation. In addition, in reviewing and approving employment agreements for our NEOs, the Compensation Committee considered the other benefits to which the officer is entitled by the agreement, including compensation payable upon termination of the agreement under a variety of circumstances. Our goal is to award compensation that is competitive to attract and retain highly qualified leaders and motivate high business performance. We believe that our compensation programs align executive and shareholder interests as well as vary compensation based on each executive’s performance and the Company’s performance.

Base Salary

Setting appropriate levels of base pay ensures that we can attract and retain an executive leadership team that will continue to meet our commitments to customers and sustain profitable growth for our shareholders. The base salaries for our NEOs were determined based on the scope of their responsibilities, taking into consideration our Compensation Committee members’ collective knowledge of competitive compensation. Base salaries are reviewed annually by the Compensation Committee and adjusted from time to time to reflect individual responsibilities, performance and experience, as well as market compensation levels. In 2012, given the difficult economic environment, Mr. Pappas and the other NEO’s did not receive an annual base salary adjustment. Mr. Feenan was hired in 2012, and his base salary was set by the Compensation Committee at a level determined to be appropriate given his experience and the base salaries of the other members of our executive team at his level.

Annual Performance-Based Cash Incentive Plan

We have an annual performance-based cash incentive plan that is designed to serve as an incentive to drive annual financial and non-financial performance. Cash awards are based on a combination of the achievement of Company performance goals as well as individual performance. The performance goals and metrics are recommended by the Compensation Committee to the Board at the beginning of the year. At the end of the year, the amount paid to each NEO is based on the achievement of the Company performance goals and an assessment of the executive’s overall performance.

In 2012, the annual performance award plan included three (3) performance categories: Responsible Care ® (environmental, health and safety) goals; financial performance goals and an individual performance multiplier. At target performance the Responsible Care ® goals were weighted 15% and financial performance goals were weighted 85%. The individual performance multiplier provides an opportunity to adjust the award down to 75% or up to 125% of the funded pool depending on the assessment of overall individual performance. In addition, a fixed cost hurdle must have been achieved before the financial component of the 2012 performance award could be paid out for each of the NEO’s. The table below describes the performance metrics used for the 2012 plan year.

		Metrics
	Weight	Not Met	Target	Exceeds
Performance Goal
1. Responsible Care ®
Recordable Injuries*	5%	8	5	n/a
Loss of Primary Containment*	5%	13	10	n/a
Process Safety Incidents*	5%	2	1	n/a

Sub-total	15%	0.0x	1.0x	n/a

2. Financial Performance
2012 EBITDA Target** (Per 2012 Business Plan)	85%	0.0x	1.0x	2.0x
Total Opportunity at Target	100%
3. Individual Performance Multiplier		75%	100%	125%

*	Metrics represent incident count.
**	Adjusted EBITDA excluding dividends received during 2012 of $21.0 million from joint venture companies and favorable inventory and contractual price lag impact of approximately $54.6 million.

The company performance metrics were based on Adjusted EBITDA (excluding dividends from joint venture companies and inventory and contractual price lag impact), Responsible Care ® (environmental, health and safety metrics), and controlled overhead/fixed costs. As a company with a substantial amount of indebtedness and volatile raw materials prices, we believe that Adjusted EBITDA is an important measure of our financial performance and ability to service our indebtedness and we use it as the target metric for our annual cash incentive plan, but further adjusted to exclude dividends from joint venture companies (a non-core earnings) and inventory and contractual price lag impact due to volatility in raw materials prices. Adjusted EBITDA is a non-GAAP measure used internally and is measured by taking net income (loss) and adding back interest charges, income taxes, depreciation and amortization and other adjustments which eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. For a discussion of our use of Adjusted EBITDA and reconciliation to net income, please refer to “Summary Historical Financial and Operating Information.” In addition to Adjusted EBITDA, we also believe best-in-class environmental, health and safety metrics and controllable overhead/fixed costs, as well as individual performance, are important measures for establishing performance objectives and measuring the performance of our NEOs.

Styron is a Responsible Care® company and our EH&S policy states that protecting people and the environment is part of everything we do and every decision we make. Each employee has a responsibility to ensure that our products and operations meet applicable government or company standards. The 2012 performance award bonus plan includes three (3) key metrics that we track for our company – Recordable Injuries as defined by OSHA, Process Safety Incidents as defined by the American Chemistry Council and Loss of Primary Containment defined as any physical device used to contain a chemical or plastic resin as part of our manufacturing processes.

The individual performance assessments for our NEOs are based on the Compensation Committee’s assessment, in its discretion, of the individual performance of each NEO. In 2012, there were no pre-established individual performance goals for our NEOs. When making its assessment of individual performance, the

Compensation Committee takes into account the primary areas of responsibility of each NEO as well as common areas of emphasis, which include customer growth and strategy, financial goals including revenue generation, cost control, margin improvement and cash management, and non-financial goals including people leadership, performance management and compliance. Based on this assessment, the Compensation Committee can adjust the award earned by each NEO down to 75% of the amount determined under the Responsible Care and financial performance goals, or up to 125% of such amount.

Executive Subscription and Securityholder’s Agreements

In connection with the Acquisition and the subsequent recruitment of our executive team, the Company and Bain Capital entered into certain Executive Subscription and Securityholder’s Agreements (as amended and restated, the “Executive Subscription Agreements”) with certain members of our management team, including our NEOs. Mr. Feenan, who was hired in 2012, entered into a separate Executive Subscription Agreement in accordance with the terms of his employment agreement. The Executive Subscription Agreements provide for sales of Classes A through F of the ordinary shares of our Parent (the “Co-Invest Shares”) and Classes G through L of ordinary shares of our Parent (the “Incentive Shares”), subject to certain conditions. Our NEOs (other than Mr. Feenan) invested a total of $1,775,010 for the Co-Invest Shares issued under the Executive Subscription Agreements.

Under the Executive Subscription Agreements, in the case of our NEOs other than Mr. Pappas, 50% of Incentive Shares issued are subject to time vesting over five years with 40% of these vesting on June 17, 2012 (July 1, 2012 for Mr. Shaw) and the remaining portion vesting ratably on an annual basis over the subsequent three years (in the case of Mr. Feenan, 20% vesting on January 1, 2013, and the remaining portion vesting ratably on an annual basis over the following four years). For Mr. Pappas, 75% of Incentive Shares issued are subject to time vesting with 25% vesting on the first anniversary of the Acquisition and the balance vesting ratably on a quarterly basis over the following three years. The remaining 50% (25% for Mr. Pappas) are subject to both time vesting, in the same manner as previously described, as well as performance vesting subject to achieving certain targets based on various returns realized by our shareholders upon a change in control or our initial public offering.

100% of the Incentive Shares are subject to the applicable executive’s remaining employed by us between the date of the applicable Executive Subscription Agreement and the applicable vesting date; provided that, if any of our NEOs (other than Mr. Pappas) dies, is terminated without cause or due to his disability, or resigns for good reason after June 17, 2012 (or, for Mr. Feenan, January 1, 2014), the portion of the Incentive Shares that are subject to time vesting that would have vested on the next regular vesting date will accelerate and vest on a pro rata basis based on the number of full months between the last regular vesting date and the termination date. If Mr. Pappas dies, is terminated without cause or due to his disability, or resigns for good reason, the portion of the Incentive Shares that are subject to time vesting that would have vested during the 12 months following the termination date will accelerate and vest.

With respect to the securities received by each of the executives, the Executive Subscription Agreements also provide for tag-along rights, drag-along rights and registration rights and require the executive to agree to vote for an initial public offering of Trinseo S.A. and any reorganization of our Parent to effectuate such initial public offering. If our Parent makes distributions with respect to any Co-Invest Shares or Incentive Shares prior to an executive’s securities becoming time vested or performance vested, our Parent will pay the executive a catch-up amount equal to an amount that the executive would have been entitled to receive in respect of any distribution by our Parent in connection with his or her Incentive Shares which are not vested had such Incentive Shares been vested on the date of such distribution, plus interest. For additional description of the Executive Subscription Agreements, see “Certain Relationships and Related Party Transactions.”

We use both time-based awards and performance-based awards to provide what we believe are appropriate incentives. Time-based awards help to retain executives, who must be employed by the Company at the time the award vests. Performance-based awards provide additional rewards for positive company performance.

In February 2011, in connection with the refinancing of our previous $800 million term loan under the Senior Secured Credit Facility, the Board declared a one-time cash distribution. The distribution was made by way of redemption and cancellation of the class A and class G shares. The NEOs, to the extent they held Co-Invest Shares and Incentive Shares, received an equivalent payment in 2011. For those hired after June 17, 2010, a portion of the distribution attributable to unvested Incentive Shares was withheld and put in escrow, to be paid out in connection with their date of hire, subject to the NEO’s continued employment with the Company. For those hired after June 17, 2010 but during 2010, 50% of the distribution was paid in February 2011 and 50% was paid on their next anniversary date in 2012. For executives hired in 2011, 100% of the distribution was payable on their second anniversary date. Distributions during 2012 are reflected in the “All Other Compensation” column of the Summary Compensation Table below. Our Board and Compensation Committee believe that this treatment of holders of Co-Invest and Incentive Shares is fair and consistent with their status as equity participants in our Parent. We recorded a charge equal to such amount in our consolidated financial statements for the year ended December 31, 2012.

Retirement Benefits

Our Qualified U.S. Savings Plan (401k plan) provides for (1) annual discretionary contributions (defined contributions) and (2) employer matching contributions to be credited to participants’ accounts. The U.S. based NEOs participate in the benefit plans on the same basis as our other employees. We also maintain a non-qualified savings and deferral plan in which each of our NEOs (other than Mr. Levi) participates. This plan allows participants to defer a portion of their compensation on a pre-tax basis, with matching contributions from the Company and additional discretionary Company contributions in connection with earnings that are in excess of limitations set forth in the Qualified U.S. Savings Plan.

Our NEOs do not participate in or have account balances in qualified or nonqualified defined benefit pension plans sponsored by the Company with the exception of Mr. Levi. Mr. Levi participated in the Dow Operated Pension Plan, which continued to be maintained by Dow until the end of 2012.

Pursuant to the terms of Mr. Pappas’s employment agreement, he is entitled to a retirement benefit payable in the form of a cash lump sum upon retirement/termination of employment in an amount determined in accordance with a formula contained in his employment agreement.

Severance Benefits

Our NEOs are eligible for severance benefits under their employment contracts upon certain terminations of employment. The agreements provide the NEOs, except Mr. Pappas and Mr. Levi, with severance benefits in an amount equal to one and one-half times (1.5x) the sum of the executive’s annual base salary and target bonus. In the case of Mr. Pappas, he is eligible for severance benefits in an amount equal to three times (3.0x) the sum of his annual base salary and target bonus if termination (other than for cause) occurs prior to June 17, 2013, and two times (2.0x) the sum of his annual base salary and target bonus if termination occurs after June 17, 2013. In the case of Mr. Levi, he is eligible for severance benefits in an amount equal to one times (1.0x) the sum of his annual base salary and target bonus. Each of our NEOs must sign a general release in order to receive these severance benefits.

Change-in-Control Severance Benefits

We provide change-in-control severance benefits to certain executives, including Messers Pappas, Feenan and Shaw. These change-in-control severance benefits are intended to minimize the distraction and uncertainty that could affect key management in the event we become involved in a transaction that could result in a change in control of Trinseo and to enable the executives to impartially evaluate such a transaction. Under the terms of these agreements, each NEO is entitled to a lump sum payment equal to the severance benefits set forth above

(rather than payment of severance benefits in installments) and a payment in lieu of the continuation of welfare benefits if the NEO experiences a termination of employment other than for cause or in the event the NEO resigns for good reason, as defined in the agreements, within two years following a change-in-control of the Company.

Other Compensation

Each NEO is eligible to participate in our benefit plans, such as savings, medical, dental, group life, disability and accidental death and dismemberment insurance, in accordance with country practices.

In connection with his hiring, Mr. Feenan was granted a cash retention award of $5 million, to be paid in four annual installments, with $1 million payable on each of the first and second anniversaries of the commencement of his employment and $1.5 million payable on each of the third and fourth anniversaries of the commencement of his employment, subject to his continued employment on such date. If Mr. Feenan is terminated without Cause or resigns for Good Reason (as defined in his employment agreement), the next scheduled installment of the retention award will be paid to him. If there is a Change in Control (as defined in his employment agreement) or he dies, all of the remaining installments will be paid to him.

Certain employees, including NEOs, received relocation packages in connection with their employment. In 2012, Mr. Feenan received $818,132 of relocation benefits in connection with his employment in 2012.

All employees, including the NEOs, are reimbursed for the cost of business-related travel.

Compensation Risk Management

While our Compensation Committee is in the process of reviewing the risks that arise from our compensation policies and practices, we do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on our business and operations.

Tax Treatment

Because our common stock is not currently publicly traded, executive compensation has not been subject to the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which limit the deductibility of compensation paid to certain individuals to $1.0 million, excluding qualifying performance-based compensation and certain other compensation.

Summary Compensation Table

The following table illustrates the cash and non-cash compensation paid to or earned by NEOs for the year ended December 31, 2012. For a complete understanding of the table, please read the footnotes and narrative disclosures that follow the table.

Name and Principal Position	Salary ($)	Bonus ($) (1)(2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)(4)	Changes in Pension and Other Postretirement Benefits Value and Non- qualified Deferred Compensation Earnings ($)(5)(6)	All Other Compensation ($)(7)	Total ($)
Christopher D. Pappas	$800,000	$160,000	$—	$80,000	$703,852	$113,022	$1,856,874
President and Chief Executive Officer
John A. Feenan	$551,250	$1,084,144	$8,767,429	$42,072	$—	$870,287	$11,315,182
Executive Vice President and Chief Financial Officer
Curtis S. Shaw	$510,000	$76,500	$—	$38,250	$—	$816,752	$1,441,502
Executive Vice President, General Counsel and Corporate Secretary
Marco Levi(8)	$513,648	$56,501	$—	$28,251	$841,100	$16,561	$1,456,061
Senior Vice President and Business President of Emulsion Polymers
Paul F. Moyer	$309,993	$33,330	$—	$16,665	$68,573	$792,722	$1,221,283
Vice President and General Manager

(1)	The amount in the “Bonus” column for each individual includes the portion of the annual incentive payment awarded by the Compensation Committee in its discretion that is in excess of the amount payable pursuant to the actual performance results under the annual performance-based cash incentive plan. For more information, refer to the section titled “Annual Performance-Based Cash Incentive Plan” below.
(2)	John A. Feenan was entitled to a $5.0 million retention award as part of his employment agreement dated December 22, 2011. These amounts will vest and be paid over a 4 year period. As of December 31, 2012, Mr. Feenan received $1.0 million which is included in the “Bonus” column.
(3)	The amount in this column reflects the fair value of restricted stock awards granted in 2012, calculated in accordance with ASC 718, excluding the effects of estimated forfeitures. This includes both service-based and performance-based awards. The amount attributable to the performance-based portion of the awards assumes that all performance-based vesting criteria are satisfied in full.
(4)	This represents the 10% earned cash incentive payout as discussed below in the section titled “Annual Performance-Based Cash Incentive Plan.”
(5)	Changes in Pension and Other Postretirement Benefits for Mr. Pappas, Mr. Levi and Mr. Moyer for the year ended December 31, 2012 amounted to $703,852, $841,000 and $68,573, respectively. Messrs. Feenan and Shaw do not participate in pension and other postretirement benefit arrangements.
(6)	No amount is reported with respect to earnings on non-qualified deferred compensation plans because above market rates are not provided under such plans. Refer to the “U.S. Non-Qualified Deferred Compensation Table” below for the NEOs deferred compensation.
(7)

Included in Mr. Shaw’s “All Other Compensation” was $759,030 of distributions attributable to unvested Incentive Shares withheld and put in escrow in February 2011. The underlying Incentive Shares vested and the amount was therefore distributed to Mr. Shaw in 2012. The remaining NEOs have no distributions relating to unvested Incentive Shares held in escrow. Included in Mr. Moyer’s “All Other Compensation” was $704,475 of severance payment and $20,394 payment of unused vacation in connection with the termination of his employment agreement effective on

December 31, 2012. Also included in “All Other Compensation” were: (i) Company contributions to the non-qualified deferred compensation plans (such amounts set forth in the “U.S. Non-Qualified Deferred Compensation Table” below) for all NEOs except Mr. Levi; (ii) Company matching contributions to the U.S. 401(k) plan for all NEOs except Mr. Levi; (iii) $818,132 of relocation benefits received by Mr. Feenan during 2012 in connection with his employment; and (iv) other taxable value of group term life insurance, cash in lieu of employee stock purchase plan and gifts received during 2012. Mr. Levi is based in Switzerland and not a member of the non-qualified deferred compensation and U.S. 401(k) plans.
(8)	Mr. Levi’s compensation is paid or payable in Swiss Franc. The amount of compensation earned or received during 2012 were converted using foreign exchange rate of US$1.07 to CHF1.00.

Grant of Equity Plan and Non-Equity Plan Based Awards Table

During fiscal year 2012, we granted stock-based compensation awards to certain of our NEOs pursuant to the Executive Subscription and Security Holder’s Agreements and employment agreements. Information with respect to each of these awards on a grant by grant basis is set forth in the table below. During fiscal year 2012, we did not grant awards to the NEOs under a non-equity incentive plan, with the exception of our annual performance-based cash incentive plan.

	Non-Equity Incentive Plan Awards(1)			Restricted Stock Awards
Current NEOs	Target %	Target ($)	Maximum ($)	Grant Date	Number of Shares of Stock (#)(2)	Grant Date Fair Value of Stock Awards ($) (3)
Christopher D. Pappas	100%	$800,000	$1,600,000	N/A	—	$—
John A. Feenan(4)	75%	$413,750	$827,500	January 16, 2012	34,857	$8,767,429
Curtis S. Shaw	75%	$382,500	$765,000	N/A	—	$—
Marco Levi	55%	$282,506	$565,012	N/A	—	$—
Paul F. Moyer	55%	$166,650	$333,300	N/A	—	$—

(1)	Represents awards granted under our Annual Performance-based Cash Incentive Plan discussed above. Maximum amount represents two times (2.0x) the target amount.
(2)	Represents stock-based compensation awards to the NEOs pursuant to the Executive Subscription and Security Holder’s Agreements and employment agreement. The stock awards granted during fiscal year 2012 include both service-based and performance-based restricted stock awards.
(3)	Represents the grant-date fair value calculated in accordance with ASC 718.
(4)	Mr. Feenan became the Executive Vice President and Chief Financial Officer beginning in January 16, 2012. In connection with his employment, he was granted stock awards during 2012.

Annual Performance-Based Cash Incentive Plan

During 2012, the target annual performance bonus for each NEO was based on a percentage of base salary ranging from 100%, in the case of Mr. Pappas, to 75%, in the case of Mr. Feenan and Mr. Shaw, to 55%, in the case of Mr. Levi and Mr. Moyer. For the 2012 performance period, 30% of the target annual bonus was awarded to each NEO. The table below shows the 2012 target annual bonus for each NEO and the actual bonus paid.

Name	Target Percentage	Target Amount	Actual Amount
Christopher D. Pappas	100%	$800,000	$240,000
John A. Feenan	75%	$420,720	$126,216
Curtis S. Shaw	75%	$382,500	$114,750
Marco Levi	55%	$282,506	$84,752
Paul Moyer	55%	$166,650	$49,995

In 2012, our achievement rating for Responsible Care® performance qualified each NEO for a 10% cash incentive payout based on the below actual results:

			Metrics
	Actual Payout	Actual	Target	Not Met
Responsible Care®
Recordable Injuries*	0%	8	5	8
Loss of Primary Containment*	5%	7	10	13
Process Safety Incidents*	5%	1	1	2

Total	10%

*	Metrics represent incident count.

Our financial performance threshold (i.e., Adjusted EBITDA) was “not met”, as such there was no payout against the Financial Performance metric. Therefore, the total 2012 performance-based cash incentive payout amount would have been 10% of the NEO’s individual bonus target. However, while our overall Company performance results were below target, the Compensation Committee recognized that, despite very challenging business and economic conditions, our employees contributed to solid results in other areas of importance in 2012.

To recognize these achievements and to acknowledge the tremendous organizational effort these achievements required, the Compensation Committee decided to add a 20% discretionary award to the 10% earned cash incentive payout discussed above. Thus, the total 2012 performance-based cash incentive payout amount was 30% of individual bonus target. In addition, the Compensation Committee concluded that the individual performance multiplier would not be applied in recognition of the joint effort from all employees. All eligible employees received 30% of their 2012 performance-based cash incentive payout target.

Outstanding Equity Awards at Fiscal Year-End Table

The table below sets forth certain information regarding outstanding and unvested restricted stock awards held by the NEOs as of December 31, 2012:

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested (#)(1)	Market Value of Shares of Stock That have Not Vested ($)(2)
Christopher D. Pappas	51,432	$4,942,965
John A. Feenan	34,857	$3,329,551
Curtis S. Shaw	23,238	$2,142,234
Marco Levi	11,620	$1,071,170
Paul F. Moyer	—	$—

(1)

Represents restricted stock awards to the NEOs pursuant to the Executive Subscription and Security Holder’s Agreements and employment agreement. Restricted stock awards include both service-based and performance based restricted stock awards. Service-based restricted stock awards generally vest over four to five years with a portion (25% or 40%) cliff vesting after one or two years (except for service-based awards held by Mr. Feenan, which vest 20% per year over 5 years, ratably monthly from 2/1/2013). The remaining portion of the awards vest ratably over the subsequent time period, subject to the participant’s continued employment with the Company, and vest automatically upon a change of control of the Company excluding a change in control related to an initial public offering (“IPO”). Should a participant’s termination occur within defined time frames due to death or permanent disability, a termination of the participant by the Company or one of its subsidiaries without cause, or the participant’s voluntary resignation for good reason, a portion of the unvested restricted stock awards will either vest on the termination date or be repurchased. The outstanding service-based restricted stock will vest as set forth below:

	Number of Shares	Vesting Date
Pappas	4,540	3/17/13
	4,540	6/17/13
	4,540	9/17/13
	4,540	12/17/13
	4,540	3/17/14
	4,525	6/17/14
Feenan	3,486	1/1/13
	3,486	1/1/14
	3,486	1/1/15
	3,486	1/1/16
	3,485	1/1/17
Shaw	1,549	7/1/13
	3,098	7/1/14
	3,099	7/1/15
Levi	775	6/17/13
	1,549	6/17/14
	1,550	6/17/15
The performance-based restricted stock awards contain a service-based component, and vest in the same manner as all other service-based awards, but only if certain targets are achieved based on various returns realized by our stockholders on a change in control or an IPO. Generally, performance-based restricted stock will not vest until a change in control or an IPO. Holders of vested performance-based stock are entitled to distributions from the Parent only after investors in the Parent have received distributions equal to their original investment. As of December 31, 2012, Mr. Pappas held 24,207 shares of performance-based restricted stock, Mr. Feenan held 17,428 shares, Mr. Shaw held 15,492 shares, and Mr. Levi held 7,746 shares.
(2)	Represents the current estimated market value per share, based on the fair value per share as of December 31, 2012 as calculated in accordance with ASC 718 and applying to all outstanding and unvested restricted stock awards.

Stock Vested Table

The following table shows the number of ordinary shares acquired by the NEOs upon the vesting of restricted stock during fiscal year 2012:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Christopher D. Pappas	18,160	$1,916,243
John A. Feenan(3)	—	$—
Curtis S. Shaw	7,746	$817,358
Marco Levi	3,873	$408,626
Paul F. Moyer	3,873	$408,626

(1)	Represents restricted stock awards to the NEOs pursuant to the Executive Subscription and Security Holder’s Agreements. Restricted stock awards include both service-based and performance-based restricted stock awards. All shares acquired on vesting during fiscal year 2012 were service-based restricted stock awards.
(2)	The value realized on vesting is based on the fair value per share on the date of vesting.

(3)	Mr. Feenan became the Executive Vice President and Chief Financial Officer beginning on January 16, 2012 and was granted 34,857 shares pursuant to Executive Subscription Agreement in accordance with his employment agreement. None of these shares were vested as of December 31, 2012.

U.S. Non-Qualified Deferred Compensation Table

The following table summarizes the activity during 2012 and account balances in our non-qualified savings and deferral plan for our NEOs. The plan allows eligible employees, including the NEOs, to defer a portion their compensation on a pre-tax basis with a matching contribution from the Company, payable at a future date based on specific plan parameters. Additionally, the plan provides for discretionary company contributions in connection with earnings in excess of the qualified Savings Plan limits. While the plan is unfunded, amounts deferred under the plan are credited with earnings based on the performance of selected investment vehicles. The plan is available to all employees who satisfy certain eligibility requirements, including the NEOs.

Name	Executive Contributions in 2012 ($)(1)	Company Contributions in 2012 ($)(2)	Aggregate Earnings in 2012 ($)(3)	Aggregate Withdrawals/ Distributions in 2012 ($)	Aggregate Balance as of December 31, 2012 ($)(4)
Christopher D. Pappas	$80,000	$89,500	$6,784	$—	$299,250
John A. Feenan	$—	$32,343	$—	$—	$32,343
Curtis S. Shaw	$—	$32,125	$3,230	$—	$90,400
Marco Levi(5)	$—	$—	$—	$—	$—
Paul F. Moyer	$—	$29,645	$1,011	$—	$73,270

(1)	Represents amounts contributed by the NEOs under the non-qualified savings and deferred compensation plans. These amounts are included in the Summary Compensation Table as part of “Salary”.
(2)	Includes amounts that were contributed by the Company under the non-qualified savings and deferred compensation plans. These amounts are also included in the Summary Compensation Table in the “All Other Compensation” column.
(3)	Represents earnings on the Company’s Deferred Compensation Plans. Amounts are not reported as compensation in the Summary Compensation Table.
(4)	Includes amounts that were reported as compensation in the Summary Compensation Table in 2012 and prior years to the extent such amounts were contributed by the executive and the Company, but not to the extent that such amounts represent earnings.
(5)	Mr. Levi is based in Switzerland and not a member of this plan.

Pension and Other Postretirement Benefits

Dow Sponsored Defined Benefit Plan

In connection with the Acquisition, the Company and Dow entered into affiliation agreements in Switzerland (the “Affiliation Agreements”) allowing employees who transferred from Dow as of June 17, 2010 to remain in the Dow Operated Pension Plan (“Dow Plan”) until Trinseo established its own pension plan. The Affiliation Agreements between the Company and Dow ended on December 31, 2012. Mr. Levi is based in Switzerland and a participant of this plan. No other NEO is a participant in this plan.

The Dow Plan provides a benefit equal to 1.67% of the employee’s highest three years’ pensionable earnings multiplied by the number of years of credited pension service. The amount of pensionable earnings is calculated using base pay only, reduced by a Social Security coordination factor, and is subject to a statutory maximum. Employees must contribute 6% of their pensionable earnings. Benefits are paid as a monthly annuity with actuarial reductions taken if the employee retires after age 58 or before age 60 and does not have at least 85 age and service points.

Postretirement Health Care Benefits

The Company provides certain health care and life insurance benefits to retired employees. The Company’s plans outside of the United States are not significant; therefore, this discussion relates to the U.S. plan only. The plan provides for health care benefits, including hospital, physicians’ services, drug and major medical expense coverage. In general, for employees hired by Dow before January 1, 2008 and transferred to the Company in connection with the Acquisition, the plan provides benefits supplemental to Medicare when retirees are eligible for these benefits. The Company has the ability to change these benefits at any time.

Supplemental Employee Retirement Benefit

In 2010, the Company entered into an employment contract with Mr. Pappas which included a provision for non-qualified supplemental employee retirement benefits. Mr. Pappas would have forfeited all benefits if he had left the Company prior to June 17, 2013. The accrued benefits will be paid to Mr. Pappas in a lump sum upon his termination of employment. The amount payable to Mr. Pappas with respect to his supplemental employee retirement benefits is determined based on his years of Service Credit and his average base salary and target bonus for the three full calendar years prior to his termination.

The accrued benefits are equal to the Basic Percentage times the average of his base salary plus target bonus for the three full calendar years prior to his termination (the “Final Average Pay”) plus the Supplemental Percentage times the Final Average Pay reduced by the 36-month rolling average Social Security Taxable Wage Base as of the date of termination. The Basic Percentage and Supplemental Percentage are determined based on Mr. Pappas’ years of Service Credit, as set forth below.

Aggregate Years of Service Credit	Basic Percentage	Supplemental Percentage
6	138%	24%
12	276%	48%
18	414%	72%
24	425%	96%
30	425%	120%

For purposes of determining Mr. Pappas’ retirement benefit, he was granted six (6) years of Service Credit with the Company at the start of his employment and on each anniversary date Mr. Pappas will be granted an additional six (6) years of Service Credit, up to a maximum of 30 years of Service Credit. As of December 31, 2012, Mr. Pappas had eighteen (18) years of Service Credit with the Company, and as of June 17, 2013 he will have twenty four (24) years of Service Credit with the Company.

The following table shows the actuarial present value of accumulated pension and other post-retirement benefits as of December 31, 2012:

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($)	Payments During 2012 ($)
Christopher D. Pappas	Supplemental Employee Retirement Plan	18.0	$5,774,447	$—
John A. Feenan	N/A	—	$—	$—
Curtis S. Shaw	N/A	—	$—	$—
Marco Levi	Dow Operated Defined Benefit Plan in Switzerland	28.4	$3,790,543	$—
Paul Moyer	U.S. Postretirement Health Care Benefits	34.0	$158,518	$—

(1)	The years of credited service for Mr. Pappas are determined pursuant to his employment agreement, as described above. Mr. Levi’s years of credited service includes years he was employed by a prior company, as required by law. The years of credited service for Mr. Moyer include years that he was employed by Dow (former employer) as an intern.

Potential Payments upon Termination or Change in Control

The following tables show the potential payments upon termination or upon a termination following a change in control to the NEOs, as if such event(s) took place on December 31, 2012. The amounts reflected in this table were determined in accordance with each NEO’s then existing employment agreements. For a discussion of the employment contracts, see “Employment Agreements”.

Name		Cash Separation Payment ($)	Health and Welfare and Life Insurance Benefits ($)(1)	Value of Term Life Insurance ($)
Christopher D. Pappas	Termination for Cause	salary thru termination date	thru end of the month of termination	$—
	Termination Without Cause	$4,800,000	$—	$—
	Death	salary thru termination date	thru end of the month of termination	$250,000
	Disability	salary thru termination date	thru end of the month of termination	$250,000
	Change in Control	$4,800,000	$—	$—
John A. Feenan	Termination for Cause(1)	salary thru termination date	thru end of the month of termination	$—
	Termination Without Cause	$1,535,625	$24,006	$—
	Death(1)	salary thru termination date	thru end of the month of termination	$250,000
	Disability(1)	salary thru termination date	thru end of the month of termination	$250,000
	Change in Control	$1,535,625	$24,006	$—
Curtis S. Shaw	Termination for Cause	salary thru termination date	thru end of the month of termination	$—
	Termination Without Cause	$ 1,338,750	$24,006	$—
	Death	salary thru termination date	thru end of the month of termination	$250,000
	Disability	salary thru termination date	thru end of the month of termination	$250,000
	Change in Control	$ 1,338,750	$24,006	$—
Marco Levi	Termination for Cause	salary thru termination date	$—	$—
	Termination Without Cause	$796,154	$—	$—
	Death	salary thru termination date	$—	$—
	Disability	salary up to 24 months	$—	$—
	Change in Control	$796,154	$—	$—
Paul F. Moyer	Termination for Cause(1)	salary thru termination date	thru end of the month of term	$—
	Termination Without Cause	$704,475	$24,006	$—
	Death(1)	salary thru termination date	thru end of the month of term	$250,000
	Disability(1)	salary thru termination date	thru end of the month of term	$250,000
	Change in Control	$704,475	$24,006	$—

(1)	Health and welfare benefits are provided in these terminations through the end of the month in which the executive terminates employment.

Employment Agreements

Executive Employment Agreements with Messrs. Pappas, Feenan and Shaw

We have entered into executive employment agreements with each of Messrs. Pappas, Feenan and Shaw, with employment dates commencing on June 17, 2010, January 16, 2012 and July 1, 2010, respectively. The agreements provide for an initial term of three years and are subject to automatic one-year extensions beginning on the expiration of the initial term. The automatic extension of the agreements may be terminated with at least 90 days’ prior written notice from the executive or the Company stating the intent not to extend the employment term. Under the agreements, Messrs. Pappas, Feenan and Shaw are entitled to receive annual base salaries of $800,000, $585,000 and $510,000, respectively, subject to annual review and increase by the Company’s Compensation Committee and/or Board in its sole discretion, and have the opportunity to earn annual target performance awards equal to 100%, 75% and 75%, respectively, of their base salaries. In addition, Messrs. Pappas, Feenan and Shaw have been granted Incentive Shares generally representing the right to participate in 2.0%, 0.9% and 0.8%, respectively, of our equity capital appreciation (as described above in “Executive Subscription and Securityholder’s Agreements”). Each executive is entitled to participate in our employee and fringe benefit plans as may be in effect from time to time on the same general basis as our other employees .

In addition to the foregoing, Mr. Pappas is entitled to a retirement benefit payable in the form of a cash lump sum upon termination of employment in an amount determined in accordance with a formula contained in his employment agreement (as described in more detail in the “Pension Benefits” table above).

Under the agreements, in the event of the executive’s termination of employment for any reason, the executive generally will be entitled to receive any unpaid base salary through the date of termination and all accrued and vested benefits under our vacation and other benefit plans and, except in the case of a termination by us for “cause” or by the executive without “good reason” (each, as defined in the agreements), (i) any annual bonus earned but unpaid with respect to the calendar year ending on or preceding the date of termination and (ii) a pro rata target bonus for the calendar year of termination. In the case of Mr. Pappas, in addition to the foregoing, he will be entitled to his retirement benefit as described above.

In addition to the severance benefits described above, upon termination of the executive by us without “cause” or by the executive for “good reason,” the executive generally will be entitled to receive the following severance benefits, subject to the executive’s timely execution of a general release of claims:

In the case of Mr. Pappas, he generally will be entitled to receive (i) an amount equal to three times (3.0x) the sum of his annual base salary and target bonus if termination (other than for cause) occurs prior to June 17, 2013, and two times (2.0x) the sum of his annual base salary and target bonus if termination occurs after June 17, 2013, payable in equal monthly installments over the 24 month period following such termination, and (ii) continued health benefits for a period of 36 months (or 24 months if such termination occurs after June 17, 2013) following such termination.

In the case of Messrs. Feenan and Shaw, they generally will be entitled to receive (i) an amount equal to one and one-half times the sum of his base salary plus his target bonus, payable in equal monthly installments over the eighteen month period following such termination, and (ii) continued health benefits until age 65 for each of Mr. Shaw and his spouse, and 18 months continuation for Mr. Feenan.

To the extent that any executive experiences a termination of employment by us without “cause” or by the executive for “good reason” within two years following a “change in control” (as defined in the agreements), the cash severance benefits described above will be paid to such executive in a cash lump sum as opposed to in installments. In addition, in the case of Mr. Pappas, to the extent that the severance payments and benefits payable under his agreement would cause him to be liable for excise taxes by reason of the application of Sections 280G and 4999 of the Internal Revenue Code, Mr. Pappas will be entitled to an additional “gross up” payment to indemnify him for the effect of the excise taxes.

For Messrs. Feenan and Shaw, to the extent that any payments that are considered to be contingent on a change in control would be subject to Sections 280G and 4999 of the Code, such payments will be limited to the threshold amount under Section 280G of the Code unless such payments are approved by at least 75% of our shareholders (other than Messrs. Feenan and Shaw). In the event that our stock becomes tradeable on an established securities market, a shareholder vote will not be held and, instead, such payments will be limited if the net benefit to Messrs. Feenan and Shaw would be greater than receiving the full value of all payments and paying the excise tax.

The agreements contain a non-competition covenant that prohibits the executive from competing against us for a period of one year (or two years, in the case of Mr. Pappas) following termination of employment. The agreements also contain non-solicitation provisions that prohibit the executive from actively soliciting our employees, customers or suppliers during the period of employment and for a period of one year (or two years, in the case of Mr. Pappas) following termination of employment. The executives are also subject to perpetual confidentiality restrictions that protect our proprietary information, developments and other intellectual property.

Offer Letter Agreement with Mr. Levi

We entered into an offer letter agreement with Mr. Levi on September 22, 2010. The letter agreement provides for at-will employment with no fixed term of employment. Under the letter agreement, Mr. Levi is entitled to receive an annual base salary of 480,000 CHF (Swiss francs), subject to annual review and increase by the Company’s Compensation Committee and/or Board in its sole discretion, and has the opportunity to earn annual target performance award equal to 55% of his base salary. In addition, Mr. Levi has been granted Incentive Shares generally representing the right to participate in 0.40% of capital appreciation. Mr. Levi is entitled to participate in our employee and fringe benefit plans as may be in effect from time to time on the same general basis as our other employees.

Under the letter agreement, in the event of Mr. Levi’s termination of employment for any reason, he generally will be entitled to receive any unpaid base salary through the date of termination and all accrued and vested benefits under our vacation and other benefit plans and, except in the case of a termination by us for “cause” (as defined in the letter agreement), any annual bonus earned but unpaid with respect to the calendar year ending on or preceding the date of termination. In addition, in the event of a termination of employment by reason of death or disability, Mr. Levi will be entitled to receive a pro rata annual bonus based on actual results for the year of termination.

In addition to the severance benefits described above, upon Mr. Levi’s termination by us without “cause” or his resignation for “good reason” (each, as defined in the letter agreement), subject to his timely execution of a general release of claims, Mr. Levi generally will be entitled to receive severance benefits in accordance with our general severance practices, but in no event will such severance benefits be less than the sum of (i) an amount equal to one times his base salary plus his target bonus at the time of termination and (ii) a pro rata annual bonus based on actual results for the year of termination.

The letter agreement contains a non-competition covenant that prohibits Mr. Levi from competing against us for a period of one year following termination of employment. The letter agreement also contains non-solicitation provisions that prohibit him from actively soliciting our employees, customers or suppliers during the period of employment and for a period of one year following termination of employment. Mr. Levi is also subject to perpetual confidentiality restrictions that protect our proprietary information, developments and other intellectual property.

Offer Letter Agreement with Mr. Moyer

We entered into an offer letter agreement with Mr. Moyer on September 22, 2010. The letter agreement provides for at-will employment with no fixed term of employment. Under the letter agreement, Mr. Moyer is entitled to receive an annual base salary of $303,000 subject to annual review and increase by the Company’s Compensation Committee and/or Board in its sole discretion, and has the opportunity to earn an annual target bonus equal to 55% of base salary. In addition, Mr. Moyer has been granted Incentive Shares generally representing the right to participate in 0.40% of capital appreciation. Mr. Moyer is entitled to participate in our employee and fringe benefit plans as may be in effect from time to time on the same basis as other of our employees generally.

Under the letter agreement, in the event of Mr. Moyer’s termination of employment for any reason, he generally will be entitled to receive any unpaid base salary through the date of termination and all accrued and vested benefits under our vacation and other benefit plans and, except in the case of a termination by us for “cause” (as defined in the letter agreement), any annual bonus earned but unpaid with respect to the calendar year ending on or preceding the date of termination. In addition, in the event of a termination of employment by reason of death or disability, Mr. Moyer will be entitled to receive a pro rata annual bonus based on actual results for the year of termination.

In addition to the severance benefits described above, upon Mr. Moyer’s termination by us without “cause” or his resignation for “good reason” (each, as defined in the letter agreement), subject to his timely execution of a general release of claims, Mr. Moyer generally will be entitled to receive severance benefits in accordance with our general severance practices, but in no event will such severance benefits be less than the sum of (i) an amount equal to one times his base salary plus his target bonus at the time of termination and (ii) a pro rata annual bonus based on actual results for the year of termination.

The letter agreement contains a non-competition covenant that prohibits Mr. Moyer from competing against us for a period of one year following termination of employment. The letter agreement also contains non-solicitation provisions that prohibit him from actively soliciting our employees, customers or suppliers during the period of employment and for a period of one year following termination of employment. Mr. Moyer is also subject to perpetual confidentiality restrictions that protect our proprietary information, developments and other intellectual property.

Mr. Moyer received termination benefits on December 31, 2012 under the terms of his agreement for a termination without cause.

Director Compensation

Annual Compensation

To date, we have not provided cash compensation to directors for their services as directors or members of committees of our Board. We have reimbursed and will continue to reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board and committees of the Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Set forth below are certain transactions and relationships between us and our directors, executive officers and equity holders that have occurred during the last three years.

Dow Relationship

Prior to our formation, our business was wholly owned by Dow. On June 17, 2010, we were acquired from Dow by investment funds advised or managed by Bain Capital (the “Acquisition”), with Dow purchasing an approximately 7.5% interest in our parent company. Dow’s ownership is now approximately 6.8%. We and our joint ventures maintain a strategic relationship with Dow through shared infrastructure and integration on shared manufacturing sites, which contributes to our production scale and allows for the more efficient use of our assets.

In conjunction with the Acquisition, the Company entered into certain agreements with Dow, including the MOSA, which was modified on June 1, 2013 (“SAR MOSA”), the Amended and Restated MOD5 Computerized Process Control Software, Licenses and Services Agreement, with Rofan Services, Inc. which was modified June 1, 2013 (“AR MOD5 Agreement”), site and operating services agreements, and supply agreements.

The SAR MOSA provides for ongoing worldwide services from Dow, in areas such as information technology, enterprise resource planning, finance, environmental health and safety, training, customer service, marketing and sales support, supply chain and purchasing. The term of this agreement runs through December 2020, which automatically renews for two year periods unless either party provides six months’ notice of non-renewal to the other party. The services provided pursuant to the SAR MOSA generally are priced per function, and the Company has the ability to terminate the services or any portion thereof, for convenience, subject to payment of termination charges. Services which are “highly integrated” follow a different process for evaluation and termination. In addition, as is typical in such commercial agreements, either party may terminate for cause, which includes a bankruptcy, liquidation or similar proceeding by the other party, for material breach which is not cured, or by Dow in the event of Styron’s failure to pay for the services thereunder. In the event of a change of control, Dow generally has the right to terminate the MOSA.

Under the AR MOD5 Agreement, Dow provides worldwide process control technology, including hardware, software licenses and support services, and related enterprise resource planning services. The AR MOD5 Agreement, with a term through December 2020, may be terminated by either party for cause, which includes a bankruptcy, liquidation or similar proceeding by the other party, for material breach which is not cured by Company if it no longer wishes to receive maintenance and support for any licensed software; or by Dow if Company uses the licensed software for any purposes other than Company business. Dow may terminate the maintenance and support terms at any time if Company fails to make payments when due and the default is not corrected within 30 days from notice, or upon two years written notice to Company, if Dow has made the decision not to support the software systems, provided that Dow will use commercially reasonable efforts to assist Company in locating and transitioning to an alternate service provider.

In addition, we entered into various site services agreements with Dow, which were modified as of June 1, 2013, where at Dow owned sites, Dow provides site services to Company. Conversely, we entered into similar agreements with Dow in June 2010, where at Company owned sites, Company provides such services to Dow. These agreements cover general services that are provided at a specific location, rather than organization-wide services, and include utilities, site administration, environmental health and safety, site maintenance and supply chain. In certain circumstances, the parties may adjust certain prices and volumes. These agreements generally have 25-year terms, with options to renew. Individual services may be terminated with notice periods depending upon the type of service. See —“Business—Our Relationship with Dow.” The Company has the option to terminate these agreements subject to certain ongoing capital costs for each site agreement. The Company’s contractual commitments for these site services would generally be for a period of 45 to 60 months upon appropriate notice of termination of each site services agreement.

Operating services agreements cover shared facilities in which the control room and operating technicians for a function used by one party are in the facility of the other party. The party retaining the relevant operating controls provides the manpower and expertise to operate certain portions of the other party’s physical plant site. These agreements generally have 25 year terms from the Acquisition date, with options to renew. In certain instances, the Company may terminate operational services upon 15 months notice See —“Business—Our Relationship with Dow.”

For the years ended December 31, 2012 and 2011, the Company incurred a total of $320.5 million and $357.8 million in expenses under the MOSA, MOD5, and site services agreements, including $214.5 million and $232.9 million for both the variable and fixed cost components of the site service agreements and $106.0 million and $124.9 million covering all other agreements, respectively.

We have entered into long-term supply agreements (5 to 10 year terms from the Acquisition date) whereby Dow supplies ethylene, benzene, butadiene, BPA, and other raw materials amounting to approximately 45% to 50% of our raw materials (based on aggregate purchase price). The remainder is purchased via other third-party suppliers on a global basis. We have entered into long-term sales agreements (5 to 10 years from the Acquisition date) whereby the Company supplies products to Dow, including styrene and other products. For the agreements noted above, pricing is generally based on standard industry markers with appropriate volume discounts which can be negotiated from time to time. These agreements generally do not contain any specific termination provisions.

In addition, we have entered into two contract manufacturing agreements pursuant to which Dow operates and maintains one of its facilities to produce polycarbonate products for us in Freeport, Texas, and we operate and maintain our SAN facility in Midland, Michigan to produce products for Dow, each for an initial term of up to 25 years from the Acquisition date. These agreements generally have 25-year terms, with automatic renewals for five-year terms unless one party gives notice at least 18 months prior to the end of the period. In some instances, the Company may terminate operational services upon 15 months notice. See —“Business—Our Relationship with Dow.” Furthermore, the agreements may be terminated by mutual agreement between the parties, by either party on notice that the other party fails to cure non-performance or if the other party is in material breach of a material obligation under the agreement within certain parameters, or because of either party’s insolvency.

For the years ended December 31, 2012 and 2011, purchases and other charges from Dow and its affiliated companies (excluding MOSA, MOD5, and site services agreements) were approximately $2,334.2 million and $2,180.9 million, respectively. For the years ended December 31, 2012 and 2011, sales to Dow and its affiliated companies were approximately $311.4 million and $331.1 million, respectively.

In connection with the Acquisition, the Company entered into a latex joint venture option agreement (as amended, the “Latex JV Option Agreement”) with Dow, pursuant to which the Company granted Dow an irrevocable option to purchase 50% of the issued and outstanding interests in a joint venture to be formed by Dow and the Company with respect to the SB Latex business in Asia, Latin America, the Middle East, Africa, Eastern Europe, Russia and India (the “Emerging Markets SB Latex Business”), at a purchase price equal to the fair value attributable to the Emerging Markets SB Latex Business. On July 8, 2011, Dow exercised its option pursuant to the Latex JV Option Agreement and, under the terms thereof, Dow and the Company must (i) form the joint venture, (ii) enter into a joint venture formation agreement pursuant to which all of the assets of the Emerging Markets SB Latex Business shall be contributed to the joint venture, (iii) enter into a shareholders’ agreement with respect to the governance of the joint venture and (iv) enter into customary ancillary agreement with respect to the joint venture and the transfer of the interests in the joint venture to Dow. We entered into an amendment, effective as of August 9, 2011, to the Latex JV Option Agreement to suspend the timing of the JV Latex Option to allow for additional business discussions. Dow and we agreed to suspend the requirements to take certain actions required in light of Dow’s exercise of its option through the earlier of June 17, 2015 or the completion of our initial public offering. In addition, if we do not come to an agreement with Dow, the amendment allows Dow to either reinstate the exercise under the terms of the original agreement or terminate the Latex JV Option Agreement in its entirety.

Bain Capital Advisory Agreement and Transaction Services Agreement

In connection with the Acquisition, two of our indirect subsidiaries entered into the Advisory Agreement with the Advisors, pursuant to which the Advisors provide us with management and consulting services and financial and other advisory services. Pursuant to the Advisory Agreement, we pay the Advisors an advisory fee of $1.0 million per fiscal quarter plus reimbursement for reasonable out-of-pocket fees.

In connection with the Acquisition, one of our indirect subsidiaries entered into a transaction services agreement (the “Transaction Services Agreement”) with Bain Capital pursuant to which Bain Capital provides us with certain advice and services related to transaction-specific functions. Pursuant to the Transaction Services Agreement, we will pay Bain Capital a fee equal to 1% of the transaction value of each financing, acquisition, disposition or change of control or similar transaction by or involving us, plus reimbursement for reasonable out-of-pocket fees. Bain Capital also received a fee of approximately $15.0 million in consideration for financial advisory services related to the Acquisition. In consideration for providing financial advisory services subsequent to the Acquisition, Bain Capital received fees of approximately $1.6 million related to an accounts receivable securitization facility consummated on or about August 18, 2010 and approximately $6.2 million related to other refinancing transactions.

The Advisory Agreement and Transaction Services Agreement each have a 10-year initial term and thereafter are subject to automatic one-year extensions unless a party thereto provides written notice of termination. In addition, during the initial term, Bain Capital and, with respect to the Advisory Agreement, Portfolio Company Advisors Limited, may terminate the Advisory Agreement or Transaction Services Agreement upon written notice to the Company and each agreement will automatically terminate upon an initial public offering or a change of control. If the Advisory Agreement is terminated early, then the Advisors will be entitled to receive all unpaid fees and unreimbursed out-of-pocket fees and expenses to the date of termination, as well as, in certain circumstances, the present value of the advisory fee that would otherwise have been payable through the end of the term. The Advisory Agreement and Transaction Services Agreement include customary exculpation indemnities in favor of Bain Capital and, if applicable, Portfolio Company Advisors Limited which survive termination of the agreements.

Executive Subscription and Securityholder’s Agreements

In connection with the Acquisition and the subsequent recruitment of our management team, we entered into the Executive Subscription Agreements with certain members of our management team (the “Executives”). The Executive Subscription Agreements provide, among other things, for sales of the Co-Invest Shares and the Incentive Shares to the Executives, subject to vesting over periods of up to five years and subject to performance vesting. We and Bain have a call option to purchase any ordinary shares received by the Executive in the event the Executive ceases to be employed by us as follows: (i) subject to (iii) below relating to restrictive covenant breaches, all of the Co-Invest Shares, at Fair Market Value within the six-month period following the Executive’s termination; (ii) if the Executive is terminated (A) without Cause (as defined in applicable the Executive Subscription Agreement), (B) by reason of death or Disability (as defined in applicable the Executive Subscription Agreement), (C) for Good Reason (as defined in the applicable Executive Subscription Agreement) or (D) without Good Reason after the third anniversary of the commencement of the Executive’s employment term, all of the Incentive Shares which vested, at Fair Market Value, and the portion of the Incentive Shares which are unvested securities, at the lower of their Fair Market Value and the original subscription price; and (iii) (A) if the Executive is terminated for Cause or without Good Reason on or prior to the third anniversary of the commencement of the Executive’s employment term or (B) the Executive materially breaching any restrictive covenant set forth in the applicable Executive Subscription Agreement without timely curing such breach or the Executive willfully breaches such restrictive covenants, all of the Incentive Shares, whether vested or unvested, at the lower of Fair Market Value and the original subscription price. In addition, under the Executive Subscription Agreements, the Executives must make customary representations and warranties to us and Bain Capital. Subject to certain exceptions and limitations, each Executive under his or her respective Executive Subscription Agreement is also subject to customary restrictive covenants including, among others, (i) non-disclosure of confidential information, (ii) a non-compete for a period ending one year after his or her termination date and (iii) non-solicitation of customers and employees for a period ending one year after his or her termination date.

The Executives received a portion of the cash proceeds of our February 2011 refinancing transactions through redemption of classes A and G of our ordinary shares. As of September 30, 2013, 3,613 shares of each of our classes B, C, D, E and F of our ordinary shares, 71,739 shares of each of our classes H, K, L of our ordinary shares, 71,738 shares class I of our ordinary shares and 71,740 of class J of our ordinary shares are held by the Executives pursuant to Executive Subscription Agreements.

Shareholder Agreement

In connection with the Acquisition, we entered into the Shareholder Agreement with Dow Europe and funds associated with Bain Capital. The Shareholder Agreement provides, among other things, for the subscription of the Co-Invest Shares and the Incentive Shares by funds affiliated with Bain Capital and Dow Europe and for the composition of our board of directors, including the appointment of up to three directors by Bain Capital. Under the Shareholder Agreement, if the funds associated with Bain Capital sell more than 50% of their ordinary shares or effect a Sale of the Company (as defined in the Shareholder Agreement) (a “Required Sale”), any holders of ordinary shares other than funds associated with Bain Capital, including the Executives, must transfer their ordinary shares in the Required Sale, and shall receive in exchange for their ordinary shares, the same price per share that the funds associated with Bain Capital received in the Required Sale. If Dow Europe or the Executives transfer their ordinary shares except as permitted under the Shareholder Agreement, we have the right of first offer of such ordinary shares. The funds associated with Bain Capital also have a right of first offer in the event that Dow Europe or the Executives wish to sell their ordinary shares. The Shareholder Agreement also grants pre-emptive rights to the funds associated with Bain Capital, Dow Europe and the Executives, subject to certain exceptions. The Shareholder Agreement also provides certain restrictions on the sale of Co-Invest and Investor Shares without the prior written consent of the Company, subject to certain exceptions, including but not limited to transfers to permitted transferees and transfers pursuant to rights under the Registration Rights Agreement, tag along rights, a Required Sale rights of first offer and a Public Sale (as defined in the Shareholder Agreement) of our ordinary shares. These restrictions are in effect with respect to each ordinary share covered by the Shareholder Agreement until such ordinary shares have been transferred in a Public Sale or Sale of the Company, including in connection with the completion of an initial public offering.

Registration Rights Agreement

In connection with the Acquisition, we entered into a Registration Rights Agreement (the “Dow Registration Rights Agreement”) with Dow Europe, Mr. Pappas and Bain Capital. Pursuant to the Dow Registration Rights Agreement, funds associated with Bain Capital can cause us to register shares of our ordinary shares under the Securities Act and, if requested, to maintain a shelf registration statement effective with respect to such shares, and the funds associated with Bain Capital, Dow Europe and, subject to certain limitations, Mr. Pappas, are entitled to participate on a pro rata basis in such registration. The funds associated with Bain Capital, Dow Europe and Mr. Pappas are also entitled to participate on a pro rata basis in any registration of our ordinary shares under the Securities Act that we may undertake, whether or not caused by the funds associated with Bain Capital, subject to certain limitations and exceptions. The parties to the Dow Registration Rights Agreement are also prohibited from transferring their shares under certain conditions, including but not limited to during the period beginning on the date we deliver notice that we are undertaking an offering and through the date that is 180 days after the effective date of an initial public offering, except as part of such initial public offering. Pursuant to the Dow Registration Rights Agreement, we have agreed to indemnify parties thereto from certain liabilities incurred in connection with material misstatements or omissions included in any registration statements filed in accordance with the Dow Registration Rights Agreement. We are responsible for paying expenses of such holders of our ordinary shares in connection with any such registration.

Accounts Receivable Securitization Facility

For a discussion of our accounts receivable securitization facility, see “Description of Other Indebtedness—Accounts Receivable Securitization Facility.”

Review, Approval or Ratification of Transactions with Related Parties

We have not implemented formal policies or procedures for the review, approval or ratification of related-party transactions that may be required to be reported under the SEC’s disclosure rules. Such transactions, if and when they are proposed or have occurred, are reviewed by one or more of the Board, the Operating Committee, Audit Committee or the Compensation Committee (other than the directors or committee members involved, if any) on a case-by-case basis, depending on whether the nature of the transaction would otherwise be under the purview of the Audit Committee, Operating Committee or the Compensation Committee or the Board.

SECURITY OWNERSHIP AND CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of November 30, 2013, all of Trinseo Materials Operating S.C.A.’s shares were held by (i) Styron Holdings S.à r.l., a Luxembourg société à responsabilité limitée (private limited liability company), which holds one hundred ordinary shares, and (ii) Trinseo Materials S.à r.l. a Luxembourg société à responsabilité limitée (private limited liability company), which holds the remainder of the ordinary shares and one hundred management shares. All of Trinseo Materials Finance, Inc.’s shares are held by Trinseo Materials Operating S.C.A. Trinseo Materials S.à r.l. is wholly owned by Styron Holding S.à r.l., which is wholly owned by Styron Luxco S.à r.l, which is wholly owned by Trinseo. Trinseo is wholly owned by Bain Capital Everest Manager Holding S.C.A. (“Parent”). The following table sets forth information as of November 30, 2013 regarding the beneficial ownership of our ordinary shares by Parent.

Beneficial ownership for the purposes of the following tables is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Shares subject to options that are currently exercisable or exercisable within 60 days of November 30, 2013 are deemed to be outstanding and beneficially owned by the person holding the options. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

As of November 30, 2013, we had 16,275,328,617 ordinary shares outstanding. All of our outstanding ordinary shares are held by Parent, as reflected in the following table. The address for Parent is c/o Trinseo S.A., 1000 Chesterbrook Boulevard, Suite 300, Berwyn, Pennsylvania 19312.

	Ordinary shares of Trinseo beneficially owned
Name	Number of shares	Percentage of class
Parent	16,275,328,617	100%

The following table sets forth information as of November 30, 2013 regarding the beneficial ownership of Parent’s ordinary shares by:

•	each person or group who is known by us to own beneficially more than 5% of Parent’s outstanding ordinary shares;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage of beneficial ownership of Parent’s ordinary shares is based on 3,488,065 Co-Invest Shares and 358,693 Incentive Shares granted as of November 30, 2013, with 119,048 Incentive Shares that are currently exercisable or exercisable within 60 days of November 30, 2013. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all ordinary shares shown as beneficially owned by the shareholder.

Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Trinseo S.A., 1000 Chesterbrook Boulevard, Suite 300, Berwyn, Pennsylvania 19312.

	Co-Invest Shares(1)		Incentive Shares(2)
Name	Number of shares	Percentage of class	Number of shares	Percentage of class
Bain Capital(3)	3,218,750	92.3%	—	—
Bain Capital Everest Manager(4)	—	—	—	—
Dow Europe Holding B.V.	243,750	7.0	—	—
Named executive officers, executive officers and directors:
Christopher D. Pappas	5,000	*	65,068	54.7%
Richard J. Diemer, Jr.	3,750	*	—	—
John Feenan	—	—	7,263	6.1
Curtis S. Shaw	2,500	*	11,102	9.3
Marco Levi	1,000	*	5,551	4.7
Paul F. Moyer	375	*	3,872	3.3
Martin Pugh	—	—	—	—
E. Jeffery Denton	200	*	4,743	4.0
Marilyn N. Horner	1,908	*	5,116	4.3
Catherine C. Maxey	200	*	2,775	2.3
David Stasse	—	—	—	—
Ailbhe Jennings	—	—	—	—
Seth A. Meisel(5)	—	—	—	—
Michel G. Plantevin	—	—	—	—
Brian W. Chu(5)	—	—	—	—
Stephen M. Zide(5)	—	—	—	—
All named executive officers, executive officers and directors as a group (16 persons)	14,933	*	105,490	88.7%

*	Indicates less than one percent.
(1)	Includes Classes B through F of our ordinary shares. Outstanding Class A ordinary shares were redeemed in connection with our Refinancing Transactions. See “Certain Relationships and Related Party Transactions—Management Incentive Plan and Securityholder’s Agreements.”
(2)	Includes Classes H through L of our ordinary shares that are currently exercisable or exercisable within 60 days of November 30, 2013. Outstanding Class G ordinary shares were redeemed in connection with our Refinancing Transactions. See “Certain Relationships and Related Party Transactions—Management Incentive Plan and Securityholder’s Agreements.”
(3)

Represents 1,599,255 ordinary shares held by Bain Capital Fund X, L.P., a Cayman Islands exempted limited partnership (“Bain Capital Fund X”), 11,270 ordinary shares held by BCIP Associates IV, L.P., a

Cayman Islands exempted limited partnership (“BCIP IV”), 4,170 ordinary shares held by BCIP Trust Associates IV, L.P. a Cayman Islands exempted limited partnership (“BCIP Trust IV”), 2,420 ordinary shares held by BCIP Associates IV-B, L.P., a Cayman Islands exempted limited partnership (“BCIP IV-B”), 525 ordinary shares held by BCIP Trust Associates IV-B, L.P., a Cayman Islands exempted limited partnership (“BCIP Trust IV-B”) and 1,601,110 ordinary shares held by Bain Capital Europe Fund III, L.P., a Cayman Islands exempted limited partnership (“Bain Europe Fund” and, collectively with Bain Capital Fund X, BCIP IV, BCIP Trust IV, BCIP IV-B and Bain Europe Fund, the “Bain Capital Entities”). Bain Capital Partners X, L.P., a Cayman Islands exempted limited partnership (“Bain Capital Partners X”) is the general partner of Bain Capital Fund X. Bain Capital Partners Europe III, L.P., a Cayman Islands exempted limited partnership (“Bain Capital Partners Europe”) is the general partner of Bain Europe Fund. Bain Capital Investors, LLC, a Delaware limited liability company (“BCI”) is the general partner of each of Bain Capital Partners X, Bain Capital Partners Europe, BCIP IV, BCIP Trust IV, BCIP IV-B and BCIP. As a result, BCI may be deemed to share beneficial ownership of the shares held by each of the Bain Capital Entities. The governance, investment strategy and decision-making process with respect to investments held by the Bain Capital Entities is directed by BCI’s Global Private Equity Board (“GPEB”), which is comprised of the following individuals: Andrew Balson, Steven Barnes, Joshua Bekenstein, John Connaughton, Paul Edgerley, Mark Nunnelly, Stephen Pagliuca, Dwight Poler and Jonathan Zhu. By virtue of the relationships described in this footnote, GPEB may be deemed to exercise voting and dispositive power with respect to the shares held by the Bain Capital Entities. Each of the members of GPEB disclaims beneficial ownership of such shares to the extent attributed to such member solely by virtue of serving GPEB. Each of the Bain Capital Entities has an address c/o Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116.
(4)	Includes 100 non-economic general partner shares.
(5)	Does not include shares held by the Bain Capital Entities. Each of Messrs. Meisel and Zide is a Managing Director of BCI and Mr. Chu is an Executive Vice President of BCI and as a result may be deemed to share beneficial ownership of the shares held by the Bain Capital Entities. The address for Messrs. Meisel, Zide and Chu is c/o Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116.

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a summary of certain of our indebtedness that is currently outstanding. The following descriptions do not purport to be complete and are qualified in their entirety by reference to the agreements and related documents referred to herein, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part, and may be obtained as described under “Where You Can Find More Information” in this prospectus.

Senior Secured Credit Facility

On June 17, 2010, we entered into the Senior Secured Credit Facility, which included term loans and a revolving credit facility (as amended from time to time, the “Revolving Facility”). On February 2, 2011, we amended our Senior Secured Credit Facility to provide for a $240.0 million Revolving Facility and $1.4 billion term loans (the “Term Loans”), the proceeds of which were used to: (i) repay our previously existing term loan under the Senior Secured Credit Facility (including accrued interest); (ii) repay the Seller Note (including accrued interest); (iii) pay debt issuance costs, (iv) make a distribution to the direct or indirect shareholders of Parent; and (v) provide the Company with general corporate funds. The Senior Secured Credit Facility was subsequently amended several times, including, on February 13, 2012, to remove a technical requirement to provide each lender thereunder with separate financial statements for the fourth quarter of a given fiscal year, and on August 9, 2012 to revise certain financial and other covenants. In January 2013, we again amended the Senior Secured Credit Facility to: (i) increase the borrowing capacity under the Revolving Facility from $240.0 million to $300.0 million; (ii) to extend the maturity date to January 2018; and (iii) to reflect repayment of the amounts outstanding under the Term Loans of $1,239.0 million using the proceeds from the sale of the Original Notes.

In connection with the issuance and sale of the Original Notes, we used a portion of the net proceeds therefrom to repay all of the then outstanding indebtedness under the Term Loans. None of these repaid amounts under the Term Loans may be re-borrowed. As of September 30, 2013, we had no amounts outstanding under the Revolving Facility. Amounts under the Revolving Facility may be borrowed, repaid and re-borrowed to fund our working capital needs, capital expenditures, general corporate purposes and, to the extent otherwise permitted, acquisitions and investments. As of September 30, 2013, we were in compliance with all covenants contained in the Senior Secured Credit Facility.

Revolving Facility

Interest Rate

Loans under the Revolving Facility, at our option, may be maintained from time to time as (a) LIBO rate loans, which bear interest at a rate per annum equal to the LIBO rate plus the Applicable Margin plus the Mandatory Cost (as defined therein), if applicable, each as defined below, or (b) base rate loans which shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin. “LIBO rate” is defined in the Senior Secured Credit Facility as (x) the offered rate per annum for deposits that appears on the appropriate page of the applicable Reuters screen or (y) if no such rate exists, the interest rate per annum, as determined by the administrative agent, at which deposits in immediately available funds are offered in the London interbank eurodollar market; provided, that such LIBO rate may not be less than 1.75% per annum for loans outstanding prior to January 29, 2013. “Base Rate” is defined as the higher of (x) the federal funds rate plus 1/2 of 1%, (y) the rate in effect as publically announced by Deutsche Bank AG New York Branch, as its “prime rate” and (z) the LIBO rate plus 1%, provided that the Base Rate shall in no event be less than 2.50% with respect to the Term Loans and 2.75% with respect to amounts outstanding under the Revolving Facility prior to January 29, 2013. “Applicable Margin” is defined to mean, as applicable to (x) Term Loans maintained as LIBO rate loans, 6.50% or as base rate loans, 5.50% and (y) loans under the Revolving Facility, prior to January 29, 2013, as applied to LIBO rate loans, 5.75% or as base rate loans, 4.75%, after January 29, 2013, 4.00% and 3.00%, respectively.

Guarantees

The Revolving Facility is collateralized by a security interest in substantially all of the assets of Trinseo Materials Operating S.C.A. and the guarantors thereunder. All obligations under the Revolving Facility are guaranteed by Trinseo S.A., Trinseo Ireland, Styron Luxco S.á r.I., Styron Holding S.á r.I., Trinseo Materials S.á r.I., our U.S. subsidiaries and certain foreign subsidiaries including those located in Switzerland, Sweden, Belgium, Germany, England, France, Spain, Hong Kong, Singapore, Luxembourg, the Netherlands, Australia, Canada and Ireland.

Maturity and Amortization

The Revolving Facility matures on January 29, 2018. Loans made pursuant to the Revolving Facility must be repaid in full on or prior to such date.

Covenants

The Revolving Facility requires Trinseo Materials S.á r.I. and Trinseo Materials Operating S.C.A. to comply with customary affirmative, negative and financial covenants. Set forth below is a brief description of each.

Affirmative Covenants. The affirmative covenants require: (i) payment of taxes and other material obligations, (ii) preservation of legal existence, rights, privileges, permits, licenses and franchises,

(iii) maintenance of properties, (iv) maintenance of customary insurance, (v) visitation and inspection rights, (vi) designation of restricted and unrestricted subsidiaries, (vii) compliance with laws (including, without limitation, ERISA and environmental laws), (viii) further assurances as to the security interest in additional collateral, (ix) interest rate protection, (x) maintenance of rating, and (xi) customary financial and other reporting requirements (including, without limitation, annual audited financial statements and quarterly unaudited financial statements, in each case on a consolidated basis, notices of defaults, compliance certificates, reports to shareholders and other business and financial information as the administrative agent shall reasonably request).

Negative Covenants. The negative covenants include restrictions with respect to (i) liens, (ii) debt (including guarantees or other contingent obligations, (iii) mergers, consolidations, liquidations and dissolutions, (iv) sales, transfers or other disposition of assets, (v) dividends and other distributions to shareholders, (vi) loans, acquisitions and other investments, (vii) changing the principal nature of our business, and (viii) transactions with affiliates.

Financial Covenants. In addition, the Revolving Facility contains a financial covenant that requires us to comply with a springing first lien net leverage ratio test. If the outstanding balance under the Revolving Facility exceeds 25% of the $300.0 million borrowing capacity (excluding undrawn letters of credit up to $10.0 million) at a quarter end, then our first lien net leverage ratio (as defined in the Senior Secured Credit Facility) may not exceed 5.25-to-1.00 for the quarter ending March 31, 2013, 5.00-to-1.00 for the subsequent quarters through December 31, 2013, 4.50-to-1.00 for each of the quarters ending in 2014 and 4.25-to-1.00 for each of the quarters ending in 2015 and thereafter. If we fail to comply with this covenant and such noncompliance is not waived by the required lenders under the Senior Secured Credit Facility, an event of default would occur.

Events of Default

The Senior Secured Credit Facility provides for customary events of default, including (i) nonpayment of any principal, interest or fees, subject to applicable grace periods, (ii) failure to perform or observe any covenants, (iii) material inaccuracy of representations or warranties, (iv) cross-default to indebtedness over $20 million, (v) certain bankruptcy events, (vi) judgments with respect to which $20 million or more is not covered by insurance or indemnity if not satisfied within sixty days, (vii) invalidity of any security or guaranty document, (viii) change of control, (ix) ERISA liabilities which result in a material adverse effect to the Company, and (x) failure to maintain seniority of security interest.

Upon an event of default and absent a waiver or an amendment from the lenders, the administrative agent may terminate commitments and accelerate payment of all outstanding borrowings under the Amended Revolving Facility, subject to any applicable cure period.

Accounts Receivable Securitization Facility

In August 2010, Styron Receivable Funding Ltd. (“Styron Funding”), a variable interest entity in which we are the primary beneficiary, entered into an accounts receivable securitization facility with HSBC Bank Plc. The facility permits borrowings by our Swiss subsidiary guarantor, Styron Europe GmbH (“Styron Europe”), of up to a total of $160.0 million. Under the facility, Styron Europe will sell its accounts receivable from time to time to Styron Funding. In turn, Styron Funding may sell undivided ownership interests in such receivables to commercial paper conduits in exchange for cash. We have agreed to continue servicing the receivables for Styron Funding. Upon the sale of the interests in the accounts receivable by Styron Funding, the conduits have a first priority perfected security interest in such receivables and, as a result, the receivables will not be available to our creditors of those of our subsidiaries.

Pursuant to the terms of the Senior Secured Credit Facility, as amended in August 2012, the accounts receivable securitization facility was amended to allow for the expansion of the pool of eligible accounts receivable to include a previously excluded German subsidiary. Furthermore, the Senior Secured Credit Facility allowed us to increase the size of the permitted securitization to an amount up to $260.0 million.

In May 2013, the Company further amended its accounts receivable securitization facility which increased our borrowing capacity from $160.0 million to $200.0 million, extended the maturity date to May 2016, lowered our borrowing cost, and allows for the expansion of the pool of eligible accounts receivable to include our previously not included U.S. and Netherlands subsidiaries. As a result of the amendment, the Company incurred $0.7 million in fees, which were capitalized within “Deferred charges and other assets” in the September 30, 2013 condensed consolidated balance sheet and amortized into interest expense using the straight-line method over the remaining term.

The accounts receivable securitization facility is subject to interest charges against both the amount of outstanding borrowings as well as the amount of available, but undrawn borrowings. As a result of the amendment to our accounts receivable securitization facility in May 2013 noted above, we lowered our borrowing costs. In regards to the outstanding borrowings, fixed interest charges were decreased from 3.25% plus variable commercial paper rates to 2.6% plus variable commercial paper rates. In regards to available, but undrawn borrowings, fixed interest charges were decreased from 1.50% to 1.40%.

At September 30, 2013, there was $182.3 million of accounts receivable eligible to support this facility and there were $55.5 million in outstanding borrowings, which are included in short-term borrowings in the September 30, 2013 condensed consolidated balance sheet.

China Revolving Credit Facilities

In 2011, we entered into short-term revolving facilities with each of HSBC Bank (China) Company Limited, Suzhou Branch (“HSBC China”) and Bank of China, through our subsidiary, Styron S/B Latex (Zhangjiagang) Company Limited (“Styron China”) that provide for approximately $28.5 million of combined uncommitted funds available for borrowing, subject to annual renewal. Effective interest on these facilities range between 1.7% to 7.5%.

These facilities are either guaranteed by Trinseo Material Operating S.C.A. or secured by pledges of certain of our assets in China, and rank pari-passu with all present and future borrowings of Styron China. Under the terms of the HSBC China facility, Styron China may not pledge any of its present or future assets without the prior consent of HSBC China, with the exception of bank acceptance drafts in favor of the Bank of China (a separate facility) for up to $15 million. In addition, we are required to furnish HSBC China with certain financial statements and operational information. These facilities are governed under the laws of the People’s Republic of China.

As of September 30, 2013, we did not renew the HSBC China Facility and, as a result, there were no outstanding borrowings under such facility. As of September 30, 2013, there was $4.3 million outstanding under the Bank of China facility.

DESCRIPTION OF THE EXCHANGE NOTES

On January 29, 2013, we sold, in a private transaction that was not subject to the registration requirements of the Securities Act, $1,325,000,000 aggregate principal amount of 8.750% Senior Secured Notes due 2019 (the “Original Notes”). The Original Notes were issued by Trinseo Materials Operating S.C.A. (for purposes of this section, the “Company,” “we,” “us” and “our”) and Trinseo Materials Finance, Inc. (“Trinseo Finance”) pursuant to an Indenture, dated as of January 29, 2013 (the “Base Indenture”), by and among the Company, Trinseo Finance, the Guarantors named therein and Wilmington Trust, National Association, as trustee and collateral agent (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of March 12, 2013 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of May 10, 2013, the Third Supplemental Indenture, dated September 16, 2013 (the “Third Supplemental Indenture”) and the Fourth Supplemental Indenture, dated December 3, 2013 (collectively with the Base Indenture, the First Supplemental Indenture the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”), and as may be further supplemented from time to time.

In connection with the exchange offer, the Issuers will issue up to $1,325,000,000 aggregate principal amount of the Exchange Notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Trustee will initially act as the paying agent (the “Paying Agent”) and the registrar (the “Registrar”), for the notes. The Company may change any Paying Agent and Registrar without notice to holders of the notes. The Company will pay principal (and premium, if any) on the Exchange Notes at the Trustee’s corporate trust office. At the Company’s option, interest may be paid at the Trustee’s corporate trust office or by check mailed to the registered address of the Holders.

The Company will issue the Exchange Notes under the Indenture in exchange for a like principal amount of Original Notes. The Indenture contains provisions that define your rights under the Exchange Notes. In addition, the Indenture governs our obligations, and those of each Guarantor under the Exchange Notes. The Exchange Notes represent the same indebtedness as the Original Notes and the terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following is a summary of the material terms and provisions of the notes, the Indenture, the Security Documents, the Collateral Trust Agreement and the Intercreditor Agreement. The following summary does not purport to be a complete description of the notes or such agreements and is subject to the detailed provisions of, and qualified in its entirety by reference to the Indenture, the Security Documents, the Collateral Trust Agreement and the Intercreditor Agreement. You can find definitions of certain terms used in this description under the heading “Certain Definitions”. Copies of the Indenture and agreements described in this section have been filed as exhibits to the registration statement of which this prospectus forms a part.

In this Description of the Exchange Notes, the term “Company” refers only to Trinseo Materials Operating S.C.A. and any successor obligor to Trinseo Materials Operating S.C.A. on the notes, and not to any of its Subsidiaries; and the term “Issuers” refers to the Company and Trinseo Finance (each of such Issuers, an “Issuer”) as co-issuers of the notes, and not to any of their Subsidiaries. The term “Guarantors” refers to, collectively, Trinseo, Styron Luxco S.à r.l., Styron Holding S.à r.l., Trinseo Materials S.à r.l. and each of the Company’s existing and future wholly-owned subsidiaries that guarantee the Senior Secured Credit Facility, other than the Company’s subsidiaries, Styron France S.A.S. and Styron Spain S.L. The term “notes” refers to the Original Notes and any Exchange Notes issued in exchange thereof. All such notes will be treated as a single class for all purposes under the Indenture. The term “Issue Date” as used herein refers to January 29, 2013, the date of the original issuance of the Original Notes under the Indenture.

Brief Description of the Exchange Notes and the Guarantees

The Exchange Notes are:

•

general senior obligations of the Issuers, secured by a first priority lien in the Collateral (as defined below) of each of the Issuers and each of the Guarantors, subject to Permitted Liens under the Indenture;

•	pari passu in right of payment with any existing and future Senior Indebtedness of the Issuers, including all obligations under the Credit Agreement;

•

effectively senior to any existing or future unsecured Indebtedness of the Issuers or Indebtedness of the Issuers that is secured by Liens on the Collateral ranking junior to the Liens on the Collateral securing the notes, in each case to the extent of the value of the Collateral (after giving effect to the payment in full of the Payment Priority Obligations, including all obligations under the Credit Agreement, and any other Indebtedness permitted by the Indenture to be paid prior to the notes, in each case with the proceeds of Collateral in the event of a foreclosure or in any bankruptcy, insolvency or similar event);

•	senior in right of payment to any existing or future Subordinated Indebtedness of the Company;

•	unconditionally guaranteed on a senior basis by each Guarantor;

•	effectively subordinated to any existing or future Payment Priority Obligations, including all obligations under the Credit Agreement; and

•	structurally subordinated to any existing and future Indebtedness and other liabilities, including preferred stock, of Non-Guarantors.

The Issuers’ obligations under the Exchange Notes are joint and several. The notes and the Issuers’ obligations under the Indenture are, jointly and severally, unconditionally guaranteed on a senior basis by all of the Guarantors. See the section entitled “—Guarantees.”

Each Guarantee (as defined below) is:

•	a general senior obligation of the Guarantor, secured by a first priority lien in the Collateral, subject to Permitted Liens under the Indenture;

•	pari passu in right of payment with any existing and future Senior Indebtedness of the Guarantor, including all obligations under the Credit Agreement;

•

effectively senior to any existing or future Indebtedness of such Guarantor or Indebtedness of such Guarantor that is secured by Liens on the Collateral ranking junior to the Liens on the Collateral securing such Guarantee, in each case to the extent of the value of the Collateral owned by such Guarantor (after giving effect to the payment in full of the Payment Priority Obligations, including all obligations under the Credit Agreement, and any other Indebtedness permitted by the Indenture to be paid prior to the notes, in each case with the proceeds of Collateral in the event of a foreclosure or in any bankruptcy, insolvency or similar event);

•	effectively subordinated to any existing or future Payment Priority Obligations, including all obligations under the Credit Agreement; and

•	senior in right of payment to any future Subordinated Indebtedness of the Guarantor.

Not all of our Subsidiaries guarantee the notes. As of the date of this prospectus, the Guarantors consist of Trinseo, Styron Luxco S.à r.l., Styron Holding S.à r.l., Trinseo Materials S.à r.l. and Styron Investment Holdings Ireland, and each of Trinseo’s existing and future wholly-owned subsidiaries that guarantee our Senior Secured Credit Facility, other than its subsidiaries, Styron France S.A.S. and Styron Spain S.L. The guarantees of the Guarantors will be joint and several, full and unconditional, subject to customary release provisions.

Principal, Maturity and Interest

The Exchange Notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The rights of Holders of beneficial interests in the Exchange Notes to receive the payments on such notes are subject to applicable procedures of DTC. If the due date for any payment in respect of any Exchange Notes is not a Business Day at the place at which such payment is due to be paid, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.

The Exchange Notes are being offered up to the aggregate principal amount of $1,325.0 million. The notes will mature on February 1, 2019.

Interest on the notes will accrue at the rate per annum of 8.750% and will be payable, in cash, semi-annually in arrears on February 1 and August 1 of each year, commencing on August 1, 2013, to Holders of record on the immediately preceding January 15 and July 15, respectively. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 9, 2012, the original date of issuance of the Original Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Each interest period will end on (but not include) the relevant interest payment date.

Additional Notes

The Indenture provides for the issuance of additional notes having identical terms and conditions to the notes offered hereby, subject to compliance with the covenants contained in the Indenture (the “Additional Notes”). Additional Notes will be part of the same issue as the notes offered hereby under the Indenture for all purposes, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Payments

Principal of, premium, if any, and interest, on the notes will be payable at the office or agency of the Issuers maintained for such purpose or, at the option of the paying agent, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders of the notes at their respective addresses set forth in the register of Holders provided that all payments of principal, premium, and interest with respect to notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuers, the Issuers’ office or agency will be the office of the Trustee maintained for such purpose.

Guarantees

The obligations of the Issuers under the notes and the Indenture are, jointly and severally, unconditionally guaranteed on a senior secured basis (the “Guarantees”) by the Guarantors (subject to the release of any Guarantee by a Guarantor that is an Immaterial Subsidiary pursuant to the terms of the covenant described under “—Certain Covenants—Limitation on Guarantees”).

The Guarantors accounted on an aggregate basis for approximately:

•

75.4% of our consolidated net sales before eliminations for fiscal year ended December 31, 2012 and 76.5% of our consolidated net sales before eliminations for the nine-month period ended September 30, 2013;

•	73.7% of our consolidated total assets as of December 31, 2012 and 69.6% of our consolidated total assets as of September 30, 2013; and

•

91.8% of our consolidated total liabilities as of December 31, 2012 and 93.1% of our consolidated total liabilities as of September 30, 2013, in each case, including trade payables but excluding intercompany liabilities.

In addition, if the Company or any of its Restricted Subsidiaries acquire or create a Wholly Owned Subsidiary (other than an Immaterial Subsidiary) after the date hereof, which Subsidiary guarantees the Credit Agreement, the Company will cause such new Subsidiary to provide a Guarantee, unless prohibited by law.

Each Guarantee is limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of foreign or state law to comply with corporate benefit, financial assistance and other laws. Each Guarantee is limited further by the laws of the country in which the Guarantor is organized, which laws include, but are not limited to, the regulation of distributions of assets and the maximum amount that may be payable by a Guarantor. Furthermore, each Guarantee does not apply to the extent that it would result in such Guarantee’s constituting unlawful financial assistance or misuse of corporate assets under the applicable laws of the country in which the Guarantor is organized. By virtue of these limitation and restrictions, a Guarantor’s obligation under its Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Guarantee. See “Risk Factors—Risks Related to the Notes and Our Indebtedness—Federal, state and foreign fraudulent transfer laws may permit a court to void the notes and/or the guarantees, and if that occurs, you may not receive any payments on the notes.”

The Guarantee of a Guarantor (other than the Parent Guarantor) will automatically and unconditionally be released and discharged upon:

(1)	a sale or other disposition (including by way of consolidation or merger) of the Capital Stock of such Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Company or a Restricted Subsidiary) otherwise permitted by the Indenture;

(2)	the designation in accordance with the Indenture of the Guarantor as an Unrestricted Subsidiary or the occurrence of any event after which the Guarantor is no longer a Restricted Subsidiary;

(3)	defeasance or discharge of the notes, as provided in “—Defeasance” and “—Satisfaction and Discharge;”

(4)	to the extent that such Guarantor is not an Immaterial Subsidiary solely due to the operation of clause (i) of the definition of “Immaterial Subsidiary,” upon the release of the guarantee referred to in such clause;

(5)	to the extent such Guarantor is also a guarantor or borrower under the Credit Agreement as in effect on the Issue Date and, at the time of release of its Guarantee, (x) has been released from its guarantee of, and all pledges and security, if any, granted in connection with the Credit Agreement (except a release by or as a result of a payment thereon), (y) is not an obligor under any Indebtedness (other than Indebtedness permitted to be incurred pursuant to clause (3) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Indebtedness”) and (z) does not guarantee any Indebtedness of the Company or any of the other Guarantors; or

(6)	upon the achievement of Investment Grade Status by the notes; provided that such Guarantee shall be reinstated upon the Reversion Date.

As of the date of this prospectus, each of Trinseo, Styron Luxco S.à r.l., Styron Holding S.à r.l., Trinseo Materials S.à r.l. and the Company’s Restricted Subsidiaries are Guarantors, other than the Company’s Subsidiaries located in the following countries: Argentina, Chile, Columbia, France, Greece, India, Indonesia, Japan, South Korea, Mexico, Spain, Taiwan and Turkey. Claims of creditors of non-guarantor Subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those Subsidiaries, and claims of preferred and minority stockholders (if any) of those Subsidiaries and claims against joint ventures generally will have priority with respect to the assets and earnings of those Subsidiaries and joint ventures over the claims of creditors of the Issuers, including Holders of the notes. The notes and each Guarantee therefore will be effectively subordinated to creditors (including trade creditors) and preferred and minority stockholders (if any) of Subsidiaries of the Issuers (other than the Guarantors) and joint ventures. Although the Indenture limits the incurrence of Indebtedness, Disqualified Stock and Preferred Stock of Restricted Subsidiaries, the limitation is subject to a number of significant exceptions. Moreover, the Indenture does not impose any limitation on the incurrence by Restricted Subsidiaries of liabilities that are not considered Indebtedness, Disqualified Stock or Preferred Stock under the Indenture. See “—Certain Covenants—Limitation on Indebtedness.”

Collateral and Security Documents

General

Subject to the limitations described under “—Intercreditor Agreement” below, under the Security Documents, to secure the payment when due of the Issuers’ and each of the Guarantor’s payment obligations, and the performance of all other obligations of the Issuers and the Guarantors, under the notes, the Guarantees and the Indenture, which obligations will be secured equally and ratably with the obligations of any Issuer or Guarantor under any Payment Priority Obligations and Pari Passu Secured Obligations, the Issuers and each Guarantor have granted a first-priority security interest in all of such Issuer’s or such Guarantor’s right, title and interest in the following wherever located and whether now owned or hereafter acquired, other than the Excluded Assets (as defined below) and subject to Permitted Liens (collectively, the “Collateral”):

•	all accounts;

•	all chattel paper;

•	all documents;

•	all equipment;

•	all general intangibles;

•	all goods;

•	all instruments;

•	all inventory;

•	all investment property;

•	all books and records pertaining to the Collateral;

•	all fixtures;

•	all letters of credit and letter-of-credit rights;

•	all intellectual property;

•	certain commercial tort claims;

•	Material Real Property; and

•

to the extent not otherwise included, all proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.

The security interest of the Collateral Agent in certain of the Collateral (including Mortgages on the Mortgaged Real Property) was not in place on the Issue Date. The Indenture contains a covenant which required the Issuers and the Guarantors to use reasonable efforts in order to grant a security interest to the Collateral Agent for its benefit and the benefit of the Trustee and the holders of the notes in such Collateral within 90 days following the Issue Date (subject to extensions thereof permitted by the Indenture and the Security Documents) and to take certain actions in order to perfect such security interest. As of September 9, 2013, the Issuers and the Guarantors were in compliance with such covenant, and the security interest of the Collateral Agent in all of the Collateral was in place.

The Collateral excludes certain property (“Excluded Assets”), including: (i) any real property other than Material Real Properties, (ii) motor vehicles and other assets subject to certificates of title and commercial tort claims where the amount of damages claimed by the applicable Issuer or Guarantor is less than $5,000,000, (iii) any particular asset, if the pledge thereof or the security interest therein is prohibited by law other than to the extent such prohibition is expressly deemed ineffective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition, (iv) any agreement or other property or rights of an Issuer or Guarantor arising under or evidenced by any contract, lease, instrument, license or document to the extent the pledges thereof and security interests therein (A) are prohibited by such agreement contract, lease, instrument, license or document (including any permitted lien, lease and license), (B) would give any other party to such agreement, contract, lease, instrument, license or document the right to terminate its obligations thereunder or (C) is permitted only with the consent of another party (including, without limitation, consent of any Governmental Authority), if such consent has not been obtained, other than, in each case, proceeds and receivables thereof, except, in each case, to the extent the pledge of such agreements or other property or rights is expressly deemed effective, or such prohibition is unenforceable against third parties, under the Uniform Commercial Code or other applicable law or principle of equity notwithstanding such prohibition, (v) Capital Stock in, or assets of, Unrestricted Subsidiaries, (vi) Capital Stock in any joint venture if the pledge of such Capital Stock would cause a breach or default or require a consent that has not been obtained, in each case under the terms of any agreement related to such joint venture, (vii) any particular assets if, in the reasonable judgment of the agent under the Credit Agreement evidenced in writing, determined in consultation with the Issuers, the burden, cost or consequences of creating or perfecting such pledges or security interests in such assets is excessive in relation to the benefits to be obtained therefrom by the Holders, (viii) any particular assets if it would result in a significant risk to the officers of the relevant grantor of Collateral of contravention with their fiduciary duties and/or of civil or criminal liability, (ix) any Capital Stock of any Subsidiary of the Company (other than the Domestic Subsidiaries of the Company) the pledge of which is prohibited by applicable law or the pledge of which would require governmental consent, approval, license or authorization, after the use of commercially reasonable efforts to obtain such consent, approval, license or authorization, (x) the Securitization Assets, any bank account of an Issuer or any Restricted Subsidiary into which only Securitization Assets are collected or any bank account of a Securitization Entity, in each case over which a Lien may be granted in connection with a Qualified Securitization Financing and for only so long as such bank accounts do not receive or hold funds of an Issuer or any Restricted Subsidiary and (xi) any Capital Stock and other securities of a Subsidiary to the extent that the pledge of such Capital Stock and other securities results in the Issuer being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary not to be subject to such requirement, as described below. For the avoidance of doubt, “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets).

In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act (as amended or modified from time to time) is interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Issuers due to the fact that such Subsidiary’s Capital Stock secures the notes, then the Capital Stock of such Subsidiary shall automatically be deemed not to be part of the Collateral but only to the extent necessary to not be subject to such requirement (the “Rule 3-16 Excluded Capital Stock”). In such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to release the security interests in favor of the Collateral Agent on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral. In the event that Rule 3-16 of Regulation S-X under the Securities Act (as amended or modified from time to time) is interpreted by the SEC to permit (or are replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock to secure the notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock of such Subsidiary shall automatically be deemed to be a part of the Collateral but only to the extent necessary to not be subject to any such financial statement requirement.

In accordance with the limitations set forth in the immediately preceding paragraph, the Collateral securing the notes will include Capital Stock of any Subsidiaries of the Company only to the extent that the applicable value of such Capital Stock (on an entity-by-entity basis) is less than 20% of the aggregate principal amount of the notes outstanding. The applicable value of the Capital Stock of any entity is deemed to be the greatest of its par value, book value or market value. The portion of the Capital Stock of the Subsidiaries constituting Collateral securing the notes may decrease or increase as the value of such Capital Stock changes (but not, for the avoidance of doubt, above the maximum percentage of such Capital Stock required to be pledged as Collateral). As of September 30, 2013, Styron Netherlands B.V., Styron Europe GmbH, Styron Holding B.V, Styron Investment Holdings Ireland, Styron Materials Ireland, Styron Luxco S.à r.l., Styron Holding S.à r.l. and Trinseo Materials S.à r.l each have capital stock collateralizing the notes for which the book value of such capital stock exceeds 20% of the current principal amount of the notes being registered. In the aggregate, excluding intercompany balances, these entities account for 27.9% of our consolidated assets as of September 30, 2013, 33.9% of our consolidated revenue and (66.1)% of our consolidated pre-tax loss for the nine months ended September 30, 2013. See also “Risk Factors—Risks Related to the Notes and Our Indebtedness—The pledge of the capital stock of certain of our subsidiaries that secures the notes is automatically released for so long as such pledge would require the filing of separate financial statements with the SEC for that subsidiary.

The Indenture and the Security Documents generally do not require the Issuers or the Guarantors to take certain actions to perfect the Liens of the Collateral Agent in the Collateral. The Issuers and the Guarantors generally are not required to take any actions to perfect under the laws of the Unites States the security interest of the Collateral Agent in the Collateral of the Guarantors organized under the laws of the United States beyond the filing of UCC financing statements, mortgages on Material Real Properties, delivery of certificates and instruments evidencing pledges of Capital Stock and Indebtedness and filings with respect to U.S. registered intellectual property. As a result, the Liens on the Collateral securing the obligations of the Issuers and the Guarantors under the notes and the notes Guarantees may not attach or be perfected in certain of the Collateral. To the extent the Collateral Agent does not have a perfected security interest in any Collateral, the Collateral Agent’s security interest will not be enforceable against third parties, which could adversely affect the rights of the holders with respect to such Collateral. Additionally, to the extent that Liens, rights or easements granted to third parties encumber any real property that constitutes Collateral, such third parties may exercise rights and remedies with respect to the property subject to such Liens that could adversely affect the value of the Collateral and the ability of the Collateral Agent to realize or foreclose on the Collateral. See “Risk Factors—Risks Related to the Notes and Our Indebtedness.”

Security Documents

The Collateral has been pledged pursuant to Security Documents substantially identical to the security documents that currently secure the Payment Priority Obligations, with such conforming changes necessary to reflect that the obligations secured by the Security Documents are in respect of the obligations of the Issuers and the Guarantors under the notes, the Guarantees and the Indenture and under any additional Pari Passu Secured Obligations that may be secured thereby in the future and other changes, if any, requested by the Collateral Agent or the Trustee. The Security Documents were entered into among the relevant Issuer, the relevant Guarantor and the Collateral Agent. The Collateral Agent acts in its own name, but for the benefit of itself, the Trustee, the

Holders from time to time and the holders from time to time of any Pari Passu Secured Obligations that may be secured by the Security Documents. The Security Documents provide that upon the occurrence and during the continuance of an Event of Default, the Collateral Agent is permitted, subject to applicable law and the terms of the Intercreditor Agreement, to exercise remedies and sell the Collateral under the Security Documents only at the direction of the holders of a majority in the aggregate outstanding principal amount of the notes and any other Pari Passu Secured Obligations that may be secured thereby voting as a single class upon receipt of indemnity satisfactory to it. The Indenture and the Security Documents provide that the Holders may not, individually or collectively, take any direct action to enforce any rights in their favor under the Security Documents. The Holders may only act through the Collateral Agent.

By accepting a note, each Holder is deemed to have appointed the Collateral Agent to act as its agent under the Intercreditor Agreement, any Future Intercreditor Agreement and the Security Documents. By accepting an Exchange Note, each Holder will be deemed to have authorized the Collateral Agent, without the need for further consent, to (i) perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Intercreditor Agreement, any Future Intercreditor Agreement and the Security Documents, together with any other incidental rights, power and discretions; and (ii) execute each Security Document, waiver, modification, amendment, renewal or replacement expressed to be executed by the Collateral Agent on its behalf.

The Indenture provides that, subject to the terms thereof and of the Security Documents and the Intercreditor Agreement and any Future Intercreditor Agreement, the notes, the Guarantees, the Indenture, and any Pari Passu Secured Obligations secured thereby, as applicable, will be secured by the Security Interest in the Collateral until all obligations under the notes, the Guarantees, the Indenture and any Pari Passu Obligations secured thereby have been paid in full in cash. However, please see the section entitled “Risk Factors—Risks Related to the Notes and Our Indebtedness”. The validity and enforceability of the Guarantees and the Security Interests and the liability of each Guarantor will be subject to the limitations including those described in “Risk Factors—Risks Related to the Notes and Our Indebtedness—Federal, state and foreign fraudulent transfer laws may permit a court to void the notes and/or the guarantees, and if that occurs, you may not receive any payments on the notes” and “Enforcement of Civil Liabilities.”

Certain Bankruptcy Limitations

In the event that the Issuers or any of their respective Subsidiaries enter into insolvency, bankruptcy or similar proceedings, the Security Interest created under the Security Documents or the rights and obligations enumerated in the Intercreditor Agreement could be subject to potential challenges. If any challenge to the validity of the Security Interest or the terms of the Intercreditor Agreement or any Future Intercreditor Agreement was successful, the Holders may not be able to recover any amounts under the Security Documents. Please see “Risk Factors—Risks Related to the notes and Our Indebtedness.” The right of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by applicable bankruptcy or other insolvency laws in the event that a bankruptcy case were to be commenced by or against the Issuers or any Guarantor prior to the Collateral Agent having repossessed and disposed of the Collateral. See “Risk Factors—Risks Related to the Notes and Our Indebtedness—Bankruptcy laws may limit your ability to realize value from the collateral.”

Furthermore, in the event a U.S. bankruptcy court determines the value of the Collateral (after giving effect to any prior Liens) is not sufficient to repay all amounts due on the Payment Priority Obligations, the notes and any Pari Passu Secured Obligations, the Payment Priority Obligations would be repaid in full prior to any payments being made on the notes and any Pari Passu Secured Obligations and then the holders of the notes and any Pari Passu Secured Obligations would hold secured claims to the extent of the remaining value of the Collateral, and would hold unsecured claims with respect to any shortfall. Applicable U.S. bankruptcy laws permit the payment and/or accrual of post-petition interest, costs and attorneys’ fees during a debtor’s bankruptcy case only to the extent the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if any Issuer or any Guarantor were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain pre-petition transfers made by the entity that is the subject of the bankruptcy filing, including, without limitation, transfers held to be preferences or fraudulent conveyances.

In addition, Trinseo Materials Operating S.C.A. is organized and incorporated in Luxembourg and certain of the Guarantors are organized outside of the United States and insolvency proceedings with respect to these entities may proceed under, and be governed by, foreign laws, which may not be as favorable to Holders of the notes as insolvency laws of the United States or other jurisdictions with which investors may be familiar. For a description of these and certain other limitations on the validity and enforceability of Guarantees and Security Interests, see “Risk Factors—Risks Related to the Notes and Our Indebtedness—Federal, state and foreign fraudulent transfer laws may permit a court to void the notes and/or the guarantees, and if that occurs, you may not receive any payments on the notes” and “Enforcement of Civil Liabilities.”

Use and Release of Collateral

The Liens on the Collateral will automatically and without the need for any further action by any Person be released under any one or more of the following circumstances:

1.	in part, in connection with any sale or other disposition of Collateral to a Person that is not a Restricted Subsidiary, an Issuer or a Guarantor (but excluding any transaction subject to “Certain Covenants—Merger and Consolidation”), if such sale or other disposition does not violate the covenant described under “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” or is otherwise permitted in accordance with the Indenture;

2.	in part, in the case of a Guarantor that is released from its Guarantee pursuant to the terms of the Indenture, the release of the Capital Stock, of such Guarantor;

3.	in part, as described under “—Amendments and Waivers”;

4.	in whole, upon payment in full of principal, interest and all other obligations on the notes or defeasance or discharge of the notes, as provided in “—Defeasance” and “—Satisfaction and Discharge”;

5.	in part, if the Company designates any Restricted Subsidiary to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture, the release of the Capital Stock of such Unrestricted Subsidiary;

6.	in part, as to any property constituting Collateral (A) that constitutes an “Excluded Asset” pursuant to a transaction permitted by the Indenture; or (B) in accordance with, and as expressly provided for under, the Indenture, the Security Documents, the Intercreditor Agreement or any Future Intercreditor Agreement; and

7.	as otherwise permitted in accordance with the Indenture.
A release of any portion of the Collateral pursuant to the provisions of the Indenture, the Security Documents, the Intercreditor Agreement or any Future Intercreditor Agreement shall not be deemed to impair the security interest on the remaining Collateral under the Indenture or the Security Documents.

To the extent required by the Indenture, the Issuers or the Guarantors, as the case may be, will furnish to the Trustee (or its agent) and the Collateral Agent, prior to each proposed release of such Collateral pursuant to the Security Documents, the Intercreditor Agreement, any Future Intercreditor Agreement and/or the Indenture an Officers’ Certificate as required by the Security Documents, the Intercreditor Agreement, any Future Intercreditor Agreement and/or the Indenture; provided, however, in no event shall the Indenture or any Security Document require an Officers’ Certificate for the release of a Lien on Collateral that is sold or pledged in the ordinary course of business to the extent such sale or pledge is permitted by the Indenture (which Collateral shall be deemed automatically released upon any such sale).

To the extent applicable, the Issuers will cause Trust Indenture Act § 313(b), relating to reports, and Trust Indenture Act § 314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by Trust Indenture Act § 314(d) may be made by an officer of the Issuers except in cases where Trust Indenture Act § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in the preceding paragraph, the Issuers will not be required to comply with all or any portion of Trust Indenture Act § 314(d) if they determine, in good faith based on advice of counsel, that under the terms of Trust Indenture Act § 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, and deliver an officer’s certificate and Opinion of Counsel to the Trustee stating that all or any portion of Trust Indenture Act § 314(d) is inapplicable to one or a series of released Collateral.

Upon compliance by the Issuers or the Guarantors, as the case may be, with the conditions precedent set forth above, the Collateral Agent and the Trustee will, at the Issuers’ expense and without any recourse to or representation by the Collateral Agent or the Trustee, take all necessary action requested by the Issuers or the Guarantors to effectuate any release of Collateral securing the notes and the Guarantees, in accordance with the provisions of the Indenture, the Intercreditor Agreement and any Future Intercreditor Agreement and the relevant Security Document. Each of the releases set forth above shall be effected by the Collateral Agent without the consent of the Holders or any action on the part of the Trustee.

Certain Limitations on the Collateral

Each Security Interest is and will be limited (including, as required by applicable law, by reference to a specific amount or by reference to general principles or provisions regarding the enforceability of such Security Interest under applicable law) to the maximum amount that would not render the Security Interest subject to avoidance under applicable fraudulent conveyance provisions of the Code or any comparable provision of foreign or state law to comply with corporate benefit, financial assistance and other similar laws. By virtue of this limitation, the amounts actually secured by a Security Interest could be significantly less than amounts payable with respect to the notes or the Guarantees, and a Security Interest may effectively secure no Obligations under the notes or the Guarantees.

See also “Risk Factors—Risks Related to the Notes and Our Indebtedness.”

Sufficiency of Collateral

No appraisal of the value of the Collateral has been made in connection the notes and the value of the Collateral in the event of liquidation may be materially different from book value. The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of our industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and other factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited, to the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, the fact that the lenders under the Payment Priority Obligations will receive proceeds from enforcement of the Collateral before holders of the notes and that other Persons may have first-priority Liens in respect of Collateral pursuant to Permitted Liens could have a material adverse effect on the amount that holders of the notes would receive upon a sale or other disposition of the Collateral. If the proceeds from a sale or other disposition of the Collateral were not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Issuer and the Guarantors. See “Risk Factors—Risk Related to the notes and Our Indebtedness—It may be difficult to realize the value of the collateral securing the notes.” In addition, in the event of a bankruptcy, the ability of the Holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described above.

Intercreditor Agreement

The Company, the Collateral Agent and the collateral agent under the Credit Agreement have entered into an intercreditor and collateral agency agreement, dated as of January 29, 2013 (the “Intercreditor Agreement”), which agreement was acknowledged by Trinseo Finance and the Guarantors, to establish the relative rights of the holders of the Obligations under the notes and the holders of the Obligations under the Credit Agreement with respect to their respective Liens on the Collateral. Following the Issue Date, additional collateral agents for the holders of Pari Passu Secured Obligations, Payment Priority Obligations and Junior Secured Obligations may become party to the Intercreditor Agreement subject to compliance with certain procedural requirements in the Intercreditor Agreement. Pursuant to the covenant set forth under “Certain Covenants—Future Intercreditor Agreements,” the Issuers and the Guarantors may in the future enter into additional intercreditor agreements with substantially the same terms (or terms not materially less favorable to the Holders) as the Intercreditor Agreement to define the relative rights of the holders of the Obligations under the notes, any holders of any future Payment Priority Obligations (other than in respect of the Credit Agreement), any future Pari Passu Secured Obligations and any future Junior Secured Obligations that may be incurred by the Issuers and the Guarantors pursuant to the terms of the Indenture with respect to their respective Liens on the Collateral (any such agreement, a “Future Intercreditor Agreement”).

The notes and other obligations secured by the Liens in favor of the Collateral Agent, the Payment Priority Obligations secured by Liens in favor of the collateral agent under the Credit Agreement, any Pari Passu Secured Obligations secured by Liens in favor of the Collateral Agent or any other collateral agent that becomes party to the Intercreditor Agreement are each referred to as a “class” of First Lien Obligations or Junior Secured Obligations in this section, as applicable.

Unless expressly stated otherwise in the Intercreditor Agreement, in the event of a conflict between the terms of the Indenture and the Intercreditor Agreement, the provisions of the Intercreditor Agreement will prevail.

By accepting a note, such holder of the notes shall be deemed to have agreed to, and accepted the terms and conditions of, the Intercreditor Agreement and any Future Intercreditor Agreement.

The following description is a summary of certain provisions, among others, contained in the Intercreditor Agreement. It does not restate the Intercreditor Agreement in its entirety, and we urge you to read that document because it, and not the description that follows, defines your rights as Holders of the notes.

Ranking and Priority

The Intercreditor Agreement provides that, notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any liens on any Collateral in which the Collateral Agent and one or more collateral agents for any class of Payment Priority Obligations, Pari Passu Secured Obligations or Junior Secured Obligations have perfected security interests (any such Collateral as to which the Collateral Agent and any other collateral agent have such a perfected security interest being referred to as “Shared Collateral”), the Collateral Agent and each other collateral agent with respect to such Shared Collateral will have equal rights to enforce the respective security interests in the Shared Collateral subject to certain other provisions of the Intercreditor Agreement; provided that (i) the Payment Priority Obligations will have priority in right of payment upon a foreclosure, enforcement or exercise of remedies with respect to the Shared Collateral or a bankruptcy, insolvency or similar event or if the Collateral Agent or any other collateral agent for any class of Pari Passu Secured Obligations or Junior Secured Obligations receives any payment with respect to any Shared Collateral pursuant to any intercreditor agreement (other than the Intercreditor Agreement) and will be repaid prior to the payment of the Obligations under the notes, the Pari Passu Secured Obligations and the Junior Secured Obligations and (ii) the security interests in such Shared Collateral for any Junior Secured Obligations will rank junior to any security interest in such Shared Collateral for any First Lien Obligations, and, as a result, each collateral agent with respect to any Junior Secured Obligations will not be permitted to enforce its respective security interests in the Shared Collateral, subject to certain exceptions, and upon a foreclosure, enforcement or exercise of remedies with respect to the Shared Collateral or a bankruptcy, insolvency or similar event, will be repaid after the repayment in full of any First Lien Obligations. With respect to each class of Pari Passu Secured Obligations and Junior Secured Obligations, the secured parties for each such class (and not the secured parties with respect to any other class of Pari Passu Secured Obligations or Junior Secured Obligations) shall bear the risk of any determination by a court of competent jurisdiction that (i) any Pari Passu Secured Obligations or Junior Secured Obligations, as applicable, of such class are unenforceable under applicable law or are subordinated to any other obligations (other than Payment Priority Obligations), (ii) the secured parties for such class of Pari Passu Obligations or Junior Secured Obligations do not have a valid and perfected lien on any of the Collateral securing any of the Pari Passu Secured Obligations or Junior Secured Obligations, as applicable, of any other class and/or (iii) any third party (other than the Collateral Agent or any other collateral agent for any class of Pari Passu Secured Obligations or Junior Secured Obligations, as applicable), (such third party is referred to herein, with respect to any Intervening Lien (as defined below) for the benefit of such third party, as an “Intervening Creditor”) has a lien on any Shared Collateral that is senior in priority to the lien on such Shared Collateral securing Pari Passu Secured Obligations or Junior Secured Obligations, as applicable, of such class on such Shared Collateral, but junior to the lien on such Shared Collateral securing any other class of Pari Passu Secured Obligations or Junior Secured Obligations, as applicable (any such lien being referred to as an “Intervening Lien”) (any condition with respect to Pari Passu Secured Obligations or Junior Secured Obligations of any class being referred to as an “Impairment” with respect to such class). In the event an Impairment exists with respect to any class of Pari Passu Secured Obligations or Junior Secured Obligations, the results of such Impairment shall be borne solely by the secured parties of such class of Pari Passu Secured Obligations or Junior Secured Obligations, as applicable, and the rights of the secured parties of such class of Pari Passu Secured Obligations or Junior Secured Obligations, as applicable, set forth in the Intercreditor Agreement shall be modified to the extent necessary so that the results of such Impairment are borne solely by the secured parties of such class. In furtherance of the foregoing, in the event Pari Passu Secured Obligations or Junior Secured Obligations of any class shall be subject to an Impairment in the form of an Intervening Lien, the value of any Shared Collateral or proceeds that are allocated to such Intervening Creditor shall be deducted solely from the Shared Collateral or proceeds to be distributed in respect of Pari Passu Secured Obligations of such class.

The Intercreditor Agreement provides that none of the Collateral Agent, the collateral agent under the Credit Agreement or any additional collateral agent for the holders of any class of First Lien Obligations or Junior Secured Obligations shall contest or support any person in contesting in any proceeding (including a bankruptcy proceeding) the perfection, priority, validity, attachment or enforceability of a lien held by or on behalf of any other collateral agent or any holders of First Lien Obligations or Junior Secured Obligations in the Shared Collateral; provided that the foregoing shall not impair the right of any collateral agent or holder of First Lien Obligations or Junior Secured Obligations to enforce the Intercreditor Agreement. In addition, the Intercreditor Agreement provides that the Issuer and the Guarantors shall not, and shall not permit any Subsidiary to, grant or permit or suffer to exist any additional Liens on any asset or property to secure any class of First Lien Obligations unless it has granted a Lien on such asset or property to secure each other class of First Lien Obligations, as the case may be; provided that the foregoing shall not prohibit the Payment Priority Obligations from being secured by any Rule 3-16 Excluded Capital Stock that does not secure the Obligations under the notes or any Pari Passu Secured Obligations or Junior Secured Obligations.

Under the Intercreditor Agreement, if (i) any of the Collateral Agent or the collateral agent or any secured party in respect of any other class of First Lien Obligations or Junior Secured Obligations is taking action to enforce rights or exercise remedies in respect of any Shared Collateral, (ii) any distribution is made in respect of any Shared Collateral in any insolvency or liquidation proceeding of any Issuer or any Guarantor or (iii) the Collateral Agent, any such other collateral agent or any such secured party receives any payment with respect to any Shared Collateral pursuant to any intercreditor agreement (other than the Intercreditor Agreement), then the proceeds of any sale, collection or other liquidation of any Shared Collateral obtained by such Collateral Agent, any such other collateral agent or any such secured party in respect of any First Lien Obligations or Junior

Secured Obligations on account of such enforcement of rights or exercise of remedies, and any such distributions or payments received by such Collateral Agent, any such other collateral agent or any such secured party in respect of any First Lien Obligations or Junior Secured Obligations, shall be applied as follows:

(i) first, to (a) the payment of all amounts owing to such collateral agent (in its capacity as such) pursuant to the terms of any document related to the First Lien Obligations, (b) in the case of any such enforcement of rights or exercise of remedies, to the payment of all costs and expenses incurred by such collateral agent or any secured parties in the same class as such collateral agent in respect of First Lien Obligations in connection therewith and (c) in the case of any such payment pursuant to any such intercreditor agreement, to the payment of all costs and expenses incurred by such collateral agent or any of its related secured parties in enforcing its rights thereunder to obtain such payment;

(ii) second, to the payment in full of any Payment Priority Obligations at the time due and payable (including any post-petition interest with respect thereto, regardless of whether or not allowed or allowable in any insolvency or liquidation Proceeding) and the termination of any commitments thereunder, on a pro rata basis;

(iii) third, to the payment in full of all other First Lien Obligations of each class (including under the Indenture, the notes, the Guarantees, the Security Documents and the Pari Passu Secured Obligations) secured by a Lien on the Shared Collateral at the time due and payable, on a pro rata basis;

(iv) fourth, after the payment in full of all the First Lien Obligations secured by such Shared Collateral, to the payment in full all Junior Secured Obligations (to the extent the holders of such junior liens, or a representative thereof, are party to the Intercreditor Agreement), on a pro rata basis; and

(v) fifth, thereafter, to the Issuers and the Guarantors or their successors or assigns or as a court of competent jurisdiction may direct.

Enforcement of Collateral

Under the Intercreditor Agreement, (i) so long as any Payment Priority Obligations are outstanding, the Collateral Agent on behalf of the Holders of the notes and any collateral agent on behalf of any holders of Pari Passu Secured Obligations would agree to, for a period of 180 days following any event of default, and (ii) any collateral agent on behalf of any holders of Junior Secured Obligations would agree to, at all times, in each case subject to certain exceptions, (a) refrain from taking or filing any action, judicial or otherwise, to enforce any rights or pursue any remedy under the security documents, except for delivering notices under the Intercreditor Agreement and (b) refrain from exercising any rights or remedies under the Security Documents which have or may have arisen or which may arise as a result of a default.

Nothing in the Intercreditor Agreement (except as provided in the previous paragraph) shall affect the ability of any of the Collateral Agent or any other collateral agent in respect of any other class of Payment Priority Obligations, Pari Passu Secured Obligations or Junior Secured Obligations or any of the secured parties in respect of any Payment Priority Obligations, Pari Passu Secured Obligations or Junior Secured Obligations (i) to enforce any rights and exercise any remedies with respect to any Shared Collateral available under the documents related to such Payment Priority Obligations, Pari Passu Secured Obligations, Junior Secured Obligations or applicable law or (ii) to commence any action or proceeding with respect to such rights or remedies; provided that, notwithstanding the foregoing, (a) each collateral agent and its related secured parties shall remain subject to, and bound by, all covenants or agreements made in the relevant Intercreditor Agreement, (b) each collateral agent has agreed, on behalf of itself and its related secured parties, that, prior to the commencement of any enforcement of rights or any exercise of remedies with respect to any Shared Collateral by such collateral agent or any of its related secured parties, in each case in accordance with the immediately preceding paragraph, such collateral agent or its related secured party, as the case may be, shall provide written notice thereof to each other collateral agent as far in advance of such commencement as reasonably practicable, and shall regularly inform each collateral agent of developments in connection with such enforcement or exercise

(except that the collateral agent under the Credit Agreement will only be required to deliver written notice of any such enforcement or exercise promptly upon commencement thereof), and (c) each collateral agent (other than the collateral agent under the Credit Agreement) agrees, on behalf of itself and its related secured parties, that such collateral agent and its related secured parties shall cooperate in a commercially reasonable manner with each other collateral agent and its related secured parties in any enforcement of rights or any exercise of remedies with respect to any Shared Collateral.

The applicable collateral agent in respect of Payment Priority Obligations or Pari Passu Secured Obligations that holds or controls such Shared Collateral that can be perfected by the possession or control of such Shared Collateral will also hold such Shared Collateral, subject to the terms of the Intercreditor Agreement, as gratuitous bailee and sub-agent for each other collateral agent in respect of all Payment Priority Obligations, Pari Passu Secured Obligations or Junior Secured Obligations. Any such collateral agent that holds Shared Collateral as gratuitous bailee and sub-agent will be entitled to deal with the applicable pledged Shared Collateral pursuant to the terms of its related secured credit documents as if the liens thereon of the collateral agents or secured parties of any other class of Payment Priority Obligations, Pari Passu Secured Obligations or Junior Secured Obligations did not exist; provided that any proceeds arising from such Shared Collateral under the control of such collateral agent shall be subject to the waterfall provisions set forth under “Ranking and Priority” above.

The Intercreditor Agreement does not limit the Issuers’ ability to amend the notes, any Payment Priority Obligations, any Pari Passu Secured Obligations or any Junior Secured Obligations (although the Company will remain subject to the restrictions contained in the Indenture and the documents governing any Payment Priority Obligations, Pari Passu Secured Obligations or Junior Secured Obligations, as applicable, which will be unaffected by the Intercreditor Agreement).

Refinancings of First Lien Obligations

The Obligations under Credit Agreement, the Obligations under the Indenture, the notes and the Guarantees and any other First Lien Obligations or Junior Secured Obligations may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under the Credit Agreement or any security document related thereto, the Indenture or the Security Documents) of the Collateral Agent, Trustee, the collateral agent under the Credit Agreement or any other secured party in respect of any other First Lien Obligations or Junior Secured Obligations, all without affecting the Lien priorities provided for in the Intercreditor Agreement; provided, however, that the holders of any such refinancing or replacement indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of the Intercreditor Agreement pursuant to such documents or agreements (including amendments or supplements to the Intercreditor Agreement) as the Collateral Agent or the collateral agent under the credit agreement, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the Collateral Agent or the collateral agent under the Credit Agreement, as the case may be. In connection with any refinancing or replacement contemplated by the foregoing, the Intercreditor Agreement may be amended at the request and sole expense of the Issuers, and without the consent of either the Collateral Agent or the collateral agent under the Credit Agreement or any other collateral agent with respect to any First Lien Obligations or Junior Secured Obligations, (a) to add parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement indebtedness and (b) to establish that Liens on any Collateral securing such refinancing or replacement Indebtedness shall have the same priority as the Liens on any Collateral securing the Indebtedness being refinanced or replaced; provided that the Issuers deliver to each collateral agent an Officer’s Certificate certifying that such refinancing or replacement is permitted by the Indenture, the Credit Agreement and the documents governing the Pari Passu Secured Obligations and Junior Secured Obligations.

Additional Secured Obligation Arrangements

Under the terms of the Intercreditor Agreement, the Holders of the notes are represented by the Collateral Agent and the holders of the Pari Passu Secured Obligations are represented by their designated agent (each, an “Authorized Representative”).

Subject to the discussion set forth in the section “—Enforcement of Collateral” above, the Intercreditor Agreement, as between the Holders of the notes and the other holders of Pari Passu Secured Obligations, provides that only the “Applicable Authorized Representative” has the right to direct foreclosures and take other actions with respect to the Shared Collateral and the Security Documents (to the extent relating to the Shared Collateral), and the Authorized Representatives of other Pari Passu Secured Obligations have no right to take any actions with respect to the Shared Collateral. The Collateral Agent will be the Applicable Authorized Representative unless the notes do not represent the largest principal amount outstanding of any then outstanding Pari Passu Secured Obligations secured by the Shared Collateral, at which point the Authorized Representative for the Pari Passu Secured Obligations representing the largest principal amount outstanding of any then outstanding Pari Passu Secured Obligations secured by the Shared Collateral shall become the Applicable Authorized Representative (a “Larger Holder Event”). Following a Larger Holder Event, the Authorized Representative for the Indebtedness that constitutes the largest principal amount of any then outstanding Pari Passu Secured Obligations will become the Applicable Authorized Representative. The Applicable Authorized Representative will remain as such until the earlier of (1) the occurrence of a subsequent Larger Holder Event, and (2) the Non-Controlling Authorized Representative Enforcement Date (as defined below) (such earlier date, the “Applicable Authorized Agent Date”). After the Applicable Authorized Agent Date, the Applicable Authorized Representative will be (1) if such Applicable Authorization Date occurred because of a Larger Holder Event, as determined above, and (2) if such Applicable Authorization Date occurred because of the Non-Controlling Authorized Representative Enforcement Date, the Authorized Representative of the Indebtedness that constitutes the second largest outstanding principal amount of any then outstanding Pari Passu Secured Obligations (the “Major Non-Controlling Authorized Representative”).

The “Non-Controlling Authorized Representative Enforcement Date” is, following the earlier to occur of the payment in full of all Payment Priority Obligations and the termination of the 180 day period discussed in “—Enforcement of Collateral” above, the date that is 90 days (throughout which 90-day period the Applicable Authorized Representative was the Major Non- Controlling Authorized Representative) after the occurrence of both (a) an event of default under the terms of the relevant Pari Passu Secured Obligations, and (b) each collateral agent’s and each other Authorized Representative’s receipt of written notice from that Major Non-Controlling Authorized Representative certifying that (i) such Authorized Representative is the Major Non-Controlling Authorized Representative and that an event of default, with respect to such Pari Passu Secured Obligations, has occurred and is continuing and (ii) that such event of default has occurred and is continuing and that such Pari Passu Secured Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable instrument governing such Pari Passu Secured Obligations; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Applicable Authorized Representative has commenced and is pursuing any enforcement action with respect to such Shared Collateral with reasonable diligence in light of the then existing circumstances or (2) at any time the Company or the Guarantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

Subject to the discussion set forth in the section “—Enforcement of Collateral” above, the Applicable Authorized Representative has the sole right to act or refrain from acting with respect to the Shared Collateral, and no other Authorized Representative of any Pari Passu Secured Obligations (other than the Applicable Authorized Representative) will commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Shared Collateral.

Nothing contained herein will in any way affect the rights of the holders of Payment Priority Obligations and their agents with respect to their right to take actions with respect to the Collateral, as set forth in the section “—Enforcement of Collateral” above.

Agreements With Respect to Bankruptcy or Insolvency Proceedings

If the Issuers or any of its Subsidiaries becomes subject to a case under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) and, as debtor(s)-in-possession, moves for approval of financing (“DIP Financing”) to be provided by one or more lenders, which may include lenders under the Credit Agreement (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, the Collateral Agent has agreed in the Intercreditor Agreement, each Holder of the notes has agreed by its acceptance of the notes and each holder of any Pari Passu Secured Obligation or Junior Secured Obligation has agreed by its acceptance of such Pari Passu Secured Obligation or Junior Secured Obligation, as applicable, that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the collateral agent under the Credit Agreement or the holders of any Payment Priority Obligations secured by such Shared Collateral oppose or object to such DIP Financing or such DIP Financing Liens or use of such cash collateral (and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the Liens of such Payment Priority Obligations in such Shared Collateral, the Collateral Agent will, for itself and on behalf of the Holders of the notes and the holders of Pari Passu Secured Obligation, and any other collateral agent for any holders of Pari Passu Secured Obligations or Junior Secured Obligations will, for itself and on behalf of its holders, subordinate the liens of the holders of Pari Passu Secured Obligations and Junior Secured Obligations in such Shared Collateral to the DIP Financing Liens, all adequate protection liens granted to the holders of the Payment Priority Obligations on the Shared Collateral, and to any “carve-out” for professional and United States Trustee fees agreed to by the collateral agent under the Credit Agreement).

The Collateral Agent has agreed in the Intercreditor Agreement, each Holder of the notes has agreed by its acceptance of the notes and each holder of Pari Passu Secured Obligation and Junior Secured Obligations has agreed by its acceptance of such Pari Passu Secured Obligations or Junior Secured Obligations, as applicable, that it will not object to or oppose any release of their Liens in connection with any sale or other disposition of any Shared Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the collateral agent under the Credit Agreement and the holders of Payment Priority Obligations shall have consented to such sale or disposition of such Shared Collateral, provided that the holders of the notes and the Pari Passu Secured Obligation and Junior Secured Obligations will be entitled to assert any objection to such sale or disposition that may be asserted by any unsecured creditor of the Issuer or any of its Subsidiaries in such bankruptcy.

In addition, the Intercreditor Agreement limits and restricts the holders of the notes and the Collateral Agent from taking certain other actions in any bankruptcy or insolvency case of the Issuers or its Subsidiaries, or from opposing certain actions taken by the collateral agent under the Credit Agreement or the holders of the Payment Priority Obligations, including with respect to, among other things, seeking relief from the automatic stay, exercising certain rights or asserting certain claims under the Bankruptcy Code, or the voting of claims in contravention of the terms of the Intercreditor Agreement.

Neither the Collateral Agent nor the Holders of the notes shall oppose (or support the opposition of any other Person) in any insolvency or liquidation proceeding (i) any motion or other request by the collateral agent under the Credit Agreement or the holders of Payment Priority Obligations for adequate protection of the collateral agent under its Liens upon the Shared Collateral in any form, including any claim of the collateral agent under the Credit Agreement or the holders of Payment Priority Obligations to post-petition interest, fees, or expenses as a result of their Lien on the Shared Collateral, and request for additional or replacement Liens on post-petition assets of the same type as the Shared Collateral and/or for a super-priority administrative claim, or (ii) any objection by the collateral agent under the Credit Agreement or the holders of Payment Priority Obligations to any motion, relief, action or proceeding based on the collateral agent under the Credit Agreement or the holders of Payment Priority Obligations claiming a lack of adequate protection with respect to their Liens in the Shared Collateral. The Collateral Agent, for itself and on behalf of holders of notes, may seek adequate protection of its junior interest in the Shared Collateral, subject to the provisions of the Intercreditor Agreement, as follows: if the collateral agent under the Credit Agreement is granted adequate protection in the form of an additional or replacement Lien on the Shared Collateral and/or a superpriority administrative claim, the Collateral Agent may receive as adequate protection an additional or replacement Lien and/or a superpriority administrative claim (as applicable) that is junior and subordinate to such lien and/or claim granted to the collateral agent under the Credit Agreement on behalf of the holders of Payment Priority Obligations as adequate protection. If the Collateral Agent, for itself and on behalf of the holders of the notes, seeks or requires (or is otherwise granted) adequate protection of its junior interest in the Shared Collateral in the form of an additional or replacement Lien and/or a superpriority administrative claim, then the Collateral Agent, for itself and the holders of the notes, agrees that the collateral agent under the Credit Agreement shall also be granted an additional or replacement Lien and/or a superpriority administrative claim (as applicable) as adequate protection of its senior interest in the Shared Collateral, and that the Collateral Agent’s additional or replacement Lien and/or superpriority claim (as applicable) shall be subordinated to the additional or replacement Lien and/or superpriority claim of the collateral agent under the Credit Agreement on the same basis as the Liens and claims of the Collateral Agent on the Shared Collateral are subordinated to the Liens of, and claims with respect to, the collateral agent under the Credit Agreement on the Shared Collateral under the Intercreditor Agreement. The Collateral Agent, for itself and on behalf of the holders of the notes, has agreed that any superpriority administrative claim it may receive pursuant to the provisions of this paragraph may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such superpriority claims.

The Collateral Agent and the collateral agent under the Credit Agreement have agreed in the Intercreditor Agreement that they are separate classes in any bankruptcy or insolvency case of the Issuers or its Subsidiaries.

The Collateral Agent and the collateral agent under the Credit Agreement and the collateral agents for any Pari Passu Secured Obligation or Junior Secured Obligations, in each case in such capacity, shall be entitled to vote to accept or reject any plan of reorganization in connection with any insolvency or liquidation proceeding so long as such plan of reorganization is a conforming plan of reorganization and shall be entitled to vote to reject any such plan of reorganization that is a non-conforming plan of reorganization; provided that each of the Collateral Agent and the collateral agents under any Pari Passu Secured Obligations or Junior Secured Obligations has agreed that it shall not be entitled to take any action or vote in any way that supports any non-conforming plan of reorganization.

A “conforming plan of reorganization” means any plan of reorganization whose provisions are consistent with the provisions of the Intercreditor Agreement.

A “non-conforming plan of reorganization” means any plan of reorganization whose provisions are inconsistent with or in contravention of the provisions of the Intercreditor Agreement, including any plan of reorganization that purports to re-order (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or part, the provisions set forth above (including, among other things, the payment priorities).

The Intercreditor Agreement provides that the foregoing provisions are intended to benefit the holders of Payment Priority Obligations under the laws of any jurisdiction outside the United States in which an insolvency proceeding may occur to the same extent as if such insolvency proceeding was governed by the laws of the United States.

Foreclosure

Upon the acceleration of the notes, the Security Documents provide for (among other available remedies) the foreclosure upon and sale of the applicable Collateral by the Collateral Agent and the distribution of the net proceeds of any such sale to the Holders of notes, together with the holders of any Pari Passu Secured Obligations on a pro rata basis, subject to the prior payment of any Payment Priority Obligations and before any payment is made in respect of any Junior Secured Obligations, in each case pursuant to the terms and provisions of the Security Documents and any Intercreditor Agreement. In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy in full the Company’s obligations under the notes.

Optional Redemption

Except as set forth in the next five paragraphs, the notes are not redeemable at the option of the Issuers.

At any time prior to August 1, 2015, the Issuers may redeem the notes in whole or in part, at their option, upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to 100% of the principal amount of such notes plus the relevant Applicable Premium as of, and accrued and unpaid interest to the redemption date.

At any time and from time to time on or after August 1, 2015, the Issuers may redeem the notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, on the notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on of the year indicated below:

12-month period commencing August 1 in Year	Percentage
2015	104.375%
2016	102.188%
2017 and thereafter	100.000%

At any time and from time to time prior to August 1, 2015, the Issuers may redeem notes with the net cash proceeds received by the Issuers from any Qualified Equity Offering at a redemption price equal to 108.750% plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the notes (including Additional Notes), provided that

(1)	in each case the redemption takes place not later than 180 days after the closing of the related Qualified Equity Offering, and

(2)	not less than 50% of the original aggregate principal amount of the notes issued under the Indenture (including any Additional Notes) remains outstanding immediately thereafter (excluding notes held by the Company or any of its Restricted Subsidiaries).

In addition, at any time and from time to time prior to August 1, 2015, the Issuer may redeem up to 10% of the original principal amount of the notes issued under the Indenture (including any Additional Notes issued under the Indenture after the Issue Date) during each twelve-month period commencing with the Issue Date at a redemption price of 103% of the aggregate principal amount thereof plus accrued and unpaid interest to the redemption date.

The Issuers may, at their option, redeem the notes, in whole but not in part, at any time upon not less than 15 days’ nor more than 30 days’ notice to the holders (which notice shall be given in accordance with the procedures described in “—Notices”), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, premium, if any, and all Additional Amounts (as defined below under “—Additional Amounts”), if any, then due and which will become due on the date of redemption as a result of the redemption or otherwise, if the Issuers determine in good faith that the Issuers or any Guarantor is, or on the next date on which any amount would be payable in respect of the notes, would be obligated to pay Additional Amounts in respect of the notes pursuant to the terms and conditions thereof, which the Issuers or such Guarantor, as the case may be, cannot avoid by the use of reasonable measures available to it (including, without limitation, making payment through a paying agent located in another jurisdiction), as a result of:

(a) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction (as defined under “—Additional Amounts”) affecting taxation which becomes effective on or after the Issue Date or, in the case of a Relevant Taxing Jurisdiction that arises after the Issue

Date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under the Indenture (or, in the case of a successor Person, after the date of assumption by the successor person of the obligations thereunder); or

(b) any change in the official application, administration, or interpretation of the laws, regulations or rulings of any Relevant Taxing Jurisdiction (including a holding, judgment, or order by a court of competent jurisdiction), on or after the Issue Date or, in the case of a Relevant Taxing Jurisdiction has changed since the Issue Date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under the Indenture (or, in the case of a successor Person, after the date of assumption by the successor person of the obligations thereunder) (each of the foregoing clauses (a) and (b), a “Change in Tax Law”).

Notwithstanding the foregoing, the Issuers may not redeem the notes under this provision if a Relevant Taxing Jurisdiction changes under the Indenture and the Issuers are obligated to pay Additional Amounts as a result of a Change in Tax Law of such Relevant Taxing Jurisdiction which was officially announced at the time the latter became a Relevant Taxing Jurisdiction.

In the case of a Guarantor that became or becomes a party to the Indenture after the Issue Date or a successor person (including a surviving entity), the Change in Tax Law must become effective after the date that such entity (or another person organized or resident in the same jurisdiction) became or becomes a party to the Indenture. In the case of Additional Amounts required to be paid as a result of the Issuers conducting business in an Additional Taxing Jurisdiction (as defined below under “—Additional Amounts”), the Change in Tax Law must become effective after the date the Issuers begin to conduct the business giving rise to the relevant withholding or deduction.

Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Issuers or any Guarantor would be obliged to make such payment of Additional Amounts or withholding if a payment in respect of the notes or the relevant Guarantee, as the case may be, were then due and (b) unless at the time such notice is given, the obligation to pay Additional Amounts remains in effect.

Notice of redemption will be provided as set forth under “—Selection and Notice” below.

Any redemption and notice of redemption may, at the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent (including, in the case of a redemption related to a Qualified Equity Offering, the consummation of such Qualified Equity Offering).

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose notes will be subject to redemption by the Issuers.

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Prior to the mailing of any notice of redemption pursuant to the foregoing, the Issuers will deliver to the Trustee:

(a) an Officer’s Certificate stating that the Issuers are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuers so to redeem have occurred (including that such obligation to pay such Additional Amounts cannot be avoided by the Issuers or any Guarantor or surviving entity taking reasonable measures available to it); and

(b) a written opinion of independent legal counsel of recognized standing qualified under the laws of the Relevant Taxing Jurisdiction and reasonably satisfactory to the Trustee to the effect that the Issuers or a Guarantor or surviving entity, as the case may be, is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.

The Trustee will accept, and shall be entitled to rely on, such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry.

The foregoing provisions shall apply mutatis mutandis to any successor Person, after such successor Person becomes a party to the Indenture, with respect to a Change in Tax Law occurring after the time such successor person becomes a party to the Indenture.

Additional Amounts

All payments that the Issuers make under or with respect to the notes and that any Guarantor makes under or with respect to any Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charges (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, “Taxes”) imposed or levied by or on behalf of the United States, any jurisdiction in which either Issuer or any Guarantor is incorporated, organized or otherwise resident for tax purposes or from or through which any of the foregoing makes any payment on the notes or by or within any department or political subdivision or governmental authority or in any of the foregoing having the power to tax (each, a “Relevant Taxing Jurisdiction”), unless withholding or deduction is then required by law or by the official interpretation or administration of law. If either Issuer or any Guarantor is required to withhold or deduct any amount for or on account of Taxes of a Relevant Taxing Jurisdiction from any payment made under or with respect to the notes, such Issuer or such Guarantor, as the case may be, will pay additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by each holder or beneficial owner of the notes (including Additional Amounts) after such withholding or deduction will be not less than the amount the holder or beneficial owner would have received if such Taxes had not been required to be withheld or deducted.

Neither the Issuers nor any Guarantor will, however, pay Additional Amounts to a holder or beneficial owner of notes in respect or on account of:

•

any Taxes that would not have been imposed or levied by a Relevant Taxing Jurisdiction but for the holder’s or beneficial owner’s present or former connection with such Relevant Taxing Jurisdiction (other than the mere receipt or holding of notes or by reason of the receipt of payments thereunder or the exercise or enforcement of rights under the notes, the Indenture or any Guarantee);

•

any Taxes that are imposed or withheld by reason of the failure of the holder or beneficial owner of notes, following the Issuers’ written request addressed to the holder (and made at a time that would enable the holder or beneficial owner acting reasonably to comply with that request, and in all events at least 30 calendar days before the relevant date on which payment under or with respect to the notes or any Guarantee is due and payable) to comply with any certification or identification requirements, whether required or imposed by statute, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction), but in each case only to the extent that the holder or beneficial owner, as the case may be, is legally entitled to provide such certification;

•	any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

•	any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to the notes;

•

any Tax imposed on or with respect to any payment by the Issuers or a Guarantor to the holder if such holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such payment had the beneficiary, partner or other beneficial owner directly held the note;

•

any Tax that is imposed or levied by reason of the presentation (where presentation is required in order to receive payment) of the notes for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficial owner or holder thereof would have been entitled to Additional Amounts had the notes been presented for payment on any date during such 30 day period;

•

any withholding or deduction in respect of any Taxes where such withholding or deduction is imposed or levied on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

•

any Tax that is imposed or levied on or with respect to a note presented for payment on behalf of a holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant note to another paying agent in a member state of the European Union.; or

•

any withholding tax required by the Switzerland Federal Act on Anticipatory Tax of 13 October 1965 that is deducted and paid to the Swiss Federal Tax Administration (“Swiss Withholding Tax”), unless payment of such Additional Amounts is permitted under the laws of Switzerland then in force.

The Issuers and each Guarantor will (i) make such withholding or deduction required by applicable law and (ii) remit the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law. In addition, any Guarantor organized under the laws of Switzerland will use its commercially reasonable efforts to obtain, and to pay to the Trustee, any refunds to which it may be entitled as a result of a deduction for Swiss Withholding Tax.

At least 30 calendar days prior to each date on which any payment under or with respect to the notes is due and payable, if the Issuers and any Guarantor will be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the notes is due and payable, in which case it will be promptly thereafter), the Issuers will deliver to the Trustee an Officers’ Certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information (other than the identities of holders and beneficial owners) necessary to enable the Trustee or Paying Agent, as the case may be, to pay such Additional Amounts to holders and beneficial owners on the relevant payment date. The Issuers will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing payment of such Additional Amounts.

Upon request, the Issuers or the relevant Guarantor will take reasonable efforts to furnish to the Trustee or a holder within a reasonable time certified copies of tax receipts evidencing the payment by the Issuers or such Guarantor, as the case may be, of any Taxes imposed or levied by a Relevant Taxing Jurisdiction.

If, notwithstanding the reasonable efforts of the Issuers or such Guarantor to obtain such receipts, the same are not obtainable, then the Issuers or such Guarantor will provide such holder with other evidence reasonably satisfactory to the holder of such payment by the Issuers or such Guarantor.

The Indenture will further provide that, if the Issuers or any Guarantor conducts business in any jurisdiction (an “Additional Taxing Jurisdiction”) other than a Relevant Taxing Jurisdiction and, as a result, is required by the law of such Additional Taxing Jurisdiction to withhold or deduct any amount on account of the Taxes imposed by such Additional Taxing Jurisdiction from payment under the notes or the related Guarantee, as the case may be, which would not have been required to be so withheld or deducted but for such conduct of business in such

Additional Taxing Jurisdiction, the Additional Amounts provision described above shall be considered to apply as if the Additional Taxing Jurisdiction (or any political subdivision thereof or therein) were a Relevant Taxing Jurisdiction.

In addition, the Issuers and each Guarantor will pay (i) any present or future stamp, issue, registration, court documentation, excise or property taxes or other similar taxes, charges and duties, including interest and penalties with respect thereto, imposed by any Relevant Taxing Jurisdiction in respect of the execution, issue, delivery or registration of the notes, any Guarantee or the Indenture or any other document or instrument referred to thereunder and any such taxes, charges, duties or similar levies imposed by any jurisdiction as a result of, or in connection with, the enforcement of the notes, such Guarantee or the Indenture or any such other document or instrument following the occurrence of any Event of Default with respect to the notes, and (ii) any stamp, court, or documentary taxes (or similar charges or levies) imposed by any Relevant Taxing Jurisdiction with respect to the receipt of any payments with respect to the notes or such Guarantee. Neither the Issuers nor any Guarantor will, however, pay such amounts that are imposed on or result from a sale or other transfer or disposition by a holder or beneficial owner of a note.

The preceding provisions will survive any termination, defeasance or discharge of the Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor person to the Issuers or any Guarantor is organized, incorporated or otherwise resident for tax purposes and any political subdivision or taxing authority or agency thereof or therein.

Whenever the Indenture or this “Description of the Exchange Notes” refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to the notes (including payments thereof made pursuant to any Guarantee), such reference includes the payment of Additional Amounts, if applicable.

Sinking Fund

The Issuers are not required to make mandatory redemption payments or sinking fund payments with respect to the notes. However, under certain circumstances, the Issuers may be required to offer to purchase notes as described under the captions “Change of Control,” “Certain Covenants—Limitations on Sales of Assets and Subsidiary Stock.” The Issuers may at any time and from time to time purchase notes in the open market or otherwise.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the Trustee will select the notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the notes are listed, as certified to the Trustee by the Issuers, and in compliance with the requirements of DTC, or if the notes are not so listed or such exchange prescribes no method of selection and the notes are not held through DTC or DTC prescribes no method of selection, on a pro rata basis; provided, however, that no note of $2,000 in aggregate principal amount or less shall be redeemed in part.

Except in the case of redemptions due to changes in tax law (for which the time frame will be as set forth therein), the notices of redemption will be delivered electronically or mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture.

If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed, in which case a portion of the original note will be issued in the name of the Holder thereof upon cancellation of the original note. In the case of a Global Note, an appropriate notation will be made on such note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice (including any conditions contained therein), notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Change of Control

The Indenture provides that if a Change of Control occurs, unless the Issuers have previously or concurrently mailed a redemption notice with respect to all the outstanding notes as described under “—Optional Redemption,” the Issuers will make an offer to purchase all of the notes (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of repurchase, subject to the right of Holders of the notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will send notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of notes at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, describing the transaction or transactions that constitute the Change of Control and offering to repurchase the notes for the specified purchase price on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Indenture and described in such notice.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not any provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Credit Agreement does, and future credit agreements or other agreements to which the Company becomes a party may, provide that certain change of control events with respect to the Company would constitute a default thereunder (including a Change of Control under the Indenture) and prohibit or limit the Issuers from purchasing any notes pursuant to this covenant. In the event the Issuers are prohibited from purchasing the notes, the Company could seek the consent of its lenders to the purchase of the notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowings, they will remain prohibited from purchasing the notes. In such case, the Issuers’ failure to purchase tendered notes would constitute an Event of Default under the Indenture.

Our ability to pay cash to the Holders of notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. As of the date of this prospectus, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future.

Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants—Limitation on Indebtedness” and “Certain Covenants—Limitation on Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the notes protection in the event of a highly leveraged transaction.

The Issuers will not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes validly tendered and not withdrawn under such Change of Control Offer, or (2) notice of redemption of all outstanding notes has been given pursuant to the Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in the payment of the redemption price on the applicable Redemption Date or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as described above, purchases all of the notes validly tendered and not withdrawn by such holders, the Issuers or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuers and their Subsidiaries, taken as a whole, to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuers and their Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of notes may require the Issuers to make an offer to repurchase the notes as described above.

The provisions under the Indenture relative to the Issuers’ obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes then outstanding.

Certain Covenants

Set forth below are summaries of certain covenants that are contained in the Indenture.

Suspension of Covenants on Achievement of Investment Grade Status

Following the first day:

(a)	the notes have achieved Investment Grade Status; and

(b)	no Default or Event of Default has occurred and is continuing under the Indenture,

then, beginning on that day and continuing until the Reversion Date (as defined below), the Company and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized under the following headings (collectively, the “Suspended Covenants”):

•	“—Limitation on Restricted Payments,”

•	“—Limitation on Indebtedness,”

•	“—Limitation on Restrictions on Distributions from Restricted Subsidiaries,”

•	“—Limitation on Affiliate Transactions,”

•	“—Limitation on Sales of Assets and Subsidiary Stock,”

•	“—Limitation on Guarantees,” and

•	The provisions of clause (3) of the first paragraph of “—Merger and Consolidation.”

If at any time the notes cease to have such Investment Grade Status or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reversion Date”) and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the notes subsequently attain Investment Grade Status and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the notes maintain an Investment Grade Status and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Registration Rights Agreement, the notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Company, the Issuers or any of their Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reversion Date is referred to as the “Suspension Period.”

On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to the first paragraph of “—Limitation on Indebtedness” or one of the clauses set forth in the second paragraph of “—Limitation on Indebtedness” (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to the Indebtedness Incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to the first and second paragraphs of “—Limitation on Indebtedness,” such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (5)(c) of the second paragraph of “—Limitation on Indebtedness.” On and after the Reversion Date, all Liens created during the Suspension Period will be considered Permitted Liens. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenants described under “—Limitation on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on Restricted Payments.” In addition, any future obligation to grant further Guarantees shall be released. All such further obligation to grant Guarantees shall be reinstated upon the Reversion Date.

The notes are not currently Investment Grade Status, and there can be no assurance that the notes will ever achieve or maintain Investment Grade Status.

Limitation on Indebtedness

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, the Company and any of the Restricted Subsidiaries may Incur Indebtedness if on the date of such Incurrence and after giving pro forma effect thereto (including pro forma application of the proceeds thereof), the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries is greater than 2.00 to 1.00; provided, further, that Non-Guarantors may not Incur Indebtedness under this paragraph if, after giving pro forma effect thereto (including pro forma application of the proceeds thereof), more than an aggregate of $100 million of Indebtedness of Non-Guarantors would be outstanding pursuant to this paragraph at such time.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness (collectively, “Permitted Debt”):

(1)	Indebtedness Incurred pursuant to any Credit Facility (including letters of credit or bankers’ acceptances issued or created under any Credit Facility), and any Refinancing Indebtedness in respect thereof and Guarantees in respect of such Indebtedness in a maximum aggregate principal amount at any time outstanding not exceeding the sum of (i) the sum of (a) $325.0 million, plus (b) up to an additional $75 million; provided that at the time of any Incurrence made pursuant to this clause (i)(b), the Consolidated Secured Leverage Ratio (for such purpose, (x) assuming that all such Indebtedness constitutes Secured Indebtedness and (y) treating any proposed revolving facility as fully-drawn) would be no greater than 3.75 to 1.00, plus (ii) in the case of any refinancing of any Indebtedness permitted under this clause or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing;

(2)	Indebtedness Incurred pursuant to any Qualified Securitization Financing in respect thereof and Guarantees in respect of such Indebtedness in a maximum aggregate principal amount at any time outstanding not exceeding (i) $260.0 million plus (ii) in the case of any refinancing of any Indebtedness permitted under this clause or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing;

(3)	Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Guarantor so long as the Incurrence of such Indebtedness is permitted under the terms of the Indenture;

(4)	Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that:

(a)	any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b)	any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company,

shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary not permitted under this clause (3), as the case may be;

(5)	Indebtedness represented by (a) the Original Notes (other than any Additional Notes), including any Guarantee thereof, (b) the Exchange Notes (including any Guarantee thereof), (c) any Indebtedness (other than Indebtedness incurred pursuant to clauses (1) and (3)) outstanding on the Issue Date, (d) Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause or clauses (6) or (11) of this paragraph or Incurred pursuant to the first paragraph of this covenant, and (e) Management Advances;

(6)	Indebtedness of (x) the Company or any Restricted Subsidiary Incurred or issued to finance an acquisition or (y) Acquired Indebtedness; provided that after giving effect to such acquisition, merger or consolidation, either

(a)	the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant, or

(b)	the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries would not be lower than immediately prior to such acquisition, merger or consolidation;

(7)	Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(8)	Indebtedness represented by Capitalized Lease Obligations or Purchase Money Obligations in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, does not exceed the greater of (a) $100.0 million and (b) 3.5% of Total Assets at the time of Incurrence and any Refinancing Indebtedness in respect thereof;

(9)	Indebtedness in respect of (a) workers’ compensation claims, self-insurance obligations, performance, indemnity, surety, judgment, appeal, advance payment, customs, value added or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Company or a Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business, (b) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence; (c) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business; (d) letters of credit, bankers’ acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business, and (e) any customary cash management, cash pooling or netting or setting off arrangements in the ordinary course of business;

(10)	Indebtedness arising from agreements providing for guarantees, indemnification, obligations in respect of earn-outs or other adjustments of purchase price or, in each case, similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Capital Stock of a Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring or disposing of such business or assets or such Subsidiary for the purpose of financing such acquisition or disposition); provided that the maximum liability of the Company and its Restricted Subsidiaries in respect of all such Indebtedness in connection with a disposition shall at no time exceed the gross proceeds, including the fair market value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(11)

Indebtedness in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, will not exceed 100% of the Net Cash Proceeds received by the Company from the issuance or sale (other than to a Restricted Subsidiary) of their Capital Stock (other than Disqualified Stock, Designated Preferred Stock or an Excluded Contribution) or otherwise contributed to the equity of the Company (other than through the issuance of Disqualified Stock, Designated Preferred Stock or an Excluded Contribution) in each case, subsequent to the Issue Date; provided, however, that (i) any such Net Cash Proceeds that are so received or contributed shall not increase the amount available for making Restricted Payments to the extent the Company and its Restricted Subsidiaries Incur Indebtedness in reliance thereon and (ii) any Net Cash Proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this clause to the extent the Company, or any of its Restricted Subsidiaries make a Restricted Payment;

(12)	Indebtedness of Non-Guarantors in an aggregate amount not to exceed (x) the greater of (a) $75.0 million and (b) 2.5% of Total Assets of Non-Guarantors at any time outstanding and any Refinancing Indebtedness in respect thereof and (y) Indebtedness of Non-Guarantors organized in China, Indonesia, Korea and/or Taiwan constituting working capital facilities in an aggregate principal amount, for all such Non-Guarantors pursuant to this clause (y) collectively, not to exceed $25,000,000 at any time outstanding;

(13)	Indebtedness consisting of promissory notes issued by the Company or any of its Subsidiaries to any current or former employee, director or consultant of the Company, any of its Subsidiaries or any of its Parents (or permitted transferees, assigns, estates, or heirs of such employee, director or consultant), to finance the purchase or redemption of Capital Stock of the Company or any of its Parents that is permitted by the covenant described below under “—Limitation on Restricted Payments”;

(14)	Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case Incurred in the ordinary course of business; and

(15)	Indebtedness in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, will not exceed the greater of (a) $150.0 million and (b) 5.0% of Total Assets.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(1)	in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the clauses of the second paragraph or the first paragraph of this covenant;

(2)	additionally, all or any portion of any item of Indebtedness may later be classified as having been Incurred pursuant to any type of Indebtedness described in the first and second paragraphs of this covenant so long as such Indebtedness is permitted to be Incurred pursuant to such provision at the time of reclassification;

(3)	all Indebtedness outstanding on the Issue Date under the Credit Agreement shall be deemed initially Incurred on the Issue Date under clause (1) of the second paragraph of the description of this covenant;

(4)	Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(5)	if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to clause (1), (2), (8), (11), (12) or (15) of the second paragraph above or the first paragraph above and the letters of credit, bankers’ acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included;

(6)	the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(7)	Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(8)	the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined on the basis of GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in GAAP, will not be deemed to be an Incurrence of Indebtedness for purposes of the covenant described under this “—Limitation on Indebtedness.” The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of the Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness.

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under the covenant described under this “—Limitation on Indebtedness,” the Company shall be in default of this covenant).

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Company and the Issuers will not, and will not permit any Guarantor to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness and Permitted Debt) that is subordinated or junior in right of payment to any Indebtedness of the Company, the Issuers or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company, the Issuers or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral.

Limitation on Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)	declare or pay any dividend or make any distribution on or in respect of the Company’s or any Restricted Subsidiary’s Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

(a)	dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

(b)	dividends or distributions payable to the Company or a Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to holders of its Capital Stock other than the Company or another Restricted Subsidiary on no more than a pro rata basis);

(2)	purchase, repurchase, redeem, retire or otherwise acquire or retire for value any Capital Stock of the Company or any Parent of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company;

(3)	purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than (a) any such purchase, repurchase, redemption, defeasance or other acquisition or retirement in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement and (b) any Indebtedness Incurred pursuant to clause (4) of the second paragraph of the covenant described under “—Limitation on Indebtedness”); or

(4)	make any Restricted Investment;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) are referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(a)	a Default shall have occurred and be continuing (or would result immediately thereafter therefrom);

(b)	the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph under the “—Limitation on Indebtedness” covenant after giving effect, on a pro forma basis, to such Restricted Payment; or

(c)	the aggregate amount of such Restricted Payment and all other Restricted Payments made subsequent to the Issue Date (including Permitted Payments permitted below by clauses (6), (10), (11) and (17) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph) would exceed the sum of (without duplication):

(i)	50% of Consolidated Net Income for the period (treated as one accounting period) from January 1, 2013 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal consolidated financial statements of the Company are available (or, in the case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii)	100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock or Designated Preferred Stock) or as a result of a merger or consolidation (the consideration for which is Capital Stock of the Company) with another Person that is not a Restricted Subsidiary of the Company subsequent to the Issue Date or otherwise contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock) of the Company subsequent to the Issue Date (other than (x) Net Cash Proceeds or property or assets or marketable securities received from an issuance or sale of such Capital Stock to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of its employees to the extent funded by the Company or any Restricted Subsidiary, (y) Net Cash Proceeds or property or assets or marketable securities to the extent that any Restricted Payment has been made from such proceeds in reliance on clause (6) of the second succeeding paragraph and (z) Excluded Contributions);

(iii)

100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Company or any Restricted Subsidiary from the issuance or sale (other than to the Company or a Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of their employees to the extent funded by the Company or any Restricted Subsidiary) by the Company or any Restricted Subsidiary subsequent to the Issue Date of any Indebtedness, Disqualified Stock or Designated Preferred Stock that has been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock or Designated Preferred Stock) plus, without duplication, the amount of any cash, and the fair market value of property or assets or marketable securities, received by the Company or any Restricted Subsidiary upon such conversion or exchange;

(iv)	100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property received by means of: (i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Company or its Restricted Subsidiaries, in each case after the Issue Date; or (ii) the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent of the amount of the Investment in such Unrestricted Subsidiary made by the Company or a Restricted Subsidiary pursuant to clause (10) or (14) of the next succeeding paragraph or to the extent of the amount of the Investment that constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; and

(v)	in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined in good faith of the Company at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger or consolidation or transfer of assets (after taking into consideration any Indebtedness associated with the Unrestricted Subsidiary so designated or merged or consolidated or Indebtedness associated with the assets so transferred), other than to the extent of the amount of the Investment in such Unrestricted Subsidiary made by the Company or a Restricted Subsidiary pursuant to clause (10) or (14) of the next succeeding paragraph or to the extent of the amount of the Investment that constituted a Permitted Investment.

The foregoing provisions will not prohibit any of the following (collectively, “Permitted Payments”):

(1)	the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture or the redemption, repurchase or retirement of Indebtedness if, at the date of any irrevocable redemption notice, such payment would have complied with the provisions of the Indenture;

(2)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock or Subordinated Indebtedness made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock or Designated Preferred Stock) (“Refunding Capital Stock”) or a substantially concurrent contribution to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock or through an Excluded Contribution) of the Company; provided, however, that to the extent so applied, the Net Cash Proceeds, or fair market value of property or assets or of marketable securities, from such sale of Capital Stock or such contribution will be excluded from clause (c) of the preceding paragraph;

(3)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness” above;

(4)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Preferred Stock of the Company or a Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness” above;

(5)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary:

(a)	from Net Available Cash to the extent permitted under “—Limitation on Sales of Assets and Subsidiary Stock” below, but only if the Company shall have first complied with the terms described under “—Limitation on Sales of Assets and Subsidiary Stock” and purchased all notes tendered pursuant to any offer to repurchase all the notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock; or

(b)	to the extent required by the agreement governing such Subordinated Indebtedness, Disqualified Stock or Preferred Stock, following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Company shall have first complied with the terms described under “—Change of Control” and purchased all notes tendered pursuant to the offer to repurchase all the notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock; or

(c)	consisting of Acquired Indebtedness (other than Indebtedness Incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary or (B) otherwise in connection with or contemplation of such acquisition);

(6)	a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock (other than Disqualified Stock) of the Company or any of its Parents held by any future, present or former employee, director or consultant of the Company, any of its Subsidiaries or any of their Parents (or permitted transferees, assigns, estates, trusts or heirs of such employee, director or consultant) either pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or upon the termination of such employee, director or consultant’s employment or directorship; provided, however, that the aggregate Restricted Payments made under this clause do not exceed (i) prior to the consummation of an underwritten public Equity Offering of the common stock or common equity interests of the Company or any Parent, $15.0 million in any calendar year, and (ii) following the consummation of an underwritten public Equity Offering of the common stock or common equity interests of the Company or any Parent, $30.0 million (in each case, with unused amounts in any calendar year being carried over for the two immediately succeeding calendar years); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a)	the cash proceeds from the sale of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Company and, to the extent contributed to the capital of the Company (other than through the issuance of Disqualified Stock or Designated Preferred Stock or an Excluded Contribution), Capital Stock of any of the Company’s Parents, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any of its Parents that occurred after the Issue Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph; plus

(b)	the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date; less

(c)	the amount of any Restricted Payments made in previous calendar years pursuant to clauses (a) and (b) of this clause;

and provided further that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from members of management, directors, employees or consultants of the Company, any of the Company’s Parents or any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Company or any of its Parents will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(7)	the declaration and payment of dividends on Disqualified Stock, or Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of the covenant described under “—Limitation on Indebtedness” above;

(8)	purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof;

(9)	dividends, loans, advances or distributions to any Parent or other payments by the Company or any Restricted Subsidiary to any Parent in amounts equal to (without duplication):

(a)	the amounts required for any Parent to pay any Parent Expenses or any Related Taxes; or

(b)	amounts constituting or to be used for purposes of making payments to the extent specified in clauses (2), (3), (5) and (12) of the second paragraph under “—Limitation on Affiliate Transactions”; or

(c)	the amounts required for any common parent to pay Consolidated Taxes;

(10)	the declaration and payment by the Company of, dividends on the common stock or common equity interests of the Company or any Parent following a public offering of such common stock or common equity interests, in an amount not to exceed 6% of the proceeds received by or contributed to the Company in or from any public offering in any fiscal year;

(11)	payments by the Company, or loans, advances, dividends or distributions to any Parent to make payments, to holders of Capital Stock of the Company or any Parent in lieu of the issuance of fractional shares of such Capital Stock, provided, however, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this covenant or otherwise to facilitate any dividend or other return of capital to the holders of such Capital Stock (as determined in good faith by the Board of Directors);

(12)	Restricted Payments that are made with Excluded Contributions;

(13)	(i) the declaration and payment of dividends on Designated Preferred Stock of the Company issued after the Issue Date; and (ii) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock; provided, however, that, in the case of clause (i), the amount of all dividends declared or paid pursuant to this clause shall not exceed the Net Cash Proceeds received by the Company or the aggregate amount contributed in cash to the equity (other than through the issuance of Disqualified Stock or an Excluded Contribution of the Company), from the issuance or sale of such Designated Preferred Stock; provided further, in the case of clause (ii), that for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance on a pro forma basis the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of the covenant described under “—Limitation on Indebtedness”;

(14)	dividends or other distributions of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries (unless the Unrestricted Subsidiary’s principal asset is cash and Cash Equivalents);

(15)	distributions or payments of Securitization Fees, sales contributions and other transfers of Securitization Assets and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation, in each case in connection with a Qualified Securitization Financing;

(16)	[Reserved]

(17)	so long as no Default or Event of Default has occurred and is continuing (or would result therefrom), Restricted Payments (including loans or advances) in an aggregate amount outstanding at the time made not to exceed $75.0 million; and

(18)	so long as no Default or Event of Default has occurred and is continuing (or would result therefrom), mandatory redemptions of Disqualified Stock issued as a Restricted Payment permitted to be made under this covenant, or as a Permitted Payment (excluding this clause (18)) or as consideration for a Permitted Investment; provided that the aggregate amount of such Disqualified Stock redeemed will not, in each case, exceed the amount of such initial Restricted Payment, Permitted Payment or Permitted Investment.

For purposes of determining compliance with this “Restricted Payments” covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Permitted Payments described in clauses (1) through (18) above, or is permitted pursuant to the first paragraph of this covenant, the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this covenant.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount, and the fair market value of any non-cash Restricted Payment, property or assets other than cash shall be determined conclusively by the Board of Directors of the Company acting in good faith.

Notwithstanding the foregoing provisions of this covenant, the Company will not, and will not permit any of its Restricted Subsidiaries to, declare or pay any cash dividend or make any cash distribution on or in respect of the Company’s Capital Stock or purchase for cash or otherwise acquire for cash any Capital Stock of the Company or any other direct or indirect parent of the Company, for the purpose of paying any cash dividend or making any cash distribution to, or acquiring Capital Stock of any direct or indirect parent of the Company for cash from, the Permitted Holders, in each case by means of utilization of the cumulative Restricted Payment credit provided by the first paragraph of this covenant, unless at the time and after giving effect to such payment, the Consolidated Secured Leverage Ratio of the Company and its Restricted Subsidiaries would be less than 3.50 to 1.00.

Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur or permit to exist any Lien (other than Permitted Liens) upon any of their property or assets (including Capital Stock of a Restricted Subsidiary of the Company), whether owned on the Issue Date or acquired after that date, which Lien secures any Indebtedness.

Any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness shall also be permitted to secure any Increased Amount with respect to such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness as a result of any accrual of interest, any accretion of accreted value or liquidation preference, any amortization of original issue discount, any fluctuations in the exchange rate of currencies, the payment of interest in the form of additional Indebtedness with the same terms or the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any of its Restricted Subsidiaries to:

(A)	pay dividends or make any other distributions in cash or otherwise on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries;

(B)	make any loans or advances to the Company or any Restricted Subsidiary; or

(C)	sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary;

provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock or other common equity interests and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed to constitute such an encumbrance or restriction.

The provisions of the preceding paragraph will not prohibit:

(1)	any encumbrance or restriction pursuant to (a) any Credit Facility or (b) any other agreement or instrument, in each case, in effect at or entered into on the Issue Date;

(2)	any encumbrance or restriction pursuant to the Indenture, the notes the Guarantees and the Security Documents;

(3)	any encumbrance or restriction pursuant to applicable law, rule, regulation or order;

(4)	any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which such Person was acquired by or merged, consolidated or otherwise combined with or into the Company or any Restricted Subsidiary, or was designated as a Restricted Subsidiary or on which such agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Company or was merged, consolidated or otherwise combined with or into the Company or any Restricted Subsidiary or entered into in contemplation of or in connection with such transaction) and outstanding on such date; provided that, for the purposes of this clause, if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Company or any Restricted Subsidiary when such Person becomes the Successor Company;

(5)	any encumbrance or restriction:

(a)	that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or agreement, or the assignment or transfer of any lease, license or other contract or agreement;

(b)	contained in mortgages, pledges, charges or other security agreements permitted under the Indenture or securing Indebtedness of the Company or a Restricted Subsidiary permitted under the Indenture to the extent such encumbrances or restrictions restrict the transfer or encumbrance of the property or assets subject to such mortgages, pledges, charges or other security agreements; or

(c)	pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

(6)	any encumbrance or restriction pursuant to Purchase Money Obligations and Capitalized Lease Obligations permitted under the Indenture, in each case, that impose encumbrances or restrictions on the property so acquired;

(7)	any encumbrance or restriction imposed pursuant to an agreement entered into for the direct or indirect sale or disposition to a Person of all or substantially all the Capital Stock or assets of the Company or any Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(8)	customary provisions in leases, licenses, joint venture agreements and other similar agreements and instruments;

(9)	encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order, or required by any regulatory authority;

(10)	any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;

(11)	any encumbrance or restriction pursuant to Hedging Obligations;

(12)	other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be Incurred or issued subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Indebtedness” that impose restrictions solely on the Foreign Subsidiaries party thereto or their Subsidiaries;

(13)	restrictions created in connection with any Qualified Securitization Financing that, in the good faith determination of the Company are necessary or advisable to effect such Securitization Facility;

(14)	any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Indebtedness” if the (a) Company determines at the time of issuance of such Indebtedness that such encumbrances or restrictions will not adversely affect, in any material respect, the Issuers’ ability to make principal or interest payments on the notes or (b) such encumbrance or restriction applies only during the continuance of a default relating to such Indebtedness;

(15)	any encumbrance or restriction existing by reason of any Lien permitted under “—Limitation on Liens;” or

(16)	any encumbrance or restriction pursuant to an agreement or instrument effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise refinances, an agreement or instrument referred to in clauses (1) to (15) of this paragraph or this clause (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an agreement referred to in clauses (1) to (15) of this paragraph or this clause (16); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are no less favorable in any material respect to the Holders taken as a whole than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such refinancing or amendment, supplement or other modification relates (as determined in good faith by the Company).

Limitation on Sales of Assets and Subsidiary Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1)

the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition (including, for the avoidance of doubt, if such Asset Disposition is a Permitted Asset Swap);

(2)	in any such Asset Disposition, or series of related Asset Dispositions (except to the extent the Asset Disposition is a Permitted Asset Swap), at least 75% of the consideration from such Asset Disposition (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3)	an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or any Restricted Subsidiary, as the case may be:

(a)	to the extent such Net Available Cash constitutes proceeds from Collateral, (i) to prepay, repay or purchase any Payment Priority Obligation (in each case, other than Indebtedness owed to the Company or any Restricted Subsidiary); provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or (ii) to prepay, repay or purchase Pari Passu Secured Obligations at a price of no more than 100% of the principal amount of such Pari Passu Secured Obligations plus accrued and unpaid interest to the date of such prepayment, repayment or purchase; provided that, to the extent the Company redeems, repays or repurchases Pari Passu Secured Obligations pursuant to this clause (ii), the Issuers shall equally and ratably reduce Obligations under the notes as provided under “Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of notes that would otherwise be prepaid; or

(b)	if the assets subject to such Asset Disposition are the property or assets of a Restricted Subsidiary that is not a Guarantor, to permanently reduce Indebtedness of (i) a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to an Issuer or any Restricted Subsidiary, or (ii) an Issuer or a Guarantor;

(c)	to the extent the Company or such Restricted Subsidiary elects to invest in or commit to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the later of (i) the date of such Asset Disposition and (ii) the receipt of such Net Available Cash; provided that a binding commitment to make an investment of Additional Assets shall be treated as a permitted application of the Net Available Cash from the date of such commitment; provided further that (x) in the event such binding commitment is later canceled or terminated for any reason before such Net Available Cash is so applied, the Company or such Restricted Subsidiary may satisfy its obligation as to any Net Available Cash by entering into another binding commitment within 180 days of such cancellation or termination of the prior binding commitment and (y) if such investment is not consummated within the period set forth in clause (x) or such binding commitment is terminated, the Net Available Cash not so applied will be deemed to be Excess Proceeds (as defined below); provided, further, that (i) the Company or such Restricted Subsidiary may only enter into such a commitment under clause (x) one time with respect to each Asset Disposition and (ii) the assets (including Capital Stock) acquired with the Net Available Cash of an Asset Disposition of Collateral are pledged as Collateral; or

(d)	to the extent such Net Available Cash from such Asset Disposition does not constitute proceeds from Collateral, any of clauses (a), (b) and (c) above;

provided that, pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise use such Net Available Cash in any manner not prohibited by the Indenture.

Any Net Available Cash from Asset Dispositions that is not applied or invested or committed to be applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds” under the Indenture. On the 366th day after an Asset Disposition, if the aggregate amount of Excess Proceeds under the Indenture exceeds $50.0 million, the Company will within 10 Business Days be required to make an offer (“Asset Disposition Offer”) to all Holders of notes issued under such Indenture and, to the extent the Company elects, to all holders of other outstanding Pari Passu Secured Obligations , to purchase the maximum principal amount of notes and any such Pari Passu Secured Obligations to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in respect of the notes in an amount equal to 100% of the principal amount of the notes and Pari Passu Secured Obligations, in each case, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Indebtedness, as applicable, and, with respect to the notes, in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The Issuers will deliver notice of such Asset Disposition Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of notes at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, describing the transaction or transactions that constitute the Asset Disposition and offering to repurchase the notes for the specified purchase price on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Indenture and described in such notice.

To the extent that the aggregate amount of notes and Pari Passu Secured Obligations so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not prohibited by the Indenture. If the aggregate principal amount of the notes surrendered in any Asset Disposition Offer by Holders and other Pari Passu Secured Obligations surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated by the Company among the notes and Pari Passu Secured Obligations to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered notes and Pari Passu Secured Obligations, subject to adjustments so that no note in an unauthorized amount remains outstanding. Upon completion of any Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

To the extent that any portion of Net Available Cash payable in respect of the notes is denominated in a currency other than U.S. dollars, the amount thereof payable in respect of the notes shall not exceed the net amount of funds in U.S. dollars that is actually received by the Company upon converting such portion into U.S. dollars.

For the purposes of clause (2) of the first paragraph of this covenant, the following will be deemed to be cash:

(1)	the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Company or a Restricted Subsidiary (other than Subordinated Indebtedness, Disqualified Stock of the Company or a Guarantor or Preferred Stock of a Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness or other liability in connection with such Asset Disposition;

(2)	securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Disposition;

(3)	Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Asset Disposition;

(4)	consideration consisting of Indebtedness of the Company (other than Subordinated Indebtedness or Disqualified Stock) received after the Issue Date from Persons who are not the Company or any Restricted Subsidiary; and

(5)	any Designated Non-Cash Consideration received by Holdings, the Company or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this covenant that is at that time outstanding, not to exceed the greater of $100.0 million and 3.5% of Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

The Issuers will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The Amended Credit Agreement prohibits and limits, and future credit agreements or other agreements to which the Company becomes a party may prohibit or limit, the Company from purchasing any notes pursuant to this covenant. In the event the Company is prohibited from purchasing the notes, the Company could seek the consent of its lenders to the purchase of the notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowings, it will remain prohibited from purchasing the notes. In such case, the Company’s failure to purchase tendered notes would constitute an Event of Default under the Indenture.

Limitation on Affiliate Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) involving aggregate value in excess of $5.0 million unless:

(1)	the terms of such Affiliate Transaction taken as a whole are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s length dealings with a Person who is not such an Affiliate; and

(2)	in the event such Affiliate Transaction involves an aggregate value in excess of $10.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors.

Any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in clause (2) of this paragraph if such Affiliate Transaction is approved by a majority of the Disinterested Directors, if any.

The provisions of the preceding paragraph will not apply to:

(1)	any Restricted Payment permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments,” or any Permitted Investment;

(2)

any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Company, any Restricted Subsidiary or any Parent, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultants’ plans (including valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) or indemnities provided on behalf of officers, employees, directors or consultants approved by the Board of Directors of the Company, in each case in the ordinary course of business;

(3)	any Management Advances and any waiver or transaction with respect thereto;

(4)	any transaction between or among the Company and any Restricted Subsidiary (or entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among Restricted Subsidiaries;

(5)	the payment of compensation, reasonable fees and reimbursement of expenses to, and customary indemnities (including under customary insurance policies) and employee benefit and pension expenses provided on behalf of, directors, officers, consultants or employees of the Company or any Restricted Subsidiary of the Company (whether directly or indirectly and including through any Person owned or controlled by any of such directors, officers or employees);

(6)	the entry into and performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Issue Date, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this covenant or to the extent not more disadvantageous to the Holders in any material respect;

(7)	any customary transaction with a Securitization Entity effected as part of a Qualified Securitization Financing;

(8)	transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business, which are fair to the Company or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors or the senior management of the Company or the relevant Restricted Subsidiary, or are on terms no less favorable than those that could reasonably have been obtained at such time from an unaffiliated party;

(9)	any transaction between or among the Company or any Restricted Subsidiary and any Affiliate of the Company or an Associate or similar entity that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary or any Affiliate of the Company or a Restricted Subsidiary or any Affiliate of any Permitted Holder owns an equity interest in or otherwise controls such Affiliate, Associate or similar entity;

(10)	issuances or sales of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Company or options, warrants or other rights to acquire such Capital Stock and the granting of registration and other customary rights in connection therewith or any contribution to capital of the Company or any Restricted Subsidiary;

(11)	without duplication in respect of payments made pursuant to clause (12) hereof, (a) payments by the Company or any Restricted Subsidiary to any Permitted Holder (whether directly or indirectly) of annual management, consulting, monitoring or advisory fees and related expenses and (b) payments by the Company or any Restricted Subsidiary to any Permitted Holder (whether directly or indirectly, including through any Parent) for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, in each case pursuant to the Advisory Agreements as in effect on the Issue Date (or any amendment thereto (so long as any such amendment is not disadvantageous, in the good faith judgment of the Board of Directors to the Holders when taken as a whole as compared to the Advisory Agreements in effect on the Issue Date));

(12)	payment to any Permitted Holder of all reasonable out of pocket expenses Incurred by such Permitted Holder in connection with its direct or indirect investment in the Company and its Subsidiaries;

(13)	the offering of the notes and the payment of all fees and expenses related to any such offering;

(14)	transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the preceding paragraph;

(15)	the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under the terms of, any equityholders agreement (including any registration rights agreement or purchase agreements related thereto) to which it is party as of the Issue Date and any similar agreement that it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under any future amendment to the equityholders’ agreement or under any similar agreement entered into after the Issue Date will only be permitted under this clause to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respects; and

(16)	any purchases by the Company’s Affiliates of Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Company’s Affiliates; provided that such purchases by the Company’s Affiliates are on the same terms as such purchases by such Persons who are not the Company’s Affiliates.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Certain Covenants—Limitation on Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate of the Company certifying that such designation complies with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Limitation on Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Limitation on Indebtedness,” the Company will be in default of such covenant.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Limitation on Indebtedness,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate of the Company certifying that such designation complies with the preceding conditions.

Reports

Whether or not required by the SEC, so long as any notes are outstanding, if not filed electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis, and Retrieval System (or any successor system), the Company will furnish to the trustee, within 15 days after the time periods specified below:

(1)	all financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K (or Form 6-K and Form 20-F if the Company is a “foreign private issuer” as such term is defined under the rules and regulations of the SEC), if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants but within 120 days after the end of each fiscal year and within 60 days after the end of each fiscal quarter; and

(2)	as promptly as provided in the SEC’s rules and regulations, all current reports that would be required to be filed with the SEC on Form 8-K (or Form 6-K if the Company is a “foreign private issuer” as such term is defined under the rules and regulations of the SEC) if the Company were required to file such reports;

in each case, in a manner that complies in all material respects with the requirements specified in such form. Notwithstanding the foregoing, the Company shall not be so obligated to file such reports with the SEC (i) if the SEC does not permit such filing or (ii) prior to the consummation of an exchange offer or the effectiveness of a shelf registration statement as required by the Registration Rights Agreement, so long, as if clause (i) or (ii) is applicable, the Company makes available such information to prospective purchasers of notes, in addition to providing such information to the Trustee and the Holders of the notes, in each case, at the Company’s expense and by the applicable date the Company would be required to file such information pursuant to the immediately preceding sentence. To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders under “—Events of Default” if Holders of at least 30% in principal amount of the then total outstanding notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, to the extent not satisfied by the foregoing, the Company will agree that, for so long as any notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Substantially concurrently with the furnishing or making such information available to the Trustee pursuant to the immediately preceding paragraph, the Company shall also post copies of such information required by the immediately preceding paragraph on a website (which may be nonpublic and may be maintained by the Company or a third party) to which access will be given to Holders, prospective investors in the notes (which prospective investors shall be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Company), and securities analysts and market making financial institutions that are reasonably satisfactory to the Company.

The Company will also hold quarterly conference calls for the Holders of the notes to discuss financial information for the previous quarter (it being understood that such quarterly conference call may be the same conference call as with the Company’s equity investors and analysts). The conference call will be following the last day of each fiscal quarter of the Company and not later than 10 Business Days from the time that the Company distributes the financial information as set forth in the second-preceding paragraph. No fewer than two days prior to the conference call, the Company will issue a press release announcing the time and date of such conference call and providing instructions for Holders, securities analysts and prospective investors to obtain access to such call.

In addition, for so long as any direct or indirect parent company of the Company is a guarantor of the notes, the Indenture permits the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

Limitation on Guarantees

The Company will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly Owned Subsidiaries guarantee other capital markets debt securities of the Company or any Restricted Subsidiary or guarantee all or a portion of the Credit Agreement), other than a Guarantor, to Guarantee the payment of any Indebtedness of the Company or any other Guarantor unless:

(1)	such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture and joinder or supplement to the Registration Rights Agreement providing for a senior Guarantee by such Restricted Subsidiary, and (i) executes and delivers a supplement or joinder to the Security Documents, or executes and delivers new Security Documents, and any Intercreditor Agreement and takes all actions required thereunder to perfect the Liens created thereunder; provided that

(a)	if such Indebtedness is by its express terms subordinated in right of payment to the notes or such Guarantor’s Guarantee, any such Guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee with respect to the notes substantially to the same extent as such Indebtedness is subordinated to the notes or such Guarantor’s Guarantee of the notes; and

(b)	if the notes or such Guarantor’s Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the notes or the Guarantor’s Guarantee are subordinated to such Indebtedness; and

(2)	such Restricted Subsidiary providing a Guarantee in accordance with this covenant will (i) waive and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until payment in full of Obligations under the Indenture; and (ii) deliver to the Trustee an Opinion of Counsel to the effect that:

(a)	such Guarantee has been duly executed and authorized; and

(b)	such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principals of equity;

provided that this covenant shall not be applicable (i) to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, or (ii) in the event that the Guarantee of the Company’s obligations under the notes or the Indenture by such Subsidiary would not be permitted by applicable law, rule or regulation.

In addition, upon the Guarantee by any Guarantor that was previously prohibited under applicable law, rule or regulation from Guaranteeing the Company’s obligations under the notes and the Indenture becoming permissible under all such laws, rules and regulations, such Guarantor will promptly execute and deliver a supplemental indenture to the Indenture and joinder or supplement to the Registration Rights Agreement providing for a senior Guarantee by such Guarantor.

The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case, such Subsidiary shall only be required to comply with the 30-day period described above.

If any Guarantor becomes an Immaterial Subsidiary, the Company shall have the right, by execution and delivery of a supplemental indenture to the Trustee, to cause such Immaterial Subsidiary to cease to be a Guarantor, subject to the requirement described in the first paragraph above that such Subsidiary shall be required to become a Guarantor if it ceases to be an Immaterial Subsidiary (except that if such Subsidiary has been properly designated as an Unrestricted Subsidiary it shall not be so required to become a Guarantor or execute a supplemental indenture).

Future Intercreditor Agreements

The Indenture provides that, at the request and direction of the Company, in connection with the Incurrence by the Company or any Guarantor of any Permitted Liens pursuant to clauses (6), (18), (19), (27) or (28) of such the definition of Permitted Liens with respect to the Collateral, the Company, the relevant Guarantor, the Trustee, the Collateral Agent shall enter into with the holders of the Indebtedness relating to such Permitted Liens (or their duly authorized Representatives), and any other collateral agent thereunder, a Future Intercreditor Agreement or a restatement, amendment or other modification of the Intercreditor Agreement or any existing Future Intercreditor Agreement on substantially the same terms as (or terms not materially less favorable to the Holders under) the Intercreditor Agreement, including containing substantially the same terms with respect to release of Guarantees and priority and release of the Security Interest under the Security Documents in the Collateral; provided that such Future Intercreditor Agreement will not impose any personal obligations on the Trustee or Collateral Agent or, in the opinion of the Trustee or Collateral Agent, as applicable, adversely affect the rights, duties, liabilities or immunities of the Trustee or Collateral Agent under the Indenture. In connection with any such Future Intercreditor Agreement or amendment or other modification to the Intercreditor Agreement, the Trustee and the Collateral Agent shall be entitled to receive an Officer’s Certificate and Opinion of Counsel each stating that such Future Intercreditor Agreement and/or amendment or other modification to the Intercreditor Agreement is authorized or permitted by the terms of the Indenture and/or the Intercreditor Agreement, as the case may be, and that all conditions precedent to such Future Intercreditor Agreement and/or amendment or other modification to the Intercreditor Agreement required by the Indenture and/or the Intercreditor Agreement have been complied with.

The Indenture also provides that, at the request and direction of the Company and without the consent of Holders, the Trustee and the Collateral Agent shall from time to time enter into one or more amendments to the Intercreditor Agreement or any Future Intercreditor Agreement to: (1) cure any ambiguity, omission, defect or inconsistency of any such agreement, (2) increase the amount or types of Indebtedness covered by any such agreement that may be Incurred by the Issuers or a Guarantor that is subject to any such agreement to the extent not otherwise prohibited by the terms of the Indenture (including the addition of provisions relating to new Junior Secured Obligations), (3) add Restricted Subsidiaries to such agreement, (4) further secure the notes (including

Additional Notes), (5) make provision for equal and ratable pledges of the Collateral to secure Additional Notes, (6) implement any Permitted Liens, or (7) amend such agreement in accordance with the terms thereof or (8) make any other change to any such agreement that does not adversely affect the rights of the Holders in any material respect. The Company shall not otherwise direct the Trustee or the Collateral Agent to enter into any amendment to the Intercreditor Agreement or any Future Intercreditor Agreement without the consent of the Holders of the majority in aggregate principal amount of the notes then outstanding, except as otherwise permitted below under “Amendments and Waivers”, and the Company may only direct the Trustee and the Collateral Agent to enter into any amendment to the extent such amendment does not impose any personal obligations on the Trustee or Collateral Agent or, in the opinion of the Trustee or Collateral Agent, adversely affect their respective rights, duties, liabilities or immunities under the Indenture or the Intercreditor Agreement. In connection with any such amendment or other modification to the Intercreditor Agreement or any Future Intercreditor Agreement, the Trustee and the Collateral Agent shall be entitled to receive an Officer’s Certificate and Opinion of Counsel stating that such amendment or other modification to the Intercreditor Agreement or any Future Intercreditor Agreement is authorized or permitted by the terms of the Indenture and that all conditions precedent to such amendment or other modification required by the Indenture have been complied with. The Indenture also provides that each Holder, by accepting a note, shall be deemed to have agreed to and accepted the terms and conditions of the Intercreditor Agreement and any Future Intercreditor Agreement (whether then entered into or entered into in the future pursuant to the provisions described herein) and to have directed the Trustee and the Collateral Agent to enter into the Intercreditor Agreement and any Future Intercreditor Agreement.

Further Assurances and After-Acquired Collateral

Subject to the applicable limitations set forth in the Security Documents and the Indenture (including with respect to Excluded Assets), the Issuers and the Guarantors shall execute any and all further documents, financing statements, applications for registration, agreements and instruments, and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interest created or intended to be created by the Security Documents in the Collateral.

The Indenture provides that, from and after the Issue Date, upon the acquisition by an Issuer or any Guarantor of property which constitutes Collateral (“After-Acquired Collateral”), such Issuer or such Guarantor shall, within 90 days with respect to any Material Real Property, and to the extent required by the Indenture and/or the Security Documents with respect to all other After-Acquired Collateral execute and deliver such security instruments, financing statements, certificates and opinions of counsel as shall be necessary to vest in the Trustee a perfected security interest, subject only to Permitted Liens, in such After-Acquired Collateral and to have such After-Acquired Collateral added to the Collateral, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Collateral Property to the same extent and with the same force and effect. The Issuers and the Guarantors may, in their reasonable discretion and in consultation with the Trustee and the Collateral Agent, extend such 90 day time period with respect to any such document to such longer time period as the such Issuers or such Guarantors reasonably believe in good faith is necessary to deliver such documents; provided that such Issuers and such Guarantors shall provide written notice of any such extension to the Trustee for the benefit of the holders of the notes, which notice shall describe in reasonable detail the Collateral to which the applicable documents apply and the length of such extension.

Impairment of Security Interest

The Issuers shall not, and shall not permit any Restricted Subsidiary to (x) take or knowingly or negligently omit to take any action that would have the result of materially impairing the security interest with respect to the Collateral (it being understood, subject to the proviso below, that the Incurrence of Permitted Liens shall under no circumstances be deemed to materially impair the security interest with respect to the Collateral) for the benefit of the Trustee and the Holders, or (y) grant to any Person other than the Collateral Agent or, if different, the collateral agent under any Payment Priority Obligations, Pari Passu Secured Obligations or Junior Secured Obligations that are subject to an Intercreditor Agreement, for the benefit of the Trustee and the Holders and the other beneficiaries described in the Security Documents and any Intercreditor Agreement, and other than with respect to any Permitted Lien, any interest whatsoever in any of the Collateral, except that (i) the Issuers and the Restricted Subsidiaries may Incur Permitted Liens and the Collateral may be discharged and released in accordance with the Indenture, the applicable Security Documents or any Intercreditor Agreement and (ii) the applicable Security Documents may be amended from time to time to cure any ambiguity, mistake, omission, defect or inconsistency therein. Each of the Issuers and each Guarantor will, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the Trustee or Collateral Agent reasonably requests, to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Security Documents.

Merger and Consolidation

The Issuers

Neither Issuer will consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(1)	the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of any member state of the European Union, the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not either of the Issuers) will expressly assume, by supplemental indenture, amendment or other instrument executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the notes and the Indenture, the Security Documents and any Intercreditor Agreement, and the Successor Company shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred and if such Successor Company is not a corporation, a co-obligor of the notes is a corporation organized or existing under such laws;

(2)	immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)	immediately after giving effect to such transaction, either (a) the Successor Company with respect to such Issuer would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the covenant described under “—Limitation on Indebtedness” or (b) the Fixed Charge Coverage Ratio would not be lower than it was immediately prior to giving effect to such transaction; and

(4)	the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture, amendment or other instrument (if any) comply with the Indenture and an Opinion of Counsel to the effect that such supplemental indenture, amendment or other instrument (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Company (in each case, in form reasonably satisfactory to the Trustee), provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to satisfaction of clauses (2) and (3) above.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, either Issuer under the Indenture, the notes, the Security Documents and any Intercreditor Agreement, but in the case of a lease of all or substantially all its assets, the predecessor company will not be released from its obligations under such Indenture or the notes, the Security Documents or any Intercreditor Agreement.

Notwithstanding the preceding clauses (2), (3) and (4) (which do not apply to transactions referred to in this sentence), (a) any Restricted Subsidiary of the Company may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Company and (b) any Restricted Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to any other Restricted Subsidiary. Notwithstanding the preceding clauses (2) and (3) (which do not apply to the transactions referred to in this sentence), the Company may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Company, reincorporating the Company in another jurisdiction, or changing the legal form of the Company.

There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

The foregoing provisions (other than the requirements of clause (2) of the first paragraph of this covenant) shall not apply to the creation of a new Subsidiary as a Restricted Subsidiary of the Company.

Guarantors

No Guarantor may:

(1)	consolidate with or merge with or into any Person; or

(2)	sell, convey, transfer or dispose of, all or substantially all its assets, in one transaction or a series of related transactions, to any Person; or

(3)	permit any Person to merge with or into the Guarantor; unless

(A)	the other Person is a Company or any Restricted Subsidiary that is Guarantor or becomes a Guarantor concurrently with the transaction; or

(B)	(1) either (x) a Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of the Guarantor under its Guarantee of the notes and the Security Documents and any Intercreditor Agreement and the Successor Guarantor shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdiction as may be required by applicable law to preserve and protect the Lien in the Collateral owned by or transferred to such Successor Guarantor; and

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C)	the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by the Indenture.

There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Events of Default

Each of the following is an Event of Default under the Indenture:

(1)	default in any payment of interest, if any, on any note when due and payable, continued for 30 days;

(2)	default in the payment of the principal amount of or premium, if any, on any note issued under the Indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)	failure to comply for 60 days after written notice by the Trustee on behalf of the Holders or by the Holders of 30% in principal amount of the outstanding notes of the Issuers agreements or obligations contained in the Indenture;

(4)	default under any mortgage, Indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) other than Indebtedness owed to the Company or any of its Restricted Subsidiaries whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default:

(a)	is caused by a failure to pay principal of such Indebtedness, at its stated final maturity (after giving effect to any applicable grace periods) provided in such Indebtedness (“payment default”); or

(b)	results in the acceleration of such Indebtedness prior to its stated final maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $75.0 million or more;

(5)	certain events of bankruptcy, insolvency or court protection of the Company, the Issuers or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the “bankruptcy provisions”);

(6)	failure by the Company or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Company for a fiscal period end provided as required under “—Certain Covenants—Reports”) would constitute a Significant Subsidiary), to pay final judgments aggregating in excess of $75.0 million other than any judgments covered by indemnities provided by, or insurance policies issued by, reputable and creditworthy companies, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed (the “judgment default provision”);

(7)	any Guarantee ceases to be in full force and effect, other than in accordance with the terms of the Indenture or a Guarantor denies or disaffirms its obligations under its Guarantee of the notes, other than in accordance with the terms thereof or upon release of such Guarantee in accordance with the Indenture;

(8)

any Security Document shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited by the Indenture) cease to create a valid and perfected lien, with the priority required by the Security Documents or any security interest in any material portion of the Collateral purported to be covered thereby, subject to Permitted Liens, (i) except to the extent that any such perfection or priority is not required pursuant to the Indenture or Security Documents or results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents and (ii) except as to Collateral consisting of Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage;

(9)	the failure by the Issuers or any Guarantor to comply for 60 days after notice with its other agreements contained in the Security Documents, except for a failure that would not be material to the Holders of the notes and would not materially affect the value of the Collateral taken as a whole (together with the defaults described in clauses (8) and (9) the “security default provisions”).

However, a default under clauses (3), (4), (6) or (9) of this paragraph will not constitute an Event of Default until the Trustee or the Holders of 30% in principal amount of the outstanding notes notify the Company of the default and, with respect to clauses (3), (6) and (9) the Issuers do not cure such default within the time specified in clauses (3), (6) or (9), as applicable, of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (5) above with respect to the Issuers) occurs and is continuing, the Trustee by notice to the Issuers or the Holders of at least 30% in principal amount of the outstanding notes by written notice to the Issuers and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the notes because an Event of Default described in clause (4) under “Events of Default” has occurred and is continuing, the declaration of acceleration of the notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (4) shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, in each case, within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest, including Additional Interest, if any, on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

If an Event of Default described in clause (5) above with respect to the Issuers occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, on all the notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

The Holders of a majority in principal amount of the outstanding notes under the Indenture may waive all past or existing Defaults or Events of Default (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to such notes and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

The Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense that may be incurred. Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to the Indenture or the notes unless:

(1)	such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)	Holders of at least 30% in principal amount of the outstanding notes have requested in writing the Trustee to pursue the remedy;

(3)	such Holders have offered in writing the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and

(5)	the Holders of a majority in principal amount of the outstanding notes have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or of exercising any trust or power conferred on the Trustee or the Collateral Agent. The Indenture provides that, in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee and the Collateral Agent, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee or the Collateral Agent determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee or the Collateral Agent in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it against all fees, losses, liabilities and expenses that may be caused by taking or not taking such action.

The Indenture provides that if a Default occurs and is continuing and the Trustee is informed of such occurrence by the Issuers, the Trustee must give notice of the Default to the Holders within 60 days after being notified by the Issuers. Except in the case of a Default in the payment of principal of, or premium, if any, or interest on any note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the Holders. The Issuers are required to deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuers are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events of which it is aware which would constitute certain Defaults, their status and what action the Issuers are taking or propose to take in respect thereof.

The notes provide for the Trustee to take action on behalf of the Holders in certain circumstances, but only if the Trustee is indemnified to its satisfaction. It may not be possible for the Trustee to take certain actions in relation to the notes and, accordingly, in such circumstances the Trustee will be unable to take action, notwithstanding the provision of an indemnity to it, and it will be for Holders to take action directly.

Amendments and Waivers

Subject to certain exceptions, the notes, the Note Documents, the Guarantees, the Security Documents, the Intercreditor Agreement and any Future Intercreditor Agreement may be amended, supplemented or otherwise modified with the consent of the Holders of a majority in principal amount of the notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such notes) and, subject to certain exceptions, any default or compliance with any provisions thereof may be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such notes).

However an amendment or waiver may not, with respect to any such notes held by a non-consenting Holder:

(1)	reduce the principal amount of such notes whose Holders must consent to an amendment;

(2)	reduce the stated rate of or extend the stated time for payment of interest on any such note (other than provisions relating to Change of Control and Asset Dispositions);

(3)	reduce the principal of or extend the Stated Maturity of any such note;

(4)	reduce the premium payable upon the redemption of any such note or change the time at which any such note may be redeemed, in each case as described above under “—Optional Redemption;”

(5)	make any such note payable in money other than that stated in such note;

(6)	impair the right of any Holder to receive payment of principal of and interest on such Holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s notes;

(7)	waive a Default or Event of Default with respect to the nonpayment of principal, premium or interest (except pursuant to a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of such notes and a waiver of the payment default that resulted from such acceleration); or

(8)	make any change in the amendment or waiver provisions which require the Holders’ consent described in this sentence.

In addition, without the consent of the Holders of at least 66 2/3% in principal amount of notes then outstanding, no amendment, supplement or waiver may (i) release all or substantially all of the Collateral from the Liens of the Security Documents (except as permitted by the terms of the Indenture and the Security Documents) or (ii) make any change in the Indenture, any Security Document, the Intercreditor Agreement or any Future Intercreditor Agreement that has the effect of altering the priority of the liens or the application of proceeds of the Collateral in a manner that would adversely affect the Holders in any material respect.

Notwithstanding the foregoing, without the consent of any Holder, the Issuers, the Trustee, the Collateral Agent and the other parties thereto, as applicable, may amend or supplement any note Documents or Security Documents and the Issuers may direct the Trustee and Collateral Agent, and the Trustee and Collateral Agent shall, enter into an amendment to the Intercreditor Agreement or any Future Intercreditor Agreement, to:

(1)	cure any ambiguity, omission, mistake, defect, error or inconsistency, conform any provision to this “Description of the Exchange Notes,” or reduce the minimum denomination of the notes;

(2)	provide for the assumption by a successor Person of the obligations of the Issuers under any Note Document;

(3)	provide for uncertificated notes in addition to or in place of certificated notes;

(4)	add to the covenants or provide for a Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Company or any Restricted Subsidiary;

(5)	make any change that does not adversely affect the rights of any Holder in any material respect;

(6)	make such provisions as necessary (as determined in good faith by the Company) for the issuance of Additional Notes in accordance with the terms of the Indenture;

(7)	provide for any Restricted Subsidiary to provide a Guarantee in accordance with the Covenant described under “—Certain Covenants—Limitation on Indebtedness,” to add Guarantees with respect to the notes, to add security to or for the benefit of the notes, or to confirm and evidence the release, termination, discharge or retaking of any Guarantee or Lien with respect to or securing the notes when such release, termination, discharge or retaking is provided for under the Indenture;

(8)	evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof or to provide for the accession by the Trustee to any Note Document;

(9)	make any amendment to the provisions of the Indenture relating to the transfer and legending of notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of notes; provided, however, that (i) compliance with the Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer notes;

(10)	mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for its benefit and the benefit of the Trustee, the Holders of the notes and any holders of Pari Passu Secured Obligations, as additional security for the payment and performance of all or any portion of the obligations under the notes, the Guarantors and the Indenture or any Pari Passu Secured Obligations subject to the Security Documents, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to the Indenture, any of the Security Documents or otherwise, in each case as certified in an Officers’ Certificate;

(11)	provide for the release of Collateral from the Lien pursuant to the Indenture, the Security Documents, the Intercreditor Agreement and any Future Intercreditor Agreement when permitted or required by the Security Documents, the Indenture, the Intercreditor Agreement or any Future Intercreditor Agreement, in each case as certified in an Officers’ Certificate; or

(12)	provide for the succession of parties (other than the Issuers and the Guarantors) to the Security Documents, and other changes that are ministerial and administrative in nature, in connection with any refinancing, amendment, renewal, extension, substitution, restructuring, replacement, supplement or other modification of any agreement governing Pari Passu Secured Obligations and to which such parties are bound, in each case solely to the extent not prohibited by the Indenture; or

(13)	conform the text of the Indenture, the notes, the Guarantees, the Security Documents or the Intercreditor Agreement to any provision of this “Description of the Exchange Notes” to the extent that such provision in this “Description of the Exchange Notes” is intended to be a verbatim recitation or a summary of a provision of the Indenture, the notes, the Guarantees, the Security Documents or the Intercreditor Agreement as certified in an Officers’ Certificate.

In connection with any amendment, the Trustee shall be entitled to receive an Officer’s Certificate and Opinion of Counsel each stating that such amendment is authorized or permitted by the terms of the Indenture, the Credit Agreement and each agreement governing any Pari Passu Secured Obligations, as applicable, and that all conditions precedent to such amendment required by the Indenture, the Credit Agreement and each agreement governing any Pari Passu Secured Obligations, as applicable, have been complied with. The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment of any Note Document. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Indenture by any Holder of notes given in connection with a tender of such Holder’s notes will not be rendered invalid by such tender.

Defeasance

The Issuers at any time may terminate all obligations of the Issuers under the notes and the Indenture and have each Guarantor’s obligations discharged with respect to its Guarantee (“legal defeasance”) and cure all then existing Defaults and Events of Default, except for certain obligations, including those respecting the defeasance trust, the rights, powers, trusts, duties, immunities and indemnities of the Trustee and the obligations of the Issuers in connection therewith and obligations concerning issuing temporary notes, registrations of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust.

The Issuers at any time may terminate its obligations and those of each Guarantor under the covenants described under “—Certain Covenants” (other than clauses (1) and (2) of the first paragraph of “—Merger and Consolidation— The Issuers” and clause 3(b) of the first paragraph of “—Merger and Consolidation—Guarantors”) and “—Change of Control” and the default provisions relating to such covenants described under “—Events of Default” above, the operation of the cross-default upon a payment default, the cross acceleration provisions, the bankruptcy provisions with respect to the Issuers and Significant Subsidiaries, the judgment default provision and the guarantee provision described under “—Events of Default” above (“covenant defeasance”).

The Issuers at their option at any time may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. If the Issuers exercise their legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect to the notes. If the Issuers exercise their covenant defeasance option with respect to the notes, payment of the notes may not be accelerated because of an Event of Default specified in clause (3), (4), (5) (with respect only to the Issuers and Significant Subsidiaries), (6) or (7) under “—Events of Default” above.

In order to exercise either defeasance option, the Issuers must irrevocably deposit in trust (the “defeasance trust”) with the Trustee cash in U.S. dollars or U.S. Government Obligations or a combination thereof for the payment of principal, premium, if any, and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of:

(1)	an Opinion of Counsel in the United States to the effect that Holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and in the case of legal defeasance only, such Opinion of Counsel in the United States must be based on a ruling of the U.S. Internal Revenue Service or change in applicable U.S. federal income tax law since the issuance of the notes);

(2)	an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions, following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code, as amended;

(3)	an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Issuers; and

(4)	an Officer’s Certificate and an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and cease to be of further effect (except as to surviving rights of conversion or transfer or exchange of the notes, as expressly provided for in the Indenture) as to all outstanding notes when (1) either (a) all the notes previously authenticated and delivered (other than certain lost, stolen or destroyed notes and certain notes for which provision for payment was previously made and thereafter the funds have been released to the Issuers) have been delivered to the Trustee for cancellation; or (b) all notes not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers; (2) the Issuers have deposited or caused to be deposited with the Trustee, cash in U.S. dollars or U.S. Government Obligations, or a combination thereof, as applicable, in an amount sufficient to pay and discharge the entire indebtedness on the notes not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be; (3) the Issuers have paid or caused to be paid all other sums payable under the Indenture; and (4) the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each to the effect that all conditions precedent under the “—Satisfaction and Discharge” section of the Indenture relating to the satisfaction and discharge of the Indenture have been complied with; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)).

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator or shareholder of the Issuers or any of their Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuers under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the Trustee and Certain Agents

Wilmington Trust, National Association is the Trustee under the Indenture. The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are set forth specifically in such Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care that a prudent Person would use in conducting its own affairs. The permissive rights of the Trustee to take or refrain from taking any action enumerated in the Indenture will not be construed as an obligation or duty.

The Indenture imposes certain limitations on the rights of the Trustee, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Issuers and their Affiliates and Subsidiaries.

The Indenture sets out the terms under which the Trustee may retire or be removed, and replaced. Such terms include, among others, (1) that the Trustee may be removed at any time by the Holders of a majority in principal amount of the then outstanding notes, or may resign at any time by giving written notice to the Issuers and (2) that if the Trustee at any time (a) has or acquires a conflict of interest that is not eliminated, (b) fails to meet certain minimum limits regarding the aggregate of its capital and surplus or (c) becomes incapable of acting as Trustee or becomes insolvent or bankrupt, then the Issuers may remove the Trustee, or any Holder who has been a bona fide Holder for not less than 6 months may petition any court for removal of the Trustee and appointment of a successor Trustee.

Any removal or resignation of the Trustee shall not become effective until the acceptance of appointment by the successor Trustee.

The Indenture contains provisions for the indemnification of the Trustee for any loss, liability, taxes and expenses incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the Indenture.

Notices

All notices to Holders of notes will be validly given if mailed to them at their respective addresses in the register of the Holders of the notes, if any, maintained by the Registrar. For so long as any notes are represented by Global Notes, all notices to Holders of the notes will be delivered to DTC per its applicable procedures, delivery of which shall be deemed to satisfy the requirements of this paragraph, which will give such notices to the Holders of Book-Entry Interests.

Each such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed. Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to him if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Jurisdiction

The Issuers have consented to the exclusive jurisdiction of the United States District Court for the Southern District of New York and any appellate court from thereof. Each of the Issuers and the Guarantors intend to appoint CT Corporation System, located at 111 Eighth Avenue, 13th Floor, New York, New York as its authorized agent upon which service of process may be served in any action or proceeding brought in the United States District Court for the Southern District of New York or any U.S. Federal court sitting in The City of New York in connection with either the Indenture or the notes.

Waiver of Immunities

To the extent that the Issuers may in any jurisdiction claim for itself or its assets immunity from a suit, execution, attachment, whether in aid of execution, before judgment or otherwise, or other legal process in connection with and as set out in the Indenture and the notes and to the extent that in any jurisdiction there may be immunity attributed to the Issuers or the Issuers’ assets, whether or not claimed, the Issuers have irrevocably agreed for the benefit of the holders not to claim, and irrevocably waive, the immunity to the full extent permitted by law.

Currency Rate Indemnity

The Issuers have agreed that, if a judgment or order made by any court for the payment of any amount in respect of any notes is expressed in a currency other than U.S. dollars, the Issuers will indemnify the relevant holder against any deficiency arising from any variation in rates of exchange between the date as of which the U.S. dollars currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from the Issuers’ other obligations under the Indenture, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due under the Indenture or the notes.

Governing Law

The Indenture and the notes, including any Guarantees, and the rights and duties of the parties thereunder shall and the Intercreditor Agreement are governed by and construed in accordance with the laws of the State of New York. The application of the provisions set out in articles 86 to 94-8 of the Luxembourg Law of 10 August 1915 concerning Commercial Companies is excluded. The Security Documents are governed by, and construed in accordance with, the laws of the jurisdiction in which the relevant Guarantor is organized or the jurisdiction where the relevant assets are located or deemed to be located.

Certain Definitions

“Acquired Indebtedness” means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, or (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with such Person becoming a Restricted Subsidiary of the Company or such acquisition or (3) of a Person at the time such Person merges with or into or consolidates or otherwise combines with the Company or any Restricted Subsidiary; provided that Acquired Indebtedness shall not include Indebtedness incurred in connection with or in contemplation of the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary, such Indebtedness was assumed or such merger consolidation or combination. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, consolidation or other combination.

“Additional Assets” means:

(1)	any property or assets (other than Capital Stock) used or to be used by the Company or a Restricted Subsidiary or otherwise useful in a Similar Business (it being understood that capital expenditures on property or assets already used in a Similar Business or to replace any property or assets that are the subject of such Asset Disposition shall be deemed an investment in Additional Assets);

(2)	the Capital Stock of a Person that is engaged in a Similar Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company.

“Advisory Agreements” means, collectively, (i) the Advisory Agreement, dated as of 17 June 2010, by and amongst Bain Capital Partners, LLC, a Delaware limited liability company, and Portfolio Company Advisors Limited, an English private limited company, on the one hand, and Styron Holding BV, a Dutch besloten vennootschap met beperkte aansprakelijkheid and Bain Capital Everest US Holding Inc., a Delaware on the other hand, and (ii) the Transaction Services Agreement, dated as of 17 June 2010, by and between Bain Capital Everest US Holding Inc., a Delaware company and Bain Capital Partners, LLC, a Delaware limited liability company.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means the greater of (A) 1.0% of the principal amount of such note and (B) on any redemption date, the excess (to the extent positive) of:

(a)	the present value at such redemption date of (i) the redemption price of such note at August 1, 2015 (such redemption price (expressed in percentage of principal amount) being set forth in the table under “—Optional Redemption” (excluding accrued but unpaid interest)), plus (ii) all required interest payments due on such note to and including such date set forth in clause (i) (excluding accrued but unpaid interest), computed upon the redemption date using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points; over amount of such note; and

(b)	the outstanding principal amount of such note;

in each case, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate.

“Asset Disposition” means:

(a)	the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of the Company (other than Capital Stock of the Company) or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(b)	the issuance or sale of Capital Stock of any Restricted Subsidiary (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Certain Covenants—Limitation on Indebtedness” or directors’ qualifying shares and shares issued to foreign nationals as required under applicable law), whether in a single transaction or a series of related transactions;

in each case, other than:

(1)	a disposition by a Restricted Subsidiary to the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(2)	a disposition of cash, Cash Equivalents or Investment Grade Securities;

(3)	a disposition of inventory or other assets in the ordinary course of business;

(4)	a disposition of obsolete, surplus or worn out equipment or other assets or equipment or other assets that are no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries;

(5)	transactions permitted under “—Certain Covenants—Merger and Consolidation—The Issuers” or a transaction that constitutes a Change of Control;

(6)	an issuance of Capital Stock by a Restricted Subsidiary to the Company or to another Restricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors;

(7)	any dispositions of Capital Stock, properties or assets in a single transaction or series of related transactions with a fair market value (as determined in good faith by the Company) of less than $20.0 million;

(8)	any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments” and the making of any Permitted Payment or Permitted Investment;

(9)	dispositions in connection with Permitted Liens;

(10)	dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(11)	the licensing or sub-licensing of intellectual property or other general intangibles and licenses, sub-licenses, leases or subleases of other property, in each case, in the ordinary course of business;

(12)	foreclosure, condemnation or any similar action with respect to any property or other assets;

(13)	the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

(14)	any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(15)	any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(16)	to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(17)	any disposition of Securitization Assets, or participations therein, in connection with any Qualified Securitization Financing, or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business;

(18)	any financing transaction with respect to property constructed, acquired, replaced, repaired or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by the Company or any Restricted Subsidiary after the Issue Date, including Sale and Leaseback Transactions and asset securitizations, permitted by the Indenture; and

(19)	any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind.

“Associate” means (i) any Person engaged in a Similar Business of which the Company or its Restricted Subsidiaries are the legal and beneficial owners of between 20% and 50% of all outstanding Voting Stock and (ii) any joint venture entered into by the Company or any Restricted Subsidiary of the Company.

“Bain Capital” means, collectively, Bain Capital Partners, LLC and funds or partnerships related to, or managed or advised by any of them or any Affiliate of any of them (not including, however, any portfolio companies of any of the foregoing, which portfolio companies have material operations other than the operations of the Company and its Subsidiaries.

“Board of Directors” means (1) with respect to the Company or any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; and (3) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval).

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, United States or in the state of the place of payment are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants, options or depositary receipts for, or other equivalents of or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)	(a) United States dollars, euro, or any national currency of any member state of the European Union; or (b) any other foreign currency held by the Company and the Restricted Subsidiaries in the ordinary course of business;

(2)	securities issued or directly and fully Guaranteed or insured by the United States or Canadian governments, a member state of the European Union or, in each case, any agency or instrumentality of thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(3)	certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any Lender or by any bank or trust company (a) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (b) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $100 million;

(4)	repurchase obligations for underlying securities of the types described in clauses (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5)	commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof;

(6)	readily marketable direct obligations issued by any state of the United States of America, any province of Canada, any member of the European Union or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition;

(7)	bills of exchange issued in the United States, Canada, a member state of the European Union or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(8)	interests in any investment company, money market or enhanced high yield fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (6) above; and

(9)	for purposes of clause (2) of the definition of “Asset Disposition,” the marketable securities portfolio owned by the Company and its Subsidiaries on the Issue Date.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above, provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within 10 Business Days following the receipt of such amounts.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services.

“Change of Control” means:

(1)	the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; or

(2)	the sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to a Person, other than a Restricted Subsidiary or one or more Permitted Holders; or

(3)	the first day on which a majority of the members of the Board of Directors of Holdings or the Company are not Continuing Directors.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral Agent” means Wilmington Trust, National Association, acting in its capacity as collateral agent under the Security Documents, or any successor thereto.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” for any period means the Consolidated Net Income for such period:

(1)	increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, plus amounts excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (w), (x) and (y) in clause (1) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the notes and the Credit Agreement and any Securitization Fees, and (ii) any amendment or other modification of the notes, the Credit Agreement and any Securitization Fees, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve, integration cost or other business optimization expense or cost associated with establishing new facilities that is deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities

(f) any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges or the impact of purchase accounting, (excluding any such non-cash charge, write-down or item to the extent it represents an accrual or reserve for a cash expenditure for a future period) or other items classified by the Company as special items less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period); plus

(g) the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to Bain Capital to the extent otherwise permitted under “Certain Covenants—Limitation on Affiliate Transactions”; plus

(h) the amount of net cost savings and operating efficiencies projected by the Company in good faith to be realized as a result of specified actions either taken or initiated prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized or expected to be realized prior to or during such period from such actions; provided that such cost savings are reasonably identifiable and factually supportable; provided further that, to the extent not completed, such actions are expected to be completed within twelve months; plus

(i) the amount of loss on sale of Securitization Assets and related assets to the Securitization Entity in connection with a Qualified Securitization Financing; plus

(j) any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Capital Stock of the Company (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain covenants—Limitation on Restricted Payments;” plus

(k) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(l) any net loss included in the consolidated financial statements due to the application of Financial Accounting Standards No. 160 “Non-controlling Interests in Consolidated Financial Statements” (“FAS 160”); plus

(m) realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Company and its Restricted Subsidiaries; plus

(o) net realized losses from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements;

(2)	decreased (without duplication) by: (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus (b) realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Company and its Restricted Subsidiaries; plus (c) any net realized income or gains from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus (d) any net income included in the consolidated financial statements due to the application of FAS 160 and

(3)	increased or decreased (without duplication) by, as applicable, any adjustments resulting for the application of Accounting Standards Codification Topic 460 or any comparable regulation.

“Consolidated Income Taxes” means taxes or other payments, including deferred Taxes, based on income, profits or capital (including without limitation withholding taxes) and franchise taxes of the Company and its Restricted Subsidiaries whether or not paid, estimated, accrued or required to be remitted to any Governmental Authority.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)	consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (v) accretion or accrual of discounted liabilities other than Indebtedness, (w) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees, and (z) interest with respect to Indebtedness of any Parent of such Person appearing upon the balance sheet of such Person solely by reason of push-down accounting under GAAP; plus

(2)	consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)	interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries determined on a consolidated basis on the basis of GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1)	subject to the limitations contained in clause (3) below, any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution or return on investment or could have been distributed, as reasonably determined by an Officer of the Company (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (2) below);

(2)

solely for the purpose of determining the amount available for Restricted Payments under clause (c)(i) of the first paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments,” any net income (loss) of any Restricted Subsidiary (other than Guarantors) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company or a Guarantor by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released, (b) restrictions pursuant to the notes or the Indenture, and (c) restrictions specified in clause (14) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Restrictions on Distributions from Restricted Subsidiaries,” except that the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

(3)	any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of the Company or any Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by an Officer or the Board of Directors of the Company);

(4)	any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense or any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense;

(5)	the cumulative effect of a change in accounting principles;

(6)	any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts shall be excluded;

(7)	all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

(8)	any unrealized gains or losses in respect of Hedging Obligations or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Hedging Obligations;

(9)	any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(10)	any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary;

(11)	any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(12)	any goodwill or other intangible asset impairment charge or write-off;

(13)	any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded;

(14)	any net unrealized gains and losses resulting from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements shall be excluded; and

(15)	the amount of any expense to the extent a corresponding amount is received in cash by the Company and the Restricted Subsidiaries from a Person other than the Company or any Restricted Subsidiaries under any agreement providing for reimbursement of any such expense, provided such reimbursement payment has not been included in determining Consolidated Net Income (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods).

“Consolidated Secured Leverage” means the sum of the aggregate outstanding Secured Indebtedness for borrowed money and Capitalized Lease Obligations of the Company and its Restricted Subsidiaries less the aggregate amount of unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Secured Leverage at such date to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company are available, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Taxes.” If and for so long as the Company or the Company is a member of a group filing a consolidated or combined tax return with any common parent of such group, any Taxes measured by income for which such common parent is liable up to an amount not to exceed with respect to such Taxes the amount of any such Taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis or on a consolidated basis if the Company and its Subsidiaries had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of the Company and its Subsidiaries.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)	to advance or supply funds:

(a)	for the purchase or payment of any such primary obligation; or

(b)	to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)	to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)	was a member of such Board of Directors on the Issue Date; or

(2)	was nominated for election or elected to such Board of Directors by the Permitted Holders or with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Agreement” means the credit agreement dated as of June 17, 2010 by and among the Company, certain of its Subsidiaries identified therein as guarantors, the Company and its subsidiaries as guarantors, the senior lenders (as named therein), Deutsche Bank AG New York Branch, as the administrative agent for the lenders, together with the related documents thereto (including the revolving loans thereunder, any letters of credit and reimbursement obligations related thereto, any Guarantees and security documents), as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more agreements (and related documents) governing Indebtedness, including Indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower, issuer or guarantor thereunder), in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or one or more successors to the Credit Agreement or one or more new credit agreements.

“Credit Facility” means, with respect to the Company or any of their Subsidiaries, one or more debt facilities, Indentures or other arrangements (including the Credit Agreement or commercial paper facilities and overdraft facilities) with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the original Credit Agreement or one or more other credit or other agreements, Indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Company) of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

“Designated Preferred Stock” means, with respect to the Company, Preferred Stock (other than Disqualified Stock) (a) that is issued for cash (other than to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees to the extent funded by the Company or such Subsidiary) and (b) that is designated as “Designated Preferred Stock” pursuant to an Officer’s Certificate of the Company at or prior to the issuance thereof, the Net Cash Proceeds of which are excluded from the calculation set forth in clause (c)(ii) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors of the Company having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors of the Company shall be deemed not to have such a financial interest by reason of such member’s holding Capital Stock of the Company or any options, warrants or other rights in respect of such Capital Stock.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)	matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise; or

(2)	is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of (a) the Stated Maturity of the notes or (b) the date on which there are no notes outstanding; provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is subject to compliance by the relevant Person with the covenant described under “—Certain Covenants—Limitation on Restricted Payments;” provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“DTC” means The Depository Trust Company or any successor securities clearing agency.

“Equity Offering” means (x) a sale of Capital Stock of the Company (other than Disqualified Stock) other than offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions, or (y) the sale of Capital Stock or other securities of any direct or indirect parent, the proceeds of which are contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock or through an Excluded Contribution) of the Company or any of its Restricted Subsidiaries.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Excluded Contribution” means Net Cash Proceeds or property or assets received by the Company as capital contributions to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock) of the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of their employees to the extent funded by the Company or any Restricted Subsidiary) of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Company, to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Company.

“fair market value” may be conclusively established by means of an Officer’s Certificate or resolutions of the Board of Directors of the Company setting out such fair market value as determined by such Officer or such Board of Directors in good faith.

“First Lien Obligations” means Payment Priority Obligations, the Obligations under the notes and Pari Passu Secured Obligations.

“Fixed Charge Coverage Ratio” means, with respect to any Person on any determination date, the ratio of Consolidated EBITDA of such Person for the most recent four consecutive fiscal quarters ending immediately prior to such determination date for which internal consolidated financial statements are available to the Fixed Charges of such Person for four consecutive fiscal quarters. In the event that Holdings, the Company or any Restricted Subsidiary Incurs, assumes, Guarantees, redeems, defeases, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, guarantee, redemption, defeasance, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the pro forma calculation shall not give effect to any Indebtedness Incurred on such determination date pursuant to the provisions described in the second paragraph under “—Certain Covenants—Limitation on Indebtedness.”

For purposes of making the computation referred to above, any Investment, acquisitions, dispositions, mergers, consolidations and disposed operations that have been made by the Company or any of its Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed or discontinued operations (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or chief accounting officer of the Company (including cost savings and synergies). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed with a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1)	Consolidated Interest Expense of such Person for such Period;

(2)	all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Subsidiary of such Person during such period; and

(3)	all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during this period.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Subsidiary of such Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of any calculation or determination required hereunder. Except as otherwise set forth in the Indenture, all ratios and calculations based on GAAP contained in the Indenture shall be computed in accordance with GAAP. At any time after the Issue Date, the Company may elect to establish that GAAP shall mean the GAAP as in effect on or prior to the date of such election; provided that any such election, once made, shall be irrevocable. At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Indenture), including as to the ability of the Company to make an election pursuant to the previous sentence; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP; provided, further again, that the Company may only make such election if it also elects to report any subsequent financial reports required to be made by the Company, including pursuant to Section 13 or Section 15(d) of the Exchange Act and the covenants set forth under “Reports,” in IFRS. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory, self-regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)	entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” means, with respect to any person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contracts, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“Holder” means each Person in whose name the notes are registered on the Registrar’s books, which shall initially be the respective nominee of DTC.

“Immaterial Subsidiary” means any Restricted Subsidiary that (i) has not guaranteed any other Indebtedness of the Issuers or any Guarantor and (ii) has Total Assets together with all other Immaterial Subsidiaries (as determined in accordance with GAAP) and Consolidated EBITDA of less than 5.0% of the Company’s Total Assets and Consolidated EBITDA (measured, in the case of Total Assets, at the end of the most recent fiscal period for which internal financial statements are available and, in the case of Consolidated EBITDA, for the four quarters ended most recently for which internal financial statements are available, in each case measured on a pro forma basis giving effect to any acquisitions or depositions of companies, division or lines of business since such balance sheet date or the start of such four quarter period, as applicable, and on or prior to the date of acquisition of such Subsidiary).

“Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	the principal of indebtedness of such Person for borrowed money;

(2)	the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);

(4)	the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;

(5)	Capitalized Lease Obligations of such Person;

(6)	the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)	the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the amount of such Indebtedness of such other Persons;

(8)	Guarantees by such Person of the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

(9)	to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement).

The term “Indebtedness” shall not include any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect on the Issue Date, any prepayments of deposits received from clients or customers in the ordinary course of business, or obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) Incurred prior to the Issue Date or in the ordinary course of business.

The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in the Indenture, and (other than with respect to letters of credit or Guarantees or Indebtedness specified in clause (7) above) shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared on the basis of GAAP.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i)	Contingent Obligations Incurred in the ordinary course of business;

(ii)	Cash Management Services;

(iii)	in connection with the purchase by the Company or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner; or

(iv)	for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes.

“Independent Financial Advisor” means an investment banking or accounting firm of international standing or any third party appraiser of international standing; provided, however, that such firm or appraiser is not an Affiliate of the Company.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared on the basis of GAAP; provided, however, that endorsements of negotiable instruments and documents in the ordinary course of business will not be deemed to be an Investment. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time.

For purposes of “—Certain Covenants—Limitation on Restricted Payments”:

(1)	“Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2)	any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Investment Grade” means (i) BBB- or higher by S&P; (ii) Baa3 or higher by Moody’s, or (iii) the equivalent of such ratings by S&P or Moody’s, or of another Nationally Recognized Statistical Ratings Organization.

“Investment Grade Securities” means:

(1)	securities issued or directly and fully Guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)	securities issued or directly and fully guaranteed or insured by a member of the European Union, or any agency or instrumentality thereof (other than Cash Equivalents);

(3)	debt securities or debt instruments with a rating of “A-” or higher from S&P or “A3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries; and

(4)	investments in any fund that invests exclusively in investments of the type described in clauses (1), (2) and (3) above which fund may also hold cash and Cash Equivalents pending investment or distribution.

“Investment Grade Status” shall occur when the notes receive both of the following:

(1)	a rating of “BBB-” or higher from S&P; and

(2)	a rating of “Baa3” or higher from Moody’s;

or the equivalent of such rating by either such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization.

“Junior Secured Obligations” means Other Collateral Secured Obligations which is by its terms intended to be secured on a subordinated basis with the Liens securing the Obligations under the notes, the Guarantees and the Indenture and the other First Lien Obligations; provided that the holders of such Indebtedness (or their authorized representative) have become bound by the terms of the Future Intercreditor Agreement pursuant to an amendment, supplement or joinder thereto (or entered into such Future Intercreditor Agreement if not then in effect).

“Latex Joint Venture” means any business of the Company and its Restricted Subsidiaries conducted in the performance of the Company’s obligations pursuant to the Latex Joint Venture Option Agreement, dated as of June 17, 2010, among The Dow Chemical Company, a Delaware corporation, Styron LLC, a Delaware limited liability company, and Styron Holding B.V., a limited liability company (besloten vennootschap) incorporated under the laws of the Netherlands.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers, employees or consultants of any Parent, the Company or any Restricted Subsidiary:

(1)	(a) in respect of travel, entertainment or moving related expenses Incurred in the ordinary course of business or (b) for purposes of funding any such person’s purchase of Capital Stock (or similar obligations) of the Company, its Subsidiaries or any Parent with (in the case of this sub-clause (b)) the approval of the Board of Directors;

(2)	in respect of moving related expenses Incurred in connection with any closing or consolidation of any facility or office; or

(3)	not exceeding $5.0 million in the aggregate outstanding at any time.

“Material Real Property” means any real property owned by any Issuer or Guarantor that is (i) located in the United States and has a fair market value in excess of $5,000,000 (at the Issue Date or, with respect to real property acquired after the Issue Date, at the time of acquisition, in each case, as reasonably determined by the Company in good faith) and (ii) located outside of the United States and has a fair market value in excess of $10,000,000 (at the Issue Date or, with respect to real property acquired after the Issue Date, at the time of acquisition, in each case, as reasonably determined by the Company in good faith); provided that at no time shall any real property located in the Federal Republic of Germany or Switzerland that is owned by any Issuer or Guarantor be considered Material Real Property.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)	all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Taxes paid or required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)	all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to minority interest holders (other than any Parent, the Company or any of their respective Subsidiaries) in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)	the deduction of appropriate amounts required to be provided by the seller as a reserve, on the basis of GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Non-Guarantor” means any Restricted Subsidiary that is not a Guarantor.

“Note Documents” means the notes (including Additional Notes), the Guarantees, the Indenture, the Security Documents, the Intercreditor Agreement and any Future Intercreditor Agreement.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, (1) the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Managing Director, or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of the Indenture by the Board of Directors of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel reasonably satisfactory to the Trustee. Such counsel may be an employee of or counsel to the Company or its Subsidiaries.

“Other Collateral Secured Obligations” means any and all Obligations, (x) secured by a Permitted Lien (other than Payment Priority Obligations), and (y) which are by its terms intended to be secured on a pari passu basis or a subordinated basis with the Liens securing s the Obligations under the notes, the Guarantees and the Indenture.

“Parent” means any Person of which the Company at any time is or becomes a Subsidiary after the Issue Date and any holding companies established by any Permitted Holder for purposes of holding its investment in any Parent.

“Parent Expenses” means:

(1)	costs (including all professional fees and expenses) Incurred by any Parent in connection with reporting obligations under or otherwise Incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, the Indenture or any other agreement or instrument relating to Indebtedness of the Company or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder;

(2)	customary indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person to the extent relating to the Company and its Subsidiaries;

(3)	obligations of any Parent in respect of director and officer insurance (including premiums therefor) to the extent relating to the Company and its Subsidiaries;

(4)	general corporate overhead expenses, including professional fees and expenses and other operational expenses of any Parent related to the ownership or operation of the business of the Company or any of its Restricted Subsidiaries (including payments under the Advisory Agreements as in effect on the Issue Date or as modified in a manner that complies with the covenant described under “—Covenants—Limitation on Affiliate Transactions”); and

(5)	expenses Incurred by any Parent in connection with any public offering or other sale of Capital Stock or Indebtedness:

(x)	where the net proceeds of such offering or sale are intended to be received by or contributed to the Company or a Restricted Subsidiary,

(y)	in a pro-rated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed, or

(z)	otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

“Pari Passu Indebtedness” means Indebtedness of the Company which ranks equally in right of payment to the notes or any Guarantee if such Guarantee ranks equally in right of payment to the Guarantees.

“Pari Passu Secured Obligations” means Other Collateral Secured Obligations which is intended by its terms be to secured on a pari passu basis with the Liens securing the Obligations under the notes, the Guarantees and the Indenture and the other First Priority Obligations; provided such Lien is permitted to be incurred under the Indenture, the Credit Agreement and the documents governing any other Pari Passu Secured Obligations then outstanding, such Indebtedness has a stated maturity that is no earlier than the stated maturity of the notes and the agent or other representative for such Pari Passu Secured Obligations, on behalf of the holders of such Pari Passu Secured Obligations, is, or has pursuant to a joinder, amendment or supplement thereto become, bound by the terms of the Intercreditor Agreement.

“Paying Agent” means any Person authorized by the Issuers to pay the principal of (and premium, if any) or interest on any note on behalf of the Issuers.

“Payment Priority Obligations” means (i) any and all Obligations secured by Liens permitted by clause (18)(y) of the definition of “Permitted Liens” and (ii) all other Obligations of the Company or any of its Restricted Subsidiaries in respect of Hedging Obligations or obligations in respect of Cash Management Services in each case owing to a Person that is a holder of Indebtedness described in clause (i) above or an Affiliate of such holder at the time of entry into such Hedging Obligations or obligations in respect of Cash Management Services, so long as in each case such Obligations, and such Liens, are subject to the Intercreditor Agreement.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets used or useful in a Similar Business or a combination of such assets and cash, Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

“Permitted Holders” means, collectively, (1) Bain Capital and its Affiliates, (2) any one or more Persons, together with such Persons’ Affiliates, whose beneficial ownership constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture, (3) Senior Management, (4) any Person who is acting as an underwriter in connection with a public or private offering of Capital Stock of any Parent or the Company, acting in such capacity, and (5) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, Bain Capital and Senior Management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its Parents held by such group.

“Permitted Investment” means (in each case, by Holdings or any of its Restricted Subsidiaries):

(1)	Investments in (a) a Restricted Subsidiary (including the Capital Stock of a Restricted Subsidiary) or the Company or (b) a Person (including the Capital Stock of any such Person) that will, upon the making of such Investment, become a Restricted Subsidiary;

(2)	Investments in another Person if such Person is engaged in any Similar Business and as a result of such Investment such other Person is merged, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

(3)	Investments in cash, Cash Equivalents or Investment Grade Securities;

(4)	Investments in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business;

(5)	Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	Management Advances;

(7)	Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)	Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including an Asset Disposition;

(9)	Investments existing or pursuant to agreements or arrangements in effect on the Issue Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may not be increased except (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under the Indenture;

(10)	Hedging Obligations, which transactions or obligations are Incurred in compliance with “—Certain Covenants—Limitation on Indebtedness”;

(11)	pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or Liens otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under the covenant described under “—Certain Covenants—Limitation on Liens”;

(12)	any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock) or Capital Stock of any Parent as consideration;

(13)	any transaction to the extent constituting an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Affiliate Transactions” (except those described in clauses (1), (3), (6), (8), (9), (12) and (14) of that paragraph);

(14)	Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business and in accordance with the Indenture;

(15)	(i) Guarantees not prohibited by the covenant described under “—Certain Covenants—Limitation on Indebtedness” and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business, and (ii) performance guarantees with respect to obligations incurred by the Company or any of its Restricted Subsidiaries that are permitted by the Indenture;

(16)	Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by the Indenture;

(17)	Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Company or merged into or consolidated with a Restricted Subsidiary after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(18)	Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

(19)	contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Company;

(20)	Investments in joint ventures and Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed the greater of (a) $75 million and (b) 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

(21)	additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (21) that are at that time outstanding, not to exceed the greater of $120.0 million and 4.0% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication for purposes of the covenant described in the section entitled “—Certain Covenants—Limitation on Restricted Payments” of any amounts applied pursuant to clause (c) of the first paragraph of such covenant); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) or (2) above and shall not be included as having been made pursuant to this clause (21);

(22)	Investments in connection with the formation of the Latex Joint Venture;

(23)	any Investment by the Company or a Subsidiary of the Company in (x) a Securitization Entity or (y) any other Person in connection with a Qualified Securitization Financing, including Investments of funds held in accounts permitted or required by the arrangement governing such Qualified Securitization Financing or any related Indebtedness; provided that such Investment is in the form of a Purchase Money Obligation, contribution of additional Securitization Assets or equity interests; and

(24)	Investments in connection with the formation of Permitted Styrenics Joint Venture.

“Permitted Liens” means, with respect to any Person:

(1)	Liens on assets or property of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of any Restricted Subsidiary that is not a Guarantor;

(2)	pledges, deposits or Liens under workmen’s compensation laws, unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), or in connection with bids, tenders, completion guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure surety, indemnity, judgment, appeal or performance bonds, guarantees of government contracts (or other similar bonds, instruments or obligations), or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case Incurred in the ordinary course of business;

(3)	Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s and repairmen’s or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;

(4)	Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)

encumbrances, ground leases, easements (including reciprocal easement agreements), survey exceptions, or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions

(including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Company and its Restricted Subsidiaries or to the ownership of their properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

(6)	Liens (a) on assets or property of the Company or any Restricted Subsidiary securing Hedging Obligations or Cash Management Services permitted under the Indenture provided that the holders of such Obligations (or their representative) are party to, and such Liens are subject to, the Intercreditor Agreement; (b) that are contractual rights of set-off or, in the case of clause (i) or (ii) below, other bankers’ Liens (i) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business; (c) on cash accounts securing Indebtedness incurred under clause (9)(c) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Indebtedness” with financial institutions; (d) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, consistent with past practice and not for speculative purposes; and/or (e) (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business in connection with the maintenance of such accounts and (iii) arising under customary general terms of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof, which Liens, in any event, do not to secure any Indebtedness;

(7)	leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights), in each case entered into in the ordinary course of business;

(8)	Liens arising out of judgments, decrees, orders or awards not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(9)	Liens arising from Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(10)	Liens existing on the Issue Date, excluding Liens securing the Credit Agreement;

(11)	Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (or at the time the Company or a Restricted Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, consolidation or other business combination transaction with or into the Company or any Restricted Subsidiary); provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Restricted Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(12)	Liens on assets or property of the Company or any Restricted Subsidiary securing Indebtedness or other obligations of the Company or such Restricted Subsidiary owing to the Company or another Restricted Subsidiary, or Liens in favor of the Company or any Restricted Subsidiary;

(13)	Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, and permitted to be secured under the Indenture; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is or could be the security for or subject to a Permitted Lien hereunder;

(14)	(a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar arrangements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;

(15)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(16)	Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(17)	Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(18)	(x) Liens securing the Original Notes issued on the Issue Date and the Exchange Notes in respect thereof, the Guarantees relating to such notes and any obligations with respect to such notes and Guarantees relating thereto and (y) Liens securing Indebtedness permitted to be Incurred under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Indenture to be Incurred pursuant to clause (1) of the second paragraph under “—Certain Covenants—Limitation on Indebtedness”; provided that to the extent such Liens are on Collateral, an authorized representative of the holders of such Indebtedness and the Collateral Agent shall be a party to the Intercreditor Agreement;

(19)	Liens Incurred to secure Obligations in respect of any Indebtedness permitted by clause (8) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Indebtedness”;

(20)	Liens to secure Indebtedness of any Non-Guarantors permitted by clause (12) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Indebtedness” covering only the assets of such Non-Guarantor Subsidiary;

(21)	Liens on Capital Stock or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(22)	any security granted over the marketable securities portfolio described in clause (9) of the definition of “Cash Equivalents” in connection with the disposal thereof to a third party;

(23)	Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(24)	Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, and Liens, pledges and deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of) insurance carriers;

(25)	Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder;

(26)	Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Permitted Investments to be applied against the purchase price for such

Investment, and (ii) consisting of an agreement to sell any property in an asset sale permitted under the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock,” in each case, solely to the extent such Investment or asset sale, as the case may be, would have been permitted on the date of the creation of such Lien;

(27)	Liens securing Indebtedness and other obligations in an aggregate principal amount not to exceed $50.0 million at any one time outstanding;

(28)	Liens Incurred to secure Obligations in respect of any Indebtedness permitted to be Incurred pursuant to the covenant described under “—Certain Covenants—Limitation on Indebtedness”; provided that, with respect to liens securing Obligations permitted under this clause, at the time of Incurrence and after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio would be no greater than (i) on or prior to August 1, 2015, 4.25 to 1.00 and (ii) thereafter, 3.75 to 1.00; provided that to the extent such Liens are on Collateral (a) an authorized representative of the holders of such Indebtedness shall have executed (i) a joinder to the Intercreditor Agreement (in substantially the form attached thereto) as a holder of Pari Passu Secured Obligations or (ii) a Future Intercreditor Agreement pursuant to which, to the extent such Liens are Junior Secured Obligations, such representative shall agree with the Trustee, the Collateral Agent and other representatives of the First Lien Obligations that the Liens securing such Indebtedness are subordinated to the Lien securing the First Lien Obligations; and

(29)	Liens on Securitization Assets and other liens customarily granted in connection with a Securitization Facility, in each case in connection with a Qualified Securitization Financing.

For purposes of this definition, the term Indebtedness shall be deemed to include interest on such Indebtedness including interest which increases the principal amount of such Indebtedness.

“Permitted Styrenics Joint Venture” means the contribution, transfer or sale of all or a portion of the assets and liabilities of the Company and/or its Restricted Subsidiaries that are used in connection with the operation of the styrenics business of the Company and its Restricted Subsidiaries to a Person formed for purposes of forming a joint venture with a Person that is not an Affiliate of the Company; provided that:

(A)	after giving effect to such contribution, transfer or sale (in a single transaction or any series of related transactions) on a pro forma basis, the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be (1) not lower than immediately prior to such transaction or (2) equal to or greater than 2.25:1.00; and

(B)	the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Investment), as determined in good faith by the Board of Directors of the Company, of the assets subject to such contribution, transfer or sale.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any bankruptcy or insolvency proceeding whether or not allowed or allowable as a claim in any such bankruptcy or insolvency proceeding.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Qualified Equity Offering” means a public sale of Capital Stock of the Company (other than Disqualified Stock) other than offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions.

“Qualified Securitization Financing” means any Securitization Facility of a Securitization Entity that meets the following conditions: (i) the Board of Directors of the Company shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and its Restricted Subsidiaries, (ii) all sales of Securitization Assets and related assets by the Company or any Restricted Subsidiary to the Securitization Entity or any other Person are made at fair market value (as determined in good faith by the Company), (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings and (iv) the Obligations under such Securitization Facility are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Company or any of its Restricted Subsidiaries (other than a Securitization Entity). The grant of a security interest in any Securitization Assets of the Company or any of its Restricted Subsidiaries (other than a Securitization Entity) to secure Indebtedness under the Credit Agreement shall not be deemed a Qualified Securitization Financing.

“Refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in the Indenture shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of the Company or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1)	if the Indebtedness being refinanced constitutes Subordinated Indebtedness, the Refinancing Indebtedness has a final Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is the same as or greater than the final Weighted Average Life to Maturity of the Indebtedness being refinanced or, if less, the notes and such Refinancing Indebtedness is subordinated to the notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced; and

(2)	shall not include:

(i)	Indebtedness, Disqualified Stock or Preferred Stock a Subsidiary of the Company that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Guarantor; or

(ii)	Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary.

Refinancing Indebtedness in respect of any Credit Facility or any other Indebtedness may be Incurred from time to time after the termination, discharge or repayment of any such Credit Facility or other Indebtedness.

“Registration Rights Agreement” means (i) the Registration Rights Agreement related to the Original Notes, dated as of the Issue Date, among the Issuers, the Guarantors and the Initial Purchasers, as amended or supplemented, and (ii) any other registration rights agreement entered into in connection with the issuance of Additional Notes in a private offering by the Company after the Issue Date.

“Related Taxes” means any Taxes, including sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar Taxes (other than (x) Taxes measured by income and (y) withholding imposed on payments made by any Parent), required to be paid (provided such Taxes are in fact paid) by any Parent by virtue of its:

(a)	being organized or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than, directly or indirectly, the Company or any of the Company’s Subsidiaries);

(b)	being a holding company parent, directly or indirectly, of the Company or any of the Company’s Subsidiaries;

(c)	receiving dividends from or other distributions in respect of the Capital Stock of, directly or indirectly, the Company or any of the Company’s Subsidiaries; or

(d)	having made any payment in respect to any of the items for which the Company is permitted to make payments to any Parent pursuant to “—Certain Covenants—Limitation on Restricted Payments.”

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Sale and Leaseback Transaction” means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Secured Indebtedness” means any Indebtedness secured by a Lien (including, for the avoidance of doubt, Capitalized Lease Obligations and other than Indebtedness with respect to Cash Management Services).

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Securitization Asset” means any accounts receivable, real estate asset, mortgage receivables or related assets, in each case subject to a Securitization Facility.

“Securitization Entity” means a Subsidiary of the Company or another Person formed for the purposes of engaging in a Qualified Securitization Financing or which is regularly engaged in receivables financings and to which the Company or any of its Subsidiaries transfers Securitization Assets, and which is designated by the Board of Directors of the Company or of such other Person (as provided below) to be a Securitization Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (1) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (2) is recourse to or obligates the Company or any Restricted Subsidiary of the Company (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or (3) subjects any property or asset of the Company or any Restricted Subsidiary of the Company (other than Securitization Assets and related assets as provided in the definition of “Qualified Securitization Financing”), directly or indirectly, contingently or otherwise, to the satisfaction thereof other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding (other than on terms which the Company reasonably believes to be no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company) other than fees payable in the ordinary course of business in connection with servicing Securitization Assets, and (c) with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company or of such other Person will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company or of such other Person giving effect to such designation, together with an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Securitization Facility” means any of one or more securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Company or any of its Restricted Subsidiaries sells its Securitization Assets to either (a) Person that is not a Restricted Subsidiary or (b) a Securitization Entity that in turn sells Securitization Assets to a person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees paid to a person that is not a Restricted Subsidiary in connection with, any Qualified Securitization Financing.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Security Documents” means the security agreements, pledge agreements, collateral assignments, mortgages, and any other instrument and document executed and delivered pursuant to the Indenture or otherwise or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by the Indenture.

“Senior Management” means the officers, directors, and other members of senior management of the Company or any of their Subsidiaries, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company or any of their Subsidiaries.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means (a) any businesses, services or activities engaged in by the Company or any of its Subsidiaries or any Associates on the Issue Date and (b) any businesses, services and activities engaged in by the Company or any of its Subsidiaries or any Associates that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Securitization Financing, including, without limitation, those relating to the servicing of the assets of a Securitization Entity, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means, with respect to any person, any Indebtedness (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to the notes pursuant to a written agreement.

“Subsidiary” means, with respect to any Person:

(1)	any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

(2)	any partnership, joint venture, limited liability company or similar entity of which:

(a)	more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(b)	such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.

“Total Assets” mean, as of any date, the total consolidated assets of the Company and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries, determined on a pro forma basis in a manner consistent with the pro forma basis contained in the definition of Fixed Charge Coverage Ratio.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the redemption date to August 1, 2015; provided, however, that if the period from the redemption date to August 1, 2015, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trinseo Ireland” means Styron Investment Holdings Ireland, a private unlimited liability company organized and existing under the laws of Ireland, and an indirect, Wholly-Owned Subsidiary of the Company.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Company or Trinseo Finance that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company in the manner provided below); and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein) other than the Company or Trinseo Finance, to be an Unrestricted Subsidiary only if:

(1)	such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of the Company or any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and

(2)	such designation and the Investment of the Company in such Subsidiary complies with “—Certain Covenants—Limitation on Restricted Payments.”

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)	the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by

(2)	the sum of all such payments.

“Wholly Owned Subsidiary” means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors’ qualifying shares or shares required by any applicable law or regulation to be held by a Person other than the Company or another Wholly Owned Subsidiary) is owned by the Company or another Wholly Owned Subsidiary.

FORM, BOOK-ENTRY PROCEDURES AND TRANSFER

General

The Exchange Notes will be issued in fully registered global form. The Exchange Notes initially will be represented by one or more global certificates without interest coupons (the “global notes”). The global notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC or its nominee for credit to the accounts of direct or indirect participants in DTC, as described below under “—Depositary Procedures.”

The global notes will be deposited on behalf of the acquirers of the Exchange Notes for credit to the respective accounts of the acquirers or to such other accounts as they may direct. Except as described below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for Exchange Notes in certificated form except in the limited circumstances described below under “—Exchange of Book-Entry Notes for Certificated Notes.”

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depositary Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by DTC. We take no responsibility for these operations and procedures and urge investors to contact the systems or their participants directly to discuss these matters.

DTC has advised us that it is:

•	a limited purpose trust company organized under the New York State Banking Law;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the U.S. Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participating organizations (collectively, the “participants”) and facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC’s records reflect only the identity of participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC has also advised us that, pursuant to procedures established by DTC, ownership of interests in the global notes will be shown on, and the transfer of ownership of such interest will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

Investors in the global notes may hold their interests therein directly through DTC if they are participants in such system or indirectly through organizations that are participants or indirect participants in such system. All interests in the global notes will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in the global notes to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in the global notes to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have Exchange Notes registered in their names, will not receive physical delivery of Exchange Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

Payments in respect of the principal of and premium, if any, and interest on the global notes registered in the name of DTC or its nominee will be payable by the trustee (or the paying agent if other than the trustee) to DTC in its capacity as the registered holder under the Indenture. We and the trustee will treat the persons in whose names the Exchange Notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of us, the trustee or any agent of ours or the trustee has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes; or

•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Exchange Notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the Exchange Notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Interests in the global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

DTC has advised us that it will take any action permitted to be taken by a holder of Exchange Notes only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such participant or participants has or have given such direction.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and the procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Exchange of Book-Entry Notes for Certificated Notes

If (i) DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, (ii) DTC has ceased to be a clearing agency registered under the Exchange Act, (iii) we, at our option, notify the trustee in writing that we elect to cause the issuance of the Notes in the form of certificated notes, or (iv) an event of default under the Indenture has occurred and is continuing, upon request by the holders of the Notes, we will issue Notes in certificated form in exchange for global securities. The Indenture permits us to determine at any time and in our sole discretion that Notes shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global security at the request of each DTC participant. We would issue definitive certificates in exchange for any beneficial interests withdrawn.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material United States federal income tax considerations relating to the exchange of Original Notes for Exchange Notes in the exchange offer. It does not contain a complete analysis of all the potential tax considerations relating to the exchange. This summary is limited to holders of Original Notes that hold the Original Notes as “capital assets” (in general, assets held for investment). Special situations, such as the following, are not addressed:

•

tax consequences to holders that may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or foreign currencies, brokers, certain financial institutions or “financial services entities,” insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, retirement plans, real estate investment trusts, controlled foreign corporations and shareholders of such corporations, passive foreign investment companies and shareholders of such companies, former citizens or long-term residents of the United States, certain U.S. expatriates or corporations that accumulate earnings to avoid U.S. federal income tax;

•	tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

•	tax consequences to holders whose “functional currency” is not the U.S. dollar;

•	tax consequences to persons who hold notes through a partnership or similar pass-through entity;

•	alternative minimum tax, gift tax or estate tax consequences, if any; or

•	any state, local or foreign tax consequences.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

Consequences of Tendering Notes

The exchange of an Original Note for an Exchange Note pursuant to the exchange offer will not constitute a “significant modification” of the Original Note for United States federal income tax purposes and, accordingly, the Exchange Note received will be treated as a continuation of the Original Note in the hands of such holder. As a result, there will be no United States federal income tax consequences to a holder who exchanges an Original

Note for an Exchange Note pursuant to the exchange offer and any such holder will have the same adjusted tax basis and holding period in the Exchange Note as it had in the Original Note immediately before the exchange. A holder who does not exchange its Original Notes for Exchange Notes pursuant to the exchange offer will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the exchange offer.

The preceding discussion is for general information only and is not tax advice. Accordingly, each investor is urged to consult its own tax advisor as to the particular tax consequences to it of exchanging Original Notes for Exchange Notes, including the applicability and effect of any U.S. federal, state, local or foreign tax laws, and of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the effective date of the registration statement of which this prospectus forms a part, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until , all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Furthermore, any broker-dealer that acquired any of the Original Notes directly from us:

•

may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983); and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

For a period of 180 days after the 180 days after the effective date of the registration statement of which this prospectus forms a part (or such earlier time when a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities), we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any broker-dealers and will indemnify the holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with this exchange offer will be passed upon for us by Reed Smith LLP, New York, New York. Certain matters of Luxembourg law will be passed upon for us by Loyens & Loeff N.V. Certain matters of Australian law will be passed upon for us by Clayton Utz. Certain matters of Belgium law will be passed upon for us by Loyens & Loeff N.V. Certain matters of German law will be passed upon for us by Kirkland & Ellis International LLP. Certain matters of Hong Kong law will be passed upon for us by Reed Smith LLP, Hong Kong. Certain matters of Irish law will be passed upon for us by McCann FitzGerald. Certain matters of the laws of the Netherlands will be passed upon for us by Loyens & Loeff N.V. Certain matters of Singapore law will be passed upon for us by WongPartnership LLP. Certain matters of Swedish law will be passed upon for us by Roschier Advokatbyrå AB. Certain matters of Swiss law will be passed upon for us by Homburger AG. Certain matters of laws of the United Kingdom will be passed upon for us by Kirkland & Ellis International LLP, London, UK.

EXPERTS

The consolidated financial statements of Trinseo S.A. as of and for the years ended December 31, 2012 and December 31, 2011, and for the period from June 17, 2010 through December 31, 2010, appearing in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of the Styron business for the period beginning January 1, 2010 and ended June 16, 2010, included in this prospectus, have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the retrospective change in the composition of reportable segments). Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Americas Styrenics LLC as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, appearing in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

Luxembourg

We are a company organized under the laws of the Grand Duchy of Luxembourg. Most of our assets are located outside the United States. Furthermore, some of our directors and officers named in this prospectus reside outside the United States and most of their assets are located outside the United States. As a result, investors may find it difficult to effect service of process within the United States upon us or these persons or to enforce outside the United States judgments obtained against us or these persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the U.S. federal securities laws. Likewise, it may also be difficult for an investor to enforce in the U.S. courts judgments obtained against us or these persons in courts located in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. federal securities law. It may also be difficult for an investor to bring an original action in a Luxembourg or other foreign court predicated upon the civil liability provisions of the U.S. federal securities laws against us or these persons. Luxembourg law, furthermore, does not recognize a shareholder’s right to bring a derivative action on behalf of the Company.

In particular, there is doubt as to the enforceability of original actions in Luxembourg courts of civil liabilities predicated solely upon U.S. federal securities laws, and the enforceability in Luxembourg courts of judgments entered by U.S. courts predicated upon the civil liability provisions of U.S. federal securities laws will be subject to compliance with procedural and other requirements under Luxembourg law, including the condition that the judgment does not violate Luxembourg public policy. See the section entitled “Risk Factors—Risks Related to Investment in a Luxembourg Company—Trinseo is a société anonyme (public limited liability company) organized under the laws of Luxembourg and Trinseo Materials Operating S.C.A. is a société en commandite par actions (partnership by limited shares) organized under the laws of Luxembourg and it may be difficult for you to obtain or enforce judgments against us or our executive officers and directors in the United States.” for further discussion of enforcement of civil liabilities under Luxembourg law.

In addition, under Luxembourg law, directors do not, in normal circumstances, assume any personal obligations for the company’s commitments. Directors are liable to the Company for the performance of their duties as directors and for any misconduct in the management of the Company’s affairs. Directors are further jointly and severally liable both to the Company and, under specific circumstances, to any third parties for damages resulting from violations of the law or our articles of association. Directors will only be discharged from such liability for violations to which they were not a party, provided no misconduct is attributable to them and they have reported such violations at the first general meeting after they had knowledge thereof. In addition, directors may under specific circumstances also be subject to criminal liability, such as in the case of an abuse of assets. In the event of bankruptcy directors may be subject to specific criminal and civil liabilities, including the extension of the bankruptcy to the directors.

Germany

Two of the Guarantors, Styron Deutschland GmbH and Styron Deutschland Anlagengesellschaft mbH, are organized under the laws of Germany. The directors and officers of such German Guarantors are and may be non-residents of the United States. Although each German Guarantor has submitted to the jurisdiction of certain New York courts in connection with the offering, investors may find it difficult (or may be unable) to effect service of process within the United States on such German Guarantor or the directors and officers of the German Guarantors. In addition, as many of the German Guarantors’ assets and the assets of their directors and officers may be located outside of the United States, you may be unable to enforce against them judgments obtained in the United States courts predicated on civil liability provisions of the federal securities law of the United States. If a judgment is obtained in a U.S. court against a German Guarantor, the person who has obtained such judgment will need to enforce such judgment where the relevant company has assets. Even though the enforceability of U.S. court judgments in Germany is described below, you should consult with your own advisors in Germany as needed to enforce a judgment in Germany.

Notwithstanding the foregoing, the recognition of a final and conclusive judgment for payment rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. federal securities laws, can be obtained from a German court on the basis of Sections 722, 328 of the German Code of Civil Procedure. Such a judgment would generally be recognized in an action before a German court assuming all of the following:

•	the U.S. court having had jurisdiction of the case in accordance with German statutory rules on jurisdictional competence;

•	the document introducing the proceedings was duly served and made known to the defendant in a timely manner that allowed for adequate defense;

•

the judgment is not irreconcilable with any prior judgment which became res judicata rendered by a German court or (ii) any prior judgment which became res judicata rendered by a foreign court which is to be recognized in Germany and (iii) the procedure leading to the respective judgment under (i) or (ii) is not in contradiction to any such prior judgment or a proceeding previously commenced in Germany;

•

the effects of its recognition will not be in conflict with public policy in Germany (ordre public), including, without limitation, fundamental rights under the constitution of Germany (Grundrechte). In this context, it should be noted that any component of a U.S. federal or state court civil judgment awarding punitive damages or any other damages which do not serve a compensatory purpose, such as treble damages, will not be enforced in Germany. They are regarded to be in conflict with public policy in Germany; and

•	the reciprocity of enforcement of judgments is guaranteed.

Enforcement and foreclosure based on U.S. judgments may be sought against defendants located in Germany after having received an exequatur decision from a competent German court in accordance with the above principles. Subject to the foregoing, a person who has obtained a judgment from U.S. federal or state courts may be able to enforce judgments in Germany in civil and commercial matters. However, we cannot assure you that those judgments will be enforceable. Even if a U.S. judgment is recognized in Germany, it does not necessarily mean that it will be enforced in all circumstances. In particular, the obligations need to be of a specific kind and type (such as payment obligations) for which an enforcement procedure exists under German law. Also, if circumstances have arisen after the date on which such foreign judgment became res judicata, a defense against execution may arise.

The success of enforcement is also affected by possible bankruptcy, insolvency, reorganization, liquidation or a moratorium as well as other similar legal circumstances affecting creditor’s rights generally. In addition, it is doubtful whether a German court would accept jurisdiction and impose civil liability in an original action predicated solely upon U.S. federal securities laws.

If the party in whose favor such final judgment is rendered brings a new lawsuit in a competent court in Germany, such party may submit to the German court the final judgment rendered in the United States. Under such circumstances, a judgment by a federal or state court of the United States against the Company or such persons will be regarded by a German court only as evidence of the outcome of the dispute to which such judgment relates. A German court may choose to re-hear the dispute and may render a judgment not in line with the judgment rendered by a federal or state court of the United States.

Furthermore, German civil procedure differs substantially from U.S. civil procedure in a number of respects. With respect to the production of evidence, for example, U.S. federal and state law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may, prior to trial, compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under German law.

Netherlands

Two of the Guarantors, Styron Netherlands B.V. and Styron Holding B.V. (the “Netherlands Subsidiaries”), are organized under the laws of The Netherlands. A substantial majority of the assets of the Netherlands Subsidiaries are located outside the United States. Furthermore, all the directors and officers of the Netherlands Subsidiaries reside outside the United States and all or most of the assets of those officers and directors may be located outside the United States. As a result, investors may find it difficult to effect service of process within the United States upon the Netherlands Subsidiaries or these persons or to enforce outside the United States judgments obtained against the Netherlands Subsidiaries or these persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the U.S. federal securities laws. Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against these subsidiaries or persons in courts located in jurisdictions outside the United States. In addition, it may be difficult for investors to enforce, in original actions brought in courts in jurisdictions outside the United States, liabilities predicated upon U.S. federal securities laws, as the case may be.

The Netherlands and the United States currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment given by any court in the United States, whether or not predicated solely upon U.S. securities laws, would not be enforceable in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the claim must be re-litigated before a competent Dutch court. A final judgment by a U.S. court, however, may under current practice be given binding effect, if and to the extent that the Dutch court finds that the jurisdiction of the U.S. court has been based on grounds which are internationally acceptable and that proper legal procedures have been observed, unless such judgment contravenes principles of Dutch public policy.

Dutch courts usually deny the recognition and enforcement of punitive damages. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages.

Dutch civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Dutch law.

INDEX TO FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Financial Statements
Unaudited Condensed Consolidated Balance Sheets at September 30, 2013 and December 31, 2012	F-2
Unaudited Condensed Consolidated Statements of Operations for the Nine Months Ended September 30, 2013 and 2012	F-3
Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss) for the Nine Months Ended September 30, 2013 and 2012	F-4
Unaudited Condensed Consolidated Statements of Shareholder’s Equity for the Nine Months Ended September 30, 2013 and 2012	F-5
Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2013 and 2012	F-6
Notes to Unaudited Condensed Consolidated Financial Statements	F-7

Audited Consolidated Financial Statements
Reports of Independent Registered Public Accounting Firms	F-27
Consolidated Balance Sheets at December 31, 2012 and 2011	F-29
Consolidated and Combined Statements of Operations for the Years Ended December 31, 2012 and 2011 and for the periods June 17, 2010 through December 31, 2010 and January 1, 2010 through June 16, 2010	F-30

Consolidated and Combined Statements of Comprehensive Income (Loss) for the Years Ended December  31, 2012, and 2011 and for the periods June 17, 2010 through December 31, 2010 and January 1, 2010 through June 16, 2010

F-31
Consolidated and Combined Statements of Shareholder’s Equity and Net Parent Investment for the Years Ended December 31, 2012, 2011 and 2010 and the period ended June 16, 2010	F-32
Consolidated and Combined Statements of Cash Flows for the Years Ended December 31, 2012 and 2011 and for the periods June 17, 2010 through December 31, 2010 and January 1, 2010 through June 16, 2010	F-33
Notes to Consolidated Financial Statements	F-34
Financial Statement Schedule	F-87

Americas Styrenics LLC*
Audited Consolidated Financial Statements
Independent Auditors’ Report	F-88
Consolidated Balance Sheets at December 31, 2012 and 2011	F-89
Consolidated Statements of Comprehensive Income (Loss) for the Years Ended December 31, 2012, 2011 and 2010	F-90
Consolidated Statements of Members’ Equity for the Years Ended December 31, 2012, 2011 and 2010	F-91
Consolidated Statements of Cash Flows for the Years Ended December 31, 2012, 2011 and 2010	F-92
Notes to Consolidated Financial Statements	F-93

*	The audited financial statements of Americas Styrenics LLC for the years ended December 31, 2012, 2011 and 2010 have been included in this prospectus under Rule 3-09 of Regulation S-X, as a result of Americas Styrenics LLC meeting the significant subsidiary test described in Rule 1-02 of Regulation S-X.

TRINSEO S.A.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	September 30,	December 31,
	2013	2012
Assets
Current assets
Cash and cash equivalents	$153,726	$236,357
Restricted cash	—	7,852
Accounts receivable, net of allowance for doubtful accounts (September 30, 2013—$9,408; December 31, 2012—$8,370)	745,689	695,364
Inventories	485,830	582,740
Deferred income tax assets	7,634	4,353
Other current assets	31,421	21,011

Total current assets	1,424,300	1,547,677

Investments in unconsolidated affiliates	158,692	140,304
Property, plant and equipment, net of accumulated depreciation (September 30, 2013—$257,672; December 31, 2012—$191,747)	614,508	636,761
Other assets
Goodwill	36,569	36,103
Other intangible assets, net	168,037	176,153
Deferred income tax assets—noncurrent	41,217	67,204
Deferred charges and other assets	88,252	61,494

Total other assets	334,075	340,954

Total assets	$2,531,575	$2,665,696

Liabilities and shareholder’s equity
Current liabilities
Short-term borrowings	$65,609	$98,133
Accounts payable	482,538	572,182
Income taxes payable	2,214	11,084
Deferred income tax liabilities	3,200	2,628
Accrued expenses and other current liabilities	112,069	85,575

Total current liabilities	665,630	769,602

Noncurrent liabilities
Long-term debt	1,327,692	1,355,451
Deferred income tax liabilities—noncurrent	23,528	40,367
Other noncurrent obligations	199,614	208,611

Total noncurrent liabilities	1,550,834	1,604,429

Commitments and contingencies (Note H)
Shareholder’s equity
Common stock, $0.01 nominal value, 16,275,329 shares authorized, issued and outstanding at September 30, 2013 and December 31, 2012	162,753	162,753
Additional paid-in-capital	174,541	166,725
Accumulated deficit	(95,192)	(62,386)
Accumulated other comprehensive income	73,009	24,573

Total shareholder’s equity	315,111	291,665

Total liabilities and shareholder’s equity	$2,531,575	$2,665,696

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

TRINSEO S.A.

Condensed Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2013	2012
Net sales	$4,062,303	$4,131,798
Cost of sales	3,819,474	3,858,914

Gross profit	242,829	272,884
Selling, general and administrative expenses	155,006	138,589
Equity in earnings of unconsolidated affiliates	26,943	20,020

Operating income	114,766	154,315
Interest expense, net	98,927	80,866
Loss on extinguishment of long-term debt	20,744	—
Other expense, net	19,850	13,381

Income (loss) before income taxes	(24,755)	60,068
Provision for income taxes	8,051	29,279

Net income (loss)	$(32,806)	$30,789

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

TRINSEO S.A.

Condensed Consolidated Statements of Comprehensive Income (Loss)

(In thousands, unless otherwise stated)

(Unaudited)

	Nine Months Ended September 30,
	2013	2012
Net income (loss)	$(32,806)	$30,789
Other comprehensive income (loss), net of tax (tax amounts shown in millions below for the nine months ended September 30, 2013 and 2012, respectively):
Cumulative translation adjustments (net of tax of: 2013—$0.0; 2012—$0.0)	30,777	(1,099)
Pension and other postretirement benefit plans before reclassifications (net of tax of: 2013—$2.4; 2012—$0.0)	17,985	—
Amounts reclassified from accumulated other comprehensive income:
Amortization of prior service credit (cost) (net of tax of: 2013—$0.1; 2012—$0.0)(1)	1,513	(69)
Amortization of net gain (loss) (net of tax of: 2013—$(0.6); 2012—$0.2)(1)	(1,839)	558

Total other comprehensive income (loss), net of tax	48,436	(610)

Comprehensive income	$15,630	$30,179

(1)	These other comprehensive income (loss) components are included in the computation of net periodic benefit costs (see Note I).

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

TRINSEO S.A.

Condensed Consolidated Statements of Shareholder’s Equity

(In thousands)

(Unaudited)

	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total
	Shares	Amount
December 31, 2012	16,275,329	$162,753	$166,725	$24,573	$(62,386)	$291,665
Net loss	—	—	—	—	(32,806)	(32,806)
Other comprehensive income	—	—	—	48,436	—	48,436
Stock-based compensation	—	—	7,816	—	—	7,816

September 30, 2013	16,275,329	$162,753	$174,541	$73,009	$(95,192)	$315,111

December 31, 2011	59,829	$598	$159,397	$53,188	$(92,668)	$120,515
Contributions from shareholder	16,215,500	162,155	—	—	—	162,155
Net income	—	—	—	—	30,789	30,789
Other comprehensive loss	—	—	—	(610)	—	(610)
Stock-based compensation	—	—	4,975	—	—	4,975

September 30, 2012	16,275,329	$162,753	$164,372	$52,578	$(61,879)	$317,824

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

TRINSEO S.A.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities
Net income (loss)	$(32,806)	$30,789
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	71,037	62,939
Amortization of deferred financing costs and issuance discount	7,149	6,078
Deferred income tax	3,851	5,159
Stock-based compensation	7,816	4,975
Earnings of unconsolidated affiliates, net of dividends	(19,443)	(4,049)
Loss on extinguishment of debt	20,744	—
Loss on sale of businesses and other assets	4,186	263
Impairment charges	4,571	245
Changes in assets and liabilities
Accounts receivable	(41,480)	(11,129)
Inventories	93,949	(54,348)
Accounts payable and other current liabilities	(31,659)	90,587
Income taxes payable	(8,792)	(2,013)
Other assets, net	(6,969)	(18,533)
Other liabilities, net	21,434	6,067

Cash provided by operating activities	93,588	117,030

Cash flows from investing activities
Capital expenditures	(52,318)	(88,566)
Proceeds from subsidy	6,575	6,079
Proceeds from the sale of businesses and assets	15,221	253
Advance payment refunded	(2,711)	—
Distributions from unconsolidated affiliates	1,055	—
Decrease in restricted cash	7,852	—

Cash used in investing activities	(24,326)	(82,234)

Cash flows from financing activities
Deferred financing fees	(46,834)	(8,080)
Short-term borrowings, net	(32,676)	(27,994)
Capital contribution	—	162,155
Repayments of term loans	(1,239,000)	(147,000)
Proceeds from the issuance of senior secured notes	1,325,000	—
Proceeds from accounts receivable securitization	351,630	61,976
Repayments of accounts receivable securitization	(391,181)	(65,537)
Proceeds from the draw of revolving debt	405,000	910,000
Principal payments on revolving debt	(525,000)	(910,000)

Cash used in financing activities	(153,061)	(24,480)
Effect of exchange rates on cash	1,168	(1,738)

Net change in cash and cash equivalents	(82,631)	8,578
Cash and cash equivalents—beginning of period	236,357	245,313

Cash and cash equivalents—end of period	$153,726	$253,891

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

TRINSEO S.A.

Notes to Condensed Consolidated Financial Statements

(Dollars in thousands, unless otherwise stated)

(Unaudited)

NOTE A—BASIS OF PRESENTATION

The unaudited interim condensed consolidated financial statements of Trinseo S.A. and its subsidiaries (“Trinseo” or the “Company”) as of and for the periods ended September 30, 2013 and 2012 were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and reflect all adjustments, consisting only of normal recurring adjustments, which, in the opinion of management, are considered necessary for the fair statement of the results for the periods presented. Because they cover interim periods, the statements and related notes to the financial statements do not include all disclosures normally provided in annual financial statements and, therefore, these statements should be read in conjunction with the Company’s 2012 audited consolidated financial statements.

The December 31, 2012 consolidated balance sheet data presented herein was derived from the Company’s December 31, 2012 audited consolidated financial statements, but does not include all disclosures required by GAAP.

The presentation of certain prior year amounts has been reclassified to conform to the current year presentation.

Income Tax Expense

Income tax expense recognized for the nine month period ended September 30, 2012 includes cumulative adjustments of $2.5 million and $2.5 million from 2010 and 2011, respectively, which resulted in a reduction of income tax expense of approximately $5.0 million. These adjustments were related to the correction of prior period errors which resulted from the Company’s reconciliation of its income tax provision to the tax return positions, which were done in 2012. The impact of these adjustments was not material.

NOTE B—RECENT ACCOUNTING GUIDANCE

In June 2011, the FASB issued amendments to the presentation of comprehensive income which became effective for the annual period ending after December 15, 2012, and interim and annual periods thereafter. The amendments eliminate the current reporting option of displaying components of other comprehensive income within the statement of changes in stockholders’ equity. Under the new authoritative guidance, the company is required to present either a single continuous statement of comprehensive income or an income statement immediately followed by a statement of comprehensive income. In December 2011, the FASB issued a deferral of the effective date for amendments to the presentation of reclassifications of items out of accumulated other comprehensive income, which defers certain aspects related to the presentation of reclassification adjustments. The implementation of the amended accounting guidance has not had a material impact on the Company’s consolidated financial position or results of operations. In February 2013, the FASB issued amendments to disclosure requirements for presentation of comprehensive income, which requires presentation (either in a single note or parenthetically on the face of the financial statements) of the effect of significant amounts reclassified from each component of accumulated other comprehensive income based on its source and the income statement line items affected by the reclassification. If a component is not required to be reclassified to net income in its entirety, a cross reference to the related footnote for additional information will be required. The amendments are effective prospectively for reporting periods beginning after December 15, 2012 (early adoption is permitted). The implementation of the amended accounting guidance did not have a material impact on the Company’s consolidated financial position or results of operations.

In December 2011, the FASB issued guidance for Balance Sheet: Disclosures about Offsetting Assets and Liabilities, which requires entities to disclose both gross and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting agreement to facilitate users of the financial statements understand the effect of those arrangements on the Company’s financial position. In January 2013, the FASB issued further guidance that clarifies the scope of the offsetting disclosures. The guidance is effective for fiscal years, and interim periods within those years, beginning on or after January 1, 2013. Retrospective presentation for all comparative periods presented is required. The Company adopted the guidance effective as of January 1, 2013 and the adoption did not have a material impact on the Company’s financial position and results of operations.

In February 2013, the FASB issued amendments for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation is fixed at the reporting date, except for obligations addressed within existing guidance. This guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. This guidance also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. This amendment is effective on a retrospective basis for fiscal years and interim periods within those fiscal years beginning after December 15, 2013 and early adoption is permitted. The Company is currently evaluating this amendment but the Company does not expect the impact of adoption to be material.

In March 2013, the FASB issued amendments to address the accounting for the cumulative translation adjustment when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business within a foreign entity. The amendments are effective prospectively for fiscal years (and interim reporting periods within those years) beginning after December 15, 2013 (early adoption is permitted). The initial adoption has no impact on the Company’s financial position and results of operations.

In July 2013, the FASB issued guidance which permits an entity to designate the Fed Funds Effective Swap Rate, also referred to as the overnight index swap rate, as a benchmark interest rate in a hedge accounting relationship. In addition, the guidance removes the restriction on using different benchmark interest rates for similar hedges. The guidance was effective in July 2013. This guidance has no impact on the Company’s financial position and results of operations.

In July 2013, the FASB issued guidance to clarify the presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The new guidance requires that unrecognized tax benefits be netted against all available same-jurisdiction losses or other tax carryforwards that would be utilized, rather than only against carryforwards that are created by the unrecognized tax benefits. The guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2013, and should be applied prospectively to all unrecognized tax benefits that exist at the effective date. Retrospective application is permitted. The Company believes the adoption will not have a significant impact to the current presentation.

NOTE C—INVESTMENTS IN UNCONSOLIDATED AFFILIATES

Trinseo is supplemented by two strategic joint ventures, Sumika Styron Polycarbonate Limited (“Sumika Styron” a polycarbonate joint venture with Sumitomo Chemical Company, Limited) and Americas Styrenics LLC (“AmSty” a polystyrene joint venture with Chevron Phillips Chemical Company LP).

Both of the unconsolidated affiliates are privately held companies, therefore, quoted market prices for their stock are not available. Investments held in the unconsolidated affiliates are accounted for by the equity method.

At September 30, 2013 and December 31, 2012, respectively, Trinseo’s investment in AmSty was $121.4 million and $101.3 million. At September 30, 2013 and December 31, 2012, respectively, Trinseo’s investment in AmSty was $134.4 million and $150.7 million less than Trinseo’s 50% share of AmSty’s underlying net assets. This amount represents the difference between the book value of assets contributed to the joint venture at the time of formation (May 1, 2008) and Trinseo’s 50% share of the total recorded value of the joint venture’s assets and certain adjustments to conform to the Company’s accounting policies. As of September 30, 2013, the remaining weighted average amortization period for the basis differences was 7.5 years. The Company received dividends of $7.5 million and $15.0 million from AmSty during the nine months ended September 30, 2013 and 2012, respectively.

At September 30, 2013 and December 31, 2012, respectively, Trinseo’s investment in Sumika Styron was $37.3 million and $39.0 million. At September 30, 2013 and December 31, 2012, respectively, Trinseo’s investment in Sumika Styron was $19.9 million and $18.6 million greater than Trinseo’s 50% share of Sumika Styron’s underlying net assets. This amount represents the fair value of certain identifiable assets which have not been recorded on the historical financials of Sumika Styron. As of September 30, 2013, the remaining amortization period for the basis difference was 12.0 years. The Company received dividends of $1.1 million and $1.0 million from Sumika Styron during the nine months ended September 30, 2013 and 2012, respectively.

The summarized aggregated financial information of AmSty and Sumika Styron is shown below:

	Nine Months Ended September 30,
	2013	2012
Sales	$1,769,054	$1,561,256
Gross profit	$63,468	$53,775
Net income	$22,148	$16,201

NOTE D—INVENTORIES

Inventories consisted of the following:

	September 30,	December 31,
	2013	2012
Finished goods	$276,897	$334,986
Raw materials and semi-finished goods	174,018	213,409
Supplies	34,915	34,345

Total	$485,830	$582,740

NOTE E—GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

The following table shows the carrying amount of goodwill by operating segment:

	Emulsion Polymers		Plastics
	Latex	Synthetic Rubber	Styrenics	Engineered Polymers	Total
December 31, 2012	$14,280	$9,780	$8,691	$3,352	$36,103
Divestiture (Note N)	—	—	(383)	—	(383)
Foreign currency impact	336	230	204	79	849

September 30, 2013	$14,616	$10,010	$8,512	$3,431	$36,569

Other Intangible Assets

The following table provides information regarding the Company’s other intangible assets:

		September 30, 2013			December 31, 2012
	Estimated Useful Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Developed technology	15	$206,569	$(45,379)	$161,190	$203,812	$(34,535)	$169,277
Software	5	10,276	(3,429)	6,847	8,849	(1,973)	6,876

Total		$216,845	$(48,808)	$168,037	$212,661	$(36,508)	$176,153

Amortization expense totaled $11.6 million and $11.0 million for the nine months ended September 30, 2013 and 2012, respectively.

Estimated Amortization Expense for the Next Five Years
Remainder of 2013	$3,956
2014	15,825
2015	15,828
2016	15,386
2017	14,360
2018	13,791

NOTE F—DEBT

	September 30,	December 31,
	2013	2012
Senior Notes	$1,325,000	$—
Term loans	—	1,232,585
Revolving credit facility	—	120,000
Accounts receivable securitization facility	55,515	93,492
Other	12,786	7,507

Total debt	1,393,301	1,453,584
Less: current portion	(65,609)	(98,133)

Total long-term debt	$1,327,692	$1,355,451

Senior Secured Credit Facility

In January 2013, the Company amended its senior secured credit facility (the “2013 Amendment”). As part of the 2013 Amendment, the Company increased its revolving credit facility borrowing capacity from $240.0 million to $300.0 million, decreased the borrowing rate of the revolving credit facility through a decrease in the applicable margin rate from 4.75% to 3.00% as applied to base rate loans (which shall bear interest at a rate per annum equal to the base rate plus the applicable margin (as defined therein)), or 5.75% to 4.00% as applied to LIBO rate loans (which shall bear interest at a rate per annum equal to the LIBO rate plus the applicable margin and the mandatory cost (as defined therein), if applicable), extended the maturity date to January 2018 and concurrently repaid its then outstanding term loans of $1,239.0 million using the proceeds from its sale of $1,325.0 million aggregate principal amount of the 8.750% Senior Secured Notes issued in January 2013. The 2013 Amendment replaced the Company’s total leverage ratio requirement with a first lien net leverage ratio (as defined under the 2013 Amendment) and removed the interest coverage ratio requirement. If the outstanding balance under the revolving credit facility exceeds 25% of the $300.0 million borrowing capacity

(excluding undrawn letters of credit up to $10.0 million) at a quarter end, then the Company’s first lien net leverage ratio may not exceed 5.25 to 1.00 for the quarter ending March 31, 2013, 5.00 to 1.00 for the subsequent quarters through December 31, 2013, 4.50 to 1.00 for each of the quarters ending in 2014 and 4.25 to 1.00 for each of the quarters ending in 2015 and thereafter.

As a result of the 2013 Amendment and repayment of the term loans in January 2013, the Company recognized a $20.7 million loss on extinguishment of debt during the first quarter of 2013, which consisted of the write-off of existing unamortized debt issuance cost and debt discount attributable to the term loans. Fees and expenses incurred in connection with the 2013 Amendment were $5.5 million, which were capitalized within “Deferred charges and other assets” in the condensed consolidated balance sheet and will be amortized into interest expense over the remaining term of the revolving credit facility using the straight-line method.

As of September 30, 2013, the Company had $292.8 million (net of $7.2 million outstanding letters of credit) of available borrowings under the revolving credit facility.

8.750% Senior Secured Notes

In January 2013, the Company issued $1,325.0 million 8.750% Senior Secured Notes (the “Senior Notes”). The Senior Notes interest is payable semi-annually on February 1st and August 1st of each year, which commenced on August 1, 2013. The notes will mature on February 1, 2019. The proceeds from the issuance of the Senior Notes were used to repay all of the Company’s outstanding term loans under the senior secured credit facility and related refinancing fees and expenses. The Company may redeem the notes at any time on or prior to August 1, 2015 in whole or in part, at redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date plus a make-whole premium, as defined in the indenture. The Company may also redeem, during any 12-month period commencing with the issue date of the Senior Notes until August 1, 2015, up to 10% of the original principal amount of the notes at a redemption price equal to 103% of the principal amount thereof, plus accrued and unpaid interest or, at any time prior to August 1, 2015, redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds from certain equity offerings.

In connection with the issuance of the Senior Notes, the Company also entered into a registration rights agreement to file a registration statement (the “Registration”) with the Securities and Exchange Commission of the United States to exchange the Senior Notes for registered notes (the “Exchange Notes”) having terms substantially identical in all material respect to the Senior Notes, within 365 days after the issuance of the Senior Notes. If the Registration, among other conditions, does not become effective or exchange offer is not completed within 365 days after the issuance of the Senior Notes, holders of the Senior Notes will be entitled to the payment of additional interest, at a rate of 0.25% per annum (which the rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum) until the Registration becomes effective or exchange offer is completed. The Company has not recorded a liability for this contingent obligation as it is not deemed to be probable as of September 30, 2013.

The Senior Notes rank equally in right of payment with all of the Company’s existing and future senior secured debt and pari passu with the Company and the Guarantors’ (as defined below) indebtedness that is secured by first-priority liens, including the Company’s senior secured credit facility, to the extent of the value of the collateral securing such indebtedness and ranking senior in right of payment to all of the Company’s existing and future subordinated debt. However, claims under the Senior Notes will effectively rank behind the claims of holders of debt, including interest, under the Company’s senior secured credit facility with respect to proceeds from any enforcement action with respect to the collateral or in any bankruptcy, insolvency or liquidation proceeding. The Senior Notes will be unconditionally guaranteed on a senior secured basis by each of the existing and future wholly-owned subsidiaries of the Company that guarantee the senior secured credit facility (other than our subsidiaries in France and Spain) (the “Guarantors”). The note guarantees will rank equally in right of payment with all of the Guarantors’ existing and future senior secured debt and senior in right of payment to all of the Guarantors’ existing and future subordinated debt. The notes will be structurally subordinated to all of the liabilities of each of our subsidiaries that do not guarantee the notes.

The indenture governing the Senior Notes contains covenants that, among other things, limit the Company’s ability and the ability of the Company’s restricted subsidiaries to incur additional indebtedness, pay dividends or make other distributions, subject to certain exceptions. If the Senior Notes are assigned an investment grade by the rating agencies and no default has occurred or is continuing, certain covenants will be suspended. If the ratings on the Senior Notes decline to below investment grade, the suspended covenants will be reinstated.

Fees and expenses incurred in connection with the issuance of Senior Notes were approximately $42.0 million, which were capitalized within “Deferred charges and other assets” in the condensed consolidated balance sheet and will be amortized into interest expense over the term of the Senior Notes using the effective interest rate method.

Accounts Receivable Securitization Facility

In May 2013, the Company amended its accounts receivable securitization facility which increased its borrowing capacity from $160.0 million to $200.0 million, extended the maturity date to May 2016 and allows for the expansion of the pool of eligible accounts receivable to include previously excluded U.S. and Netherlands subsidiaries. As a result of the amendment, the Company incurred $0.7 million in fees, which were capitalized within “Deferred charges and other assets” in the condensed consolidated balance sheet and will be amortized into interest expense using the straight-line method over the remaining term. At September 30, 2013 and December 31, 2012, there were approximately $182.3 million and $85.7 million, respectively, of accounts receivable available to support this facility, based on the pool of eligible accounts receivable.

The accounts receivable securitization facility is subject to interest charges against the amount of outstanding borrowings as well as the amount of available, but undrawn borrowings. As a result of the May 2013 amendment, in regards to outstanding borrowings, fixed interest charges decreased from 3.25% plus commercial paper rates to 2.60% plus variable commercial paper rates. In regards to available, but undrawn borrowings, fixed interest charges decreased from 1.50% to 1.40%.

Fair Value Measurement

The following tables summarize the estimated fair value of the Company’s outstanding debt not carried at fair value:

	Quoted Prices in Active Markets for Identical Items (Level 1)	Significant Other Observable Inputs (Level 2)	Total
September 30, 2013
Senior Notes	$—	$1,325,080	$1,325,080
Accounts receivable securitization facility	—	55,515	55,515

Total fair value	$—	$1,380,595	$1,380,595

	Quoted Prices in Active Markets for Identical Items (Level 1)	Significant Other Observable Inputs (Level 2)	Total
December 31, 2012
Term loans	$1,239,000	$—	$1,239,000
Revolving credit facility	—	120,000	120,000
Accounts receivable securitization facility	—	93,492	93,492

Total fair value	$1,239,000	$213,492	$1,452,492

As of December 31, 2012, the term loans’ carrying amount of $1,239.0 million approximates fair value as the term loans were redeemed at par in January 2013. The carrying amount of borrowings under the revolving credit facility and accounts receivable securitization facility approximates fair value as these borrowings bear interest based on prevailing variable market rates.

NOTE G—FINANCIAL INSTRUMENTS

Foreign Exchange Forward Contracts

The Company manages its exposures to changes in foreign currency exchange rates where possible by paying expenses in the same currency in which the Company generates sales in a particular country as well as using derivative contracts which are not designated for hedge accounting treatment. During 2012, the Company entered into foreign exchange forward contracts that were not designated as hedging instruments to manage volatility in foreign currency exposures.

At December 31, 2012, the Company had open foreign exchange forward contracts with various expiration dates to buy and sell euro currency with a net notional U.S. dollar equivalent of $82.0 million. The fair value of the foreign exchange forward contracts amounted to $3.8 million as of December 31, 2012 and is recorded in “Accounts payable” in the condensed consolidated balance sheet. As these foreign exchange forward contracts are not designated for hedge accounting treatment, changes in the fair value of underlying instruments are recognized in “Other expense, net” in the condensed consolidated statement of operations.

These contracts were settled in February and May 2013 and no contracts were outstanding as of September 30, 2013. The Company recognized a loss of $0.6 million and a gain of $0.1 million during the nine months ended September 30, 2013 and 2012, respectively.

The following tables summarize the offsetting financial asset and liabilities included in the condensed consolidated balance sheets as of December 31, 2012:

	December 31, 2012
Description	Gross Amounts of Recognized Assets	Gross Amounts of Offset in the Statement of Financial Position	Net Amounts of Assets Presented in the Statement of Financial Position
Foreign exchange forward contracts	$2,040	$(2,040)	$—

	December 31, 2012
Description	Gross Amounts of Recognized Liabilities	Gross Amounts of Offset in the Statement of Financial Position	Net Amounts of Liabilities Presented in the Statement of Financial Position
Foreign exchange forward contracts	$5,842	$(2,040)	$3,802

These forward contacts were entered into with single counterparty, which allowed for net settlement of all contracts through single payment in a single currency in the event of default on or termination of any one contact.

Fair Value Measurements

Fair value of the foreign exchange forward contracts is based on the closing price at the end of the period, adjusted for any terms specific to that liability, or by using observable market data points of similar assets and liabilities. Market inputs are obtained from broker quotations or from listed or over-the-counter market data.

There were no outstanding foreign exchange forward contracts and interest rate cap agreements as of September 30, 2013.

The following tables summarize the bases used to measure financial assets and liabilities recorded at fair value on a recurring basis as of December 31, 2012:

	December 31, 2012
Assets (Liabilities) at Fair Value	Active Markets for Identical Items (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Interest rate cap agreements(1)	$—	$—	$—	$—
Foreign exchange forward contracts	—	(3,802)	—	(3,802)

Total fair value	$—	$(3,802)	$—	$(3,802)

(1)	As of December 31, 2012, the fair value of interest rate cap agreements was less than $1 and were settled on January 29, 2013.

NOTE H—COMMITMENTS AND CONTINGENCIES

Environmental Matters

Accruals for environmental matters are recorded when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated, based on current law, existing technologies and other information. At September 30, 2013 and December 31, 2012, the Company had no accrued obligations for environmental remediation and restoration costs. Pursuant to the terms of the Styron sales and purchase agreement, the pre-closing environmental conditions were retained by Dow and the Company has been indemnified by Dow from and against all environmental liabilities incurred or relating to the predecessor periods. There are several properties which the Company now owns on which Dow has been conducting remediation to address historical contamination. Those properties include Allyn’s Point, Connecticut, Dalton, Georgia, Livorno, Italy and Guaruja, Brazil. There are other properties with historical contamination that are owned by Dow that the Company leases for its operations, including its facility in Midland, Michigan. No environmental claims have been asserted or threatened against the Company, and the Company is not a potentially responsible party at any Superfund Sites.

Inherent uncertainties exist in Trinseo’s potential environmental liabilities primarily due to unknown conditions whether future claims may fall outside the scope of the indemnity, changing governmental regulations and legal standards regarding liability, and evolving technologies for handling site remediation and restoration. It is the opinion of the Company in connection with its existing indemnification that the possibility is remote that environmental remediation costs will have a material adverse impact on the consolidated financial statements.

Purchase Commitments

In the normal course of business, the Company has certain raw material purchase contracts where it is required to purchase certain minimum volumes at current market prices. These commitments range from one to eight years. In certain raw material purchase contracts, the Company has the right to purchase less than the required minimums and pay a liquidated damages fee, or, in case of a permanent plant shutdown, to terminate the contracts. In such cases, these obligations would be less than the obligations shown in the 2012 consolidated financial statements.

Litigation Matters

From time to time, the Company may be subject to various legal claims and proceedings incidental to the normal conduct of business, relating to such matters as product liability, antitrust/competition, past waste disposal practices and release of chemicals into the environment. While it is impossible at this time to determine with certainty the ultimate outcome of these claims, the Company does not believe that the ultimate resolution of these claims will have a material adverse impact on the Company’s results of operations, financial condition or cash flow.

Legal costs, including those legal costs expected to be incurred in connection with a loss contingency, are expensed as incurred.

NOTE I—PENSION PLANS AND OTHER POSTRETIREMENT BENEFITS

The components of net periodic benefit costs for all significant plans were as follows:

	Nine Months Ended September 30,
	2013	2012
Defined Benefit Pension Plans
Service cost	$11,152	$7,040
Interest cost	5,174	4,803
Expected return on plan assets	(1,272)	(1,685)
Amortization of prior service (credit) cost	(1,571)	107
Amortization of net loss (gain)	2,404	(782)

Net periodic benefit cost	$15,887	$9,483

	Nine Months Ended September 30,
	2013	2012
Other Postretirement Plans
Service cost	$211	$189
Interest cost	196	206
Amortization of net gain	—	(7)

Net periodic benefit cost	$407	$388

As of September 30, 2013 and December 31, 2012, the Company’s benefit obligations included in “Other noncurrent obligations” in the condensed consolidated balance sheets were $156.6 million and $165.8 million, respectively. The net periodic benefit costs are recognized in the condensed consolidated statement of operations as “Cost of sales” and “Selling, general and administrative expenses.”

The Company made cash contributions of approximately $6.7 million during the nine months ended September 30, 2013. The Company expects to make additional cash contributions, including benefit payments to unfunded plans of approximately $8.8 million to its defined benefit plans for the remainder of 2013.

Affiliation Agreements and Successor Plans

The Company and Dow entered into affiliation agreements in certain jurisdictions (the “Affiliation Agreements”) allowing employees who transferred from Dow to the Company as of June 17, 2010 to remain in the Dow operated pension plans (“Dow Plans”) until the Company established its own pension plans. The Company has made the required employer contribution amounts to the Dow Plans for the Company’s employees and the related pension benefit obligations for the Company’s employees have been accumulating in the Dow Plans since the acquisition date of June 17, 2010. These Affiliation Agreements ended on December 31, 2012. Effective January 1, 2013, all remaining employees of the Company who were previously participating in the Dow Plans in Switzerland and Netherlands transferred to a separately administered and sponsored pension plan of the Company each in Switzerland and Netherlands (the “Successor Plans”). The benefit obligation and related plan assets in the Dow Plans belonging to the Company’s employees were transferred to the Successor Plans. As a result of the transfer, the Company recognized prior service credits and net loss of approximately $26.8 million and $1.4 million, respectively, in other comprehensive income during the nine months ended September 30, 2013.

NOTE J—STOCK-BASED COMPENSATION

On June 17, 2010, the parent authorized the issuance of up to 750,000 shares in service-based and performance-based restricted stock to certain key members of management. Any related compensation associated with these awards is allocated to the Company from the parent.

For the nine month period ended September 30, 2013, the Company granted 86,172 shares and 13,554 shares of service-based and performance-based restricted stock awards, respectively at a per share fair value at the date of grant of $155.40 and $114.50 for the service-based and performance-based restricted stock awards, respectively. The fair values of the service-based and performance-based restricted stock award grants were estimated on the date of grant using valuation methods consistent with all previously granted service-based and performance-based restricted stock awards, updated for any changes in the assumptions used in the valuation. The following are the weighted average assumptions used for grants for the period ended September 30, 2013:

Dividend yield	0.00%
Expected volatility	73.25%
Risk-free interest rate	0.52%
Expected term (in years) for performance-based shares	3.85
Expected term (in years) for service-based shares	9.21

Total compensation expense for service-based restricted stock awards was $6.6 million and $2.6 million for the nine months ended September 30, 2013 and 2012, respectively. Compensation expense recognized for the nine months ended September 30, 2012 includes a cumulative favorable adjustment of approximately $2.9 million, which relates to the correction of prior period grant date fair values of service-based and performance-based restricted stock awards.

Also, during the nine month period ended September 30, 2013, 9,366 shares of performance-based and 6,009 shares of service-based restricted stock awards were forfeited due to certain employees leaving the Company. As a result of these forfeitures, the Company recorded approximately $0.8 million of a favorable adjustment to compensation expense.

As of September 30, 2013, there was $14.6 million of total unrecognized compensation cost related to service-based restricted stock awards. This cost is expected to be recognized over a weighted-average period of 3.5 years.

The Company has not recorded compensation expense related to performance-based restricted stock awards as the likelihood of achieving the performance condition was not deemed to be probable as of September 30, 2013. Should this determination change in the future, compensation expense will be recognized over any remaining service period at that time. As of September 30, 2013, there was $15.2 million of total unrecognized compensation cost related to performance-based restricted stock awards.

Management Retention Awards

During 2012, the parent agreed to retention awards with certain officers. These awards generally vest over one to four years, and are payable upon vesting subject to the participant’s continued employment with the Company on the vesting date. Compensation expense related to these retention awards is equivalent to the value of the award, and is being recognized ratably over the applicable service period. Total compensation expense for these retention awards were $1.1 million and $1.7 million for the nine months ended September 30, 2013 and 2012, respectively. As of September 30, 2013, there was $1.7 million in unrecognized compensation cost related to these retention awards. This cost is expected to be recognized over a period of 2.3 years.

NOTE K—RELATED PARTY AND DOW TRANSACTIONS

In conjunction with the Styron acquisition in 2010, the Company entered into certain agreements with the Dow Chemical Company (“Dow”), including a five-year Master Outsourcing Services Agreement (“MOSA”) and certain Site and Operating Service Agreements. The MOSA provides for ongoing services from Dow in areas such as information technology, human resources, finance, environmental health and safety, training, supply chain and purchasing. Effective June 1, 2013, the Company entered into a Second Amended and Restated Master Outsourcing Services Agreement (“SAR MOSA”). The SAR MOSA replaces, modifies and extends the earlier MOSA, extending the term through December 31, 2020. Under the SAR MOSA, the Company continues to hold the option to terminate substantially all of the services provided under this arrangement, wherein the Company’s contractual commitments for these services will terminate upon 180 days after the appropriate notice is provided, subject to termination penalty.

Under the Site Services Agreements (“SSAs”), Dow provides the Company utilities and other site services for Company-owned plants. Under the Operating Services Agreements the Company provides services to Dow and receives payments for the operation of a Dow-owned plant. Similar to the above SAR MOSA, effective June 1, 2013, the Company entered into Second Amended and Restated Site Services Agreements (“SAR SSAs”). The SAR SSAs replace, modify and extend the earlier SSAs. These amended agreements generally have 25-year terms, with automatic renewals for five-year terms unless one party gives notice at least 18 months prior to the end of the period. The Company has the option to terminate these agreements subject to certain ongoing capital costs for each SSA. The Company’s contractual commitments for these site services would generally be for a period of 45 to 60 months upon appropriate notice of termination of each SSA.

Bain Capital Partners, LLC (“Bain Capital”) provides management services to the Company pursuant to a 10-year initial term advisory agreement, under which the Company incurred $3.6 million of fees for the nine months ended September 30, 2013 and 2012.

Bain Capital also provides advice pursuant to a 10-year initial term transaction services agreement, with fees payable as a percentage of the transaction value of each financing, acquisition, or similar transaction. In connection with the issuance of Senior Notes and the amendment to the Company’s senior secured credit facility, the Company incurred approximately $13.9 million of fees paid to Bain Capital pursuant to this agreement. The fees incurred were included in the refinancing fees capitalized as deferred charges (see Note F for further discussion).

NOTE L—SEGMENTS

The Company operates four segments under two principal business units. The Emulsion Polymers business unit includes the Latex segment and the Synthetic Rubber segment. The Plastics business unit includes the Styrenics segment and the Engineered Polymers segment.

The Latex segment produces styrene-butadiene latex (“SB latex”) primarily for coated paper and packaging board, carpet and artificial turf backings, as well as a number of performance latex applications. The Synthetic Rubber segment produces synthetic rubber products used predominantly in tires, with additional applications in polymer modification and technical rubber goods, including conveyer and fan belts, hoses, seals and gaskets. The Styrenics and Engineered Polymers segments offer complementary plastics products with formulations developed for durable applications, such as consumer electronics, automotive and construction. Through these two segments, the Company provides a broad set of plastics product solutions to its customers.

	Emulsion Polymers		Plastics
Nine Months Ended	Latex	Synthetic Rubber	Styrenics	Engineered Polymers	Corporate Unallocated	Total
September 30, 2013
Sales to external customers	$1,033,820	$474,139	$1,775,573	$778,771	$—	$4,062,303
Equity in earnings (losses) of unconsolidated affiliates	—	—	27,586	(643)	—	26,943
EBITDA(1)	72,825	71,410	108,968	(1,750)
Investment in unconsolidated affiliates	—	—	121,403	37,289	—	158,692
Depreciation and amortization	19,539	21,490	21,765	5,405	2,838	71,037

September 30, 2012
Sales to external customers	$1,194,453	$522,643	$1,607,808	$806,894	$—	$4,131,798
Equity in earnings of unconsolidated affiliates	—	—	19,590	430	—	20,020
EBITDA(1)	98,657	87,197	64,317	31,155
Investment in unconsolidated affiliates	—	—	98,880	39,305	—	138,185
Depreciation and amortization	20,220	12,539	23,230	5,120	1,830	62,939

(1)	Reconciliation of EBITDA to net income (loss) is as follows:

	Nine Months Ended September 30,
	2013	2012
Total segment EBITDA	$251,453	$281,326
Corporate unallocated	(106,244)	(77,453)
Less: Interest expense, net	98,927	80,866
Less: Income taxes	8,051	29,279
Less: Depreciation and amortization	71,037	62,939

Net income (loss)	$(32,806)	$30,789

Corporate unallocated includes certain corporate overhead costs, acquisition-related expenses, loss on extinguishment of long-term debt, and certain other income and expenses.

The primary measure of segment operating performance is EBITDA, which is defined as net income (loss) before interest, income taxes, depreciation and amortization. EBITDA is a key metric that is used by management to evaluate business performance in comparison to budgets, forecasts, and prior year financial results, providing a measure that management believes reflects the Company’s core operating performance. EBITDA is useful for analysis purposes; however, it should not be considered an alternative to the Company’s reported GAAP results, as there are limitations in using such financial measures. Other companies in the industry may define EBITDA differently than the Company, and as a result, it may be difficult to use EBITDA, or similarly-named financial measures that other companies may use to compare the performance of those companies to the Company’s performance.

Asset information is not accounted for at the segment level and consequently is not reviewed or included with the Company’s internal management reporting. Therefore, the Company has not disclosed asset information for each reportable segment.

NOTE M—ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

The components of accumulated other comprehensive income (loss), net of income taxes, consisted of:

	Currency Translation Adjustment, Net	Employee Benefits, Net	Total
December 31, 2012	$62,807	$(38,234)	$24,573
Other comprehensive income	30,777	17,659	48,436

September 30, 2013	$93,584	$(20,575)	$73,009

December 31, 2011	$38,935	$14,253	$53,188
Other comprehensive income (loss)	(1,099)	489	(610)

September 30, 2012	$37,836	$14,742	$52,578

NOTE N—DIVESTURE

In June 2013, the Company’s board of directors approved the sale of its expandable polystyrene (EPS) business within the Company’s Styrenics segment, under a sale and purchase agreement which was signed in July 2013. The sale closed on September 30, 2013 and the Company received $15.2 million of sales proceeds during the third quarter, subject to a $0.7 million working capital adjustment due to be paid by the Company during the fourth quarter of 2013. The Company recognized a loss from the sale of $4.2 million recorded in “Other expense (income), net” in the condensed consolidated statement of operations for the nine months ended September 30, 2013. The loss calculation as of September 30, 2013 is as follows:

Assets
Inventories	$8,135
Property, plant and equipment, net	9,401
Other intangibles assets, net	1,624
Goodwill	383

Total assets sold	$19,543

Liabilities
Pension and other benefits	$791

Total liabilities sold	$791

Net assets sold	$18,752
Sales proceeds, net of amount payable to buyer of $0.7 million	14,566

Loss on sale	$4,186

EPS business results of operations were not classified as discontinued operations as the Company will have significant continuing cash flows as a result of a long-term supply agreement of styrene monomer to the EPS business, which was entered into contemporaneously with the sale and purchase agreement. The supply agreement will have an initial term of approximately 10 years from the closing date of the sale and will continue year-to-year thereafter. Under the supply agreement, we will supply a minimum of approximately 77 million pounds and maximum of approximately 132 million pounds of styrene monomer annually or equivalent to 70% to 100% of the EPS business’s historical production consumption.

NOTE O—RESTRUCTURING

In July 2013, the Company’s board of directors approved the plan to close the Company’s latex manufacturing facility in Altona, Australia. This restructuring plan was a strategic business decision to improve the results of the overall Latex segment. The facility manufactured SB latex used in the carpet and paper markets. Production at the facility ceased in the third quarter of 2013, which will be followed by decommissioning, and demolition in early 2014. As a result of the plant closure, the Company recorded restructuring charges of $9.0 million for the nine months ended September 30, 2013. These charges consisted of property, plant and equipment and other asset impairment charges of $3.9 million, employee termination benefit charges of $2.6 million (both recorded in the second quarter), and contract termination charges of $2.5 million (recorded in the third quarter). These charges were included in “Selling, general and administrative expenses” in the condensed consolidated statements of operations, and were allocated entirely to the Latex segment. The employee termination benefits and contract termination cost accruals were included in “Accrued expenses and other current liabilities” in the condensed consolidated balance sheet. Other than the incremental third quarter contract termination charges, there were no material changes to prior period accruals and no payments were made during the three months ended September 30, 2013.

In addition, the Company expects to incur decommissioning and demolition costs associated with this plant shutdown, the cost of which will be expensed as incurred, within the Latex segment.

NOTE P—SUBSEQUENT EVENTS

The Company evaluated subsequent events after the balance sheet date of September 30, 2013 through to the time the condensed consolidated financial statements were available for issuance on November 5, 2013.

NOTE Q—SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

In connection with the issuance of the Senior Notes by Trinseo Materials Operating S.C.A. and Trinseo Materials Finance, Inc. (the “Issuers”), this supplemental guarantor financial statement disclosure is included in accordance with Rule 3-10 of Regulation S-X. The Senior Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, in each case, subject to certain exceptions, by Trinseo S.A. (the “Parent Guarantor”) and by certain subsidiaries (together, the “Guarantor Subsidiaries”).

Each of the Guarantor Subsidiaries is 100 percent owned by the Company. None of the other subsidiaries of the Company, either direct or indirect, guarantee the Senior Notes (together, the “Non-Guarantor Subsidiaries”). The Guarantor Subsidiaries of the Senior Notes, excluding the Parent Guarantor, will be automatically released from those guarantees upon the occurrence of certain customary release provisions.

The following supplemental condensed consolidating financial information is presented to comply with the Company’s requirements under Rule 3-10 of Regulation S-X:

•	the Consolidating Balance Sheets as of September 30, 2013 and December 31, 2012;

•	the Consolidating Statements of Comprehensive Income (Loss) for the nine months ended September 30, 2013 and 2012; and

•	the Consolidating Statements of Cash Flows for the nine months ended September 30, 2013 and 2012.

The Condensed Consolidating Financial Statements are presented using the equity method of accounting for its investments in 100 percent owned subsidiaries. Under the equity method, the investments in subsidiaries are recorded at cost and adjusted for our share of the subsidiaries cumulative results of operations, capital contributions, distributions and other equity changes. The elimination entries principally eliminate investments in subsidiaries and intercompany balances and transactions. The financial information in this footnote should be read in conjunction with the Consolidated Financial Statements presented and other notes related thereto contained in this Registration Statement on Form S-4.

In connection with the preparation of Amendment No. 1 to our S-4 filing, the Company determined our subsidiary Styron Italia S.R.L. (“Styron Italy”), which had previously been a Guarantor Subsidiary of our Senior Notes, did not meet the “full and unconditional” guarantee requirements under Rule 3-10 of Regulation S-X (“Rule 3-10”) in order for this entity to be presented as a guarantor entity within our supplemental condensed consolidating financial information. Therefore, the Company removed Styron Italy as a Guarantor Subsidiary under both our Indenture and Credit Agreement, through the provisions allowable under such agreements, in order to comply with Rule 3-10. The supplemental condensed consolidating financial information presented below now reflects Styron Italy as a Non-Guarantor Subsidiary for all periods presented. The impact of these revisions on the significant captions of the supplemental condensed consolidated balance sheet as of December 31, 2012 is disclosed in further detail within Note W to the 2012 consolidated financial statements included herein. The revision of the six month period ended June 30, 2013 will be reflected in our second quarter filing of fiscal 2014.

The Company also identified the incorrect presentation of an intercompany loan between the Issuer and Non-Guarantor Subsidiary in the Supplemental Condensed Consolidating Statement of Cash Flows for the six months ended June 30, 2013 presented in our initial registration statement. The impact of this misclassification to the Issuer was a $4.0 million overstatement of cash flows from investing activities with an offsetting understatement of cash flow from financing activities and the impact to Non-Guarantor Subsidiaries was a $4.0 million reclassification between captions within cash flows from financing activities. This error did not change the total cash flows reported in either column and had no impact on the consolidated financial statements of the Company or any debt covenants. We have properly presented this transaction in the Supplemental Condensed Consolidated Statement of Cash Flows for the nine months ended September 30, 2013 included below. The revision to our Supplemental Condensed Consolidated Statement of Cash Flows for the six months ended June 30, 2013 will be reflected in our second quarter filing of fiscal 2014.

The Company assessed the materiality of these items on our previously issued supplemental condensed consolidating financial information in accordance with SEC Staff Accounting Bulletin No. 99 and No. 108, and concluded that the errors were not material to any prior period.

SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET

(In thousands)

	September 30, 2013
	Parent Guarantor	Issuers	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets
Cash and cash equivalents	$12	$324	$113,697	$39,693	$—	$153,726
Accounts receivable, net of allowance	—	54	255,881	490,890	(1,136)	745,689
Intercompany receivables	—	439,359	1,238,441	100,693	(1,778,493)	—
Inventories	—	—	404,832	84,525	(3,527)	485,830
Deferred income tax assets	—	—	2,895	4,739	—	7,634
Other current assets	—	6,263	8,521	16,637	—	31,421

Total current assets	12	446,000	2,024,267	737,177	(1,783,156)	1,424,300

Investments in unconsolidated affiliates	—	—	158,692	—	—	158,692
Property, plant and equipment, net	—	—	488,914	125,594	—	614,508
Other assets
Goodwill	—	—	36,569	—	—	36,569
Other intangible assets, net	—	—	167,865	172	—	168,037
Investments in subsidiaries	315,297	1,210,183	572,755	—	(2,098,235)	—
Intercompany notes receivable—noncurrent	—	1,435,104	21,380	—	(1,456,484)	—
Deferred income tax assets—noncurrent	—	—	35,177	6,040	—	41,217
Deferred charges and other assets	—	50,823	35,828	555	1,046	88,252

Total other assets	315,297	2,696,110	869,574	6,767	(3,553,673)	334,075

Total assets	$315,309	$3,142,110	$3,541,447	$869,538	$(5,336,829)	$2,531,575

Liabilities and shareholder’s equity
Current liabilities
Short-term borrowings and current portion of long-term debt	$—	$5,834	$—	$59,775	$—	$65,609
Accounts payable	6	4,028	419,694	58,810	—	482,538
Intercompany payables	139	766,192	445,380	565,974	(1,777,685)	—
Income taxes payable	—	—	2,283	—	(69)	2,214
Deferred income tax liabilities	—	—	1,440	1,760	—	3,200
Accrued expenses and other current liabilities	53	30,141	68,541	13,334	—	112,069

Total current liabilities	198	806,195	937,338	699,653	(1,777,754)	665,630

Noncurrent liabilities
Long-term debt	—	1,325,000	2,692	—	—	1,327,692
Intercompany notes payable—noncurrent	—	3,976	1,414,806	37,691	(1,456,473)	—
Deferred income tax liabilities— noncurrent	—	850	14,716	7,962	—	23,528
Other noncurrent obligations	—	—	188,716	10,898	—	199,614

Total noncurrent liabilities	—	1,329,826	1,620,930	56,551	(1,456,473)	1,550,834

Commitments and contingencies (Note H)
Shareholder’s equity	315,111	1,006,089	983,179	113,334	(2,102,602)	315,111

Total liabilities and shareholder’s equity	$315,309	$3,142,110	$3,541,447	$869,538	$(5,336,829)	$2,531,575

SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET

(In thousands)

	December 31, 2012
	Parent Guarantor	Issuers	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets
Cash and cash equivalents	$3	$29,411	$182,088	$24,855	$—	$236,357
Restricted cash	—	—	—	7,852	—	7,852
Accounts receivable, net of allowance	—	5,798	273,491	416,104	(29)	695,364
Intercompany receivables	—	517,640	1,106,234	50,322	(1,674,196)	—
Inventories	—	—	481,503	105,527	(4,290)	582,740
Deferred income tax assets	—	—	1,373	2,980	—	4,353
Other current assets	—	3,980	4,484	12,547	—	21,011

Total current assets	3	556,829	2,049,173	620,187	(1,678,515)	1,547,677

lnvestments in unconsolidated affiliates	—	—	140,304	—	—	140,304
Property, plant and equipment, net	—	—	512,804	123,957	—	636,761
Other assets
Goodwill	—	—	36,103	—	—	36,103
Other intangible assets, net	—	—	176,085	68	—	176,153
lnvestments in subsidiaries	291,752	596,693	519,667	—	(1,408,112)	—
Intercompany notes receivable—noncurrent	—	1,421,676	101,000	—	(1,522,676)	—
Deferred income tax assets—noncurrent	—	—	59,489	7,715	—	67,204
Deferred charges and other assets	—	23,782	35,878	693	1,141	61,494

Total other assets	291,752	2,042,151	928,222	8,476	(2,929,647)	340,954

Total assets	$291,755	$2,598,980	$3,630,503	$752,620	$(4,608,162)	$2,665,696

Liabilities and shareholder’s equity
Current liabilities
Short-term borrowings and current portion of long-term debt	$—	$3,541	$—	$94,592	$—	$98,133
Accounts payable	8	1,588	509,985	60,601	—	572,182
Intercompany payables	72	692,417	525,101	455,432	(1,673,022)	—
Income taxes payable	—	—	9,193	1,891	—	11,084
Deferred income tax liabilities	—	—	1,959	669	—	2,628
Accrued expenses and other current liabilities	10	22,080	47,833	15,652	—	85,575

Total current liabilities	90	719,626	1,094,071	628,837	(1,673,022)	769,602

Noncurrent liabilities
Long-term debt	—	1,352,584	2,867	—	—	1,355,451
Intercompany notes payable—noncurrent	—	83,999	1,418,444	20,233	(1,522,676)	—
Deferred income tax liabilities—noncurrent	—	850	28,940	10,577	—	40,367
Other noncurrent obligations	—	—	197,709	10,902	—	208,611

Total noncurrent liabilities	—	1,437,433	1,647,960	41,712	(1,522,676)	1,604,429

Commitments and contingencies (Note H)
Shareholder’s equity	291,665	441,921	888,472	82,071	(1,412,464)	291,665

Total liabilities and shareholder’s equity	$291,755	$2,598,980	$3,630,503	$752,620	$(4,608,162)	$2,665,696

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

	Nine Months Ended September 30, 2013
	Parent Guarantor	Issuers	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$—	$3,669,809	$1,125,480	$(732,986)	$4,062,303
Cost of sales	—	682	3,458,437	1,094,098	(733,743)	3,819,474

Gross profit	—	(682)	211,372	31,382	757	242,829
Selling, general and administrative expenses	8,317	3,097	126,508	17,084	—	155,006
Equity in earnings of unconsolidated affiliates	—	—	26,943	—	—	26,943

Operating income (loss)	(8,317)	(3,779)	111,807	14,298	757	114,766
Interest expense, net	—	94,135	3,086	1,706	—	98,927
Intercompany interest expense (income), net	6	(66,640)	57,003	9,613	18	—
Loss on extinguishment of long-term debt	—	20,744	—	—	—	20,744
Other expense (income), net	3	(2,869)	9,955	12,745	16	19,850
Equity in loss (earnings) of subsidiaries	24,480	(37,205)	20,644	—	(7,919)	—

Income (loss) before income taxes	(32,806)	(11,944)	21,119	(9,766)	8,642	(24,755)
Provision for (benefit from) income taxes	—	176	8,392	(1,686)	1,169	8,051

Net income (loss)	$(32,806)	$(12,120)	$12,727	$(8,080)	$7,473	$(32,806)

Comprehensive income (loss)	$15,630	$36,316	$58,411	$(5,328)	$(89,399)	$15,630

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

	Nine Months Ended September 30, 2012
	Parent Guarantor	Issuers	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$—	$3,735,575	$1,235,017	$(838,794)	$4,131,798
Cost of sales	—	145	3,524,284	1,173,656	(839,171)	3,858,914

Gross profit	—	(145)	211,291	61,361	377	272,884
Selling, general and administrative expenses	5,010	2,388	114,242	16,949	—	138,589
Equity in earnings of unconsolidated affiliates	—	—	20,020	—	—	20,020

Operating income (loss)	(5,010)	(2,533)	117,069	44,412	377	154,315
Interest expense, net	—	75,665	823	4,378	—	80,866
Intercompany interest expense (income), net	—	(66,378)	57,560	8,843	(25)	—
Other expense (income), net	3	(2,218)	1,573	13,995	28	13,381
Equity in loss (earnings) of subsidiaries	(35,802)	(56,769)	(61,453)	—	154,024	—

Income (loss) before income taxes	30,789	47,167	118,566	17,196	(153,650)	60,068
Provision for (benefit from) income taxes	—	(1,973)	26,015	4,613	624	29,279

Net income (loss)	$30,789	$49,140	$92,551	$12,583	$(154,274)	$30,789

Comprehensive income (loss)	$30,179	$48,530	$91,608	$12,916	$(153,054)	$30,179

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30, 2013
	Parent Guarantor	Issuers	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities
Cash provided by (used in) operating activities	$(44)	$3,607	$34,551	$55,474	$—	$93,588
Cash flows from investing activities
Capital expenditures	—	—	(45,075)	(7,243)	—	(52,318)
Proceeds from subsidy	—	—	6,575	—	—	6,575
Proceeds from the sale of businesses and assets	—	—	15,221	—	—	15,221
Advance payment refunded	—	—	—	(2,711)	—	(2,711)
Distributions from unconsolidated affiliates	—	—	1,055	—	—	1,055
Intercompany investing activities	—	(4,000)	(139,267)	—	143,267	—
Decrease in restricted cash	—	—	—	7,852	—	7,852

Cash provided by (used in) investing activities	—	(4,000)	(161,491)	(2,102)	143,267	(24,326)

Cash flows from financing activities
Deferred financing fees	—	(46,572)	(262)	—	—	(46,834)
Intercompany short-term borrowings, net	53	57,490	57,654	24,070	(139,267)	—
Short-term borrowings, net	—	(5,540)	(199)	(26,937)		(32,676)
Proceeds from issuance of intercompany indebtedness	—	—	—	4,000	(4,000)	—
Repayments of term loans	—	(1,239,000)	—	—	—	(1,239,000)
Proceeds from the issuance of senior secured notes	—	1,325,000	—	—	—	1,325,000
Proceeds from accounts receivable securitization	—	—	—	351,630	—	351,630
Repayments of accounts receivable securitization	—	—	—	(391,181)	—	(391,181)
Proceeds from the draw of revolving debt	—	405,000	—	—	—	405,000
Principal repayments on the revolving debt	—	(525,000)	—	—	—	(525,000)

Cash provided by (used in) financing activities	53	(28,622)	57,193	(38,418)	(143,267)	(153,061)
Effect of exchange rates on cash	—	(72)	1,356	(116)	—	1,168

Net change in cash and cash equivalents	9	(29,087)	(68,391)	14,838	—	(82,631)
Cash and cash equivalents—beginning of period	3	29,411	182,088	24,855	—	236,357

Cash and cash equivalents—end of period	$12	$324	$113,697	$39,693	$—	$153,726

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30, 2012
	Parent Guarantor	Issuers	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities
Cash provided by (used in) operating activities	$(34)	$(5,312)	$79,381	$42,995	$—	$117,030
Cash flows from investing activities
Capital expenditures	—	—	(84,404)	(4,162)	—	(88,566)
Proceeds from subsidy	—	—	6,079	—	—	6,079
Investments in subsidiaries	(162,155)	—	(22,155)	—	184,310	—
Intercompany investing activities	—	140,540	97,420	—	(237,960)	—
Proceeds from the sale of businesses and assets	—	—	206	47	—	253

Cash provided by (used in) investing activities	(162,155)	140,540	(2,854)	(4,115)	(53,650)	(82,234)

Cash flows from financing activities
Deferred financing fees	—	(7,392)	(688)	—	—	(8,080)
Intercompany short-term borrowings, net	35	(93,582)	13,231	(17,104)	97,420	—
Short-term borrowings, net	—	(2,035)	(339)	(25,620)	—	(27,994)
Capital contributions from shareholder	162,155	—	—	—	—	162,155
Contributions from parent companies	—	22,155	162,155	—	(184,310)	—
Repayments of intercompany indebtedness	—	—	(140,260)	(280)	140,540	—
Repayments of term loans	—	(147,000)	—	—	—	(147,000)
Proceeds from accounts receivable securitization	—	—	—	61,976	—	61,976
Repayments of accounts receivable securitization	—	—	—	(65,537)	—	(65,537)
Proceeds from the draw of revolving debt	—	910,000	—	—	—	910,000
Principal repayments on the revolving debt	—	(910,000)	—	—	—	(910,000)

Cash provided by (used in) financing activities	162,190	(227,854)	34,099	(46,565)	53,650	(24,480)
Effect of exchange rates on cash	—	73	(831)	(980)	—	(1,738)

Net change in cash and cash equivalents	1	(92,553)	109,795	(8,665)	—	8,578
Cash and cash equivalents—beginning of period	—	93,281	108,423	43,609	—	245,313

Cash and cash equivalents—end of period	$1	$728	$218,218	$34,944	$—	$253,891

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder of Trinseo S.A.

In our opinion, the accompanying consolidated balance sheets and related consolidated statements of operations, of comprehensive income (loss), of shareholder’s equity and net parent investment and of cash flows present fairly, in all material respects, the financial position of Trinseo S.A. and its subsidiaries (Successor) at December 31, 2012 and December 31, 2011, and the results of their operations and their cash flows for the years ended December 31, 2012 and December 31, 2011 and the period June 17, 2010 through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 13, 2013, except for the supplemental guarantor condensed consolidating financial statements in Note W and the financial statement schedule, as to which the date is September 30, 2013, and except for the effects of the revision to the supplemental guarantor condensed consolidating financial statements discussed in Note W, as to which the date is December 6, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of

Trinseo S.A.

Berwyn, Pennsylvania

We have audited the accompanying combined statements of operations, comprehensive income, shareholder’s equity and net parent investment, and cash flows of The Styron Business (the “Company” or “Styron”, see Note B to the combined financial statements) for the period from January 1, 2010 through June 16, 2010 (the predecessor period). These financial statements are the responsibility of Trinseo S.A.’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the results of Styron’s operations and its cash flows for the period from January 1, 2010 through June 16, 2010 (the predecessor period), in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note R to the combined financial statements, the disclosures in the accompanying January 1, 2010 through June 16, 2010 combined financial statements have been retrospectively adjusted for a change in the composition of reportable segments.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Midland, Michigan

December 30, 2010

(April 29, 2011 as to Note R)

TRINSEO S.A.

Consolidated Balance Sheets

(In thousands, except per share data)

	December 31,
	2012	2011
Assets
Current assets
Cash and cash equivalents	$236,357	$245,313
Restricted cash	7,852	—
Accounts receivable, net of allowance	695,364	775,137
Inventories	582,740	488,287
Deferred income tax assets	4,353	8,154
Other current assets	21,011	9,294

Total current assets	1,547,677	1,526,185

Investments in unconsolidated affiliates	140,304	134,135
Property, plant and equipment, net	636,761	592,360
Other assets
Goodwill	36,103	26,261
Other intangible assets, net	176,153	184,228
Deferred income tax assets—noncurrent	67,204	51,076
Deferred charges and other assets	61,494	62,316

Total other assets	340,954	323,881

Total assets	$2,665,696	$2,576,561

Liabilities and shareholder’s equity
Current liabilities
Short-term borrowings and current portion of long-term debt	$98,133	$126,964
Accounts payable	572,182	528,711
Income taxes payable	11,084	9,485
Deferred income tax liabilities	2,628	2,158
Accrued expenses and other current liabilities	85,575	93,697

Total current liabilities	769,602	761,015

Noncurrent liabilities
Long-term debt	1,355,451	1,524,406
Deferred income tax liabilities—noncurrent	40,367	41,286
Other noncurrent obligations	208,611	129,339

Total noncurrent liabilities	1,604,429	1,695,031

Commitments and contingencies (Note N)
Shareholder’s equity
Common stock, $0.01 nominal value, 59,829 shares authorized, issued and outstanding at December 31, 2011 and 16,275,329 shares authorized, issued and outstanding at December 31, 2012	162,753	598
Additional paid-in-capital	166,725	159,397
Accumulated deficit	(62,386)	(92,668)
Accumulated other comprehensive income	24,573	53,188

Total shareholder’s equity	291,665	120,515

Total liabilities and shareholder’s equity	$2,665,696	$2,576,561

The accompanying notes are an integral part of these Financial Statements.

TRINSEO S.A.

Statements of Operations

(In thousands)

	Successor (Consolidated)			Predecessor (Combined)
	Year Ended December 31,		June 17 through December 31,	January 1 through June 16,
	2012	2011	2010	2010
Net sales	$5,451,909	$6,192,858	$2,876,923	$2,090,095
Cost of sales	5,115,188	5,797,277	2,661,683	1,895,904

Gross profit	336,721	395,581	215,240	194,191
Selling, general and administrative expenses	182,069	308,644	124,667	64,648
Acquisition-related expenses	—	—	56,548	—
Equity in earnings of unconsolidated affiliates	27,140	23,874	12,627	4,540

Operating income	181,792	110,811	46,652	134,083
Interest expense, net	109,971	111,416	47,873	—
Loss on extinguishment of long-term debt	—	55,666	—	—
Other expense (income)	23,979	(20,094)	(2,332)	7,557

Income (loss) before income taxes	47,842	(36,177)	1,111	126,526
Provision for income taxes	17,560	39,728	17,874	53,000

Net income (loss)	$30,282	$(75,905)	$(16,763)	$73,526

The accompanying notes are an integral part of these Financial Statements.

TRINSEO S.A.

Statements of Comprehensive Income (Loss)

(In thousands, unless otherwise stated)

	Successor (Consolidated)			Predecessor (Combined)
	Year Ended December 31,		June 17 through December 31,	January 1 through June 16,
	2012	2011	2010	2010
Net income (loss)	$30,282	$(75,905)	$(16,763)	$73,526
Other comprehensive income (loss), net of tax (tax amounts shown in millions below for 2012, 2011, Successor 2010, and Predecessor 2010, respectively)
Cumulative translation adjustments (net of tax of $0.1, $0.1, $0.2, $0.2)	23,872	(39,360)	78,295	(19,548)
Pension and other postretirement benefit plans:
Prior service credit (cost) arising during period (net of tax of $0, $0.8, $0 and $0)	—	(1,626)	—	—
Net (loss) gain arising during period (net of tax of $17.7, $4,3, $2.7 and $0)	(51,880)	9,882	5,865	—
Curtailment and settlement gain (net of tax of $0 for each of the period presented)	(247)	(164)	—
Amortization of prior service cost included in net periodic pension costs (net of tax of $0.1, $0, $0 and $0)	94	—	—	—
Amortization of net (loss) gain included in net periodic pension costs (net of tax of $0.2, $0.1, $0.1 and $0)	(454)	367	(71)	—

Total other comprehensive (loss) income	(28,615)	(30,901)	84,089	(19,548)

Comprehensive income (loss)	$1,667	$(106,806)	$67,326	$53,978

The accompanying notes are an integral part of these Financial Statements.

TRINSEO S.A.

Statements of Shareholder’s Equity and Net Parent Investment

(In thousands, except share data)

			Net Parent Investment	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Retained Deficit	Shareholder’s Equity and Net Parent Investment
	Common stock
	Shares	Amount
Balance at December 31, 2009	—	$—	$947,000	$—	$27,792	$—	$974,792
Net income	—	—	73,526	—	—	—	73,526
Other comprehensive loss	—	—	—	—	(19,548)	—	(19,548)
Net transfers from parent	—	—	433,474	—	—	—	433,474

Balance at June 16, 2010	—	—	1,454,000	—	8,244	—	1,462,244
Elimination of predecessor balances	—	—	(1,454,000)	—	(8,244)	—	(1,462,244)
Successor’s capital contributions	71,736,950	717	—	649,283	—	—	650,000
Net loss	—	—	—	—	—	(16,763)	(16,763)
Other comprehensive income	—	—	—	—	84,089	—	84,089
Employee compensation expense	—	—	—	9,167	—	—	9,167

Balance at December 31, 2010	71,736,950	717	—	658,450	84,089	(16,763)	726,493
Distribution to shareholder	(11,908,333)	(119)	—	(521,347)	—	—	(521,466)
Net loss	—	—	—	—	—	(75,905)	(75,905)
Other comprehensive loss	—	—	—	—	(30,901)	—	(30,901)
Employee compensation expense	—	—	—	22,294	—	—	22,294

Balance at December 31, 2011	59,828,617	598	—	159,397	53,188	(92,668)	120,515
Contributions from shareholder	16,215,500,000	162,155	—	—	—	—	162,155
Net income	—	—	—	—	—	30,282	30,282
Other comprehensive loss	—	—	—	—	(28,615)	—	(28,615)
Employee compensation expense	—	—	—	7,328	—	—	7,328

Balance at December 31, 2012	16,275,328,617	$162,753	$—	$166,725	$24,573	$(62,386)	$291,665

The accompanying notes are an integral part of these Financial Statements.

TRINSEO S.A.

Statements of Cash Flows

(In thousands)

	Successor (Consolidated)			Predecessor (Combined)
	Year Ended December 31,		June 17 through December 31,	January 1 through June 16,
	2012	2011	2010	2010
Cash flows from operating activities
Net income (loss)	$30,282	$(75,905)	$(16,763)	$73,526
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	85,604	101,611	61,145	48,347
Amortization of deferred financing costs and issuance discount	8,537	8,070	6,106	—
Deferred income tax	4,734	7,042	(23,177)	(24,215)
Stock-based compensation	7,328	22,294	9,167	—
Earnings of unconsolidated affiliates, net of dividends	(6,169)	(13,874)	(12,627)	3,300
Fair value of inventory step-up	—	—	38,000	—
Loss on extinguishment of debt	—	55,666	—	—
Prepayment penalty on long-term debt	—	(7,679)	—	—
Loss (gain) on disposal of property, plant and equipment	508	(478)	—	—
Changes in assets and liabilities
Accounts receivable	84,678	66,970	(99,708)	(275,880)
Inventories	(87,241)	53,934	(77,585)	(84,720)
Accounts payable and other current liabilities	67,887	(37,680)	97,094	(67,000)
Income taxes payable	(5,142)	(27,621)	23,457	—
Other assets, net	(12,672)	(18,130)	(8,590)	(4,000)
Other liabilities, net	7,781	16,866	6,147	(22,000)

Cash provided by (used in) operating activities	186,115	151,086	2,666	(352,642)

Cash flows from investing activities
Capital expenditures	(118,504)	(99,811)	(7,767)	(1,379)
Proceeds from capital expenditures subsidy	6,079	—	—	—
Acquisition, net of cash acquired of $54.5 million	—	—	(1,379,973)	—
Equity affiliate acquisition	—	—	(47,833)	—
Proceeds from the sale of property, plant and equipment	253	—	6,250	—
Advance payment received	2,602	—	—	—
Distributions from unconsolidated affiliates	—	7,196	—	—
Interest rate caps	—	(262)	(820)	—
(Increase) / decrease in restricted cash	(7,725)	(6,250)	6,250	—

Cash used in investing activities	(117,295)	(99,127)	(1,423,893)	(1,379)

Cash flows from financing activities
Cash transfers from parent, net	—	—	—	417,481
Deferred financing fees	(8,080)	(20,304)	(60,048)	—
Short term borrowings, net	(37,887)	737	—	—
Distribution to shareholder	—	(521,467)	—	—
Capital contribution	162,155	—	650,000	—
Net proceeds from issuance of term loans	—	1,399,690	784,000	—
Repayments of term loans	(147,000)	(794,000)	(20,000)	—
Principal payments on seller note	—	(75,000)	—	—
Proceeds from issuance of accounts receivable securitization	113,828	66,784	83,410	—
Repayments of accounts receivable securitization	(130,233)	(31,574)	—	—
Proceeds from the draw of revolving debt	1,105,000	1,125,000	300,000	—
Repayments on the revolving debt	(1,135,000)	(1,105,000)	(170,000)	—

Cash (used in) provided by financing activities	(77,217)	44,866	1,567,362	417,481
Effect of exchange rates on cash	(559)	350	2,003	—

Net change in cash and cash equivalents	(8,956)	97,175	148,138	63,460
Cash and cash equivalents—beginning of period	245,313	148,138	—	—

Cash and cash equivalents—end of period	$236,357	$245,313	$148,138	$63,460

Supplemental disclosure of cash flow information
Cash paid for income taxes, net of refunds	$20,444	$41,472	$12,386
Cash paid for interest	$107,540	$109,226	$32,039
Accrual for property, plant and equipment	$13,155	$13,722	$5,966

The accompanying notes are an integral part of these Financial Statements.

TRINSEO S.A.

Notes To Financial Statements

(Dollars in thousands, unless otherwise stated)

NOTE A—ORGANIZATION AND BUSINESS ACTIVITIES

On June 3, 2010, Bain Capital Everest Manager Holding SCA (the “Parent”), an affiliate of Bain Capital Partners, LLC (“Bain Capital”), was formed through investment funds of Bain Capital with The Dow Chemical Company (“Dow”) investing $48.8 million for a 7.5% interest in the Parent. Trinseo S.A. (“Trinseo” or the “Company”) was formed on June 3, 2010 and is incorporated under the existing laws of the Grand Duchy of Luxembourg. All common shares of Trinseo are owned by the Parent.

On June 17, 2010 (the “Acquisition Date”), Trinseo acquired 100% of the former Styron business from Dow through Styron S.à r.l., a wholly owned subsidiary of Trinseo. Prior to June 17, 2010, Styron business was a wholly owned business of Dow. See Note C for additional description of the Styron business acquisition. The Company commenced operations immediately upon the acquisition of the former Styron business from Dow.

Trinseo is a leading global materials company dedicated to the innovation and delivery of specialty and customized emulsion polymers and plastics. Trinseo’s unique product portfolio brings together plastics, rubber and latex businesses that share feedstocks, operations, customers and end users.

Trinseo’s operations are located in North America, Latin America (including Mexico), Europe and the Middle East and Asia Pacific (including Asia, Australia and New Zealand), supplemented by two strategic joint ventures, Sumika Styron Polycarbonate Limited (“Sumika Styron”) and Americas Styrenics LLC (“AmSty” a polystyrene joint venture with Chevron Phillips Chemical Company LP). The Company’s large and diverse global customer base consists principally of major industrial companies. Trinseo focuses on developing tailored product solutions for its customers, who it serves locally, with 35 manufacturing plants at 27 sites (which include a total of 83 production units) in 14 countries, including joint ventures and contract manufacturers.

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

On June 17, 2010, the Company acquired 100% of the interests in the Styron business from Dow. As a result of the acquisition (the “Acquisition”), the Company applied purchase accounting and began a new basis of accounting. See Note C for further discussion. The financial reporting periods presented are as follows:

•

The years ended December 31, 2012 and 2011 and period from June 17, 2010 through December 31, 2010 (“Successor” periods) reflects the consolidated results of operations of Trinseo, which includes the effects of acquisition accounting as well as acquisition-related costs incurred by the Company prior to the Acquisition Date.

•	The period from January 1, 2010 through June 16, 2010 (“Predecessor” period) reflect the combined results of operations of the Styron business.

The combined financial statements for the Predecessor period ended June 16, 2010 have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of Dow. All significant transactions between Dow and the Predecessor have been included in the combined financial statements and were settled for cash. The total net effect of the settlement of these related party transactions is reflected in the statements of cash flows as a financing activity. The Predecessor’s combined financial statements include costs historically allocated to the Company by Dow as well as income taxes as if the Company had been a stand-alone entity. Allocations include certain expenses for services, including, but not limited to, general corporate expenses related to finance, legal, information technology, human resources, ethics and compliance, shared services, employee benefits and incentives, insurance, and stock-based compensation. These expenses have been allocated on the basis of direct usage when identifiable, with the remainder allocated on the basis of headcount or other measures. Management believes the assumptions underlying the combined statement of operations, statement of shareholder’s equity and net parent investment, and cash flows for the period ended June 16, 2010 (collectively, the “Predecessor financial statements”) are reasonable. However, the financial statements for the respective Predecessor period may not be indicative of the Company’s results of operations and cash flows on a stand-alone basis, and future results may differ materially. In the Successor periods, the Company no longer incurs these allocated costs, but does incur certain expenses as a stand-alone company for similar functions, including certain ongoing support services provided by Dow under the Dow Transition Services Agreement (the “TSA”) and the Master Outsourcing Service Agreement (the “MOSA”). See Note Q for further discussion.

There are two fundamental cost allocation methodologies used in the Predecessor period that affected the valuation of inventory, cost of sales, research and development expenses, and selling, general and administrative expenses applied by Dow to the Styron business during the Predecessor period. All of the allocations and estimates in the combined financial statements during the Predecessor period are based on reasonable assumptions and methodologies. These allocation methodologies are further outlined below:

Activity Based Costing (“ABC”)

ABC is a system of costing products or services that focuses on the activities performed to produce the products or services. Costs are assigned to activities and then to products, based on the consumption of each product or service. Each activity is measured and costed per a base unit, such as hours or quantity. A “cost driver” is the measurable item which is the link between the producer and consumer of an activity. To determine the cost of an activity, all of the resources that are used to produce the activity are determined. Any cost that may be charged to a cost center is included in the calculation of the cost of the activity. After confirming the expected demand for the product or service, the cost per unit of activity is determined by dividing the total cost by the expected demand for the cost driver.

The producer of the activity charges the consumers of that activity based on the consumer’s usage. This is accomplished on a routine basis and results in expenses, commonly referred to as “recharges,” being reflected in the consumer’s cost center with a cost recovery on the producer’s cost center.

Activity Based Management Charges (“ABMC”)

ABMC is a method of directly charging costs to businesses and geographies within the ABC framework. The assignment of expenses is based on the ABMC rules established for each function and business. Journal entries are posted in the ABMC system rather than in the general ledger. The impact of ABMC entries is included in the combined statements of income for the Predecessor period.

Principles of Consolidation

The consolidated financial statements of the Company contain the accounts of all entities that are controlled and variable interest entities (“VIEs”) for which the Company is the primary beneficiary. All intercompany balances and transactions have been eliminated. Corporate joint ventures over which the Company has the ability to exercise significant influence that are not consolidated are accounted for by the equity method.

A VIE is defined as a legal entity that has equity investors that do not have sufficient equity at risk for the entity to support its activities without additional subordinated financial support or, as a group, the holders of the equity at risk lack (i) the power to direct the entity’s activities or (ii) the obligation to absorb the expected losses or the right to receive the expected residual returns of the entity. A VIE is required to be consolidated by a company if that company is the primary beneficiary. See Note J for further discussion of the Company’s accounts receivable securitization facility.

On the Acquisition Date, we established a set of accounting policies which, unless otherwise indicated, are consistent with the accounting policies of the Predecessor business.

Certain prior year amounts have been reclassified to conform to the current year presentation. The reclassification did not have a material impact on the Company’s financial position.

Use of Estimates in Financial Statement Preparation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes during the Successor periods and the combined financial statements and accompanying notes during the Predecessor period. Actual amounts could differ from these estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash equivalents and accounts receivables. The Company uses major financial institutions with high credit ratings to engage in transactions involving cash equivalents. The Company minimizes credit risk in its receivables from customers through its sale of products to a wide variety of customers and markets in locations throughout the world.

The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains an allowance for doubtful accounts for losses resulting from the inability of specific customers to meet their financial obligations to the Company. A specific reserve for doubtful receivables is recorded against the amount due from these customers. For all other customers, the Company recognizes reserves for doubtful receivables based on past experience. The allowance for doubtful accounts is the Company’s best estimate of probable credit losses in existing trade accounts receivable.

Financial Instruments

The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued and other current liabilities, approximate fair value because of their generally short maturities.

The estimated fair value of the 2011 Term Loans was determined using level 1 inputs within the fair value hierarchy. As of December 31, 2012, the 2011 Term Loans’ carrying amount of $1,239.0 million approximates fair value as the 2011 Term Loans were redeemed at par in January 2013 (see Note J for additional information). As of December 31, 2011, the 2011 Term Loans had a fair value of approximately $1,213.6 million.

The estimated fair values of the borrowings under the Revolver and accounts receivable securitization facility were determined using level 2 inputs within the fair value hierarchy. The carrying amount of borrowings under the Revolver and accounts receivable securitization facility approximates fair value as these borrowings bear interest based on prevailing variable market rates.

All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. The fair value of the derivatives is determined from sources independent of the Company, including the financial institutions which are party to the derivative instruments. The fair value of derivatives also considers the credit default risk of the paying party. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and the hedged item will be recognized in earnings. If the derivative is designated as a cash flow hedge, the effective portion of the change in the fair value of the derivative will be recorded in other comprehensive income and will be recognized in the consolidated statements of operations when the hedged item affects earnings. The Company has interest rate cap agreements and foreign exchange forward contracts, which are not accounted or designated for hedge accounting treatment. As such, changes in the fair value of these agreements are recognized in the consolidated statements of operations. The loss on fair value of these agreements was recorded in interest expense while the gain or loss on fair value of our foreign exchange forward contracts was recorded in other expense (income) on the consolidated statements of operations. Cash flows from derivatives not designated for hedge accounting treatment are classified in the operating activities of the statements of cash flows.

For the Predecessor period, derivative financial instruments were indirectly used through the participation in Dow’s centralized risk management process. There were no derivative financial instruments included in the Predecessor balance sheet as none were entered into specifically for the Styron business during the Predecessor period.

Foreign Currency Translation

For the majority of the operations, the local currency has been determined to be the functional currency. In the remainder of territories, the U.S. dollar has been determined to be the functional currency due to the significant influence of the U.S. dollar on operations. Gains and losses resulting from the translation of the functional currency into U.S. dollars for financial statement presentation are not included in determining net income (loss), but are accumulated in the cumulative translation adjustment account as a separate component of shareholder’s equity (accumulated other comprehensive income). The Company translates asset and liability balances at exchange rates in effect at the end of the period and income and expense transactions at the average exchange rates in effect during the period. Gains and losses resulting from foreign currency transactions are included in the determination of net income (loss).

For the years ended December 31, 2012 and 2011 and Successor period ended December 31, 2010, net foreign exchange transaction gains (losses) of $(21.8) million, $17.2 million and $8.0 million, respectively, were recognized.

Environmental Matters

Accruals for environmental matters are recorded when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated based on current law and existing technologies. These accruals are adjusted periodically as assessment and remediation efforts progress, or as additional technical or legal information become available. Accruals for environmental liabilities are included in “Other noncurrent obligations” in the consolidated balance sheets at undiscounted amounts. As of December 31, 2012 and 2011, no accruals for environmental liabilities were recorded.

Environmental costs are capitalized if the costs extend the life of the property, increase its capacity, or mitigate or prevent contamination from future operations. Environmental costs are also capitalized in recognition of legal asset retirement obligations resulting from the acquisition, construction or normal operation of a long-lived asset. Any costs related to environmental contamination treatment and cleanups are charged to expense. Estimated future incremental operations, maintenance and management costs directly related to remediation are accrued when such costs are probable and reasonably estimable.

Cash and Cash Equivalents

Cash and cash equivalents generally include time deposits or highly liquid investments with original maturities of three months or less.

Inventories

Inventories in the Successor periods are stated at the lower of cost or market, with cost being determined on the first-in, first-out (“FIFO”) method. In the Predecessor period, the method for determining cost varies among last-in, first-out (“LIFO”), FIFO, and average cost, and was used consistently in the Predecessor period. The Company periodically reviews its inventory for excess or obsolete inventory, and will write-down the excess or obsolete inventory value to its net realizable value, if applicable.

Property, Plant and Equipment

Property, plant and equipment are carried at cost less any impairment and are depreciated over estimated useful lives using the straight-line method. Capitalized costs associated with computer software for internal use are amortized on a straight-line basis over 5 years. In the Predecessor period, assets capitalized before 1997 utilized the declining balance method.

Expenditures for maintenance and repairs are charged against income as incurred. Expenditures that significantly increase asset value, extend useful asset lives or adapt property to a new or different use are capitalized. For the Successor periods, these expenditures include planned major maintenance activity or turnaround activities which increase our manufacturing plants’ output and improve production efficiency as compared to pre-turnaround operations. As of December 31, 2012 and 2011, $13.8 million and $14.1 million, respectively, of the Company’s net costs related to turnaround activities have been capitalized to deferred charges within “Deferred charges and other assets” on the consolidated balance sheet, and are amortized over a period until the next scheduled turnaround.

The Company periodically monitors actual experience to determine whether events and circumstances have occurred that may warrant revision of the estimated useful lives of property, plant and equipment. Engineering and other costs directly related to the construction of property, plant and equipment are capitalized as construction in progress until construction is complete and such property, plant and equipment is ready and available to perform its specifically assigned function. Upon retirement or other disposal, the asset cost and related accumulated depreciation are removed from the accounts and the net amount, less any proceeds, is charged or credited to income.

The Company also capitalizes interest as a component of the cost of capital assets constructed for its own use. See Note G for additional information.

Impairment and Disposal of Long-Lived Assets

The Company evaluates long-lived assets and certain identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset grouping may not be recoverable. When undiscounted future cash flows are not expected to be sufficient to recover an asset’s carrying amount, the asset is written down to its fair value based on a discounted cash flow analysis utilizing market participant assumptions.

Long-lived assets to be disposed of by sale are classified as held for sale and are reported at the lower of carrying amount or fair value less cost to sell, and depreciation is ceased. Long-lived assets to be disposed of other than by sale are classified as held and used until they are disposed of.

Goodwill and Other Intangible Assets

The Company records goodwill when the purchase price of a business acquisition exceeds the estimated fair value of net identified tangible and intangible assets acquired. Goodwill is tested for impairment at the reporting unit level annually, or more frequently when events or changes in circumstances indicate that the fair value of a reporting unit has more likely than not declined below its carrying value. The Company utilizes a market approach and/or a discounted cash flow methodology to calculate the fair value of its reporting units. The annual impairment assessment is completed using a measurement date of October 1st. No impairment loss was required in 2012, 2011 and 2010.

Finite-lived intangible assets, such as our intellectual property, are amortized on a straight-line basis. Finite-lived intangible assets are reviewed for impairment or obsolescence if events or changes in circumstances indicate that the carrying amount of an intangible asset may not be recoverable. If impaired, intangible assets are written down to fair value based on discounted cash flows.

Investments in Unconsolidated Affiliates

Investments in unconsolidated affiliates where the Company has the ability to exercise significant influence (generally, 20% to 50% owned companies) are accounted for using the equity method. Investments are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of the investment may not be recoverable. An impairment loss is recorded whenever a decline in fair value of an investment in an unconsolidated affiliate below its carrying amount is determined to be other than temporary.

Sales

Sales are recognized when the revenue is realized or realizable, and the earnings process is complete which occurs when risk and title to the product transfers to the customer, which usually occurs at the time shipment is made. As such, title to the product usually passes when the product is delivered to the freight carrier. Standard terms of delivery are included in contracts of sale, order confirmation documents and invoices. Freight costs and any directly related costs of transporting finished product to customers are recorded as “Cost of sales” in the consolidated statements of operations. Taxes on sales are excluded from net sales.

Sales are recorded net of estimates for returns and price allowances, including discounts for prompt payment and volume-based incentives.

Cost of Sales

The Company classifies the costs of manufacturing and distributing its products as cost of sales. Manufacturing costs include raw materials, utilities, packaging and fixed manufacturing costs associated with production. Fixed manufacturing costs include such items as plant site operating costs and overhead, production planning, depreciation and amortization, repairs and maintenance, environmental, and engineering costs. Distribution costs include shipping and handling costs.

Selling, General and Administrative Expenses

Selling, general and administrative (“SG&A”) expenses are charged to expense as incurred. SG&A expenses are the cost of services performed by the marketing and sales functions (including sales managers, field sellers, marketing research, marketing communications and promotion and advertising materials) and by administrative functions (including product management, research and development (“R&D”) business management, customer invoicing, and human resources). R&D expenses include the cost of services performed by the R&D function, including technical service and development, process research including pilot plant operations, and product development. In the Predecessor period, the expenses include costs recorded on business direct cost centers and allocations to the business using ABMC methodology. The direct costs include the expenses of the marketing and sales individuals assigned to the business, including salaries, fringe benefits, travel, materials and supplies, information, technology, and office expenses.

Total R&D costs included in SG&A expenses were approximately $48.3 million, $58.1 million and $27.2 million for the years ended December 31, 2012 and 2011 and Successor period ended December 31, 2010, respectively, and $23.0 million for the Predecessor period ended June 16, 2010.

The Company expenses promotional and advertising costs as incurred to SG&A expenses. Total promotional and advertising expense was approximately $3.2 million, $6.6 million and $3.3 million for the years ended December 31, 2012 and 2011 and Successor period ended December 31, 2010, respectively.

Pension and Postretirement Benefits Plans

The Company has several defined benefit plans, under which participants earn a retirement benefit based upon a formula set forth in the plan. Accounting for defined benefit pension plans, and any curtailments thereof, requires various assumptions, including, but not limited to, discount rates, expected rates of return on plan assets and future compensation growth rates. The Company evaluates these assumptions at least once each year, or as facts and circumstances dictate, and makes changes as conditions warrant. The Company also provides certain health care and life insurance benefits to retired employees mainly to certain retirees in the United States. The plans provide health care benefits, including hospital, physicians’ services, drug and major medical expense coverage, and life insurance benefits.

Income Taxes

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax basis of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. Provision has been made for income taxes on unremitted earnings of subsidiaries and affiliates, except for subsidiaries in which earnings are deemed to be indefinitely invested.

The Company recognizes the financial statement effects of uncertain income tax positions when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. The Company accrues for other tax contingencies when it is probable that a liability to a taxing authority has been incurred and the amount of the contingency can be reasonably estimated. Interest accrued related to unrecognized tax and income tax related penalties are included in the provision for income taxes. The current portion of uncertain income taxes positions is included in “Income taxes payable” and the long-term portion is included in “Other noncurrent obligations” in the balance sheets.

Income tax expense recognized for the year ended December 31, 2012 includes cumulative adjustments of $4.1 million and $2.0 million from 2010 and 2011, respectively, which resulted in a reduction of income tax expense, net, of approximately $6.1 million. These adjustments relate to the correction of prior period errors, which resulted from the reconciliation of income tax provision to tax return positions completed during 2012. The Company believes this is not material to the Company’s results of operations as of and the years ended December 31, 2012 and 2011, and Successor Period ended December 31, 2010 .

During the Predecessor period, the Styron business of Dow did not file separate tax returns in the majority of the territories as it was included in the federal, state and foreign tax returns of the applicable Dow entities within the respective tax jurisdictions. The income tax provisions for the Predecessor period were calculated using a separate return basis, as if the Styron business was a separate taxpayer.

Stock-based Compensation

During the Predecessor period, stock-based compensation was incurred under Dow’s stock-based compensation plans in the form of the Employees’ Stock Purchase Plan and stock option plans, which include deferred and restricted stock. As of the Acquisition Date, the Company implemented new and separate stock-based compensation plans which include service-based and performance-based incentive restricted stock awards of the Parent’s stock.

Stock-based compensation expense is measured at the grant date, based on the fair value of the award. Service-based restricted stock awards are generally recognized as expense on a graded vesting basis over the service period. For performance-based restricted stock awards, the Company recognizes compensation cost if and when it concludes that it is probable that the performance condition will be achieved. The Company calculates the fair value of its performance-based restricted stock awards using a combination of a call option and digital option model.

Periodically, the Parent may sell non-transferable restricted stock to certain officers and key members of management of the Company. Stock-based compensation expense on this non-transferable restricted stock is recognized if the non-transferable restricted stock is purchased at a price which is less than the fair value of the Parent’s common stock.

Recent Accounting Guidance

In May 2011, the FASB issued authoritative guidance for Fair Value Measurement: Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (“IFRS”), which provides common requirements for measuring fair value and disclosing information about fair value measurements in accordance with U.S. GAAP and IFRS. This guidance is effective for fiscal years beginning on or after December 15, 2011. The Company adopted the guidance effective as of January 1, 2012 and the adoption did not have a material impact on our financial position and results of operations.

In June 2011, the FASB issued amendments to the presentation of comprehensive income which becomes effective for the annual period ending after December 15, 2012, and interim and annual periods thereafter. The amendments eliminate the current reporting option of displaying components of other comprehensive income within the statement of changes in stockholders’ equity. Under the new authoritative guidance, the company is required to present either a single continuous statement of comprehensive income or an income statement immediately followed by a statement of comprehensive income. In December 2011, the FASB issued a deferral of the effective date for amendments to the presentation of reclassifications of items out of accumulated other comprehensive income, which defers certain aspects related to the presentation of reclassification adjustments. The Company adopted the guidance and presented two separate but consecutive statements of operations and statements of comprehensive income for the years ended December 31, 2012 and 2011, Successor period ended December 31, 2010 and the Predecessor period ended June 16, 2010. In February 2013, the FASB issued amendments to disclosure requirements for presentation of comprehensive income, which requires presentation (either in a single note or parenthetically on the face of the financial statements) of the effect of significant amounts reclassified from each component of accumulated other comprehensive income based on its source and the income statement line items affected by the reclassification. If a component is not required to be reclassified to net income in its entirety, a cross reference to the related footnote for additional information will be required. The amendments are effective prospectively for reporting periods beginning after December 15, 2012 (early adoption is permitted). The Company is currently evaluating the impact of adopting this guidance.

In August 2011, FASB issued authoritative guidance in order to simplify how companies test goodwill for impairment. The amendment will become effective for annual and interim goodwill impairment tests performed for the fiscal year beginning on or after December 15, 2011 with early adoption permitted including for annual and interim goodwill impairment tests that are performed as of a date before September 15, 2011. The amendments permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test. This guidance replaces previous guidance which required an entity to test goodwill impairment, on at least an annual basis, by comparing the fair value of a reporting unit with its carrying amount, including goodwill, and then assessing whether or not the fair value of a reporting unit is less than its carrying amount. An entity is no longer required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations, or cash flows.

In September 2011, FASB issued an update that requires employers that participate in multiemployer pension plans to provide additional quantitative and qualitative disclosures. The amended disclosures provide users with more detailed information about an employer’s involvement in multiemployer pension plans and are effective for annual periods ending on or after December 15, 2012. The adoption of this guidance did not have a material impact on the Company’s financial position and results of operations.

In December 2011, the FASB issued guidance for Balance Sheet: Disclosures about Offsetting Assets and Liabilities, which requires entities to disclose both gross and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting agreement to facilitate users of the financial statements understand the effect of those arrangements on the Company’s financial position. In January 2013, the FASB issued further guidance that clarifies the scope of the offsetting disclosures. The guidance is effective for fiscal years, and interim periods within those years, beginning on or after January 1, 2013. Retrospective presentation for all comparative periods presented is required. The Company is currently evaluating the impact of adopting this guidance.

NOTE C—ACQUISITIONS AND DIVESTITURES

Styron Acquisition

On March 2, 2010, STY Acquisition Corp. (“STY Acquisition”), an affiliate of Bain Capital, entered into a sale and purchase agreement (the “Purchase Agreement”) with Dow, Styron LLC and Styron Holding B.V. (together with Styron LLC, the “Styron Holdcos”) pursuant to which STY Acquisition agreed to acquire 100% of the outstanding equity interests of the Styron Holdcos. STY Acquisition, subsequently (but prior to the close of the transaction) assigned its rights and obligations under the Purchase Agreement to Styron S.à r.l., the Company’s indirect wholly owned subsidiary. The consideration for the purchase of Styron Holdcos was approximately $1,509.4 million, subject to customary adjustments for working capital, employee liabilities and certain other amounts. These amounts included a $75.0 million of notes payable to Dow (the “Seller Note”) which is discussed further in Note J. Subsequent to the closing of the Acquisition, the Company paid $55.8 million in closing date working capital adjustments. As part of the Acquisition, Trinseo incurred $56.5 million in transaction costs in connection with the Purchase Agreement, which have been recorded in the consolidated statement of operations as acquisition-related expense in the Successor period ended December 31, 2010.

Trinseo accounted for the Acquisition under the purchase method of accounting in accordance with the applicable authoritative guidance for Business Combinations, whereby the purchase price paid was allocated to the acquired assets and liabilities at fair value.

The allocation of the purchase price is as follows:

	June 17, 2010 (As initially reported)	Adjustments	June 17, 2010 (As adjusted)
Cash	$54,468	$—	$54,468
Accounts receivable	724,559	2,359	726,918
Inventory	489,725	(325)	489,400
Property, plant and equipment	594,600	(2,605)	591,995
Intangible assets	190,000	—	190,000
Equity investments	67,000	—	67,000
Deferred income taxes	3,601	3,297	6,898
Other assets	14,214	—	14,214

Total identifiable assets	2,138,167	2,726	2,140,893

Accounts payable	524,901	—	524,901
Accrued liabilities	21,328	(6,880)	14,448
Income tax payable	8,535	6,033	14,568
Other long-term liabilities	1,638	(1,091)	547
Pension and other postretirement benefits	109,508	1,136	110,644

Total identifiable liabilities	665,910	(802)	665,108

Net identifiable assets acquired	1,472,257	3,528	1,475,785
Goodwill	37,184	(3,528)	33,656

Net assets acquired	$1,509,441	$—	$1,509,441

As of June 17, 2011, the one-year measurement period surrounding the Acquisition ended. During 2012, certain adjustments were identified related to the Acquisition accounting. As such, the Company recorded $8.7 million to goodwill to correct our final purchase price allocation with the offsets recorded primarily to deferred income taxes and pension liabilities. The Company does not believe this is material to the prior year consolidated financial statement or the current year consolidated financial statements. Accordingly, the purchase price allocation for the acquisition is now complete. As part of the Acquisition, the Company has been indemnified for various tax matters, including income tax and value add taxes, as well as legal liabilities which have been incurred prior to the Acquisition Date. Conversely, certain tax matters which the Company has benefitted from are subject to reimbursement by Trinseo to Dow. These amounts have been estimated and provisional amounts have been recorded based on the information known during the measurement period; however, these amounts remain subject to change based on the completion of our annual statutory filings, tax authority review as well as a final resolution with Dow on amounts due to and due from the Company. Management believes the Company’s estimates and assumptions are reasonable under the circumstances, however, settlement negotiations or changes in estimates around pre-acquisition indemnifications could result in a material impact on the consolidated financial statements.

The fair values of the intangible assets were estimated using an income approach. Under this method, an intangible asset’s fair value is equal to the present value of the incremental after-tax cash flows (excess earnings) attributable solely to the intangible asset over its remaining useful life. The fair value of real properties acquired was based on the consideration of their highest and best use in the market. The fair values of property, plant, and equipment, other than real properties that include leasehold improvements acquired, were based on the assumption that unless otherwise identified, will continue to be used “as is” and as part of the ongoing business.

The $33.7 million of goodwill recognized is attributable primarily to the Company’s assembled workforce. For tax purposes, at Acquisition Date, there was approximately $129.3 million of deductible goodwill.

The Company recognized $56.5 million of acquisition-related costs that were expensed in the Successor period ended December 31, 2010. These costs are included in “Acquisition-related expenses” in the consolidated statement of operations and are comprised primarily of the following:

Investment banking fees	$34,225
Legal and due diligence fees	15,893
Other	6,430

Total	$56,548

The following unaudited supplemental pro forma information presents the financial results as if the Acquisition had occurred on January 1, 2009. This supplemental pro forma information has been prepared for comparative purposes and does not purport to be indicative of what would have occurred had the Acquisition been made on January 1, 2009, nor is it indicative of any future results.

Year Ended December 31,
2010
Revenue	$5,096,418
Net income	$107,317

Divestiture

In December of 2010, the Company sold certain assets relating to its Styrenics Brazilian operations for approximately $12.5 million in total proceeds. Due to the pre-existing economic sharing arrangements with the Company’s Brazilian partner for these operations, the Company is liable to pay 50% of any proceeds to its partner and, accordingly, has established an offsetting $6.3 million liability. These amounts were paid in January of 2011. There was no significant gain or loss on the sale.

NOTE D—INVESTMENTS IN UNCONSOLIDATED AFFILIATES

Trinseo’s investments in unconsolidated affiliates accounted for by the equity method were $140.3 million and $134.1 million at December 31, 2012 and 2011, respectively.

At December 31, 2012 and 2011, respectively, Trinseo’s investment in Sumika Styron was $18.6 million and $17.1 million greater than Trinseo’s 50% share of Sumika Styron’s underlying net assets. This amount represents the fair value of certain identifiable assets which have not been recorded on the historical financials of Sumika Styron. This difference is being amortized over the estimated remaining useful lives of the assets to which it is attributed.

At December 31, 2012 and 2011, respectively, Trinseo’s investment in AmSty was $150.7 million and $168.8 million less than Trinseo’s 50% share of AmSty’s underlying net assets. This amount represents the difference between the book value of assets contributed to the joint venture at the time of formation (May 1, 2008) and Trinseo’s 50% share of the total recorded value of the joint venture’s assets. This difference is being amortized over the remaining useful lives of the contributed assets.

Dividends received from Sumika Styron were $1.0 million and $7.2 million, net of withholding taxes, for the years ended December 31, 2012 and December 31, 2011, respectively. Dividends received from AmSty were $20.0 million and $10.0 million for the years ended December 31, 2012 and December 31, 2011, respectively. There were no dividends received during the Successor period ended December 31, 2010. Dividends received from the unconsolidated affiliates were $7.8 million for the Predecessor period ended June 16, 2010.

Equity in earnings from unconsolidated affiliates was $27.1 million for the year ended December 31, 2012, $23.9 million for the year ended December 31, 2011, $12.6 million from June 17, 2010 to December 31, 2010, and $4.5 million from January 1, 2010 to June 16, 2010.

Both of the unconsolidated affiliates are privately held companies, therefore, quoted market prices for their stock are not available.

The summarized financial information of the Company’s unconsolidated affiliates is shown below:

	December 31,
	2012	2011
Current assets	$519,462	$517,727
Noncurrent assets	365,245	396,787

Total assets	$884,707	$914,514

Current liabilities	$278,180	$293,235
Noncurrent liabilities	60,110	49,658

Total liabilities	$338,290	$342,893

	Successor			Predecessor
	Year Ended, December 31,		June 17 through December 31,	January 1 through June 16,
	2012	2011	2010	2010
Sales	$2,058,060	$1,999,493	$820,461	$863,392
Gross profit	$82,511	$63,125	$49,769	$32,103
Net income (loss)	$21,408	$(5,294)	$6,146	$(4,878)

During the Predecessor period, Dow had service agreements with these entities, including contracts to manage the operations of manufacturing sites and the construction of new facilities; licensing and technology agreements; and marketing, sales, purchase and lease agreements. These agreements were not acquired by the Company in relation to the Acquisition.

Sales to unconsolidated affiliates for the years ended December 31, 2012 and 2011 were $9.5 million and $13.7 million, respectively. Sales to unconsolidated affiliates during the Successor period from June 17, 2010 through December 31, 2010 were $1.7 million. Sales to unconsolidated affiliates during the Predecessor period, including Dow Reichold Specialty Latex LLC (an unconsolidated affiliate of the Styron business not acquired by the Company) were $8.7 million from January 1, 2010 through June 16, 2010.

Purchases from unconsolidated affiliates were $269.1 million and $286.1 million for the years ended December 31, 2012 and 2011, respectively. Purchases from unconsolidated affiliates were $145.6 million for the Successor period from June 17, 2010 through December 31, 2010, and $130.0 million for the Predecessor period from January 1, 2010 through June 16, 2010.

At December 31, 2012 and 2011, respectively, $2.3 million and $2.3 million due from unconsolidated affiliates was included in Accounts receivable and $26.6 million and $14.2 million due to unconsolidated affiliates was included in Accounts payable.

NOTE E—ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following:

	December 31,
	2012	2011
Trade receivables	$566,309	$660,027
Non-income tax receivables	91,390	79,042
Other receivables	46,035	44,743
Less: allowance for doubtful accounts	(8,370)	(8,675)

Total	$695,364	$775,137

The allowance for doubtful accounts was approximately $8.4 million and $8.7 million at December 31, 2012 and 2011, respectively. The Company recognized expense of $0.3 million, $4.6 million and $4.1 million in the Successor periods ended December 31, 2012, 2011, and 2010, respectively, and $0.5 million in the Predecessor period from January 1, 2010 through June 16, 2010.

NOTE F—INVENTORIES

Inventories consisted of the following:

	December 31,
	2012	2011
Finished goods	$334,986	$283,135
Raw materials and semi-finished goods	213,409	171,510
Supplies	34,345	33,642

Total	$582,740	$488,287

In the Predecessor period, inventories were valued on a LIFO basis, principally hydrocarbon and U.S. plastics products. A reduction of certain inventories resulted in the liquidation of some of the LIFO inventory layers, increasing pretax income by approximately $12.3 million during the Predecessor period ended June 16, 2010. The Company increased the book value of acquired inventory by $38.0 million to record it at fair value on the Acquisition Date. This amount was fully expensed when the inventory was sold in the Successor period ended December 31, 2010.

NOTE G—PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

	Estimated Useful Lives (Years)	December 31,
		2012	2011
Land	Not applicable	$48,576	$55,080
Land and waterway improvements	1-20	12,901	12,848
Buildings	2-40	54,582	46,448
Machinery and equipment(1)	1-20	600,455	449,316
Utility and supply lines	1-10	5,251	5,101
Leasehold interests	1-45	49,677	49,171
Other property	1-8	13,898	18,091
Construction in process	Not applicable	43,168	82,265

Property, plant and equipment		828,508	718,320
Less: accumulated depreciation		(191,747)	(125,960)

Property, plant and equipment, net		$636,761	$592,360

(1)	Approximately 94% and 92% of our machinery and equipment had a useful life of three to ten years as of December 31, 2012, and December 31, 2011, respectively.

	Successor			Predecessor
	Year Ended December 31,		June 17, through December 31,	January 1 through June 16,
	2012	2011	2010	2010
Depreciation expense	$68,312	$86,542	$53,886	$46,377
Capitalized interest	$6,178	$1,737	$305	$142

NOTE H—GOODWILL AND INTANGIBLE ASSETS

Goodwill

The following table shows changes in the carrying amount of goodwill for the period from December 31, 2010 to December 31, 2011 and December 31, 2011 to December 31, 2012:

	Emulsion Polymers		Plastics		Total
	Latex	Synthetic Rubber	Styrenics	Engineered Polymers
At December 31, 2010	$15,050	$10,308	$9,160	$5,844	$40,362
Purchase accounting adjustments	(3,916)	(2,682)	(2,383)	(3,231)	(12,212)
Cumulative translation adjustment	(747)	(512)	(455)	(175)	(1,889)

At December 31, 2011	10,387	7,114	6,322	2,438	26,261
Purchase accounting adjustments	3,435	2,352	2,091	806	8,684
Cumulative translation adjustment	458	314	278	108	1,158

At December 31, 2012	$14,280	$9,780	$8,691	$3,352	$36,103

Goodwill impairment testing is performed annually on October 1st. In 2012, the Company performed its annual impairment test for goodwill and determined that the estimated fair value of each reporting unit was substantially in excess of the carrying value indicating that none of the Company’s goodwill was impaired. The Company concluded there were no impairments or triggering events for the years ended December 31, 2011 and 2010.

Other Intangible Assets

The following table provides information regarding the Company’s other intangible assets:

		December 31, 2012			December 31, 2011
	Estimated Useful Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Developed technology	15	$203,812	$(34,535)	$169,277	$199,810	$(20,485)	$179,325
Software	5	8,849	(1,973)	6,876	5,453	(550)	4,903

Total		$212,661	$(36,508)	$176,153	$205,263	$(21,035)	$184,228

Amortization expense totaled $14.7 million and $15.1 million, respectively, for the years ended December 31, 2012 and 2011. Amortization expense totaled $7.3 million for the Successor period ended December 31, 2010 and $2.0 million for the Predecessor period ended June 16, 2010. During the Predecessor period, the weighted-average amortization period is five years which is based on our expected product lives and related cash flows.

Estimated Amortization Expense for the Next Five Years
2013	2014	2015	2016	2017
$15,360	$15,360	$15,354	$14,788	$13,952

NOTE I—ACCOUNTS PAYABLE

At December 31, accounts payable consisted of the following:

	December 31,
	2012	2011
Trade payables	$525,440	$481,082
Other payables	46,742	47,629

Total	$572,182	$528,711

NOTE J—DEBT

	December 31,
	2012	2011
Term loans	$1,232,585	$1,385,219
Revolving facility	120,000	150,000
Accounts receivable securitization	93,492	110,531
Other	7,507	5,620

Total debt	1,453,584	1,651,370
Less: current portion	(98,133)	(126,964)

Total long-term debt	$1,355,451	$1,524,406

Senior Secured Credit Facility

In June 2010, the Company entered into a credit agreement (the “Senior Secured Credit Facility”) with lenders for (i) an $800.0 million senior secured term loans (the “2010 Term Loans”) and a (ii) $240.0 million revolving facility (the “Revolver”). The proceeds of these borrowings were used to finance, in part, the Acquisition and pay transaction fees and expenses related to the Acquisition. The borrowing rate is equal to LIBOR (subject to floors of 1.75% for the Revolver and 1.5% for the 2010 Term Loans) or the U.S. prime lending rate (subject to a floor of 2.75% for the Revolver and 2.5% for the 2010 Term Loans), plus respective applicable margin rates. As part of the terms of the Revolver, the Company has access to a swing line loan, not to exceed the lesser of $10.0 million or the aggregate amount of the Revolver credit commitment, as well as letters of credit not to exceed the lesser of $125.0 million or the aggregate amount of the Revolver credit commitment.

On February 2, 2011, the Senior Secured Credit Facility was amended (the “2011 Amendment”) to increase the available borrowings under the senior secured term loans from $780.0 million to $1.6 billion. Pursuant to the amendment, the Company borrowed an aggregate principal amount of $1.4 billion (the “2011 Term Loans”), the proceeds of which were used to repay the 2010 Term Loans and related accrued interest, repay the Seller Note issued by Dow at the time of the Acquisition and related accrued interest, make a distribution to the stockholders of the Parent, and provide general corporate funds. Principal payments for the 2011 Term Loans were due in equal quarterly installments of 0.25% of the $1.4 billion aggregate principal amount and the remaining principal payments are due on maturity date in August 2017. The principal payments under the Revolver were due in aggregate on the outstanding balance on the Revolver maturity date in June 2015.

In connection with the 2011 Amendment, the Company incurred a total of $26.7 million in debt issuance costs, of which $18.9 million is associated with the 2011 Term Loans and $7.8 million representing fees paid to lenders to repay the 2010 Term Loans prior to maturity. As a result of repaying the 2010 Term Loans, $749.0 million of the 2010 Term Loans were determined to be extinguished and $31.0 million was determined to be modified (the “modified 2010 Term Loans”) in accordance with generally accepted accounting principles. The Company capitalized $18.7 million of the debt issuance costs associated with the 2011 Term Loans and will amortize into interest expense using the effective interest rate method, with the remaining $0.2 million of third-party fees associated with the modified 2010 Term Loans being expensed as incurred. Of the $7.8 million in fees paid to lenders associated with the 2010 Term Loans, $7.5 million was expensed as incurred, with the remaining $0.3 million associated with the modified 2010 Term Loans and, along with the existing unamortized discount attributed to the modified 2010 Term Loans, amortized into interest expense over the remaining term of the modified 2010 Term Loans using the effective interest method. As a result of the extinguishment of $749.0 million of the 2010 Term Loans, the Company recorded a loss on extinguishment of $55.7 million during the first quarter of 2011, which is comprised of $7.5 million in fees paid to the lenders, $0.2 million in third-party fees associated with the modified 2010 Term Loans, and the remainder attributable to the write-off of existing unamortized debt issuance costs and original issue discount attributed to the $749.0 million in 2010 Term Loans extinguished, totaling $34.0 million and $14.0 million, respectively.

In July 2012, the Company further amended the Senior Secured Credit Facility (the “2012 Amendment”) that provided for an increase in the Company’s total leverage ratio and decrease the interest coverage ratio. It also provided for an increase in the permitted accounts receivable securitization facility from $160.0 million to $260.0 million and increase in the borrowing rate of the senior secured term loans through increase in the applicable margin rate from 4.5% to 6.5% for LIBOR borrowings or 3.5% to 5.5% for U.S. prime lending rate borrowings. Under certain circumstances, the applicable margin rate may decrease by 1.5% if the total leverage ratio is less than 3.25 to 1.00 or may increase by 1.0% during periods when the Company utilizes an event of default cure. The 2012 Amendment became effective with the repayment of $140.0 million of 2011 Term Loans on August 9, 2012 using the proceeds from equity contribution from the Parent. Subsequently, the quarterly installments of 0.25% of the $1.4 billion aggregate principal amount were no longer required.

In connection with the 2012 Amendment, the Company incurred a total of $9.7 million in debt issuance costs, of which $8.5 million is associated with the 2011 Term Loan and $1.2 million is associated with the Revolver. As a result of the 2012 Amendment, the 2011 Term Loans were determined to be modified in accordance with generally accepted accounting principles. The Company capitalized $6.2 million of the issuance costs paid to the creditors of the 2011 Term Loans and, together with the unamortized debt discount, will be amortized into interest expense using the effective interest rate method, with the remaining $2.3 million of third-party fees associated with the 2011 Term Loans expensed as incurred within “Other expense (income), net” on the consolidated statement of operations for the year ended December 31, 2012. Cost of $1.2 million paid to the creditors of the Revolver was also capitalized and will be amortized over the remaining term of the Revolver.

Capitalized fees and costs incurred in connection with the Company’s borrowings are included in “Deferred charges and other assets” in the consolidated balance sheets. Debt issuance costs and debt discounts are amortized to interest expense over the term of the respective loan agreements using the effective interest method. The Revolver debt issuance costs are being amortized using a straight-line method. As of December 31, 2012 and 2011, unamortized debt issuance costs totaled $23.7 million and $29.0 million, respectively. Debt discount was $6.4 million and $0.8 million as of December 31, 2012 and 2011, respectively, and is netted against “Long-term debt” in the consolidated balance sheets. Both the amortization of debt issuance costs and debt discounts are included in “Interest expense, net” in the consolidated statements of operations. The Company recorded amortization expense relating to debt issuance costs and debt discounts, respectively, of $6.5 million and $0.5 million for the year ended December 31, 2012; $6.3 million and $0.3 million for the year ended December 31, 2011; and $4.6 million and $1.2 million for the Successor period ended December 31, 2010.

Interest incurred on the 2011 Term Loans and the Revolver for the year ended December 31, 2012 were $91.0 million and $6.0 million, respectively. Interest incurred on the 2010 and 2011 Term Loans, collectively, and the Revolver for the year ended December 31, 2011 were $82.6 million and $8.6 million, respectively. Interest incurred on the 2010 Term Loans and the Revolver during the Successor period from June 17, 2010 through December 31, 2010 was $32.7 million and $2.8 million, respectively. There was no interest incurred during the Predecessor period from January 1, 2010 through June 16, 2010.

Cash paid relating to interest on the 2011 Term Loans and Revolver for the year ended December 31, 2012 were $87.6 million and $6.1 million, respectively. Cash paid relating to interest on the 2010 and 2011 Term Loans, collectively, and the Revolver for the year ended December 31, 2011 were $82.4 million and $8.6 million, respectively. Cash paid relating to interest on the 2010 Term Loans and Revolver during the Successor period from June 17, 2010 through December 31, 2010 was $27.7 million and $1.4 million, respectively.

At December 31, 2012, there were $1,239.0 million and $120.0 million in outstanding borrowings under the 2011 Term Loans and Revolver, respectively, plus $6.8 million in outstanding letters of credit. All obligations under the 2011 Term Loans and the Revolver are guaranteed and collateralized by substantially all of the tangible and intangible assets of the Company’s subsidiaries.

Annual maturities of long-term debt are as follows over the next five years and thereafter:

Year	Annual Maturity
2013	$—
2014	—
2015	120,000
2016	—
2017	1,239,000
Thereafter	—

Total	$1,359,000

In January 2013, the Company amended the Senior Secured Credit Facility (the “2013 Amendment”). As part of the 2013 Amendment, the Company increased the Revolver borrowing capacity from $240.0 million to $300.0 million, extended the maturity date to January 2018 and concurrently repaid the outstanding 2011 Term Loans of $1,239.0 million using the proceeds from the $1,325.0 million 8.750% Senior Secured Notes issued in January 2013 (discussed below). The 2013 Amendment replaced the Company’s total leverage ratio and removed the interest coverage ratio requirements. If the Revolver exceeds 25% of the $300.0 million borrowing capacity (excluding undrawn letters of credit up to $10.0 million) at a quarter end, the Company’s first lien net leverage ratio (as defined under the 2013 Amendment) should not exceed 5.25 to 1.00 for the quarter ending March 31, 2013, 5.00 to 1.00 for the quarters ending June 30, September 30, and December 31, 2013, 4.50 to 1.00 for each of the quarters ending in 2014 and 4.25 to 1.00 for each of the quarters ending in 2015 and thereafter.

Prior to the 2013 Amendment, the Senior Secured Credit Facility required that the Company comply with certain affirmative and negative covenants, including restrictions with respect to payment of dividends and other distributions to stockholders, and financial covenants that include the maintenance of certain financial ratios. These ratios include both a maximum leverage ratio no greater than 5.25 to 1.00 and an interest coverage ratio no less than 2.00 to 1.00 for the most recent twelve-month period. Under the terms of the Senior Secured Credit Facility, an event of default can be cured by a Specified Equity Contribution, as defined under the Senior Secured Credit Facility. On May 8, 2012, the Company received a $22.2 million as equity contribution from the Parent in order to cure its covenant default and to meet its required leverage ratio for the period ended March 31, 2012. The Company remained in compliance with all debt covenants in the remainder of 2012. With the effectiveness of the 2013 Amendment prior to annual covenant compliance reporting, the Company’s prior leverage ratio and interest coverage ratio covenants were replaced by the first lien net leverage ratio covenant under the 2013 Amendment.

As a result of the 2013 Amendment and repayment of the 2011 Term Loans in January 2013, the Company will recognize approximately $20.7 million of loss on extinguishment of debt in the first quarter of 2013, which consist primarily of the write-off of existing unamortized debt issuance cost and debt discount attributable to the 2011 Term Loans. Fees and expenses incurred in connection with the 2013 Amendment were approximately $5.0 million, which will be capitalized as deferred charges and amortize using a straight-line method over the remaining term of the revolving facility.

8.750% Senior Secured Notes

In January 2013, the Company issued $1,325.0 million aggregate principal amount of 8.750% Senior Secured Notes (the “Senior Notes”). The Senior Notes interest is payable semi-annually on February 1 and August 1 of each year, commencing on August 1, 2013. The notes will mature on February 1, 2019. The proceeds of the issuance of the Senior Notes was used to repay all of the Company’s outstanding 2011 Term Loans and related refinancing fees and expenses. The Company may redeem the notes at any time on or prior to August 1, 2015 in whole or in part, at redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date plus a make-whole premium. The Company may also redeem, during any 12-month period commencing with the issue date of the Senior Notes until August 1, 2015, up to 10% of the original principal amount of the notes at a redemption price equal to 103% of the principal amount thereof, plus accrued and unpaid interest or at any time prior to August 1, 2015, redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds from certain equity offerings.

The Senior Notes rank equally in right of payment with all of the Company’s existing and future senior secured debt and pari passu with the Company and the Guarantors’ (as defined below) indebtedness that is secured by first-priority liens, including the Company’s Senior Secured Credit Facility (as defined above), to the extent of the value of the collateral securing such indebtedness and ranking senior in right of payment to all of the Company’s existing and future subordinated debt. However, claims under the Senior Notes will effectively rank behind the claims of holders of debt, including interest, under our Senior Secured Credit Facility in respect of proceeds from any enforcement action with respect to the collateral or in any bankruptcy, insolvency or liquidation proceeding. The Senior Notes will be unconditionally guaranteed on a senior secured basis by each of our existing and future wholly-owned subsidiaries that guarantee our Senior Secured Credit Facility (other than our subsidiaries in France and Spain) (the “Guarantors”). The note guarantees will rank equally in right of payment with all of the Guarantors’ existing and future senior secured debt and senior in right of payment to all of the Guarantors’ existing and future subordinated debt. The notes will be structurally subordinated to all of the liabilities of each of our subsidiaries that do not guarantee the notes.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of the Company’s restricted subsidiaries to incur additional indebtedness, pay dividends or make other distributions, subject to certain exceptions. If the Senior Notes are assigned an investment grade by the rating agencies and no default has occurred or is continuing, certain covenants will be suspended. If the ratings on the Senior Notes decline to below investment grade, the suspended covenants will be reinstated.

Fees and expenses incurred in connection with the issuance of Senior Notes were approximately $41.0 million, which will be capitalized as deferred charges and amortize into interest expense over the term of the Senior Notes using the effective interest rate method.

Interest Rate Cap Agreements

The 2011 Amendment requires that the Company maintain interest rate cap agreements having a term of at least three years for an aggregate notional principal amount equal to at least 35% of the aggregate principal amount of all term loans then outstanding.

The Company uses interest rate cap agreements to protect cash flows from fluctuations caused by volatility in interest rates. At December 31, 2012 and 2011, the Company had three outstanding interest rate caps with an aggregate notional amount of $490.0 million, representing 35% of the $1.4 billion in term loan borrowings under the 2011 Amendment.

The Company’s interest rate risk management strategy is to use derivative instruments to minimize significant unanticipated earnings fluctuations that may arise from volatility in interest rates of the Company’s borrowings and to manage the interest rate sensitivity of its debt. At December 31, 2012 and 2011, the non-current asset associated with interest rate cap agreements was recorded at fair value in “Deferred charges and other assets” in the consolidated balance sheets. The Company does not account for the interest rate cap agreements as hedges. As such, changes in the fair value of underlying derivative instruments are recognized in “Interest expense, net” in the consolidated statement of operations.

At December 31, 2012 and 2011, the interest rate caps had a fair value of approximately less than $0.1 million and $0.1 million, respectively. For the years ended December 31, 2012 and 2011, the Company recognized a loss of approximately less than $0.1 million and $1.0 million, respectively, and for the Successor period ended December 31, 2010, a gain of approximately $0.1 million, which were reflected in “Interest expense, net” in the consolidated statements of operations. These hedges were settled on January 29, 2013.

Accounts Receivable Securitization

In August 2010, a VIE in which the Company is the primary beneficiary, Styron Receivable Funding Ltd. (“SRF”), executed an agreement with a bank for an accounts receivable securitization facility. The facility permits borrowings by one of the Company’s subsidiaries, Styron Europe GmbH (“SE”), up to a total of $160.0 million. Under the receivables facility, SE will sell their accounts receivable from time to time to SRF. In turn, SRF may sell undivided ownership interests in such receivables to commercial paper conduits in exchange for cash. The Company has agreed to continue servicing the receivables for SRF. Upon the sale of the interests in the accounts receivable by SRF, the conduits have a first priority perfected security interest in such receivables and, as a result, the receivables will not be available to the creditors of the Company or its other subsidiaries. The accounts receivable securitization is subject to interest charges against both the amount of outstanding borrowings as well as the amount of available, but undrawn, borrowings under the accounts receivable securitization. In regards to outstanding borrowings on the accounts receivable securitization, fixed interest charges are 3.25% plus variable commercial paper rates. In regards to available, but undrawn, borrowings under the accounts receivable securitization, fixed interest charges are 1.50%.

In May 2011, the accounts receivable securitization facility was amended to allow for the expansion of the pool of eligible accounts receivable to include a previously excluded German subsidiary.

At December 31, 2012 and 2011, there was approximately $85.7 million and $117.7 million, respectively, of accounts receivable available to support this facility, based on our pool of eligible accounts receivable. There were approximately $93.5 million, which includes $7.8 million of cash restricted from use, and $110.5 million in outstanding borrowings, included in short-term borrowings in the consolidated balance sheet at December 31, 2012 and 2011, respectively. Interest incurred on the accounts receivable securitization facility for the years ended December 31, 2012 and 2011 and Successor period ended December 31, 2010 were $4.7 million, $5.7 million and $1.4 million, respectively, reflected in “Interest expense, net” in the consolidated statements of operations. As of December 31, 2012 and 2011, debt issuance costs related to the accounts receivable securitization facility totaled $4.3 million and $4.9 million, respectively, and were included in “Deferred charges and other assets” on the consolidated balance sheet, which are being amortized using a straight-line method, reflected in “Interest expense, net” on the consolidated statement of operations. The Company recorded $1.5 million, $1.4 million and $0.4 million in amortization of debt issuance costs related to the accounts receivable securitization facility for the years ended December 31, 2012 and 2011 and Successor period ended December 31, 2010.
Seller Note

On June 17, 2010, the Company entered into a $75.0 million term loan with Dow (the “Seller Note”) which was effectively used to finance the Styron Acquisition. On February 3, 2011, the Company repaid the Seller Note in full and the related accrued interest of approximately $4.5 million.

Other Revolving Facilities

During 2011, the Company entered into two short-term revolving facilities through our subsidiary in China that provide for approximately $28.5 million of uncommitted funds available for borrowings, subject to annual renewal.

Outstanding borrowings under these revolving facilities were $1.1 million and $2.4 million at December 31, 2012 and 2011, respectively. The revolving facilities are either guaranteed by our Holding Company, Trinseo Materials Operating S.C.A. or secured by pledge of certain of our assets in China. At December 31, 2012 and 2011, the weighted average interest rate of these facilities was approximately 0.5% and 5.8%, respectively. The Company did not renew one of the short-term revolving facilities, with uncommitted funds of $13.5 million, and there were no outstanding borrowings for that facility as of December 31, 2012. The remaining facility is subject to annual renewal.

The Senior Secured Credit Facility limits our foreign working capital facilities to an aggregated principal amount of $75.0 million. Subsequently, in January 2013, the 2013 Amendment further limits our foreign working capital facilities in certain jurisdiction in Asia including China to an aggregate principal amount of $25.0 million, except as otherwise permitted under the Senior Secured Credit Facility.

NOTE K—SHAREHOLDER’S EQUITY

Common Stock

On February 3, 2011, $471.4 million of the net cash proceeds from the 2011 Term Loans under the amended Senior Secured Credit Facility were used to pay a distribution to the Parent. The distribution coincided with the redemption and subsequent cancellation of 11.9 billion shares of our common stock. Further, in December 2011, we made additional cash distributions to our shareholder of $50.0 million. The amended Senior Secured Credit Facility places certain restrictions on the payment of future dividends and other distributions to stockholders.

On May 8, 2012, the Company issued 2.2 billion shares of common stock to the Parent with $0.01 nominal value for $22.2 million of proceeds. The proceeds from the issuance were used as equity contribution required under the terms of the Senior Secured Credit Facility in order to cure the covenant default for the period ended March 31, 2012. Also, on August 8, 2012, the Parent received an additional $140.0 million from shareholders and contributed the same amount to the Company through the issuance of 14.0 billion shares of common stock with a nominal value of $0.01. The proceeds from the issuance of the common stock were used to repay a portion of the 2011 Term Loans in connection with the 2012 Amendment. See Note J for further discussion.

NOTE L—FAIR VALUE MEASUREMENTS

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities measured at fair value are classified using the following hierarchy, which is based upon the transparency of inputs to the valuation as of the measurement date.

Level 1—Valuation is based upon quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2—Valuation is based upon quoted prices for similar assets and liabilities in active markets, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3—Valuation is based upon other unobservable inputs that are significant to the fair value measurement.

The following tables summarize the bases used to measure certain assets and liabilities at fair value on a recurring basis in the balance sheet at December 31, 2012 and December 31, 2011, respectively:

	December 31, 2012
Assets (Liabilities) at Fair Value	Quoted Prices in Active Markets for Identical Items (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Interest rate cap agreements(1)	$—	$—	$—	$—
Foreign exchange forward contracts	—	(3,802)	—	(3,802)

Total fair value	$—	$(3,802)	$—	$(3,802)

(1)	As of December 31, 2012, the fair value of interest rate cap agreements was less than $1.

	December 31, 2011
Assets (Liabilities) at Fair Value	Quoted Prices in Active Markets for Identical Items (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Interest rate cap agreements	$—	$64	$—	$64
Foreign exchange forward contracts	—	—	—	—

Total fair value	$—	$64	$—	$64

For assets and liabilities classified as Level 2 measurements, fair value is based on the closing price at the end of the period, adjusted for any terms specific to that asset or liability, or by using observable market data points of similar assets and liabilities. Market inputs are obtained from broker quotations or from listed or over-the-counter market data.

NOTE M—INCOME TAXES

Income (loss) before income taxes earned within and outside the United States is shown below:

	Successor			Predecessor
	Year Ended December 31,		June 17 through December 31,	January 1 through June 16,
	2012	2011	2010	2010
United States	$49,193	$(12,516)	$(7,952)	$67,615
Outside of the United States	(1,351)	(23,661)	9,063	58,911

Income (loss) before income taxes	$47,842	$(36,177)	$1,111	$126,526

The provision (benefit) for income taxes is composed of:

	Successor
	December 31, 2012			December 31, 2011
	Current	Deferred	Total	Current	Deferred	Total
U.S. federal	$5,094	$8,070	$13,164	$(9,896)	$10,039	$143
U.S. state and other	229	1,174	1,403	220	(1,060)	(840)
Non-U.S.	7,503	(4,510)	2,993	42,362	(1,937)	40,425

Total	$12,826	$4,734	$17,560	$32,686	$7,042	$39,728

	Successor			Predecessor
	June 17, 2010 through December 31, 2010			January 1, 2010 through June 16, 2010
	Current	Deferred	Total	Current	Deferred	Total
U.S. federal	$12,643	$(15,036)	$(2,393)	$33,000	$(6,000)	$27,000
U.S. state and other	1,200	(1,329)	(129)	2,000	(1,000)	1,000
Non-U.S.	27,208	(6,812)	20,396	42,000	(17,000)	25,000

Total	$41,051	$(23,177)	$17,874	$77,000	$(24,000)	$53,000

The effective tax rate on pre-tax income differs from the U.S. statutory rate due to the following:

	Successor			Predecessor
	Year Ended December 31,		June 17 through December 31,	January 1 through June 16,
	2012	2011	2010	2010
Taxes at U.S. statutory rate(1)	$16,745	$(12,662)	$389	$44,000
Equity in earnings of unconsolidated affiliates	—	—	—	(1,000)
State and local income taxes	1,493	(273)	(84)	—
Non U.S. statutory rates, including credits(2)	(3,588)	(1,152)	(20,247)	(5,000)
U.S. tax effect of foreign earnings and dividends	(2,890)	—	(96)	4,000
Unremitted earnings(3)	3,087	(298)	757	—
Non-deductible acquisition-related expenses	—	—	15,420	—
Stock-based compensation	2,466	7,125	2,863	—
Non-deductible interest and other expenses	6,450	1,908	1,943	—
Change in valuation allowances	(10,377)	15,763	9,624	9,000
Uncertain tax positions	1,882	14,454	4,000	—
Withholding taxes on interest and royalties	7,064	8,606	2,498	—
U.S. manufacturing deduction	(1,057)	300	(994)	—
Provision to return adjustments	(3,943)	4,092	—	—
Impact on foreign currency exchange	291	371	839	—
Other—net	(63)	1,494	962	2,000

Total tax provision	$17,560	$39,728	$17,874	$53,000

Effective tax rate	37%	110%	1609%	42%

(1)	The U.S. statutory rate has been used as management believes it is more meaningful to the Company.
(2)	Predecessor period includes tax provision for statutory taxable income in foreign jurisdictions for which there is no corresponding amount in income before taxes.
(3)	Successor periods are reflective of incorporation under the existing laws of the Grand Duchy of Luxembourg.

Deferred income taxes reflect temporary differences between the valuation of assets and liabilities for financial and tax reporting:

	December 31,
	2012		2011
	Deferred Tax Assets	Deferred Tax Liabilities	Deferred Tax Assets	Deferred Tax Liabilities
Tax loss and credit carry forwards	$47,214	$—	$34,880	$—
Unremitted earnings	—	9,619	—	6,532
Unconsolidated affiliates	12,393	—	9,158	—
Other accruals and reserves	5,019	—	11,854	—
Property, plant and equipment	—	51,288	—	42,205
Goodwill and other intangible assets	29,645	—	34,415	—
Debt issuance costs	5,825	—	4,458	—
Employee benefits	30,653	—	17,153	—

	130,749	60,907	111,918	48,737
Valuation allowance	(41,280)	—	(47,395)	—

Total	$89,469	$60,907	$64,523	$48,737

At December 31, 2012 and 2011, all undistributed earnings of foreign subsidiaries and affiliates are expected to be repatriated. Operating loss carryforwards amounted to $231.9 million in 2012 and $147.2 million in 2011. At December 31, 2012, $14.8 million of the operating loss carryforwards were subject to expiration in 2013 through 2017, and $217.1 million of the operating loss carryforwards expire in years beyond 2017 or have an indefinite carryforward period.

The Company had valuation allowances which were related to the realization of recorded tax benefits on tax loss carryforwards, as well as other net deferred tax assets, primarily from subsidiaries in Luxembourg, China, Japan, Brazil and the U.S. of $41.3 million at December 31, 2012 and $47.4 million at December 31, 2011. Valuation allowances decreased by $6.1 million in 2012.

During the Predecessor periods, the Styron business did not file separate tax returns in the majority of the territories as it was included in the tax returns of Dow entities within the respective tax jurisdictions. The income tax provision included in these financial statements was calculated using a separate return basis, as if the Styron business was a separate taxpayer. Accordingly, the Styron business’s tax results as presented are not necessarily indicative of results that the Styron business would have generated as a stand-alone company for the Predecessor periods presented. The amount paid for taxes approximates the current provision.

For the Successor periods, a reconciliation of the beginning and ending amount of the unrecognized tax benefits is as follows:

Balance as of June 17, 2010	$1,300
Increases related to current year tax positions	6,390

Balance as of December 31, 2010	7,690
Increases related to current year tax positions	15,583
Increases related to prior year tax positions	2,158

Balance as of December 31, 2011	25,431
Increases related to current year tax positions	6,757
Decreases related to prior year tax positions	(2,109)

Balance as of December 31, 2012	$30,079

The Company recognized interest and penalties of $0.8 million and $0.5 million for the years ended December 31, 2012 and 2011, which was included as a component of income tax expense in the consolidated statements of operations. No interest and penalties were recognized for the Successor period ended December 31, 2010 and the Predecessor period ended June 16, 2010. As of December 31, 2012 and 2011, the Company has $1.3 million and $0.5 million, respectively, accrued for interest and penalties. The Company does not anticipate that the liability for uncertain tax positions will materially change within the next twelve months. To the extent that the gross unrecognized tax benefits are recognized in the future, $17.8 million will impact the Company’s effective tax rate.

As a majority of the Trinseo legal entities had no significant activity or were formed in 2010, only the 2010 tax year and forward is subject to examination in the majority of jurisdictions except for China, Hong Kong, and Indonesia where certain tax years between 2005 and 2009 remain subject to examination.

Pursuant to the terms of the Purchase Agreement, the Company has been indemnified from and against any taxes for or with respect to any Predecessor period.

NOTE N—COMMITMENTS AND CONTINGENCIES

Leased Property

The Company routinely leases premises for use as sales and administrative offices, warehouses and tanks for product storage, motor vehicles, railcars, computers, office machines, and equipment under operating leases. Rental expense was $17.7 million, $15.1 million and $6.2 million during the Successor periods ended December 31, 2012, 2011 and 2010, respectively. Rental expense under operating leases charged to the Styron business during the Predecessor period were $3.0 million for the period ended June 16, 2010.

Future minimum rental payments under operating leases with remaining non-cancelable terms in excess of one year are as follows:

Year	Annual Commitment
2013	$9,049
2014	6,407
2015	5,219
2016	4,600
2017	4,211
2018 and beyond	17,173

Total	$46,659

Environmental Matters

Accruals for environmental matters are recorded when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated, based on current law, existing technologies and other information. At December 31, 2012 and December 31, 2011, the Company had no accrued obligations for environmental remediation and restoration costs. Pursuant to the terms of the Styron sales and purchase agreement, the pre-closing environmental conditions were retained by Dow and the Company has been indemnified by Dow from and against all environmental liabilities incurred or relating to the Predecessor periods. There are several properties which the Company now owns on which Dow has been conducting remediation to address historical contamination. Those properties include Allyn’s Point, Connecticut, Dalton, Georgia, Livorno, Italy and Guarauja, Brazil. There are other properties with historical contamination that are owned by Dow that the Company leases for its operations, including its facility in Midland, Michigan. No environmental claims have been asserted or threatened against the Company, and the Company is not a potentially responsible party at any

Superfund Sites. Further, amounts which were included in Predecessor periods relate to liabilities where Dow or Dow’s affiliates have been named in an order or agreement or are liable for certain remediation liabilities. As Trinseo has not been named as a liable or potentially liable party at any environmental remediation site or Superfund site, nor has any legal liability been incurred, no amounts were included as part of the opening balance sheet of the Company.

Inherent uncertainties exist in Trinseo’s potential environmental liabilities primarily due to unknown conditions whether future claims may fall outside the scope of the indemnity, changing governmental regulations and legal standards regarding liability, and evolving technologies for handling site remediation and restoration. It is the opinion of management in connection with our existing indemnification that the possibility is remote that environmental remediation costs will have a material adverse impact on the consolidated financial statements.

There were no amounts on the consolidated statement of operations relating to environmental remediation for the year ended December 31, 2012 or for the year ended December 31, 2011. The amount charged to income on a pretax basis related to environmental remediation totaled $3.0 million for the Predecessor period ended June 16, 2010. Capital expenditures for environmental protection were $5.4 million and less than $1.0 million for the years ended December 31, 2012 and 2011, respectively, and less than $0.1 million for the Successor period ended December 31, 2010. Capital expenditures for environmental protection were $2.4 million for the Predecessor period ended June 16, 2010.

Purchase Commitments

Trinseo has certain raw material purchase contracts where it is required to purchase certain minimum volumes at current market prices. These commitments range from 1 to 8 years. The following table presents the fixed and determinable portion of the obligation under Trinseo’s purchase commitments at December 31, 2012 (in millions):

Year	Annual Commitment
2013	$2,667.5
2014	2,149.7
2015	1,803.2
2016	1,794.0
2017	1,771.1
Thereafter	3,851.5

Total	$14,037.0

In certain raw material purchase contracts, the Company has the right to purchase less than the required minimums and pay a liquidated damages fee, or, in case of a permanent plant shutdown, to terminate the contracts. In such cases, these obligations would be less than the obligations shown in the table above.

The Company has service agreements with Dow and Bain Capital, some of which contain fixed annual fees. See Note Q for further discussion.

Litigation Matters

From time to time, the Company may be subject to various legal claims and proceedings incidental to the normal conduct of business, relating to such matters as product liability, antitrust/competition, past waste disposal practices and release of chemicals into the environment. While it is impossible at this time to determine with certainty the ultimate outcome of these routine claims, management does not believe that the ultimate resolution of these claims will have a material adverse effect on the Company’s results of operations, financial condition or cash flow.

Legal costs, including those legal costs expected to be incurred in connection with a loss contingency, are expensed as incurred.

In 2003, the U.S., Canadian and European competition authorities initiated separate investigations into alleged anticompetitive behavior by certain participants in the synthetic rubber industry, which the Business operates in. Dow has responded to requests for documents and is otherwise cooperating in the investigations. On June 10, 2005, Dow received a Statement of Objections from the European Commission (the “EC”) stating that it believed that Dow, together with other participants in the synthetic rubber industry, engaged in conduct in violation of European competition laws with respect to the butadiene rubber and emulsion styrene butadiene rubber businesses. In connection therewith, on November 29, 2006, the EC issued its decision alleging infringement of Article 81 of the Treaty of Rome and imposed a fine of € 64.6 million on Dow; several other companies were also named and fined. Dow has appealed the EC’s decision. On October 13, 2009, the Court of First Instance held a hearing on the appeal of all parties. The liability from this action was allocated, for accounting purposes, to the Styron business by Dow in the preparation of our Predecessor period financial statements. Any potential liability related to this action is retained by Dow and is only presented in the Predecessor financial statements. There were no amounts accrued for this liability as of December 31, 2012 or December 31, 2011.

NOTE O—PENSION PLANS AND OTHER POSTRETIREMENT BENEFITS

Defined Benefit Pension Plans

A majority of Trinseo employees, who were previously employees of Dow, are participants in various defined benefit pension and other postretirement plans which are administered and sponsored by either Dow or Trinseo.

In connection with the Acquisition, the Company and Dow entered into affiliation agreements in certain jurisdictions (the “Affiliation Agreements”) allowing employees who transferred from Dow as of June 17, 2010 to remain in the Dow operated pension plans (“Dow Plans”) until Trinseo established its own pension plan. Trinseo has made the required employer contribution amounts to the Dow Plans for the Company’s employees and the related pension benefit obligations for the Company’s employees have been accumulating in the Dow Plans since the Acquisition Date. In 2011, Dow Plans originally established in Germany and Japan, were legally separated into Trinseo’s own administered and sponsored plans. The Affiliation Agreements between the Company and Dow ended on December 31, 2012. Effective January 1, 2013, all employees who were previously participants of the Dow Plans under the Affiliation Agreements in Switzerland and the Netherlands, transferred to a separately administered and sponsored pension plan of Trinseo.

Trinseo employees, who were not previously associated with the acquired pension and postretirement plans, are generally not eligible for enrollment in these plans. Pension benefits are typically based on length of service and the employee’s final average compensation.

Other Postretirement Benefits

The Company provides certain health care and life insurance benefits to retired employees. The Company’s plans outside of the United States are not significant; therefore, this discussion relates to the U.S. plans only. The plans provide health care benefits, including hospital, physicians’ services, drug and major medical expense coverage, and life insurance benefits. In general, for employees hired by Dow before January 1, 1993, the plans provide benefits supplemental to Medicare when retirees are eligible for these benefits. The Company and the retiree share the cost of these benefits, with the Company portion increasing as the retiree has increased years of credited service, although there is a cap on the Company portion. The Company has the ability to change these benefits at any time. Employees hired after January 1, 2008 are not covered under the plans.

Assumptions

The weighted-average assumptions used to determine pension plan obligations and net periodic benefit costs are provided below:

	Pension Plan Obligations			Net Periodic Benefit Costs
	December 31,			December 31,
	2012	2011	2010	2012	2011	2010
Discount rate	3.05%	4.49%	4.46%	4.49%	4.46%	4.33%
Rate of increase in future compensation levels	2.69%	2.64%	2.94%	2.64%	2.94%	2.96%
Expected long-term rate of return on plan assets	N/A	N/A	N/A	4.09%	4.69%	4.00%

The weighted-average assumptions used to determine other postretirement benefit (“OPEB”) obligations and net periodic benefit costs are provided below:

	OPEB Obligations			Net Periodic Benefit Costs
	December 31,			December 31,
	2012	2011	2010	2012	2011	2010
Discount rate	3.93%	5.08%	5.70%	5.08%	5.70%	5.60%
Initial health care cost trend rate	7.00%	7.33%	7.67%	7.33%	7.67%	8.00%
Ultimate health care cost trend rate	5.00%	5.00%	5.00%	5.00%	5.00%	5.00%
Year ultimate trend rate to be reached	2019	2019	2019	2019	2019	2019

The discount rate utilized to measure the pension and other postretirement benefit plans is based on the yield of high-quality fixed income debt instruments at the measurement date. Future expected actuarially determined cash flows of the plans are matched against a yield curve to arrive at a single discount rate for each plan.

The expected long-term rate of return on plan assets is determined by performing a detailed analysis of key economic and market factors driving historical returns for each asset class and formulating a projected return based on factors in the current environment. Factors considered include, but are not limited to, inflation, real economic growth, interest rate yield, interest rate spreads, and other valuation measures and market metrics. The expected long-term rate of return for each asset class is then weighted based on the strategic asset allocation approved by the governing body for each plan. The historical experience with the pension fund asset performance is also considered.

A one-percentage point change in the assumed health care cost trend rate would have had a nominal effect on both service and interest costs as well as the projected benefit obligations.

The net periodic benefit costs for the pension and other postretirement benefit plans for the year ended December 31, 2012 and 2011 and the period June 17, 2010 through December 31, 2010 were as follows:

	Defined Benefit Pension Plans			Other Postretirement Benefit Plans
	December 31,			December 31,
	2012	2011	2010	2012	2011	2010
Net periodic benefit cost
Service cost	$10,054	$10,377	$5,078	$252	$291	$161
Interest cost	6,475	6,235	3,024	275	308	167
Expected return on plan assets	(2,251)	(1,740)	(558)	—	—	—
Prior service cost (credit)	142	—	(136)	—	—	—
Net (gain) loss	(630)	507	—	(9)	(4)	—
Settlement and curtailment gain	(247)	(164)	—	—	—	—

Net periodic benefit cost	$13,543	$15,215	$7,408	$518	$595	$328

	Defined Benefit Pension Plans			Other Postretirement Benefit Plans
	December 31,			December 31,
	2012	2011	2010	2012	2011	2010
Amounts recognized in other comprehensive income
Net loss (gain)	$65,303	$(15,686)	$(8,360)	$677	$(497)	$(168)
Net prior service cost amortized during fiscal year	(142)	—	—	—	—	—
Amortization of net gain (loss)	630	(507)	136	9	4	—
Settlement and curtailment gain	247	164	—	—	—	—
Prior service cost	—	2,463	—	—	—	—
Other	—	2,022	(22)	—	—	(3)

Total recognized in other comprehensive income	66,038	(11,544)	(8,246)	686	(493)	(171)
Net periodic benefit cost	13,543	15,215	7,408	518	595	328

Total recognized in net periodic benefit cost and other comprehensive income	$79,581	$3,671	$(838)	$1,204	$102	$157

The changes in the pension benefit obligations and the fair value of plan assets and the funded status of all significant plans for the year ended December 31, 2012, 2011 and the period June 17, 2010 through December 31, 2010 were as follows:

	Defined Benefit Pension Plans		Other Postretirement Benefit Plans
	December 31,		December 31,
	2012	2011	2012	2011
Change in projected benefit obligations
Benefit obligation at beginning of period	$144,630	$135,251	$5,433	$5,363
Service cost	10,054	10,377	252	291
Interest cost	6,475	6,235	275	308
Plan participants’ contributions	1,810	1,667	—	—
Actuarial changes in assumptions and experience	64,662	(10,988)	677	(497)
Benefits paid	(1,925)	330	—	—
Benefit payments by employer	(798)	(1,096)	—	(1)
Plan amendments	—	2,463	—	—
Curtailments	(239)	(151)	—	—
Settlements	(832)	(909)	—	—
Other	3,288	4,882	—	—
Currency impact	4,312	(3,431)	29	(31)

Benefit obligation at end of period	$231,437	$144,630	$6,666	$5,433

Change in plan assets
Fair value of plan assets at beginning of period	$50,229	$30,714	$—	$—
Actual return on plan assets	1,371	6,287	—	—
Settlements	(832)	(909)	—	—
Employer contributions	18,537	11,254	—	—
Plan participants’ contributions	1,810	1,667	—	—
Benefits paid	(1,980)	223	—	—
Other	1,501	2,860	—	—
Currency impact	1,714	(1,867)	—	—

Fair value of plan assets at end of period	72,350	50,229	—	—

Funded status at end of period	$(159,087)	$(94,401)	$(6,666)	$(5,433)

	Defined Benefit Pension Plans		Other Postretirement Benefit Plans
	December 31,		December 31,
	2012	2011	2012	2011
Net amounts recognized in the balance sheets at December 31:
Noncurrent assets	$—	$30	$—	$—
Current liabilities	(2,665)	(1,184)	(30)	(9)
Noncurrent liabilities	(156,422)	(93,247)	(6,636)	(5,424)

Net amounts recognized in the balance sheet	$(159,087)	$(94,401)	$(6,666)	$(5,433)

Accumulated benefit obligation at the end of the period	$163,207	$102,827	$6,666	$5,433

Pretax amounts recognized in AOCI at December 31:
Net prior service cost	$2,321	$2,274	$—	$—
Net gain (loss)	43,927	(22,064)	22	(664)

Total at end of period	$46,248	$(19,790)	$22	$(664)

In 2013, approximately $2.2 million and $0.1 million of net loss and net prior service cost, collectively, for the defined benefit pension plans and other postretirement benefit plans, respectively, will be amortized from accumulated other comprehensive income (“AOCI”) to net periodic benefit cost.

The estimated future benefit payments, reflecting expected future service, as appropriate, are presented in the following table:

	2013	2014	2015	2016	2017	2018 through 2022	Total
Defined benefit pension plans	$4,402	$2,039	$3,430	$2,715	$3,914	$25,152	$41,652
Other postretirement benefit plans	31	46	67	97	136	1,509	1,886

Total	$4,433	$2,085	$3,497	$2,812	$4,050	$26,661	$43,538

Estimated contributions to the defined benefit pension plans in 2013 are $14.8 million.

The following information relates to pension plans with projected and accumulated benefit obligations in excess of the fair value of plan assets at December 31, 2012 and December 31, 2011:

Projected Benefit Obligation Exceeds the Fair Value of Plan Assets	December 31,
	2012	2011
Projected benefit obligations	$228,942	$144,192
Fair value of plan assets	$72,350	$49,761

Accumulated Benefit Obligation Exceeds the Fair Value of Plan Assets	December 31,
	2012	2011
Accumulated benefit obligations	$140,890	$93,077
Fair value of plan assets	$42,441	$34,358

Plan Assets

For plans that have not yet been separately established from Dow, plan assets consist primarily of receivables from Dow, which are based on a contractually determined proportion of Dow’s plan assets. Dow’s underlying plan assets consist of equity and fixed income securities of U.S. and foreign issuers and insurance contracts, and may include alternative investments such as real estate and private equity. At December 31, 2012 and December 31, 2011, plan assets totaled $72.3 million and $50.2 million, respectively. Of these amounts, $58.2 million and $42.3 million, respectively, represent receivables from Dow, which are based on Trinseo’s proportionate share in Dow plan assets, for the years ended December 31, 2012 and 2011. These assets are expected to be received from Dow in the first quarter of 2013 which will be transferred into the Company’s new plans effective as of January 1, 2013 and invested into insurance contracts that provide for guaranteed returns.

For plans that have been separately established, plan assets consist of insurance contracts that provides for guaranteed returns. Investments in the foreign pension plan insurance contracts of approximately $14.2 million were valued utilizing unobservable inputs, which are contractually determined, regarding returns, fees, and the present value of the future cash flows of the contract. The contracts are classified as Level 3 investments.

Concentration of Risk

The Company and Dow mitigate the credit risk of investments by establishing guidelines with investment managers that limit investment in any single issue or issuer to an amount that is not material to the portfolio being managed. These guidelines are monitored for compliance both by the Company and Dow and external managers. Credit risk related to derivative activity is mitigated by utilizing multiple counterparties and through collateral support agreements.

Successor Pension Plans

Effective January 1, 2013, all employees who were previously participants of the Dow Plans under the Affiliation Agreements in Switzerland and Netherlands, transferred to a separately administered and sponsored pension plan of Trinseo each in Switzerland and Netherlands (the “Successor Plans”). The plan assets in the Dow Plans belonging to the Company’s employees will also be transferred to the Successor Plans. The company is currently evaluating the impact of these transfers to its 2013 results of operations and financial position.

Supplemental Employee Retirement Plan

In the Successor Period in 2010, the Company established a non-qualified Supplemental Employee Retirement Plan. The net benefit costs recognized for the years ended December 31, 2012, 2011 and 2010 were $2.6 million, $2.8 million and $2.2, respectively. As of December 31, 2012, the Company had a change in the plan assumptions, which resulted in an actuarial loss of approximately $2.2 million, net of tax of $1.4 million. The amount was recognized in the other comprehensive income. Benefit obligations under this plan were $11.2 million and $5.0 million as of December 31, 2012 and 2011, respectively.

Defined Benefit Pension and Other Postretirement Plans-Predecessor Periods

A majority of the Styron business’s employees were participants in various defined benefit pension and other postretirement plans administered and sponsored by Dow. Pension benefits are based on length of service and the employee’s final average compensation. The other postretirement plans provide certain health care and life insurance benefits to retired employees.

The Predecessor financial statements reflect the plans on a multi-employer basis in accordance with the authoritative guidance on accounting for multi-employer plans. The pension and other postretirement benefit obligations and service costs of Dow’s plans were determined based on actuarial valuations of individual participant data. Other costs were allocated based on the employee’s proportionate share of the pension obligations for the respective Dow plans they participated in. The pension and other postretirement plan expense for the participating Trinseo employees was $6.3 million for the period ended June 16, 2010.

Defined Contribution Plans

Successor Period

The Company also offers defined contribution plans to eligible employees in the U.S. and in other countries, including Australia, China, Brazil, Hong Kong, Switzerland, Taiwan and the United Kingdom. The defined contribution plans are comprised of a non-discretionary elective matching contribution component as well as a discretionary non-elective contribution component. Employees participate in the non-discretionary component by contributing a portion of their eligible compensation to the plan, which is partially matched by the Company. Non-elective contributions are made at the discretion of the Company and are based on a combination of eligible employee compensation and performance award targets. For the years ended December 31, 2012 and 2011, respectively, the Company contributed $7.0 million and $7.7 million to the defined contribution plans. For the period from June 17, 2010 through December 31, 2010, the Company contributed $3.0 million to the defined contribution plans.

Predecessor Period

Dow offered defined contribution plans (i.e. employee savings plans) to eligible employees in the U.S. whereby employees participate by contributing a portion of their compensation, which is partially matched by the Company. Defined contribution plans also cover certain employees in other countries, including Australia, Brazil, Hong Kong, Switzerland, Taiwan and the United Kingdom. Contributions were allocated to the Styron business based on headcount for all defined contribution plans in which Styron employees participated in. Allocated contributions totaled $1.9 million for the period from January 1, 2010 through June 16, 2010.

NOTE P—STOCK-BASED COMPENSATION

Successor Period

Service-Based and Performance-Based Restricted Stock

On June 17, 2010, the Parent authorized the issuance of up to 750,000 shares in service-based and performance-based restricted stock to certain key members of management. Any related compensation associated with these awards is allocated to the Company from the Parent.

Service-based restricted stock awards vest over four to five years with a portion (25% or 40%) cliff vesting after one or two years. The remaining portion of the awards vest ratably over the subsequent three years, subject to the participant’s continued employment with the Company, and vest automatically upon a change of control of the Company excluding a change in control related to an initial public offering (“IPO”). Should a participant’s termination occur within defined time frames due to death or permanent disability, a termination of the participant by the Company or one of its subsidiaries without cause, or the participant’s voluntary resignation for good reason, a portion of the unvested restricted stock awards will either vest on the termination date or up to twelve months thereafter.

The performance-based restricted stock awards contain a service-based component, and vest in the same manner as all other service-based awards, but only if certain targets are achieved based on various returns realized by our stockholders on a change in control or an IPO. Generally, performance-based restricted stock will not vest until a change in control or an IPO. Holders of vested performance-based stock are entitled to distributions from the Parent only after investors in the Parent have received distributions equal to their original investment.

The Parent has a call right that gives it the option, but not the obligation, to repurchase vested stock at the then current fair value upon an employee’s termination, or at cost in certain circumstances.

A summary of our service-based restricted stock awards activity during the 2012 are as follows:

Service-based restricted stock	Shares	Weighted-Average Grant Date Fair Value(1)
Unvested, December 31, 2011	111,900	$177.48
Granted	31,247	204.32
Vested	(44,538)	152.29
Forfeited	(6,778)	241.05
Redeemed	—	—

Unvested, December 31, 2012	91,831	$194.13

(1)	Weighted-average per share

Total compensation expense for service-based restricted stock awards was $4.2 million, $10.2 million and $5.5 million, for the years ended December 31, 2012 and 2011, and the Successor period ended December 31, 2010, respectively. Compensation expense recognized for the year ended December 31, 2012 includes an adjustment, which resulted in a reduction of expense of approximately $2.5 million. The adjustments relate to the correction of prior period grant date fair values of service-based and performance-based restricted stock awards and the correction of prior period grant service based stock award vesting periods. The Company does not believe this is material to the current or prior period financial statements.

Based on the nature of the employee groups who received awards and the limited number of employees who received grants during the year ended December 31, 2012, 2011 and the Successor period ended December 31, 2010, Trinseo is currently anticipating there will be no forfeitures. To the extent actual forfeitures occur, they will be recorded as an adjustment to compensation expense in the periods in which they occur, and estimates may be revised as necessary. As of December 31, 2012 there was $9.5 million of total unrecognized compensation cost related to service-based restricted stock awards. That cost is expected to be recognized over a weighted-average period of 3.4 years.

The fair values of performance-based restricted stock awards were estimated on the date of grant using a combination of a call option and digital option model that uses assumptions about expected volatility, risk-free interest rates, the expected time until a performance condition will be met, and dividend yield. The expected volatilities are based on a combination of implied and historical volatilities of a peer group of companies, as the Company is a non-publicly traded company. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the expected life of the awards. The expected term represents management’s probability-weighted estimate of the expected time until a change in control or IPO occurs. The expected dividend yield is based on an assumption that no dividends are expected to be approved in the near future.

The following are the weighted average assumptions used for grants during the years ended December 31, 2012 and December 31, 2011, and the Successor period ended December 31, 2010, respectively:

	Year Ended December 31,		June 17 through December 31,
	2012	2011	2010
Dividend yield	0.00%	0.00%	0.00%
Expected volatility	75.71%	68.03%	73.10%
Risk-free interest rate	0.58%	0.98%	1.69%
Expected term (in years) for performance-based shares	3.85	2.54	4.33
Expected term (in years) for service-based shares	10.32	11.42	11.95

A summary of the performance-based restricted stock award activity during 2012 are as follows:

Performance-based restricted stock	Shares	Weighted-Average Grant Date Fair Value(1)
Unvested, December 31, 2011	90,437	$133.22
Granted	31,247	170.43
Vested	—	—
Forfeited	(10,651)	154.69
Redeemed	—	—

Unvested, December 31, 2012	111,033	$143.26

(1)	Weighted-average per share

With the exception of compensation expense recorded in 2011 on the redemption of performance-based restricted stock awards as a part of the shareholder distribution and share redemption during the first quarter of 2011, the Company has not recorded compensation expense related to performance-based restricted stock awards as the likelihood of achieving the performance condition was not deemed to be probable as of December 31, 2012. Should this determination change in the future, compensation expense will be recognized over any remaining service period at that time. As of December 31, 2012, there was $15.9 million of total unrecognized compensation cost related to performance-based restricted stock awards.

Additional information for our service-based and performance-based restricted stock awards for the years ended December 31, 2012 and 2011 and the Successor period ended December 31, 2010, respectively, were as follows:

	Service-Based Restricted Stock		Performance-Based Restricted Stock
	Weighted-Average Grant Date Fair Value(1)	Total Fair Value of Shares Vested	Weighted-Average Grant Date Fair Value(1)	Total Fair Value of Shares Vested
Year Ended December 31, 2012	$204.32	$9,100	$170.43	$—
Year Ended December 31, 2011	$350.16	$9,436	$267.29	$—
Successor Period Ended December 31, 2010	$134.35	$—	$97.86	$—

(1)	Weighted-average per share

Stockholder distribution and share redemption

On February 3, 2011, the Company used a portion of the proceeds from the 2011 Term Loans to pay a distribution to the stockholders of the Parent, including Bain Capital, Dow and certain executives, through a redemption of certain classes of the Parent’s shares. The shares redeemed included a portion of the outstanding un-vested service-based and performance-based restricted stock awards as well as a portion of the issued and outstanding restricted stock. As a result of the share redemption, the Company recorded a one-time stock-based compensation charge of $11.1 million in the first quarter of 2011 reflecting the settlement of previously unvested service-based and performance-based restricted stock awards redeemed.

For certain employees, a portion or all of this distribution attributable to unvested serviced-based and performance-based restricted awards was withheld and put in escrow, to be paid out two years from the employees’ date of hire, subject to the participant’s continued employment with the Company. The amounts held in escrow vest ratably over the two year period of time after the employee’s hire date. At the date of the redemption, the Parent recorded a liability to reflect the amount held in escrow each employee had already vested in as of the date of the redemption. Compensation expense on the unvested amount of the distribution withheld in escrow will be recognized ratably over the remaining service period from the time of the redemption. Total compensation expense for these liability awards was $0.9 million and $0.8 million for the years ended December 31, 2012 and December 31, 2011, respectively. There was no compensation expense for these liability awards during the Successor period ended December 31, 2010. As of December 31, 2012, there was less than $0.1 million of total unrecognized compensation cost related to these liability awards. That cost is expected to be recognized over a weighted-average period of less than 0.1 years.

Management Retention Awards

During the year ended December 31, 2012, the Parent agreed to retention awards with certain officers. These awards generally vest over one to four years, and are payable upon vesting subject to the participant’s continued employment with the Company on the vesting date. Compensation expense related to these retention awards is equivalent to the value of the award, and is being recognized as compensation expense ratably over the applicable service period. There were no retention awards granted by the Parent and no compensation expense recorded during the year ended December 31, 2011 or the Successor period ended December 31, 2010. Total compensation expense for these retention awards was $2.3 million for the year ended December 31, 2012. As of December 31, 2012, there was $2.7 million in unrecognized compensation cost related to these retention awards. That cost is expected to be recognized over a period of 3.0 years.

Restricted Stock

During the year ended December 31, 2011, the Parent sold 1,561 shares of non-transferable restricted stock to certain employees, all of which were sold at a purchase price less than the fair value of the Parent’s common stock. As a result, during the year ended December 31, 2011, the Company recorded compensation expense of $0.2 million related to these restricted stock sales. During the Successor period ended December 31, 2010, the Parent sold 18,870 shares of non-transferable restricted stock to certain employees, of which 12,870 were sold at a purchase price less than the fair value of the Parent’s common stock. As a result, during the Successor period ended December 31, 2010, the Company recorded compensation expense of $3.7 million related to these restricted stock sales. The restricted stock may not be transferred without the Parent’s consent except for a sale to the Parent or its investors in connection with a termination or on an IPO or other liquidation event.

The amount of stock-based compensation expense recognized in SG&A in the years ended December 31, 2012 and December 31, 2011, and the Successor period ended December 31, 2010, respectively, was as follows:

	Year Ended December 31,		June 17 through December 31,
	2012	2011	2010
Service-based restricted stock	$4,192	$10,244	$5,468
Restricted stock	—	164	3,699
Share redemption	—	11,125	—
Liability awards	861	761	—
Retention awards	2,275	—	—

	$7,328	$22,294	$9,167

Predecessor Periods

Styron business employees participated in Dow’s stock-based compensation plan to employees in the form of the Employees’ Stock Purchase Plan and stock option plans, which include deferred and restricted stock. Information regarding these plans is provided below.

Accounting for Stock-Based Compensation

Dow grants stock-based compensation awards that vest over a specified period or upon employees meeting certain performance and retirement eligibility criteria. The fair value of equity instruments issued to employees is measured on the grant date and is recognized over the vesting period or from the grant date to the date on which retirement eligibility provisions have been met and additional service is no longer required.

A lattice-based option valuation model is used to estimate the fair value of stock options and a Black-Scholes option valuation model is used for subscriptions to purchase shares under the Employees’ Stock Purchase Plan (“ESPP”).

The weighted-average assumptions used to calculate total stock-based compensation are included in the following table:

January 1 through June 16,
2010
Dividend yield	2.52%
Expected volatility	47.43%
Risk-free interest rate	1.28%
Expected life of stock options granted during the period	6.50 years
Life of employees’ stock purchase plan	5.15 months

The dividend yield assumption for 2010 was based on a 30/70 blend of Dow’s then current declared dividend as a percentage of the stock price on the grant date and a 10-year dividend yield average. The expected volatility assumption for 2010 was based on an equal weighting of the historical daily volatility and then current implied volatility from exchange-traded options for the contractual term of the options. The risk-free interest rate was based on the weighted-average of U.S. Treasury strip rates over the contractual term of the options. Based on an analysis of historical exercise patterns, exercise rates were developed that resulted in an average life of 6.5 for 2010.

All compensation costs related to Styron business employees were recognized as of June 16, 2010. As these employees no longer have a service requirement to Dow, all expenses related to these employees have been recognized. The awards outstanding will vest according to the original terms even though the service period has been satisfied.

Employees’ Stock Purchase Plans

On February 13, 2003, the Dow Board of Directors authorized a 10-year ESPP, which was approved by stockholders at Dow’s annual meeting on May 8, 2003. Under the 2010 annual offering, most employees were eligible to purchase shares of common stock of Dow valued at up to 10% of their annual base earnings. The value is determined using the plan price multiplied by the number of shares subscribed to by the employee. The plan price of the stock is set each year at no less than 85% of market price. Approximately 52% of the eligible Trinseo employees enrolled in the annual plan for 2010.

Trinseo employees enrolled in the 2010 plan had 30 days from June 16, 2010, or if retirement eligible, until November 12, 2010 to exercise their shares, after which time the shares were forfeited.

Employees’ Stock Purchase Plans (Shares in thousands)	Shares	Exercise Price(1)
Outstanding and exercisable, December 31, 2009	—	$—
Granted	458	18.09
Exercised	(330)	18.09
Forfeited/Expired	—	—

Outstanding and exercisable, June 16, 2010	128	$18.09

(1)	Weighted-average per share

Additional Information about ESPPs (in thousands, except per share amounts)	January 1 through June 16,
2010
Weighted-average fair value per share of purchase rights granted	$11.90
Total compensation expense for ESPPs	$4,998
Related tax benefit	$1,849
Total amount of cash received from the exercise of purchase rights	$5,970
Total intrinsic value of purchase rights exercised(1)	$3,780
Related tax benefit	$1,399

(1)	Difference between the market price at exercise and the price paid by the employee to exercise the purchase rights

Stock Option Plans

Under the 1988 Award and Option Plan (the “1988 Plan”), a plan approved by stockholders, Dow may grant options or shares of common stock to its employees subject to certain annual and individual limits. The terms of the grants are fixed at the grant date. At December 31, 2009, there were 19,782,822 shares available for grant under this plan.

The exercise price of each stock option equals the market price of Dow’s stock on the date of grant. Options vest from one to three years, and have a maximum term of 10 years. Options granted to Styron business employees vest according to the original vesting schedule. Vested options can be exercised through the earlier of the original expiration date or 5 years following separation.

The following table provides stock option activity for Styron business employees:

Stock Options	Shares	Exercise Price(1)	Remaining Contractual Life (in years)	Aggregate Intrinsic Value
Outstanding and exercisable, December 31, 2009	665,487	$36.12	5.75	$1,770
Exercisable, December 31, 2009	469,928	$40.81	4.60	$11
Granted	87,300	$27.79
Exercised	(5,538)	$9.53
Forfeited/Expired	(72,350)	$31.63
Outstanding and exercisable, June 16, 2010	674,899	$35.80	4.31	$1,575
Exercisable, June 16, 2010	530,501	$39.48	4.09	$461

(1)	Weighted-average per share

Additional Information about Stock Options (in thousands, except per share amounts)	January 1 through June 16,
2010
Weighted-average fair value per share of stock options granted	$9.17
Total compensation expense for stock option plans	$299
Related tax benefit	$111
Total amount of cash received from the exercise of purchase rights	$53
Total intrinsic value of purchase rights exercised(1)	$109
Related tax benefit	$40

(1)	Difference between the market price at exercise and the price paid by the employee to exercise the purchase rights

Restricted Stock Awards

Under the 1988 Plan, Dow grants deferred stock to certain employees. The grants vest after a designated period of time, generally two to five years. Deferred and restricted stock granted to Styron business employees will be delivered according to the original grant terms and conditions. Deferred and restricted stock granted in 2010 were prorated based on the number of months worked for Dow during the calendar year.

Performance-based restricted stock	Shares	Weighted- Average Grant Date Fair Value
Nonvested, December 31, 2009	213,065	$26.13
Granted	86,790	27.79
Vested	(18,120)	53.53
Redeemed	(43,395)	27.79

Nonvested, June 16, 2010	238,340	$24.35

Also under the 1988 Plan, Dow has granted performance deferred stock awards that vest when Dow attains specified performance targets over a predetermined period, generally one to three years. Compensation expense related to performance deferred stock awards is recognized over the lesser of the service or performance period. Performance deferred stock granted to Styron business employees will be delivered according to the original grant terms and conditions. Performance deferred stock granted in 2010 were prorated based on the number of months worked for Dow during the calendar year.

The following table shows the performance deferred stock awards granted to Styron business employees:

Additional Information about Deferred Stock (in thousands, except per share amounts)	January 1 through June 16,
2010
Weighted-average fair value per share of deferred stock granted	$27.79
Total fair value of deferred stock vested and delivered(1)	$528
Related tax benefit	$195
Total compensation expense for deferred stock awards	$874
Related tax benefit	$323

(1)	Includes the fair value of shares vested in prior years and delivered in the reporting year

The following table shows changes in nonvested performance deferred stock:

Performance Deferred Stock	Shares	Weighted- Average Grant Date Fair Value
Nonvested, December 31, 2009	14,720	$34.32
Granted(1)	4,100	27.79
Vested	—	—
Redeemed	(2,050)	27.79

Nonvested, June 16, 2010	16,770	$33.52

(1)	At the end of the performance period, the actual number of shares issued can range from zero to 250% of the target shares granted.

Additional Information about Deferred Stock (in thousands, except per share amounts)	January 1 through June 16,
2010
Total fair value of deferred stock vested and delivered(1)	$306
Related tax benefit	$113
Total compensation expense for deferred stock awards	$290
Related tax benefit	$107

(1)	Includes the fair value of shares vested in prior years and delivered in the reporting year

At December 31, 2009, 10,100 performance deferred shares with a grant date weighted-average fair value of $43.59 per share were vested, but not issued. These shares were issued in April 2010.

All compensation costs related to Styron business employees were recognized as of June 16, 2010. As these employees no longer have a service requirement to Dow, all expenses related to these employees have been recognized. The awards outstanding will vest according to the original terms even though the service period has been satisfied.

NOTE Q—RELATED PARTY AND DOW TRANSACTIONS

The financial statements include significant transactions with Dow involving services (such as cash management, other financial services, purchasing, legal and information technology) that were provided to the Company by centralized Dow operations. For periods prior to the Acquisition, the costs of services have been directly charged or allocated to the Company by Dow using methods management believes are reasonable. These methods include negotiated usage rates, dedicated asset assignment and proportionate corporate formulas involving assets, revenues and employees. Such charges and allocations are not necessarily indicative of what would have been incurred if the Company had been a separate entity.

Subsequent to the Acquisition, these arrangements between the Company and Dow are being provided under service agreements or other long-term agreements.

In conjunction with the Acquisition, the Company entered into certain agreements with Dow, including the one-year TSA and the five-year MOSA. These agreements provide for ongoing services from Dow in areas such as information technology, human resources, finance, environmental health and safety, training, supply chain and purchasing. The agreements expire at various times ranging from six months to five years subsequent to the Acquisition Date. Although the term of the MOSA is five years, the Company has the option to terminate substantially all of the services provided under this arrangement and the Company’s contractual commitments for these services will terminate upon 180 days after the appropriate notice. The estimated minimum contractual obligations under the MOSA are $50.6 million and $54.4 million as of December 31, 2012 and December 31, 2011, respectively. In addition, the Company entered into certain Site and Operating Service Agreements. Under the Site Services Agreement (“SSA”), Dow provides the Company utilities and other site services for Company-owned plants. Under the Operating Services agreements the Company provides services to Dow and receives payments for the operation of a Dow-owned plant. These agreements generally have 25-year terms, with automatic renewals for five-year terms unless one party gives notice at least 18 months prior to the end of the period. The Company has the option to terminate these agreements subject to certain ongoing capital costs for each site agreement. The Company’s contractual commitments for these site services would generally be for a period of 45 to 60 months upon appropriate notice of termination of each site service agreement. For the years ended December 31, 2012 and 2011, the Company incurred a total of $317.6 million and $354.6 million in expenses under these agreements, respectively, including $214.5 million and $232.9 million for both the variable and fixed cost components of the Site Service Agreements and $103.1 million and $121.7 million covering all other agreements, respectively. For the Successor period ended December 31, 2010, the Company incurred a total of $171.5 million in expenses under these agreements, including $101.9 million for both the variable and fixed cost components of the Site Service Agreements and $69.6 million covering all other agreements.

In connection with the Acquisition and the execution of the Purchase Agreement, on June 17, 2010, the Styron Holdcos entered into a latex joint venture option agreement (the “Latex JV Option Agreement”) with Dow, pursuant to which Trinseo granted Dow an irrevocable option to purchase 50% of the issued and outstanding interests in a joint venture to be formed by Dow and the Styron Holdcos with respect to the SB Latex business in Asia, Latin America, the Middle East, Africa, Eastern Europe, Russian and India (the “Emerging Markets SB Latex Business”), at a purchase price equal to the fair value attributable to the Emerging Markets SB Latex Business as defined in the Latex JV Option Agreement. On July 8, 2011, Dow exercised its option pursuant to the Latex JV Option Agreement and, under the terms thereof, Dow and the Styron Holdcos must (i) form the joint venture, (ii) enter into a joint venture formation agreement pursuant to which all of the assets of the Emerging Markets SB Latex Business shall be contributed to the joint venture, (iii) enter into a shareholders’ agreement with respect to the governance of the joint venture and (iv) enter into customary ancillary agreement with respect to the joint venture and the transfer of the interests in the joint venture to Dow. Trinseo entered into an amendment, effective as of August 9, 2011, to the Latex JV Option Agreement to suspend the timing of the JV Latex Option to allow for additional business discussions. Dow and Trinseo agreed to suspend the requirements to take certain actions required in light of Dow’s exercise of its option through the earlier of June 17, 2015 or the completion of the Company’s initial public offering. In addition, if we do not come to an agreement with Dow, the amendment allows Dow to either reinstate the exercise under the terms of the original agreement or terminate the Latex JV Option Agreement in its entirety.

In addition, the Company has transactions in the normal course of business with Dow and its affiliates. For the years ended December 31, 2012 and 2011, sales to Dow and its affiliated companies were approximately $311.4 million and $331.1 million, respectively. For the years ended December 31, 2012 and 2011, purchases (including MOSA and SSA services) from Dow and its affiliated companies were approximately $2,654.7 million and $2,538.7 million, respectively. For the Successor period ended December 31, 2010, sales to and purchases from Dow and its affiliated companies were approximately $224.9 million and $1,406.9 million, respectively.

As of December 31, 2012 and 2011, receivables from Dow and its affiliated companies were approximately $22.1 million and $36.9 million, respectively, and are included in “Accounts receivable” on the consolidated balance sheet. As of December 31, 2012 and 2011, payables to Dow and its affiliated companies were approximately $244.6 million and $70.2 million, respectively, and are included in “Accounts payable” on the consolidated balance sheet.

Bain Capital provides management services to the Company pursuant to an advisory agreement with a fee of $1.0 million payable per quarter. Bain Capital also provides advice pursuant to a transaction services agreement, with fees payable as a percentage of the transaction value of each financing, acquisition, or similar transaction. Both agreements have a 10-year initial term. Total fees incurred from Bain Capital for these management and transaction advisory services, including fees related to the Acquisition and the Company’s financing arrangements, were $4.6 million, $11.4 million and $20.2 million, respectively, for the years ended December 31, 2012, 2011 and the Successor period ended December 31, 2010.

NOTE R—SEGMENTS

The Company operates four segments under two principal business units. The Emulsion Polymers business unit includes a Latex segment and a Synthetic Rubber segment. The Plastics business unit includes a Styrenics segment and an Engineered Polymers segment.

The Latex segment produces SB latex primarily for coated paper and packaging board, carpet and artificial turf backings, as well as a number of performance latex applications. The Synthetic Rubber segment produces synthetic rubber products used predominantly in tires, with additional applications in polymer modification and technical rubber goods, including conveyer and fan belts, hoses, seals and gaskets. The Styrenics and Engineered Polymers segments offer complementary plastics products with formulations developed for durable applications, such as consumer electronics, automotive and construction. Through these two segments, the Company provides a broad set of plastics product solutions to its customers.

	Emulsion Polymers		Plastics
Successor	Latex	Synthetic Rubber	Styrenics	Engineered Polymers	Corporate Unallocated	Total
For the year ended December 31, 2012
Sales to external customers	$1,545,064	$701,962	$2,149,202	$1,055,681	$—	$5,451,909
Equity in earnings of unconsolidated affiliates	—	—	27,026	114	—	27,140
EBITDA(1)	125,473	111,051	82,947	31,503
Investment in unconsolidated affiliates	—	—	101,316	38,988	—	140,304
Depreciation and amortization	27,037	18,080	30,618	6,936	2,933	85,604

For the year ended December 31, 2011
Sales to external customers	$1,843,529	$849,426	$2,306,989	$1,192,914	$—	$6,192,858
Equity in earnings (losses) of unconsolidated affiliates	—	—	24,078	(204)	—	23,874
EBITDA(1)	121,495	174,571	72,154	26,346
Investment in unconsolidated affiliates	—	—	94,289	39,846	—	134,135
Depreciation and amortization	37,430	16,911	37,251	9,006	1,013	101,611

June 17, 2010 through December 31, 2010
Sales to external customers	$860,357	$298,773	$1,123,452	$594,341	$—	$2,876,923
Equity in earnings (losses) of unconsolidated affiliates	—	—	13,212	(585)	—	12,627
EBITDA(1)	65,938	51,289	58,325	44,992
Investment in unconsolidated affiliates	—	—	80,212	48,622	—	128,834
Depreciation and amortization	24,849	9,710	21,089	5,497	—	61,145

Predecessor
January 1, 2010 through June 16, 2010
Sales to external customers	$638,280	$220,926	$782,976	$447,505	$408	$2,090,095
Equity in earnings of unconsolidated affiliates	—	—	1,573	2,967	—	4,540
EBITDA(1)	85,755	30,994	21,258	71,167
Depreciation and amortization	17,958	9,739	15,272	5,378	—	48,347

(1)	Reconciliation of EBITDA to net income (loss) is as follows:

	Successor			Predecessor
	Year Ended December 31,		June 17 through December 31,	January 1 through June 16,
	2012	2011	2010	2010
Total Segment EBITDA	$350,974	$394,566	$220,544	$209,174
Corporate unallocated	(107,557)	(217,716)	(110,415)	(34,301)
Less: Interest expense, net	109,971	111,416	47,873	—
Less: Income taxes	17,560	39,728	17,874	53,000
Less: Depreciation and amortization	85,604	101,611	61,145	48,347

Net income (loss)	$30,282	$(75,905)	$(16,763)	$73,526

Corporate unallocated includes certain corporate overhead costs, acquisition-related expense, loss on extinguishment of long term debt, and certain other income and expenses.

The primary measure of segment operating performance is EBITDA, which is defined as net income (loss) before interest, taxes, depreciation and amortization. EBITDA is a key metric that is used by management to evaluate business performance in comparison to budgets, forecasts, and prior year financial results, providing a measure that management believes reflects the Company’s core operating performance.

Segment information for the Predecessor period has been recast to conform to the Successor segment presentation. In the Predecessor period, sales between segments reflect pricing at Dow’s cost to manufacture. In the Successor periods, sales between segments reflect market pricing. As a result of this change, EBITDA for the Latex and Engineered Polymers segments has been unfavorably impacted by $2.0 million and $13.0 million, respectively, in the 2010 Successor period, and EBITDA for the Synthetic Rubber and Styrenics segments has been favorably impacted by $1.0 million and $15.0 million, respectively, in the 2010 Successor period.

Asset information is not accounted for at the segment level and consequently is not reviewed or included with our internal management reporting. Therefore, the Company has not disclosed asset information for each reportable segment.

Styron operates 35 manufacturing plants (which include a total of 83 production units) at 27 sites in 14 countries, inclusive of joint ventures and contract manufacturers. The United States is home to four of these sites, representing 19% of Styron’s long-lived assets. Sales are attributed to geographic areas based on location where sales originated; long-lived assets are attributed to geographic areas based on asset location.

	Successor			Predecessor
	Year Ended December 31,		June 17 through December 31,	January 1 through June 16,
	2012	2011	2010	2010
United States
Sales to external customers	$683,570	$812,230	$471,986	$262,340
Long-lived assets	85,844	97,385
Europe
Sales to external customers	$3,324,064	$3,898,815	$1,656,128	$1,129,505
Long-lived assets	452,383	396,424
Rest of World
Sales to external customers	$1,444,275	$1,481,813	$748,809	$698,250
Long-lived assets	98,534	98,551
Total
Sales to external customers(1)	$5,451,909	$6,192,858	$2,876,923	$2,090,095
Long-lived assets(2)(3)	636,761	592,360

(1)	Sales to external customers in China represented approximately 8%, 7% and 13% of the total for the Successor periods ended December 31, 2012, 2011 and 2010, respectively, and 14% in the Predecessor period ended June 16, 2010. Sales to external customers in Germany represented approximately 10%, 10% and 15% of the total for the Successor periods ended December 31, 2012, 2011 and 2010, respectively, and 15% in the Predecessor period ended June 16, 2010.
(2)	Long-lived assets in China represented approximately 4%, 6%, and 6% of the total for the Successor periods ended December 31, 2012, 2011 and 2010, respectively. Long-lived assets in Germany represented approximately 45%, 39% and 35% of the total for the Successor periods ended December 31, 2012, 2011 and 2010, respectively. Long-lived assets in Netherlands represented approximately 13%, 13% and 14% of the total for the Successor periods ended December 31, 2012, 2011 and 2010, respectively.
(3)	Long-lived assets consist of property, plant and equipment, net.

NOTE S—RESTRUCTURING

In February 2012, the Company announced an organizational restructuring program that includes changes to many employees’ roles and elimination of approximately 90 roles globally. This restructuring is driven by the business reorganization, as well as the need to further reduce costs due to challenging economic outlook for 2012. As a result of this initiative, as well as other employee separations during 2012, the Company recorded special termination benefit charges of approximately $7.5 million for the year ended December 31, 2012 within Corporate unallocated. For the year ended December 31, 2011, the Company recorded special termination benefit charges of approximately $9.2 million within Corporate unallocated.

The restructuring charges were included in “Selling, general and administrative expenses” in the consolidated statement of operations and the related liability is included in “Accrued expenses and other current liabilities” on the consolidated balance sheet. As of December 31, 2012, approximately $6.7 million of the special termination benefits expensed during the year ended December 31, 2012 have been paid out to terminated employees, with the remaining amount expected to be paid within the next 12 months. The Company does not anticipate incurring any additional charges related to these initiatives.

NOTE T—FOREIGN EXCHANGE FORWARD CONTRACTS

The Company manages its exposures to changes in foreign currency exchange rates where possible by paying expenses in the same currency in which we generate sales in a particular country as well as using derivative contracts which are not designated for hedge accounting treatment. During 2012, the Company entered into foreign exchange forward contracts that are not designated as hedging instruments to manage volatility in foreign currency exposures. As of December 31, 2012, the Company had open foreign exchange forward contracts with various expiration dates to buy euro currency with a notional U.S. dollar equivalent of $82.0 million. The fair value of the foreign exchange forward contracts amounted to $3.8 million as of December 31, 2012 recorded in “Accounts payable” on the consolidated balance sheet. As these foreign exchange forward contracts are not designated for hedge accounting treatment, changes in the fair value of underlying instruments are recognized in “Other expense (income)” in the consolidated statement of operations.

NOTE U—COMPREHENSIVE INCOME (LOSS)

The components of accumulated other comprehensive income (loss), net of income taxes, consisted of:

Predecessor	Currency Translation Adjustment, Net	Employee Benefits, Net	Total
Balance at January 1, 2010	$27,792	$—	$27,792
Other comprehensive loss	(19,548)	—	(19,548)

Balance at June 16, 2010	8,244	—	8,244

Successor
Elimination of predecessor balances	(8,244)	—	(8,244)
Other comprehensive income	78,295	5,794	84,089

Balance at December 31, 2010	78,295	5,794	84,089
Other comprehensive (loss) income	(39,360)	8,459	(30,901)

Balance at December 31, 2011	38,935	14,253	53,188
Other comprehensive income (loss)	23,872	(52,487)	(28,615)

Balance at December 31, 2012	$62,807	$(38,234)	$24,573

NOTE V—SUBSEQUENT EVENTS

In January 2013, the Company entered into an amendment to increase the Company’s Revolver borrowing capacity and concurrently repay the Company’s outstanding 2011 Term Loans using the proceeds from Senior Notes issued on January 29, 2013. These transactions are discussed in detail in Note J.

Effective January 1, 2013, employees, who were previously participants in the Dow Plans under an Affiliation Agreements in Switzerland and Netherlands, transferred to a separately administered and sponsored pension plan of Trinseo. This transaction is discussed in detail in Note O.

The Company evaluated subsequent events after the balance sheet date of December 31, 2012 through to the time the consolidated financial statements were available for issuance on March 13, 2013.

NOTE W—SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

In connection with the issuance of the Senior Notes by Trinseo Materials Operating S.C.A. and Trinseo Materials Finance, Inc. (the “Issuers”), this supplemental guarantor financial statement disclosure is included in accordance with Rule 3-10 of Regulation S-X. The Senior Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, in each case, subject to certain exceptions, by Trinseo S.A. (the “Parent Guarantor”) and by certain subsidiaries (together, the “Guarantor Subsidiaries”).

Each of the Guarantor Subsidiaries is 100 percent owned by the Company. None of the other subsidiaries of the Company, either direct or indirect, guarantee the Senior Notes (together, the “Non-Guarantor Subsidiaries”). The Guarantor Subsidiaries of the Senior Notes, excluding the Parent Guarantor, will be automatically released from those guarantees upon the occurrence of certain customary release provisions.

The following supplemental condensed consolidating financial information is presented to comply with the Company’s requirements under Rule 3-10 of Regulation S-X:

•	the Consolidating Balance Sheets as of December 31, 2012 and December 31, 2011;

•	the Consolidating Statements of Comprehensive Income (Loss) for the years ended December 31, 2012 and 2011 and for the period from June 17, 2010 through December 31, 2010; and

•	the Consolidating Statements of Cash Flows for the years ended December 31, 2012 and 2011 and for the period from June 17, 2010 through December 31, 2010.

The Company has not included condensed consolidating information on an issuer, subsidiary guarantor and non-guarantor basis under Rule 3-10 of Regulation S-X for the period from January 1, 2010 through June 16, 2010 (the “Predecessor Period”), as such discrete financial information either does not exist, or would be extremely difficult, if even possible, to produce. Prior to, and during the Predecessor Period, the Company’s business had not been operated as a stand-alone business, or as a distinguishable business unit. Accordingly, we believe that the inclusion of such information for the Predecessor Period is not necessary to understand the business, assets, operations, and cash flows of those entities providing the above-described guarantee.

The Condensed Consolidating Financial Statements are presented using the equity method of accounting for its investments in 100 percent owned subsidiaries. Under the equity method, the investments in subsidiaries are recorded at cost and adjusted for our share of the subsidiaries cumulative results of operations, capital contributions, distributions and other equity changes. The elimination entries principally eliminate investments in subsidiaries and intercompany balances and transactions. The financial information in this footnote should be read in conjunction with the Consolidated Financial Statements presented and other notes related thereto contained in this Registration Statement on Form S-4.

In connection with the preparation of Amendment No. 1 to our Form S-4 filing, the Company determined our subsidiary Styron Italia S.R.L. (“Styron Italy”), which had previously been a Guarantor Subsidiary of our Senior Notes, did not meet the “full and unconditional” guarantee requirements under Rule 3-10 of Regulation S-X (“Rule 3-10”) in order for this entity to be presented as a guarantor entity within our supplemental condensed consolidating financial information. Therefore, the Company removed Styron Italy as a Guarantor Subsidiary under both our Indenture and Credit Agreement, through the provisions allowable under such agreements, in order to comply with Rule 3-10. The revised supplemental condensed consolidating financial information for all periods presented below now reflects Styron Italy as a Non-Guarantor Subsidiary.

The Company also revised our 2012 and 2011 Supplemental Condensed Consolidating Statement of Cash Flows to correct the presentation of certain intercompany activities between the Issuer, Guarantor and Non-Guarantor Subsidiaries for loan issuances and repayments. Depending on whether it was from the perspective of the Issuer, Guarantor or Non-Guarantor, the cash flows related to these transactions should have been classified as either investing or financing activities with the offset impacting operating activities. These misclassifications did not change the total cash flows reported in each column in 2012. Additionally, the Supplemental Condensed Consolidating Statement of Cash Flows for the period June 17 through December 31, 2010 was revised to appropriately reclassify $4.9 million of deferred financing fee payments from the Issuer to Guarantor Subsidiaries within financing activities. The Company also identified an overstatement of intercompany payables on the Issuer of $151.0 million, and a corresponding $151.0 million overstatement of intercompany receivables on the Guarantor Subsidiaries, arising from a loan reassignment between the Issuer and Guarantor Subsidiaries which was not previously reflected within the 2011 Supplemental Condensed Consolidating Balance Sheet. It was further determined that certain of our intercompany notes receivable and payable balances between the Issuer and our Guarantor and Non-Guarantor Subsidiaries were incorrectly classified as either short-term or long-term within the 2012 and 2011 Supplemental Condensed Consolidating Balance Sheets. These errors had no impact on the consolidated financial statements of the Company or compliance with our debt covenants. The Company assessed the materiality of these items on our previously issued supplemental condensed consolidating financial information in accordance with SEC Staff Accounting Bulletin No. 99 and No. 108, and concluded that the errors were not material to any prior period.

The impact of the revisions noted above is reflected in the following tables:

Supplemental Condensed Consolidating Balance Sheets:

	Parent Guarantor		Issuers		Guarantor Subsidiaries		Non-Guarantor Subsidiaries		Eliminations
	As Reported	As Revised	As Reported	As Revised	As Reported	As Revised	As Reported	As Revised	As Reported	As Revised
As of December 31, 2012
Total Current Assets	$3	$3	$227,470	$556,829	$2,042,265	$2,049,173	$567,704	$620,187	$(1,289,765)	$(1,678,515)
Total Assets	291,755	291,755	2,514,981	2,598,980	3,533,243	3,630,503	668,375	752,620	(4,342,658)	(4,608,162)
Total Current Liabilities	90	90	719,626	719,626	771,874	1,094,071	562,296	628,837	(1,284,284)	(1,673,022)
Total Liabilities	90	90	2,073,060	2,157,059	2,644,779	2,742,031	607,422	670,549	(2,951,320)	(3,195,698)
Shareholder’s Equity	291,665	291,665	441,921	441,921	888,464	888,472	60,953	82,071	(1,391,338)	(1,412,464)
As of December 31, 2011
Total Current Assets	$—	$—	$1,180,635	$1,406,039	$2,208,747	$2,062,690	$614,469	$657,622	$(2,477,666)	$(2,600,166)
Total Assets	120,552	120,552	2,904,965	2,838,293	3,571,142	3,508,370	709,587	792,245	(4,729,685)	(4,682,899)
Total Current Liabilities	37	37	979,566	828,561	1,595,021	1,837,080	659,230	690,674	(2,472,839)	(2,595,337)
Total Liabilities	37	37	2,500,785	2,434,113	2,720,930	2,809,163	673,149	734,014	(3,438,855)	(3,521,281)
Shareholder’s Equity	120,515	120,515	404,180	404,180	850,212	699,207	36,438	58,231	(1,290,830)	(1,161,618)

Supplemental Condensed Consolidating Statements of Comprehensive Income (Loss):

	Parent Guarantor		Issuers		Guarantor Subsidiaries		Non-Guarantor Subsidiaries		Eliminations
	As Reported	As Revised	As Reported	As Revised	As Reported	As Revised	As Reported	As Revised	As Reported	As Revised
Year Ended December 31, 2012
Revenue	$—	$—	$—	$—	$4,953,565	$4,947,970	$1,385,109	$1,613,401	$(886,765)	$(1,109,462)
Operating income (loss)	(7,374)	(7,374)	(4,273)	(4,273)	137,875	135,822	55,837	57,890	(273)	(273)
Net income (loss)	30,282	30,282	56,894	54,426	90,471	90,810	22,634	21,737	(169,999)	(166,973)
Year Ended December 31, 2011
Revenue	$—	$—	$—	$—	$5,676,930	$5,670,403	$1,506,707	$1,791,243	$(990,779)	$(1,268,788)
Operating income (loss)	(22,331)	(22,331)	(4,249)	(4,249)	90,037	84,899	47,837	52,975	(483)	(483)
Net income (loss)	(75,905)	(75,905)	(32,212)	(32,212)	(12,579)	(15,383)	14,597	16,594	30,194	31,001
For the Period June 17 through December 31, 2010
Revenue	$—	$—	$—	$—	$2,634,580	$2,631,187	$693,051	$821,210	$(450,708)	$(575,474)
Operating income (loss)	(9,175)	(9,175)	(55,558)	(55,558)	99,781	98,493	15,249	16,537	(3,645)	(3,645)
Net income (loss)	(16,763)	(16,763)	9,551	9,551	54,390	54,390	(5,198)	(5,473)	(58,743)	(58,468)

Supplemental Condensed Consolidating Statements of Cash Flows:

	Parent Guarantor		Issuers		Guarantor Subsidiaries		Non-Guarantor Subsidiaries		Eliminations
	As Reported	As Revised	As Reported	As Revised	As Reported	As Revised	As Reported	As Revised	As Reported	As Revised
Year Ended December 31, 2012
Cash flows from operating activities	$(48)	$(48)	$13,016	$7,865	$121,882	$113,446	$51,265	$64,852	$—	$—
Cash flows from investing activities	(162,155)	(162,155)	140,000	144,463	(57,380)	(58,348)	(15,122)	(12,834)	(22,638)	(28,421)
Cash flows from financing activities	162,206	162,206	(216,902)	(216,214)	8,917	18,321	(54,076)	(69,951)	22,638	28,421
Year Ended December 31, 2011
Cash flows from operating activities	$(4,523)	$(4,523)	$(79,986)	$(81,586)	$219,069	$277,361	$16,526	$(40,166)	$—	$—
Cash flows from investing activities	550,990	550,990	(600,252)	(600,252)	(29,835)	(60,648)	(14,592)	(15,513)	(5,438)	26,296
Cash flows from financing activities	(546,467)	(546,467)	768,424	770,024	(160,300)	(187,757)	(22,229)	35,362	5,438	(26,296)
For the Period June 17 through December 31, 2010
Cash flows from operating activities	$—	$—	$(51,345)	$(56,293)	$73,726	$120,446	$(19,715)	$(61,487)	$—	$—
Cash flows from investing activities	(650,000)	(650,000)	(1,385,820)	(1,385,820)	(734,114)	(732,837)	11,027	9,750	1,335,014	1,335,014
Cash flows from financing activities	650,000	650,000	1,442,260	1,447,208	738,713	690,534	71,403	114,634	(1,335,014)	(1,335,014)

SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET

(In thousands)

	December 31, 2012
	Parent Guarantor	Issuers	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets
Cash and cash equivalents	$3	$29,411	$182,088	$24,855	$—	$236,357
Restricted cash	—	—	—	7,852	—	7,852
Accounts receivable, net of allowance	—	5,798	273,491	416,104	(29)	695,364
Intercompany receivables	—	517,640	1,106,234	50,322	(1,674,196)	—
Inventories	—	—	481,503	105,527	(4,290)	582,740
Deferred income tax assets	—	—	1,373	2,980	—	4,353
Other current assets	—	3,980	4,484	12,547	—	21,011

Total current assets	3	556,829	2,049,173	620,187	(1,678,515)	1,547,677

Investments in unconsolidated affiliates	—	—	140,304	—	—	140,304
Property, plant and equipment, net	—	—	512,804	123,957	—	636,761
Other assets
Goodwill	—	—	36,103	—	—	36,103
Other intangible assets, net	—	—	176,085	68	—	176,153
Investments in subsidiaries	291,752	596,693	519,667	—	(1,408,112)	—
Intercompany notes receivable—noncurrent	—	1,421,676	101,000	—	(1,522,676)	—
Deferred income tax assets—noncurrent	—	—	59,489	7,715	—	67,204
Deferred charges and other assets	—	23,782	35,878	693	1,141	61,494

Total other assets	291,752	2,042,151	928,222	8,476	(2,929,647)	340,954

Total assets	$291,755	$2,598,980	$3,630,503	$752,620	$(4,608,162)	$2,665,696

Liabilities and shareholder’s equity
Current liabilities
Short-term borrowings and current portion of long-term debt	$—	$3,541	$—	$94,592	$—	$98,133
Accounts payable	8	1,588	509,985	60,601	—	572,182
Intercompany payables	72	692,417	525,101	455,432	(1,673,022)	—
Income taxes payable	—	—	9,193	1,891	—	11,084
Deferred income tax liabilities	—	—	1,959	669	—	2,628
Accrued expenses and other current liabilities	10	22,080	47,833	15,652	—	85,575

Total current liabilities	90	719,626	1,094,071	628,837	(1,673,022)	769,602

Noncurrent liabilities
Long-term debt	—	1,352,584	2,867	—	—	1,355,451
Intercompany notes payable—noncurrent	—	83,999	1,418,444	20,233	(1,522,676)	—
Deferred income tax liabilities—noncurrent	—	850	28,940	10,577	—	40,367
Other noncurrent obligations	—	—	197,709	10,902	—	208,611

Total noncurrent liabilities	—	1,437,433	1,647,960	41,712	(1,522,676)	1,604,429

Commitments and contingencies (Note H)
Shareholder’s equity	291,665	441,921	888,472	82,071	(1,412,464)	291,665

Total liabilities and shareholder’s equity	$291,755	$2,598,980	$3,630,503	$752,620	$(4,608,162)	$2,665,696

SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET

(In thousands)

	December 31, 2011
	Parent Guarantor	Issuers	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets
Cash and cash equivalents	$—	$93,281	$108,423	$43,609	$—	$245,313
Accounts receivable, net of allowance	—	7,130	289,783	478,253	(29)	775,137
Intercompany receivables	—	1,304,089	1,254,762	37,402	(2,596,253)	—
Inventories	—	—	399,562	92,609	(3,884)	488,287
Deferred income tax assets	—	—	5,911	2,243	—	8,154
Other current assets	—	1,539	4,249	3,506	—	9,294

Total current assets	—	1,406,039	2,062,690	657,622	(2,600,166)	1,526,185

lnvestments in unconsolidated affiliates	—	—	134,135	—	—	134,135
Property, plant and equipment, net	—	—	461,465	130,895	—	592,360
Other assets
Goodwill	—	—	26,261	—	—	26,261
Other intangible assets, net	—	—	184,227	1	—	184,228
lnvestments in subsidiaries	120,552	578,196	459,141	—	(1,157,889)	—
Intercompany notes receivable—noncurrent	—	824,945	101,000	—	(925,945)	—
Deferred income tax assets—noncurrent	—	—	48,253	2,823	—	51,076
Deferred charges and other assets	—	29,113	31,198	904	1,101	62,316

Total other assets	120,552	1,432,254	850,080	3,728	(2,082,733)	323,881

Total assets	$120,552	$2,838,293	$3,508,370	$792,245	$(4,682,899)	$2,576,561

Liabilities and shareholder’s equity
Current liabilities
Short-term borrowings and current portion of long-term debt	$—	$14,000	$—	$112,964	$—	$126,964
Accounts payable	—	1,498	470,631	56,582	—	528,711
Intercompany payables	—	786,988	1,299,828	508,521	(2,595,337)	—
Income taxes payable	—	3,406	5,396	683	—	9,485
Deferred income tax liabilities	—	—	2,090	68	—	2,158
Accrued expenses and other current liabilities	37	22,669	59,135	11,856	—	93,697

Total current liabilities	37	828,561	1,837,080	690,674	(2,595,337)	761,015

Noncurrent liabilities
Long-term debt	—	1,521,219	3,187	—	—	1,524,406
Intercompany notes payable—noncurrent	—	84,333	821,776	19,835	(925,944)	—
Deferred income tax liabilities—noncurrent	—	—	29,447	11,839	—	41,286
Other noncurrent obligations	—	—	117,673	11,666	—	129,339

Total noncurrent liabilities	—	1,605,552	972,083	43,340	(925,944)	1,695,031

Commitments and contingencies (Note N)
Shareholder’s equity	120,515	404,180	699,207	58,231	(1,161,618)	120,515

Total liabilities and shareholder’s equity	$120,552	$2,838,293	$3,508,370	$792,245	$(4,682,899)	$2,576,561

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

	Year Ended December 31, 2012
	Parent Guarantor	Issuers	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$—	$4,947,970	$1,613,401	$(1,109,462)	$5,451,909
Cost of sales	—	279	4,691,834	1,532,264	(1,109,189)	5,115,188

Gross profit	—	(279)	256,136	81,137	(273)	336,721
Selling, general and administrative expenses	7,374	3,994	147,454	23,247	—	182,069
Equity in earnings of unconsolidated affiliates	—	—	27,140	—	—	27,140

Operating income (loss)	(7,374)	(4,273)	135,822	57,890	(273)	181,792
Interest expense, net	—	104,069	917	4,985	—	109,971
Intercompany interest expense (income), net	1	(88,245)	76,510	11,782	(48)	—
Other expense (income)	4	(20,515)	21,376	23,125	(11)	23,979
Equity in loss (earnings) of subsidiaries	(37,661)	(53,200)	(75,950)	—	166,811	—

Income (loss) before income taxes	30,282	53,618	112,969	17,998	(167,025)	47,842
Provision for (benefit from) income taxes	—	(808)	22,159	(3,739)	(52)	17,560

Net income (loss)	$30,282	$54,426	$90,810	$21,737	$(166,973)	$30,282

Comprehensive income (loss)	$1,667	$25,811	$59,111	$24,821	$(109,743)	$1,667

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

	Year Ended December 31, 2011
	Parent Guarantor	Issuers	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$—	$5,670,403	$1,791,243	$(1,268,788)	$6,192,858
Cost of sales	—	—	5,353,573	1,712,009	(1,268,305)	5,797,277

Gross profit	—	—	316,830	79,234	(483)	395,581
Selling, general and administrative expenses	22,331	4,249	255,805	26,259	—	308,644
Equity in earnings of unconsolidated affiliates	—	—	23,874	—	—	23,874

Operating income (loss)	(22,331)	(4,249)	84,899	52,975	(483)	110,811
Interest expense, net	671	99,002	5,279	6,464	—	111,416
Intercompany interest expense (income), net	—	(59,041)	48,250	10,542	249	—
Loss on extinguishment of long-term debt	—	55,666	—	—	—	55,666
Other expense (income)	—	(33,301)	1,634	11,605	(32)	(20,094)
Equity in loss (earnings) of subsidiaries	52,903	(37,571)	16,085	—	(31,417)	—

Income (loss) before income taxes	(75,905)	(29,004)	13,651	24,364	30,717	(36,177)
Provision for (benefit from) income taxes	—	3,208	29,034	7,770	(284)	39,728

Net income (loss)	$(75,905)	$(32,212)	$(15,383)	$16,594	$31,001	$(75,905)

Comprehensive income (loss)	$(106,806)	$(63,113)	$(44,276)	$14,586	$92,803	$(106,806)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

	For the Period June 17 through December 31, 2010
	Parent Guarantor	Issuers	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$—	$2,631,187	$821,210	$(575,474)	$2,876,923
Cost of sales	—	(59)	2,441,408	792,163	(571,829)	2,661,683

Gross profit	—	59	189,779	29,047	(3,645)	215,240
Selling, general and administrative expenses	9,175	(931)	103,913	12,510	—	124,667
Acquisition-related expenses	—	56,548	—	—	—	56,548
Equity in earnings of unconsolidated affiliates	—	—	12,627	—	—	12,627

Operating income (loss)	(9,175)	(55,558)	98,493	16,537	(3,645)	46,652
Interest expense, net	3,846	41,994	1,542	491	—	47,873
Intercompany interest expense (income), net	—	(25,922)	23,721	2,617	(416)	—
Other expense (income)	—	(23,864)	8,888	13,068	(424)	(2,332)
Equity in loss (earnings) of subsidiaries	3,742	(58,109)	(2,113)	—	56,480	—

Income (loss) before income taxes	(16,763)	10,343	66,455	361	(59,285)	1,111
Provision for (benefit from) income taxes	—	792	12,065	5,834	(817)	17,874

Net income (loss)	$(16,763)	$9,551	$54,390	$(5,473)	$(58,468)	$(16,763)

Comprehensive income (loss)	$67,326	$93,640	$138,804	$(5,798)	$(226,646)	$67,326

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

(In thousands)

	Year Ended December 31, 2012
	Parent Guarantor	Issuers	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities
Cash provided by (used in) operating activities	$(48)	$7,865	$113,446	$64,852	$—	$186,115
Cash flows from investing activities
Capital expenditures	—	—	(110,746)	(7,758)	—	(118,504)
Proceeds from capital expenditures subsidy	—	—	6,079	—	—	6,079
Proceeds from the sale of property, plant and equipment	—	—	206	47	—	253
Advance payment received	—	—	—	2,602	—	2,602
Investments in subsidiaries	(162,155)	—	(22,155)	—	184,310	—
Intercompany investing activities	—	144,463	68,268	—	(212,731)	—
Increase in restricted cash	—	—	—	(7,725)	—	(7,725)

Cash provided by (used in) investing activities	(162,155)	144,463	(58,348)	(12,834)	(28,421)	(117,295)

Cash flows from financing activities
Deferred financing fees	—	(7,392)	(688)	—	—	(8,080)
Intercompany short-term borrowings, net	51	(49,818)	1,444	(18,625)	66,948	—
Short-term borrowings, net	—	(4,159)	(407)	(33,321)	—	(37,887)
Contributions from parent companies	—	22,155	162,155	—	(184,310)	—
Capital contributions from shareholder	162,155	—	—	—	—	162,155
Repayments of intercompany indebtedness	—	—	(144,183)	(1,600)	145,783	—
Repayments of term loans	—	(147,000)	—	—	—	(147,000)
Proceeds from issuance of accounts receivable securitization	—	—	—	113,828	—	113,828
Repayments of accounts receivable securitization	—	—	—	(130,233)	—	(130,233)
Proceeds from the draw of revolving debt	—	1,105,000	—	—	—	1,105,000
Repayments on the revolving debt	—	(1,135,000)	—	—	—	(1,135,000)

Cash provided by (used in) financing activities	162,206	(216,214)	18,321	(69,951)	28,421	(77,217)
Effect of exchange rates on cash	—	16	246	(821)	—	(559)

Net change in cash and cash equivalents	3	(63,870)	73,665	(18,754)	—	(8,956)
Cash and cash equivalents—beginning of period	—	93,281	108,423	43,609	—	245,313

Cash and cash equivalents—end of period	$3	$29,411	$182,088	$24,855	$—	$236,357

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

(In thousands)

	Year Ended December 31, 2011
	Parent Guarantor	Issuers	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities
Cash provided by (used in) operating activities	$(4,523)	$(81,586)	$277,361	$(40,166)	$—	$151,086
Cash flows from investing activities
Capital expenditures	—	—	(90,548)	(9,263)	—	(99,811)
Distributions from unconsolidated affiliates	—	—	7,196	—	—	7,196
Interest rate caps	—	(262)	—	—	—	(262)
Distributions from subsidiaries	550,990	—	—	—	(550,990)	—
Increase in restricted cash	—	—	—	(6,250)	—	(6,250)
Investments in subsidiaries	—	(49,000)	(6,155)	—	55,155	—
Intercompany investing activities	—	(550,990)	28,859	—	522,131	—

Cash provided by (used in) investing activities	550,990	(600,252)	(60,648)	(15,513)	26,296	(99,127)

Cash flows from financing activities
Deferred financing fees	—	(18,704)	(1,600)	—	—	(20,304)
Short-term borrowings, net	—	—	—	737	—	737
Intercompany short-term borrowings, net	—	212,728	(234,847)	(6,740)	28,859	—
Proceeds from issuance of intercompany indebtedness	—	—	550,990	—	(550,990)	—
Distribution to shareholder	(471,467)	(50,000)	—	—	—	(521,467)
Distribution to parent	—	—	(550,990)	—	550,990	—
Contributions from parent companies	—	—	49,000	6,155	(55,155)	—
Net proceeds from issuance of term loans	—	1,400,000	(310)	—	—	1,399,690
Principal payments of term loans	—	(794,000)	—	—	—	(794,000)
Principal payments on seller note	(75,000)	—	—	—	—	(75,000)
Proceeds from issuance of accounts receivable securitization	—	—	—	66,784	—	66,784
Repayments of accounts receivable securitization	—	—	—	(31,574)	—	(31,574)
Proceeds from the draw of revolving debt	—	1,125,000	—	—	—	1,125,000
Repayments on the revolving debt	—	(1,105,000)	—	—	—	(1,105,000)

Cash provided by (used in) financing activities	(546,467)	770,024	(187,757)	35,362	(26,296)	44,866
Effect of exchange rates on cash	—	—	492	(142)	—	350

Net change in cash and cash equivalents	—	88,186	29,448	(20,459)	—	97,175
Cash and cash equivalents—beginning of period	—	5,095	78,975	64,068	—	148,138

Cash and cash equivalents—end of period	$—	$93,281	$108,423	$43,609	$—	$245,313

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

(In thousands)

	For the Period June 17 through December 31, 2010
	Parent Guarantor	Issuers	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities
Cash provided by (used in) operating activities	$—	$(56,293)	$120,446	$(61,487)	$—	$2,666
Cash flows from investing activities
Capital expenditures	—	—	(5,017)	(2,750)	—	(7,767)
Acquisition, net of cash acquired of $54.5 million	—	(1,379,973)	—	—	—	(1,379,973)
Equity affiliate acquisition	—	—	(47,833)	—	—	(47,833)
Proceeds from the sale of property, plant and equipment	—	—	—	6,250	—	6,250
Interest rate caps	—	(820)	—	—	—	(820)
Decrease in restricted cash	—	—	—	6,250	—	6,250
Investments in subsidiaries	(650,000)	(5,027)	(650,000)	—	1,305,027	—
Intercompany investing activities	—	—	(29,987)	—	29,987	—

Cash provided by (used in) investing activities	(650,000)	(1,385,820)	(732,837)	9,750	1,335,014	(1,423,893)

Cash flows from financing activities
Deferred financing fees	—	(55,100)	(4,948)	—	—	(60,048)
Intercompany short-term borrowings, net	—	(41,692)	45,482	26,197	(29,987)	—
Contributions from parent companies	—	650,000	650,000	5,027	(1,305,027)	—
Capital contributions from shareholder	650,000	—	—	—	—	650,000
Net proceeds from issuance of term loans	—	784,000	—	—	—	784,000
Repayments of term loans	—	(20,000)	—	—	—	(20,000)
Proceeds from issuance of accounts receivable securitization	—	—	—	83,410	—	83,410
Proceeds from the draw of revolving debt	—	300,000	—	—	—	300,000
Repayments on the revolving debt	—	(170,000)	—	—	—	(170,000)

Cash provided by (used in) financing activities	650,000	1,447,208	690,534	114,634	(1,335,014)	1,567,362
Effect of exchange rates on cash	—	—	832	1,171	—	2,003

Net change in cash and cash equivalents	—	5,095	78,975	64,068	—	148,138
Cash and cash equivalents—beginning of period	—	—	—	—	—	—

Cash and cash equivalents—end of period	$—	$5,095	$78,975	$64,068	$—	$148,138

TRINSEO S.A.

SCHEDULE II—FINANCIAL STATEMENT SCHEDULE

VALUATION AND QUALIFYING ACCOUNTS

(In Millions)

			Additions
	Balance at Beginning of the Period		Charged to Cost and Expense	Currency Translation Adjustments	Deduction from Reserves		Balance at End of the Period
Allowance for doubtful accounts:
Year ended December 31, 2012	$8.7		$0.3	$(0.3)	$(0.3	)(a)	$8.4
Year ended December 31, 2011	4.3		4.6	(0.2)	—	(a)	8.7
Period from June 17, 2010 through December 31, 2010—Successor	—	(b)	4.1	0.2	—	(a)	4.3
Period from January 1, 2010 through June 16, 2010—Predecessor	11.1		0.5	0.2	(8.5	)(a)	3.3

Tax valuation allowances:
Year ended December 31, 2012	$47.4		$(5.5)	$(0.6)	$—		$41.3
Year ended December 31, 2011	19.6		27.6	0.2	—		47.4
Period from June 17, 2010 through December 31, 2010—Successor	9.6	(b)	10.0	—	—		19.6
Period from January 1, 2010 through June 16, 2010—Predecessor	113.7		11.9	—	(2.9)		122.7

(a)	Amounts written off, net of recoveries.
(b)	Note that beginning balances for the Successor period do not agree to ending balances for the Predecessor period due to purchase accounting adjustments related to the Acquisition. Refer to Note C—Acquisitions and Divestitures to the 2012 consolidated financial statements for further detail.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Members of

Americas Styrenics LLC

The Woodlands, Texas

We have audited the accompanying consolidated financial statements of Americas Styrenics LLC and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of comprehensive income (loss), members’ equity, and cash flows for each of the three years in the period ended December 31, 2012, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Americas Styrenics LLC and its subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2012 in accordance with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

February 28, 2013

AMERICAS STYRENICS LLC

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2012 AND 2011

(In millions of dollars)

	2012	2011
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$71.4	$66.8
Trade receivables (net of allowance of $2.1 in 2012 and $3.3 in 2011)	160.6	143.4
Related company receivables	18.8	22.7
Inventories	137.4	124.8
Other current assets	16.7	14.0
Deferred income taxes	0.1	0.6

Total current assets	405.0	372.3

NET PROPERTY, PLANT AND EQUIPMENT	300.0	321.2

OTHER ASSETS:
Deferred income taxes	4.3	4.7
Other assets	10.4	5.0

Total other assets	14.7	9.7

TOTAL	$719.7	$703.2

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Trade payables	$71.4	$66.7
Related company payables	93.8	72.6
Other payables	16.4	11.2
Income taxes payable	1.2	0.6
Accrued liabilities	16.2	11.9

Total current liabilities	199.0	163.0

POSTRETIREMENT BENEFIT LIABILITY	14.8	12.5

OTHER LONG-TERM LIABILITIES	1.3	1.5

Total liabilities	215.1	177.0

COMMITMENTS AND CONTINGENCIES (Note 7)

MEMBERS’ EQUITY:
Paid-in capital	592.0	631.2
Accumulated deficit	(79.8)	(98.3)
Accumulated other comprehensive loss	(7.6)	(6.7)

Total members’ equity	504.6	526.2

TOTAL	$719.7	$703.2

See notes to consolidated financial statements.

AMERICAS STYRENICS LLC

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010

(In millions of dollars)

	2012	2011	2010
Net sales	$1,845.8	$1,736.9	$1,433.6

Cost of sales	1,789.9	1,706.3	1,396.8

Gross margin	55.9	30.6	36.8

Technical service and development	2.6	2.3	1.9
Selling and marketing	6.2	4.9	5.0
Administrative	12.4	11.9	9.8

Total direct operating expenses	21.2	19.1	16.7

Income before foreign exchange gain (loss) and other expenses	34.7	11.5	20.1

Foreign exchange gain (loss)	2.9	(0.6)	(0.7)
Income (loss) on Brazil partnership	—	0.2	(7.1)
Other expense—net	(11.3)	(14.8)	(16.0)

Operating income (loss)	26.3	(3.7)	(3.7)

Interest income—net	0.1	0.1	0.2
Income tax expense	(7.9)	(3.9)	(5.1)

Net income (loss)	18.5	(7.5)	(8.6)

Other comprehensive loss—defined benefit plans	(0.9)	(1.0)	0.5

Total comprehensive income (loss)	$17.6	$(8.5)	$(8.1)

See notes to consolidated financial statements.

AMERICAS STYRENICS LLC

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010

(In millions of dollars)

	Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss)	Total
BALANCE—January 1, 2010	$632.9	$(82.2)	$(6.2)	$544.5
Additional contributions and adjustments:
Deferred tax asset	5.6	—	—	5.6
Dissolution of Brazil partnership	20.0	—	—	20.0
Defined benefit plans—other comprehensive income	—	—	0.5	0.5
Net loss	—	(8.6)	—	(8.6)

BALANCE—December 31, 2010	$658.5	$(90.8)	$(5.7)	$562.0
Additional contributions, distributions and adjustments:
Dissolution of Brazil partnership	(6.5)	—	—	(6.5)
Distribution to Members	(20.0)	—	—	(20.0)
Other	(0.8)	—	—	(0.8)
Defined benefit plans—other comprehensive loss	—	—	(1.0)	(1.0)
Net loss	—	(7.5)	—	(7.5)

BALANCE—December 31, 2011	$631.2	$(98.3)	$(6.7)	$526.2
Additional contributions, distributions and adjustments:
Distribution to Members	(40.0)	—	—	(40.0)
Other	0.8	—	—	0.8
Defined benefit plans—other comprehensive loss	—	—	(0.9)	(0.9)
Net income	—	18.5	—	18.5

BALANCE—December 31, 2012	$592.0	$(79.8)	$(7.6)	$504.6

See notes to consolidated financial statements.

AMERICAS STYRENICS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010

(In millions of dollars)

	2012	2011	2010
OPERATING ACTIVITIES:
Net income (loss)	$18.5	$(7.5)	$(8.6)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	41.8	39.1	38.7
Net gain on disposal of assets	—	(0.1)	(0.1)
Deferred income taxes	0.9	0.4	3.3
Allowance for doubtful accounts	(1.2)	0.7	(2.2)
Changes in assets and liabilities that provided (used) cash:
Trade receivables	(16.0)	(26.0)	(1.5)
Related company receivables	3.9	1.1	5.7
Inventories	(14.7)	1.8	(40.1)
Trade payables	4.7	(11.5)	(12.5)
Related company payables	21.2	11.3	49.0
Other assets and liabilities	3.1	(0.8)	9.9

Net cash provided by operating activities	62.2	8.5	41.6

INVESTING ACTIVITIES:
Proceeds from Brazil partnership liquidation	—	6.5	—
Disposal of assets	—	0.1	0.5
Capital expenditures	(17.6)	(21.5)	(13.7)

Net cash used in investing activities	(17.6)	(14.9)	(13.2)

FINANCING ACTIVITIES:
Gross repayments on notes payable	—	—	(5.0)
Distribution of Brazil partnership proceeds	—	(6.5)	—
Distribution to Members	(40.0)	(20.0)	—

Net cash used in financing activities	(40.0)	(26.5)	(5.0)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4.6	(32.9)	23.4
CASH AND CASH EQUIVALENTS—Beginning of year	66.8	99.7	76.3

CASH AND CASH EQUIVALENTS—End of year	$71.4	$66.8	$99.7

SUPPLEMENTAL CASH FLOW INFORMATION:
NONCASH INVESTING ACTIVITY—Capital expenditures payable	$3.0	$2.1	$8.6

NONCASH FINANCING ACTIVITIES:
Contribution of deferred tax asset	$—	$—	$5.6

Dissolution of Brazil partnership	$—	$—	$20.0

CASH PAID FOR INCOME TAXES	$4.8	$3.8	$1.9

See notes to consolidated financial statements.

AMERICAS STYRENICS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEARS ENDED DECEMBER 31,

2012, 2011 AND 2010

(Amounts in millions of dollars)

1.	FORMATION OF VENTURE

Effective May 1, 2008, Chevron Phillips Chemical (“CPChem”) and The Dow Chemical Company (“Dow”) joined forces in styrenics by creating Americas Styrenics LLC (the “Company”). Effective July 1, 2009, Dow formed a separate plastics division, Styron Corp., which held its investment in the Company. Effective June 17, 2010, Dow divested its ownership in Styron Corp., making it an independent company, Styron LLC. CPChem, Dow (through June 17, 2010) and Styron LLC (subsequent to June 17, 2010) are referred to herein as the “Members.” The Members share equally in the profits and losses of the Company.

2.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation—The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. The Company’s subsidiaries and partnership interests are as follows: Americas Styrenics Colombia Ltda, Americas Styrenics Argentina S.R.L., Americas Styrenics Chile Commercial Ltda, Americas Styrenics de Mexico, de R.L. de C.V., Americas Styrenics Canada Inc., and Americas Styrenics Industria e Comercico de Poliestireno Ltda (Brazil).

Nature of Operations—The Company was formed as a joint venture and focuses on styrenics (styrene and polystyrene) production, sales and distribution in North and South America.

Cash and Cash Equivalents—Included in cash and cash equivalents, from time to time, are short-term interest-bearing investments on deposit with financial institutions. There were approximately $55.0 and $50.9 of interest-bearing overnight investments at December 31, 2012 and 2011, respectively.

Trade Receivables—The Company’s United States customers are primarily in the packaging industry, but also consist of other chemical and plastics manufacturers. The Company’s foreign customers reside primarily in Argentina, Chile, Colombia, Mexico and Brazil. The Company’s credit policy does not require collateral on product sales. The Company maintains an allowance for doubtful accounts based on anticipated collection of its accounts receivable.

Inventories—A breakdown of inventories at December 31, 2012 and 2011, is as follows:

	2012	2011
Finished goods	$53.5	$33.6
Work in process	76.2	74.8
Raw materials	2.0	7.3
Supplies	5.7	9.1

Total inventories	$137.4	$124.8

Inventories are stated at the lower of cost or market. Finished products and work-in-process inventories include material, labor, and manufacturing overhead costs. The reserves reducing inventories from a first-in, first-out (FIFO) basis to a last-in, first-out (LIFO) basis amounted to $122.9 at December 31, 2012, and $78.8 at December 31, 2011. In 2012, a reduction of certain inventories resulted in the liquidation of some of the Company’s LIFO inventory layer increasing its operating income by $5.8. Foreign inventories are accounted for on a FIFO basis.

Property, Plant, and Equipment—Upon formation, property, plant, and equipment were recorded at the Members’ net book value. Current additions of property, plant, and equipment are recorded at cost. The Company provides for depreciation using the straight-line method at rates based on the estimated service lives of the various classes of assets (3–45 years). Expenditures for repairs and maintenance, including major maintenance commonly known as turnarounds, are expensed as incurred. Components of property, plant, and equipment at December 31, 2012 and 2011, are as follows:

	2012	2011
Land and waterway improvements	$8.5	$6.8
Buildings	24.4	24.1
Transportation and construction equipment	47.9	47.9
Machinery and other equipment	829.3	825.0
Utilities and supply lines/other property	6.4	6.5
Construction in progress	14.7	3.6

Total property, plant, and equipment	931.2	913.9
Less accumulated depreciation	(631.2)	(592.7)

Net property, plant, and equipment	$300.0	$321.2

Income Taxes—The Company is treated as a flow-through partnership for U.S. federal income tax purposes and for most state income tax purposes. As such, the Company itself is not liable for U.S. federal income taxes. The Company files a U.S. partnership return which reflects each member’s share of income or loss. The members are responsible for reporting and paying any tax on their respective income tax returns. The Company is directly liable for certain state income and franchise taxes, foreign withholding, and foreign direct or indirect taxes.

The Company has foreign subsidiaries in Mexico, Chile, Colombia, Argentina, and Canada. All foreign entities except the Canadian subsidiary have elected to be treated as disregarded foreign branches of the Company for U.S. purposes. As such, the income or loss of the respective disregarded entities will be included in the U.S. federal partnership return. The foreign subsidiaries are responsible for all applicable taxes on foreign operations, and these taxes have been provided for in the consolidated financial statements.

The Company has not recorded any liabilities for uncertain tax positions required under Financial Accounting Standards Board Accounting Standards Codification Topic 740, Income Taxes, which prescribes the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements.

Impairment of Long-Lived Assets—The Company evaluates the carrying value of long-lived assets to be held and used, including intangible assets, when events or circumstances warrant such a review. The carrying value of a long-lived asset to be held and used is considered impaired when the anticipated, separately identifiable undiscounted cash flows from such an asset are less than the carrying value of the asset. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. The Company’s management concluded no impairment should be recorded in 2012, 2011 or 2010.

Asset Retirement Obligation—The Company assesses whether it has legal obligations associated with the retirement of tangible long-lived assets that result from the acquisition, construction, or development and (or) the normal operation of a long-lived asset, including any legal obligations that require disposal of a replaced part that is a component of a tangible long-lived asset. At December 31, 2012 and 2011, the Company had no significant asset retirement obligations.

Insurance—The Company maintains insurance for automobile risks, general liability including products, director and officers, workers compensation and property. This insurance is placed with highly rated insurance carriers. The limits and deductibles are consistent for a company of this size and structure.

Foreign Currency—The functional currency for the Company’s foreign operations is the U.S. dollar, resulting in no currency translation adjustments. Foreign currency gains and losses are reflected in operations.

Use of Estimates—The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition—The Company recognizes revenue when there is evidence of a sales agreement, the delivery of goods has occurred, the sales price is fixed or determinable, and the collectability of revenue is reasonably assured. Revenue includes the selling price of the product and all related delivery charges paid by the customer. Freight costs and any directly related associated costs of transporting finished product to customers are recorded as “cost of sales.” Revenue is reduced at the time of sale for estimated customer-related incentives (mostly volume-related incentives).

Recent Accounting Pronouncements—On January 1, 2012, the Company adopted ASU 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income”. The adoption of this guidance did not have a material impact of the Company’s consolidated financial statements other than presentation on the consolidated statement of operations.

Subsequent Events—The Company has evaluated subsequent events through the date the financial statements were available to be issued of February 28, 2013.

3.	INTEREST IN SILENT PARTNERSHIP

Upon initial formation of the Company, a Complementary Special Partnership Agreement (the “Silent Partnership”) was signed between a subsidiary of Dow and Americas Styrenics Industria E Comercio de Polistireno for the purpose of producing, marketing, and selling polystyrene from a polystyrene facility in Brazil. Under the arrangement, the Company had no legal ownership of the facility but held a 50% economic interest in the operations of the facility. The Company accounted for the Silent Partnership as a collaborative arrangement. As the Company was not the principal in any of the operating activity of the facility, the Company only recorded its share of the net profit or loss from the operations of the facility in other expense. The Company recorded a loss of $7.1 in 2010, which was allocated entirely to CPChem.

On December 28, 2010, the Company, Styron LLC, and CPChem entered into a series of agreements, which resulted in the sale of the facility to an unrelated third party and an agreement to liquidate the Silent Partnership. Upon the execution of this agreement, the Company reversed the related-party payable that it had accrued for its share of the cumulative losses from the Silent Partnership. The reversal of this related-party payable was recorded directly in equity as a capital contribution.

At December 31, 2010, the Company had recorded a related company receivable of $6.3 for its share of the liquidation proceeds. The Company collected and then distributed $6.5, including accrued interest, to CPChem in the second quarter of 2011. During 2011, the Silent Partnership progressed toward liquidation and the Company recognized a gain of $0.2 on settlement of certain liabilities. Other than the liquidation proceeds, the Company made no cash payments and received no cash distributions as a result of its interest in the Silent Partnership.

4.	REVOLVING CREDIT FACILITY

In August 2011, the Company entered into a $50.0 revolving credit facility with Comerica Bank that terminates in August 2015. At the Company’s option, the interest rate under this facility equals either the prime or the London InterBank Offered Rate-based rate as defined in the credit agreement. The Company’s accounts receivable have been pledged as collateral for the credit facility.

In 2009, the Company entered into a $40.0 revolving loan facility with Dow, which Dow assigned to Styron LLC in June 2010. The facility terminated in August 2011.

There were no outstanding borrowings at December 31, 2012, 2011 or 2010.

5.	INCOME TAXES

The components of the income (loss) before taxes for the years ended December 31, 2012, 2011 and 2010, are as follows:

	2012	2011	2010
Domestic	$2.9	$(13.7)	$(12.1)
Foreign	23.5	10.1	8.6

Total income (loss) before taxes	$26.4	$(3.6)	$(3.5)

The components of income tax expense for the years ended December 31, 2012, 2011 and 2010, are as follows:

	2012	2011	2010
State—current	$—	$1.0	$0.1
Foreign—current	5.2	3.4	1.7
Foreign—deferred	2.2	(0.5)	3.3
Foreign—withholding	0.5	—	—

Total income tax expense	$7.9	$3.9	$5.1

The components of deferred income tax assets and liabilities at December 31, 2012 and 2011, are as follows:

	2012	2011
Tax loss carryforwards	$—	$0.4
Fixed assets	4.3	4.7
Other temporary differences	0.1	0.6

Gross deferred tax assets	4.4	5.7
Valuation allowance	—	(0.4)

Net deferred tax assets	$4.4	$5.3

In 2010, the Company corrected a misstatement by recording a deferred tax asset for Colombian fixed assets. Upon formation of the Company in 2008, Colombian fixed assets were recorded at carryover book value for U.S. GAAP reporting purposes, and at fair market value for local tax reporting purposes. Because the deferred tax asset was associated with the initial formation of the Company, the offset was recorded as an additional contribution from Members.

Undistributed earnings of foreign subsidiaries are not deemed to be permanently reinvested. Currently, undistributed earnings exist in the Canadian, Mexican, and Colombian subsidiaries. In 2012, the Company repatriated $6.5 in cash from its foreign subsidiaries. Future repatriation of earnings will not be subject to tax by the Company (but rather its Members); however, foreign withholding taxes may apply.

6.	EMPLOYEE BENEFIT PLANS

The Company provides reimbursement of medical and dental costs to retired employees. The Company’s plan, the Retiree Reimbursement Account (RRA), was implemented on January 1, 2009, and is funded at the time of the employees’ retirement based on years of credited service which includes service rendered as employees of Dow or CPChem. Thereafter, the Company is not obligated to make additional contributions. The Company has the ability to change the benefits at any time. All employees are eligible, except for former Dow employees that choose to participate in The Dow Chemical Company Retiree Medical Care Program upon retirement. The Company uses a December 31 measurement date for the RRA.

At December 31, 2012 and 2011, the RRA had a benefit obligation in the amount of $15.2 and $12.8, respectively. The Company contributed and paid benefits in the amount of $0.2 in each of the years 2012 and 2011 and $0.1 in 2010.

At December 31, 2012 and 2011, amounts recognized in the consolidated balance sheets consist of:

	2012	2011
Current liabilities	$(0.4)	$(0.3)
Noncurrent liabilities	(14.8)	(12.5)

Total	$(15.2)	$(12.8)

At December 31, 2012 and 2011, amounts recognized in accumulated other comprehensive loss were as follows:

	2012	2011
Net actuarial loss	$2.2	$0.6
Prior service cost	5.4	6.1

Total	$7.6	$6.7

In 2013, $0.8 of estimated prior service cost will be amortized from accumulated other comprehensive loss into net periodic benefit cost.

Net periodic benefit cost and components of other amounts recognized in other comprehensive loss were as follows:

	2012	2011	2010
Net periodic postretirement benefit cost	$1.7	$1.7	$1.7

Other changes in benefit obligations recognized in other comprehensive loss:
Net actuarial loss	1.6	1.6	0.4
Recognized actuarial loss	—	—	0.1
Recognized prior service cost	(0.7)	(0.6)	(1.0)

Total recognized in other comprehensive loss	0.9	1.0	(0.5)

Total recognized in net periodic benefit cost and other comprehensive loss	$2.6	$2.7	$1.2

Due to the restructuring, as discussed in Note 9, a curtailment loss of $0.2 was recorded in net periodic benefit cost during 2010. No curtailment loss was recorded in during 2011 or 2012.

Actuarial assumptions used to determine benefit obligations and net periodic benefit cost were as follows:

	2012	2011	2010
Discount rate used to determine net periodic benefit cost	4.86%	5.25%	5.50%
Discount rate used to determine benefit obligation at December 31	3.44%	4.86%	N/A

	2012	2011	2010
Health Care Cost Assumptions
Initial health care cost trend rate	9.50%	9.50%	10.00%
Ultimate health care cost trend rate	4.50%	4.50%	5.50%
Year ultimate reached	2022	2022	2020

Estimated health care cost trend rates can have a significant effect on the amounts reported for the RRA.

The Company expects to contribute approximately $0.3 to its RRA plan in 2013.

At December 31, 2012, the estimated future benefit payments, reflecting expected future service, as appropriate, are expected to be paid as follows:

2013	$0.3
2014	0.5
2015	0.6
2016	0.8
2017	1.0
2018 through 2022	7.4

Total	$10.6

The Company also has a defined contribution employee savings plan and made discretionary contributions of $3.0, $2.9 and $4.0 in 2012, 2011 and 2010, respectively.

7.	COMMITMENTS AND CONTINGENCIES

The Company and its subsidiaries maintain outside service agreements and lease buildings, ground and easements, rail cars, and other vehicles under noncancelable operating leases, which expire on varying dates between 2013 and 2018.

Total future minimum annual rentals in effect at December 31, 2012, for noncancelable operating leases are as follows:

Years Ending December 31
2013	$23.7
2014	11.2
2015	4.6
2016	3.4
2017	1.7
2018 through 2022	1.0

Total	$45.6

Expense for total rental and long-term commitments was $22.1, $21.3 and $25.4 for the years ended December 31, 2012, 2011 and 2010, respectively.

The Company has entered into long-term sales commitments and purchase agreements with several of its key suppliers, including its Members (Note 8, related-party transactions). The commitment contracts are for one- to three-year periods with some cost efficiency incentives. Because the pricing and supply fluctuates with the commodity market, a definitive dollar value cannot be determined.

In addition, the Company has purchase commitments of $24.4 mainly related to certain feedstock, utility and capital projects costs. The Company does not consider purchase orders to be firm commitments. If the Company chooses to cancel a purchase order, it may be obligated to reimburse the vendor for unrecoverable outlays incurred prior to cancellation under certain circumstances.

The Company is a party to various legal proceedings and claims incidental to the normal conduct of its business. Management believes that the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position or results of operations.

Pursuant to the contribution agreement, all preexisting environmental matters have been outlined for each site and any contingencies are the responsibility of Dow, per Section 4.10, and CPChem, per Section 5.10. All subsequent obligations will be the liability of the Company. No environmental reserve was recorded as of December 31, 2012, 2011 or 2010.

8.	RELATED-PARTY TRANSACTIONS

The Company entered into various supply and purchase agreements with the Members and their affiliated companies. These agreements include sales and purchases of energy, raw materials and services. A summary of transactions for the years ended December 31, 2012, 2011 and 2010, is as follows:

	2012	2011	2010
Sales	$251.8	$255.8	$206.1
Purchases	948.8	859.0	777.0

The amounts included in the December 31, 2012 and 2011, consolidated balance sheets are included in the related company receivables and payables.

As discussed in Note 1, Dow is no longer a related party. However, Dow continues to provide certain services to the Company. Costs related to these services of $10.0 were recorded in other expense for the period from January 1, 2010 to June 17, 2010.

9.	RESTRUCTURING

The Company implemented a restructuring of its Marietta, Ohio facilities to reduce polystyrene production capacity which occurred in two phases. Phase II was effective in 2010 and the Company recorded $1.1 in employee-related severance costs. The Company also implemented a redesign of its work processes at the St. James facilities. As a result, the Company recorded $0.7 of employee-related severance costs in 2010.

******

DEALER PROSPECTUS DELIVERY OBLIGATION

Until     , (90 days after the date of this prospectus), all dealers effecting transactions in the Exchange Notes, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and regarding their unsold allotments or subscriptions.

TRINSEO MATERIALS OPERATING S.C.A.

TRINSEO MATERIALS FINANCE, INC.

PROSPECTUS

                , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Delaware

Trinseo Materials Finance, Inc. and Styron US Holding, Inc. are incorporated under the laws of the State of Delaware. Styron LLC is a Delaware limited liability company.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify directors and officers in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 (g) of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Both Trinseo Materials Finance, Inc.’s and Styron US Holding, Inc.’s (the “Delaware Corporation Co-Registrants”) certificates of incorporation, as amended, provide for indemnification of agents including directors, officers and employees to the maximum extent allowed by Delaware law. The Delaware Corporation Co-Registrants’ certificates of incorporation, as amended, both require indemnification of any person who was or is made a party, or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Delaware Corporation Co-Registrants or is or was serving at the request of the Delaware Corporation Co-Registrants as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent.

The Delaware Corporation Co-Registrants may purchase and maintain insurance on their own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Delaware Corporation Co-Registrants or was serving at the request of the Delaware Corporation Co-Registrants as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Delaware Corporation Co-Registrants would have the power to indemnify such person against such liability under their respective certificates of incorporation.

Section 18-108 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) empowers a Delaware limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

Styron LLC’s Second Amended and Restated Limited Liability Company Agreement provides that it shall, to the fullest extent authorized by the Delaware LLC Act, indemnify and hold harmless any of its member, manager, officer or employee from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of Styron LLC.

Luxembourg

Trinseo Materials Operating S.C.A., Trinseo S.A., Styron Luxco S.à r.l., Styron Holding S.à r.l., Trinseo Materials S.à r.l. and Styron Finance Luxembourg S.à r.l. are organized and existing under the laws of Luxembourg.

According to Luxembourg case law, liability exemption clauses, in a contractual arrangement between a director and company or included in the articles of association of a company, are generally accepted as valid to the extent that they are: (a) voluntarily agreed without fraud; (b) not prohibited by specific legal provisions, legal principles, general interest or protection of certain creditors; and (c) not in contradiction with the purpose, or the other provisions, of the agreement. Because an arrangement between a company and a director to hold the director harmless against the financial consequences of a claim on the basis of a director’s personal liability for faults committed during the exercise of its mandate, offers similar protection as a D&O liability insurance policy, which insurances are generally admitted under Luxembourg law, it is generally accepted that indemnity agreements are allowed as well, provided that they do not aim to cover criminal charges.

The Articles of Association of Trinseo S.A., Trinseo Materials Operating S.C.A. and Styron Finance Luxembourg S.à r.l. contain an undertaking for those companies to indemnify any manager or other officer of the company for any costs that may be incurred in connection with any legal proceedings against such officer in its capacity as officer of the company, except in case of fraud, willful misconduct, bad faith, gross negligence or reckless disregard to his duties as director (or any combination of one or more of such concepts; there are slight variations in the relevant provisions in the articles of each of these companies).

The Articles of Association of Trinseo Materials S.à r.l., Styron Holding S.à r.l. and Styron Luxco S.à r.l., do not contain such indemnifications.

Australia

Styron Australia Pty Ltd (ACN 141 196 330) (“Styron Australia”) is incorporated under the Corporations Act 2001 (Cth) (“Act”). Under Australia law, companies are permitted to indemnify and insure directors and officers subject to specific restrictions in the Act (sections 199A, 199B and 199C). The constitution of the company does not contain such provisions, however, Styron Holdings Asia Pte. Ltd (“Styron Holdings”) has entered into a Deed of Access, Indemnity and Insurance for Company Officers (the “Deed”) with the Australia resident director of Styron Australia.

The Deed provides that Styron Holdings will indemnify officers of Styron Australia against all costs, charges, losses, damages, expenses, penalties or liabilities of any kind incurred by the officer (in such capacity) arising out of the conduct of the business of Styron Australia or of another corporation (as determined by the board of Styron Australia) or, the discharge of their duties as an officer of Styron Australia or arising by reason of appointment, nomination of secondment in any capacity of the officer to another corporation (as determined by the board of Styron Australia). These indemnities do not apply for: (a) a liability owed to Styron Australia or a related body corporate (as defined in the Act); (b) a liability for a pecuniary penalty order made by a court against a director or officer (section 1317G of the Act) or a compensation order made by a court against a director or officer (section 1317HA of the Act); or (c) a liability that did not arise out of conduct in good faith.

Further, the indemnity provided by the Deed does not extend to legal costs incurred by the officer in obtaining advice for, or conducting or defending any actual, threatened or reasonably apprehended action, proceeding, investigation, inquiry or hearing (whether civil, criminal, administrative or judicial) against the officer of Styron Australia which may relate to an act or omission of the officer of Styron Australia in such capacity. Styron Holdings may, however, advance monies to the officer in respect of such these legal costs, which is repayable to Styron Holdings to the extent the officer is not entitled to the indemnity under the Deed (or the officer may retain the monies as the indemnity to which they are entitled).

The Deed also requires, to the fullest extent permitted by law, Styron Holdings to maintain director and officer insurance which insures the officer against liability for their acts or omissions in their capacity as a director of Styron Australia other than for conduct involving willful breach of duty in relation to Styron Australia, or improper use of position or information by the director or officer in contravention of sections 182 or 183 of the Act.

Belgium

Styron Belgium B.V.B.A. is a Belgian private limited liability company.

Under the laws of Belgium, managers do not contract any personal liability deriving from the liabilities of the company. Managers can, however, be responsible for damages caused by their own negligence. This responsibility may exist towards the company, towards shareholders and towards third parties, depending on the circumstances and the basis of action. Belgian laws and regulations do not explicitly address the issue of indemnity and insurance coverage for managers, but the following principles apply.

Belgian law allows for indemnity agreements between a company and its directors. However, by entering into an indemnity agreement, the company does not relinquish its own right to enforce a claim against the director, which would be an exclusion of liability. An indemnity agreement will be valid if provided by the company for liability towards third parties, or, if not provided by the company but a parent company, for liability towards third parties and the company. The indemnification cannot be granted for willful misconduct or criminal liability.

A director who also serves as an employee of the company can only be held personally liable in the event of fraud, serious fault or, in the case of minor faults, if these occur frequently.

Pursuant to art. 8 of the Insurance Act of 1992, a director can be insured against contractual liability, even for gross negligence (grove schuld), unless explicitly listed and excluded in the insurance. Willful misconduct and criminal fines and sanctions cannot be insured. The director himself, the company or a parent company can take out the insurance.

Article 15 of the Articles of Association of Styron Belgium B.V.B.A. provides for the reimbursement of any normal and justified expenses of the managers of Styron Belgium B.V.B.A. The Articles of Association do not provide for any specific provisions regarding indemnification of the managers.

The Netherlands

Styron Netherlands B.V. and Styron Holdings B.V. are private limited companies organized and existing under the laws of the Netherlands.

Pursuant to the law of the Netherlands, liability of a managing director may be retrospectively limited by an action of the general meeting of shareholders. Such discharge of liability includes all acts of the managing director which are apparent from the annual accounts or other information made available to the shareholders meeting. A discharge does not provide protection against external liability. Moreover, a discharge can be nullified in court proceedings.

An agreement between the company and the managing director that the company will refrain from any liability action may provide some protection against internal liability as well. Please note, however, that this form of protection is not considered very effective, since the duty of managing directors to perform their duties properly is mandatory and cannot be relaxed through an exoneration. In addition, note that an exoneration for acts that qualify as intent (opzet) or willful misconduct (bewuste roekeloosheid) are generally held to breach Dutch public policy and public morals (openbare orde en goede zeden) and would therefore be considered null and void.

A commitment by a third party (usually a shareholder ) that it shall hold a managing director harmless in the event of claims that relate to his performance as a managing director may provide protection against internal and external liability. Like exonerations, indemnifications find their limits in the event of intent (opzet) and willful misconduct (bewuste roekeloosheid) because an indemnification under these circumstances is generally held to breach Dutch public policy and public morals (openbare orde en goede zeden) and would therefore be considered null and void.

The Articles of Association of Styron Holding B.V and Styron Netherlands B.V. both contain an undertaking for the boards of those companies to indemnify any director for any costs that may be incurred in connection with any legal proceedings against a director in its capacity as director of the company, except where the judiciary in such proceedings rules that a director is held liable on the basis of his own gross negligence or willful misconduct.

Canada

Styron Canada ULC is an unlimited company incorporated under the laws of the Province of Nova Scotia, Canada. Under applicable Nova Scotia law, Styron Canada ULC is permitted to indemnify its officers and directors on terms acceptable the company subject only to the general common law restrictions based on public policy and restrictions residing under specific legislation of relevant jurisdictions.

Section 180 of the Articles of Association of Styron Canada ULC provides that every current or former director or officer of Styron Canada ULC shall be indemnified by Styron Canada ULC against all costs, losses and expenses that such director, officer or person may incur or become liable to pay in respect of any contract entered into or act or thing done by such person as an officer or servant of the company or in any way in the discharge of such person’s duties and the amount for which such indemnity is proved attaches as a lien on the property of the company and has priority as against the shareholders of the company over all other claims.

Section 181 of the Articles of Association of Styron Canada ULC further provides that no officer or director shall be liable for any loss, damage or misfortune of the company which happens in the execution of the duties of his or her office or in relation thereto unless such happens through such person’s dishonesty and for excuses directors and officers from other specified liabilities.

Germany

Styron Deutschland GmbH and Styron Deutschland Anlagengesellschaft mbH (each individually, a “German Guarantor” and together, the “German Guarantors”) are German companies with limited liability.

Due to the absence of contractual indemnities for the managing directors of the German Guarantors, the managing directors may be indemnified on the basis of German law only.

Under German law, a managing director of each of the German Guarantors shall be regularly entitled to claim indemnification from a shareholder of such German Guarantors in the event that the managing director will be liable for a business-destroying intervention (existenzvernichtender Eingriff) jointly with the shareholder provided that the shareholder has instructed the managing director to the action or omission resulting in the aforementioned business-destroying intervention.

Following the German legal principles regarding the “mandate and contract for the management of the affairs of another” and in particular sec. 670 of the German Civil Code (BGB), a German Guarantor will be obliged to make reimbursement of all expenses (Aufwendungen) incurred by a managing director for the purpose of performing a mandate on behalf of the respective German Guarantor that the managing director lawfully considered to be necessary in the circumstances.

The managing directors may also be entitled to ask for indemnification from the German Guarantor pursuant to sec. 426 (1) BGB in case of joint liability with the German Guarantor vis-à-vis third parties, provided that the managing director has not violated any of his/her obligations towards the German Guarantor. The same principles apply in case of a joint and several liability of two or more managing directors among themselves. In case of a joint liability of a managing director and the respective German Guarantor vis-à-vis the German tax authorities for any tax payments, the managing director is entitled to ask for indemnification by the German Guarantor in respect to the primary tax obligation but excluding any fine for late payment. The right to ask for such indemnification does generally not exist, however, if and to the extent the managing director and the German Guarantor would be liable based on tort (sec. 823 to 853, 31 BGB).

Hong Kong

Styron (Hong Kong) Limited is a limited liability company incorporated under the laws of Hong Kong.

Section 165(1) of the Companies Ordinance (Cap 32 of the laws of Hong Kong) provides that “any provision, whether contained in the articles of a company or in any contract with a company or otherwise, for exempting any officer of the company or any person employed by the company as auditor from, or indemnifying him against, any liability to the company or a related company that by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company or related company shall …be void”.

Section 165(2) of the Companies Ordinance, does, however, provide that “a company may indemnify any officer of the company, or any person employed by the company as auditor, against any liability incurred by him- (a) in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted; or (b) in connection with any application under section 358 in which relief is granted to him by the court.”

Section 358(1) of the Companies Ordinance provides that “if in any proceedings for negligence, default, breach of duty, or breach of trust against an officer of a company or persons employed by a company as auditors, it appears to the court that he is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as the court may think fit”.

Section 358(2) provides that where officers of a company or persons employed by a company as auditors who “apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief, and the court on any such application shall have the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.”

Section 165(3) of the Companies Ordinance also provides that “a company may purchase and maintain for any officer of the company, or any person employed by the company as auditor- (a) insurance against any liability to the company, a related company or any other party in respect of any negligence, default, breach of duty or breach of trust (save for fraud) of which he may be guilty in relation to the company or a related company; and (b) insurance against any liability incurred by him in defending any proceedings, whether civil or criminal, taken against him for any negligence, default, breach of duty or breach of trust (including fraud) of which he may be guilty in relation to the company or a related company.”

Provision is made for indemnity to directors and officers in the Articles of Association of Styron (Hong Kong) Limited. Article 84 provides that “the directors shall be entitled to be repaid all traveling, hotel and other expenses reasonably incurred by them respectively in or about the performance of their duties as directors”. Article 160 provides that “every director, manager, or officer of the company or any person (whether an officer of the company or not) employed by the company as auditor shall be indemnified out of the funds of the company against all liability incurred by him as such director, manager, officer or auditor in defending any proceedings, whether civil or criminal, in which judgment is given in his favor, or in which he is acquitted, or in connection with any application under section 358 of the Companies Ordinance in which relief is granted to him by the court.”

Ireland

Styron Materials Ireland and Styron Investments Holdings Ireland are Irish private unlimited companies (together the “Irish Guarantors” and each an “Irish Guarantor”).

Section 200(1) of the Companies Act 1963 of Ireland provides that “…any provision whether contained in the articles of a company or in any contract with a company or otherwise for exempting any officer of the company…from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company shall be void…”.

Section 200(1) does however, permit a company to indemnify a director against any liability incurred by him (i) in defending proceedings, whether civil or criminal, in which judgment is given in favor or in which he is acquitted, and (ii) where in relation to any proceedings for negligence, default, breach of duty or breach of trust against him the court has granted the officer relief wholly or partly from liability on the basis that he has acted honestly and reasonably and that having regard to the circumstances of the case, including those connected with his appointment, he ought fairly to be excused.

In the case of each Irish Guarantor, provision is made for such an indemnity in article 25 of the Articles of Association of such Irish Guarantor.

It should be noted the indemnity in the Articles of Association may not be enforced by a director as a director is not—in that capacity alone—a party to the contract formed by the articles. However, the indemnity could be incorporated by reference into a separate agreement with a director and may be enforceable as such.

Pursuant to the Articles of Association of Styron Materials Ireland and Styron Investments Holdings Ireland the directors, the secretary, agent or other officer of each Irish Guarantor are entitled to be indemnified out of the assets of such Irish Guarantor against all losses or liabilities sustained or incurred in or about the execution of the duties of his office or otherwise in relation thereto, to the extent permitted by the Companies Acts of Ireland.

The Articles of Association of each Irish Guarantor are stated to be subject to section 200 of the Companies Act 1963 of Ireland. Pursuant to section 200, each Irish Guarantor may indemnify the directors or the secretary of such Irish Guarantor, only if the indemnified party receives a favorable judgment in an Irish court in respect of the liability, or where an Irish court determines, at its discretion, that the director or the secretary acted honestly and reasonably , having regard to all the circumstances, and relieves him or her from liability for negligence, default, breach of duty or breach of trust in relation to such Irish Guarantor. This restriction in the Companies

Acts of Ireland does not apply to executives who are not directors or the secretary of an Irish Guarantor. Any provision for indemnification to a greater extent is void under Irish law, whether contained in the Memorandum or Articles of Association or any contract between the director and an Irish Guarantor.

The Articles of Association of each Irish Guarantor also contain indemnification provisions for every agent and other officer who are not directors or the secretary of the relevant Irish Guarantor, to the extent permitted by the Companies Acts.

Singapore

Styron Singapore Pte. Ltd. and Styron Holding Asia Pte. Ltd. are Singapore private companies limited by shares.

Section 172 of the Companies Act (Chapter 50 of Singapore) (the “Singapore Companies Act”) provides:

(1)	Any provision, whether in the articles or in any contract with a company or otherwise, for exempting any officer or auditor of the company from, or indemnifying him against, any liability which by law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company, shall be void.

(2)	This section shall not prevent a company:

(a)	from purchasing and maintaining for any such officer insurance against any liability referred to in subsection (1); or

(b)	from indemnifying such officer or auditor against any liability incurred by him;

(i)	in defending any proceedings (whether civil or criminal) in which judgment is given in his favor or in which he is acquitted; or

(ii)	in connection with any application under section 76A(13) or 391 or any other provision of the Singapore Companies Act, in which relief is granted to him by the court.

Sweden

Styron Sverige AB is a Swedish limited liability company.

A director is liable for damages caused to the company by such director’s negligence of willful misconduct. With respect to damages caused to third parties, a director is only liable if such damage is caused by a violation of the Swedish Companies Act, certain provisions relating to accounting or the Articles of Association of the company. Swedish law does not contain any specific provision with respect to the indemnifications of a director. The concept of indemnification is recognized by Swedish law and indemnification may therefore be provided, for instance, by way of an insurance agreement or provisions contained in an employment agreement. However, indemnification cannot be provided to directors by any provision in the Articles of Association.

Switzerland

Styron Europe GmbH is a Swiss company with limited liability.

The directors and senior officers of a Swiss company may be held liable if they acted in violation of their statutory duties to the company, its shareholders and (in bankruptcy) the creditors for damages. The liability is joint and several, but the courts may apportion the liability among the directors in accordance with their degree of culpability. In addition, such persons may be held liable for criminal offenses.

Neither Swiss law nor Styron Europe GmbH’s Articles of Association contain provisions regarding the indemnification of directors and senior officers. According to Swiss employment law, an employer may, under certain circumstances, be required to indemnify an employee against losses and expenses incurred by him in the execution of his duties under an employment agreement, unless the losses or expenses arise from the employee’s gross negligence or willful misconduct. Further, the company may insure its directors and senior officers with third party insurance against any liability in their function as directors and senior officers.

The United Kingdom

Styron UK Limited (“Styron UK”) is a private limited company incorporated under the laws of England and Wales.

Section 232 of the Companies Act 2006 (the “Act”) provides that any provision that purports to exempt a director of any such company, to any extent, from any liability that would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. Furthermore, Section 232 of the Act provides that any provision where the company or an associated company is seeking to indemnify a director for such liability is also void, except in particular as permitted by Section 233 and Section 234 of the Act.

Section 233 of the Act permits a company to purchase and maintain for a director of the company, or of an associated company, insurance against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director.

Section 234 of the Act authorizes private limited companies incorporated in England and Wales to indemnify a director against any liability incurred by the director to a person other than the company or an associated company other than in respect of:

(a)	any liability of the director to pay a fine imposed in criminal proceedings, or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)	any liability incurred by the director in defending criminal proceedings in which he or she is convicted, in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him or her, or in connection with an application of relief in which the court refuses to grant him or her relief, in respect of a final decision in any such proceedings.

The articles of association of Styron UK indemnify the officers and directors against losses and liabilities which they may sustain in their capacity as directors or officers of Styron UK, including in any civil or criminal proceedings in which judgment is given in their favor. The articles of incorporation of Styron UK also provide that the directors or officers have the power, to the full extent permitted by law, to purchase and maintain insurance on behalf of any of our directors, officers, employees or agents against any liability that may be asserted against them.

D&O Insurance Coverage

Each of the Issuers and the Additional Registrant Guarantors maintains insurance covering its directors, officers, employees and agents against any liability asserted against any of them and incurred by any of them, whether or not the companies would have the power to indemnify them against such liability under the provisions of such entities’ organizational documents and applicable law. Such policies contain typical exclusions, including, in respect of intentional acts, gross negligence and criminal liability.

Exhibits and Financial Statement Schedules.

(a)	Exhibits

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index, which is incorporated herein by reference.

(b)	Financial Statements and Financial Statement Schedules

See Index to Financial Statements on page F-1.

Undertakings.

(c)	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(iv)	any other communication that is an offer in the offering made by such registrant to the purchaser.

(d)	The undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of each registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horgen, Switzerland, on December 6, 2013.

TRINSEO MATERIALS OPERATING S.C.A.

By:	*
Name:	Ailbhe Jennings
Title:	Manager of Trinseo Materials S.à r.l., its general partner

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Christopher D. Pappas	Manager of Trinseo Materials S.à r.l., general partner of Trinseo Materials Operating S.C.A., President and Chief Executive Officer (Principal Executive Officer)	December 6, 2013

* Ailbhe Jennings	Manager of Trinseo Materials S.à r.l., general partner of Trinseo Materials Operating S.C.A. (Principal Financial and Accounting Officer)	December 6, 2013

/s/ David Stasse David Stasse	Authorized Representative in the United States	December 6, 2013

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on December 6, 2013, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Ailbhe Jennings in the City of Luxembourg, the Grand Duchy of Luxembourg, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact December 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horgen, Switzerland, on December 6, 2013.

TRINSEO MATERIALS FINANCE, INC.

By:	*
Name:	Christopher D. Pappas
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Christopher D. Pappas	Director, President and Chief Executive Officer (Principal Executive Officer)	December 6, 2013

* John A. Feenan	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 6, 2013

/s/ David Stasse David Stasse	Authorized Representative in the United States	December 6, 2013

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on December 6, 2013, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Christopher D. Pappas in the City of Berwyn, Pennsylvania, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact December 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horgen, Switzerland, on December 6, 2013.

TRINSEO S.A.

By:	*
Name:	Ailbhe Jennings
Title:	Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Christopher D. Pappas	Director, President and Chief Executive Officer (Principal Executive Officer)	December 6, 2013

* John A. Feenan	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 6, 2013

* Ailbhe Jennings	Director	December 6, 2013

* Seth A. Meisel	Director	December 6, 2013

* Michel G. Plantevin	Director	December 6, 2013

* Stephen M. Zide	Director	December 6, 2013

/s/ David Stasse David Stasse	Authorized Representative in the United States	December 6, 2013

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on December 6, 2013, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Ailbhe Jennings in the City of Luxembourg, the Grand Duchy of Luxembourg, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse
Attorney-in-fact
December 6, 2013

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned director of Trinseo S.A. does hereby constitute and appoint David Stasse and John A. Feenan, and each of them, his lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said company to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the SEC in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the name of the undersigned director in the capacity indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following person in the capacity and on the date indicated.

Signature	Title	Date

/s/ Brian W. Chu Brian W. Chu	Director	December 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horgen, Switzerland, on December 6, 2013.

STYRON AUSTRALIA PTY LTD

By:	*
Name:	Mark Tucker
Title:	Director

By:	*
Name:	Tim Thomas
Title:	Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Tim Thomas	Director (Principal Executive Officer)	December 6, 2013

* Mark Tucker	Director (Principal Financial and Accounting Officer)	December 6, 2013

/s/ David Stasse David Stasse	Authorized Representative in the United States	December 6, 2013

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on December 6, 2013, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Mark Tucker in the City of Sydney, Australia, by Tim Thomas in the City of Dalton, Georgia, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact December 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horgen, Switzerland, on December 6, 2013.

STYRON BELGIUM B.V.B.A.

By:	*
Name:	Rudolf van Domburg
Title:	Director

By:	*
Name:	Franciscus J.C.M. Kempenaars
Title:	Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Rudolf van Domburg	Director (Principal Executive Officer)	December 6, 2013

* Franciscus J.C.M. Kempenaars	Director (Principal Financial and Accounting Officer)	December 6, 2013

/s/ David Stasse David Stasse	Authorized Representative in the United States	December 6, 2013

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on December 6, 2013, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Rudolf van Domburg in the City of Tessenderlo, Belgium, by Franciscus J.C.M. Kempenaars in the City of Terneuzen, The Netherlands, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact December 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horgen, Switzerland, on December 6, 2013.

STYRON DEUTSCHLAND GMBH

By:	*
Name:	Ralf Irmert
Title:	Managing Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Ralf Irmert	Managing Director (Principal Executive Officer)	December 6, 2013

/s/ David Stasse David Stasse	Authorized Representative in the United States (Principal Financial and Accounting Officer)	December 6, 2013

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on December 6, 2013, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Ralf Irmert in the City of Schkopau, Germany, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact December 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horgen, Switzerland, on December 6, 2013.

STYRON DEUTSCHLAND ANLAGENGESELLSCHAFT MBH

By:	*
Name:	Hans-Heinrich Neuhaus
Title:	Managing Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Hans-Heinrich Neuhaus	Managing Director (Principal Executive Officer)	December 6, 2013

/s/ David Stasse David Stasse	Authorized Representative in the United States (Principal Financial and Accounting Officer)	December 6, 2013

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on December 6, 2013, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Hans-Heinrich Neuhaus in the City of Stade, Germany, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact December 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horgen, Switzerland, on December 6, 2013.

STYRON (HONG KONG) LIMITED

By:	*
Name:	Lee Chung Lok
Title:	Director

By:	*
Name:	Lin Zhiqiang
Title:	Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Lee Chung Lok	Director (Principal Executive Officer)	December 6, 2013

* Lin Zhiqiang	Director (Principal Financial and Accounting Officer)	December 6, 2013

/s/ David Stasse David Stasse	Authorized Representative in the United States	December 6, 2013

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on December 6, 2013, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Lin Zhiqiang in the City of Guangzhou, the People’s Republic of China, by Lee Chung Lok in the City of Tsing Yi Island, Hong Kong, the People’s Republic of China, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse
Attorney-in-fact
December 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horgen, Switzerland, on December 6, 2013.

STYRON INVESTMENT HOLDINGS IRELAND

By:	*
Name:	Ailbhe Jennings
Title:	Director

By:	*
Name:	Geraldine Lillis
Title:	Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Ailbhe Jennings	Director (Principal Executive Officer)	December 6, 2013

* Geraldine Lillis	Director (Principal Financial and Accounting Officer)	December 6, 2013

/s/ David Stasse David Stasse	Authorized Representative in the United States	December 6, 2013

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on December 6, 2013, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Ailbhe Jennings in the in the City of Luxembourg, the Grand Duchy of Luxembourg, by Geraldine Lillis in the City of Shannon, Ireland, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse
Attorney-in-fact
December 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horgen, Switzerland, on December 6, 2013.

STYRON MATERIALS IRELAND

By:	*
Name:	Ailbhe Jennings
Title:	Director

By:	*
Name:	Geraldine Lillis
Title:	Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Ailbhe Jennings	Director (Principal Executive Officer)	December 6, 2013

* Geraldine Lillis	Director (Principal Financial and Accounting Officer)	December 6, 2013

/s/ David Stasse David Stasse	Authorized Representative in the United States	December 6, 2013

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on December 6, 2013, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Ailbhe Jennings in the in the City of Luxembourg, the Grand Duchy of Luxembourg, by Geraldine Lillis in the City of Shannon, Ireland, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse
Attorney-in-fact
December 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horgen, Switzerland, on December 6, 2013.

STYRON LUXCO S.À R.L.

By:	*
Name:	Ailbhe Jennings
Title:	Manager

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Christopher D. Pappas	Manager, President and Chief Executive Officer (Principal Executive Officer)	December 6, 2013

* John A. Feenan	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 6, 2013

* Ailbhe Jennings	Manager	December 6, 2013

* Seth A. Meisel	Manager	December 6, 2013

* Michel G. Plantevin	Manager	December 6, 2013

* Brian W. Chu	Manager	December 6, 2013

* Stephen M. Zide	Manager	December 6, 2013

/s/ David Stasse David Stasse	Authorized Representative in the United States	December 6, 2013

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on December 6, 2013, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Ailbhe Jennings in the City of Luxembourg, the Grand Duchy of Luxembourg, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact December 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horgen, Switzerland, on December 6, 2013.

STYRON HOLDING S.À R.L.

By:	*
Name:	Ailbhe Jennings
Title:	Manager

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Christopher D. Pappas	Manager, President and Chief Executive Officer (Principal Executive Officer)	December 6, 2013

* John A. Feenan	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 6, 2013

* Ailbhe Jennings	Manager	December 6, 2013

/s/ David Stasse David Stasse	Authorized Representative in the United States	December 6, 2013

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on December 6, 2013, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Ailbhe Jennings in the City of Luxembourg, the Grand Duchy of Luxembourg, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact December 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horgen, Switzerland, on December 6, 2013.

TRINSEO MATERIALS S.À R.L.

By:	*
Name:	Ailbhe Jennings
Title:	Manager

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Christopher D. Pappas	Manager, President and Chief Executive Officer (Principal Executive Officer)	December 6, 2013

* John A. Feenan	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 6, 2013

* Ailbhe Jennings	Manager	December 6, 2013

/s/ David Stasse David Stasse	Authorized Representative in the United States	December 6, 2013

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on December 6, 2013, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Ailbhe Jennings in the City of Luxembourg, the Grand Duchy of Luxembourg, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact December 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horgen, Switzerland, on December 6, 2013.

STYRON FINANCE LUXEMBOURG S.À R.L.

By:	*
Name:	Ailbhe Jennings
Title:	Manager

By:	*
Name:	Marco Levi
Title:	Manager

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Ailbhe Jennings	Manager (Principal Executive Officer)	December 6, 2013

* Marco Levi	Manager (Principal Financial and Accounting Officer)	December 6, 2013

* Franciscus J.C.M. Kempenaars	Manager	December 6, 2013

/s/ David Stasse David Stasse	Authorized Representative in the United States	December 6, 2013

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on December 6, 2013, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Marco Levi in the City of Horgen, Switzerland, by Ailbhe Jennings in the City of Luxembourg, the Grand Duchy of Luxembourg, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact December 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horgen, Switzerland, on December 6, 2013.

STYRON NETHERLANDS B.V.

By:	*
Name:	Franciscus J.C.M. Kempenaars
Title:	Director

By:	*
Name:	Rudolf Theodorus van Beelen
Title:	Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Franciscus J.C.M. Kempenaars	Director (Principal Executive Officer)	December 6, 2013

* Rudolf Theodorus van Beelen	Director (Principal Financial and Accounting Officer)	December 6, 2013

/s/ David Stasse David Stasse	Authorized Representative in the United States	December 6, 2013

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on December 6, 2013, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Rudolf Theodorus van Beelen and Franciscus J.C.M. Kempenaars in the City of Terneuzen, The Netherlands, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact December 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horgen, Switzerland, December 6, 2013.

STYRON HOLDING B.V.

By:	*
Name:	Franciscus J.C.M. Kempenaars
Title:	Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Franciscus J.C.M. Kempenaars	Director (Principal Executive Officer)	December 6, 2013

/s/ David Stasse David Stasse	Authorized Representative in the United States (Principal Financial and Accounting Officer)	December 6, 2013

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on December 6, 2013, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Franciscus J.C.M. Kempenaars in the City of Terneuzen, The Netherlands, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact December 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the sovereign City-State of Singapore, on December 6, 2013.

STYRON SINGAPORE PTE. LTD.

By:	/s/ Cai Dongyu

Name: Cai Dongyu Title: Director

*	The form S-4, filed with the Securities and Exchange Commission on September 30, 2013 was duly executed on behalf of the registrant by Cai Dongyu in the sovereign City-State of Singapore.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the sovereign City-State of Singapore, on December 6, 2013.

STYRON HOLDINGS ASIA PTE. LTD.

By:	/s/ Cai Dongyu

Name: Cai Dongyu Title: Director
*	The form S-4, filed with the Securities and Exchange Commission on September 30, 2013 was duly executed on behalf of the registrant by Cai Dongyu in the sovereign City-State of Singapore.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horgen, Switzerland, on December 6, 2013.

STYRON SVERIGE AB

By:	*
Name:	Erkki Kesti
Title:	Ordinary Member

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Erkki Kesti	Ordinary Member (Principal Executive Officer)	December 6, 2013

* Walter Bosschieter	Deputy Member of the Board (Principal Financial and Accounting Officer)	December 6, 2013

/s/ David Stasse David Stasse	Authorized Representative in the United States	December 6, 2013

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on December 6, 2013, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Erkki Kesti in the City of Norrkoping, Sweden, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact December 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horgen, Switzerland, on December 6, 2013.

STYRON EUROPE GMBH

By:	*
Name:	Marco Levi
Title:	Manager

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Marco Levi	Manager (Principal Executive Officer)	December 6, 2013

* Walter Bosschieter	Chairman (Principal Financial and Accounting Officer)	December 6, 2013

* Isabel Hacker	Manager	December 6, 2013

* Christian Page	Manager	December 6, 2013

* Martin Pugh	Manager	December 6, 2013

/s/ David Stasse David Stasse	Authorized Representative in the United States	December 6, 2013

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on December 6, 2013, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Marco Levi in the City of Horgen, Switzerland, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact December 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horgen, Switzerland, on December 6, 2013.

STYRON UK LIMITED

By:	*
Name:	Walter Bosschieter
Title:	Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Walter Bosschieter	Director (Principal Executive Officer)	December 6, 2013

/s/ David Stasse David Stasse	Authorized Representative in the United States (Principal Financial and Accounting Officer)	December 6, 2013

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on December 6, 2013, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Walter Bosschieter in the City of Horgen, Switzerland, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact December 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horgen, Switzerland, on December 6, 2013.

STYRON LLC

By:	*
Name:	Christopher D. Pappas
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Christopher D. Pappas	President and Chief Executive Officer (Principal Executive Officer)	December 6, 2013

* John A. Feenan	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 6, 2013

/s/ David Stasse David Stasse	Authorized Representative in the United States	December 6, 2013

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on December 6, 2013, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Christopher D. Pappas in the City of Berwyn, Pennsylvania, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact December 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horgen, Switzerland, on December 6, 2013.

STYRON US HOLDING, INC.

By:	*
Name:	Christopher D. Pappas
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Christopher D. Pappas	Director, President and Chief Executive Officer (Principal Executive Officer)	December 6, 2013

* John A. Feenan	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 6, 2013

/s/ David Stasse David Stasse	Authorized Representative in the United States	December 6, 2013

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on December 6, 2013, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Christopher D. Pappas in the City of Berwyn, Pennsylvania, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact December 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horgen, Switzerland, on December 6, 2013.

STYRON CANADA ULC

By:	*
Name:	Marina M. Zivik
Title:	President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Marina M. Zivik	Director and President (Principal Executive Officer)	December 6, 2013

/s/ David Stasse David Stasse	Treasurer and Authorized Representative in the United States (Principal Financial and Accounting Officer)	December 6, 2013

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on December 6, 2013, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Marina M. Zivik in the City of Horgen, Switzerland, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse
Attorney-in-fact
December 6, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1†	Articles of Association of Trinseo S.A.

3.2†	Articles of Association of Trinseo Materials Operating S.C.A.

3.3†	Certificate of Incorporation of Trinseo Materials Finance, Inc., as amended.

3.4†	Bylaws of Trinseo Materials Finance, Inc.

3.5†	Certificate of Incorporation of Styron Australia Pty Ltd.

3.6†	Constitution of Styron Australia Pty Ltd.

3.7†	Articles of Association of Styron Belgium B.V.B.A.

3.8†	Articles of Association of Styron Deutschland GmbH.

3.9†	Articles of Association of Styron Deutschland Anlagengesellschaft mbH.

3.10†	Certificate of Incorporation of Styron (Hong Kong) Limited.

3.11†	Memorandum of Association of Styron (Hong Kong) Limited.

3.12†	Certificate of Incorporation of Styron Investment Holdings Ireland.

3.13†	Memorandum and Articles of Association of Styron Investment Holdings Ireland.

3.14†	Certificate of Incorporation, and the Certificate of Incorporation on a Change of Name, of Styron Materials Ireland.

3.15†	Memorandum and Articles of Association of Styron Materials Ireland.

3.16†	Articles of Association of Styron Luxco S.a r.l. (previously filed as Exhibit 3.18 to the Registration Statement)

3.17†	Articles of Association of Styron Holding S.a r.l. (previously filed as Exhibit 3.19 to the Registration Statement)

3.18†	Articles of Association of Trinseo Materials S.a r.l. (previously filed as Exhibit 3.20 to the Registration Statement)

3.19†	Articles of Association of Styron Finance Luxembourg S.à r.l. (previously filed as Exhibit 3.21 to the Registration Statement)

3.20†	Articles of Association of Styron Netherlands B.V. (previously filed as Exhibit 3.22 to the Registration Statement)

3.21†	Articles of Association of Styron Holding B.V. (previously filed as Exhibit 3.23 to the Registration Statement)

3.22†	Memorandum and Articles of Association of Styron Singapore Pte. Ltd. (previously filed as Exhibit 3.24 to the Registration Statement)

3.23†	Memorandum and Articles of Association of Styron Holdings Asia Pte. Ltd. (previously filed as Exhibit 3.25 to the Registration Statement)

3.24†	Certificate of Registration of Styron Sverige AB. (previously filed as Exhibit 3.26 to the Registration Statement)

3.25†	Articles of Association of Styron Sverige AB. (previously filed as Exhibit 3.27 to the Registration Statement)

3.26†	Excerpt from Commercial Register of the Canton of Zurich, Switzerland, in relation to Styron Europe GmbH. (previously filed as Exhibit 3.28 to the Registration Statement)

3.27†	Articles of Incorporation (Statuten) of Styron Europe GmbH. (previously filed as Exhibit 3.29 to the Registration Statement)

3.28†	Memorandum and Articles of Association of Styron UK Limited. (previously filed as Exhibit 3.30 to the Registration Statement)

3.29†	Certificate of Formation of Styron LLC. (previously filed as Exhibit 3.31 to the Registration Statement)

3.30†	Second Amended and Restated Limited Liability Company Agreement of Styron LLC. (previously filed as Exhibit 3.32 to the Registration Statement)

3.31†	Certificate of Incorporation of Styron US Holding, Inc., as amended. (previously filed as Exhibit 3.33 to the Registration Statement)

3.32†	Bylaws of Styron US Holding, Inc. (previously filed as Exhibit 3.34 to the Registration Statement)

3.33†	Memorandum and Articles of Association of Styron Canada ULC. (previously filed as Exhibit 3.35 to the Registration Statement)

4.1†	Indenture, dated as of January 29, 2013, including Form of 8.750% Senior Secured Notes due 2019, by and among Trinseo Materials Operating S.C.A., Trinseo Materials Finance, Inc., the Guarantors named therein and Wilmington Trust, National Association, as trustee and collateral agent.

4.2†	First Supplemental Indenture, dated as of March 12, 2013, by and among Trinseo Materials Operating S.C.A., Trinseo Materials Finance, Inc., the Guarantors named therein and Wilmington Trust, National Association, as trustee and collateral agent.

4.3†	Second Supplemental Indenture, dated as of May 10, 2013, by and among Trinseo Materials Operating S.C.A., Trinseo Materials Finance, Inc., the Guarantors named therein and Wilmington Trust, National Association, as trustee and collateral agent.

4.4†	Third Supplemental Indenture, dated as of September 16, 2013, by and among Trinseo Materials Operating S.C.A., Trinseo Materials Finance, Inc., the Guarantors named therein and Wilmington Trust, National Association, as trustee and collateral agent.

4.5†	Intercreditor and Collateral Agency Agreement, dated as of January 29, 2013, by and among Trinseo Materials Operating S.C.A., the other Grantors party hereto, Deutsche Bank AG New York Branch, Wilmington Trust, National Association and each Additional Collateral Agent from time to time party hereto.

4.6†	Registration Rights Agreement, dated as of January 29, 2013, by and among Trinseo Materials Operating S.C.A., Trinseo Materials Finance, Inc., the Guarantors party hereto and Deutsche Bank Securities Inc.

4.7†	Joinder to Purchase Agreement, dated May 10, 2013, by and among Trinseo Materials Operating S.C.A., Trinseo Materials Finance, Inc., the Guarantors party hereto and Deutsche Bank Securities Inc.

4.8††	Purchase Agreement, dated January 24, 2013, by and among Trinseo Materials Operating S.C.A., Trinseo Materials Finance, Inc., the Guarantors party hereto and Deutsche Bank Securities Inc.

4.9††	Fourth Supplemental Indenture, dated as of December 3, 2013, by and among Trinseo Materials Operating S.C.A., Trinseo Materials Finance, Inc., the Guarantors named therein and Wilmington Trust, National Association, as trustee and collateral agent.

5.1†	Opinion of Reed Smith LLP.

5.2††	Opinion of Reed Smith Richards Butler.

5.3††	Opinion of Kirkland & Ellis International LLP, Germany.

5.4††	Opinion of Kirkland & Ellis International LLP, United Kingdom.

5.5††	Opinion of Loyens & Loeff N.V., Belgium.

5.6††	Opinion of Loyens & Loeff N.V., Luxembourg.

5.7††	Opinion of Loyens & Loeff N.V., Netherlands.

5.8††	Opinion of Clayton Utz.

5.9††	Opinion of Homburger AG.

5.10††	Opinion of Roschier Advokatbyrå AB.

5.11††	Opinion of McCann FitzGerald.

5.12††	Opinion of WongPartnership LLP.

5.13††	Opinion of Stewart Mckelvey.

10.1†	Credit Agreement, dated as of June 17, 2010, by and among Trinseo Materials Operating S.C.A., the Guarantors, the Lenders and Deutsche Bank AG New York Branch.

10.2†	First Amendment to Credit Agreement, dated as of February 2, 2011, by and among Trinseo Materials Operating S.C.A., the Guarantors, the Lenders and Deutsche Bank AG New York Branch.

10.3†	Second Amendment to Credit Agreement, dated as of July 28, 2011, by and among Trinseo Materials Operating S.C.A., the Guarantors, the Lenders and Deutsche Bank AG New York Branch.

10.4†	Third Amendment to Credit Agreement, dated as of February 13, 2012, by and among Trinseo Materials Operating S.C.A., the Guarantors, the Lenders and Deutsche Bank AG New York Branch.

10.5†	Fourth Amendment to Credit Agreement, dated as of August 9, 2012, by and among Trinseo Materials Operating S.C.A., the Guarantors, the Lenders and Deutsche Bank AG New York Branch.

10.6†	Fifth Amendment to Credit Agreement, dated as of January 29, 2013, by and among Trinseo Materials Operating S.C.A., the Guarantors, the Lenders and Deutsche Bank AG New York Branch.

10.7†	Amended and Restated Employment Agreement, among Styron US Holding, Inc., Bain Capital Everest Manager Holding SCA and Christopher D. Pappas, dated April 11, 2013.

10.8†	Employment Agreement, among Bain Capital Everest US Holding, Inc., Bain Capital Everest Manager Holding SCA and Curtis S. Shaw, dated July 1, 2010, as amended by Amendment No. 1 dated August 18, 2010, and Amendment No. 2 dated February 14, 2012.

10.9†	Employment Agreement, among Bain Capital Everest US Holding, Inc., Bain Capital Everest Manager Holding SCA and John A. Feenan, dated December 22, 2011.

10.10†	Employment Offer Letter, by and between Bain Capital Everest US Holding, Inc. and Marco Levi, dated September 22, 2010.

10.11†	Employment Offer Letter, by and between Bain Capital Everest US Holding, Inc. and Paul F. Moyer, dated September 22, 2010.

10.12†	Form of Amended and Restated Executive Subscription and Securityholder’s Agreement, by and among Bain Capital Everest Manager Holding S.C.A., Bain Capital Everest Manager, the executive named therein and the other investors named therein.

10.13†	Amended and Restated Executive Subscription and Securityholder’s Agreement, by and among Bain Capital Everest Manager Holding S.C.A., Bain Capital Everest Manager, Christopher D. Pappas and the other investors named therein, dated February 3, 2011.

10.14†	Investor Subscription and Shareholder Agreement by and among Bain Capital Everest Managers Holding SCA and the various investors named therein, dated June 17, 2010.

10.15†	Registration Rights Agreement, by and among Bain Capital Everest Managers Holding SCA and the investors named therein, dated June 17, 2010.

10.16†	Advisory Agreement, by and between Bain Capital Partners, LLC, Portfolio Company Advisors Limited, Styron Holding BC and Bain Capital Everest US Holding Inc., dated June 17, 2010.

10.17†	Transaction Services Agreement, by and between Bain Capital Everest US Holding Inc. and Bain Capital Partners, dated June 17, 2010.

10.18†	Latex Joint Venture Option Agreement, among The Dow Chemical Company, Styron LLC and Styron Holding B.V., dated June 17, 2010, as amended by the Latex Joint Venture Option Agreement Amendment, dated August 9, 2011.

10.19*†	Second Amended and Restated Master Outsourcing Services Agreement, among The Dow Chemical Company and Styron LLC and Styron Holding B.V., dated June 1, 2013.

10.20*†	Contract of Sale, by and between Americas Styrenics LLC and The Dow Chemical Company, dated December 1, 2009, as amended by that certain Amendment to and Consent to Partial Assignment, dated April 1, 2010.

10.21*†	Styrene Baseload Sale and Purchase Agreement, between Dow Europe GmbH and Jubail Chevron Phillips Company, dated June 30, 2004.

10.22*†	Amended and Restated Ethylene Sales Contract (Europe), between Dow Europe GmbH and Styron Europe GmbH, dated June 17, 2010.

10.23*†	Amended and Restated Benzene Sales Contract (Europe), between Dow Europe GmbH and Styron Europe GmbH, dated June 17, 2010.

10.24*†	Amended and Restated Bisphenol A Sales Contract, between Dow Europe GmbH and Styron Europe GmbH, dated June 17, 2010.

10.25*†	First Amendment to the Amended and Restated Bisphenol A Sales Contract between Dow Europe GmbH and Styron Europe GmbH, dated October 26, 2011.

10.26*†	Second Amendment to the Amended and Restated Bisphenol A Sales Contract between Dow Europe GmbH and Styron Europe GmbH, dated November 9, 2012.

10.27*†	Amended and Restated Butadiene Sales Contract (Europe), between Dow Europe GmbH and Styron Europe GmbH, dated June 17, 2010.

10.28*†	SSBR Toll Conversion and Capacity Rights Agreement, between JSR Corporation Tokyo, Wallisellen and Dow Europe GmbH, dated May 31, 2007.

10.29*†	Amended and Restated MOD5 Computerized Process Control Software Agreement, Licenses and Services, between Rofan Services Inc. and Styron LLC, dated as of June 17, 2010.

10.30*†	Amendment No. 1 to the Amended and Restated MOD5 Computerized Process Control Software Agreement, Licenses and Services, between Rofan Services Inc. and Styron LLC, dated as of June 1, 2013.

10.31*†	Amended and Restated Styron License Agreement, among The Dow Chemical Company, Dow Global Technologies Inc. and Styron LLC, dated as of June 17, 2010.

10.32†	Deed of Amendment, Restatement and Accession, dated May 30, 2013, by and among Styron Europe GmbH, Styron Deutschland Anlagengesellschaft mbH, Styron Netherlands B.V., Styron LLC, Trinseo U.S. Receivables Company SPV LLC, Styron Receivables Funding Limited, Styron Finance Luxembourg s.à r.l., Luxembourg, Zweigniederlassung Horgen, Regency Assets Limited, HSBC Bank plc, Styron Holding S.à.r.l, as parent and guarantor, TMF Administration Services Limited, as corporate administrator and registrar and the Law Debenture Trust Corporation plc, as Styron security trustee.

10.33*††	Amendment Agreement No. 1 to the SSBR Conversion and Capacity Rights Agreement, dated December 3, 2012, by and between Styron Europe GmbH and JSR Corporation Tokyo Wallisellen Branch.
10.34††	Sixth Amendment to Credit Agreement, dated as of December 3, 2013, among Trinseo Materials Operating S.C.A., Styron Italia S.R.L. and each Lender party.

12.1††	Statement of Computation of Ratios of Earnings to Fixed Charges.

21.1†	Subsidiaries of Trinseo Materials Operating S.C.A. and Trinseo Materials Finance, Inc.

23.1††	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2††	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.3†† 24.1†	Consent of Deloitte & Touche LLP, independent auditors of Americas Styrenics LLC. Powers of Attorney (included as part of the signature pages).

25.1†	Statement of Eligibility of Trustee on Form T-1.

99.1†	Form of Letter of Transmittal.

99.2†	Form of Notice of Guaranteed Delivery.

99.3†	Form of Letter to Clients.

99.4†	Form of Letter to Broker, Dealers, Commercial Banks, Trust Companies and Other Nominees.

*	Application has been made to the Securities and Exchange Commission for confidential treatment of certain provisions of these exhibits. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.
†	Previously filed.
††	Filed herewith.